                                                Filed pursuant to Rule 424(b)(3)
                                                Registration No. 333-70790



                      LEXINGTON CORPORATE PROPERTIES TRUST
                              355 LEXINGTON AVENUE
                            NEW YORK, NEW YORK 10017

                   NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
                          TO BE HELD NOVEMBER 28, 2001

To the Shareholders of Lexington Corporate Properties Trust:

     NOTICE IS HEREBY GIVEN that a special meeting of shareholders of Lexington Corporate Properties Trust, a Maryland statutory real estate investment trust, will be held at The Chase Conference Center, 270 Park Avenue, New York, New York, 10017, on November 28, 2001, at 10 a.m., local time, for the following purposes:

     - APPROVAL AND ADOPTION OF MERGER AGREEMENTS. To consider and vote upon a proposal to approve and adopt the Agreement and Plan of Merger, as amended, pursuant to which each of Net 1 L.P., a Delaware limited partnership, and Net 2 L.P., a Delaware limited partnership, respectively, will merge into Net 3 Acquisition L.P., a Delaware limited partnership and a controlled subsidiary of Lexington, in exchange for a specified number of Lexington common shares and a specified amount of cash. A copy of each Agreement and Plan of Merger and the applicable amendment, containing the terms and conditions of the respective merger, is attached as Annex A-1 and Annex A-2, respectively, to the Joint Consent and Proxy Solicitation Statement/Prospectus enclosed with this notice.

     - APPROVAL AND ADOPTION OF ARTICLES OF AMENDMENT OF DECLARATION OF
       TRUST. To consider and vote upon a proposal to approve and adopt the Articles of Amendment pursuant to which Lexington's Declaration of Trust will be amended to increase the number of common shares which Lexington has authority to issue from 40,000,000 common shares to 80,000,000 common shares. A copy of the Articles of Amendment is attached as Annex A-5 to the Joint Consent and Proxy Solicitation Statement/Prospectus enclosed with this notice.

     - ADJOURNMENT OF MEETING. To consider and vote upon a proposal to adjourn the special meeting to permit further solicitation of proxies if there are not sufficient votes at the time of the special meeting to approve the proposed mergers and the proposed amendment to the Declaration of Trust.

     - OTHER BUSINESS. To transact such other business as may properly come before the special meeting or any adjournments of the special meeting.

     Lexington's Board of Trustees has fixed the close of business on October 12, 2001 as the record date for the determination of Lexington shareholders entitled to notice of, and to vote at, the special meeting and any adjournments of the special meeting. Only shareholders of record on the record date are entitled to notice of, and to vote on, the proposals. The proposals to approve and adopt the merger agreements and the amendment to the Declaration of Trust each require the affirmative vote of the holders of a majority of the outstanding Lexington shares entitled to vote on the proposal. All other proposals must be approved by the holders of a majority of the outstanding Lexington shares as of the record date present in person or represented by a properly executed proxy at the special meeting.

     Regardless of whether you plan to attend the special meeting, please complete, sign and date the enclosed proxy card and return it promptly in the enclosed postage paid envelope. It is important that your interests be represented at the special meeting.

                                       BY ORDER OF THE BOARD OF TRUSTEES

                                       /s/ PAUL R. WOOD
                                       PAUL R. WOOD
                                       Secretary

October 12, 2001
New York, New York

                           NET 1 L.P. AND NET 2 L.P.
                        355 LEXINGTON AVENUE, 14TH FLOOR
                            NEW YORK, NEW YORK 10017

               NOTICE OF CONSENT SOLICITATION TO LIMITED PARTNERS

To the Limited Partners of Net 1 L.P. and Net 2 L.P.:

     NOTICE IS HEREBY GIVEN that the general partners of Net 1 L.P., a Delaware limited partnership, and Net 2 L.P., a Delaware limited partnership, are soliciting the consent of the holders of units of limited partnership interests in Net 1 and Net 2, respectively, to the following proposals:

     - APPROVAL OF TRANSACTION. To approve and adopt (i) the Agreement and Plan of Merger, as amended, pursuant to which each of Net 1 and Net 2, respectively, will merge into Net 3 Acquisition L.P., a Delaware limited partnership and a controlled subsidiary of Lexington Corporate Properties Trust, a Maryland statutory real estate investment trust, in exchange for a specified number of Lexington common shares and a specified aggregate amount of cash; and (ii) the amendment of the partnership agreements of Net 1 and Net 2, respectively, to permit the transfer by the general partners of their respective general partnership interests to Net 3. A copy of each Agreement and Plan of Merger and the applicable amendment, containing the terms and conditions of the respective merger, is attached as Annex A-1 and Annex A-2, respectively, to the Joint Consent and Proxy Solicitation Statement/Prospectus enclosed with this notice.

     - EXTENSION OF CONSENT SOLICITATION PERIOD. To extend the period for the solicitation of consents, if either Net 1 or Net 2 has not received the affirmative consent of the holders of a sufficient number of units to approve its respective merger proposal.

     Only the limited partners of Net 1 and Net 2 holding limited partnership interests at the close of business on October 12, 2001 are entitled to notice of, and to consent or deny consent to, the proposals. The proposal to approve the transaction requires the affirmative consent of the holders of more than 50% of the outstanding limited partnership interests. The proposal to approve an extension of the consent solicitation period requires the affirmative consent of a majority of the votes cast.

     We invite you to consent or deny consent to the proposals using the enclosed consent form because it is important that your interests in Net 1 or Net 2, as applicable, be represented. Please sign, date and return the enclosed consent card in the accompanying postage-paid envelope.

                                       BY ORDER OF THE GENERAL PARTNERS

                                       LEPERCQ NET 1 L.P.,
                                       A DELAWARE LIMITED PARTNERSHIP
                                       By: Lepercq Net 1 Inc., its general
                                       partner

                                       By: /s/ E. ROBERT ROSKIND
                                         ---------------------------------------
                                          Name: E. Robert Roskind
                                          Title: President

                                       LEPERCQ NET 2 L.P.,
                                       A DELAWARE LIMITED PARTNERSHIP
                                       By: Lepercq Net 2 Inc., its general
                                       partner

                                       By: /s/ E. ROBERT ROSKIND
                                         ---------------------------------------
                                          Name: E. Robert Roskind
                                          Title: President

October 12, 2001
New York, New York

           JOINT CONSENT AND PROXY SOLICITATION STATEMENT/PROSPECTUS

                      LEXINGTON CORPORATE PROPERTIES TRUST
                                 COMMON SHARES

                 8.5% SENIOR SUBORDINATED DEBENTURES, DUE 2009

IF YOU ARE A SHAREHOLDER OF LEXINGTON CORPORATE PROPERTIES TRUST OR A LIMITED PARTNER OF NET 1 OR NET 2, YOUR VOTE OR CONSENT IS VERY IMPORTANT.

     Lexington Corporate Properties Trust, a Maryland statutory real estate investment trust (NYSE: LXP), is seeking to acquire each of Net 1 L.P., a Delaware limited partnership and Net 2 L.P., a Delaware limited partnership, in a merger of each Net Partnership into Net 3 Acquisition L.P., a Delaware limited partnership and a controlled subsidiary of Lexington. For purposes of this Joint Consent and Proxy Solicitation Statement/Prospectus, we refer to Lexington Corporate Properties Trust and its consolidated subsidiaries, including Net 3, as Lexington, and we refer to the mergers and related transactions as the Transaction.

     The maximum aggregate dollar amount of consideration to be paid in the Transaction is $65.0 million. Each limited partnership unit will be exchanged for merger consideration equal to the agreed upon adjusted net asset value per unit of Net 1 and Net 2, which is $820.38 and $81.96, respectively. The merger consideration will be payable 50% in Lexington common shares and 50% in cash.

THERE ARE MATERIAL RISKS AND POTENTIAL DISADVANTAGES ASSOCIATED WITH THE TRANSACTION AS DESCRIBED IN "RISK FACTORS" BEGINNING ON PAGE 38. YOU SHOULD
CONSIDER:

     - Although limited partners will receive 50% of their merger consideration in Lexington common shares, the fair market value of those common shares may not equal 50% of the agreed upon adjusted net asset value of the Net Partnerships' units, and investors selling the common shares may realize less than 50% of the agreed upon adjusted net asset value upon resale.

     - The maximum and minimum number of Lexington common shares that may be issued is fixed. Limited partners will not be entitled to receive any more common shares if the average closing price is less than $14.00 per share than they would if the average closing price were $14.00 per share, and Lexington will not be entitled to issue any fewer common shares if the average closing price is greater than $16.00 per share than they would if the average closing price were $16.00 per share.

     - Estimated liquidation costs of $6.0 million, which would be incurred upon a liquidation, have been deducted from the agreed upon fair market value of the Net Partnerships' properties in calculating the total merger consideration being offered to limited partners.

     - The senior subordinated debentures, which we refer to as the dissenter debentures, are likely to sell for less than their face amount, and therefore, if a limited partner elects to receive the dissenter debentures, the fair market value of that limited partner's merger consideration might not equal the agreed upon adjusted net asset value of the Net Partnerships at such time. The dissenter debentures will not have a public market and will be subordinated to aggregate mortgages and notes payable of Lexington of approximately $447.4 million on a pro forma basis as of June 30, 2001.

     - The ownership and voting interests of limited partners and shareholders will be diluted, meaning that they will have a smaller percentage ownership and voting interest in Lexington than they currently have in their respective Net Partnership or Lexington, as applicable. You will not know the number of Lexington common shares to be exchanged in the Transaction, and thus the magnitude of this dilutive effect, at the time you make your voting decision.

     - No independent representative was retained to negotiate on behalf of the limited partners. The general partners are controlled by E. Robert Roskind who is also the Co-Chief Executive Officer and Chairman of the Board of Trustees of Lexington. Mr. Roskind's affiliation with both the general partners and Lexington creates a conflict of interest in recommending the Transaction. Therefore, the terms of the Transaction, including the merger consideration being offered, were not determined through arm's length negotiations.

     - An original limited partner will incur taxable gain of approximately $40.76 and $4.87 per unit of Net 1 and Net 2, respectively.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ACCURACY OR ADEQUACY OF THIS JOINT CONSENT AND PROXY SOLICITATION
STATEMENT/PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

THE DATE OF THIS JOINT CONSENT AND PROXY SOLICITATION STATEMENT/PROSPECTUS IS OCTOBER 12, 2001.

                             AVAILABLE INFORMATION

     Lexington and the Net Partnerships are subject to the informational requirements of the Securities Exchange Act of 1934 which require them to file reports and other information with the Securities and Exchange Commission. You can inspect and copy reports, proxy statements and other information filed by Lexington and the Net Partnerships at the SEC's Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549. You can obtain copies of this material by mail from the Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. You can obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. You can also obtain such reports, proxy statements and other information from the web site that the SEC maintains at http://www.sec.gov.

     Reports, proxy statements and other information concerning Lexington may also be obtained electronically at Lexington's website, http://www.lxp.com and through a variety of databases, including, among others, the SEC's Electronic Data Gathering and Retrieval ("EDGAR") program, Knight-Ridder Information Inc., Federal Filing/Dow Jones and Lexis/Nexis.

     Lexington has filed with the SEC a registration statement on Form S-4 under the Securities Act of 1933 with respect to the Lexington common shares and dissenter debentures to be issued in connection with the mergers. This Joint Consent and Proxy Solicitation Statement/Prospectus does not contain all of the information set forth in that registration statement, parts of which have been omitted in accordance with the rules and regulations of the SEC. For further information, reference is hereby made to that registration statement. Any statements contained herein concerning the provisions of any document filed as an exhibit to that registration statement or otherwise filed with the SEC are not necessarily complete, and in each instance reference is made to the copy of that document so filed. Each of those statements is qualified in its entirety by this reference.

     If you have any questions about the mergers, limited partners should call Morrow & Co., Inc. toll free at (877) 807-8896, and Lexington shareholders should call Mellon Investor Services, LLC toll free at (800) 279-1247.

     No person has been authorized to give any information or to make any representation other than those contained in or incorporated by reference into this Joint Consent and Proxy Solicitation Statement/Prospectus in connection with the solicitation of proxies or the offering of securities made hereby and, if given or made, that information or representation must not be relied upon as having been authorized by Lexington or the Net Partnerships. Neither the delivery of this Joint Consent and Proxy Solicitation Statement/Prospectus nor any distribution of the Lexington common shares, cash or dissenter debentures offered hereby will under any circumstances create an implication that there has been no change in the affairs of Lexington or either of the Net Partnerships since the date hereof or that the information set forth or incorporated by reference herein is correct as of any time subsequent to its date. This Joint Consent and Proxy Solicitation Statement/Prospectus does not constitute an offer to sell, or a solicitation of an offer to purchase, any securities or the solicitation of a proxy or consent, in any jurisdiction in which, or to any person to whom, it is unlawful to make such offer or solicitation of an offer or proxy solicitation.

                               TABLE OF CONTENTS

                                                              PAGE
                                                              ----
SUMMARY.....................................................    1
  Purpose of this Joint Consent and Proxy Solicitation
     Statement/Prospectus...................................    1
  Information Concerning the Merger.........................    2
  Description of the REIT Structure, Lexington and the Net
     Partnerships...........................................    2
  Lexington.................................................    2
  The Net Partnerships......................................    3
  Risk Factors and Adverse Effects of the Transaction.......    8
  Conflicts of Interest.....................................    9
  The Transaction...........................................    9
  Background of the Transaction and Alternatives to the
     Transaction that the General Partners Considered.......   15
  Fairness Opinions.........................................   18
  Comparison of Valuation Analyses..........................   20
  Unaudited Comparative Per Share/Unit Data.................   25
  Recommendation of the Board of Trustees of Lexington and
     the General Partners of the Net Partnerships...........   26
  Consequences if Mergers Not Consummated...................   28
  Effective Time of the Mergers.............................   28
  Transaction Expenses......................................   29
  Comparison of Rights of the Limited Partners and
     Shareholders of Lexington..............................   29
  Federal Income Tax Considerations.........................   29
  Information Concerning the Amendment to Lexington's
     Declaration of Trust...................................   29
  Approval of Merger and Proposed Amendment; Election of
     Merger Consideration...................................   30
  Summary Financial Information.............................   33
RISK FACTORS................................................   38
THE MERGERS.................................................   49
  Reasons for the Transaction -- Net Partnerships...........   49
  Reasons for the Transaction -- Lexington..................   50
  Background of the Transaction.............................   50
  The Board of Trustees' Reasons and Recommendations for the
     Merger.................................................   55
  The General Partners' Reasons and Recommendations for the
     Merger.................................................   57
  The Merger Consideration..................................   60
  Comparison of Common Shares and Cash versus Dissenter
     Debentures.............................................   62
  Methodology Used to Determine Merger Consideration........   64
  Calculation of Agreed Upon Adjusted Net Asset Value.......   64
  Transaction Expenses......................................   66
  Anticipated Accounting Treatment..........................   67
  No Fractional Common Shares...............................   67
ALTERNATIVES TO THE TRANSACTIONS THAT THE GENERAL PARTNERS
  CONSIDERED................................................   67
  Summary of Valuation Alternatives.........................   67
  Continuation..............................................   68
  Liquidation...............................................   70

                                                              PAGE
                                                              ----
  Conclusion................................................   72
  Consequences if Mergers Not Consummated...................   72
THE MERGER AGREEMENT........................................   72
  Conversion of Shares......................................   72
  Exchange of Certificates..................................   72
  Effective Time of the Mergers.............................   73
  Representations and Warranties............................   73
  Conditions to Consummation of the Mergers.................   74
  Conduct of Business Pending the Merger....................   75
  Alternative Proposals.....................................   76
  Termination...............................................   76
  Extension; Waiver.........................................   78
CONFLICTS OF INTEREST.......................................   78
  Affiliated General Partners...............................   78
  Related Party Transactions/Prior Dealings.................   79
  The Independent Trustees..................................   80
  Lexington's Ownership of Units of Limited Partnership of
     the Net Partnerships...................................   80
FAIRNESS OPINIONS...........................................   80
  General...................................................   80
  Prudential Securities Fairness Opinion....................   81
  Opinion of Cohen & Steers Capital Advisors LLC for Net 1
     L.P....................................................   89
  Opinion of Cohen & Steers Capital Advisors LLC for Net 2
     L.P....................................................   96
APPRAISALS..................................................  103
  1999 Portfolio Appraisals.................................  104
  2000 Portfolio Appraisal..................................  105
COMPARISON OF OWNERSHIP OF UNITS, COMMON SHARES AND
  DISSENTER DEBENTURES......................................  109
OTHER PROPOSALS.............................................  121
  Amendment to Lexington's Declaration of Trust.............  121
VOTING PROCEDURES...........................................  122
  Voting Procedures for Lexington Shareholders..............  122
  Voting Procedures for Limited Partners....................  122
  Record Date; Votes Required...............................  124
  Procedures for Limited Partners to Receive Dissenter
     Debentures.............................................  124
  Investor Lists............................................  125
INFORMATION ABOUT LEXINGTON.................................  126
  General...................................................  126
  Recent Developments.......................................  126
  Objectives and Strategy...................................  127
  Internal Growth; Effectively Managing Assets..............  127
  External Growth; Strategies for Acquisitions and
     Increasing Assets Under Management.....................  128
  Strategic Joint Venture Co-Investments....................  129
  Revenue Enhancement from Advisory Services................  130
  Matching Indebtedness to Lease Expirations and Increasing
     Access to Capital......................................  130

                                                              PAGE
                                                              ----
  Common Share Repurchase...................................  130
  Competition...............................................  130
  Investment Policies.......................................  131
  Financing Policies........................................  131
  Miscellaneous Policies....................................  131
  Environmental Matters.....................................  132
  Employees.................................................  132
  Industry Segments.........................................  132
  Price Range of the Lexington Common Shares and
     Distribution History...................................  132
  Management................................................  134
  Board of Trustees.........................................  136
  Compensation of Trustees..................................  138
  Compensation Committee Interlocks and Insider
     Participation..........................................  138
  Report of the Compensation Committee of the Board of
     Trustees...............................................  139
  Fiduciary Responsibility..................................  139
  Employment Agreements.....................................  140
  Share Ownership of Principal Security Holders, Trustees
     and Executive Officers.................................  140
  Description of Capital Shares.............................  141
  Transfer Agent............................................  144
  Real Estate Portfolio.....................................  144
  Real Estate Holdings......................................  144
  Insurance.................................................  156
  Legal Proceedings.........................................  156
INFORMATION ABOUT THE NET PARTNERSHIPS......................  157
  Business of Net 1.........................................  157
  Business of Net 2.........................................  159
  Competition...............................................  160
  Investment Policies.......................................  160
  Financing Policies........................................  161
  General Partners..........................................  161
  Compensation, Reimbursements and Distributions to the
     General Partners.......................................  161
  Directors and Executive Officers of the Net
     Partnerships...........................................  162
  Fiduciary Duty............................................  163
  Environmental Matters.....................................  164
  Net Partnership Distributions.............................  165
  Market Price of the Units.................................  165
  Employees.................................................  166
  Real Estate Portfolios....................................  166
  Real Estate Holdings......................................  167
FEDERAL INCOME TAX CONSIDERATIONS...........................  172
  Certain Tax Differences between the Ownership of Units and
     Common Shares..........................................  172
  Tax Consequences of the Mergers...........................  173
  Treatment of Holders of Dissenter Debentures..............  175
  Taxation of Lexington.....................................  176

                                                              PAGE
                                                              ----
  Taxation as a REIT........................................  181
  Failure to Qualify as a REIT..............................  181
  Taxation of Taxable U.S. Shareholders.....................  182
  Backup Withholding........................................  183
  Taxation of Tax-Exempt Entities...........................  183
  Taxation of Foreign Investors.............................  184
EXPERTS.....................................................  185
LEGAL MATTERS...............................................  185
INCORPORATION OF INFORMATION BY REFERENCE...................  185
FORWARD-LOOKING STATEMENTS..................................  187
PRO FORMA FINANCIAL INFORMATION.............................  F-1
  Lexington Corporate Properties Trust......................  F-1
  Pro Forma Equivalent Calculations for the Net
     Partnerships...........................................  F-8

ANNEX A-1  MERGER AGREEMENT AND AMENDMENTS BETWEEN LEXINGTON, NET 3 AND
           NET 1
ANNEX A-2  MERGER AGREEMENT AND AMENDMENTS BETWEEN LEXINGTON, NET 3 AND
           NET 2
ANNEX A-3  CONTRIBUTION AGREEMENT AND AMENDMENT BETWEEN NET 3 AND NET 1
           GP
ANNEX A-4  CONTRIBUTION AGREEMENT AND AMENDMENT BETWEEN NET 3 AND NET 2
           GP
ANNEX A-5  ARTICLES OF AMENDMENT TO LEXINGTON'S DECLARATION OF TRUST
ANNEX B    OPINION OF PRUDENTIAL SECURITIES INCORPORATED
ANNEX C    OPINION OF COHEN & STEERS CAPITAL ADVISORS LLC
ANNEX D    ROBERT A. STANGER & CO., INC. PORTFOLIO APPRAISAL AS OF
           DECEMBER 31, 2000

                                    SUMMARY

     This Summary highlights selected information from this Joint Consent and Proxy Solicitation Statement/Prospectus, and may not contain all of the information regarding the Transaction that is important to you. To understand the Transaction fully, and for a more complete description of the terms of and risks related to the Transaction, you should carefully read this entire Joint Consent and Proxy Solicitation Statement/Prospectus. You should also read the other documents which are referred to in this Joint Consent and Proxy Solicitation Statement/Prospectus. See "AVAILABLE INFORMATION" on page i.

PURPOSE OF THIS JOINT CONSENT AND PROXY SOLICITATION STATEMENT/PROSPECTUS

     GENERAL. This Joint Consent and Proxy Solicitation Statement/Prospectus describes:

     - the proposed mergers of Net 1 and Net 2, respectively, into Net 3, a controlled subsidiary of Lexington; and

     - the proposed amendment of Lexington's Declaration of Trust to increase the total number of authorized common shares.

     MERGERS.  Through this Joint Consent and Proxy Solicitation
Statement/Prospectus, the general partners of each Net Partnership are soliciting the consent of the limited partners of Net 1 and Net 2 to the mergers and the amendment of their limited partnership agreement. Amendments to the limited partnership agreements will permit the contribution of the general partner's general partnership interest in the Net Partnerships to Net 3 immediately prior to consummation of the mergers in return for operating partnership interests in Net 3.

     Through this Joint Consent and Proxy Solicitation Statement/Prospectus, Lexington is soliciting the vote of its shareholders to approve the mergers of Net 3 with each of the Net Partnerships.

     Lexington will acquire the Net Partnerships if:

     - limited partners holding greater than 50% of the outstanding units of limited partnership of each of the Net Partnerships consent to the applicable merger and to the amendment of its respective Net Partnership's limited partnership agreement;

     - shares representing greater than 50% of the voting shares of Lexington approve the mergers; and

     - all other conditions to the Transaction are met.

     The affirmative vote of greater than 50% of a Net Partnership's units will bind all partners of that Net Partnership. Lexington's obligation to acquire Net 1 is conditioned upon Lexington's concurrent acquisition of Net 2, and Lexington's obligation to acquire Net 2 is conditioned upon Lexington's concurrent acquisition of Net 1.

     INCREASE IN AUTHORIZED SHARES. The Board of Trustees of Lexington has approved, subject to shareholder approval, an amendment to the Declaration of Trust which would increase the number of authorized shares which Lexington has authority to issue from 40,000,000 common shares to 80,000,000 common shares. As of October 10, 2001, which was the latest practicable date prior to the printing of this Joint Consent and Proxy Solicitation Statement/Prospectus, Lexington had approximately 4.8 million common shares authorized but unissued, taking into account the number of common shares that (i) were issued and outstanding as of that date, (ii) were issuable by Lexington upon exercise of outstanding common share options or upon conversion of outstanding securities convertible into common shares, including Lexington's preferred shares and units of limited partnership of Lexington's operating partnership subsidiaries, (iii) have been repurchased and retired by Lexington, and (iv) may be issued or issuable in connection with the Transaction, assuming that the average closing price of Lexington common shares is $15.00, which is the midpoint of the range for determining the number of common shares to be issued, and that no limited partners elect to receive their merger consideration in the form of dissenter debentures.

     The Board of Trustees unanimously recommends that the shareholders of Lexington approve the proposal to amend the Declaration of Trust.

INFORMATION CONCERNING THE MERGER

DESCRIPTION OF THE REIT STRUCTURE, LEXINGTON AND THE NET PARTNERSHIPS

     REAL ESTATE INVESTMENTS TRUSTS (REITS)

     Real Estate Investment Trusts, or REITs, are companies, usually traded publicly, that manage portfolios of real estate to earn profits for shareholders. REITs make investments in a diverse array of real estate such as office buildings, shopping centers, medical facilities, nursing homes, industrial warehouses and hotels.

     Some REITs, known as equity REITs, take equity positions in real estate; shareholders receive income, in the form of dividends, from the rents received from the properties and receive capital gains as properties are sold at a profit. Others, known as mortgage REITs, specialize in lending money to building developers and owners and pass interest income on to shareholders, while still others combine these two approaches. Lexington operates as an equity REIT.

     To avoid taxation at the corporate level, 75% or more of the REIT's income must be from real property and 90% of its taxable income must be distributed to shareholders annually. Since REITs must distribute most of their earnings, they tend to pay higher dividend yields than other investments.

     LEXINGTON AND THE NET PARTNERSHIPS

     The business of each of the Net Partnerships and Lexington are substantially identical. Each of the entities has a portfolio of net leased office, industrial and retail properties. A net lease is a lease under which the tenant is generally responsible for paying property operating costs.

LEXINGTON

     GENERAL. Lexington is a self-managed and self-administered REIT listed on the New York Stock Exchange and acquires, owns and manages a geographically diverse portfolio of net leased office, industrial and retail properties. Of Lexington's 73 properties, 71 are currently leased, and 68 are subject to triple net leases, which are generally characterized as leases in which the tenant bears all, or substantially all, of the costs and cost increases for real estate taxes, insurance and ordinary maintenance. Lexington grows its portfolio primarily by acquiring properties from corporations in sale-leaseback transactions and from developers of newly constructed properties built to suit the needs of a corporate tenant.

     THE OPERATING PARTNERSHIP STRUCTURE. Lexington has three controlled operating partnership subsidiaries: Lepercq Corporate Income Fund L.P., Lepercq Corporate Income Fund II L.P. and Net 3. Lexington is the sole shareholder of Lex GP-1, Inc., a Delaware corporation which is the 1% general partner of each of the operating partnership subsidiaries. The operating partnership structure enables Lexington to acquire properties by issuing to a seller, as a form of consideration, interests in Lexington's operating partnerships. Management believes that this structure provides capital raising flexibility while providing a tax benefit for the seller and preserving available cash for Lexington.

     Lexington is also the sole shareholder of Lex LP-1, Inc., a Delaware corporation which holds, as of the date of this Joint Consent and Proxy Solicitation Statement/Prospectus, 75.1% and 67.7% limited partnership interest in Lepercq Corporate Income Fund L.P. and Lepercq Corporate Income Fund II L.P., respectively; and a 99.0% limited partnership interest in Net 3.

     OTHER SUBSIDIARIES. Lexington, through its affiliates, manages the Net Partnerships' properties, for which it receives a fee in the amount of 1% of gross annual rental receipts, and provides investment advisory and asset management services to institutional investors in the net-lease area.

     THE PROPERTIES. As of June 30, 2001, Lexington had ownership interests in 73 properties, located in 29 states and containing an aggregate of 13.1 million net rentable square feet of space. Approximately 99.7% of the net rentable square feet was leased.

     The number of properties, historical revenues for the six months ended June 30, 2001, percentage of historical revenues, square footage and square footage mix is as follows:

                            WHOLLY-OWNED PROPERTIES

                                                     HISTORICAL   PERCENTAGE OF   SQUARE
                                        NUMBER OF     REVENUES     HISTORICAL     FOOTAGE   PERCENTAGE OF
TYPE OF PROPERTY                        PROPERTIES     ($000)       REVENUES      (000'S)   SQUARE FOOTAGE
----------------                        ----------   ----------   -------------   -------   --------------
Office................................      20        $21,141           55%        3,158          30%
Industrial............................      21         12,280           32%        5,712          55%
Retail................................      21          5,313           13%        1,536          15%
                                            --        -------          ---        ------         ---
     Total............................      62        $38,734          100%       10,406         100%
                                            ==        =======          ===        ======         ===

                          NON-CONSOLIDATED PROPERTIES

                                                     HISTORICAL   PERCENTAGE OF   SQUARE
                                        NUMBER OF     REVENUES     HISTORICAL     FOOTAGE   PERCENTAGE OF
TYPE OF PROPERTY                        PROPERTIES     ($000)       REVENUES      (000'S)   SQUARE FOOTAGE
----------------                        ----------   ----------   -------------   -------   --------------
Office................................       8        $17,462           92%        2,028          75%
Industrial............................       3          1,465            8%          688          25%
Retail................................      --             --           --            --          --
                                            --        -------          ---         -----         ---
     Total............................      11        $18,927          100%        2,716         100%
                                            ==        =======          ===         =====         ===

     Subsequent to June 30, 2001, Lexington's tenant in its Brownsville, Texas property (Montgomery Ward), which was in bankruptcy, notified Lexington of its election to disaffirm the lease, and accordingly is no longer paying rent. This property represented 0.2% of revenues for the six months ended June 30, 2001. In addition, Lexington entered into an agreement with the tenant in its Columbia, Maryland property (MOR Dobbin LLC) to terminate its lease (including below market renewals) and purchase option agreement, and to transfer to Lexington title to all leasehold improvements in exchange for forgiveness of the balance of unpaid rent, which approximated $272,000. This has enabled Lexington to immediately begin marketing this property to new tenants. This property represented 0.8% of revenues for the six months ended June 30, 2001.

THE NET PARTNERSHIPS

     GENERAL. The Net Partnerships are Delaware limited partnerships formed for the purpose of investing primarily in existing commercial properties that are net-leased to corporations or other entities. The Net Partnerships invest in net-leased real properties in the United States which offer the potential for:

     - preservation and protection of capital;

     - providing cash distributions partially sheltered from current taxation;
       and

     - appreciation in value.

     The Net Partnerships commenced their original offerings in November 1987 (Net 1) and January 1989 (Net 2). As set forth in the original offering documents, the Net Partnerships originally intended to sell their properties within seven to ten years after the final closing of their offerings. However, in 1994, the limited partners of each of the Net Partnerships approved an amendment to the limited partnership agreement of their respective Net Partnership which permitted the Net Partnerships to invest in new properties, reinvest cash from operations and sale and refinancing proceeds, and use additional leverage to finance its operations. Since the date of the amendments, Net 1 has acquired six properties, including three properties that it acquired from Lexington or its affiliates. Since the date of the amendments, Net 2 has acquired 13 properties, including three properties that it acquired from Lexington or its affiliates, and has sold two properties to Lexington. Neither Net 1 or Net 2 has ever made any distributions to limited partners representing a return of capital.

     THE GENERAL PARTNERS OF THE NET PARTNERSHIPS. The general partner of Net 1 is Lepercq Net 1 L.P., a Delaware limited partnership, whose general partner is Lepercq Net 1, Inc. The general partner of Net 2 is Lepercq Net 2 L.P., a Delaware limited partnership, whose general partner is Lepercq Net 2, Inc. The LCP Group, L.P. is the sole shareholder of Lepercq Net 1, Inc. and Lepercq Net 2, Inc. E. Robert Roskind, the Chairman of the Board of Trustees and Co-Chief Executive Officer of Lexington, controls the general partners of the Net Partnerships as the sole shareholder of Third Lero Corp., which, in turn, is the general partner of The LCP Group, L.P.

     THE PROPERTIES.  As of June 30, 2001:

     - Net 1 owned nine properties, 100% of the space of which is leased, located in 7 states and containing an aggregate of 740,525 net rentable square feet of space.

     - Net 2 owned fifteen properties, 100% of the space of which is leased, located in 10 states and containing an aggregate of 1,759,471 net rentable square feet of space.

     The number of properties, historical revenues for the six months ended June 30, 2001, percentage of historical revenues, square footage and square footage mix is as follows:

                                     NET 1

                                                    HISTORICAL   PERCENTAGE OF
                                       NUMBER OF     REVENUES     HISTORICAL     SQUARE    PERCENTAGE OF
TYPE OF PROPERTY                       PROPERTIES     ($000)       REVENUES      FOOTAGE   SQUARE FOOTAGE
----------------                       ----------   ----------   -------------   -------   --------------
Office...............................      2          $  961           34%       202,813         27%
Industrial...........................      1             400           14%       196,946         27%
Retail...............................      6           1,502           52%       340,766         46%
                                           --         ------          ---        -------        ---
     Total...........................      9          $2,863          100%       740,525        100%
                                           ==         ======          ===        =======        ===

                                     NET 2

                                                  HISTORICAL   PERCENTAGE OF
                                     NUMBER OF     REVENUES     HISTORICAL      SQUARE     PERCENTAGE OF
TYPE OF PROPERTY                     PROPERTIES     ($000)       REVENUES       FOOTAGE    SQUARE FOOTAGE
----------------                     ----------   ----------   -------------   ---------   --------------
Office.............................       5         $2,084           38%         374,093         21%
Industrial.........................       5          1,975           36%       1,058,106         60%
Retail.............................       5          1,467           26%         327,272         19%
                                         --         ------          ---        ---------        ---
     Total.........................      15         $5,526          100%       1,759,471        100%
                                         ==         ======          ===        =========        ===

     ORGANIZATIONAL CHART

     The following diagrams show the organizational structure of Lexington and the Net Partnerships both before and after the Transaction.

               [LEXINGTON BEFORE THE MERGER ORGANIZATIONAL CHART]

                    [NET PARTNERSHIPS ORGANIZATIONAL CHART]

                    [AFTER THE MERGER ORGANIZATIONAL CHART]

RISK FACTORS AND ADVERSE EFFECTS OF THE TRANSACTION

     There are risks involved in the Transaction. These risks include:

     - Although limited partners will receive 50% of their merger consideration in Lexington common shares, the fair market value of those common shares may not equal 50% of the agreed upon adjusted net asset value of the Net Partnerships' units, and investors selling the common shares may realize less than 50% of the agreed upon adjusted net asset value upon resale.

     - The maximum and minimum number of Lexington common shares that may be issued is fixed. Limited partners will not be entitled to receive any more common shares if the average closing price is less than $14.00 per share than they would if the average closing price were $14.00 per share, and Lexington will not be entitled to issue any fewer common shares if the average closing price is greater than $16.00 per share than they would if the average closing price were $16.00 per share.

     - Estimated liquidation costs of $6.0 million, which would be incurred upon a liquidation, have been deducted from the agreed upon fair market value of the Net Partnerships' properties in calculating the total merger consideration being offered to limited partners.

     - The senior subordinated debentures, which we refer to as the dissenter debentures, are likely to sell for less than their face amount, and therefore, if a limited partner elects to receive dissenter debentures, the fair market value of that limited partner's merger consideration might not equal the agreed upon adjusted net asset value of the Net Partnerships at such time. The dissenter debentures will not have a public market and will be subordinated to aggregate liabilities of Lexington of approximately $447.4 million on a pro forma basis as of June 30, 2001.

     - The ownership and voting interests of limited partners and shareholders will be diluted, meaning that they will have a smaller percentage ownership and voting interest in Lexington than they currently have in their respective Net Partnership or Lexington, as applicable. You will not know the number of Lexington common shares to be exchanged in the Transaction, and thus the magnitude of this dilutive effect, at the time you make your voting decision.

     - No independent representative was retained to negotiate on behalf of the limited partners. The general partners are controlled by E. Robert Roskind who is also the Co-Chief Executive Officer and the Chairman of the Board of Trustees of Lexington. Mr. Roskind's affiliation with both the general partners and Lexington creates a conflict of interest in recommending the Transaction. The terms of the Transaction, including the merger consideration being offered, were not determined through arm's length negotiations between two independent parties which may have resulted in more favorable terms being obtained for the limited partners of Net 1 and Net 2 or for Lexington.

     - The fairness opinions of Prudential Securities and Cohen & Steers, and the appraisals of Stanger & Co., were prepared in reliance on information which was provided by Lexington's management and the general partners, without independent verification.

     - An original limited partner will incur taxable gain of approximately $40.76 and $4.87 per unit of Net 1 and Net 2, respectively.

     - The anticipated benefits of the Transaction to the limited partners, which include greater liquidity, risk diversification and cost savings, might not be realized. This could have a negative impact on the market price of Lexington common shares.

     IN ADDITION TO THE ABOVE FACTORS, LIMITED PARTNERS WHO ELECT TO RECEIVE DISSENTER DEBENTURES IN LIEU OF COMMON SHARES AND CASH SHOULD CONSIDER THE FOLLOWING FACTORS:

     - No Recommendation. The general partners are not making any recommendation as to whether limited partners should elect to receive dissenter debentures. No investment bank or other financial advisor has rendered an opinion as to the fairness of the dissenter debentures.

     - No Shareholder Rights. Limited partners receiving dissenter debentures will own debt instruments of Lexington and will not have the right to elect trustees or to vote with the holders of common shares on any matters.

CONFLICTS OF INTEREST

     There are conflicts of interest that arise in the Transaction. These conflicts include:

     - Mr. Roskind, the Chairman of the Board of Trustees and Co-Chief Executive Officer of Lexington, controls the general partners of the Net Partnerships. As a result, the terms of the mergers were not determined through arm's length negotiations between two independent parties.

     - Following the Transaction, Mr. Roskind will continue as Chairman of the Board of Trustees and Co-Chief Executive of Lexington. As such, Mr. Roskind will continue to be entitled to receive common share options under Lexington's share option plan. These share options may appreciate in value if the benefits of the Transaction are realized.

     - If the Transaction is consummated, the general partners of the Net Partnerships will receive operating partnership units in Net 3 in return for contributing their general partnership interest in the Net Partnerships in a tax-deferred transaction. The receipt of these operating partnership units is tax-deferred to the general partners, whereas the consideration offered to the limited partners is a taxable event.

     - No independent representative has been retained to act on behalf of the limited partners for purposes of negotiating or structuring the terms of the Transaction. It is possible that, if the general partners had not been affiliated with Lexington, the terms of the Transaction, including the number of common shares issued to the limited partners in the Transaction, would have been more advantageous to the limited partners.

     - Lexington held, as of October 10, 2001, which was the latest practicable date prior to the printing of this Joint Consent and Proxy Solicitation Statement/Prospectus, approximately 540 limited partnership units of Net 1, (representing approximately 1.8% of the outstanding units) and 15,782 limited partnership units of Net 2 (representing approximately 3.3% of the outstanding units). Lexington intends to consent to the Transaction with respect to these units.

THE TRANSACTION

     If the Transaction is consummated, Net 1 and Net 2 will merge into Net 3, a controlled subsidiary of Lexington.

     MERGER CONSIDERATION PAYABLE TO LIMITED PARTNERS

     Overview. If the Transaction is completed, each unit of Net 1 and Net 2 will be exchanged for merger consideration equal to the agreed upon adjusted net asset value per unit. As calculated below, the agreed upon adjusted net asset value per unit is $820.38 for Net 1 and $81.96 for Net 2. In the aggregate, assuming that the average closing price of Lexington common shares during the 20 trading days prior to, but not including, the closing date of the mergers is between $14.00 and $16.00 per share:

     - limited partners of Net 1 will receive merger consideration of $25,245,000 in exchange for their 99.0% interests in Net 1;

     - limited partners of Net 2 will receive merger consideration of $39,105,000 in exchange for their 99.0% interests in Net 2; and

     - limited partners who do not elect to receive their merger consideration in the form of dissenter debentures will receive for each unit they own:

       - an amount of Lexington common shares having an aggregate value equal to 50% of the agreed upon adjusted net value per unit of their respective Net Partnership; and

       - cash in an amount equal to 50% of the agreed upon adjusted net asset value per unit of their respective Net Partnership.

     Notwithstanding the foregoing, limited partners may elect to receive dissenter debentures in lieu of the merger consideration described above, if they deny consent to the Transaction.

     Common Shares. The common shares are listed on the New York Stock Exchange. The number of common shares will be based upon the average closing price of the common shares during the 20 trading days prior to, but not including, the closing date of the mergers. However, if the average closing price is outside of the "collar" of $14.00 and $16.00, the number of common shares will not fluctuate. This means that if the average closing price is less than $14.00 per share or greater than $16.00 per share, limited partners will receive the same number of shares as they would receive if the average closing price were $14.00 or $16.00, respectively. In this regard, limited partners in Net 1 and Net 2 will be entitled to receive:

     - no less than 25.6 shares or 2.6 shares, respectively, which is the amount to which they will be entitled if the average closing price is $16.00 per share; or

     - no more than 29.3 shares or 2.9 shares, respectively, which is the amount to which they will be entitled if the average closing price is $14.00 per share.

     Assuming that the average closing price is between the "collar" of $14.00 per share and $16.00 per share:

     - holders of units of Net 1 would receive, for each unit they own, common shares based upon an aggregate adjusted net asset value of $410.19, and collectively, common shares having an aggregate value of $12,622,500; and

     - holders of units of Net 2 would receive, for each unit they own, common shares based upon an aggregate adjusted net asset value of $40.98, and collectively, common shares having an aggregate value of $19,552,500.

     The following table sets forth, for purposes of illustration, the number of shares that limited partners would receive, assuming that no limited partners elect to receive their merger consideration in the form of dissenter debentures, at various hypothetical average closing prices for Lexington common shares:

EFFECT OF FLUCTUATIONS IN THE 20 TRADING DAY AVERAGE CLOSING PRICE OF LEXINGTON
                                COMMON SHARES(1)


Assumed Average Closing
  Price(2)....................       $13.00        $14.00        $14.90(3)       $15.00        $16.00        $17.00
NET 1
Number of Common Shares to be
  Exchanged Per Unit of Net
  1...........................         29.3(4)        29.3         27.5            27.3          25.6          25.6(5)
Aggregate Number of Common
  Shares to be Exchanged for
  Net 1 Units(6)..............      901,607       901,607       847,148         841,500       788,906       788,906
Aggregate Value of Common
  Shares to be Exchanged for
  Net 1 Units(7)..............  $11,720,891   $12,622,500   $12,622,500     $12,622,500   $12,622,500   $13,411,402
Total Merger Consideration
  Being Offered for Net 1
  Units(8)....................  $24,343,391   $25,245,000   $25,245,000     $25,245,000   $25,245,000   $26,033,902


NET 2
Number of Common Shares to be
  Exchanged Per Unit of Net
  2...........................          2.9(4)         2.9          2.8             2.7           2.6           2.6(5)
Aggregate Number of Common
  Shares to be Exchanged for
  Net 2 Units(6)..............    1,396,607     1,396,607     1,312,248       1,303,500     1,222,031     1,222,031
Aggregate Value of Common
  Shares to be Exchanged for
  Net 2 Units(7)..............  $18,155,891   $19,552,500   $19,552,500     $19,552,500   $19,552,500   $20,774,527
Total Merger Consideration
  Being Offered for Net 2
  Units(8)....................  $37,708,391   $39,105,000   $39,105,000     $39,105,000   $39,105,000   $40,327,027

---------------

(1) Assumes that no limited partners elect to receive their merger consideration in the form of dissenter debentures.

(2) The prices and amounts included in this table are presented solely for the purpose of illustrating the effect of fluctuations in the average closing price of Lexington common shares during the 20 trading days prior to, but not including, the closing date of the mergers, and their use for that purpose is not intended to express or imply any expectation or opinion of Lexington or its management or Trustees, or of the Net Partnerships or their general partners as to what the average closing price will actually be if the Transaction is completed.

(3) Closing price of Lexington common shares as of October 10, 2001, which was the latest practicable date prior to the printing of this Joint Consent and Proxy Solicitation Statement/Prospectus.

(4) If the average closing price of Lexington common shares is less than $14.00 per share, each unit will be exchanged for the maximum number of common shares being offered per unit (29.3 shares for each unit of Net 1, 2.9 shares for each unit of Net 2).

(5) If the average closing price of Lexington common shares is greater than $16.00 per share, each unit will be exchanged for the minimum number of common shares being offered per unit (25.6 shares for each unit of Net 1, 2.6 shares for each unit of Net 2).

(6) Calculated by multiplying the number of common shares to be exchanged per unit by the number of units of Net 1 (30,772) or Net 2 (477,167), as applicable.

(7) Calculated by multiplying the aggregate number of common shares to be exchanged by the average closing price.

(8) Calculated by adding the aggregate value of common shares to be exchanged to the aggregate amount of cash to be paid ($12,622,500 for Net 1 and $19,552,500 for Net 2).

     Cash. Limited partners who do not elect to receive their merger consideration in the form of dissenter debentures will receive, in addition to the common shares described above, $410.19 in cash for each unit of Net 1 and $40.98 in cash for each unit of Net 2.

     Dissenter Debentures. If a limited partner denies consent to the Transaction, but its Net Partnership is nevertheless merged with Net 3, that limited partner may elect to receive, at its option, either:

     - the same merger consideration that limited partners who consent to the Transaction will receive; or

     - dissenter debentures.

     The maximum aggregate amount of the dissenter debentures will be $20.0 million, subject to waiver by Lexington. The exact amount of dissenter debentures will be determined at the closing of the Transaction based upon the number of units held by dissenting limited partners who elect to receive dissenter debentures.

     The dissenter debentures will rank expressly subordinated in right and priority of payment to all institutional indebtedness of Lexington outstanding on the closing date and any other indebtedness of Lexington issued in the future which is not, by its terms, expressly subordinated to the dissenter debentures.

This means that, in the event of the bankruptcy or liquidation of Lexington, its assets will be available to pay obligations on the dissenter debentures only after all of Lexington's obligations that rank senior to the dissenter debentures have been paid in full.

     Significant characteristics of the dissenter debentures include the following:

     - they are not redeemable by Lexington or convertible by the holders;

     - Lexington must use a minimum of 80.0% of the net proceeds from any taxable sale or refinancing of the Net Partnerships' properties to prepay the dissenter debentures; and

     - unless the restriction is waived, Lexington is only obligated to issue up to $20.0 million of dissenter debentures.

     Dissenters will not have a right to receive cash based on an appraisal of their units. As of June 30, 2001, on a pro forma basis, Lexington would have had aggregate liabilities to which the dissenter debentures were effectively subordinated, of approximately $447.4 million.

     MERGER CONSIDERATION PAYABLE TO GENERAL PARTNERS. The general partner of each Net Partnership owns a 1.0% capital interest in its Net Partnership. If the Transaction is approved, the general partner of each Net Partnerships will receive, in return for contributing their general partnership interests, operating partnership units in Net 3 with an aggregate value equal to 1.0% of the agreed upon adjusted net asset value of their respective Net Partnership which will entitle the general partners to receive the same distributions as holders of the common shares. The general partners will receive their operating partnership units in a tax-deferred transaction, whereas the merger consideration to be received by the limited partners is taxable. The operating partnership units may not be redeemed for Lexington common shares for a period of five years from the date of the mergers. Neither the general partners nor their respective affiliates will receive any special compensation in connection with the Transaction.

     METHODOLOGY USED TO DETERMINE MERGER CONSIDERATION. In order to determine the merger consideration, Lexington and the Net Partnerships considered utilizing a number of different methodologies, each of which involved a comparison of Lexington, on the one hand, and the Net Partnerships, on the other, with respect to the following:

     - net asset value;

     - historical market value and trading activity of their equity securities;

     - distribution levels; and

     - liquidation and going concern values.

     After reviewing these different methodologies, Lexington and the Net Partnerships agreed to calculate the merger consideration based on the agreed upon adjusted net asset value of the Net Partnerships for the following reasons:

     - the general partners believed that net asset value was a fair method of valuing the Net Partnerships because it is based primarily on objective balance sheet data;

     - while the fair market value of the Net Partnerships' properties, which was one of the factors used to determine adjusted net asset value, was derived without taking into account third party appraisals, it was, nonetheless, supported by those appraisals;

     - net asset value has been reported to the limited partners on an annual basis since the inception of each Net Partnership, and although other methods could have been used to establish the merger consideration, the general partners believed it was important to present the Transaction to the limited partners utilizing a valuation measure with which they were familiar; and

     - Lexington's management believed it was important that the Transaction be accretive to Lexington's funds from operations per share, and utilizing agreed upon adjusted net asset value as the basis for calculating the merger consideration has that effect.

     CALCULATION OF AGREED UPON ADJUSTED NET ASSET VALUE. The agreed upon adjusted net asset value of each Net Partnership was determined as of June 30, 2000 by:

     - subtracting

      - an estimate of the Net Partnership's mortgage notes payable at June 30, 2001 (which was the originally anticipated closing date of the Transaction) based primarily upon the scheduled amortization of all mortgages outstanding at June 30, 2000, estimated mortgage assumption fees and repayment fees and all other liabilities outstanding at June 30, 2000; and

      - estimated costs associated with liquidating such Net Partnership's properties;

     - from

      - the agreed upon fair market value of the Net Partnership's properties as of June 30, 2000.

     Lexington derived a fair market value for each of the Net Partnerships' properties by capitalizing projected rental revenue at a 10.2% blended rate, consistent with the implied going-in capitalization rates in Stanger & Co.'s 1999 appraisals. Projected rental revenue is estimated rental revenue for the year 2001 under the leases currently in place, assuming 100% occupancy without any allowance for vacancy or reserves. Where, as in the case of the Net Partnerships, rental revenue is generated under net leases, rental revenue is synonymous with net operating income. Lexington's management determined that this capitalization rate was appropriate and adequate based on its review of the following factors:

     - tenant creditworthiness;

     - comparable market rents;

     - length and quality of leases;

     - strategic importance of each property to the tenant; and

     - local economic conditions.

     The capitalization rate utilized by Lexington is consistent with the implied going-in capitalization rates in Stanger & Co.'s 1999 appraisals. The implied going-in capitalization rate for a portfolio is determined by dividing the portfolio's estimated net operating income for the coming year, the so-called "going-in net operating income", by the estimated value of the portfolio. This capitalization rate can be interpreted as the current yield generated by a portfolio based on the valuation ascribed to the portfolio.

     Based on the foregoing formula, the calculation of the agreed upon adjusted net asset value for each of the Net Partnerships is summarized below (in $000):

                                                               NET 1     NET 2
                                                              -------   --------
Agreed upon fair market value of the Net Partnership's
  properties as of June 30, 2000............................  $46,750   $101,562
Less:
  Projected Liabilities(1)..................................   19,435     57,846
  Estimated liquidation costs...............................    1,815      4,216
                                                              -------   --------
Agreed upon adjusted net asset value........................  $25,500   $ 39,500
                                                              =======   ========

---------------

(1) Projected liabilities were calculated based upon an estimate of mortgage notes payable at June 30, 2001 (which was the originally anticipated closing date of the Transaction) based primarily upon the scheduled amortization of all mortgages outstanding at June 30, 2000, estimated mortgage assumption fees and repayment fees, and all other liabilities outstanding at June 30, 2000. The following table details the assumptions used in calculating projected liabilities (000's):

                                                             NET 1     NET 2
                                                            -------   -------
Estimated mortgages payable...............................  $18,477   $56,406
Estimated mortgage assumption and repayment fees..........      355       887
Accrued interest payable..................................      165       213
Other liabilities.........................................      438       340
                                                            -------   -------
                                                            $19,435   $57,846
                                                            =======   =======

     The adjusted net asset values derived by Lexington were agreed to by the general partners, based, in part, on the fact that the fair market property values were supported by the conclusions reached by Stanger & Co. in its 1999 appraisals, even though the general partners did not use the appraisals in their determination of such fair market property values. However, the parties recognized that the 1999 appraisals did not include all of the properties then owned by the Net Partnerships. Therefore, each merger agreement required the respective Net Partnership to obtain an updated appraisal as of December 31, 2000, and provided that, if the conclusions reached in the 2000 appraisals varied from the agreed upon fair market property values by more than 5%, either Lexington or the respective Net Partnership would have the right to terminate the merger agreement. The 2000 appraisals of Stanger & Co. were within 1.5% and 0.8% of the agreed upon fair market property values for Net 1 and Net 2, respectively.

     AMOUNT OF CONSIDERATION PAID TO NET PARTNERSHIPS AND CUMULATIVE
DISTRIBUTIONS

     Assuming that no limited partners elect to receive their merger consideration in the form of dissenter debentures, the following table sets forth for each Net Partnership:

     - the aggregate amount of original limited partner investments in each Net Partnership;

     - the original amount of limited partner investments in each Net
       Partnership;

     - the portion of the merger consideration payable in common shares to limited partners of the Net Partnerships, per $1,000 original investment;

     - the portion of the merger consideration payable in cash to limited partners of the Net Partnerships, per $1,000 original investment;

     - the total merger consideration, per $1,000 original investment;

     - the cumulative distributions to limited partners per $1,000 original investment; and

     - the total distributions and merger consideration per $1,000 original investment.

                                                                MERGER CONSIDERATION PER $1,000           CUMULATIVE
                                            ORIGINAL        ORIGINAL INVESTMENT PAYABLE TO LIMITED     DISTRIBUTIONS TO
                                         LIMITED PARTNER       PARTNERS OF THE NET PARTNERSHIPS:           LIMITED
                          ORIGINAL       INVESTMENTS PER   -----------------------------------------     PARTNERS PER
         NET           LIMITED PARTNER   $1,000 ORIGINAL    COMMON                  TOTAL MERGER       $1,000 ORIGINAL
     PARTNERSHIP       INVESTMENTS(1)     INVESTMENT(1)    SHARES(2)    CASH     CONSIDERATION(2)(3)    INVESTMENTS(4)
     -----------       ---------------   ---------------   ---------   -------   -------------------   ----------------
Net 1................    $30,772,000         $1,000         $410.19    $410.19         $820.38             $816.06
Net 2................    $47,716,700         $1,000         $409.76    $409.76         $819.52             $632.54

                           TOTAL
                       DISTRIBUTIONS
                        AND MERGER
                       CONSIDERATION
                        PER $1,000
         NET             ORIGINAL
     PARTNERSHIP        INVESTMENT
     -----------       -------------
Net 1................    $1,636.44
Net 2................    $1,452.06

---------------

(1) Each original Net 1 unit was $1,000. Each original Net 2 unit was $100. No distributions of net sales proceeds have been made.

(2) The number of Lexington common shares which will be received by limited partners will be based upon the average closing price of common shares during the 20 trading days prior to, but not including, the closing date of the Transaction. If the average closing price is between the "collar" of $14.00 and $16.00, as is assumed for purposes of this table, the aggregate value of the common shares to be exchanged per limited partnership unit, and thus the total merger consideration, will not be impacted by a fluctuation in the average closing price. However, if the average closing price falls below $14.00 per share or rises above $16.00 per share, the aggregate value of the common shares to be exchanged, and thus the total merger consideration, will fluctuate accordingly. See the table on pages 10 and 11 entitled "Effect of Fluctuations in 20 Trading Day Average Closing Price of Lexington Common Shares" for an explanation of how these values would fluctuate if the average closing price is not between $14.00 and $16.00 per share.

(3) The total merger consideration per $1,000 original limited partner investment is calculated by dividing the total merger consideration attributable to limited partners ($25,245,000 for Net 1 and $39,105,000 for Net 2) by the total number of limited partnership units outstanding (30,772 for Net 1 and 477,167 for Net 2). See "THE MERGERS -- The Merger Consideration" on page 60 for an explanation of how the merger consideration was calculated.

(4) Assumes that the limited partner was admitted as of the date of the first closing of the offering of units of limited partnership.

     OTHER CONSIDERATIONS. The general partners believe that the Transaction has been structured so as to be procedurally fair to the limited partners. Although no independent representative was retained to negotiate on behalf of the limited partners, and the limited partners were not given the opportunity to participate in the structuring or negotiation of the terms of the Transaction, the general partners believe that the limited partners' interests are protected because:

     - the general partners thoroughly analyzed the Transaction and its alternatives;

     - the general partners had available to them the 1999 appraisal report of Robert A. Stanger & Co., Inc. with respect to 22 of the 25 properties of the Net Partnerships and the 2000 portfolio appraisals of Stanger & Co. were within 1.5% and 0.8% of the agreed upon fair market property values for Net 1 and Net 2, respectively;

     - the general partners retained Cohen & Steers to render a fairness opinion to each of the Net Partnerships;

     - the Transaction requires approval of a majority in interest of the limited partners in both Net Partnerships; and

     - limited partners who deny consent to the Transaction have the option of electing to receive their merger consideration in the form of dissenter debentures in lieu of common shares and cash.

BACKGROUND OF THE TRANSACTION AND ALTERNATIVES TO THE TRANSACTION THAT THE GENERAL PARTNERS CONSIDERED

     Prior to negotiating the terms of this Transaction, the general partners evaluated three possible strategic alternatives for better achieving the Net Partnership's original investment objectives:

     - continuation of the Net Partnerships;

     - liquidation of the Net Partnerships; and

     - a combination of the Net Partnerships with a publicly traded REIT specializing in net-lease investments.

     Between 1996 and November 1998, the general partners, represented by E. Robert Roskind, engaged in informal discussions with Lexington, represented by
T. Wilson Eglin, regarding a potential transaction. These discussions were terminated when the parties concluded that they were unable to agree on a structure for the transaction that made economic sense for both parties.

     In September 1999, Lexington re-initiated negotiations with the general partners and suggested transaction structures that could address the general partners' criteria for fair consideration, greater dividends and safety of principal in an entity that would continue to have a net-lease-oriented investment strategy. A non-binding term sheet was entered into on July 11, 2000.

     Following execution of the term sheet, both the general partners and Lexington conducted additional due diligence and began drafting merger agreements and this Joint Consent and Proxy Solicitation Statement/ Prospectus.

     In October and November 2000, Lexington and the general partners agreed in principal on the terms of the Transaction. Following receipt by Lexington and the Net Partnerships of fairness opinions from Prudential Securities Incorporated and Cohen & Steers Capital Advisors LLC, respectively, Lexington and the Net Partnerships entered into the merger agreements, and Net 3 and the general partners entered into the contribution agreements with respect to the contribution of the general partnership interests of the Net Partnerships to Net 3.

     In June and July 2001:

     - Lexington and the general partners agreed to re-negotiate the terms of the Transaction based on:

      - favorable conditions in the capital markets;

      - an increase in Lexington's common share price; and

      - the desire to provide greater liquidity to the limited partners;

     - Lexington and the general partners agreed to the amended terms of the Transaction, which are reflected in this Joint Proxy and Consent Solicitation Statement/Prospectus;

     - the general partners, based in part on the fairness opinions they received from Cohen & Steers and the appraisals received from Stanger & Co., determined that they had negotiated a transaction that would be fair, from a financial point of view, to the limited partners, and approved the Transaction;

     - the Board of Trustees of Lexington, based in part on the fairness opinion it received from Prudential Securities Incorporated, approved the Transaction; and

     - Lexington and the Net Partnerships entered into the amendments to the merger agreements and Net 3 and the general partners entered into the amendments to the contribution agreements.

     The general partners, based upon their own analysis, came to the conclusion that the value of the consideration the limited partners will receive in the Transaction will exceed the going concern value and the liquidation value of the Net Partnerships.

     The following table compares the merger consideration to the results of the general partners' comparative analysis of the alternatives based on a per $1,000 original investment:

                                                  PER $1,000 ORIGINAL INVESTMENT
                                    -----------------------------------------------------------
                                      TOTAL MERGER     ESTIMATED GOING-         ESTIMATED
NET PARTNERSHIP                     CONSIDERATION(1)   CONCERN VALUE(2)    LIQUIDATION VALUE(3)
---------------                     ----------------   -----------------   --------------------
Net 1.............................      $820.38        $637.96 - $706.24         $751.17
Net 2.............................      $819.52        $723.35 - $801.18         $762.77

---------------

(1) Based upon the agreed upon adjusted net asset value, which is the estimated value of each Net Partnership's properties at June 30, 2000 less estimated liquidation costs, an estimate of mortgage notes payable at June 30, 2001 (which was the originally anticipated closing date of the Transaction) based primarily upon the scheduled amortization of all mortgages outstanding at June 30, 2000, estimated mortgage assumption fees and repayment fees, and all other liabilities outstanding at June 30, 2000.

(2) Based upon a discounted cash flow approach utilizing a range of discount rates from 13.5% to 15%.

(3) Based upon estimated value of each Net Partnership's properties less estimated liquidation costs, mortgage assumption fees and repayment fees, if any, and stated liabilities at June 30, 2000.

     ROBERT A. STANGER & CO. APPRAISAL

     Since 1990 for Net 1 and 1991 for Net 2, the partnership agreements of each of the Net Partnerships have required the general partners to obtain an annual independent appraisal of the Net Partnership's properties and to prepare an appraisal of the net asset value of each unit. The purpose of the appraisals is to assist limited partners subject to ERISA with the fulfillment of their reporting requirements under ERISA.

     In compliance with this requirement, the general partners engaged an independent appraiser, Robert A. Stanger & Co., Inc., to appraise the portfolios of real properties owned by Net 1 and Net 2 as of December 31, 1999. The 1999 appraisals:

     - were not obtained in connection with the Transaction;

     - were conducted on a limited scope basis;

     - involved site visits and concurrent local market research for only a sample of the properties; and

     - did not include the three properties acquired by the Net Partnerships in 2000.

     Stanger & Co. was again engaged by the Net Partnerships to appraise the portfolios of real properties owned by Net 1 and Net 2 as of December 31, 2000.

     Due to the type of real estate assets held by the Net Partnerships and the nature of the lease terms, Stanger & Co. was engaged to value the portfolios of properties based solely on the income approach, utilizing a discounted cash flow analysis as encumbered by current lease contracts. The same method was used for each Net Partnership. In performing the appraisals, Stanger & Co. conducted such investigations and inquiries as it deemed appropriate in establishing its estimates of value. Stanger & Co. also made such assumptions and identified such qualifications and limitations as it deemed necessary. The appraisals included individual inspections of a sample of the properties for the 1999 portfolio appraisal and all of the properties for the 2000 portfolio appraisal. The portfolio appraisals represents Stanger & Co.'s opinion of the estimated value of the portfolios of properties owned by the Net Partnerships as of the date specified. They do not necessarily reflect the true worth or value of the portfolios that would be realized in actual sales. These values could be higher or lower than the appraised values of the portfolios.

     Based on its appraisal, Stanger & Co. estimated the value of the portfolio of properties owned by each Net Partnership as of December 31, 1999 as follows:

                                                              REAL ESTATE PORTFOLIO
PARTNERSHIP                                                     VALUE CONCLUSION
-----------                                                   ---------------------
Net 1.......................................................       $39,000,000(1)
Net 2.......................................................       $81,460,000(2)

---------------

(1) Does not include one property, which was acquired in 2000 and therefore not appraised, at a purchase price, including transaction costs, of $7,750,000.

(2) Does not include two properties, which were acquired in 2000 and therefore not appraised, at a purchase price, including transaction costs, of $20,102,000.

     Based on its appraisal, Stanger & Co. estimated the value of the portfolio of properties owned by each Net Partnership as of December 31, 2000 as follows:

                                                              REAL ESTATE PORTFOLIO
PARTNERSHIP                                                     VALUE CONCLUSION
-----------                                                   ---------------------
Net 1.......................................................      $ 47,470,000
Net 2.......................................................      $102,375,000(1)

---------------

(1) Includes one property, which was sold in 2001 at a sale price, before transaction costs, of $4,175,000.

     Stanger & Co. did not render a fairness opinion in the Transaction, nor was the merger consideration in the Transaction determined as a result of Stanger & Co.'s appraisals alone. Rather, Stanger & Co.'s appraisals related to one of the components of value of the Net Partnerships and were one among a number of factors reviewed by the parties. The merger consideration was based upon the valuation of the Net Partnerships and not just their portfolios, which valuation included other assets and the liabilities of each of the Net Partnerships. Further, the merger consideration was arrived at through the general partners' and Lexington's financial analysis of the properties and the Net Partnerships and through negotiation. The resulting negotiated price was confirmed as fair to each party to the Transaction by their respective financial advisors.

FAIRNESS OPINIONS

     The general partners and Lexington received fairness opinions with respect to the fairness of the merger consideration from a financial point of view pursuant to both the merger agreements and the subsequent amendments. Set forth below are summaries of each of the fairness opinions delivered in connection with the Transaction as reflected in the amended merger agreements.

     COHEN & STEERS CAPITAL ADVISORS LLC

     Cohen & Steers Capital Advisors LLC was engaged by the Net Partnerships to render opinions to the general partners as to the fairness of the merger consideration, from a financial point of view, to the limited partners. Because Cohen & Steers was engaged by, and its fairness opinions were delivered to, the general partners of the Net Partnerships, the purpose of Cohen & Sterns' analysis was to determine whether the consideration being paid by Lexington for the Net Partnerships was fair, from a financial point of view from the perspective of the limited partners, rather than from the perspective of Lexington or its shareholders. Copies of the written Cohen & Steers fairness opinions, which set forth the procedures followed, assumptions made, matters considered and limitations on the scope of review undertaken by Cohen & Steers and the level of reliance which may be placed on the Cohen & Steers fairness opinions, are attached as Annex C to this Joint Consent and Proxy Solicitation Statement/Prospectus and should be read in their entirety.

     In connection with its review and analysis of the fairness of their merger consideration, and in arriving at its fairness opinion, Cohen & Steers conducted the following analyses, and reached the following conclusions:

     - Summary of Analyses -- Cohen & Steers calculated the estimated market value of the merger consideration by combining the market value of Lexington common shares to be received with the cash consideration to be received. Based upon the analyses summarized below -- and described in detail in Cohen & Steers' full description of its fairness opinion analyses -- Cohen & Steers determined that:

      - The total estimated market value of the merger consideration would be $820.38 per Net 1 limited partnership unit; and

      - The total estimated market value of the merger consideration would be $81.95 per Net 2 limited partnership unit.

     - Analysis of Selected Comparable Publicly Traded Companies -- Cohen & Steers compared selected financial information about the Net Partnerships with that of several other companies engaged in the same or similar lines of business, and concluded that:

      - the estimated market value of the merger consideration to be paid to Net 1 was within the range of limited partnership unit values implied by this analysis; and

      - the estimated market value of the merger consideration to be paid to Net 2 was within the range of limited partnership unit values implied by this analysis.

     - Discounted Cash Flow Analysis -- Cohen & Steers calculated the present value, as of June 30, 2001, of the projected unleveraged cash flows for each Net Partnership for the period from July 1, 2001 to December 31, 2005, and concluded that;

      - the estimated market value of the merger consideration to be paid to Net 1 was within the range of limited partnership unit values implied by this analysis and was greater than the mean of that range; and

      - the estimated market value of the merger consideration to be paid to Net 2 was within the range of limited partnership unit values implied by this analysis, and was greater than the mean of that range.

     - Net Asset Value Analysis -- Cohen & Steers calculated the net asset value of each Net Partnership based on projections provided by each of the general partners, and concluded that:

      - the estimated market value of the merger consideration to be paid to Net 1 was greater than the high of the range of limited partnership unit values implied by this analysis; and

      - the estimated market value of the merger consideration to be paid to Net 2 was within the range of limited partnership unit values implied by this analysis.

     - Share Trading History -- Cohen & Steers reviewed the average trading prices for Lexington common shares for the 20, 30, 60, 90, 120 and 180-day trading periods ending July 13, 2001 and observed that the latest trading price was greater than the 20, 30, 60, 90, 120 and 180-day average for each other period. Cohen & Steers also observed that the 20 and 30-day averages were greater than $14.00 per share, the low end of the fixed price range of the merger consideration.

     PRUDENTIAL SECURITIES INCORPORATED

     Prudential Securities Incorporated was engaged by Lexington to render an opinion to the Board of Trustees of Lexington as to the fairness of the merger consideration, from a financial point of view, to the shareholders of Lexington. On July 30, 2001, Prudential Securities delivered its written opinion, to the Board of Trustees of Lexington to the effect that, as of such date, and based on and subject to the assumptions, limitations and qualifications set forth in its written opinion, the merger consideration was fair to the shareholders of Lexington from a financial point of view. Because Prudential Securities was engaged by, and its fairness opinion was delivered to, the Board of Trustees of Lexington, the purpose of Prudential Securities' analysis was to determine whether the consideration being paid by Lexington for the Net Partnerships was fair from a financial point of view from the perspective of Lexington's shareholders, rather than from the perspective of the Net Partnerships. The full text of the Prudential Securities fairness opinion, which contains a description of the assumptions made, matters considered and limitations on the review and analysis, is attached as Annex B to this Joint Consent and Proxy Solicitation Statement/Prospectus and should be read in its entirety.

     In connection with its review of the fairness of their merger consideration, and in arriving at its fairness opinion, Prudential Securities conducted several different financial analyses, as more fully described under "FAIRNESS OPINIONS -- Prudential Securities Fairness Opinion" beginning on page
81. The results of these analyses were as follows:

     - Comparable Company Analysis -- Prudential Securities compared selected financial information about the Net Partnerships with that of several other companies engaged in the acquisition, operation and management of triple net lease properties which Prudential Securities considered to be reasonably comparable to the Net Partnerships for purposes of its analysis. Based on this analysis, Prudential Securities observed that the merger consideration was less than the range of consideration implied by this analysis. However, none of these comparable companies is identical to the Net Partnerships.

     - Precedent Transactions Analysis -- Prudential Securities compared the consideration to be paid in the mergers with the consideration paid in several recent real estate portfolio transactions considered by Prudential Securities to be reasonably similar to the mergers, and noted that the merger consideration was within the range of consideration implied by this analysis, and was less than the mean of that range. However, none of the precedent transactions was identical to the mergers.

     - Asset Value Analysis -- Prudential Securities analyzed the gross real estate asset value of the Net Partnerships, adjusted for non-real estate assets and liabilities, in relation to the merger consideration and noted that the adjusted asset value resulting from this analysis was greater than the merger consideration.

     - Liquidation Value Analysis -- Prudential Securities analyzed the liquidation present value of the Net Partnerships in relation to the merger consideration, and observed that the merger consideration was greater than the range of discounted liquidation values resulting from this liquidation value analysis.

     In connection with its fairness opinion, Prudential Securities made numerous assumptions, many of which relate to matters beyond the control of management of Lexington and the general partners of the Net Partnerships. Accordingly, the results of these analyses are inherently subject to substantial uncertainty. For additional information about these assumptions and the important limitations on the Prudential Securities fairness opinion and the analyses performed by Prudential Securities, see "FAIRNESS OPINIONS -- Prudential Securities Fairness Opinion" beginning on page 81.

COMPARISON OF VALUATION ANALYSES

  GENERAL

     In order for you to better understand how the amount of merger consideration being offered in the Transaction compares to other analyses of the value of the Net Partnerships, you should review the tables set forth below, each of which was prepared on the basis of $1,000 of original investment in the Net Partnerships. For your convenience, the amount of merger consideration is repeated in each table and is indicated by a box.

     Prudential Securities, Cohen & Steers and the general partners have, in some cases, used different assumptions for purposes of their respective analyses and therefore may have reached different conclusions with respect to aspects of their analyses even though each of them ultimately concluded that the merger consideration is fair from a financial point of view.

  HISTORICAL DATA AND AGREED UPON MERGER CONSIDERATION

     The following table sets forth the book value of a $1,000 original investment in the Net Partnerships as of June 30, 2000, the portion of the agreed upon adjusted net asset value of the Net Partnerships attributable to such an investment and the portion of the total merger consideration attributable to such an investment, based upon the low, high and mean average trading price of Lexington common shares during the 20 trading days prior to, but not including, October 10, 2001, which was the latest practicable date prior to the printing of this Joint Consent and Proxy Solicitation Statement/Prospectus.

                                                                     PER $1,000 ORIGINAL INVESTMENT OF
                                                                       LIMITED PARTNERSHIP INTEREST
    NET                             VALUATION                        ---------------------------------
PARTNERSHIP                        METHODOLOGY                          LOW        HIGH        MEAN*
-----------                        -----------                       ---------   ---------   ---------
              Lexington Common Share Price(1)......................   $ 13.11     $ 15.05     $ 14.12
 Net 1        Book Value as of June 30, 2000.......................        --          --     $785.06
              Agreed Upon Adjusted Net Asset Value as of June 30,
                2000(2)............................................        --          --     $820.38
              TOTAL MERGER CONSIDERATION(3)(4).....................   $794.31     $820.38     $820.38
 Net 2        Book Value as of June 30, 2000.......................        --          --     $807.75
              Agreed Upon Adjusted Net Asset Value as of June 30,
                2000(2)............................................        --          --     $819.52
              TOTAL MERGER CONSIDERATION(3)(4).....................   $793.48     $819.52     $819.52

---------------

 * If there is no amount listed under the "Low" and/or "High" column, then the amount under the "Mean" column represents the single conclusion reached.

(1) The table assumes that the closing date was October 10, 2001, which was the latest practicable date prior to the printing of this Joint Consent and Proxy Solicitation Statement/Prospectus, and represents the low, high and mean average closing prices of Lexington common shares during the 20 trading days prior to, but not including, that date.

(2) Based upon estimated value of each Net Partnership's properties less estimated liquidation costs and mortgage notes payable at June 30, 2001, which was the originally anticipated closing date of the Transaction, including estimated mortgage assumption fees and repayment fees, if any, based primarily upon the scheduled amortization of all mortgages outstanding at June 30, 2000.

(3) The value of the total merger consideration is based on the sum of the market value of the common shares and the amount of cash being offered to limited partners. The number of common shares which will be received by limited partners will be based upon the average closing price. As indicated by the table, if the average closing price is between $14.00 and $16.00 per share, the value of the merger consideration will not be impacted by a fluctuation in the average closing price. The low price in this table is less than $14.00 per share, and accordingly, the value of the total merger consideration per $1,000 of original investment decreases. See the table on pages 10 and 11 entitled "Effect of Fluctuations in 20 Trading Day Average Closing Price of Lexington Common Shares" for an explanation of how the amount of total merger consideration fluctuates if the average closing price is not between $14.00 and $16.00 per share.

(4) See "THE MERGERS -- The Merger Consideration" on page 60 for an explanation of how the merger consideration was calculated.

     VALUATION ANALYSES PREPARED FROM THE PERSPECTIVE OF THE NET PARTNERSHIPS

     The following tables set forth the conclusions of each of Cohen & Steers and the general partners as to the fairness of the merger consideration, from a financial point of view, to the limited partners under the various valuation methodologies used by each of them. These tables are included so that you can more easily compare the results of the analyses of Cohen & Steers and the general partners to the merger consideration. These tables did not serve as the basis for the general partners' belief that the merger consideration is fair.

     CONCLUSIONS OF COHEN & STEERS

                                                                     PER $1,000 ORIGINAL INVESTMENT OF
                                                                       LIMITED PARTNERSHIP INTEREST
    NET                            VALUATION                        -----------------------------------
PARTNERSHIP                       METHODOLOGY                          LOW         HIGH         MEAN*
-----------                       -----------                       ---------   -----------   ---------
 Net 1        Comparable Publicly Traded Companies(1).............   $620.73     $1,081.76     $835.65
              Discounted Cash Flow Analysis(2)....................   $655.41     $  849.74     $750.03
              Net Asset Value Analysis(3).........................   $580.77     $  720.72     $650.74
              Net Liquidation Value Analysis(4)...................   $532.79     $  669.25     $601.02
              Market Value of Net 1 Merger Consideration(5).......        --            --     $820.38
              TOTAL NET 1 MERGER CONSIDERATION(6)(7)..............   $794.31     $  820.38     $820.38
 Net 2        Comparable Publicly Traded Companies(1).............   $663.50     $1,205.90     $919.60
              Discounted Cash Flow Analysis(2)....................   $645.80     $  901.50     $770.40
              Net Asset Value Analysis(3).........................   $735.00     $  928.20     $831.60
              Net Liquidation Value Analysis(4)...................   $657.30     $  845.70     $751.50
              Market Value of Net 2 Merger Consideration(5).......        --            --     $819.52
              TOTAL NET 2 MERGER CONSIDERATION(6)(7)..............   $793.48     $  819.52     $819.52

---------------

 * If there is no amount listed under the "Low" and/or "High" column, then the amount under the "Mean" column represents the single conclusion reached.

(1) Based upon the overall mean value calculated from a range of trading multiples of comparable publicly traded companies as a function of actual 2000 and projected 2001 funds from operations and earnings before interest, taxes, depreciation and amortization.

(2) Based upon a range of discount rates from 11.0% - 13.0%, with a mean of 12.0%, and a range of terminal multiples of EBITDA from 9.25x - 10.25x, with a mean of 9.75x for Net 1 and 9.75x - 10.75x, with a mean of 10.25x for Net
    2. The Discounted Cash Flow Analysis was computed utilizing a methodology similar to that used by the general partners in calculating their Estimated Going Concern Value, but reflects different assumptions with respect to several factors, including measurement period and range of discount rates as determined by Cohen & Steers.

(3) Based upon a range of capitalization rates from 9.8% - 10.8%, with a mean of 10.3% for Net 1 and 9.3% - 10.3%, with a mean of 9.8% for Net 2, applied to projected net operating income for the twelve months ending June 30, 2002, and adjustments to the June 30, 2001 balance sheet to reflect the subsequent cash dividend distribution to the general and limited partners and the anticipated final distribution of cash outstanding to the general and limited partners at the closing of the transaction.

(4) Based upon a range of capitalization rates from 9.8% - 10.8%, with a mean of 10.3% for Net 1 and 9.3% - 10.3% , with a mean of 9.8% for Net 2, applied to projected net operating income for the twelve months ending June 30, 2002, and adjustments to the June 30, 2001 balance sheet to reflect the subsequent cash dividend distribution to the general and limited partners and the anticipated final distribution of cash outstanding to the general and limited partners at the closing of the transaction. The resulting value was then reduced by ordinary liquidation costs.

(5) Based upon an estimated market valuation of 100% of face value of the common shares and cash consideration to be received. The common shares were valued using the then prevailing market price of $15.00 as of the close of business on July 13, 2001.

(6) The value of the total merger consideration is based on the sum of the market value of the common shares and the amount of cash being offered to limited partners. The number of common shares which will be received by limited partners will be based upon the average closing price. The table assumes that the closing date was October 10, 2001, which was the latest practicable date prior to the printing of this Joint Consent and Proxy Solicitation Statement/Prospectus, and represents the low, high and mean average closing prices of Lexington common shares during the 20 trading days prior to, but not including, that date. As indicated by the table, if the average closing price is between $14.00 and $16.00 per share, the value of the merger consideration will not be impacted by a fluctuation in the average closing price. The low price in this table is less than $14.00 per share, and accordingly, the value of the total merger consideration per $1,000 of original investment decreases. See the table on pages 10 and 11 entitled "Effect of Fluctuations in 20 Trading Day Average Closing Price of Lexington Common Shares" for an explanation of how the amount of total merger consideration fluctuates if the average closing price is not between $14.00 and $16.00 per share.

(7) See "THE MERGERS -- The Merger Consideration" on page 60 for an explanation of how the merger consideration was calculated.

     CONCLUSIONS OF THE GENERAL PARTNERS

                                                               PER $1,000 ORIGINAL INVESTMENT OF
                                                                  LIMITED PARTNERSHIP INTEREST
    NET                         VALUATION                     ------------------------------------
PARTNERSHIP                    METHODOLOGY                      LOW      HIGH          MEAN*
-----------                    -----------                    -------   -------   ----------------
   Net 1      Agreed Upon Adjusted Net Asset Value(1).......  $    --   $    --       $820.38
              Estimated Going Concern Value(2)..............  $637.96   $706.24      $671.60(2)
              Estimated Liquidation Value(3)................  $    --   $    --       $751.17
              Range of Secondary Market Prices(4)...........  $    --   $    --   $510.00 - 665.00
              TOTAL MERGER CONSIDERATION(5)(6)..............  $794.31   $820.38       $820.38
   Net 2      Agreed Upon Adjusted Net Asset Value(1).......  $    --   $    --       $819.52
              Estimated Going Concern Value(2)..............  $723.35   $801.18       $761.70
              Estimated Liquidation Value(3)................  $    --   $    --       $762.77
              Range of Secondary Market Prices(4)...........  $    --   $    --   $560.00 - 693.50
              TOTAL MERGER CONSIDERATION(5)(6)..............  $793.48   $819.52       $819.52

---------------

 * If there is no amount listed under the "Low" and/or "High" column, then the amount under the "Mean" column represents the single conclusion reached.

(1) Based upon estimated value of each Net Partnership's properties less estimated liquidation costs, an estimate of mortgage notes payable at June 30, 2001, which was the originally anticipated closing date of the Transaction, including estimated mortgage assumption fees and repayment fees, if any, based primarily upon the scheduled amortization of all mortgages outstanding at June 30, 2000 and all other liabilities outstanding at June 30, 2000.

(2) Overall mean value based upon a range of discount rates from 13% - 15%.

(3) Based upon estimated value of each Net Partnership's properties less estimated liquidation costs, mortgage assumption/repayment fees and stated liabilities at June 30, 2000.

(4) Based on reported sales of units from January 1, 1999 to September 30, 2000, as reported by Stanger & Co.

(5) The value of the total merger consideration is based on the sum of the market value of the common shares and the amount of cash being offered to limited partners. The number of common shares which will be received by limited partners will be based upon the average closing price. The table assumes that the closing date was October 10, 2001, which was the latest practicable date prior to the printing of this Joint Consent and Proxy Solicitation Statement/Prospectus, and represents the low, high and mean average closing prices of Lexington common shares during the 20 trading days prior to, but not including, that date. As indicated by the table, if the average closing price is between $14.00 and $16.00 per share, the value of the merger consideration will not be impacted by a fluctuation in the average closing price. The low price in this table is less than $14.00 per share, and accordingly, the value of the total merger consideration per $1,000 of original investment decreases. See the table on pages 10 and 11 entitled "Effect of Fluctuations in 20 Trading Day Average Closing Price of Lexington Common Shares" for an explanation of how the amount of total merger consideration fluctuates if the average closing price is not between $14.00 and $16.00 per share.

(6) See "THE MERGERS -- The Merger Consideration" on page 60 for an explanation of how the merger consideration was calculated.

     VALUATION ANALYSES PREPARED FROM THE PERSPECTIVE OF LEXINGTON

     The following table sets forth the conclusions of Prudential Securities as to the fairness of the merger consideration, from a financial point of view, to Lexington's shareholders, under the various valuation methodologies used by Prudential Securities, each of which assumes that no limited partners elect to receive their merger consideration in the form of dissenter debentures. The amounts shown in the table represent the combined value of the Net Partnerships under the relevant valuation methodology based upon an original investment of $1,000 in the Net Partnerships, although Prudential Securities did not analyze the value of the Net Partnerships in relation to an original investment in them. Because Prudential Securities served as a financial advisor to Lexington, and because Lexington's acquisition of each of the Net Partnerships is conditioned upon the concurrent acquisition of both Net 1 and Net 2, Prudential Securities viewed Net 1 and Net 2 as a single asset and did not prepare separate valuations for each of them.

     CONCLUSIONS OF PRUDENTIAL SECURITIES

                                                                  PER $1,000 ORIGINAL INVESTMENT OF
                                                                     LIMITED PARTNERSHIP INTEREST
    NET                           VALUATION                       ----------------------------------
PARTNERSHIP                     METHODOLOGY(1)                      LOW         HIGH        MEAN*
-----------                     --------------                    --------   ----------   ----------
 Net 1 &      COMBINED NET 1 AND NET 2
  Net 2       TOTAL MERGER CONSIDERATION(2)(3)..................  $793.79    $  819.85    $  819.85
              Comparable Company(4)
              2000 Actual Combined Net 1 and Net 2 FFO..........  $827.08    $1,130.06    $  959.90
              2001 Projected Combined Net 1 and Net 2 FFO.......  $958.18    $1,534.61    $1,171.52
              2002 Projected Combined Net 1 and Net 2 FFO.......  $896.19    $1,227.26    $1,039.12
              Precedent Transaction (Combined Net 1 and Net 2
                LTM NOI)(5).....................................  $707.59    $1,705.29    $1,107.43
              Asset Value(6)....................................  $    --    $      --    $  951.03
              Liquidation Present Value(7)......................  $787.06    $  802.19    $  794.62

---------------

 * If there is no amount listed under the "Low" and/or "High" column, then the amount under the "Mean" column represents the single conclusion reached.

(1) Because Prudential Securities served as financial advisor to Lexington, and because Lexington's acquisition of each of the Net Partnerships was conditioned upon the concurrent acquisitions of both Net 1 and Net 2, Prudential Securities viewed Net 1 and Net 2 as a single asset and did not prepare separate valuations for each of the Net Partnerships. All of the amounts set forth in this table reflect the conclusions of Prudential Securities under each valuation methodology divided by the sum of the original investments in Net 1 and Net 2 combined, multiplied by 1,000.

(2) The value of the total merger consideration is based on the sum of the market value of the common shares and the amount of cash being offered to limited partners. The number of common shares which will be received by limited partners will be based upon the average closing price. The table assumes that the closing date was October 10, 2001, which was the latest practicable date prior to the printing of this Joint Consent and Proxy Solicitation Statement/Prospectus, and represents the low, high and mean average closing prices of Lexington common shares during the 20 trading days prior to, but not including, that date. As indicated by the table, if the average closing price is between $14.00 and $16.00 per share, the value of the merger consideration will not be impacted by a fluctuation in the average closing price. The low price in this table is less than $14.00 per share, and accordingly, the value of the total merger consideration per $1,000 of original investment decreases. See the table on pages 10 and 11 entitled "Effect of Fluctuations in 20 Trading Day Average Closing Price of Lexington Common Shares" for an explanation of how the amount of total merger consideration fluctuates if the average closing price is not between $14.00 and $16.00 per share.

(3) See "THE MERGERS -- The Merger Consideration" on page 60 for an explanation of how the merger consideration was calculated.

(4) Gross value based upon the overall mean value calculated from a range of trading multiples of comparable publicly traded companies as a function of actual 2000 and projected 2001 and 2002 funds from operations.

(5) Gross value based upon a range of capitalization rates of comparable real estate portfolio transactions from 7.1% - 11.4%, with a mean of 9.2%, applied to the Net Partnerships' net operating income for the twelve months ended March 31, 2001.

(6) Gross value based upon the appraisals performed by Stanger & Co. for properties owned as of December 31, 2000, and the estimated value of non-real estate assets and liabilities as of March 31, 2001 adjusted for the subsequent sale of property.

(7) Gross value based upon the appraisals performed by Stanger & Co. for properties owned as of December 31, 2000 and the estimated value of non-real estate assets and liabilities as of March 31, 2001 adjusted for the subsequent sale of property. The resulting gross value was adjusted for disposition costs, resulting in estimated sales proceeds of $146.8 million. This amount was then discounted to take account of the fact that such sales proceeds would not be available immediately but instead would be realized as real estate assets were sold. An orderly liquidation over a twelve month period was assumed with sale proceeds discounted at a range of discount rates from 11.0% to 13.0%, with a mean of 12.0%.

UNAUDITED COMPARATIVE PER SHARE/UNIT DATA

     The following table sets forth Lexington's, Net 1's and Net 2's historical per share/unit data, unaudited pro forma per share data after giving effect to the mergers, and the equivalent pro forma combined per share amounts of Net 1 and Net 2. The Net 1 and Net 2 pro forma equivalent data are not necessarily indicative of actual financial position or future operating results or that which would have occurred or will occur upon consummation of the mergers.

       UNAUDITED HISTORICAL AND PRO FORMA COMPARATIVE PER SHARE/UNIT DATA

                                  YEAR ENDED DECEMBER 31, 2000                        SIX MONTHS ENDED JUNE 30, 2001
                       --------------------------------------------------   --------------------------------------------------
                                                    NET 1        NET 2                                   NET 1        NET 2
                                      LEXINGTON   PRO FORMA    PRO FORMA                   LEXINGTON   PRO FORMA    PRO FORMA
                        HISTORICAL    PRO FORMA   EQUIVALENT   EQUIVALENT                  PRO FORMA   EQUIVALENT   EQUIVALENT
                           (A)         (B)(C)     (C)(D)(E)    (C)(D)(E)     HISTORICAL     (B)(C)     (C)(D)(E)    (C)(D)(E)
                       ------------   ---------   ----------   ----------   ------------   ---------   ----------   ----------
Income before
  extraordinary item
  Lexington
    Basic............  $       1.15     $1.03           --          --      $       0.50    $ 0.55           --           --
    Diluted..........  $       1.10     $1.01           --          --      $       0.48    $ 0.53           --           --
  Net 1
    Basic............  $46.97-50.47        --       $28.17          --      $40.77-43.72        --      $ 15.04           --
    Diluted..........  $46.97-50.47        --       $27.62          --      $40.77-43.72        --      $ 14.50           --
  Net 2
    Basic............  $  3.77-4.48        --           --       $2.81      $  4.11-4.85        --           --       $ 1.50
    Diluted..........  $  3.77-4.48        --           --       $2.76      $  4.11-4.85        --           --       $ 1.45
Cash
  Dividends/Distribution
  Lexington..........  $       1.22     $1.22           --          --      $       0.63    $ 0.63           --           --
  Net 1..............  $      50.04        --       $33.37          --      $      25.02        --      $ 17.23           --
  Net 2..............  $       5.00        --           --       $3.33      $       2.50        --           --       $ 1.72
Book Value Per Common
  Share/ Unit
  Lexington..........  $      10.37        --           --          --      $      10.23    $11.20           --           --
  Net 1..............  $     770.80        --           --          --      $     788.35        --      $716.51           --
  Net 2..............  $      79.31        --           --          --      $      81.36        --           --       $71.56

---------------

(A) A range of earnings per share is provided for both Net 1 and Net 2 because amounts allocated to individual partners depends on the date their respective units were originally issued.

(B) The unaudited pro forma per share data was prepared using the purchase method of accounting.

(C) The pro forma combined per share data has been prepared assuming that no limited partners elect to receive their merger consideration in the form of dissenter debentures.

(D) The equivalent pro forma combined per share amounts of Net 1 and Net 2 are calculated by multiplying pro forma Net Income per share of Lexington and pro forma cash dividends/distributions per share of Lexington by the exchange ratio of Net 1 and Net 2 so that the per share amounts are equated to the comparative values for each such Net 1 and Net 2 limited partnership interest. The pro forma Book

    Value per share is similarly computed, but also includes the cash component of the merger consideration. See pages F-7 through F-8 for a detailed analysis of the calculation of the exchange ratio and the pro forma amounts reflected in this table.

(E) See page F-7 for calculation of pro forma earnings per share.

RECOMMENDATION OF THE BOARD OF TRUSTEES OF LEXINGTON AND THE GENERAL PARTNERS OF THE NET PARTNERSHIPS

     LEXINGTON. The Board of Trustees of Lexington, including the independent trustees but excluding E. Robert Roskind, who abstained from voting because of his affiliation with the Net Partnerships, has unanimously approved the Transaction and believes that the terms of the merger agreements are fair to the shareholders of Lexington. The Board of Trustees unanimously recommends that shareholders vote for approval of the merger agreements and the issuance of the merger consideration. Lexington has specifically adopted the conclusions in the fairness opinion delivered by Prudential Securities. The determinations of the Board of Trustees are directed only to the shareholders of Lexington and not to the limited partners of the Net Partnerships.

     NET PARTNERSHIPS. Each general partner believes that both the individual merger of its Net Partnership with and into Net 3, as well as the Transaction taken as a whole, are fair to and in the best interests of the limited partners of its Net Partnership. The general partners also believe that the Transaction is the best means to maximize the value of the limited partners' investments in the Net Partnerships. The general partners based these beliefs and made their determinations on the basis of their own extensive due diligence of the properties owned by each of Lexington and the Net Partnerships. The general partners used, as part of their determinations, the appraisals provided by Stanger & Co. and the analyses, in the form of fairness opinions, solicited from Cohen & Steers as to the fairness, from a financial point of view, of the consideration to be received by the limited partners of the Net Partnerships. Each of the Net 1 and Net 2 general partners has specifically adopted both the conclusions in the fairness opinions delivered by Cohen & Steers and the appraisals delivered by Stanger & Co. The general partners have approved the merger agreements and unanimously recommend that the limited partners consent to approval of their respective merger agreement and the amendment of their respective agreement of limited partnership. The determinations of the general partners are directed only to the limited partners of the Net Partnerships and not to Lexington's shareholders.

     BENEFITS OF THE TRANSACTION. Lexington and the general partners believe that the following are the benefits associated with the proposed Transaction:

     - Greater Liquidity for Limited Partners. The mergers provide limited partners with greater liquidity of investment, because they will receive 50% of their merger consideration in cash and 50% in common shares which will trade on the New York Stock Exchange. Currently, the limited partners' ability to sell their units is limited because the units are not listed on an exchange. In addition, because the units are not listed on an exchange, no market exists to reliably establish the value of the units.

     - Growth in Funds from Operations. As a result of the Transaction, the Board of Trustees believes that Lexington should have greater funds from operations, commonly referred to as FFO. Lexington believes that an FFO measurement enhances an investors' understanding of the company's financial condition, results from operations and cash flows. Lexington believes that it is an appropriate measure of the performance of an equity REIT, and that it can be one measure of a REITs ability to make cash distributions. FFO is defined in the October 1999 "White Paper," issued by the National Association of Real Estate Investment Trusts, Inc., or NAREIT, as "net income (or loss) computed in accordance with generally accepted accounting principles ("GAAP") excluding gains (or losses) from sales of property, plus real estate depreciation and amortization and after adjustments for unconsolidated partnerships and joint ventures." Lexington's method of calculating FFO may be different from methods used by other REITs and accordingly is not comparable to such other REITS. FFO should not be considered an alternative to net income as an indicator of operating performance or to cash flow from operating activities as determined in accordance with GAAP, or as a measure of liquidity to other income or cash flow data as determined in accordance with GAAP.

     - Risk Diversification for both Limited Partners and Shareholders. The combination of the properties owned by the Net Partnerships with Lexington's properties will diversify the investors' investment over a larger number of properties. This diversification will reduce the current dependence of the limited partners' and Lexington shareholders' investment upon the performance of, and the exposure to the risks associated with, the particular group of properties currently owned by the Net Partnerships and Lexington, respectively.

     - Greater Access to Capital. Following the Transaction, Lexington believes it should have improved access to capital markets for future growth as a result of the larger total equity market capitalization of the combined entity.

     - Greater Potential for Appreciation in Value. The general partners believe that the limited partners will have a greater potential to realize appreciation in the value of common shares than they would in units.

     - Cost Savings. The combination of the Net Partnerships with Lexington will result in administrative cost savings. For example, because Lexington and the Net Partnerships are public entities subject to the reporting requirements of the SEC, their combination into a single public company would reduce SEC compliance costs.

     - No Schedule K-1. If the Net Partnerships are acquired, each limited partner will no longer receive a Schedule K-1 for its tax reporting. Limited partners who become holders of common shares will instead receive a Form 1099-DIV, a much simpler reporting form, each January.

     DETRIMENTS OF THE TRANSACTION

     Lexington. Lexington believes that the following are the detriments to the shareholders of Lexington associated with the proposed Transaction:

     - Failure to Realize Benefits. The anticipated benefits of the Transaction might not be fully realized.

     - Increase in Leverage. If the Transaction is consummated, Lexington may issue and assume substantial indebtedness in the form of the dissenter debentures and mortgages payable encumbering the Net Partnership properties. This increased debt service may increase the risk of Lexington's default. This increased leverage could adversely affect Lexington's financial condition and results of operations, the market price of its common shares and its ability to make distributions.

     - Fixed Minimum Number of Common Shares. The minimum number of common shares to be exchanged as merger consideration is fixed. If the average closing price is more than $16.00 per share, Lexington will nevertheless be obligated to issue to the limited partners of the Net Partnerships the same number of common shares per unit as it would have been obligated had the average closing price been $16.00 per share.

     - Transaction Costs. Lexington will bear significant costs, estimated to be approximately $2.01 million, in connection with the consummation of the Transaction.

     - Smaller Percentage Ownership Interest. Shareholders will have a smaller percentage ownership and voting interest in Lexington after the Transaction.

     - Dilution of Ownership Interest. There is a risk of dilution of Lexington's current shareholders in the event the merger consideration exceeds the fair market value of the Net Partnerships. As a result of this possible dilution there may be a corresponding negative effect on net income per share.

     Net Partnerships. The general partners of the Net Partnerships believe that the following are the detriments to the limited partners of the Net Partnerships associated with the Transaction:

     - Taxable Transaction. The limited partners will realize taxable gain or loss in the mergers. Limited partners receiving common shares will be able to liquidate their common shares and use the cash proceeds and the cash received as 50% of their merger consideration towards the payment of any taxes due on any taxable gain.

     - Transaction Costs. The Net Partnerships will bear significant costs, estimated to be approximately $0.63 million each, in connection with consummating the Transaction.

     - Failure to Realize Benefits. The anticipated benefits of the mergers may not be realized.

     - Increase in Leverage. If the Transaction is consummated, Lexington may issue and assume substantial indebtedness in the form of the dissenter debentures and mortgages payable encumbering the Net Partnership properties. This increased debt service may increase the risk of Lexington's default. This increased leverage could also adversely affect Lexington's financial condition and results of operations, the market price of its common shares and its ability to make distributions or payments on the dissenter debentures.

     - Fluctuations in the Value of the Merger Consideration. The prices at which the common shares trade will fluctuate following the mergers, and may not correspond to 50% of the fair market value of the Net Partnerships.

     - Fixed Maximum Number of Common Shares. The maximum number of common shares to be exchanged as merger consideration is fixed. If the average closing price is less than $14.00 per share, limited partners will not be entitled to receive any more common shares per unit than they would have received had the average closing price been $14.00 per share.

     - Smaller Percentage Ownership Interest. Limited partners will have a smaller percentage ownership and voting interest in Lexington after the Transaction than they have in their Net Partnership.

     - Dilution to Net Income and Book Value. On a pro forma per unit equivalent basis, the mergers are immediately dilutive to both per unit net income and book value of the Net Partnerships. Specifically, the diluted pro forma net income per unit for the year ended December 31, 2000 is reduced for Net 1 by $19.35 - $22.85 to $27.62 per unit, and for Net 2 is reduced by $1.01 - $1.72 to $2.76 per unit, and the diluted pro forma net income per unit for the six months ended June 30, 2001 is reduced for Net 1 by $26.27 - $29.22 to $14.50 per unit, and for Net 2 is reduced by $2.66 - $3.40 to $1.45 per unit. The immediate dilution of book value as of June 30, 2001 for Net 1 is $71.84 per unit and for Net 2 is $9.80 per unit.

     - No Independent Representation. The general partners did not retain an unaffiliated representative to negotiate on behalf of the Net Partnerships, either individually or together, or on behalf of the limited partners, in the mergers.

CONSEQUENCES IF MERGERS NOT CONSUMMATED

     If the mergers are not consummated, each Net Partnership will continue to operate as a separate legal entity, with its own assets and liabilities, and with no change in its investment objectives, policies and restrictions.

EFFECTIVE TIME OF THE MERGERS

     As soon as practicable after satisfaction of all conditions to consummation of the mergers, Lexington and the Net Partnerships will file certificates of merger with the Secretary of State of the State of Delaware in order to effect the mergers. The mergers will become effective upon the filing of the certificates of merger, or at a later time which Lexington and the general partners will have agreed upon and designated in their filings in accordance with applicable law. Lexington and each of the Net Partnerships have the right, acting unilaterally, so long as they have not willfully and materially breached the relevant merger agreement, to terminate the relevant merger agreement should the relevant merger not be consummated by the close of business on December 31, 2001. It is expected that the mergers will be consummated in the fourth quarter of 2001.

TRANSACTION EXPENSES

     Net 1, Net 2 and Lexington will each be responsible for and bear the aggregate costs and expenses incurred by each of them at any time in connection with pursuing, negotiating or consummating the Transaction. Net 1 and Net 2 will each bear 50% of the fees and expenses of Cohen & Steers. Lexington will enter into an indemnification agreement with each of the general partners that will provide indemnification protection to each of the general partners and their respective affiliates with respect to claims which could arise in connection with the proposed Transaction, whether or not the Transaction is consummated.

COMPARISON OF RIGHTS OF THE LIMITED PARTNERS AND SHAREHOLDERS OF LEXINGTON

     The rights of limited partners are currently governed by Delaware law and by the terms and conditions of the respective limited partnership agreement. If the mergers are approved, the rights of the limited partners receiving common shares will be governed by Maryland law, the Lexington Declaration of Trust and the Lexington By-Laws, all of which differ from the partnership agreements.

FEDERAL INCOME TAX CONSIDERATIONS

     Paul, Hastings, Janofsky & Walker LLP has given an opinion to Lexington to the effect that the material federal income tax consequences of the mergers to the limited partners are as discussed in the section entitled "FEDERAL INCOME TAX CONSIDERATIONS" beginning on page 173.

     - As discussed in that section, the limited partners will realize taxable gain or loss in the mergers, whether they receive common shares and cash or dissenter debentures. The general partners have determined that an original limited partner's estimated taxable gain for each Net 1 unit and each Net 2 unit would be approximately $40.76 and $4.87, respectively. Gain or loss will be recognized in the year the mergers are consummated.

     - The amount of taxable gain per unit described above is only an estimate and will ultimately vary by limited partner. The amount of a limited partner's taxable gain or loss will depend on whether the limited partner receives common shares and cash or elects to receive dissenter debentures. Based on Treasury regulations, a consenting limited partner that receives common shares and cash will be treated as selling its units. It would realize taxable gain or loss based on the consideration it receives and its share of partnership liabilities assumed, less its adjusted tax basis in its units. A limited partner that does not consent to sale treatment and elects to receive dissenter debentures will be allocated its share of gain or loss from its respective Net Partnership. To the extent a Net Partnership's limited partners elect to receive dissenter debentures, such Net Partnership will be treated as transferring its assets and liabilities to Net 3 in exchange for the dissenter debentures. The transfer will be a taxable sale to the Net Partnership and will result in the allocation of taxable gain or loss to each dissenting limited partner. Each dissenting limited partner will then be treated as receiving its share of dissenter debentures in liquidation of its Net Partnership.

     Tax matters are very complicated, and the tax consequences of the mergers to limited partners will depend on the facts of each individual situation. You should consult your tax advisor for a full understanding of the Transaction's tax consequences to you.

INFORMATION CONCERNING THE AMENDMENT TO LEXINGTON'S DECLARATION OF TRUST

     In addition to the proposals relating to the Transaction, Lexington's shareholders are being asked to approve and adopt the Articles of Amendment pursuant to which Lexington's Declaration of Trust will be amended to increase the number of common shares that Lexington has authority to issue from 40,000,000 common shares to 80,000,000 common shares. A copy of the Articles of Amendment is attached to this Joint Consent and Proxy Solicitation Statement/Prospectus as Annex A-5. Following consummation of the Transaction, the number of common shares which would be available for issuance from time to time for various business purposes that the Board of Trustees may in the future deem advisable would be diminished.

The Board of Trustees believes that an increase in the number of authorized common shares will provide additional common shares for issuance, without the delay and expense of further shareholder approval, for various business purposes as the Board of Trustees may in the future deem advisable, including, but not limited to, as consideration in connection with acquisitions and to raise additional capital for Lexington. However, the Board of Trustees is not presently contemplating any specific transactions that would require the approval of this proposed increase.

APPROVAL OF MERGER AND PROPOSED AMENDMENT; ELECTION OF MERGER CONSIDERATION

     VOTING PROCEDURES FOR LEXINGTON SHAREHOLDERS

     Shareholders may vote at the special meeting of the shareholders of Lexington, to be held at 10 a.m. local time, on November 28, 2001, at The Chase Conference Center, 270 Park Avenue, New York, New York, 10017, by attending the meeting and voting in person, by completing the enclosed proxy card and returning it in the enclosed postage paid envelope or by faxing it to the transfer agent as directed below. Proxies will be received, tabulated and certified as to time of receipt and vote by Mellon Investor Services LLC, Lexington's transfer agent. Proxies should be returned to Mellon at 44 Wall Street, 7th Floor, New York, NY 10005, Attention: Lexington Proxies, or faxed to Mellon at (917) 320-6314. Faxed proxies will be accepted until the polls close on the date of the special meeting.

     Shareholders of Lexington should indicate on the enclosed proxy how they vote in respect of each of the proposals, then sign and mail it in the enclosed return envelope as soon as possible so that their shares may be voted "For" or "Against" the proposals. If shareholders sign and send in their proxy but do not indicate how they want to vote, their proxy will be counted as a vote "For" the mergers and the amendment. If the shareholders do not return a proxy or indicate on their proxy that they abstain, it will count as a vote "Against" the mergers.

     Shareholders of Lexington may revoke their proxy by either:

     - delivering to the Secretary of Lexington, prior to the taking of the vote at the special meeting, a written notice of revocation bearing a date later than the date of the proxy or a later-dated proxy relating to the same shares; or

     - attending the meeting and voting in person.

     If the shareholders have any questions regarding the Transaction, they should call Mellon toll free at (800) 279-1247.

     CONSENT PROCEDURES FOR NET PARTNERSHIPS

     Each limited partner is requested to:

     - indicate on the enclosed consent form whether they consent or deny consent to the Transaction;

     - complete all other applicable sections of the consent form;

     - sign and date the consent form; and

     - return the consent form for receipt, in original or by facsimile, to the Net Partnerships' solicitation agent before the end of the solicitation period.

     Morrow & Co., Inc. has been designated as the Net Partnerships' solicitation agent for purposes of the Transaction. Limited partners should return their consent form to Morrow at 445 Park Avenue, New York, New York 10022, Attention: William P. Smith, or fax it to Morrow at (212) 754-8300. Faxed consents will be accepted until 12:00 midnight, New York time, on November 27, 2001. Limited partners should return their consent forms as soon as possible to ensure that their units are counted in determining whether their Net Partnership approves the Transaction.

     The consent solicitation period will continue until 12:00 midnight on November 27, 2001 unless the requisite vote is received prior to that date or the general partners extend the consent solicitation period with requisite limited partner consent.

     A consent by a limited partner to a Net Partnership's participation in the Transaction will constitute a consent by that limited partner to all actions by that Net Partnership necessary to consummate the Transaction, including any required amendments to the Net Partnership's partnership agreements.

     If a limited partner signs and sends in its consent form and does not indicate whether it gives or denies consent, the consent form will be counted as having consented to the Transaction. If a limited partner does not return its consent form or the limited partner indicates on its consent form that it abstains, the consent form will count as having denied consent to the Transaction.

     A limited partner that receives common shares and cash will be deemed to consent to treatment of the merger of its respective Net Partnership as a sale of its units for tax purposes. A limited partner that does not consent to this treatment may not receive common shares and cash and must elect to receive dissenter debentures.

     Limited partners may revoke their consent by delivering a written notice of revocation bearing a later date than the consent or a later-dated consent relating to the same units to Morrow or by calling Morrow toll free at (877) 807-8896. Limited partners may withdraw or revoke their consent at any time before the earlier of November 27, 2001 or the date on which consents from limited partners equal to more than 50% of the limited partnership interests are received by their Net Partnership.

     If the limited partners have any questions regarding the Transaction, they should call Morrow toll free at (877) 807-8896. Limited partners can obtain additional information about the Transaction, including information regarding the exchange rate and the number of consents received, by calling Morrow toll free at (877) 807-8896.

     RECORD DATE; VOTES REQUIRED

     Lexington. Only holders of shares of record at the close of business on October 12, 2001 will be entitled to notice of and to vote at the Lexington meeting of shareholders. The merger agreements and the amendment to Lexington's Declaration of Trust will be approved if Lexington receives the affirmative vote, in person or by proxy, of a majority of the outstanding shares entitled to vote at the Lexington meeting. As of the record date for the meeting, there were 22,277,159 common shares and 2,000,000 preferred shares outstanding and entitled to vote. The members of the Board of Trustees and executive officers of Lexington and their affiliates beneficially owned, as of the record date 910,790 common shares and 2,000,000 preferred shares, which represented approximately 12.0% of the outstanding voting shares. Abstentions and broker non-votes have the same effect as a vote against the proposals.

     The Net Partnerships. Only limited partners of record at the close of business on October 12, 2001 will be entitled to consent or deny consent to the Transaction. Limited partners of record on the record date are entitled to consent or deny consent with respect to each unit held. As of October 10, 2001, which was the latest practicable date prior to the printing of this Joint Consent and Proxy Solicitation Statement/Prospectus, the number of units held by limited partners of Net 1 and Net 2 was 30,772 and 477,167, respectively, and the number of those units which must consent in order to approve the Transaction was 15,387 and 238,584, respectively. The consent of the holders of a majority of the outstanding units of each Net Partnership, is required to approve the relevant merger and the amendment to the relevant partnership agreement. Abstentions and broker non-votes will have the same effect as denying consent to the relevant merger and the amendments to the relevant partnership agreements.

     Lexington held, as of October 10, 2001, which was the latest practicable date prior to the printing of this Joint Consent and Proxy Solicitation Statement/Prospectus, approximately 540 limited partnership units of Net 1, (representing approximately 1.8% of the outstanding units) and 15,782 limited partnership units of Net 2 (representing approximately 3.3% of the outstanding units). Lexington intends to consent to the Transaction with respect to these units.

     PROCEDURE FOR LIMITED PARTNERS TO RECEIVE DISSENTER DEBENTURES

     Limited partners will have the option of electing to receive their merger consideration in the form of dissenter debentures in lieu of common shares and cash. In order to receive dissenter debentures, a limited partner must:

     - deny consent to the applicable merger on a consent form returned to the solicitation agent no later than the expiration of the solicitation period; and

     - affirmatively elect to receive dissenter debentures on that consent form, indicating its specific agreement and consent to receive their merger consideration in the form of dissenter debentures in lieu of common shares and cash.

     The failure of a limited partner to comply with the procedures described above will have the effect of, and will be equivalent to, affirmatively waiving such limited partner's option to receive their merger consideration in the form of dissenter debentures. Limited partners who consent to the Transaction, abstain from consenting to the Transaction or fail to return a properly completed and signed consent form will not be eligible to receive dissenter debentures.

     A limited partner who denies consent to the Transaction is not required to elect to receive its merger consideration in the form of dissenter debentures. An election to receive dissenter debentures should only be made by a limited partner who wishes to receive its merger consideration in the form of dissenter debentures in lieu of common shares and cash.

     VOTING SHARES OR UNITS HELD IN "STREET NAME"

     Only a shareholder's or limited partner's broker may vote shares or units held in "street name." A broker may not vote a shareholder's shares or a limited partner's units without instructions from the shareholder or limited partner, as the case may be. Shareholders and limited partners should instruct their broker to vote their shares or units by following the directions they provide to their broker. If shareholders or limited partners do not provide their broker with instructions as to how to vote their shares or units, their broker will not be permitted to vote their shares or units, and the effect will be a vote against the Transaction.

     DISSENTERS' RIGHTS

     Lexington Shareholders. Lexington shareholders will not have dissenters' appraisal rights as a result of the mergers or the amendment of Lexington's Declaration of Trust.

     Limited Partners. Limited partners will not have dissenters' appraisal rights as a result of the mergers, but may elect to receive dissenter debentures as described above.

     NO RIGHTS TO INDEPENDENT APPRAISAL

     If you are a limited partner and your Net Partnership approves the Transaction, you will have no right to an independent valuation of your Net Partnership paid for by Lexington or by your general partners, even if you denied consent to the Transaction.

SUMMARY FINANCIAL INFORMATION

     The following summaries set forth financial information for Lexington and each of the Net Partnerships on a historical basis and, for Lexington, on a pro forma basis assuming the Transaction occurred on January 1, 2000 for income statement purposes and June 30, 2001 for balance sheet purposes. These summaries should be read in conjunction with, and are qualified in their entirety by, the historical financial statements and accompanying notes of Lexington and each of the Net Partnerships. These financial statements are included or incorporated by reference in this Joint Consent and Proxy Solicitation Statement/Prospectus.

     The historical financial information of Lexington and each of the Net Partnerships at December 31, 2000 and 1999 and for each of the years in the three year period ended December 31, 2000 has been derived from the historical financial statements of Lexington and each of the Net Partnerships audited by KPMG LLP, independent auditors. The reports of KPMG LLP with respect to the financial statements of Lexington and each of the Net Partnerships as of December 31, 2000 and 1999 and for each of the three years in the period ended December 31, 2000 are incorporated by reference in this Joint Consent and Proxy Solicitation Statement/Prospectus. The financial information as of June 30, 2001 and 2000 and for the six month periods then ended has been derived from the unaudited financial statements of Lexington and each of the Net Partnerships. In the opinion of the management of Lexington and the general partners of each of the Net Partnerships, the financial statements include all adjustments, which are all of a normal recurring nature, necessary to fairly present the information set forth in the statements. The results for the six month periods may not be indicative of the results to be expected for the full year. The financial statements of Lexington and each of the Net Partnerships as of December 31, 1998, 1997 and 1996 and for each of the years in the two year period ended December 31, 1997 were derived from Lexington's and each of the Net Partnership's audited financial statements.

                      LEXINGTON CORPORATE PROPERTIES TRUST
          SUMMARY HISTORICAL AND PRO FORMA CONSOLIDATED OPERATING DATA

                                                        YEAR ENDED DECEMBER 31,
                              ---------------------------------------------------------------------------
                                                                                               PRO FORMA
                                 1996         1997         1998         1999         2000         2000
                              ----------   ----------   ----------   ----------   ----------   ----------
                                        (DOLLAR AMOUNTS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
OPERATING DATA:
REVENUES:
Rental......................  $   31,244   $   42,493   $   62,846   $   75,760   $   76,824   $   92,874
Equity in earnings of non-
  consolidated entities.....          --           --           --           --        1,851        2,900
Interest and other..........         431        1,076        2,271        1,540        1,330        1,640
                              ----------   ----------   ----------   ----------   ----------   ----------
Total revenues..............      31,675       43,569       65,117       77,300       80,005       97,414
                              ----------   ----------   ----------   ----------   ----------   ----------
EXPENSES:
Interest....................      12,818       16,644       23,055       29,099       29,581       34,560
Depreciation and
  amortization of real
  estate....................       7,627       10,608       15,083       18,000       17,513       20,842
Amortization of deferred
  expenses..................         619          876          987          991        1,497        1,887
General and
  administrative............       3,125        3,644        4,518        4,687        4,902        6,026
Property operating..........       1,330          922          857        1,865        1,504        1,504
Transactional expenses......          --           --          559           --           --           --
Property arbitration
  litigation expense........          --          168           --           --           --           --
                              ----------   ----------   ----------   ----------   ----------   ----------
Total expenses..............      25,519       32,862       45,059       54,642       54,997       64,819
                              ----------   ----------   ----------   ----------   ----------   ----------
Income before gain (loss) on
  sale of properties,
  minority interests and
  extraordinary items.......       6,156       10,707       20,058       22,658       25,008       32,595
Gain (loss) on sale of
  properties................          --        3,517         (388)       5,127        2,959           --
                              ----------   ----------   ----------   ----------   ----------   ----------
Income before minority
  interests and
  extraordinary items.......       6,156       14,224       19,670       27,785       27,967       32,595
Minority interests..........         690        2,442        3,933        6,438        6,015        5,870
Extraordinary items.........          --       (3,189)          --           --           --           --
                              ----------   ----------   ----------   ----------   ----------   ----------
Net income..................  $    5,466   $    8,593   $   15,737   $   21,347   $   21,952   $   26,725
                              ==========   ==========   ==========   ==========   ==========   ==========
Income Per Common
  Share -- Basic
Before extraordinary
 items......................  $     0.58   $     0.61   $     0.79   $     1.11   $     1.15   $     1.03
Extraordinary item..........          --   $    (0.28)          --           --           --           --
Net income..................  $     0.58   $     0.33   $     0.79   $     1.11   $     1.15   $     1.03
Weighted average common
  shares outstanding........   9,392,727   11,444,589   16,835,414   16,979,925   16,900,039   23,445,039
Income Per Common
  Share -- Diluted
Before extraordinary
 items......................  $     0.56   $     0.59   $     0.78   $     1.08   $     1.10   $     1.01
Extraordinary items.........          --   $    (0.27)          --           --           --           --
Net income..................  $     0.56   $     0.32   $     0.78   $     1.08   $     1.10   $     1.01
Weighted average common
  shares outstanding........  10,897,011   11,639,683   21,983,876   24,945,267   24,714,219   29,379,475

                                   SIX MONTHS ENDED JUNE 30,
                              ------------------------------------
                                                        PRO FORMA
                                 2000         2001         2001
                              ----------   ----------   ----------
                              (DOLLAR AMOUNTS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
OPERATING DATA:
REVENUES:
Rental......................  $   38,318   $   38,734   $   47,030
Equity in earnings of non-
  consolidated entities.....         633        1,416        1,832
Interest and other..........         692          531          580
                              ----------   ----------   ----------
Total revenues..............      39,643       40,681       49,442
                              ----------   ----------   ----------
EXPENSES:
Interest....................      14,655       15,344       17,223
Depreciation and
  amortization of real
  estate....................       8,793        8,718       10,351
Amortization of deferred
  expenses..................         673          756          903
General and
  administrative............       2,598        2,457        3,173
Property operating..........         768          714          714
Transactional expenses......          --           --           --
Property arbitration
  litigation expense........          --           --           --
                              ----------   ----------   ----------
Total expenses..............      27,487       27,989       32,364
                              ----------   ----------   ----------
Income before gain (loss) on
  sale of properties,
  minority interests and
  extraordinary items.......      12,156       12,692       17,078
Gain (loss) on sale of
  properties................       2,662           --           --
                              ----------   ----------   ----------
Income before minority
  interests and
  extraordinary items.......      14,818       12,692       17,078
Minority interests..........       3,001        2,754        2,789
Extraordinary items.........          --         (270)          --
                              ----------   ----------   ----------
Net income..................  $   11,817   $    9,668   $   14,289
                              ==========   ==========   ==========
Income Per Common
  Share -- Basic
Before extraordinary
 items......................  $     0.63   $     0.50   $     0.55
Extraordinary item..........          --   $    (0.02)          --
Net income..................  $     0.63   $     0.48   $     0.55
Weighted average common
  shares outstanding........  16,881,301   17,219,900   23,764,900
Income Per Common
  Share -- Diluted
Before extraordinary
 items......................  $     0.59   $     0.48   $     0.53
Extraordinary items.........          --   $    (0.01)          --
Net income..................  $     0.59   $     0.47   $     0.53
Weighted average common
  shares outstanding........  24,604,990   23,039,062   29,627,395

NOTE: CALCULATION OF PRO FORMA EARNINGS PER SHARE CAN BE FOUND ON PAGE F-7.
      HISTORICAL EARNINGS PER SHARE CALCULATIONS CAN BE FOUND IN ALL FORM 10-K AND 10-Q FILINGS.

                      LEXINGTON CORPORATE PROPERTIES TRUST
   SUMMARY HISTORICAL AND PRO FORMA CONSOLIDATED BALANCE SHEET AND OTHER DATA

                                                         DECEMBER 31,                                  JUNE 30,
                                     ----------------------------------------------------   -------------------------------
                                                                                                                  PRO FORMA
                                       1996       1997       1998       1999       2000       2000       2001       2001
                                     --------   --------   --------   --------   --------   --------   --------   ---------
                                                    (DOLLAR AMOUNTS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
BALANCE SHEET DATA:
Real estate, at cost, net..........  $289,326   $441,114   $609,717   $606,592   $584,198   $592,880   $577,040   $719,488
Investment in non-consolidated
  entities.........................        --         --         --     11,523     40,836     20,210     46,193     46,193
Cash and cash equivalents..........     2,468      3,640     11,084      8,837      4,792      3,128     10,935     13,949
Restricted cash....................     3,750      5,499      3,545      2,470      1,598      2,231      1,819      1,819
Other assets, net..................    14,840     18,120     22,661     27,059     36,953     36,828     40,581     37,430
                                     --------   --------   --------   --------   --------   --------   --------   --------
                                     $310,384   $468,373   $647,007   $656,481   $668,377   $655,277   $676,568   $818,879
                                     ========   ========   ========   ========   ========   ========   ========   ========
Mortgages and notes payable........  $187,740   $220,934   $354,281   $372,254   $387,326   $372,525   $398,569   $447,411
Origination fees payable, including
  accrued interest.................     5,636      5,885      5,849      6,781      6,703      6,701      6,671      6,671
Accounts payable and other
  liabilities......................     1,816      6,479      7,352      6,168      6,473      6,475      5,041      7,821
Minority interests.................    22,533     28,240     74,381     66,303     64,812     65,890     58,834     59,144
Preferred shares...................        --     24,369     24,369     24,369     24,369     24,369     24,369     24,369
Common shares, with put options....        --         --         --      3,809      3,809      3,809      3,809      3,809
Shareholders' equity...............    92,659    182,466    180,775    176,797    174,885    175,508    179,275    269,654
                                     --------   --------   --------   --------   --------   --------   --------   --------
                                     $310,384   $468,373   $647,007   $656,481   $668,377   $655,277   $676,568   $818,879
                                     ========   ========   ========   ========   ========   ========   ========   ========
OTHER DATA:
Net cash flows from operating
  activities.......................  $ 14,975   $ 23,823   $ 32,008   $ 39,411   $ 40,803   $ 19,869   $ 21,172   $ 26,247
Net cash flows from investing
  activities.......................   (16,955)  (110,767)  (111,080)   (64,942)   (38,549)   (22,294)    (9,558)    (9,558)
Net cash flows from financing
  activities.......................     1,859     88,116     86,516     23,284     (6,299)    (3,284)    (5,471)    (8,714)
Funds From Operations(A)...........  $ 13,783   $ 21,315   $ 35,141   $ 40,652   $ 46,316   $ 22,450   $ 24,571   $ 29,631
Ratio of earnings to combined fixed
  charges and preferred
  dividends........................      1.41       1.59       1.51       1.58       1.55       1.63       1.53       1.69
Cash dividends per common share....  $   1.10   $   1.16   $   1.17   $   1.20   $   1.22   $   0.60   $   0.63   $   0.63

CALCULATION OF RATIO OF EARNINGS TO COMBINED FIXED CHARGES AND PREFERRED DIVIDENDS:
EARNINGS:
Income before extraordinary
  items............................  $  5,466   $ 11,782   $ 15,737   $ 21,347   $ 21,952   $ 11,817   $  9,938   $ 14,289
Add: Interest
     expense -- mortgage...........    12,818     16,644     23,055     29,099     29,581     14,655     15,344     17,223
     Amortization debt cost........       566        823        933        971      1,067        521        431        431
Less: Equity in earnings of less
      than 50% owned entities......       (13)       (36)       (52)       (61)    (1,428)      (530)    (1,496)    (1,912)
Add: Cash distributions from less
     than 50% owned entities.......         3          3          3         --        810        495      2,156      2,156
                                     --------   --------   --------   --------   --------   --------   --------   --------
Total..............................  $ 18,840   $ 29,216   $ 39,676   $ 51,356   $ 51,982   $ 26,958   $ 26,373   $ 32,187
                                     ========   ========   ========   ========   ========   ========   ========   ========
FIXED CHARGES:
Interest expense -- mortgage.......  $ 12,818   $ 16,644   $ 23,055   $ 29,099   $ 29,581   $ 14,655   $ 15,344   $ 17,223
Capitalized interest expense.......        --         --         --         --        241         71         99         99
Preferred stock dividend...........        --        916      2,254      2,520      2,562      1,260      1,323      1,323
Amortization debt cost.............       566        823        933        971      1,067        521        431        431
                                     --------   --------   --------   --------   --------   --------   --------   --------
Combined fixed charges.............  $ 13,384   $ 18,383   $ 26,242   $ 32,590   $ 33,451   $ 16,507   $ 17,197   $ 19,076
                                     ========   ========   ========   ========   ========   ========   ========   ========
Ratio of earnings to fixed
  charges..........................      1.41       1.59       1.51       1.58       1.55       1.63       1.53       1.69
                                     ========   ========   ========   ========   ========   ========   ========   ========

---------------

(A) Lexington believes that funds from operations ("FFO") enhances an investor's understanding of Lexington's financial condition, results of operations and cash flows. Lexington believes that FFO is an appropriate measure of the performance of an equity REIT, and that it can be one measure of a REIT's ability to make cash distributions. FFO is defined in the October 1999 "White Paper", issued by the National Association of Real Estate Investment Trusts, Inc. ("NAREIT") as "net income (or loss) computed in accordance with generally accepted accounting principles ("GAAP"), excluding gains (or losses) from sales of property, plus real estate depreciation and amortization and after adjustments for unconsolidated partnerships and joint ventures." Lexington's method of calculating FFO may be different from methods used by other REITs and accordingly is not comparable to such other REITs. FFO should not be considered an alternative to net income as an indicator of operating performance or to cash flows from operating activities as determined in accordance with GAAP, or as a measure of liquidity to other consolidated income or cash flow statement data as determined in accordance with GAAP.

                                   NET 1 L.P.
                 SUMMARY HISTORICAL CONSOLIDATED FINANCIAL DATA

                                                                                            SIX MONTHS
                                                  YEAR ENDED DECEMBER 31,                 ENDED JUNE 30,
                                      ------------------------------------------------   -----------------
                                       1996      1997      1998       1999      2000      2000      2001
                                      -------   -------   -------   --------   -------   -------   -------
                                             (DOLLAR AMOUNTS IN THOUSANDS, EXCEPT PER UNIT AMOUNTS)
INCOME STATEMENT DATA:
Rental revenues.....................  $ 2,707   $ 2,992   $ 3,265   $  3,375   $ 4,774   $ 2,462   $ 2,863
Interest and other income...........      117        88        82        169       163       102        37
Interest expense....................      388       469       510        764     1,605       750       810
Depreciation........................      393       439       476        510       941       424       506
General and administrative..........      496       317       474        455       447       183       247
Transaction costs...................       --        --        74         --       400        --        --
Gain on sale of properties, net.....       --        --        --      3,371        --        --        --
                                      -------   -------   -------   --------   -------   -------   -------
Net income..........................  $ 1,547   $ 1,855   $ 1,813   $  5,186   $ 1,544   $ 1,207   $ 1,337
                                      =======   =======   =======   ========   =======   =======   =======
Net income per unit(A)..............  $46.39-   $55.85-   $54.82-   $157.34-   $46.97-   $36.67-   $40.77-
                                       $51.03    $61.00    $59.50    $169.87    $50.47    $39.49    $43.72
BALANCE SHEET DATA:
Real estate, net....................  $20,575   $23,705   $23,229   $ 36,228   $43,852   $43,687   $43,349
Cash and cash equivalents...........    2,123     1,312     1,688      1,951       782     2,121     1,045
Restricted cash.....................       --        --        --      1,710        --     1,644        --
Mortgage notes payable..............    3,552     5,676     5,344     16,272    20,386    23,696    20,039
Partners' capital...................   19,508    19,792    20,034     23,649    23,622    24,070    24,173
Total assets........................   23,179    25,663    25,534     40,921    46,355    48,369    45,915
Total liabilities...................    3,671     5,871     5,500     17,272    22,733    24,299    21,742
OTHER DATA:
Net cash flows from operating
  activities........................  $ 2,013   $ 2,206   $ 2,279   $  2,602   $ 2,656   $ 1,464   $ 1,450
Net cash flows from investing
  activities........................       --    (1,205)       --       (336)   (1,509)     (137)       --
Net cash flows from financing
  activities........................   (1,706)   (1,812)   (1,903)    (2,003)   (2,316)   (1,157)   (1,187)
Change in cash and cash
  equivalents.......................      307      (811)      376        263    (1,169)      170       263
Distributions -- limited partners...    1,540     1,540     1,540      1,540     1,540       770       770
Distributions per unit -- limited
  partners..........................    50.04     50.04     50.04      50.04     50.04     25.02     25.02
Book value per unit -- limited
  partners..........................   639.80    648.84    656.54     771.64    770.80    785.06    788.35
CALCULATION OF RATIO OF EARNINGS TO
  FIXED CHARGES:
Income before extraordinary items...  $ 1,547   $ 1,855   $ 1,813   $  5,186   $ 1,544   $ 1,207   $ 1,337
Add:
  Interest expense..................      388       469       510        764     1,605       750       810
                                      -------   -------   -------   --------   -------   -------   -------
Total...............................  $ 1,935   $ 2,324   $ 2,323   $  5,950   $ 3,149   $ 1,957   $ 2,147
                                      =======   =======   =======   ========   =======   =======   =======
Fixed Charges:
  Interest on indebtedness including
    capitalized interest............  $   388   $   469   $   510   $    764   $ 1,605   $   750   $   810
                                      =======   =======   =======   ========   =======   =======   =======
Ratio of earnings to fixed
  charges...........................     4.99      4.96      4.55       7.79      1.96      2.61      2.65

---------------

(A) Amounts vary depending upon the date on which a limited partner was admitted to the partnership.

                                   NET 2 L.P.
                 SUMMARY HISTORICAL CONSOLIDATED FINANCIAL DATA

                                                                                              SIX MONTHS
                                                    YEAR ENDED DECEMBER 31,                 ENDED JUNE 30,
                                       -------------------------------------------------   -----------------
                                        1996      1997       1998       1999      2000      2000      2001
                                       -------   -------   --------   --------   -------   -------   -------
                                              (DOLLAR AMOUNTS IN THOUSANDS, EXCEPT PER UNIT AMOUNTS)
INCOME STATEMENT DATA:
Rental revenues......................  $ 5,442   $ 5,934   $  6,871   $ 10,086   $10,126   $ 4,990   $ 5,526
Interest and other income............      471       149         92        248       541       274       140
Interest expense.....................    1,568     1,875      2,277      4,696     4,785     2,267     2,198
Depreciation.........................      994     1,074      1,238      2,049     2,049       968     1,037
Amortization of deferred expenses....      143       136        154        187       383       102       147
General and administrative...........      900       634        744        775     1,011       394       549
Transaction costs....................       --        --         74         --       400        --        --
Gain on sale of properties, net......       --        --      4,516        784        --        --       480
                                       -------   -------   --------   --------   -------   -------   -------
Net income...........................  $ 2,308   $ 2,364   $  6,992   $  3,411   $ 2,039   $ 1,533   $ 2,215
                                       =======   =======   ========   ========   =======   =======   =======
Net income per unit(A)...............   $4.02-    $4.20-    $12.62-     $6.24-    $3.77-    $2.82-    $4.11-
                                         $5.23     $5.30     $15.55      $7.53     $4.48     $3.38     $4.85
BALANCE SHEET DATA:
Real estate, net.....................  $43,418   $49,722   $ 61,512   $ 75,957   $94,281   $95,352   $90,051
Cash and cash equivalents............    4,125     2,181        518        566       777     1,192     1,519
Restricted cash......................      100        --      9,861     12,508        --        --        --
Mortgage notes payable...............   17,181    22,106     41,519     51,927    59,254    59,663    55,183
Partners' capital....................   32,518    32,447     37,004     37,980    37,584    38,296    38,582
Total assets.........................   50,002    55,001     78,918     90,433    97,607    98,512    94,618
Total liabilities....................   17,484    22,554     41,914     52,453    60,023    60,216    56,036
OTHER DATA:
Net cash flows from operating
  activities.........................  $ 3,444   $ 3,370   $  3,452   $  4,638   $ 3,929   $ 2,333   $ 2,625
Net cash flows from investing
  activities.........................       --    (2,319)   (21,887)   (21,438)   (7,865)   (7,855)    3,673
Net cash flows from financing
  activities.........................      (52)   (2,995)    16,772     16,848     4,147     6,148    (5,556)
Change in cash and cash
  equivalents........................    3,392    (1,944)    (1,663)        48       211       626       742
Distributions -- limited partners....    2,386     2,386      2,386      2,386     2,386     1,193     1,193
Distributions per unit -- limited
  partners...........................     5.00      5.00       5.00       5.00      5.00      2.50      2.50
Book value per unit -- limited
  partners...........................    68.91     68.76      78.12      80.13     79.31     80.77     81.36
CALCULATION OF RATIO OF EARNINGS TO
  FIXED CHARGES:
Income before extraordinary items....  $ 2,308   $ 2,364   $  6,992   $  3,411   $ 2,039   $ 1,533   $ 2,215
Add:
  Interest expense...................    1,568     1,875      2,277      4,696     4,785     2,267     2,198
  Amortization of debt costs.........      143       136        154        187       383       102       147
                                       -------   -------   --------   --------   -------   -------   -------
Income before gain on sale of real
  estate, net as adjusted............  $ 4,019   $ 4,375   $  9,423   $  8,294   $ 7,207   $ 3,902   $ 4,560
                                       =======   =======   ========   ========   =======   =======   =======
Fixed Charges:
  Interest on indebtedness including
    capitalization interest..........  $ 1,568   $ 1,875   $  2,277   $  4,696   $ 4,785   $ 2,267   $ 2,198
  Amortization of debt costs.........      143       136        154        187       383       102       147
                                       -------   -------   --------   --------   -------   -------   -------
Combined fixed charges...............  $ 1,711   $ 2,011   $  2,431   $  4,883   $ 5,168   $ 2,369   $ 2,345
                                       =======   =======   ========   ========   =======   =======   =======
Ratio of earnings to fixed charges...     2.35      2.18       3.88       1.70      1.39      1.65      1.94

---------------

(A) Amounts vary depending upon the date on which a limited partner was admitted to the partnership.

                                  RISK FACTORS

     Before you decide how to vote on the Transaction proposals, you should be aware that there are various risks involved in the Transaction. In addition to the other information included in this Joint Consent and Proxy Solicitation Statement/Prospectus, you should carefully consider the following list that summarizes the material risks related to the mergers.

THE LIMITED PARTNERS' INVESTMENT, AFTER THE CLOSING DATE OF THE MERGERS, WILL BE SUBJECT TO PRICE FLUCTUATIONS. AS A RESULT OF THESE FLUCTUATIONS, THE FAIR MARKET VALUE OF THE MERGER CONSIDERATION AFTER THE TRANSACTION MAY NOT CORRESPOND TO THE ADJUSTED NET ASSET VALUE OF THE NET PARTNERSHIPS.

     The prices of the common shares will fluctuate after the Transaction with changes in market and economic conditions, the financial condition of Lexington and other factors that generally influence the market prices of securities, including the market perception of REITs in general. Also, it is possible that, within a short period of time after consummation of the Transaction or at other times, a significant number of shareholders, including former limited partners who receive common shares in the Transaction and the holders of any of Lexington's convertible securities, may seek to sell a relatively large number of such common shares with a potentially consequent adverse effect on the trading price. Such fluctuations may depress the market price of Lexington common shares independent of the financial performance of Lexington. For example, REIT stocks underperformed in the broader equity market in 1998 and 1999. The market conditions for REIT stocks generally could affect the market price of the Lexington common shares. The closing price of Lexington common shares on the New York Stock Exchange on October 10, 2001, which was the latest practicable date prior to the printing of this Joint Consent and Proxy Solicitation Statement/Prospectus, was $14.90 per share.

     As a result of these fluctuations, the fair market value of the merger consideration received by the limited partners in exchange for the Net Partnership investments may not correspond to the agreed upon adjusted net value of the Net Partnerships.

THE NUMBER OF LEXINGTON COMMON SHARES WHICH WILL BE EXCHANGED FOR NET 1 UNITS AND NET 2 UNITS WILL BE DETERMINED BASED UPON THE AVERAGE CLOSING PRICE OF THOSE SHARES, SUBJECT TO A FIXED MAXIMUM AND MINIMUM. AS A RESULT, THE FAIR MARKET VALUE OF THE MERGER CONSIDERATION WHICH THE LIMITED PARTNERS WILL RECEIVE PER UNIT IN THE FORM OF LEXINGTON COMMON SHARES IS UNCERTAIN, AND MIGHT NOT EQUAL 50% OF THE ADJUSTED NET ASSET VALUE PER UNIT OF NET 1 AND NET 2, RESPECTIVELY.

     The minimum and maximum number of common shares offered as merger consideration is fixed. The number of common shares issuable in exchange for each Net 1 unit will be limited to a maximum of 29.3 shares (corresponding to an average closing price of $14.00 per common share) and a minimum of 25.6 common shares (corresponding to an average closing price of $16.00 per common share). The number of common shares issuable in exchange for each Net 2 unit will be limited to a maximum of 2.9 common shares (corresponding to an average closing price of $14.00 per common share) and a minimum of 2.6 common shares (corresponding to an average price of $16.00 per common share). If the average closing price for the common shares is less than $14.00 per share, limited partners of Net 1 will not be entitled to receive more than 29.3 common shares per unit and limited partners of Net 2 will not be entitled to receive more than
2.9 common shares per unit. As a result, the fair market value of the common shares offered to the limited partners might be less than 50% of the agreed upon adjusted net asset value of the Net Partnerships. Conversely, if the average closing price for the common shares is more than $16.00 per share, Lexington will nevertheless be required to issue no fewer than 25.6 common shares per unit to limited partners of Net 1 and 2.6 common shares per unit to limited partners of Net 2. As a result, the fair market value of the common shares offered by Lexington to the Net Partnerships might be more than 50% of the agreed upon adjusted net asset value of the Net Partnerships. As of October 10, 2001, which was the latest practicable date prior to the printing of this Joint Consent and Proxy Solicitation Statement/Prospectus, the closing price of common shares was $14.90 per share. At that price, each unit of Net 1 and Net 2 would be exchangeable for 27.5 and 2.8 common shares, respectively.

IN CALCULATING THE TOTAL MERGER CONSIDERATION BEING OFFERED TO LIMITED PARTNERS, THE PARTIES AGREED TO DEDUCT AN ESTIMATE OF THE COSTS WHICH WOULD BE INCURRED BY THE NET PARTNERSHIPS IF THEY WERE TO LIQUIDATE, DESPITE THE FACT THAT THESE COSTS WILL NOT ACTUALLY BE INCURRED.

     The amount of the merger consideration being offered to each of the Net Partnerships is based upon the agreed upon adjusted net asset value of each of the Net Partnerships. In calculating the adjusted net asset value, the parties agreed to deduct from the agreed upon fair market value of the properties an amount equal to the assumed liquidation costs which would be incurred if the properties were being sold even though those costs will not actually be incurred as part of the Transaction. These costs were estimated to be $6 million.

THE ASSESSMENTS AS TO THE VALUE OF THE NET PARTNERSHIPS' PROPERTY PORTFOLIOS WHICH FORMED THE BASIS ON WHICH THE MERGER CONSIDERATION WAS DETERMINED WERE BASED UPON A NUMBER OF ASSUMPTIONS THAT MAY OR NOT PROVE TO BE ACCURATE.

     The agreed upon merger consideration to be received by the limited partners was reached in part by a valuation process which considered a number of factors for the Net Partnerships' properties, which included tenant creditworthiness, comparable market rents, length and quality of leases, strategic importance of property to tenants, local economic conditions and estimated capitalization rates. This valuation process may not represent the true worth or realizable value of the Net Partnerships' properties.

THE FAIR MARKET VALUE OF THE MERGER CONSIDERATION AS OF THE EFFECTIVE DATE OF THE MERGERS MAY NOT EQUAL THE AGREED UPON ADJUSTED NET ASSET VALUE OF THE NET PARTNERSHIPS.

     The calculation of the merger consideration will be based on the agreed upon adjusted net asset value of the Net Partnerships. It is likely that the dissenter debentures, if sold, would be at a discount to par. Therefore, the fair market value of the dissenter debentures is likely to be less than their principal amount. As a result of these factors, the fair market value of the merger consideration, as of the effective date of the mergers, might be less than the agreed upon adjusted net asset value of the Net Partnerships at such time.

THE LIMITED PARTNERS MAY HAVE SUBSTANTIAL DIFFICULTY RESELLING THE DISSENTER DEBENTURES.

     Following the Transaction, there will be no public market for the dissenter debentures, and no market for the dissenter debentures is expected to develop, making it difficult for the holders of the dissenter debentures to sell them, with or without a substantial discount.

THE DISSENTER DEBENTURES WILL BE SUBORDINATED TO CERTAIN OBLIGATIONS OF LEXINGTON'S CREDITORS.

     The dissenter debentures will represent senior subordinated indebtedness of Lexington, expressly subordinated, in right and priority of payment, to all senior indebtedness of Lexington, and will be effectively subordinated to the claims of creditors of Lexington's subsidiaries. As of June 30, 2001, on a pro forma basis, Lexington would have had aggregate liabilities to which the dissenter debentures were effectively subordinated, of approximately $447.4 million. In addition, payments on any dissenter debentures issued by Lexington in connection with the Transaction would be subordinated to any secured debt incurred by Lexington. Lexington may increase its level of secured or unsecured senior debt after the closing of the Transaction, further increasing the amount of indebtedness to which the dissenter debentures will be subordinated.

FAILURE TO REALIZE THE ANTICIPATED BENEFITS OF THE TRANSACTION COULD HAVE A NEGATIVE IMPACT ON THE MARKET PRICE OF LEXINGTON COMMON SHARES.

     The general partners of the Net Partnerships believe that the Transaction will result in greater liquidity of investment for the limited partners, diversification of risk and cost savings. The Board of Trustees of Lexington believe that the Transaction will result in diversification of the shareholders' risk, increase the distributions to shareholders and improve Lexington's access to capital markets. While the general partners and the Board of Trustees believe the Transaction will produce these benefits, it is possible that the anticipated benefits of the Transaction might not be realized. The failure of the mergers to be accretive to Lexington's funds from operations and cash flow may result in lower financial returns and reduced distributions to shareholders of Lexington. This could reduce the market price of the common shares of Lexington.

AS A RESULT OF THE TRANSACTION, LIMITED PARTNERS AND LEXINGTON'S SHAREHOLDERS WILL BOTH HAVE THEIR RESPECTIVE OWNERSHIP AND VOTING INTERESTS DILUTED.

     Prior to the Transaction, the limited partners of each Net Partnership have 99% of the ownership and voting interest in their respective Net Partnerships, and Lexington's existing shareholders have 100% of the ownership and voting interest in Lexington. Upon consummation of the Transaction, the Net 1 and Net 2 limited partners are expected to have 3.4% and 5.3%, respectively, of the ownership and voting interest in Lexington, and Lexington's existing shareholders are expected to hold 91.3% of the ownership and voting interest in Lexington. Lexington is authorized to issue additional equity securities, and the sale of such securities following the Transaction may have the effect of diluting the earnings, cash flow and book value per common share. Additional common shares may also be issued by Lexington under its Dividend Reinvestment Plan. Any future issuance of common shares could adversely affect the market price of the common shares and further dilute the ownership interest of shareholders of Lexington.

THE LIMITED PARTNERS OF THE NET PARTNERSHIPS AND THE EXISTING SHAREHOLDERS OF LEXINGTON ARE BEING ASKED TO GIVE THEIR CONSENT TO THE TRANSACTION WITHOUT KNOWING THE CAPITAL STRUCTURE OF LEXINGTON AFTER THE TRANSACTION.

     Lexington's shareholders and the limited partners are being asked for their consent to the Transaction without knowing the percentage of limited partners that will elect to receive dissenter debentures in lieu of the other merger consideration offered in the Transaction or the number of common shares the limited partners will receive in the Transaction, since the number of common shares that may be issued will be determined based on the average closing price. As a result, Lexington's shareholders and limited partners of the Net Partnerships will not know the dilution of their investment nor the debt level of the entity in which they have their investment prior to consenting to the Transaction.

NO INDEPENDENT REPRESENTATIVE HAS BEEN RETAINED TO ACT ON BEHALF OF THE LIMITED PARTNERS OR LEXINGTON'S SHAREHOLDERS FOR PURPOSES OF NEGOTIATING OR STRUCTURING THE TERMS OF THE TRANSACTION. IF AN INDEPENDENT REPRESENTATIVE HAD BEEN RETAINED, THE TERMS OF THE TRANSACTION MAY HAVE BEEN MORE FAVORABLE TO THE LIMITED PARTNERS OR LEXINGTON'S SHAREHOLDERS.

     Neither the general partners nor Lexington's Board of Trustees retained an independent representative to act on behalf of the limited partners or Lexington's shareholders, respectively, in structuring and negotiating the terms and conditions of the Transaction. The Net Partnerships did not give any group of limited partners the power to negotiate the terms and conditions of the Transaction or to determine what procedures to use to protect the rights and interests of the limited partners. In addition, no investment banker, attorney, financial consultant or expert was engaged to represent the interests of the limited partners or Lexington's shareholders. The management of Lexington and the general partners of the Net Partnerships negotiated and structured all the terms and conditions of the Transaction. The general partners are controlled by Mr. Roskind. Mr. Roskind is the Chairman of the Board of Trustees, Co-Chief Executive Officer and a shareholder of Lexington. Independent representation may have resulted in more favorable merger terms to the limited partners or Lexington's shareholders.

THE MERGERS ARE TAXABLE EVENTS FOR THE LIMITED PARTNERS. THE LIMITED PARTNERS MAY INCUR TAXES UPON CONSUMMATION OF THE MERGERS.

     The limited partners will realize taxable gain or loss in the mergers. The general partners have determined that a limited partner's estimated taxable gain for each Net 1 unit and each Net 2 unit would be approximately $40.76 and $4.87, respectively. This estimate assumes that the limited partner has held one Net 1 unit or one Net 2 unit since the inception of its Net Partnership and that the average closing price of Lexington common shares is $15.00, which is the midpoint of the range for determining the number of common shares to be issued. This estimate may or may not prove accurate and the underlying assumptions may or may not apply to a limited partner. The limited partners will not receive cash, other than cash received as 50% of their merger consideration or in lieu of fractional shares, to pay any taxes due on any taxable gain.

     A limited partner's taxable gain per unit as described above is only an estimate and will vary by partner. The amount of a limited partner's taxable gain or loss will depend on whether the limited partner receives common shares and cash or elects to receive dissenter debentures. Based on recently issued, final Treasury regulations, a consenting limited partner that receives common shares and cash will be treated as selling its Net units. A limited partner that does not consent to sale treatment and elects to receive dissenter debentures will be allocated its share of taxable gain or loss from its respective Net Partnership, which will be deemed to sell its assets to Net 3 in a taxable transaction in exchange for all dissenter debentures elected by its limited partners. A limited partner that receives dissenter debentures should not recognize further gain or loss upon the liquidation of its respective Net Partnership.

     As discussed below, consenting and dissenting limited partners will be treated differently based on the recently issued, final Treasury regulations regarding partnership mergers. However, due to their recent and complex nature, there can be no assurance that the Internal Revenue Service will apply the regulations as described above. Limited partners should consult their own tax advisors concerning the tax consequences of the mergers to them.

LIMITED PARTNERS MAY SELL SOME OR ALL OF THEIR COMMON SHARES TO PAY THE TAXES INCURRED BECAUSE OF THE TRANSACTION, POTENTIALLY LEADING TO A DECLINE IN THE MARKET PRICE OF THE COMMON SHARES.

     Even though limited partners are expected to receive cash which they may use to pay any tax liability for taxable gains resulting from the Transaction, the incurrence of such tax liability may induce limited partners to sell some or all of their common shares received in the Transaction and use the cash proceeds towards the payment of tax liability due to federal, state and local authorities. As a result, it is possible that a substantial number of common shares may be resold immediately after the Transaction, leading to a decline in the market price of the common shares.

THE GENERAL PARTNERS OF THE NET PARTNERSHIPS ARE CONTROLLED BY E. ROBERT ROSKIND, WHO IS ALSO THE CO-CHIEF EXECUTIVE OFFICER AND A TRUSTEE OF LEXINGTON, AND THEREFORE HAVE CONFLICTS OF INTEREST IN RECOMMENDING THE TRANSACTION.

     The conflicts of interest involved in the Transaction include the following:

     - Mr. Roskind, the Chairman of the Board of Trustees and Co-Chief Executive Officer of Lexington, controls the general partners of the Net Partnerships. As a member of the Board of Trustees, an officer of Lexington and a controlling owner of the general partners, Mr. Roskind may have a different interest in the completion of the Transaction than the interests of the limited partners or those shareholders of Lexington that are not affiliated with the Net Partnerships. No independent representative has been retained to act on behalf of the limited partners for purposes of negotiating or structuring the terms of the Transaction. As a result, the terms of the mergers were not determined as a result of arm's length negotiations between two independent parties.

     - If the Transaction is consummated, the general partners of the Net Partnerships will receive operating partnership units in Net 3 in return for their contribution of general partnership interest in the Net Partnerships in a tax-deferred transaction. The receipt of these operating partnership units is tax-deferred to the general partners, whereas the Transaction is a taxable event for the limited partners. It is possible that, if the general partners had not been affiliated with Lexington, the terms of the Transaction, including the number of common shares that may be issued to the limited partners in the Transaction, might have been more advantageous to the limited partners.

     - Following the Transaction, Mr. Roskind will continue as Chairman of the Board of Trustees and Co-Chief Executive Officer of Lexington. As such, Mr. Roskind will be entitled to receive share options under Lexington's share option plan which may be in a greater amount than if the Transaction had not occurred. These share options may appreciate in value if the benefits of the Transaction are realized.

     - Lexington will enter into an indemnification agreement with each of the general partners, which will provide indemnification protection to each of the general partners and their respective affiliates with respect to claims which could arise in connection with the proposed Transaction, whether or not the Transaction is consummated.

     When you consider the recommendation of the general partners, keep in mind that their interests may differ significantly from your interests with respect to the Transaction.

THE FAIRNESS OPINIONS OF PRUDENTIAL SECURITIES AND COHEN & STEERS, AND THE APPRAISALS OF STANGER & CO., WERE PREPARED IN RELIANCE ON INFORMATION WHICH WAS PROVIDED BY LEXINGTON'S MANAGEMENT AND THE GENERAL PARTNERS, WITHOUT INDEPENDENT VERIFICATION.

     Prudential Securities' opinion as to the fairness of the merger consideration to Lexington's shareholders from a financial point of view, Cohen & Steers' opinions as to the fairness of the merger consideration to the limited partners from a financial point of view, and Stanger & Co.'s appraisals of the properties of the Net Partnerships each were prepared in reliance on financial and other information provided by Lexington's management and the general partners. This information was not independently verified by Prudential Securities or Cohen & Steers or Stanger & Co. Furthermore, Lexington's management has a conflict of interest in connection with the information it provided, because, as discussed above, Mr. Roskind is the Chairman of the Board of Trustees and Co-Chief Executive Officer of Lexington and also controls the general partners of the Net Partnerships, and the general partners have a conflict of interest in connection with the information they provided, because it affects the value of the consideration which they will receive in exchange for their general partnership interests.

LEXINGTON COULD INCREASE ITS LEVERAGE, RESULTING IN INCREASED DEBT SERVICE REQUIREMENTS AND GREATER RISK OF DEFAULT ON ITS OBLIGATIONS.

     If the Transaction is consummated, and assuming that no limited partners elect to receive their merger consideration in the form of dissenter debentures, Lexington will incur additional indebtedness, substantially in the form of the mortgages payable of the Net Partnerships, of approximately $75.0 million as a result of this Transaction. Lexington's Declaration of Trust does not contain any limitation on the amount or percentage of indebtedness that Lexington may incur in the future. Accordingly, Lexington could become more highly leveraged, resulting in an increase in debt service requirements and an increased risk of default on its obligations which could adversely affect its financial condition and results of operations and its ability to pay distributions on the common shares and interest and principal on the dissenter debentures. Additionally, increases in Lexington's leverage may adversely affect the market price of Lexington common shares. The ratio of mortgages and notes payable to total assets of Lexington as of December 31, 1996 to December 31, 2000 and as of June 30, 2001 was 60.9%, 47.6%, 54.8%, 56.7%, 58.0% and 58.9%, respectively. While management does not anticipate substantially increasing the ratio of debt to total assets for Lexington in the future, management's plans and expectations may change with changes in market conditions and on account of other unanticipated events or factors.

LEXINGTON'S ABILITY TO SERVICE THE DISSENTER DEBENTURES WILL DEPEND ON VARIOUS FACTORS, SOME OF WHICH ARE OUTSIDE THE CONTROL OF LEXINGTON.

     Lexington's ability to make interest and principal payments under the dissenter debentures will depend upon revenue received from properties, the operating expenses of Lexington, the interest expense incurred in its other borrowings, capital expenditures, general economic conditions and a number of other factors and circumstances. Some of these factors are beyond Lexington's control.

INTEREST RATE FLUCTUATIONS WILL IMPACT THE PRICE OF LEXINGTON COMMON SHARES.

     It is likely that the public valuation of Lexington common shares will be based primarily on the earnings derived by Lexington from rental income with respect to the properties and not from the underlying appraised value of the properties themselves. As a result, interest rate fluctuations and capital market conditions can

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

affect the value of Lexington common shares. For instance, if interest rates rise, it is likely that the price of Lexington common shares will decrease because potential investors may require a higher dividend yield on Lexington common shares as market rates on interest-bearing securities, such as bonds, rise.

LEXINGTON HAS INTEREST EXPOSURE FROM VARIABLE RATE INDEBTEDNESS WHICH MAY AFFECT LEXINGTON'S NET INCOME.

     Lexington has exposure to market risks relating to increases in interest rates due to its variable rate debt. An increase in interest rates may increase Lexington's costs of borrowing on existing variable rate indebtedness leading to a reduction in Lexington's net income. Specifically, Lexington maintains an unsecured credit facility and three mortgage notes encumbering three properties for which interest accrues at a variable rate.

     As of June 30, 2001, Lexington's variable rate indebtedness represented 9.5% of total mortgages and notes payable and had a weighted average interest rate of 7.0%. Had the weighted average interest rate been 100 basis points higher, Lexington's net income for the six months ended June 30, 2001 would have been reduced by $240,000. The level of Lexington's variable rate indebtedness, along with the interest rate associates with such variable rate indebtedness, may change in the future and materially affect Lexington's interest costs and net income.

LEXINGTON MAY HAVE TO RAISE CASH ON UNATTRACTIVE TERMS TO SATISFY ONGOING INTEREST PAYMENT OBLIGATIONS WITH RESPECT TO THE DISSENTER DEBENTURE OBLIGATIONS.

     Lexington believes that it can satisfy its obligations to pay interest under the dissenter debentures from available resources, including cash reserves and operating revenues. However, if Lexington lacks sufficient funds to satisfy these obligations, it would need to access funds from other sources and could be required to sell one or more of its properties on unattractive terms.

THE DISSENTER DEBENTURES WILL NOT BE SUBJECT TO A SINKING FUND.

     Lexington will not be required to set aside funds for a sinking fund, which is a device which could be used for the retirement or repayment of the dissenter debentures at any time prior to maturity. Lexington may not be able to provide for repayment of the dissenter debentures out of existing cash resources upon maturity, nor be able to refinance such indebtedness either on favorable terms or at all. Accordingly, the default risk with respect to the dissenter debentures may be greater.

LEXINGTON'S GROWTH STRATEGY INVOLVES THE ACQUISITION AND DEVELOPMENT OF ADDITIONAL PROPERTIES. IF LEXINGTON IS UNABLE TO CARRY OUT ITS STRATEGY, ITS FINANCIAL CONDITION AND RESULTS OF OPERATIONS COULD BE ADVERSELY AFFECTED AND DISTRIBUTIONS MAY BE REDUCED.

     Lexington's growth strategy is based on the acquisition and development of additional properties, including the properties to be acquired in the mergers and other acquisitions through co-investment programs. In the context of Lexington's business plan, "development" generally means an expansion or renovation of an existing property or the acquisition of a newly constructed property. Lexington typically provides a developer with a commitment to acquire a property upon completion of construction. In this manner, Lexington invests in newly developed properties but is insulated from any of the risks associated with development. Lexington's plan to grow through the acquisition and development of new properties could be adversely affected by trends in the real estate and financing businesses. Lexington cannot be sure that it will be able to implement its strategy because Lexington may have difficulty finding new properties, negotiating with new or existing tenants or securing acceptable financing. If Lexington is unable to carry out its strategy, its financial condition and results of operations could be adversely affected.

     Acquisitions of additional properties entail the risk that investments will fail to perform in accordance with expectations, including operating and leasing expectations. Redevelopment and new project development are subject to numerous risks, including risks of construction delays, cost overruns or force majeure that may increase project costs, new project commencement risks such as the receipt of zoning, occupancy and other

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

required governmental approvals and permits, and the incurrence of development costs in connection with projects that are not pursued to completion.

     Lexington anticipates that some of its acquisitions and developments will be financed using the proceeds of periodic equity or debt offerings, lines of credit or other forms of secured or unsecured financing that will result in a risk that permanent financing for newly acquired projects might not be available or would be available only on disadvantageous terms. If permanent debt or equity financing is not available on acceptable terms to refinance acquisitions undertaken without permanent financing, further acquisitions may be curtailed or cash available for distribution may be adversely affected.

LIMITED PARTNERS WHO RECEIVE LEXINGTON COMMON SHARES OR DISSENTER DEBENTURES WILL CONTINUE TO HAVE THEIR INVESTMENT SUBJECT TO THE BUSINESS RISKS WHICH EQUITY PARTICIPANTS FACE IN THE BUSINESS OF OWNING AND DEVELOPING REAL ESTATE PROPERTIES.

     Like the limited partners' investments in the Net Partnerships, an investment in Lexington common shares or dissenter debentures is subject to the ongoing risks of investing in real property. In general, a downturn in the national or local economy, changes in the zoning or tax laws or the availability of financing could affect the performance and value of the properties. Also, because real estate is relatively illiquid, Lexington may not be able to respond promptly to adverse economic or other conditions by varying its real estate holdings.

     Also, properties currently held by Lexington or acquired by Lexington in the Transaction or subsequent to the Transaction:

     - may not operate at a profit;

     - may not perform to Lexington's expectations;

     - may not appreciate in value;

     - may depreciate in value;

     - may not ever be sold at a profit;

     - may result in the loss of a portion of the investment of Lexington's shareholders; and

     - may not result in dividends.

     The marketability and value of any properties will depend upon many factors beyond Lexington's control. Any of these factors, individually or in the aggregate, could have an adverse effect on the financial condition and results of operations of Lexington.

UPON EXPIRATION OF CURRENT LEASES, LEXINGTON MAY NOT BE ABLE TO RENEW OR OTHERWISE ENTER INTO NEW LEASES ON FAVORABLE TERMS.

     The leases of Lexington's existing properties expire on dates ranging from 2002 to 2021. For example, approximately 0.9% of the leases (based on annualized rental rent) will expire in the year 2002, while 2.1% of the leases will expire in 2003 and 6.8% in 2005. Upon the expiration of a lease, Lexington may not enter into new leases at comparable lease rates, or without incurring additional expenses. The inability to renew or enter into new leases will reduce Lexington's cash available for distribution.

LEXINGTON WILL ASSUME UNDISCLOSED PARTNERSHIP LIABILITIES WHICH MAY RESULT IN MATERIAL ADVERSE CONSEQUENCES TO ITS FINANCIAL POSITION.

     At the closing of the Transaction, Lexington effectively will assume each Net Partnerships' liabilities, including those that are (1) undisclosed and (2) disclosed but contingent liabilities for which the Net Partnership failed to provide adequate reserves. Undisclosed and/or contingent liabilities might include, among others, claims for cleanup or remediation of unknown environmental conditions, tenant or vendor claims for pre-merger activities, unpaid liabilities unintentionally omitted from the closing balance sheets, claims for indemnification by the general partners and other indemnified parties for premerger events, and claims for undisclosed title defects. The satisfaction of any such liability could decrease Lexington's profits or decrease the value of the properties and therefore, decrease the value of Lexington's assets after the mergers. While the general partners have established reserves for contingent liabilities, such contingent liabilities are often difficult to accurately estimate and may be, along with undisclosed contingent liability, inherently impossible to estimate or quantify. The existence of any of such contingent liabilities could result in material adverse consequences to Lexington's financial position and decrease cash available for distribution.

PERCEPTIONS IN THE MARKETPLACE THAT THE MERGERS ARE DILUTIVE TO THE SHAREHOLDERS OF LEXINGTON COULD ADVERSELY AFFECT THE PRICE OF COMMON SHARES.

     Limited partners who receive Lexington common shares, as well as current Lexington shareholders, will have their investment subject to the risk that the price of the common shares could be adversely affected if the mergers are perceived in the marketplace as dilutive or otherwise negative to the shareholders of Lexington. Although the Board of Trustees does not believe the Transaction to be dilutive, should investors perceive, for example, that the merger consideration paid in the Transaction is too high relative to the value of the Net Partnerships, demand for Lexington common shares could decrease, causing the market price of the common shares to fall.

ON A PRO FORMA PER UNIT EQUIVALENT BASIS, THE MERGERS ARE IMMEDIATELY DILUTIVE TO BOTH NET INCOME AND BOOK VALUE OF THE NET PARTNERSHIPS.

     On a pro forma per unit equivalent basis, the mergers are immediately dilutive to both per unit net income and book value of the Net Partnerships. Specifically, the diluted pro forma net income per unit for the year ended December 31, 2000 is reduced for Net 1 by $19.35 - $22.85 to $27.62 per unit, and for Net 2 is reduced by $1.01 - $1.72 to $2.76 per unit, and the diluted pro forma net income per unit for the six months ended June 30, 2001 is reduced for Net 1 by $26.27 - $29.22 to $14.50 per unit, and for Net 2 is reduced by $2.66 - $3.40 to $1.45 per unit. The immediate dilution of book value as of June 30, 2001 for Net 1 is $71.84 per unit and for Net 2 is $9.80 per unit.

ALTERNATIVES TO THE TRANSACTION COULD HAVE RESULTED IN HIGHER PROCEEDS THAN THE MERGER CONSIDERATION.

     If a Net Partnership approves its respective merger, its limited partners will forego alternatives to the merger, including continuing each Net Partnership pursuant to its existing partnership agreement or liquidating its portfolio of properties, allowing its limited partners to receive proceeds from the sale of the Net Partnerships' properties. Although the general partners believe the limited partners will receive greater consideration as a result of the Transaction than if the Net Partnerships were continued in their present form or liquidated, it is possible that a limited partner's share of liquidation proceeds could be higher than the amount realized from the consideration received in the mergers.

FOLLOWING THE MERGERS, THE INVESTMENT OF THE LIMITED PARTNERS WILL NO LONGER HAVE PASS-THROUGH ENTITY TAX STATUS.

     Limited partners who become shareholders in Lexington will have changed their investment from a limited partnership interest in a pass-through entity for federal income tax purposes to an investment in the common shares or the dissenter debentures of a REIT. Limited partners who become shareholders of Lexington will be unable to deduct any losses realized by Lexington on their federal income tax returns.

LIMITED PARTNERS WHO RECEIVE COMMON SHARES WILL BY SUBJECT TO SIGNIFICANTLY GREATER DISCRETION AFFORDED THE MANAGEMENT OF LEXINGTON.

     Lexington is a Maryland statutory real estate investment trust, and its Declaration of Trust does not restrict the types of investments it can make. As a result, Lexington may elect at any time to invest in properties that are different from those in which the Net Partnerships invested.

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

     At present, Lexington's investment criteria are substantially the same as those of the Net Partnerships. However, Lexington's investment and financing policies and its policies with respect to all other activities, including its growth, debt, capitalization, distribution and operating policies, may be amended or revised at any time and from time to time at the discretion of Lexington's Board of Trustees. Lexington may change its investment strategy without the consent of its shareholders. Although Lexington has no present intention to change its current investment strategy, Lexington may, if it chooses, pursue a different investment strategy that may be riskier than ownership of triple-net lease properties. Lexington's financing policies and its policies with respect to all other activities, including its growth, debt, capitalization, distribution and operating policies, may be amended or revised at any time and from time to time at the discretion of Lexington's Board of Trustees. Any operating policy changes could adversely affect Lexington's financial condition or results of operations, or the market price of Lexington common shares.

LEXINGTON'S FAILURE TO QUALIFY AS A REIT FOR TAX PURPOSES WOULD RESULT IN LEXINGTON'S TAXATION AS A CORPORATION AND THE REDUCTION OF FUNDS AVAILABLE FOR SHAREHOLDER DISTRIBUTION.

     Paul, Hastings, Janofsky & Walker LLP has given an opinion that Lexington operates in a manner that enables Lexington to meet the requirements for qualification as a REIT for federal income tax purposes and to continue to operate in this manner. A REIT generally is not subject to federal taxes at the corporate level on income it distributes to its shareholders, as long as it distributes at least 90% of its taxable income to its shareholders annually. In addition, the REIT must meet asset tests at the end of each calendar quarter. Lexington has not requested, and does not plan to request, a ruling from the Internal Revenue Service that it qualifies as a REIT.

     Limited partners should be aware, however, that Lexington's continued qualification as a REIT will depend on Lexington's management meeting various requirements that are discussed in more detail under the heading "FEDERAL INCOME TAX CONSIDERATIONS -- Taxation of Lexington" beginning on page 177.

     If Lexington fails to qualify as a REIT, it would be subject to federal income tax at regular corporate rates. In addition to these taxes, Lexington is subject to the federal alternative minimum tax and various state income taxes. Unless Lexington is entitled to relief under specific statutory provisions, it could not elect to be taxed as a REIT for four taxable years following the year during which it was disqualified. Therefore, if Lexington loses its REIT status, the funds available for distribution to Lexington shareholders would be reduced substantially for each of the years involved.

IF LEXINGTON CANNOT MEET ITS REIT DISTRIBUTION REQUIREMENTS, IT MAY HAVE TO BORROW FUNDS OR LIQUIDATE ASSETS TO MAINTAIN ITS REIT STATUS.

     As a REIT, Lexington generally must distribute 90% of its taxable income to its shareholders annually. For the purposes of determining taxable income, Lexington may be required to include interest payments, rent and other items it has not yet received and exclude payments attributable to expenses that are deductible in a different taxable year. As a result, Lexington could have taxable income in excess of cash available for distribution. If this occurred, Lexington would have to borrow funds or liquidate some of its assets in order to maintain its REIT status.

CHANGES IN THE TAX LAW COULD ADVERSELY AFFECT LEXINGTON'S REIT STATUS.

     Lexington's treatment as a REIT for federal income tax purposes is based on the tax laws that are currently in effect. Lexington is unable to predict any future changes in the tax laws that could adversely affect Lexington's status as a REIT. In the event that there is a change in the tax laws that prevents Lexington from qualifying as a REIT or that requires REITs generally to pay corporate level federal income taxes, Lexington may not be able to make the same level of distributions to its shareholders.

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

LEXINGTON MAY BE LIABLE FOR PROHIBITED TRANSACTION TAXES AND/OR PENALTIES.

     A violation of the REIT provisions, even where it does not cause failure to qualify as a REIT, may result in the imposition on Lexington of substantial taxes, such as the 100% tax that applies to net income from a prohibited transaction as defined in the Internal Revenue Code. Because the question of whether that type of violation occurs may depend on the facts and circumstances underlying a given transaction, these violations could inadvertently occur. To reduce the possibility of an inadvertent violation, the trustees intend to rely on the advice of legal counsel in situations where they perceive REIT provisions to be inconclusive or ambiguous. Nevertheless, Lexington could be subject to liabilities for violations of REIT provisions.

THERE IS A CONCENTRATION OF OWNERSHIP OF LEXINGTON'S SHARES AMONG CERTAIN INVESTORS. SIGNIFICANT CONCENTRATIONS OF OWNERSHIP BY CERTAIN INVESTORS MAY ALLOW SUCH INVESTORS TO EXERT A GREATER INFLUENCE OVER LEXINGTON'S MANAGEMENT AND AFFAIRS.

     As of October 10, 2001, which was the latest practicable date prior to the printing of this Joint Consent and Proxy Solicitation Statement/Prospectus, Lexington had outstanding 2,000,000 Class A Senior Cumulative Convertible Preferred Shares of Beneficial Interest to Five Arrows Realty, L.L.C., representing 8.2% of Lexington's total outstanding voting securities, or 7.6% on a pro forma basis following the Transaction, assuming that the average closing price of Lexington common shares is $15.00, which is the midpoint of the range for determining the number of common shares to be issued. The convertible preferred shares are convertible at any time into common shares on a one-to-one basis. As of October 10, 2001, which was the latest practicable date prior to the printing of this Joint Consent and Proxy Solicitation Statement/Prospectus,
E. Robert Roskind owned or controlled 327,078 common shares of Lexington and 1,408,590 operating partnership units which are currently convertible into common shares, as well as 253,750 options to purchase common shares representing 7.7% of all voting securities, or 7.1% on a pro forma basis following the Transaction, assuming that the average closing price of Lexington common shares is $15.00, which is the midpoint of the range for determining the number of common shares to be issued. Significant concentrations of ownership may allow such investors to exert a greater influence over Lexington's management and affairs. However, the only influence that Five Arrows Realty has, in addition to its voting power, is that it has the ability to name a trustee to the Board of Trustees of Lexington.

DISTRIBUTIONS ARE SUBORDINATE TO DEBT PAYMENTS.

     Distributions to shareholders of Lexington will be subordinate to the scheduled payment of Lexington's indebtedness, including payments on the dissenter debentures. If Lexington has insufficient funds to pay its indebtedness, future distributions to shareholders will be suspended pending the payment of such debts and obligations.

LEXINGTON AND THE NET PARTNERSHIPS WILL INCUR SIGNIFICANT TRANSACTION EXPENSES IN CONNECTION WITH THE TRANSACTION.

     Lexington and each Net Partnership will bear substantial costs and expenses incurred in connection with negotiating and consummating the Transaction, including the preparation and negotiation of definitive documents, which are expected to total approximately $3.3 million in the aggregate. The transactional expenses may constitute a significant burden and may diminish the value which is realized by the parties to the Transaction.

INVESTMENT IN LEXINGTON MAY NOT BE SUITABLE UNDER ERISA AND INDIVIDUAL RETIREMENT ACCOUNT REQUIREMENTS.

     Fiduciaries of a pension, profit sharing or other employee benefit plan subject to ERISA should consider whether the investment in Lexington securities satisfies the diversification requirements of ERISA, whether the investment is prudent in light of possible limitations on the marketability, whether the investment would be an improper delegation of responsibility for plan assets and whether such fiduciaries have authority to acquire such securities under the appropriate governing instrument and Title I of ERISA. Also, fiduciaries of an individual retirement account should consider that an IRA may only make investments that are authorized by the appropriate governing instrument.

LEXINGTON, NET 1 OR NET 2 MAY BE LIABLE FOR LIQUIDATED DAMAGES IF THEY TERMINATE THE MERGER AGREEMENTS.

     In the event the merger agreements between Net 1 or Net 2 and Lexington are terminated, subject to certain exceptions described in the merger agreements, the terminating party may be required to pay a termination fee to the non-terminating party equal to 4.0% of the value of the consideration to be received by the holders of the Net 1 units (in the case of termination of the Net 1 merger agreement) or holders of the Net 2 units (in the case of termination of the Net 2 merger agreement), respectively, under the following circumstances:

     - the general partner of either Net Partnership or the Board of Trustees of Lexington accepts a proposal for an alternative acquisition transaction;

     - the general partner of either Net Partnership or the Board of Trustees of Lexington withdraws or adversely modifies their recommendation of the mergers;

     - the general partner of either Net Partnership or the Board of Trustees of Lexington makes any positive or neutral recommendation regarding any proposal for an alternative acquisition transaction;

     - the terminating party enters into any agreement which would result in an alternative acquisition transaction occurring; or

     - the general partner of either Net Partnership or the Board of Trustees of Lexington authorizes any of the actions specified above.

     The liquidated damages amounts for which the terminating party would be liable total $1.02 million (in the case of termination of the Net 1 merger agreement) or $1.58 million (in the case of termination of the Net 2 merger agreement).

MARYLAND REIT LAW INCLUDES PROVISIONS WHICH MAY DISCOURAGE A CHANGE IN CONTROL OF MANAGEMENT OF LEXINGTON AND/OR ADVERSELY AFFECT THE MARKET PRICE OF LEXINGTON COMMON SHARES.

     Anti-takeover provisions of Maryland law could make it more difficult for a third party to acquire control of Lexington, even if a change in control would be beneficial to shareholders. These provisions could have the effect of delaying, deterring or preventing a change in the control of Lexington, could deprive the shareholders of an opportunity to receive a premium for their common shares as part of a sale of Lexington or may otherwise discourage a potential acquirer from attempting to obtain control of Lexington, which in turn could materially adversely affect the market price of the common shares.

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

                                  THE MERGERS

     The following discussion describes the material aspects of the mergers and the terms of the merger agreements. Please note, however, that even though the following information describes all material provisions, the description provided below is a summary and does not set forth all the provisions of the merger agreements. For a complete description of the Transaction, you are encouraged to read the terms of the merger agreement applicable to your respective Net Partnership, which is attached as either Annex A-1 or Annex A-2 to this Joint Consent and Proxy Solicitation Statement/Prospectus.

REASONS FOR THE TRANSACTION -- NET PARTNERSHIPS

     The primary objectives of each of the Net Partnerships are to:

     - protect the capital of the limited partners;

     - provide the limited partners with distributions from operating cash flow;

     - provide the limited partners with capital appreciation resulting from rising real property values over projected ten-year holding periods; and

     - provide tax benefits so that a portion of the cash distributions is sheltered from current income taxation.

     The general partners believe that the Net Partnerships have assembled portfolios of real properties that have been net-leased to a diverse and generally creditworthy tenant base. The Net Partnerships have also provided limited partners with quarterly distributions from operating cash flow. However, distributions have not increased over the terms of the Net Partnerships, as expected, but rather have declined since the peak in distribution levels during calendar years 1989 (Net 1) and 1990 (Net 2). The decline in distributions by both Net Partnerships can primarily be attributed to bankruptcy and other tenant credit problems which resulted in properties being re-leased at lower rent levels. The general partners also decided to establish larger reserves out of operating cash flow so that each Net Partnership would have sufficient liquidity to make capital improvements and fund re-tenanting costs if necessary.

     Each Net Partnership suffered a substantial decrease in net asset value from inception to December 31, 1993. In the case of Net 1, net asset value per unit declined to $712.48 per unit as of December 31, 1993 compared to an original unit cost of $1,000. In the case of Net 2, net asset value per unit declined to $65.58, per unit as of December 31, 1993 compared to an original unit cost of $100. In order to address these declines, in 1994, the general partners solicited the consent of limited partners to implement a limited growth plan for the Net Partnerships. This plan, which was approved by the limited partners, allowed the Net Partnerships to become more active real estate investors by increasing mortgage indebtedness, reinvesting sales proceeds and extending the anticipated life of the Net Partnerships.

     In spite of the recovery in the real estate markets and the general partners' attempts to establish a growth plan for the Net Partnerships, as a result of the Net Partnerships' limited financial flexibility, the general partners do not believe that the Net Partnerships in their current form will be able to achieve two of their primary objectives of protecting the capital invested by limited partners or delivering capital appreciation to limited partners.

     While the general partners expect that the Net Partnerships will have sufficient capital resources to satisfy their capital needs to operate the Net Partnerships, the general partners also believe that both Net Partnerships would benefit from a larger asset base and enhanced access to, and flexibility in, obtaining outside capital. Additional capital would provide the Net Partnerships with enhanced flexibility in refinancing balloon mortgages currently encumbering a number of the Net Partnerships' properties. Enhanced access to capital could also enable the Net Partnerships to become active real estate investors and acquire additional real property investments.

     Both Net Partnerships are currently restricted in their ability to borrow additional funds or raise equity to acquire additional properties. Neither Net Partnership has a line of credit or other borrowing source available to it from which funds can be drawn to facilitate balloon mortgage refinancings or to acquire additional real property investments, and the general partners do not believe that obtaining a significant line of credit is practicable for either Net Partnership. In addition, both Net Partnerships are currently prohibited under the terms of their partnership agreements from raising additional capital through the sale of equity securities. Even if the Net Partnerships were to amend their partnership agreements to allow them to raise additional equity capital, the general partners do not believe that additional equity capital could be raised by either Net Partnership on favorable terms within their current organizational structure.

     Moreover, the general partners believe that the structure of the Net Partnerships is not responsive to the needs of limited partners, many of whom currently desire liquidity in their investments in the Net Partnerships, and that limited partners are burdened by cumbersome federal and state income tax rules and reporting obligations. Furthermore, many limited partners have been frustrated by the lack of capital appreciation and distribution growth from the Net Partnerships.

REASONS FOR THE TRANSACTION -- LEXINGTON

     Lexington became a NYSE-listed REIT in October 1993. Since that time it has successfully grown its portfolio from $216 million of assets to $668 million in assets at December 31, 2000. More importantly, funds from operations have grown from $1.12 per share in 1993 to $1.76 in 2000, a compound annual growth rate of 6.7% and the average annual total return to shareholders has been approximately 16.4% through December 31, 2000. The Transaction will allow Lexington to continue to grow in a way that management believes is beneficial to shareholders.

     Lexington believes that the Transaction will have a positive impact on the factors that affect the market price of its common shares. These factors include, but are not limited to:

     - portfolio quality and diversification;

     - market capitalization

     - long term growth rate of funds from operations and cash available for dividends; and

     - reduction of perceived conflicts of interest.

     Lexington believes that the Transaction will improve its portfolio diversification and overall quality, grow its market capitalization and enhance growth in funds from operations and dividends. Moreover, the Transaction will complete the consolidation of entities controlled by E. Robert Roskind and The LCP Group, L.P. into Lexington, thereby reducing perceived conflicts of interest. In addition, Lexington believes that the Transaction provides a substantial growth opportunity for Lexington that will not be dilutive to shareholders. Further, Lexington already manages the Net Partnerships. As a result, Lexington believes that it is better positioned to underwrite the acquisition than it would be if it did not manage the properties owned by the Net Partnerships.

BACKGROUND OF THE TRANSACTION

     In 1996, the general partners began to consider alternatives for the Net Partnerships that would build on the 1994 growth plan and enhance their capital raising capacity and investment flexibility to better position the Net Partnerships to achieve their original investment objectives.

     The general partners evaluated three possible strategic alternatives:

     - continuation of the Net Partnerships;

     - liquidation of the Net Partnerships; and

     - a combination of the Net Partnerships with a publicly traded REIT specializing in net-lease investments.

     The general partners believed that a continuation or liquidation of the Net Partnerships was less desirable than a combination with a publicly traded REIT specializing in net-lease investments and would subject the limited partners to greater risk.

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

     The general partners believed that in a liquidation there would be uncertainty regarding the prices certain properties could be sold for and whether they could be sold at all. Accordingly, there would be a risk that a significant portion of rental payments on the unsold properties would be used to pay ongoing partnership operating expenses, thereby reducing distributions to limited partners as a percentage of rental revenue. The general partners also believed that the combination with another entity would be superior because it would provide the Limited Partners not only with liquidity but with the ability to choose when to sell their investment.

     A combination with an existing larger company was deemed more advantageous for the limited partners than a continuation of the Net Partnerships due to such larger entity's (i) greater flexibility in accessing capital for growth, (ii) greater portfolio diversification available in a larger company, (iii) greater liquidity in their investment; (iv) greater financial strength, and (v) likelihood of greater distributions.

     The general partners believed that a combination of the Net Partnerships with a publicly traded net-lease investment company would, if structured in an equitable and efficient manner, be most beneficial to the limited partners by providing them both an opportunity to invest in a larger, more diversified net-lease portfolio and an opportunity for liquidity. A net-lease investment company is a real estate company that focuses on acquiring net-leased properties. A net lease is a lease under which the tenant is generally responsible for paying property operating costs. To this end, the general partners began informal discussions with Lexington regarding a potential transaction. E. Robert Roskind and affiliates are the stockholders of the general partners of the Net Partnerships. Although Mr. Roskind is also Chairman of Lexington's Board of Trustees and its Co-Chief Executive Officer, he did not represent Lexington in any aspect of negotiations or discussions between the parties. T. Wilson Eglin, President and Chief Operating Officer of Lexington, represented Lexington with the approval of the Board of Trustees. Mr. Roskind represented the Net Partnerships. Lexington and the general partners are different parties.

     Mr. Roskind and Mr. Eglin evaluated a transaction in which the limited partners would have received Lexington common shares in exchange for their limited partnership interests and reviewed the merits of such a transaction as they related to the limited partners and Lexington's shareholders. Mr. Eglin discontinued the talks upon determining that the transaction would likely be dilutive to Lexington's shareholders, subsequent to which the general partners continued implementing their investment strategy for the Net Partnerships.

     Following the discontinuation of the merger discussions with Lexington in 1996, the general partners studied the financial statements and portfolios of publicly traded net-lease companies including Trinet Corporate Realty Trust, Realty Income Corporation, Captec Net Lease Realty, Inc. and Commercial Net Lease Realty, Inc. This review was undertaken with a view toward understanding the investment strategies, tenant credit quality, portfolio composition, funds from operations and dividend growth, and management strength of these companies. The general partners continued to believe that a combination with Lexington would be beneficial because Lexington had the most similar investment strategy and portfolio composition compared to the Net Partnerships, superior tenant credit quality and general purpose real estate compared to the other companies, and an established record of growth in funds from operations and dividends.

     In early 1998, Mr. Roskind recommenced discussions with Mr. Eglin concerning a potential combination. At the time, Lexington common shares were trading at a premium to its net asset value. As a result, both Mr. Roskind and Mr. Eglin believed that a transaction could be structured using Lexington common shares as the merger consideration, which would meet the general partner's criteria and not be dilutive to Lexington's shareholders. However, in July 1998, the market price of Lexington common shares and that of other publicly traded real estate companies began to decline. Mr. Eglin discontinued discussion when it was determined that the potential transaction would be dilutive to Lexington's shareholders.

     On November 11, 1998, Mr. Roskind met with Mr. Eglin to discuss the terms under which Lexington would be prepared to make an all cash offer for the Net Partnerships. Because of the diverse property types in their portfolios, including convenience stores and gas stations, Mr. Roskind believed that an offer to purchase the portfolios by Lexington or another party would likely be at a discount to net asset value. On November 17, 1998, Mr. Eglin met with Mr. Roskind and verbally proposed that Lexington acquire the limited and general partnership interests for $64.2 million, subject to raising the required capital by selling 4.76 million Lexington

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common shares at a price of $13.50 per share. Mr. Roskind advised Mr. Eglin that the general partners would not consider an offer subject to such a financing contingency.

     In September 1999, Mr. Eglin again approached Mr. Roskind and suggested transaction structures that could address the general partners' criteria for fair consideration, greater dividends and safety of principal in an entity that would continue to have a net-lease-oriented investment strategy. On September 7, 1999, Lexington retained Prudential Securities Incorporated to assist it in analyzing the Net Partnerships and structuring the Transaction and to provide an opinion as to the fairness of the Transaction to Lexington.

     Lexington and the Net Partnerships had, from time to time in the past, bought and sold properties from and to each other. See "CONFLICTS OF
INTEREST -- Related Party Transactions/Prior Dealings" on page 79. In September 1999, Lexington sold two properties to Net 1, despite the ongoing discussions between them regarding the potential merger transaction. These sales were consummated, despite the possibility that Lexington would reacquire those properties in the potential merger transaction because Net 1 had previously sold other properties and needed to acquire properties in order to defer its taxable gain under Section 1031 of the Internal Revenue Code. The properties purchased from Lexington met the Section 1031 requirements, and the general partner believed that aborting the acquisitions would have had negative tax consequences for the limited partners of Net 1.

     On November 10, 1999, Mr. Eglin met with Mr. Roskind in order to discuss whether a transaction involving common shares would be possible. With Lexington shares trading at a discount to net asset value, this proposal would have valued the Net Partnerships at a corresponding discount to their net asset value. Although this transaction would have provided liquidity, portfolio diversification and greater distributions to the limited and general partners, the general partners were not willing to consider a transaction that was based on a discounted net asset value.

     On February 9, 2000, Mr. Eglin met with Mr. Roskind in order to discuss a transaction in which Lexington would have acquired the limited and general partnership interests in exchange for a new class of common or preferred shares. This transaction would have provided the benefits of portfolio diversification and greater distributions but without the liquidity available from Lexington common shares. Mr. Roskind advised Mr. Eglin that any proposal would have to include 50% common shares or cash so that limited partners could have the benefit of liquidity. On May 24, 2000, Lexington's Board of Trustees discussed the possibility of a transaction involving the Net Partnerships and the advantages and disadvantages of a potential merger and generally concluded that such a transaction would be beneficial. On May 27, 2000, Mr. Eglin made a proposal to Mr. Roskind and after further negotiations, the parties agreed in principle to the idea of structuring a transaction involving common shares and convertible subordinated debentures and began negotiating a non-binding term sheet setting forth the general outlines of the Transaction. As part of this decision to move forward with the Transaction, the general partners and Lexington agreed that any transaction involving Lexington acquiring the Net Partnerships would have to be based upon the net asset value of the Net Partnerships and be accretive to Lexington's funds from operations per share. The term sheet was entered into on July 11, 2000.

     Under the terms of the term sheet agreed to by the parties on July 11, 2000, it was contemplated that Lexington would issue merger consideration totaling $64.2 million, with $24.0 million issued to Net 1 and $40.2 million issued to Net 2. In valuing the properties and arriving at the merger consideration of $64.2 million, Lexington considered numerous factors relating to the properties owned by the Net Partnerships and the proposed transaction including, but not limited to, (i) the terms of the leases of the Net Partnerships' properties, (ii) projected and current cash flows, (iii) tenant credit quality, (iv) rents per square foot compared to Lexington's estimate of market; (v) the potential impact of the proposed transaction on Lexington's balance sheet, funds from operations and dividend coverage, (vi) the terms of the underlying mortgage debt, and (vii) the information contained in the appraisals by Robert A. Stanger & Co., Inc.

     Based on its review of the foregoing factors, Lexington reached the following conclusions. The properties owned by the Net Partnerships had a weighted average lease term of approximately nine years, compared to a weighted average lease term of eight years in Lexington's portfolio. Lexington projected that the current cash flows of the Net Partnerships would exceed dividends and interest payments payable on the merger

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

consideration by approximately $500,000. In addition, Lexington believed that the average tenant credit strength in the Net Partnerships' portfolio was comparable to Lexington's. In its analysis, Lexington believed that the net rents per square foot in the Net Partnerships' portfolio were on average 5% above market and that the Net Partnership's mortgage debt, which bears interest at approximately 8% per annum, on average, represented a market rate. Moreover, Lexington considered the potential negative impact of significantly increasing its indebtedness as a result of the transaction. As of June 30, 2000, Lexington's total debt was $372.5 million, or 56.9% of gross assets. In connection with the Transaction, Lexington estimated that it would be adding debt of between $109.8 million and $141.6 million, or 77% to 99% of the total transaction value, raising Lexington's leverage ratio to between 61.6% and 65.5% of gross assets on a pro forma basis.

     The merger consideration would consist of:

          (a) $642,000 of operating partnership units issued to the general partners;

          (b) up to $63.5 million (but not less than $31.78 million) of Lexington's 8% convertible subordinated debentures due 2012; and

          (c) the balance of the merger consideration in the form of Lexington common shares.

     The number of Lexington common shares issuable would be determined based upon an average twenty day trading price, subject to a lower pricing limit of $11.00 per share and an upper pricing limit of $13.00 per share. The convertible subordinated debentures were to be convertible by the holder into common shares at $14.50 per share after five years. Lexington could have redeemed these securities with cash or common shares after five years, subject to the common shares trading above $14.50 per share.

     On July 6, 2000, the general partners retained Cohen & Steers to render to the general partners of each Net Partnership an opinion as to the fairness, from a financial point of view, of the consideration to be received by the partners of the Net Partnerships.

     Following execution of the term sheet, both the general partners and Lexington conducted extensive due diligence of the properties owned by each of Lexington, Net 1 and Net 2, and began drafting merger agreements and this Joint Consent and Proxy Solicitation Statement/Prospectus. Upon being retained by the general partners, Cohen & Steers was provided with a summary of the proposed transaction. Beginning on July 6, 2000, Cohen & Steers reviewed the proposed transaction and projected operating results of the Net Partnerships and Lexington, conducted due diligence on Lexington's properties, leases and financial statements, studied the liquidation and going concern alternatives for the Net Partnerships and performed a series of valuations, including a theoretical valuation of the convertible debt securities that constituted half of the proposed merger consideration. On October 10, 2000, Cohen & Steers informed the general partners that, based on the terms of the convertible subordinated debentures provided for in the July 11, 2000 term sheet, the theoretical value of the convertible subordinated debentures was significantly below their principal value due to terms, including conversion price, conversion features, coupon rate and maturity, which when taken as a whole, were less favorable than the terms of other comparable securities. Moreover, Cohen & Steers suggested that the allocation of the merger consideration between the Net Partnerships was not consistent with the relative values of each Net Partnership. The general partners inquired of Cohen & Steers as to potential modifications that could be made to the originally proposed terms of the convertible subordinated debentures in order to increase their theoretical value and thereby bring the aggregate value of the merger consideration in line with the general partners' expectations. In response to that inquiry, Cohen & Steers explained to the general partners that the theoretical value of the convertible subordinated debentures could be increased by, for example, decreasing the conversion price, increasing the coupon rate, decreasing maturity, decreasing the non-convertibility period, or any combination of those changes.

     Following these discussions with Cohen & Steers, the general partners informed Lexington that the Net Partnerships would not enter into the merger agreements unless Lexington improved its offer in order to address the concerns raised by Cohen & Steers. During its due diligence of the Net Partnerships, Lexington received financial information from the general partners regarding the properties and the Net Partnerships, and Lexington independently researched market rents and reviewed each property to determine the probability of renewal at the expiration of the base term of the lease. Based on this information, Lexington determined

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

that long-term cash flows and capital appreciation prospects for the Net Partnerships' properties were marginally greater than previously projected and that, therefore, it would be able to improve its offer. The primary reasons Lexington agreed to increase its offer were (i) its determination, based on its due diligence, that rents per square foot in the Net Partnerships' portfolio were, on average, at market rate levels, (ii) its belief that the average interest rates on the Net Partnerships' mortgages could be refinanced at maturity at interest rates twenty-five points lower than existing rates, and
(iii) its belief that the sublease of the Rancho Bernardo, California property owned by Net 1 by Cymer, Inc. improved tenant credit quality and increased the probability of a lease renewal on that property.

     During October 2000, Mr. Roskind and Mr. Eglin negotiated revisions to the terms of the proposed transaction which would address the concerns raised by Cohen & Steers regarding coupon, conversion price and timing, and maturity. As a result of these negotiations, Lexington improved its original offer by increasing in equal measure the value of the common shares to be issued and the principal amount of the convertible subordinated debentures to be issued. In addition, the terms of the convertible subordinated debentures were changed as follows: (i) the interest rate was increased from 8% per annum to 8.5% per annum, (ii) the conversion price was lowered from $14.50 to $14.00, (iii) the maturity date was reduced from twelve years to eight years, and (iv) the conversion date was reduced from five years to four years. The general partners informed Cohen & Steers of these changes, and, upon considering these revisions, Cohen & Steers determined that, when taken as a whole, these changes had the effect of increasing the theoretical value of the convertible securities and the overall merger consideration, and therefore adequately addressed their earlier concerns. The resulting merger consideration agreed to by the parties was as follows:

          (a) $650,000 of operating partnership units issued to the general partners;

          (b) up to $64.35 million (but not less than $32.175 million) of Lexington's 8.5% convertible subordinated debentures due 2009; and

          (c) the balance of the merger consideration in the form of common shares.

     On October 24, 2000, Mr. Eglin and Mr. Roskind agreed in principle on these revisions, and the revised terms are the terms of the Transaction as reflected in this Joint Consent and Proxy Solicitation Statement/ Prospectus.

     On October 30, 2000, the general partners met with Cohen & Steers to review their analysis of the Transaction. The general partners determined that they had negotiated a transaction that would be fair from a financial point of view.

     On October 31, 2000, a special meeting of the Board of Trustees of Lexington was held to consider the proposed transaction. At this meeting, senior management of Lexington and Prudential Securities made detailed presentations to the Board of Trustees concerning all material aspects of the proposed transaction, including the financial terms. Mr. Roskind recused himself from the proceedings.

     On November 9, 2000 Cohen & Steers met with the general partners and rendered its fairness opinion to the Net Partnerships.

     On November 10, 2000, another special meeting of the Board of Trustees of Lexington was held to consider the terms of the proposed merger agreement and to further evaluate the financial terms of the Transaction. At this meeting, senior management and Lexington's legal advisors, Paul, Hastings, Janofsky & Walker LLP, provided the trustees with additional information concerning the terms of the merger agreement, this Joint Consent and Proxy Solicitation Statement/Prospectus and the financial terms of the proposed merger, and Prudential Securities rendered its fairness opinion. At this meeting, the Board of Trustees of Lexington, excluding Mr. Roskind, who recused himself from the proceedings, approved the Transaction.

     On November 13, 2000, Lexington and the Net Partnerships entered into the merger agreements, and Net 3 and the general partners entered into the contribution agreements with respect to the contribution of their general partnership interests to Net 3.

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

     On June 30, 2001, Mr. Roskind contacted Mr. Eglin to discuss revising the merger consideration in order to provide greater liquidity to the limited partners. Based on conversations with several limited partners of the Net Partnerships, Mr. Roskind believed that a transaction involving cash and common shares would be viewed more favorably by the limited partners than the previously agreed upon transaction. Due to favorable conditions in the capital markets and an increase in Lexington's common share price, Mr. Eglin believed that Lexington could pay a portion of the merger consideration in cash without diluting Lexington's shareholders. As a result, Mr. Eglin agreed to ask Lexington's Board of Trustees to revise Lexington's offer to provide for cash instead of the convertible subordinated debentures.

     On July 9, 2001, Mr. Eglin, on behalf of Lexington, offered to revise the terms of the transaction. Under the new proposal limited partners would receive cash of $32,175,000 instead of convertible subordinated debentures, with the balance continuing to be paid in Lexington common shares. The number of common shares issuable would be determined based upon an average twenty-day trading price, subject to a lower pricing limit of $14.00 per share and an upper pricing limit of $16.00 per share. The general partner would receive its pro rata 1% share, valued at $650,000, in operating partnership units subject to the same share pricing limits. Mr. Eglin believed that the revised transaction would be favorable to Lexington because it would involve issuing fewer shares and add less debt to Lexington's balance sheet.

     On July 13, 2001, Mr. Eglin and Mr. Roskind agreed in principle on these revisions, and the revised terms are the terms of the transaction as reflected in this Joint Consent and Proxy Solicitation Statement/ Prospectus.

     On July 16, 2001, a meeting of the Board of Trustees of Lexington was held and the revised terms of the transaction were reviewed and approved. On the same day, the general partners met with Cohen & Steers to review their analysis of the revised transaction terms, and on July 19, 2001, Cohen & Steers rendered its fairness opinions to the general partners based on the forms of the amendments to the previously executed merger agreements. The general partners determined that they had negotiated a transaction that would be fair from a financial point of view.

     On July 19, 2001, Lexington and the Net Partnerships entered into amendments to the merger agreements, and Net 3 and the general partners of the Net Partnerships entered into amendments to the contribution agreements with respect to the contribution of their general partnership interests to Net 3.

     On July 30, 2001, Prudential Securities delivered its fairness opinion to the Board of Trustees, stating that, as of that date, the merger consideration was fair to the shareholders of Lexington from a financial point of view.

THE BOARD OF TRUSTEES' REASONS AND RECOMMENDATIONS FOR THE MERGER

     The Board of Trustees of Lexington, including the independent trustees, believe that the terms of the merger agreements are fair from a financial point of view to Lexington's shareholders and are in the best interests of Lexington and its shareholders. Accordingly, the entire Board of Trustees, other than E. Robert Roskind who did not vote because of his affiliation with the Net Partnerships, has unanimously approved the merger agreements and the issuance of the merger consideration, and recommends that Lexington's shareholders vote for approval of the merger agreements and the issuance of the merger consideration.

     In negotiating and agreeing to the terms and conditions of the mergers, the Board of Trustees has acted solely on behalf of Lexington. In conducting its negotiations in connection with the mergers, the Board of Trustees owed a fiduciary duty only to the shareholders of Lexington, whose interests in connection with the mergers conflict with those of the limited partners.

     The Board of Trustees' determination as to the fairness of the mergers are directed only to the Lexington shareholders and not to the limited partners. In reaching its decision, the Board of Trustees consulted with Lexington's management and considered many factors. In addition, the Board of Trustees consulted with Prudential Securities, which was engaged by Lexington to render an opinion to Lexington as to the fairness of the merger consideration, from a financial point of view, to be paid by Lexington.

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

     The following are the principal reasons why and how the Board of Trustees made their determinations. The Board of Trustees did not assign any relative weight to these reasons.

     - Analysis of Net Partnerships. The Board of Trustees received and reviewed presentations from, and had discussions with, executive officers of Lexington and Prudential Securities regarding the business, real estate assets, financial, accounting and due diligence with respect to the Net Partnerships, as well as the terms and conditions of the merger agreements. These presentations and discussions all supported the mergers.

     - Fairness of Merger Consideration. The Board of Trustees has concluded that the merger consideration is a fair price from the viewpoint of Lexington and its shareholders. The Board of Trustees received and approved the Prudential Securities fairness opinion that the consideration to be paid by Lexington in the mergers is fair, from a financial point of view, to Lexington as of the date of such opinion, based upon and subject to matters stated in that opinion.

     - Increase in Cash Flow and Funds From Operations. Based on its analysis of the pro forma financial statements included in this Joint Consent and Proxy Solicitation Statement/Prospectus, forecasts and projections prepared by Lexington's management and their analysis of the operating history and potential of Lexington and the Net Partnerships, the Board of Trustees believes that the mergers should help increase Lexington's cash flow and funds from operations. As a result, the Board of Trustees believes there is greater potential for increased distributions to Lexington shareholders and for appreciation in the price of the Lexington common shares than there would be without the mergers. Based on its analysis, the Board of Trustees believes the mergers will be accretive to Lexington's funds from operations and cash flow primarily because of the operational advantages Lexington has over each of the Net Partnerships.

     - Risk Diversification. The combination of the portfolio of properties owned by the Net Partnerships with Lexington's existing portfolio of properties would diversify the shareholders' investment over a larger number of properties. This diversification will reduce the dependence of the shareholders' investment upon the performance of, and the exposure to the risks associated with, the portfolio of properties currently owned by Lexington. Moreover, the Board of Trustees believes that Lexington's administrative costs, as a percentage of total assets, should decrease in the future because of efficiencies of scale realized as its investment portfolio increases in size.

     - Greater Access to Capital. As of June 30, 2001, on a pro forma basis, the mergers will substantially increase Lexington's total capitalization and increase its assets from approximately $677 million to approximately $819 million. The Board of Trustees believes Lexington's increased size will increase the attractiveness of Lexington to potential investors. The Board of Trustees believe that, following the Transaction, Lexington will have improved access to capital markets for future growth as a result of the larger total equity market capitalization of the combined entity.

     - Knowledge of Properties. Lexington previously owned six of the properties currently owned by the Net Partnerships and manages the Net Partnership's portfolio of properties. As a result of Lexington's knowledge of, and familiarity with, the Net Partnerships' assets, the Board of Trustees of Lexington believes that Lexington will be able to quickly and effectively assimilate the Net Partnerships' properties into its portfolio of properties.

       IN RECOMMENDING APPROVAL OF THE MERGERS, THE BOARD OF TRUSTEES OF LEXINGTON ALSO CONSIDERED THE FOLLOWING NEGATIVE ASPECTS OF THE TRANSACTION, AMONG OTHERS:

     - Failure to Realize Benefits. The anticipated benefits of the Transaction might not be fully realized.

     - The Value of the Properties Held by the Net Partnerships May Be Less Than the Merger Consideration. The amount of the merger consideration is based upon the agreed upon adjusted net asset value of the Net Partnerships. Lexington and the general partners reached this agreed upon adjusted net asset value after an evaluation of all the available information as to the assets, liabilities, costs and other factors which impact the valuation of the Net Partnerships. If any of these factors are not accurate, the agreed upon adjusted net asset value of the Net Partnerships may not reflect their actual value.

     - Increase in Leverage. If the Transaction is consummated, Lexington will assume and incur substantial indebtedness in the form of the mortgages payable of the Net Partnerships and the dissenter debentures. This increased leverage could adversely affect Lexington's financial condition and results of operations, the market price of its common shares and its ability to make distributions.

     - Fixed Minimum Number of Common Shares. The minimum number of common shares to be exchanged as merger consideration is fixed. If the average price for the common shares during the 20 trading days prior to, but not including, the closing date of the mergers is more than $16.00 per share, Lexington will nevertheless be obligated to issue to the limited partners of the Net Partnerships the same number of common shares per unit as it would have been obligated had the average price been $16.00 per share.

     - Transaction Costs. Lexington will bear significant costs, estimated to be approximately $2.01 million, in connection with consummating the Transaction.

     - Smaller Percentage Ownership Interest. Shareholders will have a smaller percentage ownership and voting interest in Lexington. The current shareholders voting percentage will be reduced to 91.3% following consummation of the Transaction.

     - Dilution of Ownership Interest. There is a risk of dilution of Lexington's current shareholders in the event the merger consideration exceeds the fair market value of the Net Partnerships.

     The Board of Trustees believes that the benefits and advantages of the mergers outweigh the negative factors and risks.

THE GENERAL PARTNERS' REASONS AND RECOMMENDATIONS FOR THE MERGER

     The general partners believe that the terms and conditions of the mergers are fair to and in the best interests of the respective limited partners. The general partners approved the merger agreements and recommend that the limited partners consent to the approval and adoption of their respective merger agreement and amendment of their agreement of limited partnership.

     The determinations of the general partners are directed only to the limited partners of the Net Partnerships and not to Lexington's shareholders. The following are the principal reasons why and how the general partners made their determination as to which no relative weight was assigned.

     - Analysis of Lexington and the Merger Agreements. The general partners analyzed the business, real estate assets and financial condition of Lexington, as well as the terms and conditions of the merger agreements. These analyses and discussions supported the mergers. The general partners believed, based on their analyses and methodology, that the merger consideration represents a fair estimate of the value of the Net Partnerships. The general partners concluded that an investment in Lexington will be accretive to Lexington common shares, including common shares issued to the limited partners in the mergers.

     - Comparison of Alternative Transactions. The general partners reviewed the value of the consideration to be received by limited partners if their respective Net Partnership was acquired by Lexington, and the general partners compared it to the consideration that limited partners might have received if they continued their investment in that Net Partnership without change or if that Net Partnership had been liquidated. The general partners concluded that the likely value of the merger consideration would be higher than the value of the consideration limited partners would have received if the general partners had elected either of those other alternatives.

     - Cohen & Steers Fairness Opinions. The general partners retained Cohen & Steers to render a fairness opinion regarding the fairness, from a financial point of view, of the merger consideration. Cohen &

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

       Steers rendered fairness opinions to the effect that, as of the date of such opinions, the merger consideration is fair, from a financial point of view, to the limited partners.

     - Greater Liquidity for Limited Partners. The general partners believe that following the Transaction the limited partners will have greater liquidity of investment, since the common shares will trade on the New York Stock Exchange. Currently, the limited partners' ability to sell their units is limited because the units are not listed on an exchange.

     - Risk Diversification. By combining the Net Partnerships with Lexington, the mergers will create an investment portfolio substantially larger and more diversified than the portfolio of the individual Net Partnerships, thus reducing the limited partners' exposure to economic downturns in any particular region or type of property. The general partners determined that the combination of the properties owned by the Net Partnerships with Lexington's existing properties result in a reduction of the limited partners' current dependence upon the performance of, and the exposure to the risks associated with, the particular group of properties currently owned by the Net Partnerships. As of June 30, 2001, Net 1, Net 2 and Lexington have ownership interests in 9, 15, and 73 properties, respectively.

     - Greater Access to Capital. The general partners believe that, following the Transaction, Lexington will have improved access to capital markets for future growth as a result of the larger total equity market capitalization of the combined entity. If the Transaction is consummated, Lexington will control assets having a historical value of approximately $819 million. The general partners believe that Lexington's capital base makes it a more attractive candidate for the services of investment banking firms, financial institutions, institutional lenders and others interested in placing large amounts of capital.

     - Cost Savings. The combination of the Net Partnerships under the ownership of Lexington will result in administrative cost savings. As separate legal entities with different investors, each of the Net Partnerships must segregate its assets and liabilities to avoid commingling, conduct operations independently and maintain separate books and records for the preparation of financial statements, tax returns, investor information and, as required, reports and filings to be made to various governmental regulatory agencies. The general partners, therefore, believe that, by combining the Net Partnerships into a single ownership entity, the mergers should eliminate much of the duplication in reporting, filing and other administrative services, simplifying administration of the consolidated entities.

     - Dissenters' Option. The general partners considered that limited partners have the opportunity to vote for or against the merger of their respective Net Partnership. If they vote against the Transaction, they will have the right to elect to receive their merger consideration in the form of dissenter debentures in lieu of common shares and cash.

     - No Further Schedule K-1s. The general partners believe that the mergers will result in simplified tax administration for most limited partners. Shareholders will receive Form 1099-DIV to report their distributions from Lexington. Form 1099-DIV is substantially easier to understand than the more complicated Schedule K-1 prepared for the reporting of the financial results of the Net Partnerships.

     In recommending the mergers, the general partners also considered the following negative aspects of the Transaction, among others:

     - Taxable Transaction. The limited partners will realize taxable gain or loss in the mergers. Limited partners receiving common shares and cash will be able to liquidate their common shares and use the cash proceeds towards the payment of any taxes due on any taxable gain.

     - Transaction Costs. The Net Partnerships will bear significant costs, estimated to be approximately $0.63 million each, in connection with consummating the Transaction.

     - Failure to Realize Benefits. The anticipated benefits of the mergers might not be fully realized.

     - Increase in Leverage. If the Transaction is consummated, Lexington will incur substantial indebtedness. This increased leverage could adversely affect Lexington's financial condition and results of

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

       operations, the market price of its common shares and its ability to make distributions or payments on the dissenter debentures.

     - Fluctuations in the Value of the Merger Consideration. The prices at which the common shares may trade, upon resale, will fluctuate following the mergers, and may not correspond to 50% of the fair market value of the Net Partnerships.

     - Fixed Maximum Number of Common Shares. The maximum number of common shares to be exchanged as merger consideration is fixed. If the average closing price is less than $14.00 per share, limited partners will not be entitled to receive any more common shares per unit than they would have received had the average price been $14.00 per share.

     - Smaller Percentage Ownership Interest. Limited partners will have a smaller percentage ownership and voting interest in Lexington following consummation of the Transaction than they currently have in their respective Net Partnership. The voting interests of holders of Net 1 units and Net 2 units in Lexington following consummation of the Transaction will be 3.4% and 5.3%, respectively.

     - Dilution to Net Income and Book Value. On a pro forma per unit equivalent basis, the mergers are immediately dilutive to both per unit net income and book value of the Net Partnerships. Specifically, the diluted pro forma net income per unit for the year ended December 31, 2000 is reduced for Net 1 by $19.35 - $22.85 to $27.62 per unit, and for Net 2 is reduced by $1.01 - $1.72 to $2.76 per unit, and the diluted pro forma net income per unit for the six months ended June 30, 2001 is reduced for Net 1 by $26.27 - $29.22 to $14.50 per unit, and for Net 2 is reduced by $2.66 - $3.40 to $1.45 per unit. The immediate dilution of book value as of June 30, 2001 for Net 1 is $71.84 per unit and for Net 2 is $9.80 per unit.

     - No Independent Representation. The general partners considered the fact that they did not retain an unaffiliated representative to negotiate on behalf of the Net Partnerships, either individually or together, or on behalf of the limited partners, in the mergers.

     In light of the wide variety of factors, both positive and negative, considered by the general partners, the general partners were not able to quantify or otherwise assign relative weights to the specific factors considered in making their determination. The general partners believe the negative factors considered were not sufficient, either individually or collectively, to outweigh the possible benefits considered by the general partners in their deliberations relating to the mergers.

     The general partners also believe that the Transaction has been structured so as to be procedurally fair to the limited partners. The limited partners have not had independent representation during the course of the merger discussions. In determining not to engage an independent representative for the limited partners, the general partners were faced with the conflicts of interest with respect to the Net Partnerships and limited partners discussed elsewhere in this Joint Consent and Proxy Solicitation Statement/Prospectus. See "CONFLICTS OF INTEREST" beginning on page 78 and "RISK FACTORS" beginning on page 38. The general partners believe that the absence of independent representation of the Net Partnerships is mitigated by the Net Partnerships similarity to Lexington regarding their investments and financial condition and their longstanding relationship with Lexington. The Net Partnerships have the same investment objectives as Lexington, their properties are generally located in the same markets and are of similar size and quality.

     The general partners were responsible for acquiring each Net Partnership's properties and are familiar with each property, its condition and its local market. The properties of each Net Partnership are under triple net leases to the same type of tenants with similar credit risks as those of Lexington. As of June 30, 2001, Net 1, Net 2 and Lexington derived 27%, 40% and 63% of their revenue from investment grade tenants, respectively.

     The general partners also believe that limited partners interests are protected because:

     - the general partners thoroughly analyzed the Transaction and its alternatives;

     - the general partners had available to them the appraisal report of Stanger & Co. with respect to 22 of the 25 properties owned by the Net Partnerships, and the 2000 appraisal reports of Stanger & Co. were within 1.5% and 0.8% of the agreed upon fair market property values for Net 1 and Net 2, respectively;

     - the general partners retained Cohen & Steers to render a fairness opinion to each of the Net Partnerships;

     - the Transaction requires approval of a majority in interest of the limited partners in both Net Partnerships; and

     - limited partners who deny consent to the Transaction have the option of electing to receive their merger consideration in the form of dissenter debentures in lieu of common shares and cash.

     The general partners, therefore, believe that all of these factors have enabled them to adequately evaluate, negotiate and determine a fair value for their respective Net Partnership in a manner consistent with their fiduciary duty to the limited partners.

THE MERGER CONSIDERATION

     LIMITED PARTNERS. Holders of Net 1 units and Net 2 units will be entitled to receive, per unit, 50% of the agreed upon adjusted net asset value of their respective Net Partnership in the form of Lexington common shares, with the remaining 50% of the agreed upon adjusted net asset value payable in the form of cash.

     Assuming that no limited partners elect to receive their merger consideration in the form of dissenter debentures, and assuming further that the average closing price of Lexington common shares is $15.00, which is the midpoint of the range for determining the number of common shares to be issued:

     - holders of units in Net 1 would receive for each unit they own 27.3 common shares representing a value of $410.19 based on the average closing price plus $410.19 in cash. In the aggregate, the limited partners of Net 1 would receive a total of 841,500 common shares representing a value of $12,622,500 based on the average closing price plus $12,622,500 in cash, in exchange for their 99.0% interests in Net 1; and

     - holders of units in Net 2 would receive for each unit they own 2.7 common shares representing a value of $40.98 based on the average closing price plus $40.98 in cash. In the aggregate, the limited partners of Net 2 would receive a total of 1,303,500 common shares representing a value of $19,552,500 based on the average closing price plus $19,552,500 in cash, in exchange for their 99.0% interests in Net 2.

     Notwithstanding the foregoing, limited partners who deny consent to the Transaction may elect to receive dissenter debentures in lieu of the merger consideration described above.

     GENERAL PARTNERS. The general partner of each Net Partnership owns a 1% capital interest in its Net Partnership. If the Transaction is approved, the general partner of each Net Partnership will receive, in return for contributing its general partnership interest, operating partnership units in Net 3 with an aggregate value equal to 1% of the agreed upon adjusted net asset value of its respective Net Partnership, which will entitle the general partners to receive the same distributions which limited partners will be entitled to receive as holders of common shares. However, the general partners may not redeem their units for Lexington common shares prior to the fifth anniversary of their issuance. The number of units to be issued to the general partners will be determined based upon the number of common shares for which those units would be redeemable at the same average closing price that will be used to determine the number of common shares to be issued to the limited partners. The general partners will receive their operating partnership units in a tax-deferred transaction while the merger consideration to be received by the limited partners will be taxable. Neither the general partners nor their respective affiliates will receive any special compensation in connection with the Transaction.

     The contribution of the general partnership interest of the general partner of each Net Partnership requires the approval of a majority of the units of the respective Net Partnership. As part of their consent to the Transaction, the limited partners are being asked to approve the transfer of the general partnership interests of Net 1 and Net 2 to Net 3.

     The common shares for which the general partners may redeem their units may not be sold upon or after such redemption except pursuant to a valid registration statement or an exemption from registration under the Securities Act of 1933. By contrast, the common shares to be received by the limited partners will be freely tradable immediately upon issuance. Lexington has agreed to provide registration rights to the general partners as holders of units, upon request, in order to facilitate sales of common shares received in redemption.

     TERMS OF THE COMMON SHARES

Amount........................   The number of common shares will be based upon
                                 an average of their closing prices during the 20 trading days prior to, but not including, the closing date of the mergers as follows:

                                 - for the limited partners of Net 1, the number
                                   of common shares to be exchanged for each unit will be limited to a maximum of 29.3 shares and a minimum of 25.6 shares. At the closing price of common shares as of October 10, 2001, which was the latest practicable date prior to the printing of this Joint Consent and Proxy Solicitation Statement/ Prospectus, was $14.90, the number of common shares to be exchanged for each unit would be
                                   27.5 shares.

                                 - for the limited partners of Net 2, the number
                                   of common shares to be exchanged for each unit will be limited to a maximum of 2.9 shares and a minimum of 2.6 shares. At the closing price of common shares as of October 10, 2001, which was the latest practicable date prior to the printing of this Joint Consent and Proxy Solicitation Statement/Prospectus, was $14.90, the number of common shares to be exchanged for each unit would be 2.8 shares.

                                 The maximum limits above correspond to an average price of $14.00 per share of the common shares and the minimum to an average price of $16.00 per share of the common shares.

Terms.........................   Holders of common shares are entitled to
                                 receive dividends on their common shares to be distributed at the discretion of the Board of Trustees of Lexington. Such dividends payments will be made out of assets legally available for distribution. Holders will also be entitled to share ratably in the assets of Lexington legally available for distribution to its shareholders in the event of its liquidation, dissolution and winding-up after payment of, or adequate provision for, all known debts and liabilities of Lexington. Each outstanding common share entitles the holder to one vote on all matters submitted to a vote of shareholders, including voting in the election of trustees. Holders of common shares have no conversion, sinking fund or redemption rights, or preemptive rights to subscribe for any securities of Lexington.

Listing.......................   The common shares trade on the New York Stock
                                 Exchange.

Information...................   Lexington furnishes its shareholders with
                                 annual reports containing consolidated
                                 financial statements and an opinion on these financial statements expressed by an independent public accounting firm.

     TERMS OF THE DISSENTER DEBENTURES

Principal Amount..............   Up to $20.0 million, subject to waiver by
                                 Lexington. The exact principal amount of the dissenter debentures will be determined at the closing of the Transaction based upon the number of units held by limited partners who elect to receive dissenter debentures and will be subject to the waiver by Lexington of the limit on the amount of dissenter debentures to be issued.

Interest......................   8.5% per annum, on a day-to-day basis, based
                                 upon a 365-day year and actual days elapsed, from the closing of the Transaction. Interest will be paid semi-annually in cash in arrears.

Repayment of Principal........   Principal on the dissenter debentures is due in
                                 one installment on the eighth anniversary of the closing of the Transaction; provided, however, that 80% of the net proceeds of any taxable sale or refinancing of the assets previously owned by either Net Partnership, as applicable, will be used to prepay the dissenter debentures.

Prepayment....................   Prepayable in whole or in part at any time.

Seniority.....................   Expressly subordinated in right and priority of
                                 payment to all institutional indebtedness of Lexington outstanding on the closing of the Transaction and any other indebtedness of Lexington issued in the future which is not, by its terms, expressly subordinated to the dissenter debentures. The dissenter debentures are also senior in right and priority of payment to Lexington's existing Class A Senior
                                 Cumulative Convertible Preferred Shares and to all other classes of Lexington's capital shares currently authorized or authorized in the future.

Remedies......................   If an event of default occurs and is
                                 continuing, holders of dissenter debentures will have the following remedies:

                                 - the rate of interest on the dissenter
                                   debentures will increase to 10.0%, provided that if such event of default is cured or waived, the rate of interest will be reduced, from the date of such cure or waiver, to 8.5%;

                                 - automatic acceleration with respect to
                                   bankruptcy defaults; and

                                 - acceleration upon vote by majority of holders
                                   upon non-bankruptcy defaults.

COMPARISON OF COMMON SHARES AND CASH VERSUS DISSENTER DEBENTURES

     In order to assist the limited partners in deciding whether to approve the merger of their respective Net Partnership with Lexington and whether to elect to receive common shares and cash or dissenter debentures, summarized below are the material advantages and disadvantages of owning common shares versus receiving and holding dissenter debentures and the material advantages and disadvantages of receiving cash versus owning dissenter debentures.

     The summary below first compares the advantages of owning the common shares versus the dissenter debentures and then compares the advantages of receiving cash versus owning the dissenter debentures.

     THE ADVANTAGES OF OWNING THE COMMON SHARES VERSUS DISSENTER DEBENTURES
INCLUDE:

     - The common shares will be freely transferable and listed on the New York Stock Exchange. Limited partners who receive common shares will have the opportunity to liquidate, at their convenience, all or any portion of the common shares that they hold. There will be no public market for the dissenter debentures, and it is unlikely that an active market will develop.

     - Lexington shareholders may take advantage of growth opportunities, including those resulting from Lexington's ability to raise additional funds through equity or debt financing. Holders of dissenter debentures will not participate in benefits of growth opportunities, including increased dividends and equity value.

     - Shareholders will be entitled to participate in the dividends and distributions made by Lexington on its common shares. This means that holders of common shares will be entitled to receive dividends and distributions based on their percentage ownership interest of the outstanding common shares. Holders of dissenter debentures will only be entitled to receive interest on, and, at maturity, principal of, the dissenter debentures.

     - Unlike a holder of dissenter debentures, shareholders will be entitled to vote on matters presented at shareholder meetings and will be entitled to other customary shareholders' rights.

     - Lexington may redeem the dissenter debentures at any time, in whole or in part, at the face amount of the dissenter debentures, with no prepayment penalty or premium.

     THE ADVANTAGES OF OWNING DISSENTER DEBENTURES VERSUS COMMON SHARES INCLUDE:

     - The dissenter debentures have a fixed interest rate and the holders of the dissenter debentures can expect to receive the entire amount of their principal at maturity. The return on a shareholder's investment will depend on the performance of Lexington and the market for the common shares.

     - The market price for the common shares may fluctuate with changes in market and economic conditions, the financial condition of Lexington and other factors that generally influence the market prices of equity securities. These fluctuations may significantly affect liquidity and market prices independent of the financial performance of Lexington. The dissenter debentures evidence a contractual obligation of Lexington to pay the entire principal amount to the holder. The principal amount of the dissenter debentures and the interest payable to each dissenter will be fixed at the closing of the Transaction and will not fluctuate based on Lexington's financial performance.

     - A shareholder's right to receive distributions is subordinated to the principal and interest payments payable with respect to all debt obligations of Lexington. This means that prior to making any distribution to holders of common shares, Lexington must pay the interest and, at maturity, the principal owed with respect to the dissenter debentures and its other debt obligations. Thus, to the extent that Lexington does not have sufficient cash to make a distribution after it makes the required principal and interest payments on the dissenter debentures and payments on other debt obligations, holders of common shares will not receive a distribution.

     - In the event Lexington is liquidated or dissolved, holders of the dissenter debentures will have superior rights to the holders of the common shares upon the distribution of Lexington's assets. The funds from liquidation will be applied to the payment of all the outstanding principal and accrued interest on the dissenter debentures before any distributions may be made to the holders of the common shares. As a result, after all required payments are made to the holders of the dissenter debentures, there may be insufficient funds to make any distributions to the holders of common shares.

     - Shareholders' percentage ownership interest in Lexington may be diluted at any time. Dilution could occur upon the issuance of additional equity securities, including securities that have priority to cash flow generated from Lexington's operations and to liquidation proceeds derived from the sale of Lexington's assets. The interests of the dissenter debentures will not be diluted by the issuance of additional equity securities.

     - The dissenter debentures provide that 80% of the taxable net proceeds of any sale or refinancing of the assets previously owned by Net 1 or Net 2, as applicable, will be used to prepay the dissenter debentures. However, Lexington historically has disposed of its properties in non-taxable exchange transactions which limits the potential benefits of this requirement.

     THE ADVANTAGES OF RECEIVING CASH VERSUS OWNING DISSENTER DEBENTURES
INCLUDE:

     - Limited partners who receive cash may be able to obtain a return on that cash that is greater than the fixed 8.5% return on the dissenter debentures.

     THE ADVANTAGES OF OWNING DISSENTER DEBENTURES VERSUS RECEIVING CASH
INCLUDE:

     - Limited partners who receive cash may be unable to obtain a return on that cash equal to the fixed 8.5% return on the dissenter debentures.

METHODOLOGY USED TO DETERMINE MERGER CONSIDERATION

     In order to determine the merger consideration, Lexington and the Net Partnerships considered utilizing a number of different methodologies, each of which involved a comparison of Lexington and the Net Partnerships with respect to the following:

     - net asset value;

     - historical market value and trading activity;

     - distribution levels; and

     - liquidation and going concern values.

     After reviewing these factors, Lexington and the Net Partnerships agreed to calculate the merger consideration based on their agreed upon estimate of the net asset value of the Net Partnership less estimated liquidation costs. The general partners believed that net asset value was a fair method of valuing the Net Partnerships because it is primarily based on objective balance sheet data. While the fair market value of the Net Partnerships' properties, which was one of the factors used to determine adjusted net asset value, was derived without taking into account third party appraisals, it was, nonetheless, supported by those appraisals. Moreover, net asset value has been reported to the limited partners on an annual basis since the inception of each Net Partnership. Although other methods could have been used to establish the merger consideration, the general partners believed it was important to present the Transaction to the limited partners utilizing a valuation measure they are familiar with. Lexington and the general partners agreed that any transaction involving Lexington acquiring the Net Partnerships would have to be based upon the net asset value of the Net Partnerships and be accretive to Lexington's funds from operations per share.

CALCULATION OF AGREED UPON ADJUSTED NET ASSET VALUE

     The agreed upon adjusted net asset value of each Net Partnership was determined by subtracting (1) the Net Partnership's mortgage notes payable that are estimated to be outstanding at June 30, 2001, which was the originally anticipated closing date of the Transaction, including estimated mortgage assumption fees and repayment fees, if any, based primarily upon the scheduled amortization through June 30, 2001 of all mortgages outstanding as of June 30, 2000, all other liabilities at June 30, 2000, estimated mortgage assumption fees and estimated costs associated with liquidating such Net Partnership's properties from (2) the agreed upon fair market value of the Net Partnership's properties as of June 30, 2000. Lexington derived a fair market value for each of the Net Partnership's properties as described below.

     Based on the foregoing formula, the calculation of the agreed upon adjusted net asset value, as of June 30, 2000, for each of the Net Partnerships is summarized below ($000's):

                                                               NET 1     NET 2
                                                              -------   --------
Agreed upon fair market value of the Net Partnerships'
  properties as of June 30, 2000............................  $46,750   $101,562
  LESS:
Projected liabilities.......................................   19,435     57,846
Estimated liquidation costs.................................    1,815      4,216
Agreed upon adjusted net asset value
  Units and general partnership interest....................   25,500     39,500
  Units only................................................   25,245     39,105

     The adjusted net asset values derived by Lexington were agreed to by the general partners, based, in part, on the fact that the fair market property values were supported by the conclusions reached by Robert A. Stanger & Co., Inc. in its 1999 appraisals, even though the general partners did not use the appraisals in their determination of such fair market property values. However, the parties recognized that the 1999 appraisal did not include all of the properties owned by the Net Partnerships at the time the parties entered into the merger agreement. Therefore, each merger agreement required the respective Net Partnership to obtain updated appraisals as of December 31, 2000, and provided that, if the conclusions reached in the 2000 appraisals varied from the agreed upon fair market property values by more than 5%, either Lexington or the respective Net Partnership would have the right to terminate the merger agreement. The 2000 appraisals of Stanger & Co. were within 1.5% and 0.8% of the agreed upon fair market property value for Net 1 and Net 2, respectively. The parties have agreed that the sale by Net 2 of the Earth City, MO property, which was the only change in either Net 1 or Net 2's property portfolio after June 30, 2000, did not require any modification to Net 2's adjusted net asset value because the net proceeds from the sale were used by Net 2 to repay debt, and therefore Net 2's corresponding agreed upon fair market property value and projected liabilities were reduced by identical amounts.

     Each component of the agreed upon adjusted net asset value was determined as follows:

     PROPERTY VALUE. Based upon Lexington's estimate as to the value of each of the Net Partnerships portfolios which were subsequently agreed to by the general partners, Lexington derived its value in accordance with the underwriting criteria Lexington typically uses in establishing purchase prices when it makes new property investments.

     Lexington analyzed each property owned by the Net Partnerships and reviewed:

     - each property's location within their respective submarkets;

     - each lease with respect to its term, rental rate increases, corporate guarantees and property maintenance provisions;

     - the present and anticipated conditions in the markets where the Net Partnership's properties are located; and

     - the prospects for selling or releasing the properties on favorable terms in the event of a vacancy.

     Lexington also evaluated each tenant's financial strength, growth prospects and competitive position within its respective industry and each property's strategic importance and function within each tenant's operations or distribution systems. In addition, Lexington considered the potential effect of the Transaction on its funds from operations, cash flows and long-term capital appreciation. After giving weight to these factors, the anticipated closing date and reviewing the characteristics of the Net Partnership's properties compared to other properties acquired by Lexington, Lexington valued the properties at $148.3 million. This value was derived by capitalizing projected rental revenue at a 10.2% blended rate, consistent with the implied going-in capitalization rates in Stanger & Co.'s 1999 appraisals. Projected rental revenue is estimated rental revenue for the year 2001 under the leases currently in place, assuming 100% occupancy without any allowance for vacancy or reserves. Where, as in the case of the Net Partnerships, rental revenue is generated under net leases, rental revenue is synonymous with net operating income.

     PROJECTED LIABILITIES. Projected liabilities are the estimated mortgages payable outstanding at June 30, 2001 (which was the originally anticipated closing date of the Transaction) based upon the scheduled amortization of all mortgage notes payable outstanding at June 30, 2000 ($74.9 million) plus all other liabilities (primarily accrued interest) as shown on respective balance sheets of the Net Partnerships as of June 30, 2000 ($1.2 million) and estimated mortgage assumption costs ($1.2 million). Unlike the mortgages and other liabilities that are deducted for purposes of determining liquidation value and are calculated as of June 30, 2000, the "projected liabilities" estimated for purposes of determining the adjusted net asset value reflect the reduced amount of mortgages and other liabilities that are anticipated to be outstanding as of the originally anticipated closing date of the Transaction.

     The following table details the assumptions used in calculating projected liabilities ($000's):

                                                               NET 1      NET 2
                                                              -------    -------
Estimated mortgages payable.................................  $18,477    $56,406
Estimated mortgage assumption and repayment fees............      355        887
Accrued interest payable....................................      165        213
Other liabilities...........................................      438        340
                                                              -------    -------
                                                              $19,435    $57,846
                                                              =======    =======

     ESTIMATED LIQUIDATION COSTS. Liquidation costs are estimated costs that the Net Partnerships would incur if they were to sell their properties. These differ from transaction expenses, which are estimated costs arising from the transaction, such as legal, accounting and advisory fees, printing expenses, and solicitation costs. Estimated liquidation costs include brokerage commissions, legal fees, transfer taxes, title insurance and due diligence costs. They are good faith estimates made by the general partners based upon their experience in buying and selling net-leased properties. These seller-borne costs are not reflected in the appraised values provided by Stanger & Co. Liquidation costs are subtracted from net asset value in order to approximate the amount which the Net Partnerships would have received had they liquidated as of June 30, 2000. The parties agreed that it would be fair to adjust the agreed upon fair market property value in this manner. The liquidation costs estimated for purposes of determining the adjusted net asset value are the same as the liquidation costs used to determine liquidation value.

TRANSACTION EXPENSES

     Net 1, Net 2 and Lexington will each be responsible for and bear one-third of the aggregate costs and expenses incurred by all of them at any time in connection with pursuing, negotiating or consummating the Transaction other than the fees and expenses of Prudential Securities and Cohen & Steers. Lexington will bear 100% of the fees and expenses of Prudential Securities and Net 1 and Net 2 will each bear 50% of the fees and expenses of Cohen & Steers. Lexington will enter into an indemnification agreement with each of the general partners that will provide indemnification protection to each of the general partners and their respective affiliates with respect to claims which could arise in connection with the proposed Transaction, whether or not the Transaction is consummated.

     Lexington and the general partners estimate that the expenses of the Transaction applicable to each of the Net Partnerships and Lexington will total approximately $3.3 million as follows ($000):

                                                              LEXINGTON   NET 1   NET 2
                                                              ---------   -----   -----
Legal Expenses..............................................   $  300     $275    $275
Accounting Expenses.........................................       80       60      60
Fairness Opinions and Valuations............................    1,225      183     183
Proxy Solicitation..........................................       50       35      35
Printing....................................................       50       50      50
Listing Fees................................................       40       --      --
Miscellaneous...............................................      265       25      25
                                                               ------     ----    ----
TOTAL.......................................................   $2,010     $628    $628
                                                               ======     ====    ====

ANTICIPATED ACCOUNTING TREATMENT

     Lexington will account for the mergers as a purchase in accordance with Accounting Principles Board Opinion No. 16 "Business Combinations." The financial statements of Lexington will reflect the combined operations of Lexington and the Net Partnerships from the effective time of the mergers.

NO FRACTIONAL COMMON SHARES

     No fractional common shares will be issued by Lexington in the Transaction. Each limited partner who would otherwise be entitled to fractional common shares will receive cash having an amount equal to the value of such fractional shares, based on the average closing price of the common shares during the 20 trading days prior to, but not including, the closing date of the mergers.

                     ALTERNATIVES TO THE TRANSACTIONS THAT
                        THE GENERAL PARTNERS CONSIDERED

     In determining whether to accept and recommend the Transaction, the general partners considered the following two principal alternatives to the Transaction that could have been pursued by each Net Partnership:

          (1) continuation of each Net Partnership pursuant to its existing limited partnership agreement; and

          (2)  liquidation of each Net Partnership.

In analyzing these alternatives, the general partners:

          (1)  reviewed the advantages and disadvantages of each alternative;
     and

          (2) compared the amount of the merger consideration with the value of the continuation and liquidation alternatives.

SUMMARY OF VALUATION ALTERNATIVES

     The valuation estimates described below were prepared by the general partners based upon the information available to the general partners at the time the estimates were computed. Subsequent to preparing these estimates, and in connection with their recommendation that the limited partners approve the Transaction, the general partners also considered the fairness opinions given by Prudential Securities to Lexington and by Cohen & Steers to the Net Partnerships. The analysis performed by Prudential Securities and Cohen & Steers are summarized below under the heading "FAIRNESS OPINIONS" beginning on page 80. However, neither Prudential Securities nor Cohen & Steers gave any opinion with respect to the alternatives considered by the general partners. Furthermore, the general partners considered the appraisals provided by Stanger & Co., but only with respect to the valuation of the Net Partnerships' properties. The appraisals of Stanger & Co. are summarized below under the heading "APPRAISALS" beginning on page 103.

     The estimated values assigned to each Net Partnership under the various alternatives are subject to significant uncertainties. These uncertainties exist because the comparative estimated values are based upon a number of estimates, variables and assumptions made by the general partners. In addition, varying market conditions affect these valuation estimates. Therefore, no assurance can be given that the estimated values will be realized. Actual realized values, moreover, may be higher or lower than the estimates of such values. While each of the general partners believes it has a reasonable basis for the assumptions made, it is unlikely that all of the assumptions employed by the general partners will prove to be accurate in all material respects. Some assumptions used by the general partners as to future events have been selected to simplify the analysis and may not approximate the actual experience of each of the Net Partnerships.

     The following table summarizes the results of the general partners' comparative analysis of the alternatives based on a per $1,000 original investment:

                                                 PER $1,000 ORIGINAL INVESTMENT
                                  -------------------------------------------------------------
                                    TOTAL MERGER      ESTIMATED GOING-          ESTIMATED
NET PARTNERSHIP                   CONSIDERATION(1)    CONCERN VALUE(2)     LIQUIDATION VALUE(3)
---------------                   ----------------    -----------------    --------------------
Net 1...........................      $820.38         $637.96 - $706.24          $751.17
Net 2...........................      $819.52         $723.35 - $801.18          $762.77

---------------

(1) Based upon the agreed upon adjusted net asset value, which is the estimated value of each Net Partnership's properties at June 30, 2000 less estimated liquidation costs, an estimate of mortgage notes payable at June 30, 2001 (which was the originally anticipated closing date of the Transaction) based primarily upon the scheduled amortization of all mortgages outstanding at June 30, 2000, estimated mortgage assumption fees and repayment fees, and all other liabilities outstanding at June 30, 2000.

(2) Based upon a discounted cash flow approach utilizing a range of discount rates from 13.5% to 15%.

(3) Based upon estimated value of each Net Partnership's properties less estimated liquidation costs, mortgage assumption fees and repayment fees, if any, and stated liabilities at June 30, 2000.

     The general partners assumptions, utilized in connection with both the "Continuation" and "Liquidation" alternatives described in the sections that follow, relate, among other things, to:

     - projections as to each Net Partnership's future income, expenses, cash flow and other significant financial matters;

     - the capitalization rates that would likely be used by prospective buyers if each Net Partnership's assets were liquidated;

     - appropriate discount rates applied to expected cash flows in computing the present value of the cash flows that may be received with respect to each Net Partnership; and

     - selling costs and other expenses, costs, offsets and contingencies attributable to the sale of assets and liquidation of each of the Net Partnerships.

CONTINUATION

     BENEFITS AND DISADVANTAGES OF CONTINUATION ALTERNATIVE

     Continuing each Net Partnership without change would have the following effects, some of which the limited partners might perceive as benefits:

     - Continue Original Investment. The limited partners would not be subject to the risks associated with the ongoing operations of Lexington and its investment strategy. Instead, each of the Net Partnerships would remain a separate entity, with its own assets and liabilities, and would pursue its current investment objectives consistent with the guidelines, restrictions and safeguards contained in its limited partnership agreement.

     - Not Dependent on Lexington's Performance. Each Net Partnership's performance would not be affected by the performance of Lexington and the other Net Partnership.

     - Liquidation. Eventually, each Net Partnership would liquidate its holdings and distribute the proceeds received in liquidation in accordance with the terms of the Net Partnership's limited partnership agreement.

     - No Change in Voting Rights or Operating Policies. There would be no change in the nature of the limited partners' voting rights and no change in the Net Partnerships' operating policies.

     - No Transaction Expenses. The Net Partnerships would not incur their respective share of the expenses of the Transaction.

     - Continuance of Passive Activity Losses. The limited partners would continue to have the ability to offset income from their investment in the Net Partnerships with passive activity losses from the limited partners' other investments.

     - No Immediate Federal Income Taxation. A limited partner would not be subject to any immediate federal income taxation that will otherwise be incurred by it as a consequence of the Transaction if it is a tax paying individual or entity.

     However, the general partners believe that maintaining the Net Partnerships as separate entities would have the following disadvantages:

     - Inability to Protect Capital Investment and Realize Capital
       Appreciation. As a result of the Net Partnerships' dependence on a limited number of tenants, the Net Partnerships are susceptible to significant revenue declines if tenants experience credit difficulties. Moreover, the Net Partnerships have limited financial flexibility to take advantage of growth opportunities. Accordingly, the general partners do not believe that the Net Partnerships would be able to achieve two of their primary objectives: protecting the capital invested by limited partners and delivering capital appreciation to limited partners.

     - Smaller Distributions. As a smaller entity with limited capital resources, the general partners believe that, over time, distributions from the Net Partnerships will be lower as a percentage of rental revenues than distributions made by Lexington. This is because the general partners set aside reserves out of operating cash flow. Lexington's reserve requirements are much lower as a result of its greater financial flexibility and portfolio diversification. Moreover, the cash flow disruption resulting from a vacancy is more material to the Net Partnerships than it would be to a larger company with broader portfolio diversification.

     - Limited Liquidity. The limited partners' ability to sell their units would continue to be limited, since the units are not listed on an exchange and there is no established public trading market or public market valuation for the units. The common shares issued in the Transaction will be listed on the New York Stock Exchange.

     - Less Diversification. Each Net Partnership's portfolio of properties would be less diversified and therefore the loss of a major tenant or an economic downturn in the region where a property is located would have a greater impact on each Net Partnership's ability to make distributions than it would on Lexington following the Transaction.

     - No Cost Savings. Each Net Partnership will continue to incur administrative expenses which could be reduced by the Transaction. For example, because each Net Partnership is subject to SEC reporting requirements, they will continue to be obligated to comply with SEC filing requirements.

     - Management Fee. Each Net Partnership would continue to be managed externally and, as a result, would continue to pay a management fee.

     VALUATION OF CONTINUATION ALTERNATIVE

     An examination of the continuation option entails an analysis of the going-concern value for each of the Net Partnerships, assuming that each such Net Partnership continues as currently constituted and limited partners continue to receive quarterly distributions from operations as determined by the general partners. In deriving the going concern valuations, the general partner used a discounted cash flow analysis on each individual property. The analyses involved many assumptions, which the general partners made based upon their in-depth knowledge of the properties, their tenants and the individual markets in which each is located. The most significant of the assumptions are detailed below. In calculating the per unit valuations the general partner calculated the amount, per $1,000 of original investment, that each limited partner would receive as provided for in the limited partnership agreement:

     - Leases with inflation adjustments -- An annual inflation rate of 2% is assumed.

     - Leases with percentage rent provisions -- Tenant sales figures grow at a range of 2% to 3% annually. The Net 1 property in Sumter, SC leased to Wal-Mart is assumed to be vacant in 2001, with the tenant still obligated for base rent; however, percentage rents will no longer be realized.

     - Leases that expire prior to 2011 -- All tenants are expected to renew at estimated market rents at renewal date.

     - Vacant Property in Earth City, Missouri -- Released April 1, 2001 at $3.00 per square foot compared to $2.50 for previous lease.

     - Reserves -- An annual reserve of $0.20 per square foot is provided for tenant improvements and leasing commissions.

     - Debt maturities -- All maturing mortgages are assumed to be refinanced at an 8.5% interest rate, 20-year amortization schedule, 10-year maturity with a 1% refinancing cost.

     - Operating costs -- Increase at 2.75% per annum.

     - Liquidation -- Assumes all properties are sold in 2011, utilizing a 10% capitalization rate on projected or contract rents, a 3% cost of sale and 1% mortgage assumption fees. This capitalization rate is based upon the general partners' experience and detailed knowledge of the properties. Based on their experience in valuing and acquiring net-lease properties, the general partners believed that a 10% capitalization rate was reasonable.

     - Discount rates -- The general partners applied to projected cash flows and projected residual values discount rates which ranged from 13.50% to 15.00%. These discount rates are based upon the general partners' experience and detailed knowledge of the properties. Based on their experience in valuing and acquiring net-lease properties, the general partners believed that a range of discount rates from 13.50% to 15.00% was reasonable.

     Based upon these assumptions the general partners derived a going concern value for each Net Partnership, per $1,000 of original investment, based upon a range of discount rates as follows:

DISCOUNT RATE   NET 1     NET 2
-------------  -------   -------
   13.50%      $706.24   $801.18
   14.00%      $682.48   $774.10
   14.50%      $659.73   $748.17
   15.00%      $637.96   $723.35

LIQUIDATION

     BENEFITS AND DISADVANTAGES OF LIQUIDATION ALTERNATIVE

     Another alternative to the Transaction is for each Net Partnership to dissolve and liquidate by selling its properties and other assets, repaying its existing liabilities not assumed by the buyer, including prepayment and yield maintenance penalties or mortgage assumption fees and distributing the net sales proceeds to the limited partners as well as to the general partners in accordance with the distribution provisions of its limited partnership agreement. The primary advantage of this alternative would be to provide liquidity to limited partners as properties are sold, based upon the net liquidation proceeds received from the sale of each Net Partnership's assets.

     The general partners do not believe that liquidation would be as beneficial to the limited partners as the Transaction, for the following reasons:

     - Less Favorable Price. The general partners believe that an aggressive liquidation of individual properties could result in significant discounts from appraised values, while a gradual disposition would likely involve higher administrative costs and greater uncertainty, either of which would reduce the portion of net sales proceeds available for distribution to the limited partners. The Net Partnerships might not be able to liquidate all of their assets for an extended period of time. This could result in the Net Partnerships continuing to have fixed costs but fewer assets from which to satisfy such costs.

     - Inability to Return Entire Investment. The general partners believe they could not return the limited partners' entire investment if they were to currently implement the liquidation alternative.

     VALUATION OF LIQUIDATION ALTERNATIVE

     The general partners estimated the liquidation value of each Net Partnership as described below:

                                                                NET 1        NET 2
                                                              ----------   ----------
                                                              ($000'S EXCEPT ON UNIT
                                                                DATA AND FOOTNOTES)
Appraised value(a)..........................................   $ 46,750     $101,562
Brokerage fees(b)...........................................     (1,403)      (3,047)
Legal fees(c)...............................................       (315)        (560)
Reports -- due diligence(d).................................        (45)         (80)
Transfer taxes(e)...........................................        (52)        (529)
                                                               --------     --------
Subtotal....................................................     44,935       97,346
Mortgages and interest payable(f)...........................    (20,794)     (59,354)
Other Liabilities(g)........................................       (438)        (340)
Loan assumption fees(h).....................................       (355)        (887)
                                                               --------     --------
Estimated liquidation proceeds..............................   $ 23,348     $ 36,765
                                                               --------     --------
Limited partners proceeds...................................   $ 23,115       36,397
Limited partnerships units outstanding......................     30,772      477,167
Liquidation value per $1,000 of original investment.........   $ 751.17     $ 762.77
                                                               ========     ========

---------------

(a) The appraised value is based upon property appraisals performed by Stanger & Co. for 22 of the 25 properties owned by the Net Partnerships as of December 31, 1999. The purchase prices (including transaction costs) of the remaining 3 properties, all of which were purchased in 2000, were used.

(b) The assumed brokerage fee is 3.0% of the sales price.

(c)  Legal fees assumed to be $35,000 per property.

(d) Estimated at $5,000 per property.

(e) Estimated based upon the rates in effect at June 30, 2000 for each state in which a property is located.

(f) As stated in the June 30, 2000 Form 10-Q for each Net Partnership, less mortgage balloon payments made in July 2000.

(g)  As stated in the June 30, 2000 Form 10-Q for each Net Partnership.

(h) Assumed to be 1.5% of mortgage notes payable. In the event mortgages would be pre-paid, the resulting yield maintenance penalties would be greater.

CONCLUSION

     The general partners reached the conclusions as to the superiority of the Transaction over the continuation alternative and the liquidation alternative, noting that some elements of their analysis were subject to uncertainty. In comparing the estimated potential value of the merger consideration with the estimated potential values of the alternatives to the mergers, the general partners have noted that:

     - it is not possible to assign a specific value to the units of each Net Partnership or to predict accurately the prices at which the Lexington common shares will trade in the market following the Transaction;

     - there are similar difficulties in establishing the value to limited partners of the alternatives to the Transaction, with such values also dependent upon a number of market conditions not susceptible to precise determination and

     - the assumptions used by the general partners in establishing values for the alternatives to the Transaction may not prove to be accurate, and such consideration may have a value higher or lower than the values estimated by the general partners.

     Notwithstanding the uncertainties in estimating the value of each of the Net Partnerships and the Lexington common shares, the general partners believe the available information suggests that the approval of the Transaction is the more attractive alternative for limited partners.

CONSEQUENCES IF MERGERS NOT CONSUMMATED

     If the mergers are not consummated, each Net Partnership will continue to operate as a separate legal entity, with its own assets and liabilities, and with no change in its investment objectives, policies and restrictions.

                              THE MERGER AGREEMENT

     The following is a summary of the material terms and provisions of the merger agreements. To understand the merger agreements fully, you should read carefully read the merger agreements, which are attached as Annex A-1 and Annex A-2, respectively, to this Joint Consent and Proxy Solicitation Statement/ Prospectus.

CONVERSION OF SHARES

     Under the merger agreements, at the time of the mergers, the units will be converted to the right to receive the merger consideration described in "THE MERGERS -- The Merger Consideration" beginning on page 60.

EXCHANGE OF CERTIFICATES

     Mellon Investor Services LLC will act as transfer agent in the mergers and will exchange the units in the Net Partnerships for the merger consideration.

     Promptly following the mergers, Lexington will cause Mellon to mail to each Net Partnership limited partner who requested and possesses a certificate or certificates which before the mergers represented outstanding units, materials which will specify that Mellon will only deliver merger consideration upon the delivery of the unit certificates to Mellon. Instructions for use in surrendering the unit certificates in exchange for the merger consideration will also be included. After the mergers, each limited partner holding unit certificates must surrender their certificates to Mellon in order to receive the merger consideration in the mergers. The unit certificate surrendered must be transferable as Mellon may reasonably require. Neither

Lexington nor Mellon will be liable to any former limited partner for any amount properly delivered to a public official under applicable abandoned property, escheat or similar laws.

     Most limited partners never requested certificates representing their units. Limited partners that never requested a certificate and do not possess a unit certificate do not have to surrender any certificate to obtain the merger consideration.

     Until unit certificates are surrendered after the mergers, holders of unit certificates will earn but will not be paid dividends or other distributions declared after the mergers on common shares or interest on the dissenter debentures for which their units have been transferred. When the unit certificates are surrendered, any unpaid dividends or other distributions will be paid, without interest, and any accrued but unpaid interest will be paid, without any additional interest. After the mergers, there will be no transfers on the unit registry of the units. If unit certificates are presented after the mergers, they will be canceled and exchanged for merger consideration.

     If a unit certificate has been lost, stolen or destroyed, Mellon will issue merger consideration to the owner of the lost, stolen or destroyed unit certificate after it has received appropriate evidence as to its loss, theft or destruction and appropriate evidence as to its ownership by the claimant. Mellon may require a limited partner who lost his or her unit certificate to post bond as insurance against any claim that may be made against Lexington with respect to the certificate.

EFFECTIVE TIME OF THE MERGERS

     The mergers will become effective upon the filing of a certificate of merger with the Secretary of State of the State of Delaware or at a later time which Lexington and the general partners will have agreed upon and designated in their filings in accordance with applicable law. Lexington and each of the Net Partnerships have the right, acting unilaterally, so long as they have not willfully and materially breached the merger agreement, to terminate the merger agreement should the mergers not be consummated by the close of business on December 31, 2001.

REPRESENTATIONS AND WARRANTIES

     The merger agreements contain representations and warranties of Lexington and Net 3 and the Net Partnerships to each other as to:

     - the organization, standing and power of each party and its subsidiaries to carry on their business as now being conducted;

     - the authority to enter into and consummate the merger agreements and all other related documents;

     - the due execution and delivery of the merger agreements and that they constitute the valid and binding agreement and obligations of each party;

     - absence of any conflicts that may arise as a result of the execution and delivery of the agreements with any charter documents, other agreements or transactions of the parties;

     - the filings, consents, approvals, and authorizations needed to consummate the Transaction;

     - the capitalization of each party;

     - the ownership of their subsidiaries and any other interests in any corporations, partnerships, joint ventures, business trust or any other entities;

     - availability of SEC documents filed in connection with public offerings of their securities since 1995 prior to the closing of the Transaction and that to the best of each parties knowledge they are true in all material respects, and that the financial statements contained in those filings have been prepared according to generally accepted accounting principle;

     - each parties actual knowledge that there are no material litigations pending against them;

     - the absence any material changes in how each party has conducted its business prior to the date of the merger agreements;

     - each party and its subsidiaries compliance with all federal and state tax laws;

     - the validity and accuracy of the books of account and other financial records of each party and their subsidiaries;

     - the ownership interest of each of the respective parties properties;

     - environmental matters;

     - labor matters;

     - the absence of any obligation of each party to pay any finder's fee, brokerage or agent's commissions or other like payments in connection with the negotiations leading to the merger agreements;

     - each party having no convertible securities the terms of which require any anti-dilution adjustments by reason of the consummation of the Transaction; and

     - other contracts, commitments and developmental rights of each party.

     The merger agreements also contain additional representations and warranties by Lexington to the Net Partnerships as to the validity of the issuance and delivery by Lexington of the common shares and the dissenter debentures.

     The merger agreements further contain additional representations and warranties by each of the Net Partnerships to Lexington as to any related party transactions of the Net Partnerships and their affiliates.

CONDITIONS TO CONSUMMATION OF THE MERGERS

     The respective obligations of Lexington and the Net Partnerships to effect the mergers are subject to the satisfaction of specific conditions, including the following:

     - the listing of the common shares on the New York Stock Exchange prior to or concurrently with the consummation of the Transaction;

     - the approval of (1) the merger of Net 1 into Net 3 by the holders of a majority of the Net 1 units and (2) the merger of Net 2 into Net 3 by the holders of a majority of the Net 2 units;

     - the approval of the issuance of the common shares by the holders of a majority of the common shares and the Lexington convertible preferred shares voting on an as-converted basis, voting as a single class;

     - the receipt, from any advisor who had previously given a fairness opinion to either of the Net Partnerships or Lexington, of a bring-down fairness opinion, which is an opinion that a fairness opinion given at an earlier date remains valid, taking into account any changed circumstances, if requested by whichever party received the original opinion;

     - the absence of any legal restraints or prohibitions preventing completion of the Transaction;

     - the receipt by each of Lexington and the Net Partnerships of an opinion of counsel to each of Net 1 and Net 2, on the one hand, and to Lexington, on the other hand, as to various tax and REIT matters including the continuing status of Lexington as a REIT following completion of the Transaction;

     - the receipt of any requisite third-party approvals;

     - the receipt of all necessary state securities laws or "Blue Sky" permits or approvals required to carry out the Transactions and no stop order with respect to any of the foregoing shall be in effect;

     - subject to waiver by Lexington, the absence of limited partners electing to receive dissenter debentures with an aggregate principal amount in excess of $20 million; and

     - the closing of the mergers of each Net Partnership concurrently with the closing of the merger of the other Net Partnership.

     Consummation of the mergers is also subject to the satisfaction or waiver of other customary conditions specified in the merger agreements.

     The parties may waive one or more of the foregoing conditions to the mergers except that if that waiver involves a material change to the terms of the mergers, the parties must resolicit proxies or consents from the waiving party's shareholders or limited partners, as applicable.

CONDUCT OF BUSINESS PENDING THE MERGER

     During the period from the date of each merger agreement to its effective date, the parties have agreed to carry on their respective business in the usual, regular and ordinary course in substantially the same manner as previously conducted. In addition, the parties have agreed to use commercially reasonable efforts to preserve intact their respective current business organizations, goodwill and ongoing business. The parties also agreed, except as disclosed to the other party or in limited circumstances specified in the merger agreement, that they shall:

     - use their reasonable efforts, and shall cause each of their respective subsidiaries to use their reasonable efforts, to preserve intact their business organizations and goodwill and keep available the services of their respective officers and employees;

     - confer on a regular basis with one or more representatives of the other to report material operational matters and any proposals to engage in material transactions;

     - promptly deliver to the other true and correct copies of any report, statement or schedule filed with the SEC; and

     - promptly notify the other of any material emergency or other material change in the condition, financial or otherwise, of the business, properties, assets or liabilities, or any material governmental complaints, investigations or hearings or communications indicating that the same may be contemplated, or the breach in any material respect of any representation, warranty, covenant or agreement contained in the merger agreement.

     Prior to the effective time of the mergers and except as otherwise disclosed in the merger agreements, each Net Partnership, respectively, has agreed that, unless Lexington has consented in writing, it would conduct its operations according to its usual, regular and ordinary course in substantially the same manner as previously conducted, and it would not

     - amend its respective limited partnership agreement;

     - issue any units or other interests in such Net Partnership, make any distribution other than in accordance with past practice, effect any recapitalization or other similar transaction, except pursuant to the exercise of options, warrants, conversion rights and other contractual rights existing on the date of the merger agreement and disclosed pursuant to such merger agreement;

     - grant, confer or award any option, warrant, conversion right or other right not existing on the date hereof to acquire any units;

     - sell or otherwise dispose of:

      (A)  any properties of such Net Partnership; or

      (B) any other assets which are material, individually or in the aggregate, other than in the ordinary course of business, except that each Net Partnership may distribute out any excess cash prior to consummation of its respective merger; or

     - make any loans, advances or capital contributions to, or investments in, any other person.

     Prior to the effective time of the mergers and except as otherwise disclosed in the merger agreements, Lexington agreed that, unless the respective Net Partnership consents in writing, Lexington would conduct its operations according to its usual, regular and ordinary course in substantially the same manner as previously conducted, and it would not

     - amend its Declaration of Trust except as contemplated by the merger agreements;

     - issue any of its capital shares, share dividend, recapitalization or other similar transaction, except pursuant to the exercise of options, warrants, conversion rights and other contractual rights existing on the date of the merger agreements and disclosed pursuant to such merger agreements;

     - grant, confer or award any option, warrant, conversion right to or other right not existing on the date hereof to acquire any of its capital shares;

     - sell or otherwise dispose of any of its properties or any of its capital stock of or interests in any of its subsidiaries, except in the ordinary course of business; or

     - make any loans, advances or capital contributions to, or investments in, any other person other than in connection with the sale of properties, except in the ordinary course of business.

ALTERNATIVE PROPOSALS

     Prior to the effective time, each Net Partnership has agreed that it will:

     - immediately cease and terminate any existing discussions or negotiations with any other parties with respect to any alternative transaction; and

     - notify Lexington immediately if any inquiries or proposals are received by a party with respect to an alternative transaction. However, nothing contained in the merger agreements prohibits the general partners from furnishing information to, or entering into discussions with or negotiations with, any person or entity that makes an unsolicited bona fide acquisition proposal, if, and only to the extent that:

      (A) the general partners determine in good faith that action is required for it to comply with fiduciary duties to limited partners, respectively, imposed by law as advised by counsel;

      (B) prior to furnishing any information to or entering into discussions or negotiations with, such person or entity, that party provides written notice to the other party to the effect that it is furnishing information to, or entering into discussions with, that person or entity; and

      (C) subject to any confidentiality agreement with that person or entity, that party keeps the other party to the respective merger agreement informed of the terms of any such discussions, proposals or negotiations.

TERMINATION

     TERMINATION BY MUTUAL CONSENT. Each merger agreement may be terminated and the respective merger may be abandoned at any time prior to the effective time, before or after the approval of the agreement by the limited partners of a Net Partnership or the shareholders of Lexington by the mutual written consent of Lexington and the Net Partnership.

     TERMINATION BY EITHER LEXINGTON OR A NET PARTNERSHIP. Each merger agreement may be terminated and the respective merger may be abandoned:

     - By either Lexington or the respective Net Partnership, if the respective merger is not consummated by December 31, 2001;

     - By Lexington or the respective Net Partnership, if the approval of the limited partners of that Net Partnership is not obtained as required under the relevant merger agreement;

     - By Lexington or the respective Net Partnership, if the approval of the shareholders of Lexington is not obtained as required under the relevant merger agreement;

     - By either Lexington or the respective Net Partnership, upon any event which has a material adverse effect, as defined in the merger agreement, on either party's ability to perform its obligation under the relevant merger agreement;

     - By either Lexington or the respective Net Partnership, if there has been a breach by the other of any representation or warranty contained in the relevant merger agreement, which is not cured within 30 days after written notice of that breach is given to the breaching party by the non-breaching party;

     - By either Lexington or the respective Net Partnership, if there has been a material breach of any of the covenants or agreements set forth in the relevant merger agreement by the other, which is not curable or, if curable, is not cured within 30 days after written notice of that breach is given to the breaching party by the non-breaching party;

     - By the respective Net Partnership, if the respective general partner determines that termination is required by reason of a superior proposal being made;

     - By Lexington, if the independent trustees determine that termination is required by reason of an alternative acquisition proposal being made; or

     - By Lexington or the respective Net Partnership, if the 2000 appraisals of Stanger & Co. are greater than 105% or less than 95% of the deemed value of the properties as previously agreed upon by the parties.

     - By either Lexington or the respective Net Partnership, if a governmental, regulatory or administrative agency or commission shall have issued an order or decree to terminate.

     TERMINATION FEES PAYABLE BY THE NET PARTNERSHIPS. Each of the Net Partnerships must pay a termination fee to Lexington equal to 4% of the value of the merger consideration to be received by the general partners and limited partners of that Net Partnership if its respective merger agreement is terminated in any of the following circumstances:

     - the respective Net Partnership accepts, selects or recommends a superior proposal for an alternative proposal, pursuant to its fiduciary obligations;

     - the respective Net Partnership withdraws or adversely modifies its recommendation of its respective merger;

     - the respective Net Partnership makes any positive or neutral recommendation regarding any proposal for any superior proposal, pursuant to its fiduciary obligations;

     - the respective Net Partnership enters into any agreement which would result in the consummation such a superior proposal; or

     - the general partner of the respective Net Partnership authorizes any of the above.

     TERMINATION FEES PAYABLE BY LEXINGTON. Lexington must pay a termination fee to each of the Net Partnerships equal to 4% of the value of the merger consideration to be received by the general partners and limited partners of the Net Partnerships if the merger agreements are terminated in any of the following circumstances:

     - Lexington accepts a proposal for an alternative acquisition transaction including merger, sale or similar transaction which would preclude the Transaction from occurring;

     - the Board of Trustees withdraws or adversely modifies its recommendation;

     - the Board of Trustees makes any positive or neutral recommendation regarding any proposal for an alternative acquisition transaction;

     - Lexington enters into any agreement which would result in an alternative acquisition transaction occurring; or

     - the Board of Trustees of Lexington authorizes any of the above.

EXTENSION; WAIVER

     At any time prior to the effective time, either party, by action taken by the Lexington's Board of Trustees or the general partners, as applicable, may, to the extent legally allowed:

     - extend the time for the performance of any of the obligations or other acts of the other party to the merger agreement;

     - waive any inaccuracies in the representations and warranties made to the other party in the merger agreement or in any document delivered pursuant to the merger agreement; and

     - waive compliance with any of the agreements or conditions for the benefit of the other party contained in the merger agreement.

     Any agreement on the part of a party hereto to any extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of that party.

                             CONFLICTS OF INTEREST

     A number of conflicts of interest are inherent in the relationships among the general partners, the Net Partnerships and Lexington.

AFFILIATED GENERAL PARTNERS

     The general partner of each Net Partnership has an independent obligation to assess whether the terms of the Transaction are fair and equitable to the limited partners of its Net Partnership without regard to whether the Transaction is fair and equitable to any of the other participants. The general partners of the Net Partnerships are affiliates of Lexington. While the general partners have sought faithfully to discharge their obligations to their Net Partnership, there is an inherent conflict of interest in serving in a similar capacity with respect to the Net Partnerships.

     Mr. Roskind controls the general partners of the Net Partnerships. He is also the Chairman of the Board of Trustees, Co-Chief Executive Officer and a significant shareholder of Lexington. If the Transaction is consummated, the general partners of the Net Partnerships will receive operating partnership units in Net 3 in return for contributing their general partnership interest in the Net Partnerships in a tax-deferred transaction. Upon consummation of the mergers, based on his ownership position as of October 10, 2001, which was the latest practicable date prior to the printing of this Joint Consent and Proxy Solicitation Statement/Prospectus, and assuming that the average closing price of Lexington common shares is $15.00, which is the midpoint of the range for determining the number of common shares to be issued, and that no limited partners elect to receive their merger consideration in the form of dissenter debentures, Mr. Roskind will beneficially own approximately 7.1% of the current voting securities on a fully-diluted basis, consisting of approximately:

     - 327,078 common shares of Lexington;

     - 1,535,323 operating partnership units, 1,408,590 of which currently are convertible into common shares; and

     - 253,750 options to purchase common shares.

     In determining the terms and conditions of the mergers on behalf of the Net Partnerships, these relationships caused Mr. Roskind and each general partner to have conflicts of interest.

     Mr. Roskind has an inherent financial interest in consummating the mergers. The terms and conditions of the mergers might have been structured differently by persons not having a financial interest in the mergers, or the mergers may not have proceeded at all. Following the Transaction, Mr. Roskind will continue as Chairman of the Board of Trustees and Co-Chief Executive of Lexington. As such, Mr. Roskind will be entitled to receive stock options under Lexington's stock option plan which may appreciate in value if the benefits of the Transaction are realized.

     As an officer and shareholder of Lexington, Mr. Roskind would benefit, along with the other Lexington shareholders, to the extent that Lexington issues a lesser number of common shares in the Transaction. In the event a Net Partnership rejects the merger proposal, Mr. Roskind would also expect to benefit from the continuation of Lexington's management of that Net Partnership and from administrative fees and reimbursements that would continue to be paid to Lexington. In addition, Mr. Roskind's proportionate interest in Lexington on a fully-diluted basis will be diluted by an amount proportionately related to the number of common shares issued in the Transaction. Mr. Roskind's proportionate ownership of the current voting securities on a fully-diluted basis of Lexington will be reduced from 7.7% before the mergers to 7.1% after the mergers, assuming that the average closing price of Lexington common shares is $15.00, which is the midpoint of the range for determining the number of common shares to be issued, and that no limited partners elect to receive their merger consideration in the form of dissenter debentures.

     While the Net Partnerships engaged Cohen & Steers to render their fairness opinions and Stanger & Co., an independent real estate appraisal firm, to appraise the Net Partnerships' properties, no formal procedures were put in place to minimize the potential conflicts of interest between Mr. Roskind and the Net Partnerships or as between individual Net Partnerships. No independent representative has been retained to act on behalf of the limited partners for purposes of negotiating or structuring the terms of the Transaction. It is possible that, if the general partners had not been affiliated with Lexington, the terms of the Transaction, including the number of common shares issued to the limited partners in the Transaction, would have been more advantageous to the limited partners.

     Limited partners should consider these conflicting interests of Mr. Roskind and Lexington.

RELATED PARTY TRANSACTIONS/PRIOR DEALINGS

     Lexington and the Net Partnerships have, from time to time in the past, bought and sold properties from and to each other. Of the nine properties owned by Net 1, three, which are located in Phoenix, AZ, San Diego, CA and Henderson, NC, were purchased from Lexington. Of the fifteen properties owned by Net 2, three, which are located in Plymouth, MI, Columbia, SC and Jacksonville, AL, were purchased from Lexington. If the Transaction is consummated, Lexington will reacquire these properties, and the acquisition price may effectively be at a discount to the original acquisition price paid by the Net Partnerships.

     In September 1999, Lexington sold two properties to Net 1. These sales were consummated, despite the ongoing discussions between the parties at that time regarding a potential merger transaction, because Net 1 had previously sold other properties and needed to acquire properties in order to defer its taxable gain under Section 1031 of the Internal Revenue Code. The properties purchased from Lexington met the Section 1031 requirements, and the general partners believed that aborting the acquisitions would have had negative tax consequences for the limited partners of Net 1.

     The table below summarizes all transactions between Lexington and, as applicable, Net 1 or Net 2 for the six months ended June 30, 2001 and the years ended December 31, 2000 and 1999.

           PURCHASES FROM AND SALES TO LEXINGTON
------------------------------------------------------------
ENTITY      PROPERTY         AMOUNT      TRANSACTION   DATE
------  ----------------   -----------   -----------   -----
Net 1   San Diego, CA      $ 8,605,000   Purchased     09/99
Net 1   Phoenix, AZ         11,390,000   Purchased     09/99
Net 1   Henderson, NC        7,750,000   Purchased     05/00
Net 2   Bristol, PA          8,610,000      Sold       12/99
Net 2   Jacksonville, AL     2,135,000   Purchased     06/99
Net 2   Columbia, SC         4,750,000   Purchased     08/99
Net 2   Plymouth, MI         7,815,000   Purchased     05/00

      BROKERAGE FEES PAID TO LEXINGTON
--------------------------------------------
ENTITY      PROPERTY         AMOUNT    DATE
------  -----------------   --------   -----
Net 1   Various             $ 87,500   06/99
        (Autozone)
Net 2   Ocala, FL            195,000   01/99
Net 2   Various, TX (NCS)     54,250   01/99
Net 2   Bristol, PA           87,750   03/99
Net 2   Hampton, VA          119,600   03/00

MANAGEMENT FEES/OVERHEAD REIMBURSEMENT PAID TO LEXINGTON
---------------------------------------------------------
ENTITY                   AMOUNT                DATE
------             -------------------   ----------------
Net 1                   $197,522               1999
Net 2                    308,946               1999
Net 1                    199,726               2000
Net 2                    250,628               2000
Net 1                    148,312              06/01
Net 2                    206,294              06/01

THE INDEPENDENT TRUSTEES

     Four of the seven members of Lexington's Board of Trustees are independent trustees. See "INFORMATION ABOUT LEXINGTON -- Board of Trustees -- Independent Trustees" on page 136. The independent trustees of Lexington have sought to honor faithfully their fiduciary duties to Lexington and its shareholders. None of the independent trustees has any financial interest in any Net Partnership or the general partners of any Net Partnership, and the independent trustees owe no fiduciary duties to the limited partners.

     The general partners and the independent trustees have endeavored to ameliorate conflicts of interest between Mr. Roskind and Lexington through the engagement of Prudential Securities to render a fairness opinion regarding the merger consideration with respect to Lexington. However, because no independent trustee devotes a major portion of his time to Lexington's affairs, the independent trustees have had to rely on the management and staff of Lexington for information, data and analysis regarding Lexington and the Net Partnerships. Because the management and staff of Lexington are under the control of Mr. Roskind, in his capacity as Lexington's Co-Chief Executive Officer, the views and considerations of Mr. Roskind could have, to some extent, influenced the information and analysis of Lexington's management and staff, and thus the independent trustees.

LEXINGTON'S OWNERSHIP OF UNITS OF LIMITED PARTNERSHIP OF THE NET PARTNERSHIPS

     Lexington held, as of October 10, 2001, which was the latest practicable date prior to the printing of this Joint Consent and Proxy Solicitation Statement/Prospectus, approximately 540 limited partnership units of Net 1, (representing approximately 1.8% of the outstanding units) and 15,782 limited partnership units of Net 2 (representing approximately 3.3% of the outstanding units). Lexington intends to consent to the Transaction with respect to these units.

                               FAIRNESS OPINIONS

GENERAL

     Set forth below is a summary description of the fairness opinions which were delivered in connection with the Transaction. Also included is a discussion of the various financial analyses each of the fairness opinion-givers used in rendering their opinions.

     The general partners and Lexington received fairness opinions with respect to both the merger agreements and the subsequent amendments. Set forth below are summaries of each of the fairness opinions delivered in connection with the Transaction as reflected in the amended merger agreements.

     Prudential Securities and Cohen & Steers have, in some cases, used different assumptions for purposes of their respective analyses and therefore may have reached different conclusions with respect to aspects of their analyses even though each of them ultimately concluded that the merger consideration is fair from a financial point of view.

PRUDENTIAL SECURITIES FAIRNESS OPINION

     On July 30, 2001, Prudential Securities delivered its written opinion to the Board of Trustees of Lexington, stating that, as of that date, the merger consideration was fair to the shareholders of Lexington from a financial point of view. This opinion is subject to all of the assumptions, limitations and qualifications described in Prudential Securities' opinion.

     The Board of Trustees did not give any special instructions to or impose any limitations on Prudential Securities in connection with its analysis of the fairness of the merger consideration or the preparation of its fairness opinion. A copy of the Prudential Securities fairness opinion, which sets forth the assumptions made, matters considered and limits on the review undertaken, is attached to this Joint Consent and Proxy Solicitation Statement/Prospectus as Annex B and is incorporated herein by reference. The summary below is qualified in its entirety by reference to the full text of the Prudential Securities fairness opinion. Lexington shareholders are urged to read the Prudential Securities fairness opinion in its entirety.

     Because Prudential Securities was engaged by, and its fairness opinion was delivered to, the Board of Trustees of Lexington, the purpose of Prudential Securities' analysis was to determine whether the consideration being paid by Lexington for the Net Partnerships was fair from a financial point of view from the perspective of Lexington's shareholders, rather than from the perspective of the Net Partnerships. For purposes of its fairness opinion, Prudential Securities considered the merger consideration to be paid by Lexington for the Net Partnerships to represent the sum of the common shares and cash to be paid to the limited partners, and the total indebtedness of the Net Partnerships as of March 31, 2001 adjusted for the subsequent sale of property.

     THE PRUDENTIAL SECURITIES FAIRNESS OPINION IS DIRECTED ONLY TO THE FAIRNESS OF THE MERGER CONSIDERATION TO THE SHAREHOLDERS OF LEXINGTON FROM A FINANCIAL POINT OF VIEW. THE PRUDENTIAL SECURITIES FAIRNESS OPINION DOES NOT CONSTITUTE A RECOMMENDATION TO ANY SHAREHOLDER AS TO HOW SUCH SHAREHOLDER SHOULD VOTE AT THE MEETING OR AS TO ANY OTHER ACTION SUCH SHAREHOLDER SHOULD TAKE REGARDING THE MERGERS.

     In conducting its analysis and arriving at its written fairness opinion dated July 30, 2001, Prudential Securities reviewed all information and considered all financial data and other factors that it deemed relevant under the circumstances, including, among others, the following:

     - the Agreement and Plan of Merger dated November 13, 2000, and the Amendment to the Agreement and Plan of Merger dated July 19, 2001;

     - historical financial and operating data of Lexington that was publicly available, including, but not limited to:

      - Lexington's annual reports on Form 10-K for the three fiscal years ended December 31, 2000, 1999 and 1998;

      - Lexington's quarterly report on Form 10-Q for the quarter ended March 31, 2001; and

      - Lexington's proxy statement for the annual meeting of shareholders held on May 23, 2001;

     - historical financial and operating data of the Net Partnerships that was publicly available, including, but not limited to:

      - the Net Partnerships' annual reports on Form 10-K for the three fiscal years ended December 31, 2000, 1999 and 1998; and

      - the Net Partnerships' quarterly reports on Form 10-Q for the quarter ended March 31, 2001;

     - other information relating to the Net Partnerships, including, but not limited to, forecasts of the future financial performance of the Net Partnerships for the fiscal years ending December 31, 2001, 2002, 2003, 2004, and 2005 prepared by the general partners of the Net Partnerships;

     - other information relating to Lexington, including, but not limited to:

      - forecasts of the future financial performance of Lexington for the fiscal years ending December 31, 2001, 2002, 2003, and 2004 prepared by the management of Lexington; and

      - a schedule of future investment projects, acquisitions and dispositions;

     - publicly available financial, operating and stock market data concerning companies engaged in businesses that Prudential Securities deemed comparable to Lexington or the Net Partnerships, or otherwise relevant to Prudential Securities' inquiry;

     - the financial terms of recent comparable transactions that Prudential Securities deemed relevant;

     - the historical stock prices and trading volumes of Lexington common shares; and

     - other financial studies, analyses and investigations as Prudential Securities deemed appropriate.

     The financial forecasts provided to Prudential Securities included, among other things, projected funds from operations, or FFO, figures for 2001 and 2002. The FFO projections for those years, as described below in the discussion of Prudential Securities' Comparable Company analysis, were taken into account by Prudential Securities in performing its analyses. However, Prudential Securities did not give any significant weight to the other financial projections provided to it by the general partners of the Net Partnerships and by the management of Lexington.

     Prudential Securities assumed, with Lexington's consent, that the mergers will be effected in accordance with the terms set forth in the Agreement and Plan of Merger dated as of November 13, 2000, as amended on July 19, 2001.

     Prudential Securities met with the senior management of Lexington and the general partners of the Net Partnerships to discuss the following:

     - their respective operations and historical financial statements;

     - the prospects for their respective businesses;

     - their estimates of their respective businesses' future financial performance;

     - the financial impact of the mergers on Lexington and the Net Partnerships, respectively; and

     - other matters that Prudential Securities deemed relevant.

     Lexington's management and the Net Partnerships' general partners provided Prudential Securities with financial and other information, as well as forecasts of the future financial performance of Lexington and the Net Partnerships. In connection with its review and analysis, and in arriving at its fairness opinion, Prudential Securities:

     - relied on the accuracy and completeness of the financial and other information provided by Lexington's management and the Net Partnerships' general partners, without independent verification;

     - did not perform or obtain any independent valuation or appraisal of any of the assets or liabilities of Lexington or the Net Partnerships;

     - assumed that the forecasts of the future financial performance of Lexington and the Net Partnerships provided by Lexington's management and the Net Partnerships' general partners, and the assumptions and bases of these forecasts, represented the best currently available estimates and judgments of Lexington's management and the Net Partnerships' general partners;

     - assumed that the mergers qualified as tax-free reorganizations within the meaning of Section 368(a) of the Internal Revenue Code;

     - based its fairness opinion on the economic, financial and market conditions as they existed and could be evaluated on July 30, 2001; and

     - did not address:

      - the relative merits of the mergers or alternative business strategies which may have been available to Lexington;

      - the prices at which Lexington common shares will actually trade following consummation of the mergers; or

      - the fairness of the consideration to be paid to any limited partners electing to receive the dissenter debentures.

     The Prudential Securities fairness opinion and its presentation to the Board of Trustees of Lexington were among the many factors considered by the Board of Trustees in determining to recommend approval of the merger agreement and the mergers. Consequently, the analyses of Prudential Securities described below should not be viewed as determinative of the opinion of the Board of Trustees with respect to the merger consideration. The merger consideration was not determined on the basis of any recommendation by Prudential Securities.

     In arriving at its fairness opinion, Prudential Securities performed a variety of financial analyses. The summary below is not and is not intended to be a complete description of the analyses performed by Prudential Securities. The preparation of a fairness opinion is a complex process involving the determination of the most appropriate and relevant methods of financial analyses and the application of those methods to the particular circumstances. Therefore, a fairness opinion is not necessarily susceptible to partial analysis or summary description.

     Prudential Securities believes that its analyses must be considered as a whole and that selecting portions of its fairness opinion or certain factors considered by Prudential Securities, without consideration of all analyses and factors, could create an incomplete view of the evaluation process underlying the preparation of the fairness opinion.

     In addition, Prudential Securities made numerous assumptions with respect to industry performance, general business, economic, market and financial conditions and other matters, many of which are beyond the control of Lexington and the Net Partnerships. Any estimates contained in Prudential Securities' analyses are not necessarily indicative of actual values or future results. Actual values or future results may be significantly more or less favorable than these analyses suggest. Additionally, estimates of the values of businesses and securities are not and are not intended to be appraisals, and may not necessarily reflect the prices at which such businesses or securities may be sold. Accordingly, these analyses and estimates are inherently subject to substantial uncertainty.

     Subject to the foregoing, the following is a summary of the material financial analyses presented by Prudential Securities to the Board of Trustees in connection with its fairness opinion.

     COMPARABLE COMPANY ANALYSIS

     Prudential Securities compared selected financial ratios for the Net Partnerships with the corresponding financial ratios for the companies listed below. Each of these companies is engaged in the acquisition, operation and management of triple net lease properties and Prudential Securities considered each of them to be reasonably comparable to the Net Partnerships for purposes of its analysis.

COMPANY NAME                                                  EXCHANGE    TICKER
------------                                                  --------    ------
- Commercial Net Lease Realty...............................    NYSE      NNN
- Franchise Finance Corp. of America........................    NYSE      FFA
- Lexington Corporate Properties Trust......................    NYSE      LXP
- Realty Income Corporation.................................    NYSE       O
- US Restaurant Properties, Inc.............................    NYSE      USV

     For each comparable company, Prudential Securities considered market trading multiples as a function of both historical and projected funds from operations. The projected funds from operations, or FFO, per share for the comparable companies were obtained from reports of First Call, a data service that monitors and publishes a compilation of earnings estimates produced by selected research analysts regarding companies of interest to institutional investors, as of July 27, 2001. The estimates published by First Call were not prepared in connection with the mergers or at Prudential Securities' request and may or may not prove to be accurate. The trading multiples of the comparable companies were based on closing stock prices on July 27, 2001. Prudential Securities' calculations resulted in the following relevant ranges for the comparable companies:

     - a range of equity market value as a multiple of actual 2000 FFO per share of 8.5x to 11.6x, with a mean of 9.8x;

     - a range of equity market value as a multiple of projected 2001 FFO per share of 8.1x to 13.0x, with a mean of 9.9x; and

     - a range of equity market value as a multiple of projected 2002 FFO per share of 7.6x to 10.4x, with a mean of 8.8x.

     Prudential Securities applied these multiples to the Net Partnerships' actual 2000 FFO, and to the projected 2001 and 2002 FFO provided by the general partners of the Net Partnerships. Using these FFO amounts, and after adding the indebtedness of the Net Partnerships as of March 31, 2001, adjusted for the subsequent sale of property, Prudential Securities arrived at:

     - a range of implied consideration of $141.3 million to $165.3 million, with a mean of $151.8 million, based on the Net Partnerships' actual 2000 FFO;

     - a range of implied consideration of $151.7 million to $197.4 million, with a mean of $168.6 million, based on the Net Partnerships' projected 2001 FFO; and

     - a range of implied consideration of $146.8 million to $173.0 million, with a mean of $158.1 million, based on the Net Partnerships' projected 2002 FFO.

     The following table summarizes the results of this comparable company analysis performed by Prudential Securities:

                         COMPARABLE COMPANY ANALYSIS(1)

                                                                                  IMPLIED VALUATION
                                               COMPARABLE MULTIPLES              OF NET PARTNERSHIPS
                                              ----------------------           ------------------------
                       REVENUES(2)   FFO(2)    HIGH     LOW    MEAN    DEBT     HIGH     LOW      MEAN
                       -----------   ------   ------   -----   -----   -----   ------   ------   ------
                                                       ($ IN MILLIONS)
2000 ACTUAL..........     $15.6       $7.8     11.6x    8.5x    9.8x   $75.7   $165.3   $141.3   $151.8
2001 PROJECTED.......     $15.9       $9.4     13.0x    8.1x    9.9x   $75.7   $197.4   $151.7   $168.6
2002 PROJECTED.......     $15.8       $9.4     10.4x    7.6x    8.8x   $75.7   $173.0   $146.8   $158.1

---------------
(1) Comparable companies analyzed included Commercial Net Lease Realty, Franchise Finance Corp. of America, Lexington Corporate Properties Trust, Realty Income Corporation and U.S. Restaurant Properties, Inc.

(2) Financial projections provided by the general partners of the Net Partnerships.

     Reviewing the results of the comparable company analysis, Prudential Securities observed that the agreed upon merger consideration is less than the ranges of consideration implied by each of these comparable company analyses.

     None of the comparable companies is identical to the Net Partnerships. Accordingly, a complete analysis of the results of the comparable company analysis cannot be limited to a quantitative review of such results. Rather, such a complete analysis would involve complex judgments concerning differences in financial and operating characteristics of the comparable companies and other factors that could affect the public valuations of the comparable companies and the Net Partnerships.

     PRECEDENT TRANSACTIONS ANALYSIS

     Prudential Securities analyzed the consideration paid in several recent real estate portfolio transactions considered by Prudential Securities to be reasonably similar to the mergers. Prudential Securities computed the capitalization rates from these transactions, as determined by the target portfolio's net operating income, or NOI, for the latest twelve months, and the purchase price paid, based upon publicly available information for these transactions.

     In its analysis, Prudential Securities considered the following recent office and industrial portfolio transactions:

                                                                 DATE           TOTAL
          ACQUIROR                        TARGET               COMPLETED   PURCHASE PRICE
          --------                        ------               ---------   ---------------
                                                                           ($ IN MILLIONS)
Lend Lease Real Estate         American Industrial             5/14/01         $292.2
  Investments                  Properties Portfolio
Long Island Industrial         First Industrial Realty Trust   12/05/00        $169.6
  Investors, Inc.              Portfolio
CalWest Industrial             Pacific Gulf Properties Ind.    11/22/00        $852.9
  Properties, LLC              Portfolio
SL Green Realty Corporation    Reckson NYC Office Portfolio    5/24/99         $ 84.5
Prentiss Properties Trust      Newport National Corporation     2/5/98         $ 90.4
                               Properties
Equity Office Properties       Wright Runstad Properties       12/17/97        $625.0
  Trust
Kilroy Realty Corporation      Allen Group Portfolio           11/7/97         $ 87.1
Glenborough Realty Trust Inc.  Advance Properties              9/15/97         $103.0
Glenborough Realty Trust Inc.  T. Rowe Price Properties        9/15/97         $146.8

     In addition, the following recent retail portfolio transactions were considered by Prudential Securities:

                                                                 DATE           TOTAL
          ACQUIROR                        TARGET               COMPLETED   PURCHASE PRICE
          --------                        ------               ---------   ---------------
                                                                           ($ IN MILLIONS)
Weingarten Realty Investors    Burham Pacific Properties,      4/02/01        $  289.1
                               Inc.
Kimco Realty Corp.             Center Trust, Inc.              11/27/00       $  160.6
BPP Retail, LLC                AMB Property Corp. Portfolio    12/1/99        $  560.3
Regency Realty Corporation     Pacific Retail Trust            2/28/99        $1,156.9
                               Properties
Kranzco Realty Trust           German Investors Properties     10/1/98        $   89.1
Konover Property Trust         Konover & Associates South      9/16/98        $   79.9
                               Properties
Kimco Realty Corp.             Metropolitan Life Ins. Co.       7/1/98        $  167.5
                               Portfolio
Excel Realty Trust             AIG Baker Shopping Portfolio     7/1/98        $  168.5
Malan Realty Investors, Inc.   Sandor Development Co.          6/13/98        $   33.7
                               Properties
Konover Property Trust         Rodwell/Kane Properties         3/23/98        $   57.1
Regency Realty Corporation     Midland Group Portfolio         5/18/98        $  172.3

     Prudential Securities' calculations resulted in a range of capitalization rates (latest twelve months NOI to purchase price) of 7.1% to 11.4%, with a mean of 9.2%.

     Applying these capitalization rates to the Net Partnerships' latest twelve months NOI resulted in a range of implied consideration of $132.2 million to $211.4 million, with a mean of $163.9 million, based on the Net Partnerships' latest twelve months NOI. The results of the precedent transactions analysis may be summarized as follows:

                        PRECEDENT TRANSACTIONS ANALYSIS

                                                                   IMPLIED VALUATION OF
                                          CAPITALIZATION RATES       NET PARTNERSHIPS
                                          --------------------   ------------------------
                                   NOI    HIGH    LOW    MEAN     HIGH     LOW      MEAN
                                  -----   -----   ----   -----   ------   ------   ------
                                                      ($ IN MILLIONS)
Latest Twelve Months............  $15.0   11.4%   7.1%    9.2%   $211.4   $132.2   $163.9

     Prudential Securities observed that the merger consideration is within the range implied by its analysis of the precedent transactions and was less than the mean of the consideration implied by that analysis.

     None of the target portfolios in any of these precedent transactions was directly comparable to the portfolios of the Net Partnerships, and none of these transactions was directly comparable to the mergers. Most notably, in none of the precedent transactions was the portfolio comprised of 100% triple net lease properties. Furthermore, it was impossible to determine the percentage of each portfolio comprised of triple net leases, if any, from publicly available information about the precedent transactions. Due to these factors, the range of valuations resulting from the precedent transactions analysis was relatively large. Accordingly, undue weight should not be placed on the results of this analysis. A complete analysis of the results of this analysis cannot be limited to a quantitative review of such results. Rather, such a complete analysis would involve complex judgments concerning differences in financial and operating characteristics of the target portfolios and applicable transactions, as well as other factors that might affect the consideration paid for each of the target portfolios and for the Net Partnerships.

     ASSET VALUE ANALYSIS

     Prudential Securities analyzed the Net Partnerships' combined asset value in relation to the merger consideration. The gross real estate asset value was determined on the basis of information provided by the general partners of the Net Partnerships, including the appraisals performed by Stanger & Co. for properties owned by the Net Partnerships as of December 31, 2000.

     The appraisals performed by Stanger & Co. were not prepared in connection with the mergers or at Prudential Securities' request. Prudential Securities did not perform or obtain any independent valuation of any of the Net Partnerships' assets. In conducting its asset value analysis, Prudential Securities adjusted the real estate valuation that resulted from these appraisals by its own estimate of the current values of the non-real estate assets and liabilities of the Net Partnerships as of March 31, 2001. This analysis indicated an asset value of $151.1 million for the Net Partnerships. The results of the asset value analysis may be summarized as follows:

                                                              ($ IN MILLIONS)
Stanger & Co. Appraised Properties..........................      $145.7
Net Working Capital.........................................      $  5.4
                                                                  ------
ADJUSTED ASSET VALUE........................................      $151.1

     Prudential Securities noted that the adjusted asset value resulting from this analysis was greater than the merger consideration.

     LIQUIDATION VALUE ANALYSIS

     Prudential Securities analyzed the Net Partnerships' combined liquidation value in relation to the merger consideration. The liquidation value was based on the adjusted asset value as set forth above adjusted for disposition costs related to the sale of the real estate assets.

     Reflecting the fact that the adjusted real estate value generally assumes the assets are not sold under distress, Prudential Securities assumed an orderly liquidation of the Net Partnerships' assets would occur over a one-year period. Because the sales proceeds would not be available immediately but rather as real estate assets were sold over this one-year period, sales proceeds were discounted using a range of discount rates from 11.0% to 13.0% to determine the net present value of the estimated proceeds. This range of discount rates was determined after examining an estimated weighted average cost of capital to Lexington and market conditions.

     This analysis indicated a range of liquidation values from $138.1 million to $139.3 million for the Net Partnerships. The following table summarizes the results of Prudential Securities' liquidation analysis:

                                                                  DISCOUNT RATE
                                                             ------------------------
                                                             11.0%    12.0%    13.0%
                                                             ------   ------   ------
                                                                 ($ IN MILLIONS)
Adjusted Asset Value.......................................  $151.1   $151.1   $151.1
Less: Sales Cost...........................................  $ (4.4)  $ (4.4)  $ (4.4)
                                                             ------   ------   ------
Sale Proceeds..............................................  $146.8   $146.8   $146.8
Liquidation Present Value..................................  $139.3   $138.7   $138.1

     Prudential Securities observed that the merger consideration was greater than the range of discounted liquidation values resulting from its liquidation analysis.

     CONCLUSION

     The following table summarizes the results of the various analyses performed by Prudential Securities in arriving at its fairness opinion:

                              SUMMARY INFORMATION

IMPLIED VALUATION ANALYSIS                                    HIGH     LOW      MEAN
--------------------------                                   ------   ------   ------
                                                                 ($ IN MILLIONS)
Comparable Company
  2000 Actual FFO..........................................  $165.3   $141.3   $151.8
  2001 Estimated FFO.......................................  $197.4   $151.7   $168.6
  2002 Estimated FFO.......................................  $173.0   $146.8   $158.1
Precedent Transaction (LTM NOI)............................  $211.4   $132.2   $163.9
Asset Value................................................      NA       NA   $151.1
Liquidation Present Value..................................  $139.3   $138.1   $138.7
TOTAL MERGER CONSIDERATION(1)..............................                    $140.7

---------------

(1) The total merger consideration as of the date on which Prudential Securities delivered its fairness opinion to the Board of Trustees of Lexington based on March 31, 2000 financial statements adjusted for the subsequent sale of property.

     QUALIFICATIONS, RELATIONSHIPS AND COMPENSATION OF PRUDENTIAL SECURITIES

     Lexington selected Prudential Securities to provide a fairness opinion because:

     - it is a nationally recognized investment banking firm engaged in the valuation of businesses and their securities in connection with mergers and acquisitions and for other purposes;

     - it has substantial experience in transactions similar to the mergers; and

     - it was already familiar with Lexington.

     Lexington and Prudential Securities entered into an engagement letter, pursuant to which Lexington:

     - paid a retainer fee of $300,000 to Prudential Securities upon execution of the engagement letter;

     - paid an advisory fee of $400,000 to Prudential Securities upon delivery of an earlier Prudential Securities fairness opinion in connection with the original terms of the Agreement and Plan of Merger dated November 1, 2000;

     - paid an advisory fee of $400,000 to Prudential Securities upon delivery of the Prudential Securities fairness opinion in connection with the amended merger agreement;

     - will pay an additional fee of $75,000 to Prudential Securities upon completion of the mergers;

     - will reimburse Prudential Securities for its reasonable out-of-pocket expenses arising in connection with the mergers or the engagement; and

     - will indemnify Prudential Securities and related persons of Prudential Securities against specific liabilities, including liabilities under securities laws, arising in connection with the mergers or the engagement.

     This arrangement was recommended by Prudential Securities and agreed to by Lexington.

     Prudential Securities will update its fairness opinion if Lexington requests that it does so. There have not been, and are not expected to be, any significant events which would or could alter the fairness determination of Prudential Securities at this time. However, if the Board of Trustees of Lexington believes that there have been any event or events which individually or cumulatively may have altered the basis for Prudential

Securities' fairness determination, Lexington would have the ability to cause Prudential Securities to update its fairness opinion and either confirm or disaffirm its prior determination as to the fairness of the merger consideration, from a financial point of view, to the shareholders of Lexington.

     In the past two years, Prudential Securities has not received any other compensation from Lexington, its affiliates or the Net Partnerships.

     Prudential Securities has in the past, however, provided investment banking and other financial advisory services to Lexington and may continue to do so. Prudential Securities has received, and may receive, customary fees for the rendering of these services.

     In the ordinary course of business, Prudential Securities may actively trade the Lexington common shares for its own account and for the accounts of customers, and accordingly, may at any time hold a long or short position in such securities.

OPINION OF COHEN & STEERS CAPITAL ADVISORS LLC FOR NET 1 L.P.

     On July 19, 2001, Cohen & Steers Capital Advisors LLC delivered to the general partner of Net 1 L.P. its written opinion that, as of the date of that opinion, the merger consideration was fair, from a financial point of view, to the limited partners of Net 1. Because Cohen & Steers was engaged by, and its fairness opinion was delivered to the general partners of the Net Partnerships, the purpose of Cohen & Steers' analysis was to determine whether the consideration being paid by Lexington for the Net Partnerships was fair, from a financial point of view from the perspective of the limited partners, rather than from the perspective of Lexington or its shareholders. For purposes of this fairness opinion, Cohen & Steers assumed that the merger consideration to be paid to the limited partners of Net 1 would be:

     - 27.346 Lexington common shares, with a market value of $410.19 per limited partnership unit; and

     - $410.19 in cash.

     Cohen & Steers' opinion is based on the closing price of Lexington common shares of $15.00 per share as of July 13, 2001, the last business day prior to the oral presentation of the opinion made to the general partner of Net 1 on July 16, 2001. The closing price of Lexington common shares on July 18, 2001, the day prior to the delivery of the written opinion to the general partner of Net 1 on July 19, 2001, was $15.11. The number of Lexington common shares to be issued will be recalculated based upon the average closing price during the 20 trading days prior to, but not including, the closing date of the mergers. The number of shares issuable in exchange for each limited partnership interest will be limited to a maximum of 29.30 shares and a minimum of 25.64 shares. The maximum and minimum shares issued correspond to an average price of $14.00 and $16.00 per Lexington common share, respectively. Net 1 did not retain Cohen & Steers to act as a financial advisor, nor did Cohen & Steers advise Net 1 in connection with the merger.

     The preparation of a fairness opinion is a complex process involving various determinations as to the most appropriate and relevant quantitative and qualitative methods of financial analysis, and the application of those methods to the particular circumstances. Therefore, a fairness opinion is not readily susceptible to partial analysis or summary description. In arriving at its opinion, Cohen & Steers considered the results of all its analyses as a whole and did not attribute any particular weight to any analysis or factor considered by it. Subject to the matters summarized in its opinion, the judgments made by Cohen & Steers as to its analysis and the factors considered by it caused Cohen & Steers to be of the opinion that, as of the date of its opinion, the merger consideration to be received in exchange for each partnership unit was fair, from a financial point of view. Cohen & Steers' analysis must be considered as a whole and considering any portion of such analyses or of the factors considered, without considering all analyses and factors, could create a misleading or incomplete view of the process underlying Cohen & Steers' opinion.

     The full text of Cohen & Steers' written opinion, which describes the assumptions made, valuation techniques used, matters considered and limitations on the scope of review undertaken by Cohen & Steers is attached as Annex C to this document. The following is only a summary of Cohen & Steers' opinion and is not a substitute for the full text of the opinion. We urge the Net 1 limited partners to read Cohen & Steers' opinion carefully and in its entirety. Cohen & Steers has consented to the references to Cohen & Steers and its opinion in this document and to the attachment of Cohen & Steers' opinion as an annex to this document.

     Cohen & Steers' opinion is directed to the general partner and relates only to the fairness, as of the date of its opinion, of the Net 1 merger consideration to the limited partners from a financial point of view. Cohen & Steers' opinion is directed only to the limited partners as a class and does not address:

     - the fairness of the merger consideration to any individual limited partner;

     - the fairness of any alternative consideration involved in the merger;

     - the consideration to be received in the merger by limited partners who elect to receive dissenter debentures;

     - whether the value of the merger consideration, as per the form of the amendment to the executed merger agreement, is the same as, more, or less than the merger consideration contemplated by the executed merger agreement; or

     - the merits of the underlying decision by the Net 1 general partner to engage in the merger.

     Cohen & Steers' opinion was provided at the request of and for the information of Net 1's general partner, for the purpose of evaluating the Net 1 merger consideration. This opinion does not constitute a recommendation to any limited partners to vote in favor of the merger, and should not be relied upon for such purpose.

     In arriving at its opinion, Cohen & Steers, among other things:

     - reviewed publicly available financial statements and other business and financial information of both Net 1 and Lexington;

     - reviewed internal financial and operating data, including financial forecasts prepared by the general partner of Net 1 for Net 1 and by the management of Lexington for Lexington;

     - discussed the past and current operations and financial condition and the prospects of both Net 1 and Lexington, with the general partner of Net 1 and senior management of Lexington;

     - reviewed the form of the amendment to the merger agreement and assumed that the amendment to the merger agreement which Cohen & Steers reviewed would conform in all material respects to the amendment to the merger agreement as executed and delivered;

     - performed various financial analyses, as Cohen & Steers deemed appropriate, using valuation techniques, including:

      - the application of the public trading multiples of triple-net REITs reasonably comparable to Net 1, to the financial results of Net 1;

      - a discounted cash flow analysis of Net 1's projected future free cash flows;

      - an analysis of the net asset value of Net 1;

      - an analysis with respect to the liquidation of Net 1's portfolio assets;

      - a review of the reported prices and trading activity of Lexington common shares; and

     - conducted such other financial studies, analyses and financial investigations as Cohen & Steers deemed appropriate.

     In its review and analysis and in formulating its opinion, Cohen & Steers:

     - assumed and relied upon the accuracy and completeness of all information furnished or otherwise communicated to Cohen & Steers, without independent verification;

     - relied upon the assurance of Net 1 that it was not aware of any information or facts that would make the information provided to it materially incomplete or misleading;

     - assumed, at the direction of Net 1's general partner, that at the closing of the merger, Lexington will have duly registered the common shares to be received by the Net 1 limited partners with the Securities and Exchange Commission;

     - assumed that Lexington will have duly listed the common shares to be received by the Net 1 limited partners for trading on the New York Stock Exchange, and that all other material conditions to the closing of the merger will have been satisfied;

     - was not requested to, and therefore did not, independently verify the accuracy or completeness of any information furnished by Net 1 or Lexington or any publicly available information which it reviewed in arriving at its opinion;

     - did not undertake a physical inspection of any properties or make an independent valuation or appraisal of any assets or liabilities, contingent or otherwise, of Net 1;

     - expressed no opinion about the estimated value of Net 1, as indicated by the historical appraisals of Net 1's properties furnished by Net 1, although Cohen & Steers did review and consider these appraisals;

     - was not engaged to, and therefore did not, review any legal, accounting or tax aspects of the merger;

     - assumed, at the direction of Net 1's general partner and Lexington's management, that the financial and operating forecasts reviewed by Cohen & Steers were reasonably prepared on a basis reflecting the best current estimates and good faith judgments of the general partner of Net 1 and the management of Lexington as to their anticipated future financial condition and operating results; and

     - expressed no opinion with respect to those forecasts.

     The financial and operational projections of Net 1's general partner are as follows:

                                                      FOR THE YEAR ENDING DECEMBER 31,
                                                      --------------------------------
                                                      2001   2002   2003   2004   2005
                                                      ----   ----   ----   ----   ----
                                                              ($ IN MILLIONS)
Revenues............................................  $5.0   $4.9   $4.7   $3.9   $5.6
EBITDA(1)...........................................   4.6    4.5    4.3    3.4    5.1
Funds from Operations (FFO)(2)......................   3.0    2.9    2.8    2.1    3.8
Funds Available for Distribution (FAD)(3)...........   2.8    2.8    2.8    1.8    3.1

---------------

(1) EBITDA is defined as earnings before interest, taxes, depreciation and amortization.

(2) Funds from operations are defined as net income, computed in accordance with generally accepted accounting principles, excluding gains or losses from the sale of property, plus depreciation and amortization and any pro rata funds from operations from unconsolidated joint ventures.

(3) Funds available for distribution are derived by subtracting non-cash rent and maintenance capital expenditures/replacement reserves from funds from operations.

     Cohen & Steers' opinion was necessarily based upon financial, economic, monetary, market, regulatory and other conditions, including the financial condition of Lexington, as they existed and could be assessed by Cohen & Steers as of the date of its fairness opinion. Cohen & Steers did not express any opinion as to:

     - the value of Lexington common shares after being issued to the limited partners of Net 1 pursuant to the merger; or

     - the price at which Lexington common shares will trade following the merger.

     Cohen & Steers disclaimed any undertaking or obligation to advise any person of any change in any fact or matter affecting Cohen & Steers' opinion which may come or be brought to its attention after the date of the Cohen & Steers opinion unless specifically requested by Net 1 to do so.

     In requesting the Cohen & Steers fairness opinion, the general partner of Net 1 did not give any special instructions to Cohen & Steers or impose any restrictions or limitations on the scope of the investigations that Cohen & Steers deemed necessary to render its fairness opinion. Cohen & Steers' opinion does not constitute a recommendation as to any action any limited partner of Net 1 should take in connection with the merger agreement, the merger or any aspect of the merger. The limited partners should not rely on the Cohen & Steers' opinion in deciding whether to vote in favor of the merger or to take, or refrain from taking, any other action. Cohen & Steers expressed no opinion or recommendation with respect to the desirability of pursuing any alternative to the merger. Cohen and Steers expressed no opinion as to whether the value of the merger consideration, as contemplated by the form of the amendment to the executed merger agreement, is the same as, more, or less than the merger consideration contemplated by the executed merger agreement.

     In rendering its opinion, Cohen & Steers was not engaged as an agent or fiduciary of the general partner or the limited partners, or of any other third party. Cohen & Steers' opinion related solely to the fairness, from a financial point of view, of the Net 1 merger consideration to be received by the Net 1 limited partners. Cohen & Steers expressed no opinion as to the structure, terms or effects of any other aspect of the transactions contemplated by the merger agreement or any of the agreements or instruments delivered in executing the merger.

     The following is a summary of the material financial analyses performed by Cohen & Steers in arriving at its opinion. No company or business used in such analyses as a comparison is identical to Net 1 or Lexington, nor is any evaluation of the results of such analyses entirely mathematical. Rather, those analyses involve complex considerations and judgments concerning financial and operating characteristics and other factors that could affect the acquisition, public trading or other values of the companies or businesses being analyzed. Any estimates contained in Cohen & Steers' analyses are not necessarily indicative of actual values or predictive of future results or values. Actual values, and future results and values, may be significantly more or less favorable than those contained in the analyses. In addition, analyses relating to the value of businesses or securities are not appraisals and do not reflect the prices at which businesses or companies may actually be sold in the future. Accordingly, such analyses and estimates are inherently subject to substantial uncertainty.

     ANALYSES OF SELECTED COMPARABLE PUBLICLY TRADED COMPANIES

     Cohen & Steers compared selected financial ratios for Net 1 with the corresponding financial ratios of publicly traded companies that are engaged primarily in the ownership, management, operations and acquisition of triple-net leased properties and that are reasonably comparable to Net 1. In determining the appropriate comparable companies, Cohen & Steers considered a variety of factors, including business focus, property portfolio composition and market capitalization. These companies included:

COMPANY NAME                                                  EXCHANGE   TICKER
------------                                                  --------   ------
- Captec Net Lease Realty...................................  NASDAQ     CRRR
- Commercial Net Lease Realty...............................   NYSE       NNN
- W.P. Carey & Co. LLC......................................   NYSE       WPC
- Franchise Finance Corporation.............................   NYSE       FFA
- HRPT Properties Trust.....................................   NYSE       HRP
- Lexington Corporate Properties Trust......................   NYSE       LXP
- Realty Income Corporation.................................   NYSE        O
- US Restaurant Properties..................................   NYSE       USV

     For each of the comparable companies, Cohen & Steers calculated trading multiples as a function of projected funds from operations and earnings before interest, taxes, depreciation and amortization, or EBITDA, as provided by the general partner of Net 1. Funds from operations are defined as net income, computed in accordance with generally accepted accounting principles, excluding gains or losses from the sale of property, plus depreciation and amortization and any pro rata funds from operations from unconsolidated joint ventures.

     Projected funds from operations per share estimates for the comparable companies were obtained from First Call, an on-line data service that compiles earnings estimates developed by research analysts. Net 1's projected EBITDA and funds from operations were derived from projections provided to Cohen & Steers by the general partner of Net 1.

     The trading multiples were based on closing stock prices on July 13, 2001. Applying the comparable company multiples described above to Net 1's latest quarter annualized EBITDA and funds from operations, and to Net 1's actual 2000 and projected 2001 and 2002 funds from operations results in a range of per unit values for Net 1 that are summarized in the following table.

                                             COMPARABLE MULTIPLES    IMPLIED PER LP UNIT VALUES
ENTERPRISE VALUE/MARKET                      --------------------   -----------------------------
VALUE OF EQUITY MULTIPLES                    LOW    HIGH    MEAN      LOW       HIGH       MEAN
-------------------------                    ----   -----   -----   -------   ---------   -------
Latest Quarter Annualized
  EBITDA(1)................................  8.6x   12.0x   10.4x   $592.25   $1,055.33   $844.09
  Funds from Operation(2)..................  6.3x   11.3x    8.7x   $580.35   $1,050.45   $808.64
Projected Funds from Operations
  CY 2001(2)...............................  6.9x   12.6x    9.0x   $672.31   $1,227.40   $877.65
  CY 2002(2)...............................  6.6x   10.2x    8.4x   $638.01   $  993.87   $812.23
                                                                    -------   ---------   -------
OVERALL MEAN...............................                         $620.73   $1,081.76   $835.65
                                                                    -------   ---------   -------

---------------

(1) Based on multiple of Enterprise Value less net debt
(2) Based on multiple of Market Value of Equity

     Cohen & Steers noted that the estimated market value of the Net 1 merger consideration fell within the range of high and low implied per limited partnership unit values.

     DISCOUNTED CASH FLOW ANALYSIS

     Cohen & Steers performed a discounted cash flow analysis of Net 1 by calculating the present value, as of June 30, 2001, of the projected unleveraged cash flows of Net 1 for the period from July 1, 2001 to December 31, 2005, based upon projections provided by Net 1's general partner. Free cash flows are defined as EBITDA net of non-cash rent and estimated maintenance capital expenditures and replacement reserves.

     The discounted cash flow analysis of Net 1 was determined by adding:

     - the present value of the projected free cash flows of Net 1 for its portfolio of properties over the period from July 2001 to December 2005, and

     - the present value of the estimated future value of the portfolio at the end of 2005;

     and then subtracting:

     - the net debt outstanding of Net 1, as of June 30, 2001; and

     - at the direction of the general partner, subsequent material changes to the balance sheet, including:

      - the cash dividend distribution made on July 31, 2001 to the general and limited partners of Net 1, and

      - the final distribution of cash outstanding to the general and limited partners anticipated at closing of the Transaction as contemplated under the merger agreement.

     The range of estimated future portfolio values at the end of the projection period was calculated by applying terminal multiples to the projected calendar year 2005 EBITDA. Estimated free cash flows and future portfolio values were discounted to present value using a range of discount rates. This discount rate range is representative of Net 1 and its comparable peer group's weighted average cost of capital. The present value of Net 1's projected cash flows and future portfolio value was then multiplied by the limited partners' 99.0% share of Net 1's discounted present value and divided by the number of limited partnership units outstanding at June 30, 2001, in order to derive the discounted cash flow value per limited partnership unit. The relevant ranges are summarized in the following table.

DISCOUNTED CASH FLOW ANALYSIS                               LOW      HIGH      MEAN
-----------------------------                             -------   -------   -------
Range of Discount Rates.................................     11.0%     13.0%     12.0%
Range of Terminal Multiples of EBITDA...................     9.25x    10.25x     9.75x
Range of Implied per LP Unit Values.....................  $655.41   $849.74   $750.03

     Cohen & Steers noted that the estimated market value of the Net 1 merger consideration was above the high, low and mean per limited partnership unit values.

     NET ASSET VALUE ANALYSIS

     Cohen & Steers calculated the net asset value of Net 1 using projections provided by Net 1's general partner. In doing so, Cohen & Steers applied a range of capitalization rates to Net 1's projected property net operating income for the twelve months ended June 30, 2002. Net operating income is defined as property revenues less property expenses. The resulting gross real estate value was added to the gross value of Net 1's other assets, including cash, and reduced by Net 1's mortgage notes payable and other liabilities.

     At the direction of the general partner, Cohen & Steers further adjusted the Net 1 asset value to reflect subsequent material changes to the June 30, 2001 balance sheet, including:

     - the cash dividend distribution made on July 31, 2001 to the general and limited partners of Net 1; and

     - the final distribution of cash outstanding to the general and limited partners anticipated at closing of the Transaction as contemplated under the merger agreement.

     The resulting net asset value was then multiplied by the limited partners' 99.0% share of the net assets and divided by the number of limited partnership units outstanding at June 30, 2001 to derive the net asset value per limited partnership unit. The relevant ranges are summarized in the following table.

NET ASSET VALUE ANALYSIS                                    LOW      HIGH      MEAN
------------------------                                  -------   -------   -------
Range of Capitalization Rates...........................      9.8%     10.8%     10.3%
Range of Implied per LP Unit Values.....................  $580.77   $720.72   $650.74

     Cohen & Steers noted that the estimated market value of the Net 1 merger consideration fell within the range of high and low per limited partnership unit values and exceeded the mean per limited partnership unit value.

     NET LIQUIDATION VALUATION ANALYSIS

     Cohen & Steers calculated the liquidation value of Net 1 using projections provided by Net 1's general partner. In doing so, Cohen & Steers applied a range of capitalization rates to Net 1's projected property net operating income for the twelve months ended June 30, 2002. Net operating income is defined as property level revenues less property level expenses. The resulting gross real estate value was added to the gross value of Net 1's other assets, including cash, and reduced by Net 1's mortgage notes payable, other liabilities and estimated ordinary portfolio liquidation costs. Ordinary portfolio liquidation costs, including typical brokerage fees, legal fees, the cost of due diligence reports, property transfer taxes and loan assumption fees, were provided to Cohen & Steers by Net 1's general partner.

     At the direction of the general partner, Cohen & Steers further adjusted the Net 1 asset value to reflect subsequent material changes to the June 30, 2001 balance sheet, including:

     - the cash dividend distribution made on July 31, 2001 to the general and limited partners of Net 1; and

     - the final distribution of cash outstanding to the general and limited partners anticipated at closing of the Transaction as contemplated under the merger agreement.

     The resulting net liquidation value was then multiplied by the limited partners' 99.0% share of the net liquidated assets and divided by the number of limited partnership units outstanding at June 30, 2001 to derive the net liquidation value per limited partnership unit. The relevant ranges are summarized in the following table.

LIQUIDATION VALUE ANALYSIS                                 LOW       HIGH      MEAN
--------------------------                               -------   --------   -------
Range of Capitalization Rates..........................      9.8%      10.8%     10.3%
Range of Implied per LP Unit Values....................  $532.79   $669.250   $601.02

     Cohen & Steers noted that the estimated market value of the Net 1 merger consideration fell within the range of high and low per limited partnership unit values and exceeded the mean per limited partnership unit value.

     SUMMARY OF VALUATION ANALYSES

     The results of the various valuation analyses performed by Cohen & Steers in rendering its fairness opinion are summarized in the following table.

SUMMARY OF ANALYSIS                                        LOW       HIGH       MEAN
-------------------                                      -------   ---------   -------
Comparable Publicly Traded Companies...................  $580.35   $1,227.40   $835.65
Discounted Cash Flow Analysis..........................  $655.41   $  849.74   $750.03
Net Asset Value Analysis...............................  $580.77   $  720.72   $650.74
Net Liquidation Value Analysis.........................  $532.79   $  669.25   $601.02
Market Value of Net 1 Merger Consideration(1)..........                        $820.38
TOTAL NET 1 MERGER CONSIDERATION(2)....................                        $820.38

---------------

(1) Based upon an estimated market valuation of 100% of face value of the common shares and cash consideration being offered to the limited partners. The common shares were valued using the then prevailing market price of $15.00 as of the close of business on July 13, 2001.

(2) Assumes that the average closing price of common shares during the 20 trading days prior to, but not including, the closing date of the mergers is within the "collar" of $14.00 and $16.00 per share. The total merger consideration is based on the sum of the market value of the common shares and the cash consideration being offered to the limited partners. The number of common shares which will actually be received by limited partners will be based upon the average closing price.

     SHARE TRADING HISTORY

     Based upon publicly available information, Cohen & Steers reviewed the average trading prices for Lexington common shares for the each of the prior 20, 30, 60, 90, 120 and 180-day periods ending July 13, 2001. The following table sets forth these average trading prices.

PERIOD ENDING JULY 13, 2001
---------------------------
20-day......................................................  $14.74
30-day......................................................  $14.51
60-day......................................................  $13.90
90-day......................................................  $13.58
120-day.....................................................  $13.40
180-day.....................................................  $12.79

     Cohen & Steers observed that the latest closing price for Lexington common shares, which was $15.00 per share, was above the average trading price during the 20, 30, 60, 90, 120 and 180-day periods. In addition, Cohen & Steers observed that the 20 and 30-day average trading ranges were at or above $14.00 per share, which is the low end of the of the fixed price range of the merger consideration.

     QUALIFICATIONS, RELATIONSHIPS AND COMPENSATION OF COHEN & STEERS

     Cohen & Steers is an investment banking firm regularly engaged in the valuation of businesses and their securities in connection with mergers, acquisitions, public and private capital raising and valuations for corporate and other purposes. Cohen & Steers did not perform any financial advisory services in connection with its engagement or the merger. To date, Net 1 has paid Cohen & Steers aggregate fees of $100,000 related to fairness opinions rendered by Cohen & Steers to the Net 1 general partner on November 9, 2000 and $62,500 related to fairness opinions rendered by Cohen & Steers to the Net 1 general partner on July 19, 2001. Net 1 has agreed to reimburse Cohen & Steers for certain expenses and liabilities in connection with its engagement. Net 1 has also agreed to indemnify Cohen & Steers, its directors, officers, employees and affiliates against certain liabilities, including liabilities under federal securities laws.

     The fees for Cohen & Steers' opinion was not conditioned upon the conclusion reached by Cohen & Steers as to the fairness of the merger consideration, or upon the ultimate consummation of the merger. Except as expressly set forth above, Net 1 imposed no limitation on the nature and scope of, or methodologies and procedures used in, Cohen & Steers' financial analyses. This arrangement was recommended by Cohen & Steers and agreed to by the general partner of Net 1. In the past two years, Cohen & Steers has performed no other work for, or received any other fees from, Net 1, Lexington or any of its affiliates.

     There have not been, and are not expected to be, any significant events which would or could alter the fairness determination of Cohen & Steers at this time.

     However, if the general partner believes that there have been any event or events which individually or cumulatively may have altered the basis for Cohen & Steers' fairness determination, Net 2 would have the ability to cause Cohen & Steers to update its fairness opinion and either confirm or disaffirm its prior determination as to the fairness of the Transaction to Net 1.

OPINION OF COHEN & STEERS CAPITAL ADVISORS LLC FOR NET 2 L.P.

     On July 19, 2001, Cohen & Steers Capital Advisors LLC delivered to the general partner of Net 2 L.P. its written opinion that, as of the date of that opinion, the merger consideration was fair, from a financial point of view, to the limited partners of Net 2. Because Cohen & Steers was engaged by, and its fairness opinion was delivered to the general partners of the Net Partnerships, the purpose of Cohen & Sterns' analysis was to determine whether the consideration being paid by Lexington for the Net Partnerships was fair, from a financial point of view from the perspective of the limited partners, rather than from the perspective of Lexington or its shareholders. For purposes of this fairness opinion, Cohen & Steers assumed that the merger consideration to be paid to the limited partners of Net 2 would be:

     - 2.732 Lexington common shares, with a market value of $40.98 per limited partnership unit; and

     - $40.98 in cash.

     Cohen & Steers' opinion is based on the closing price of Lexington common shares of $15.00 per share as of July 13, 2001, the last business day prior to the oral presentation of the opinion made to the general partner of Net 2 on July 16, 2001. The closing price of Lexington common shares on July 18, 2001, the day prior to the delivery of the written opinion to the general partner of Net 2 on July 19, 2001, was $15.11. The number of Lexington common shares to be issued will be recalculated based upon the average closing price during the 20 trading days prior to, but not including, the closing date of the merger. The number of shares issuable in exchange for each limited partnership interest will be limited to a maximum of 2.93 shares and a minimum of 2.56 shares. The maximum and minimum shares issued correspond to an average price of $14.00 and $16.00 per Lexington common share, respectively. Net 2 did not retain Cohen & Steers to act as a financial advisor, nor did Cohen & Steers advise Net 2 in connection with the merger.

     The preparation of a fairness opinion is a complex process involving various determinations as to the most appropriate and relevant quantitative and qualitative methods of financial analysis, and the application of those methods to the particular circumstances. Therefore, a fairness opinion is not readily susceptible to partial analysis or summary description. In arriving at its opinion, Cohen & Steers considered the results of all its analyses as a whole and did not attribute any particular weight to any analysis or factor considered by it. Subject to the matters summarized in its opinion, the judgments made by Cohen & Steers as to its analysis and the factors considered by it caused Cohen & Steers to be of the opinion that, as of the date of its opinion, the merger consideration to be received in exchange for each partnership unit was fair, from a financial point of view. Cohen & Steers' analysis must be considered as a whole and considering any portion of such analyses or of the factors considered, without considering all analyses and factors, could create a misleading or incomplete view of the process underlying Cohen & Steers' opinion.

     The full text of Cohen & Steers' written opinion, which describes the assumptions made, valuation techniques used, matters considered and limitations on the scope of review undertaken by Cohen & Steers is attached as Annex C to this document. The following is only a summary of Cohen & Steers' opinion and is not a substitute for the full text of the opinion. We urge the Net 2 limited partners to read Cohen & Steers' opinion carefully and in its entirety. Cohen & Steers has consented to the references to Cohen & Steers and its opinion in this document and to the attachment of Cohen & Steers' opinion as an annex to this document.

     Cohen & Steers' opinion is directed to the general partner and relates only to the fairness, as of the date of its opinion, of the Net 2 merger consideration to the limited partners from a financial point of view. Cohen & Steers' opinion is directed only to the limited partners as a class and does not address:

     - the fairness of the merger consideration to any individual limited partner;

     - the fairness of any alternative consideration involved in the merger;

     - the consideration to be received in the merger by limited partners who elect to receive dissenter debentures;

     - whether the value of the merger consideration, as per the form of the amendment to the executed merger agreement, is the same as, more, or less than the merger consideration contemplated by the executed merger agreement; or

     - the merits of the underlying decision by the Net 2 general partner to engage in the merger.

     Cohen & Steers' opinion was provided at the request of and for the information of Net 2's general partner, for the purpose of evaluating the Net 2 merger consideration. This opinion does not constitute a recommendation to any limited partners to vote in favor of the merger, and should not be relied upon for such purpose.

     In arriving at its opinion, Cohen & Steers, among other things:

     - reviewed publicly available financial statements and other business and financial information of both Net 2 and Lexington;

     - reviewed internal financial and operating data, including financial forecasts prepared by the general partner of Net 2 for Net 2 and by the management of Lexington for Lexington;

     - discussed the past and current operations and financial condition and the prospects of both Net 2 and Lexington, with the general partner of Net 2 and senior management of Lexington;

     - reviewed the form of the amendment to the merger agreement and assumed that the amendment to the merger agreement which Cohen & Steers reviewed would conform in all material respects to the amendment to the merger agreement as executed and delivered;

     - performed various financial analyses, as Cohen & Steers deemed appropriate, using valuation techniques, including:

      - the application of the public trading multiples of triple-net REITs reasonably comparable to Net 2, to the financial results of Net 2;

      - a discounted cash flow analysis of Net 2's projected future free cash flows;

      - an analysis of the net asset value of Net 2;

      - an analysis with respect to the liquidation of Net 2's portfolio assets;

      - a review of the reported prices and trading activity of Lexington common shares;

     - conducted such other financial studies, analyses and financial investigations as Cohen & Steers deemed appropriate.

     In its review and analysis and in formulating its opinion, Cohen & Steers:

     - assumed and relied upon the accuracy and completeness of all information furnished or otherwise communicated to Cohen & Steers, without independent verification;

     - relied upon the assurance of Net 2 that it was not aware of any information or facts that would make the information provided to it materially incomplete or misleading;

     - assumed, at the direction of Net 2's general partner, that at the closing of the merger, Lexington will have duly registered the common shares to be received by the Net 2 limited partners with the Securities and Exchange Commission;

     - assumed that Lexington will have duly listed the common shares to be received by the Net 2 limited partners for trading on the New York Stock Exchange, and that all other material conditions to the closing of the merger will have been satisfied;

     - was not requested to, and therefore did not, independently verify the accuracy or completeness of any information furnished by Net 2 or Lexington or any publicly available information which it reviewed in arriving at its opinion;

     - did not undertake a physical inspection of any properties or make an independent valuation or appraisal of any assets or liabilities, contingent or otherwise, of Net 2;

     - expressed no opinion about the estimated value of Net 2, as indicated by the historical appraisals of Net 2's properties furnished by Net 2, even although Cohen & Steers did review and consider these appraisals;

     - was not engaged to, and therefore did not, review any legal, accounting or tax aspects of the merger;

     - assumed, at the direction of Net 2's general partner and Lexington's management, that the financial and operating forecasts reviewed by Cohen & Steers were reasonably prepared on a basis reflecting the best current estimates and good faith judgments of the general partner of Net 2 and the management of Lexington as to their anticipated future financial condition and operating results; and

     - expressed no opinion with respect to those forecasts.

     The financial and operational projections of Net 2's general partner are as follows:

                                                 FOR THE YEAR ENDING DECEMBER 31,
                                             -----------------------------------------
                                             2001     2002     2003     2004     2005
                                             -----    -----    -----    -----    -----
                                                          ($ IN MILLIONS)
Revenues...................................  $10.2    $10.9    $10.7    $10.8    $10.8
EBITDA(1)..................................    9.4     10.0      9.9     10.0     10.0
Funds from Operations (FFO)(2).............    5.0      5.8      5.8      6.0      6.1
Funds Available for Distribution
  (FAD)(3).................................    3.9      4.9      4.8      5.3      5.5

---------------

(1) EBITDA is defined as earnings before interest, taxes, depreciation and amortization.

(2) Funds from operations are defined as net income, computed in accordance with generally accepted accounting principles, excluding gains or losses from the sale of property, plus depreciation and amortization and any pro rata funds from operations from unconsolidated joint ventures.

(3) Funds available for distribution are derived by subtracting non-cash rent and maintenance capital expenditures/replacement reserves from funds from operations.

     Cohen & Steers' opinion was necessarily based upon financial, economic, monetary, market, regulatory and other conditions, including the financial condition of Lexington, as they existed and could be assessed by Cohen & Steers as of the date of its fairness opinion. Cohen & Steers did not express any opinion as to:

     - the value of Lexington common shares after being issued to the limited partners of Net 2 pursuant to the merger; or

     - the prices at which Lexington common shares will trade following the merger.

     Cohen & Steers disclaimed any undertaking or obligation to advise any person of any change in any fact or matter affecting Cohen & Steers' opinion which may come or be brought to its attention after the date of the Cohen & Steers opinion unless specifically requested by Net 2 to do so.

     In requesting the Cohen & Steers fairness opinion, the general partner of Net 2 did not give any special instructions to Cohen & Steers or impose any restrictions or limitations on the scope of the investigations that Cohen & Steers deemed necessary to render its fairness opinion. Cohen & Steers' opinion does not constitute a recommendation as to any action any limited partner of Net 2 should take in connection with the merger agreement, the merger or any aspect of the merger. The limited partners should not rely on the Cohen & Steers' opinion in deciding whether to vote in favor of the merger or to take, or refrain from taking, any other action. Cohen & Steers expressed no opinion or recommendation with respect to the desirability of pursuing any alternative to the merger. Cohen and Steers expressed no opinion as to whether the value of the merger consideration, as contemplated by the form of the amendment to the executed merger agreement, is the same as, more, or less than the merger consideration contemplated by the executed merger agreement.

     In rendering its opinion, Cohen & Steers was not engaged as an agent or fiduciary of the general partner or the limited partners, or of any other third party. Cohen & Steers' opinion related solely to the fairness, from a financial point of view, of the Net 2 merger consideration to be received by the Net 2 limited partners. Cohen & Steers expressed no opinion as to the structure, terms or effects of any other aspect of the transactions contemplated by the merger agreement or any of the agreements or instruments delivered in executing the merger.

     The following is a summary of the material financial analyses performed by Cohen & Steers in arriving at its opinion. No company or business used in such analyses as a comparison is identical to Net 2 or Lexington, nor is any evaluation of the results of such analyses entirely mathematical. Rather, those analyses involve complex considerations and judgments concerning financial and operating characteristics and other factors that could affect the acquisition, public trading or other values of the companies or businesses being analyzed. Any estimates contained in Cohen & Steers' analyses are not necessarily indicative of actual values or predictive of future results or values. Actual values, and future results and values, may be significantly more or less favorable than those contained in the analyses. In addition, analyses relating to the value of businesses or securities are not appraisals and do not reflect the prices at which businesses or companies may actually be sold in the future. Accordingly, such analyses and estimates are inherently subject to substantial uncertainty.

     ANALYSES OF SELECTED COMPARABLE PUBLICLY TRADED COMPANIES

     Cohen & Steers compared selected financial ratios for Net 2 with the corresponding financial ratios of publicly traded companies that are engaged primarily in the ownership, management, operations and acquisition of triple-net leased properties and that are reasonably comparable to Net 2. In determining the appropriate comparable companies, Cohen & Steers considered a variety of factors, including business focus, property portfolio composition and market capitalization. These companies included:

COMPANY NAME                                                  EXCHANGE    TICKER
------------                                                  --------    ------
- Captec Net Lease Realty...................................  NASDAQ      CRRR
- Commercial Net Lease Realty...............................   NYSE        NNN
- W.P. Carey & Co., LLC.....................................   NYSE        WPC
- Franchise Finance Corporation.............................   NYSE        FFA

COMPANY NAME                                                  EXCHANGE    TICKER
------------                                                  --------    ------
- HRPT Properties Trust.....................................   NYSE        HRP
- Lexington Corporate Properties Trust......................   NYSE        LXP
- Realty Income Corporation.................................   NYSE         O
- US Restaurant Properties..................................   NYSE        USV

     For each of the comparable companies, Cohen & Steers calculated trading multiples as a function of projected funds from operations and earnings before interest, taxes, depreciation and amortization, or EBITDA, as provided by the general partner of Net 2. Funds from operations are defined as net income, computed in accordance with generally accepted accounting principles, excluding gains or losses from the sale of property, plus depreciation and amortization and any pro rata funds from operations from unconsolidated joint ventures.

     Projected funds from operations per share estimates for the comparable companies were obtained from First Call, an on-line data service that compiles earnings estimates developed by research analysts. Net 2's projected EBITDA and funds from operations were derived from projections provided to Cohen & Steers by the general partner of Net 2.

     The trading multiples were based on closing stock prices on July 13, 2001. Applying the comparable company multiples described above to Net 2's latest quarter annualized EBITDA and funds from operations, and to Net 2's actual 2000 and projected 2001 and 2002 funds from operations results in a range of per unit values for Net 2 that are summarized in the following table.

                                     COMPARABLE MULTIPLES     IMPLIED PER LP UNIT VALUES
ENTERPRISE VALUE/MARKET             ----------------------    ---------------------------
VALUE OF EQUITY MULTIPLES           LOW     HIGH     MEAN      LOW       HIGH       MEAN
-------------------------           ----    -----    -----    ------    -------    ------
Latest Quarter Annualized
  EBITDA(1).......................  8.6x    12.0x    10.4x    $57.93    $123.81    $93.76
  Funds from Operation(2).........  6.3x    11.3x     8.7x    $63.19    $114.38    $88.05
Projected Funds from Operations
  CY 2001(2)......................  6.9x    12.6x     9.0x    $72.45    $132.26    $94.58
  CY 2002(2)......................  6.6x    10.2x     8.4x    $71.84    $111.91    $91.46
                                                              ------    -------    ------
OVERALL MEAN......................                            $57.93    $132.26    $91.96
                                                              ------    -------    ------

---------------

(1) Based on multiple of Enterprise Value less net debt

(2) Based on multiple of Market Value of Equity

     Cohen & Steers noted that the estimated market value of the Net 2 merger consideration fell within the range of high and low implied per limited partnership unit values.

     DISCOUNTED CASH FLOW ANALYSIS

     Cohen & Steers performed a discounted cash flow analysis of Net 2 by calculating the present value, as of June 30, 2001, of the projected unleveraged cash flows of Net 2 for the period from July 1, 2001 to December 31, 2005, based upon projections provided by Net 2's general partner. Free cash flows are defined as EBITDA net of non-cash rent and estimated maintenance capital expenditures and replacement reserves.

     The discounted cash flow analysis of Net 2 was determined by adding:

     - the present value of the projected free cash flows of Net 2 for its portfolio of properties over the period from July 2001 to December 2005, and

     - the present value of the estimated future value of the portfolio at the end of 2005; and then subtracting:

     - the net debt outstanding of Net 2, as of June 30, 2001; and

     - at the direction of the general partner, subsequent material changes to the balance sheet, including:

      -- the cash dividend distribution made on July 31, 2001 to the general and limited partners of Net 2, and

      -- the final distribution of cash outstanding to the general and limited partners anticipated at closing of the Transaction as contemplated under the merger agreement.

     The range of estimated future portfolio values at the end of the projection period was calculated by applying terminal multiples to the projected calendar year 2005 EBITDA. Estimated free cash flows and future portfolio values were discounted to present value using a range of discount rates. This discount rate range is representative of Net 2 and its comparable peer group's weighted average cost of capital. The present value of Net 2's projected cash flows and future portfolio value was then multiplied by the limited partners' 99.0% share of Net 2's discounted present value and divided by the number of limited partnership units outstanding at June 30, 2001, in order to derive the discounted cash flow value per limited partnership unit. The relevant ranges are summarized in the following table.

DISCOUNTED CASH FLOW ANALYSIS                                 LOW      HIGH     MEAN
-----------------------------                                ------   ------   ------
Range of Discount Rates....................................    11.0%    13.0%    12.0%
Range of Terminal Multiples of EBITDA......................    9.75x   10.75x   10.25x
Range of Implied per LP Unit Values........................  $64.58   $90.15   $77.04

     Cohen & Steers noted that the estimated market value of the Net 2 merger consideration fell within the range of high and low implied per limited partnership unit values and exceeded the overall mean implied per limited partnership unit value.

     NET ASSET VALUE ANALYSIS

     Cohen & Steers calculated the net asset value of Net 2 using projections provided by Net 2's general partner. In doing so, Cohen & Steers applied a range of capitalization rates to Net 2's projected property net operating income for the twelve months ended June 30, 2002. Net operating income is defined as property revenues less property expenses. The resulting gross real estate value was added to the gross value of Net 2's other assets, including cash, and reduced by Net 2's mortgage notes payable and other liabilities.

     At the direction of the general partner, Cohen & Steers further adjusted the Net 2 asset value to reflect subsequent material changes to the June 30, 2001 balance sheet, including:

     - the cash dividend distribution made on July 31, 2001 to the general and limited partners of Net 2; and

     - the final distribution of cash outstanding to the general and limited partners anticipated at closing of the Transaction as contemplated under the merger agreement.

     The resulting net asset value was then multiplied by the limited partners' 99.0% share of the net assets and divided by the number of limited partnership units outstanding at June 30, 2001 to derive the net asset value per limited partnership unit. The relevant ranges are summarized in the following table.

NET ASSET VALUE ANALYSIS                                      LOW      HIGH     MEAN
------------------------                                     ------   ------   ------
Range of Capitalization Rates..............................     9.3%    10.3%     9.8%
Range of Implied per LP Unit Values........................  $73.50   $92.82   $83.16

     Cohen & Steers noted that the estimated market value of the Net 2 merger consideration fell within the range of high and low per limited partnership unit values.

     NET LIQUIDATION VALUATION ANALYSIS

     Cohen & Steers calculated the liquidation value of Net 2 using projections provided by Net 2's general partner. In doing so, Cohen & Steers applied a range of capitalization rates to Net 2's projected property net operating income for the twelve months ended June 30, 2002. Net operating income is defined as property level revenues less property level expenses. The resulting gross real estate value was added to the gross value of Net 2's other assets, including cash, and reduced by Net 2's mortgage notes payable, other liabilities and estimated ordinary portfolio liquidation costs. Ordinary portfolio liquidation costs, including typical brokerage fees, legal fees, the cost of due diligence reports, property transfer taxes and loan assumption fees, were provided to Cohen & Steers by Net 2's general partner.

     At the direction of the general partner, Cohen & Steers further adjusted the Net 2 asset value to reflect subsequent material changes to the June 30, 2000 balance sheet, including:

     - the cash dividend distribution made on July 31, 2001 to the general and limited partners of Net 2; and

     - the final distribution of cash outstanding to the general and limited partners anticipated at closing of the Transaction as contemplated under the merger agreement.

     The resulting net liquidation value was then multiplied by the limited partners' 99.0% share of the net liquidated assets and divided by the number of limited partnership units outstanding at June 30, 2001 to derive the net liquidation value per limited partnership unit. The relevant ranges are summarized in the following table.

LIQUIDATION VALUE ANALYSIS                                    LOW      HIGH     MEAN
--------------------------                                   ------   ------   ------
Range of Capitalization Rates..............................     9.3%    10.3%     9.8%
Range of Implied per LP Unit Values........................  $65.73   $84.57   $75.15

     Cohen & Steers noted that the estimated market value of the Net 2 merger consideration fell within the range of high and low per limited partnership unit values and exceeded the mean per limited partnership unit value.

     SUMMARY OF VALUATION ANALYSES

     The results of the various valuation analyses performed by Cohen & Steers in rendering its fairness opinion are summarized in the following table.

SUMMARY OF ANALYSIS                                           LOW      HIGH     MEAN
-------------------                                          ------   ------   ------
Comparable Publicly Traded Companies.......................  $57.93   $132.26  $91.96
Discounted Cash Flow Analysis..............................  $64.58   $90.15   $77.04
Net Asset Value Analysis...................................  $73.50   $92.82   $83.16
Net Liquidation Value Analysis.............................  $65.73   $84.57   $75.15
Market Value of Net 2 Merger Consideration(1)..............                    $81.95
TOTAL NET 2 MERGER CONSIDERATION(2)........................                    $81.95

---------------

(1) Based upon an estimated market valuation of 100% of face value of the common shares and cash consideration being offered to the limited partners. The common shares were valued using the then prevailing market price of $15.00 as of the close of business on July 13, 2001.

(2) Assumes that the average closing price of common shares during the 20 trading days prior to, but not including, the closing date of the mergers is within the "collar" of $14.00 and $16.00 per share. The total merger consideration is based on the sum of the market value of the common shares and the cash consideration being offered to the limited partners. The number of common shares which will actually be received by limited partners will be based upon the average closing price.

     SHARE TRADING HISTORY

     Based upon publicly available information, Cohen & Steers reviewed the average trading prices for Lexington common stock for the each of the prior 20, 30, 60, 90, 120 and 180-day periods ending July 13, 2001. The following table sets forth these average trading prices.

PERIOD ENDING JULY 13, 2001
---------------------------
20-day......................................................  $14.74
30-day......................................................  $14.51
60-day......................................................  $13.90
90-day......................................................  $13.58
120-day.....................................................  $13.40
180-day.....................................................  $12.79

     Cohen & Steers observed that the latest closing price for Lexington common shares, which was $15.00 per share, was above the average trading price during the 20, 30, 60, 90, 120 and 180-day periods. In addition, Cohen & Steers observed that the 20 and 30-day average trading ranges were at or above $14.00 per share, which is the low end of the of the fixed price range of the merger consideration.

     QUALIFICATIONS, RELATIONSHIPS AND COMPENSATION OF COHEN & STEERS

     Cohen & Steers is an investment banking firm regularly engaged in the valuation of businesses and their securities in connection with mergers, acquisitions, public and private capital raising and valuations for corporate and other purposes. Cohen & Steers did not perform any financial advisory services in connection with its engagement or the merger. To date, Net 2 has paid Cohen & Steers aggregate fees of $100,000 related to fairness opinions rendered by Cohen & Steers to the Net 2 general partner on November 9, 2000 and $62,500 related to fairness opinions rendered by Cohen & Steers to the Net 2 general partner on July 19, 2001. Net 2 has agreed to reimburse Cohen & Steers for certain expenses and liabilities in connection with its engagement. Net 2 has also agreed to indemnify Cohen & Steers, its directors, officers, employees and affiliates against certain liabilities, including liabilities under federal securities laws.

     The fees for Cohen & Steers' opinion was not conditioned upon the conclusion reached by Cohen & Steers as to the fairness of the merger consideration, or upon the ultimate consummation of the merger. Except as expressly set forth above, Net 2 imposed no limitation on the nature and scope of, or methodologies and procedures used in, Cohen & Steers' financial analyses. This arrangement was recommended by Cohen & Steers and agreed to by the general partner of Net 2. In the past two years, Cohen & Steers has performed no other work for, or received any other fees from, Net 2, Lexington or any of its affiliates.

     There have not been, and are not expected to be, any significant events which would or could alter the fairness determination of Cohen & Steers at this time.

     However, if the general partner believes that there have been any event or events which individually or cumulatively may have altered the basis for Cohen & Steers' fairness determination, Net 2 would have the ability to cause Cohen & Steers to update its fairness opinion and either confirm or disaffirm its prior determination as to the fairness of the Transaction to Net 2.

                                   APPRAISALS

     Since 1990 for Net 1 and 1991 for Net 2, the Partnership Agreements of each of the Net Partnerships have required the general partners to obtain an annual independent appraisal of the Net Partnership's properties and to prepare an appraisal of the net asset value of a unit. The purpose of the appraisals is to assist limited partners who are subject to ERISA to fulfill their reporting requirements under ERISA.

     In connection with this annual requirement, the general partner engaged an independent appraiser, Robert A. Stanger & Co., Inc., to appraise the portfolios of real properties owned by Net 1 and Net 2 as of December 31, 1999. Those 1999 appraisals:

     - were not obtained in connection with the Transaction;

     - were conducted on a limited scope basis;

     - involved site visits and concurrent local market research for only a sample of the properties; and

     - did not include the three properties acquired by the Net Partnerships in 2000.

     Stanger & Co. was again engaged by the Net Partnerships to appraise the portfolios of real properties owned by Net 1 and Net 2 as of December 31, 2000. This appraisal is referred to as the 2000 Portfolio Appraisal. The 2000 Portfolio Appraisal, which contains a description of the assumptions and qualifications made, matters considered and limitations on the review and analysis, is set forth in Annex D and should be read in its entirety. The material assumptions, qualifications and limitations to the 2000 Portfolio Appraisal are described below.

     Stanger & Co. has previously appraised the portfolios of Net 1 and Net 2 for the purpose of annual reporting by the Net Partnerships in each year from 1995 through 1999.

     Experience of Stanger & Co. Since its founding in 1978, Stanger & Co. has provided information, research, appraisal, investment banking and consulting services to clients throughout the United States, including major New York Stock Exchange firms and insurance companies and over seventy companies engaged in the management and operation of partnerships and real estate investment trusts. The investment banking activities of Stanger & Co. include financial advisory services, asset and securities valuations, industry and company research and analysis, litigation support and expert witness services, and due diligence investigations in connection with both publicly registered and privately placed securities transactions.

     Stanger & Co., as part of its investment banking business, is regularly engaged in the valuation of businesses, their securities and/or their assets in connection with mergers, acquisitions, reorganizations and for estate, tax, corporate and other purposes. Stanger & Co.'s valuation practice principally involves partnerships and real estate investment trusts, their securities, and the assets typically held through partnerships, such as real estate, oil and gas reserves, cable television systems and equipment leasing assets. The Net Partnerships selected Stanger & Co. to provide the 2000 Portfolio Appraisal because of its experience and reputation in connection with real estate partnerships, real estate investment trusts, real estate assets, mergers and acquisitions, and its familiarity with the properties.

1999 PORTFOLIO APPRAISALS

     Based on the valuation methodology described below, Stanger & Co. estimated the value of the portfolio of properties owned by each Net Partnership as of December 31, 1999 as follows:

                                                                REAL ESTATE
                                                              PORTFOLIO VALUE
PARTNERSHIP                                                     CONCLUSION
-----------                                                   ---------------
Net 1.......................................................    $39,000,000(1)
Net 2.......................................................    $81,460,000(2)

---------------

 (1) Does not include one property, which was acquired in 2000 and therefore not appraised, at a purchase price, including transaction costs, of $7,750,000.

 (2) Does not include two properties, which were acquired in 2000 and therefore not appraised, at an aggregate purchase price, including transaction costs, of $20,102,000.

     As described more fully under "Income Approach", the value of each portfolio was determined utilizing the income approach to valuation. The net operating income from the portfolio properties was discounted to present value utilizing the operating cash flow discount rate. The reversion value of the portfolio properties was estimated by dividing the net operating income at the end of the holding period by the reversion capitalization rate. This reversion value was then discounted to present value utilizing the reversion value discount rate and was added to the discounted present value of net operating income to arrive at a final estimate of the value of the portfolio properties.

     The following table contains the valuation parameters used by Stanger & Co. in connection with its determination of the total estimated portfolio values for Net 1 and Net 2. The reader should note that dividing the portfolio's estimated net operating income, the so-called "going-in net operating income", by the going-in capitalization rate shown in the table below produces the appraised portfolio values, which have been rounded.

                   SUMMARY OF APPRAISAL VALUATION PARAMETERS
                          (1999 PORTFOLIO APPRAISALS)

                                                                NET 1          NET 2
                                                             PORTFOLIO(1)   PORTFOLIO(2)
                                                             ------------   ------------
Going-In Net Operating Income..............................  $ 4,040,809    $ 8,284,303
Operating Cash Flow Discount Rate..........................         11.1%          10.6%
Reversion Value Discount Rate..............................         11.7%          11.7%
Reversion Capitalization Rate..............................         10.5%          11.0%
Reversion Value............................................  $44,606,018    $98,846,019
Holding Period.............................................      8 years       14 years
Going-In Capitalization Rate...............................         10.4%          10.2%

---------------

(1) Does not include one property, which was acquired in 2000 and therefore not appraised in 1999.

(2) Does not include two properties, which were acquired in 2000 and therefore not appraised in 1999.

2000 PORTFOLIO APPRAISAL

     SUMMARY OF METHODOLOGY. At the request of the Net Partnerships, Stanger & Co. evaluated each Net Partnership's portfolio of real estate on a limited scope basis utilizing the income approach to valuation. Appraisers typically use up to three approaches in valuing real property:

     - the cost approach;

     - the income approach; and

     - the sales comparison approach.

     The type and age of a property, lease terms, market conditions and the quantity and quality of data affect the applicability of each approach in a specific appraisal situation.

     The value estimated by the cost approach incorporates separate estimates of the value of the unimproved site and the value of improvements, less observed physical wear and tear and functional or economic obsolescence. The income approach estimates a property's capacity to produce income through an analysis of the rental stream, operating expenses, net income and estimated residual value. Net income may then be processed into a value through either direct capitalization or discounted cash flow analysis, or a combination of these two methods. The sales comparison approach involves a comparative analysis of the subject property with other similar properties that have sold recently or that are currently offered for sale in the market.

     Due to the type of real estate assets held by the Net Partnerships and the nature of lease terms, Stanger & Co. was engaged to value the portfolios of properties based solely on the income approach, utilizing a discounted cash flow analysis as encumbered by current lease contracts. The cost and sales comparison approaches were considered to be less reliable than the income approach given the primary criteria used by buyers of the type of property appraised in the 2000 Portfolio Appraisal.

     In conducting the 2000 Portfolio Appraisal, representatives of Stanger & Co. reviewed and relied upon, without independent verification, information supplied by the property managers, general partners and the Net Partnerships, including, but not limited to:

     - lease abstracts and information relating to the creditworthiness of tenants;

     - financial schedules of current lease rates, income, expenses, capital expenditures, reserve requirements, cash flow and related financial information;

     - property descriptive information and rentable square footage, information relating to the condition of each property, including any deferred maintenance, capital budgets, status of ongoing or newly planned property additions, reconfigurations, improvements and other factors affecting the physical condition of the property improvements; and

     - information relating to renewal and purchase options.

     Representatives of Stanger & Co. also performed site inspections of all of the properties owned by Net 1 and Net 2 during October through December 2000. In the course of these site visits, those representatives inspected the physical facilities of the properties and gathered information on the local market, the subject property and the tenant. Where necessary, information gathered during the site visits was supplemented by information provided by management, telephonic surveys and reviews of published information.

     In addition, Stanger & Co. discussed with management of the properties and/or the Net Partnerships:

     - the condition of each property, including any deferred maintenance, renovations, reconfigurations and other factors affecting the physical condition of the improvements;

     - competitive conditions in net lease property markets;

     - tenant credit trends affecting the properties;

     - certain lease terms; and

     - historical and anticipated lease revenues and expenses.

     Stanger & Co. also reviewed:

     - historical operating statements and year 2000 and 2001 operating budgets for the Net Partnerships and/or the properties; and

     - the acquisition criteria and parameters used by real estate investors, utilizing published information and information derived from interviews with buyers, owners and managers of net lease properties.

     INCOME APPROACH. Stanger & Co. estimated the value of each portfolio of properties based on the income approach to valuation. Specifically, the discounted cash flow method was used to determine the value of the properties based upon the leases that encumber the properties. The value indicated by the income approach represents the amount an investor would probably pay for the expectation of receiving the net cash flow from the property during the subject lease term and the proceeds from the ultimate sale of the property.

     In applying the discounted cash flow method, pro forma statements of operations for each property reflecting the leases which currently encumber the properties were utilized. Rental revenues were developed for each property based on the terms of existing leases and, in the case of the one vacant property, market conditions. Where lease terms included percentage rent provisions, available sales data were reviewed and sales levels were estimated based on escalation factors reflecting current anticipated inflation and criteria used by property buyers. Percentage rents were then calculated based on lease provisions relating to sales break points and percentage participations. Property management fees equal to 1% were factored into the analysis. Where unreimbursed costs, a capital expense reserve, deferred maintenance or extraordinary capital expenditures were required, the cash flows (and value) were adjusted accordingly. Expenses relating solely to investor reporting and accounting were excluded from the analysis.

     Lease renewal options were analyzed based on escalated current market rental rates. Where estimated market rental rates at the time of a renewal option materially exceeded the contractual lease renewal rate, the renewal option was assumed to be exercised and a renewal-probability weighted value was determined.

     The reversion value of the property to be realized upon sale was estimated based on the current economic rental rate which would be reasonable for the subject property, escalated until lease termination at a rate indicative of current expectations in the marketplace. Reversion value is the estimated real estate value at the end of the assumed holding periods averaging 8 years for the Net 1 portfolio and 12 years for the Net 2 portfolio. By contrast, liquidation value is an estimate of the value that could be realized upon an immediate or near-term sale of real estate. The market rate net income of the property in the twelve months following the sale was then capitalized using a reversion capitalization rate averaging 10.3% for the Net 1 portfolio and 10.8% for the Net 2 portfolio to determine the reversion value of the property. Where a property was deemed to have reached the limit of functional utility and useful life at the time of final lease expiration, the reversion value was determined based on escalated land value. Net proceeds of the sale were determined by deducting costs of sale, including brokerage commissions, legal and other closing costs, estimated at 5%. For properties on which the tenant holds a contractual purchase option, the terms of the option were reviewed and reversion values were adjusted if appropriate. In the case of the Net 1 and Net 2 portfolios, no adjustments for purchase options were deemed appropriate.

     Two different discount rates, an operating cash flow discount rate and a reversion value discount rate, were then applied to the operating cash flow projections and the reversion values, respectively, as set forth below. The selection of the appropriate operating cash flow discount rate for determining the present value of future operating cash flow streams from each net leased property was based on such factors as the creditworthiness of the tenant, the length of the lease term, the general interest rate environment and, to a lesser extent, the condition and location of the property.

     Specifically, Stanger & Co. reviewed the corporate debt ratings of each tenant/guarantor, if any, issued by such nationally recognized statistical ratings organizations as Standard & Poor's Corporation and/or Moody's Investors Service, Inc. For tenants or guarantors without a credit rating by a rating agency, Stanger & Co. conducted an analytical review of the financial statements of the tenants/guarantors under the subject leases, focusing primarily on the balance sheet, profit and loss statement, cash flow statement and management's discussion of capital resources and liquidity. Each tenant's or guarantor's financial strength was evaluated in determining the tenant's ability to fulfill the lease obligation.

     Stanger & Co. then reviewed the interest rate environment as of the date of the 2000 Portfolio Appraisal, including yields-to-maturity among corporate bonds based on various maturities and credit ratings. This analysis was conducted to arrive at a base discount rate, determined by the marketplace, to reflect the risk of holding corporate debt with credit quality commensurate with the tenant's or guarantor's creditworthiness and a term approximately equal to the remaining lease term for each property. Premiums were then added to the base discount rate to reflect real estate and, where appropriate, above-market lease rate risk to arrive at the operating cash flow discount rate utilized. The resulting operating cash flow discount rate averaged 10.8% for the Net 1 portfolio and 10.5% for the Net 2 portfolio.

     Reversion value discount rates applied to the reversion value of the real estate upon sale were based on acquisition criteria and parameters for various property types, such as industrial property, retail property, and office property, in use in the marketplace by real estate investors, after adjusting for individual property related factors. The resulting reversion value discount rate averaged 11.6% for the Net 1 portfolio and 11.8% for the Net 2 portfolio.

     Finally, the discounted present value of the cash flow stream from operations and the discounted present value of net proceeds from property sale were aggregated for each property to arrive at the appraised value of the properties. The resulting property values were then summed to determine a total estimated portfolio value.

     The following table contains the valuation parameters used by Stanger & Co. in connection with its determination of the total estimated portfolio values for Net 1 and Net 2. The reader should note that dividing the portfolio's estimated net operating income, the so-called "going-in net operating income", by the going-in capitalization rate shown in the table below produces the appraised portfolio values, which have been rounded.

                   SUMMARY OF APPRAISAL VALUATION PARAMETERS
                          (2000 PORTFOLIO APPRAISALS)

                                                               NET 1         NET 2
                                                             PORTFOLIO     PORTFOLIO
                                                            -----------   ------------
Going-In Net Operating Income.............................  $ 4,916,980   $ 10,493,599
Operating Cash Flow Discount Rate.........................         10.8%          10.5%
Reversion Value Discount Rate.............................         11.6%          11.8%
Reversion Capitalization Rate.............................         10.3%          10.8%
Reversion Value...........................................  $55,771,795   $125,832,323
Holding Period............................................      8 years       12 years
Going-In Capitalization Rate..............................         10.4%          10.3%

     CONCLUSION AS TO VALUE. Based on the valuation methodology described above, Stanger & Co. estimated the value of the portfolio of properties owned by each Net Partnership as follows:

                                                                REAL ESTATE
                                                              PORTFOLIO VALUE
PARTNERSHIP                                                     CONCLUSION
-----------                                                   ---------------
Net 1.......................................................   $ 47,470,000
Net 2.......................................................   $102,375,000(1)

---------------

(1) Includes one property, which was sold in 2001, at a sale price, before transaction costs, of $4,175,000.

     ASSUMPTIONS, LIMITATIONS AND QUALIFICATIONS OF THE 2000 PORTFOLIO APPRAISAL. The appraisal report has been prepared on a limited scope, summary basis in conformity with the departure provisions of the Uniform Standards of Professional Appraisal Practice. As such, the report differs from a self-contained appraisal report in that:

     - the data is limited to the summary data and conclusions presented; and

     - the cost and market approaches were excluded and the conclusions are based upon the income approach.

     Stanger & Co. utilized certain assumptions to determine the appraised value of the portfolios. See Annex D for a complete description of the assumptions, limiting conditions and qualifications applicable to the 2000 Portfolio Appraisal.

     The 2000 Portfolio Appraisal represents Stanger & Co.'s opinion of the value of the portfolios of properties owned by Net 1 and Net 2 as of December 31, 2000 in the context of the information available on such date. Events occurring after the valuation date and before the closing of the Transaction could affect the properties or the assumptions used in preparing the 2000 Portfolio Appraisal. Stanger & Co. has no obligation to update the 2000 Portfolio Appraisal on the basis of subsequent events. In connection with the preparation of the 2000 Portfolio Appraisal, Stanger & Co. was not engaged to, and consequently did not, prepare a written report or compendium of its analysis for internal or external use by the Net Partnerships beyond the analysis set forth in Annex D.

     COMPENSATION AND MATERIAL RELATIONSHIPS. The Net Partnerships paid Stanger & Co. an aggregate fee of $150,000 for preparing the 2000 Portfolio Appraisal. In addition, Stanger & Co. is entitled to reimbursement for reasonable legal, travel and out-of-pocket expenses incurred in making site visits and preparing the 2000 Portfolio Appraisal, subject to an aggregate maximum of $21,000 and is entitled to indemnification against certain liabilities, including certain liabilities under federal securities laws. The fee was negotiated between the Net Partnerships and Stanger & Co. and payment thereof is not dependent upon completion of the Transaction.

     The Net Partnerships previously engaged Stanger & Co. to appraise the portfolios of the Net Partnerships annually from 1995 through 1999. During the past two years the Net Partnerships have paid Stanger & Co. aggregate fees of approximately $224,000.

                       COMPARISON OF OWNERSHIP OF UNITS,
                     COMMON SHARES AND DISSENTER DEBENTURES

     The information below highlights a number of the significant differences between the Net Partnerships and Lexington relating to, among other things:

     - form of organization;

     - investment objectives;

     - policies and restrictions;

     - asset diversification;

     - capitalization;

     - management structure;

     - compensation;

     - fees; and

     - investor rights.

     Following the above is a comparison of a number of legal rights associated with the ownership of units, common shares and dissenter debentures. Lexington has included these comparisons to assist the limited partners in understanding how their investment will be changed if, as a result of the Transaction, their units are exchanged for common shares and cash or dissenter debentures. This discussion is only a summary and does not constitute a complete discussion of these matters, and Lexington strongly encourages the limited partners to carefully review the balance of this Joint Consent and Proxy Solicitation Statement/Prospectus and their limited partnership agreements for additional important information.

                              FORM OF ORGANIZATION

               NET PARTNERSHIP                                    LEXINGTON
               ---------------                                    ---------
Net 1 is a limited partnership formed on        Lexington is a Maryland statutory real estate
August 25, 1987 under the Delaware Revised      investment trust formed under the Maryland
Uniform Limited Partnership Act of the State    REIT Law. Lexington is a self-managed and
of Delaware for the purpose of investing        self-administered real estate investment
primarily in existing commercial properties     trust that acquires, owns and manages a
that are triple net leased to corporations or   geographically diverse portfolio of net
other entities. The partnership agreement was   leased office, industrial and retail
amended and restated on September 30, 1994 to   properties. Lexington's predecessor was
enable Net 1 to make additional real estate     organized in October 1993 and merged into
investments. Net 1's term expires on December   Lexington on December 31, 1997.
31, 2027.
Net 2 L.P. is a limited partnership formed on
November 9, 1988 under the Delaware Revised
Uniform Limited Partnership Act of the State
of Delaware for the purpose of investing
primarily in existing commercial properties
that are triple net leased to corporations or
other entities. The partnership agreement was
amended and restated on June 13, 1994 to
enable Net 2 to make additional real estate
investments. Net 2's term expires on December
31, 2028.

                     BUSINESS AND PROPERTY DIVERSIFICATION

               NET PARTNERSHIP                                    LEXINGTON
               ---------------                                    ---------
NET 1 -- The investment portfolio of Net 1      Assuming the Net Partnerships are acquired by
consists of 9 properties as of June 30, 2001.   Lexington, Lexington will own an interest
                                                through its operating partnerships, in a
NET 2 -- The investment portfolio of Net 2      portfolio of 97 properties.
consists of 15 properties as of June 30,
2001.

     As a result of the Transaction, and through additional investments that may be made by Lexington from time to time, Lexington intends to maintain an investment portfolio substantially larger and more diversified than the assets of either Net Partnership individually. The larger portfolio will diversify the limited partners' investment over a broader group of properties in multiple market segments and will reduce the dependence of the limited partners' investment upon the performance of, and the exposure to the risks associated with, any particular group of properties currently owned by either Net Partnership.

                               BORROWING POLICIES

               NET PARTNERSHIP                                    LEXINGTON
               ---------------                                    ---------
The Net Partnerships are restricted in the      Lexington's principal source of capital for
amount and nature of borrowings.                growth has been the public and private equity
                                                markets, selective secured indebtedness, its
NET 1                                           unsecured credit facility and issuance of
                                                operating partnership units. Lexington's
The general partner may, for the purpose of     By-Laws contain no restrictions on the level
acquiring additional properties, obtain         of indebtedness.
purchase money financing, and mortgage the
additional property purchased with such         Lexington's current $35 million unsecured
financing up to a maximum amount of 75% of      credit facility, which is scheduled to expire
the purchase price of each additional           in March 2004, has made available funds to
property.                                       finance acquisitions and meet short-term
                                                working capital requirements. As of June 30,
NET 2                                           2001, there were no borrowings outstanding.
The general partner may, at any time, incur
indebtedness to refinance loans entered into
on behalf of Net 2 to refinance fees paid and
expenses paid for services rendered in
connection with the organization

               NET PARTNERSHIP                                    LEXINGTON
               ---------------                                    ---------
of Net 2. The general partner may also cause
Net 2 to incur indebtedness or mortgage
properties of Net 2 in order to finance the
acquisition of additional properties. In
connection with such acquisitions, the
general partner may obtain purchase money
financing up to a maximum of 75% of the
purchase price of each additional property.

     Lexington should have broader business opportunities than the Net Partnerships and will have access to financing opportunities that are currently not accessible to the Net Partnerships. Inherent in several of the additional financing opportunities are certain risks which do not exist for the Net Partnerships, and we encourage the limited partners to review "RISK FACTORS" beginning on page 38, for a detailed description of such risks.

                         OTHER INVESTMENT RESTRICTIONS

               NET PARTNERSHIP                                    LEXINGTON
               ---------------                                    ---------
The limited partnership agreements of the Net   Neither Lexington's Declaration of Trust nor
Partnerships each contain restrictions on the   its By- Laws impose any restrictions upon the
reinvestment in the Net Partnership of cash     types of investments that may be made by
available for distribution from operations      Lexington, except that under the Declaration
(although they permit reinvestment of cash      of Trust, the Board of Trustees is prohibited
available for distribution from capital         from taking any action that would terminate
transactions). In addition, the purchase or     Lexington's status as a REIT unless a
lease of any real property must be supported    majority of the members of the Board of
by an appraisal report of an independent        Trustees vote to terminate such status.
appraiser of properties, and the transfer of
partnership interests in exchange for           Lexington's Declaration of Trust and By-Laws
property or the securities of other issuers     do not impose any restrictions upon the vote
is prohibited.                                  to terminate such status. Lexington's
                                                Declaration of Trust and By- Laws do not
The Net Partnerships are generally not          impose any restrictions on dealings between
authorized to raise additional equity capital   Lexington and its trustees, officers and
for new investments, absent amendments to       affiliates. Maryland REIT Law, however,
their partnership agreements.                   provides that if the fact of the common
                                                trusteeship or interest is disclosed or
                                                known:
                                                - to the Board of Trustees, and the Board of
                                                Trustees approves the contract or transaction
                                                  by the affirmative vote of a majority of
                                                  disinterested trustees, even if the
                                                  disinterested trustees constitute less than
                                                  a quorum; or
                                                - to shareholders entitled to vote, and the
                                                contract or transaction is approved by a
                                                  majority of the votes cast by the
                                                  shareholders entitled to vote, other than
                                                  the votes of shares owned of record by the
                                                  interested director or corporation, firm,
                                                  or other entity,
                                                then a contract between Lexington and any of
                                                its trustees or affiliates will not be
                                                voidable solely because of these
                                                relationships.
                                                In addition, a contract between Lexington and
                                                any of its trustees or affiliates will not be
                                                void or voidable if they are fair and
                                                reasonable to the trust. In addition,
                                                Lexington has adopted a policy that requires
                                                that all contracts and transactions between
                                                Lexington and

               NET PARTNERSHIP                                    LEXINGTON
               ---------------                                    ---------
                                                trustees, officers or affiliates thereof must
                                                be approved by the affirmative unanimous vote
                                                of the disinterested trustees.

                               MANAGEMENT CONTROL

               NET PARTNERSHIP                                    LEXINGTON
               ---------------                                    ---------
The general partners of the Net Partnerships    The Board of Trustees directs the management
are, subject to policies and restrictions set   of Lexington's business and affairs, subject
forth in the limited partnership agreements,    to restrictions contained in Lexington's
generally vested with the exclusive right and   Declaration of Trust and By-Laws and
power to conduct the business and affairs of    applicable law. The Board of Trustees are
the Net Partnerships and may appoint,           elected at each annual meeting of the
contract or otherwise deal with any person,     shareholders. The policies adopted by the
including employees of the Net Partnerships'    Board of Trustees may be altered or
affiliates, to perform any acts or services     eliminated without a vote of the
for the Net Partnerships necessary or           shareholders. Accordingly, except for their
appropriate for the conduct of the business     vote in the elections of trustees, in
and affairs of the Net Partnerships. Limited    establishing stock option plans and approving
partners have no right to participate in the    mergers, shareholders have no control over
management and control of the Net               the ordinary business policies of Lexington.
Partnerships except on limited matters that
may be submitted to a vote of the limited
partners under the terms of the partnership
agreement. Under each Net Partnership's part-
nership agreement, limited partners have the
right to remove the respective general
partners by a majority vote in interest, with
or without cause.

                                FIDUCIARY DUTIES

               NET PARTNERSHIP                                    LEXINGTON
               ---------------                                    ---------
The Net Partnerships are limited partnerships   Under the Maryland REIT Law, the trustees
organized under the laws of Delaware. Under     must perform their duties in good faith, in a
Delaware law, the general partners are          manner that they reasonably believe to be in
accountable as fiduciaries to the Net           the best interests of Lexington and with the
Partnerships and owe the Net Partnerships and   care of an ordinarily prudent person under
their respective limited partners a duty of     similar circumstances. Trustees of Lex-
loyalty and a duty of care, and are required    ington who act in such a manner generally
to exercise good faith and fair dealing in      will not be liable by reason of being or
conducting the affairs of the Net               having been a trustee of Lexington.
Partnerships. The duty of care requires that
the Net Partnerships' general partners deal
fairly and with complete candor toward the
limited partners. The duty of loyalty
generally requires that the general partners
not have any business or other interests that
are adverse to the interests of the Net
Partnerships. The duty of loyalty also re-
quires that all transactions between the
general partners and the Net Partnerships be
fair in the manner in which the transactions
are effected and in the amount of the
consideration received by the general
partners.

                   MANAGEMENT'S LIABILITY AND INDEMNIFICATION

               NET PARTNERSHIP                                    LEXINGTON
               ---------------                                    ---------
Under Delaware law, the general partners are    Lexington's Declaration of Trust provides
liable for the repayment of Net Partnership     that the liability of Lexington's trustees
obligations and debts, unless limitations       and officers to Lexington and its
upon such liability are expressly stated in     shareholders for money damages is limited to
the document or instrument evidencing the       the fullest extent permitted under the
obligation. For example, a loan structured as   Maryland REIT Law. The Declaration of Trust
a non-recourse obligation. Each Net             and the Maryland REIT Law provide broad
Partnership's partnership agreement generally   indemnification to trustees and officers,
provides that the general partners will not     whether serving Lexington or, at its request,
be held liable for any costs arising out of     any other entity. Under the Maryland REIT
their action or inaction that the general       Law, however, Lexington may not indemnify for
partners reasonably believed to be in the       an adverse judgment in a suit brought by or
best interests of their respective Net          in the right of Lexington. Lexington's
Partnership, except that they will be liable    By-Laws require, as a condition to advancing
for any costs which arise from their own        indemnification expenses, that Lexington
fraud, negligence, misconduct or other breach   obtain:
of fiduciary duty. In cases in which the
general partners are indemnified, any           - a written affirmation by the trustee or
indemnity is payable only from the assets of    officer of his good faith belief that he has
the respective Net Partnership.                   met the standard of conduct necessary for
                                                  indemnification by Lexington as authorized
                                                  by the By-Laws; and
                                                - a written statement by or on his behalf to
                                                repay the amount paid or reimbursed by
                                                  Lexington if it shall ultimately be
                                                  determined that the standard of conduct was
                                                  not met.

                            ANTI-TAKEOVER PROVISIONS

               NET PARTNERSHIP                                    LEXINGTON
               ---------------                                    ---------
For each Net Partnership, a change in           Lexington's Declaration of Trust and By-Laws
management may be effected only by the          contain a number of provisions that may have
removal of its general partner. See             the effect of delaying or discouraging a
"Management Control" above for a discussion     change in control of Lexington, even if the
regarding the removal of the general part-      change in control might be in the best
ners of a Net Partnership. In addition, the     interests of shareholders. These provisions
partnership agreements of the Net               include, among others,
Partnerships restrict transfers of the
limited partners' units. An assignee of units   - authorized capital stock that may be
may not become a substitute limited partner,    classified and issued as a variety of equity
unless the general partners consent to such       securities in the discretion of the Board
substitution.                                     of Trustees, including securities having
                                                  superior voting rights to the common
                                                  shares,
                                                - restrictions on transfer of common shares
                                                to persons who have acquired more than 9.8%
                                                  of common shares,
                                                - a requirement that trustees be removed only
                                                for cause and only by a vote of shareholders
                                                  holding at least 80% of all of the shares
                                                  entitled to be cast for the election of
                                                  trustees, and
                                                - ownership limitations designed to protect
                                                Lexington's status as a REIT under the
                                                  Internal Revenue Code. See "FEDERAL INCOME
                                                  TAX CONSEQUENCES -- Taxation of Lexington"
                                                  beginning on page 177.

                                      SALE

               NET PARTNERSHIP                                    LEXINGTON
               ---------------                                    ---------
Each Net Partnership's partnership agreement    Under Lexington's Declaration of Trust, a
allows the sale of all, or substantially all,   sale of assets may be effected by Board of
of the assets of the respective Net             Trustees subject to any applicable provisions
Partnership with the consent of the limited     of Maryland REIT Law, which can include
partners holding a majority of the              varying levels of shareholder consent.
outstanding units.

                                     MERGER

               NET PARTNERSHIP                                    LEXINGTON
               ---------------                                    ---------
Under the Delaware Revised Uniform Limited      Under the Maryland REIT Law, the Board of
Partnership Act, a merger must be approved by   Trustees is required to obtain approval of
limited partners owning more than 50% of the    the shareholders by the affirmative vote of
outstanding units, as well as the general       50% of all the votes entitled to be cast on
partner.                                        the matter in order to merge or consolidate
                                                Lexington with another entity not at least
                                                90% controlled by it.

                                  DISSOLUTION

               NET PARTNERSHIP                                    LEXINGTON
               ---------------                                    ---------
Each Net Partnership may be dissolved with      Under the Maryland REIT Law, the Board of
the consent of the limited partners holding a   Trustees is required to obtain approval of
majority of the outstanding units.              the shareholders by the affirmative vote of
                                                two-thirds of all votes entitled to be cast
                                                in order to dissolve Lexington.

                                   AMENDMENTS

               NET PARTNERSHIP                                    LEXINGTON
               ---------------                                    ---------
Each Net Partnership's partnership agreement    Generally, amendments to Lexington's
permits amendment of most of its provisions     Declaration of Trust must be approved by the
with the consent of limited partners holding    Board of Trustees and by holders of a
a majority of the outstanding units.            majority of the outstanding common shares
                                                entitled to be voted.
The general partner may amend a partnership
agreement without the consent of the limited
partners:
- to effect changes of a ministerial nature
  that do not materially and adversely affect
  the rights of the limited partners;
- to give effect to the admission of
  substituted limited partners;
- to add to the representations, duties, or
  obligations of the general partner or
  surrender any right or power granted to the
  general partner, in either case, for the
  benefit of the limited partners;
- to cure any ambiguity or to correct or
  supplement any provision of the partnership
  agreement;
- to conform the terms of the partnership
  agreement with any regulations issued under
  section 704(b) of the Internal Revenue
  Code;
- to preserve the respective Net
  Partnership's status

               NET PARTNERSHIP                                    LEXINGTON
               ---------------                                    ---------
  as a limited partnership;
- to comply with requirements of the SEC or
  state securities commissioners;
- to change the name of the Net Partnership;
and
- to prevent the Net Partnership's assets
  from being treated as "plan assets" within
  the meaning of ERISA or to prevent the Net
  Partnership from being treated as a
  publicly traded limited partnership under
  the Internal Revenue Code.

                             COMPENSATION AND FEES

               NET PARTNERSHIP                                    LEXINGTON
               ---------------                                    ---------
Under the partnership agreements, the general   Lexington will pay all management expenses,
partners of the Net Partnerships and their      including salaries and other compensation
affiliates are entitled to receive fees in      payable to employees of Lexington, but as an
connection with managing the affairs of each    internally-advised REIT, Lexington will not
Net Partnership. The partnership agreements     otherwise pay a portion of net cash flow or
also provide that the general partners are to   allocations to management, except to the
be reimbursed for their expenses for services   extent they are entitled to such as a result
performed for each Net Partnership, such as     of owning common shares. Management expenses
legal, accounting, transfer agent, data         will reduce the funds available for
processing and duplicating services. The        distribution by Lexington.
general partners are also entitled to receive
a percentage of the net cash available for
distribution to the partners of the Net
Partnership.
As holders of operating partnership units in
Net 3, the general partners will receive
distributions based upon their ownership of
the operating partnership units.
During the years ended December 31, 1998,
1999 and 2000, the aggregate amounts accrued
or actually paid by the Net Partnerships to
the general partners are shown below under
"Historical" and the estimated amounts of
compensation that would have been paid had
the Transaction been in effect for the years
presented are shown below under "Pro Forma":

  COMPENSATION PAYABLE TO THE GENERAL PARTNERS OF THE NET PARTNERSHIPS

                                                                                     SIX MONTHS
                                                       YEAR ENDED DECEMBER 31,         ENDED
                                                    ------------------------------    JUNE 30,
                                                      1998       1999       2000        2001
                                                    --------   --------   --------   ----------
HISTORICAL:
General Partner Distributions.....................  $ 80,000   $ 80,000   $ 80,000    $ 40,000
Asset Management Fees.............................  $ 98,000   $129,000   $ 71,000          --
                                                    --------   --------   --------    --------
Total Historical..................................  $178,000   $209,000   $151,000    $ 40,000
PRO FORMA:
Cash Distributions on Units(1)(2).................  $148,278   $152,080   $154,614    $ 79,842

---------------

(1) Pro forma cash distributions are calculated as follows:

                                               YEAR ENDED DECEMBER 31,       SIX MONTHS
                                            ------------------------------   ENDED JUNE
                                              1998       1999       2000      30, 2001
                                            --------   --------   --------   ----------
Class A units -- $650,000 at $15 per unit
  equals 43,333 units.....................  $ 50,700   $ 52,000   $ 52,866    $27,300
Operating partnership units issued to
  affiliates of Mr. Roskind for their
  interest in management contract of Net
  Partnership -- 83,400 units.............  $ 97,578   $100,080   $101,748    $52,542
                                            --------   --------   --------    -------
                                            $148,278   $152,080   $154,614    $79,842

     Distributions per unit in 1998, 1999, 2000 and 2001 were $1.17, $1.20,
     $1.22 and $0.63, respectively

(2) As an officer of Lexington, Mr. Roskind received a salary of $250,000, $300,000 and $300,000 in 1998, 1999 and 2000, respectively, bonuses of
    $133,000, $158,000 and $302,297 in 1998, 1999 and 2000, respectively, options to purchase 100,000, 75,000 and 280,000 common shares in 1998, 1999 and 2000, respectively, and a restricted share award of $242,500 and $180,000 in 1999 and 2000, respectively.

                                MANAGEMENT FEES

               NET PARTNERSHIP                                    LEXINGTON
               ---------------                                    ---------
Each Net Partnership is authorized to enter     The officers and trustees of Lexington will
into a management agreement governing its       receive compensation for their services as
management. Management fees must not exceed     described in "INFORMATION ABOUT
the lesser of                                   LEXINGTON -- Management" beginning on page
                                                134.
1.  market rates in the same geographic area,
or
2.  in the case of:
   (a)  each net lease, each lease of
        property with an existing occupant
        and each extension or renewal of any
        of such leases, an annual fee of 1%
        of the gross annual rent payable in
        respect of such leases;
   (b)  all other leases, an annual fee of 3%
        of the gross annual rent payable; or
   (c)  each lease of property which is
        obtained by the property manager, an
        initial leasing fee equal to 3% of
        the gross annual rent payable by the
        lessee under such lease over the
        first five years of the term of such
        lease, such fee to be payable to the
        property manager in equal
        installments over the first five full
        years of such lease.
For purposes of computation of the management
fee only, a net lease is any lease which both
has an original term equal to ten years or
longer and which provides that the tenant pay
all costs and cost increases for real estate
taxes, insurance and maintenance.

                          REAL ESTATE DISPOSITION FEE

               NET PARTNERSHIP                                    LEXINGTON
               ---------------                                    ---------
None.                                           None.

                DISTRIBUTIONS OF CASH FROM CAPITAL TRANSACTIONS

               NET PARTNERSHIP                                    LEXINGTON
               ---------------                                    ---------
Each partnership agreement provides for the     None. Distributions made by Lexington to its
payment to the general partners of a portion    shareholders will be based solely on the
of distributable net sales proceeds following   profitability of Lexington and will not be
the payments to the limited partners of         based on asset dispositions.
preferred returns and returns of capital
required by the partnership agreements. Each
partnership agreement provides a formula by
which net sales proceeds are to be
distributed among the partners prior to
dissolution. Both Net 1 and Net 2 have only
made distributions to limited partners from
operating cash flows and not from capital
transactions.

                           REIMBURSEMENT OF EXPENSES

               NET PARTNERSHIP                                    LEXINGTON
               ---------------                                    ---------
Each Net Partnership's partnership agreement    Lexington's expenses will be paid from its
provides that operating expenses (which, in     revenues as expenses are incurred.
general, are those expenses relating to the
administration of the Net Partnership) will
be reimbursed to the general partners as
follows:
1.  an allowance for the non-accountable
    expense for all organization and offering
    expenses of the Net Partnership as
    defined in the partnership agreement;
2.  the actual cost to the general partner or
    its affiliates of goods and materials
    used for or by the Net Partnership and
    obtained from unaffiliated parties; and
3.  the actual cost to the general partner or
    its affiliates in performing
    administrative services necessary to the
    prudent operation of the Net Partnership,
    such as legal, accounting, and data
    processing; provided, however, that the
    amounts charged by the Net Partnership
    for services performed shall not exceed
    the lesser of:
    (a)  the actual cost of such services; or
    (b)  90% of the amount which the Net
         Partnership would be required to pay
         to independent parties for
         comparable services in the same
         geographic location.

                            REVIEW OF INVESTOR LISTS

               NET PARTNERSHIP                                    LEXINGTON
               ---------------                                    ---------
Under the Net Partnerships' partnership         Under the Maryland REIT Law, a shareholder
agreements, a limited partner, at its own       must hold at least 5% of the outstanding
expense and upon reasonable request, is         common shares, and have done so for at least
entitled to obtain a list of the other          six months, before it has the right to
limited partners in the limited partner's Net   request a list of shareholders. A share-
Partnership.                                    holder of Lexington meeting this requirement
                                                may, upon written request and during normal
                                                business hours, inspect and, at Lexington's
                                                expense, copy the list of Lexington's
                                                shareholders.

     The following discussion describes the investment attributes and legal rights associated with the limited partners' ownership of units, dissenter debentures and common shares.

                              NATURE OF INVESTMENT

            UNITS                       COMMON SHARES               DISSENTER DEBENTURES
            -----                       -------------               --------------------
The units entitle limited       The common shares constitute    The dissenter debentures are
partners to their pro rata      equity interests in             subordinated to all other
share of cash distributions     Lexington. Shareholders are     institutional indebtedness of
made to the limited partners.   entitled to a pro rata share    Lexington outstanding on the
The partnership agreement for   of any dividends or dis-        closing date and any other
each Net Partnership            tributions paid, if, when and   indebtedness of Lexington
specifies how cash available    as declared by the Board of     issued in the future which is
for distribution is to be       Trustees. As a REIT,            not, by its terms, expressly
shared among the general        Lexington must distribute at    subordinated to the dissenter
partner and the limited         least 90% of its taxable        debentures. Final maturity is
partners. The distributions     income excluding capital        8 years from the date of
payable by a Net Partnership    gains. Any taxable income       issuance. Interest accrues
to its partners are not fixed   including capital gains not     8.5% per annum based upon a
in amount and depend upon the   distributed will be subject     365 day year and actual days
operating results and net       to corporate income tax.        elapsed and will be paid
sales or proceeds available                                     semi-annually in arrears.
from the disposition of
assets.

                      ADDITIONAL EQUITY/POTENTIAL DILUTION

            UNITS                       COMMON SHARES               DISSENTER DEBENTURES
            -----                       -------------               --------------------
Since the Net Partnerships      At the discretion of the        There are no restrictions on
are not authorized to issue     Board of Trustees, Lexington    Lexington's authority to
additional equity, there can    may issue additional equity     grant secured debt
be no dilution of               securities, including common    obligations, such as mort-
distributions to the limited    shares and shares which may     gages, liens or other
partners.                       be classified as one or more    security interests in
                                classes or series of common     Lexington's real and personal
                                or preferred shares and may     property. Such security
                                contain preferences su-         interests, if granted, would
                                perior to the common shares.    permit the holders thereof to
                                The issuance of additional      have a priority claim against
                                equity securities by            such collateral in the event
                                Lexington will result in the    of Lexington's default under
                                dilution of the shareholders'   the secured obligations.
                                percentage ownership interest   Also, such secured
                                in Lexington.                   obligations would have
                                                                payment priority over the
                                                                dissenter debentures and
                                                                other unsecured indebtedness
                                                                of Lexington.

                             LIABILITY OF INVESTORS

            UNITS                       COMMON SHARES               DISSENTER DEBENTURES
            -----                       -------------               --------------------
Under the partnership           Under Maryland REIT Law,        Investors will have no
agreement and Delaware law,     shareholders will not be        personal liability for the
the limited partners'           personally liable for the       debts and obligations of
liability for the Net           debts or obligations of         Lexington.
Partnerships' debts is          Lexington.
generally limited to the
amount of the limited
partners' investment in the
Net Partnership, together
with an interest in
undistributed income, if any.

                                 VOTING RIGHTS

            UNITS                       COMMON SHARES               DISSENTER DEBENTURES
            -----                       -------------               --------------------
Generally, the limited          Lexington is managed and con-   None.
partners of the Net             trolled by a Board of
Partnerships have voting        Trustees elected by the
rights only on significant      shareholders at the annual
Net Partnership transactions.   meeting of Lexington. The
Such voting rights relate to    Maryland REIT Law requires
the Net Partnership's           that major transactions,
dissolution, selling all or     including most amendments to
substantially all of its        Lexington's Declaration of
assets, certain types of        Trust, may not be consummated
amendments to the partnership   without the approval of
agreement and the general       shareholders. Shareholders
partners' removal.              have one vote for each common
                                share.

                                   LIQUIDITY

            UNITS                       COMMON SHARES               DISSENTER DEBENTURES
            -----                       -------------               --------------------
The units are relatively        The common shares will be       While the dissenter
illiquid. The trading volume    freely transferable and         debentures will be freely
of the units in the resale      listed on the New York Stock    transferable, Lexington will
market is limited and the       Exchange. The common shares     not list them on any ex-
prices at which they trade      currently trade on the New      change, there will be no
are generally not equal to      York Stock Exchange.            public market for them, and
their net book value.                                           it is unlikely that an active
                                                                market for them will develop.
                                                                Holders should be prepared to
                                                                hold the dissenter de-
                                                                bentures until maturity.

                      EXPECTED DISTRIBUTIONS AND PAYMENTS

            UNITS                       COMMON SHARES               DISSENTER DEBENTURES
            -----                       -------------               --------------------
The Net Partnerships make       Lexington intends to make       Holders of dissenter
discretionary quarterly         quarterly dividend and          debentures will be entitled
distributions. Amounts          distribution payments to its    to receive only the principal
distributed to limited          shareholders. The amount of     and interest payments.
partners are derived from       such dividends and              Holders will not participate
their respective pro rata       distributions will be           in any profits derived from
share of cash flow from         established by the Board of     operations of any of
operations or cash flow from    Trustees, taking into account   Lexington's assets, includ-
sales or financings as deter-   the cash needs of Lexington,    ing properties acquired as
mined by the general partner.   funds from operations, the      part of the Transaction.
                                market price for the common
                                shares and the requirements
                                of the Internal Revenue Code
                                for qualification as a REIT.
                                Under the Internal Revenue
                                Code, Lexington is required
                                to distribute at least 90% of
                                REIT taxable income. See
                                "FEDERAL INCOME TAX CONSE-
                                QUENCES -- Taxation of Lex-
                                ington" beginning on page
                                177.

                         TAXATION OF TAXABLE INVESTORS

            UNITS                       COMMON SHARES               DISSENTER DEBENTURES
            -----                       -------------               --------------------
The Net Partnerships, as        As a REIT, Lexington            Interest payments made on the
partnerships for federal        generally is permitted to       dissenter debentures will
income tax purposes, are not    deduct distributions to its     constitute portfolio income
subject to tax, but limited     shareholders, which effec-      that cannot be offset by
partners must report the        tively eliminates the           "passive losses" from other
limited partners' allocable     corporate level of taxation.    investments. During January
share of partnership income     Dividends received by           of each year, holders of dis-
and loss on the limited         Lexington shareholders          senter debentures will
partners' tax return, whether   constitute portfolio income,    receive from Lexington IRS
or not cash distributions are   which cannot be offset by       Form 1099-INT to show the
made to limited partners. In-   "passive losses" from other     interest payments made by
come from the limited           investments. Shareholders       Lexington during the prior
partners' Net Partnership       will receive from Lexington     calendar year.
generally constitutes           Form 1099-DIV to show
"passive income" to limited     dividend payments made by
partners, which can generally   Lexington during the calendar
be offset by "passive losses"   year.
from the limited partners'
other investments. Generally,
by February 15th of each
year, limited partners
receive an annual Schedule
K-1 with respect to informa-
tion about the Net
Partnership for inclusion on
the limited partners' federal
income tax returns.
Limited partners must file
state income tax returns and
incur state income tax in
most states in which the
limited partners' Net
Partnership has properties.

                        TAXATION OF TAX-EXEMPT INVESTORS

            UNITS                       COMMON SHARES               DISSENTER DEBENTURES
            -----                       -------------               --------------------
Tax-exempt investors will be    Dividends received by           Interest income received by
taxable on any unrelated        tax-exempt investors will not   tax- exempt investors will
business taxable income         be characterized as unrelated   not be characterized as
allocated to them from the      business taxable income so      unrelated business taxable
Net Partnerships. Tax-exempt    long as the tax-exempt          income so long as the tax-
investors should consult        investor does not hold its      exempt investor does not hold
their own tax advisors as to    common shares subject to        its dissenter debentures
the types of income that may    acquisition indebtedness.       subject to acquisition
be characterized as unrelated                                   indebtedness.
business taxable income to
them.

                                OTHER PROPOSALS

AMENDMENT TO LEXINGTON'S DECLARATION OF TRUST

     The Board of Trustees unanimously recommends that Lexington's shareholders approve the proposal to amend Lexington's Declaration of Trust to increase the number of common shares which Lexington has authority to issue from 40,000,000 common shares to 80,000,000 common shares. For a complete description of the proposed amendment, you are encouraged to read the complete text of the Articles of Amendment, a copy of which is attached as Annex A-5 to this Joint Consent and Proxy Solicitation Statement/Prospectus.

     As of October 10, 2001, which was the latest practicable date prior to the printing of this Joint Consent and Proxy Solicitation Statement/Prospectus, Lexington had approximately 4.8 million common shares authorized but unissued, taking into account the number of common shares that (i) were issued and outstanding as of that date, (ii) were issuable by Lexington upon exercise of outstanding common share options or upon conversion of outstanding securities convertible into common shares, including Lexington's preferred shares and units of limited partnership of Lexington's operating partnership subsidiaries, (iii) have been repurchased and retired by Lexington, and (iv) may be issued or issuable in connection with the Transaction, assuming that the average closing price of Lexington common shares is $15.00, which is the midpoint of the range for determining the number of common shares to be issued, and that no limited partners elect to receive their merger consideration in the form of dissenter debentures.

     The Board of Trustees believes that it is important to have a sufficient number of authorized but unissued common shares available to provide for the future raising of capital, for use in connection with acquisitions and for other general business purposes. Raising the number of authorized common shares to 80,000,000 will provide Lexington with the flexibility to provide for such circumstances. The terms of any such shares, including dividends or distributions, conversion prices, voting rights, redemption prices, maturity dates and similar matters will be determined by the Board of Trustees. Further issuance of common shares could have a dilutive effect on shareholders' voting and economic interests in Lexington. Furthermore, issuance of newly authorized common shares could be used by the Board of Trustees to delay or hinder a hostile acquisition proposal.

     The submission of this proposal is not part of any plan by Lexington's Board of Trustees or management to engage in any transaction which would require the approval of this proposed increase.

     Approval of this amendment to the Declaration of Trust requires approval by the holders of a majority of common shares entitled to vote thereon by person or by proxy at the Meeting. As a result, any common shares not affirmatively voted (whether by abstention, non-vote or otherwise) will have the same effect as a vote against the proposal.

  THE BOARD OF TRUSTEES RECOMMENDS THAT SHAREHOLDERS VOTE FOR THE PROPOSAL TO
                            APPROVE THIS AMENDMENT.

                               VOTING PROCEDURES

VOTING PROCEDURES FOR LEXINGTON SHAREHOLDERS

     A special meeting of Lexington's shareholders will be held on November 28, 2001 at 10 a.m., local time at The Chase Conference Center, 270 Park Avenue, New York, New York, 10017. The purpose of this meeting is to consider and vote upon:

     - the proposal to approve and adopt the mergers of Net 1 and Net 2, respectively, into Net 3, a controlled subsidiary of Lexington; and

     - the proposal to approve and adopt the amendment of Lexington Declaration of Trust to increase the total number of authorized shares.

     Shareholders may vote at the meeting by attending the meeting and voting in person, by completing the enclosed proxy card and returning it in the enclosed envelope or by faxing it to the transfer agent as directed below. Proxies will be received, tabulated and certified as to time of receipt and vote by Mellon Investor Services LLC, which has been designated as Lexington's transfer agent. Proxies should be returned to Mellon at 44 Wall Street, 7th Floor, New York, NY 10005, Attention: Lexington Proxies, or faxed to Mellon at (917) 320-6314. Faxed proxies will be accepted until the polls close on the date of the special meeting.

     The period during which proxies will be solicited pursuant to this Joint Consent and Proxy Solicitation Statement/Prospectus will commence on the date this Joint Consent and Proxy Solicitation Statement/ Prospectus and other solicitation materials are first distributed to the shareholders of Lexington and will continue until the polls close on the date of the special meeting or any subsequent date to which the meeting may be adjourned. Lexington's Board of Trustees reserves the right, with requisite shareholder vote, to extend the proxy solicitation period for Lexington, even if a quorum has been obtained under Lexington's By-Laws.

     Each Lexington shareholder not attending the special meeting of shareholders of Lexington is requested to complete, date and sign the accompanying proxy and return it to Mellon for receipt, in original or by facsimile, before the expiration of the solicitation period. Each shareholder is asked to approve or disapprove each of the mergers and the amendment of Lexington's Declaration of Trust with respect to all common shares held by such shareholder in Lexington.

     Abstentions are shares that abstain from voting on the Transaction, and will have the same effect as votes against the Transaction. Only a shareholder's broker may vote shares held in "street name." A broker may not vote a shareholder's shares without instructions from the shareholder. Shareholders should instruct their broker how to vote their shares. If a shareholder does not provide its broker with such instructions, the broker will not be permitted to vote their shares. Such broker non-votes will have the same effect as votes against the Transaction.

     Shareholders may revoke their proxy by:

     - delivering to the Secretary of Lexington, before the taking of the vote at the shareholder meeting, a written notice of revocation bearing a later date than the date of the proxy or a later-dated proxy relating to the same shares; or

     - attending the meeting and voting in person.

     Shareholders will not have any dissenters' appraisal rights by reason of the mergers.

     If the shareholders have any questions regarding the Transaction, they should call Mellon toll free at (800) 279-1247.

CONSENT PROCEDURES FOR LIMITED PARTNERS

     This Joint Consent and Proxy Solicitation Statement/Prospectus, together with the accompanying transmittal letter, dissenters election form and limited partner consent form constitute the solicitation materials being distributed to the limited partners for the purpose of obtaining their consent to the Transaction.

     Each limited partner is requested to complete, date and sign the accompanying consent form and return it, before the expiration of the solicitation period to Morrow & Co., Inc., which has been designated as the Net Partnership's solicitation agent, at 445 Park Avenue, New York, New York 10022,
Attn: William P. Smith, or by fax to Morrow at (212) 754-8300. Each limited partner must consent, deny consent, or abstain from consenting to the Transaction with respect to all units held by such limited partner in a Net Partnership.

     The consent solicitation period will commence upon delivery of the solicitation materials to limited partners, and will continue until the later of 12:00 midnight, New York time, on November 27, 2001, unless the general partners extend the consent solicitation period. The general partners reserve the right, with requisite limited partner consent, to extend the consent solicitation period for a particular Net Partnership if sufficient consents have not been received by that date. However, under no circumstances will the consent solicitation period be extended beyond December 31, 2001. Any consent form received by Morrow prior to 12:00 midnight, New York time, on the last day of the consent solicitation period will be effective provided that such consent form has been properly completed and signed.

     Limited partners who have invested in more than one Net Partnership will receive two copies of this Joint Consent and Proxy Solicitation
Statement/Prospectus and two consent forms, one for each Net Partnership. Because each Net Partnership will separately consider whether or not to consent to the Transaction, limited partners must complete one consent form for each Net Partnership in which they hold units.

     If the Net Partnerships approve the Transaction, limited partners will receive common shares and cash if they:

     - consented to the Transaction;

     - abstained from consenting to the Transaction;

     - did not return a properly completed and signed consent form by the end of the consent solicitation period; or

     - denied consent to the Transaction but did not affirmatively elect to receive dissenter debentures.

     If the Net Partnerships approve the Transaction, limited partners will receive dissenter debentures only if they denied consent to the Transaction and affirmatively elected to receive dissenter debentures in the manner described below.

     A limited partner that abstains from consenting or does not submit a consent form before the end of the consent solicitation period will be deemed to have denied consent to the Transaction, but may not elect to receive dissenter debentures. A limited partner that submits a properly signed consent form before the end of the consent solicitation period but does not indicate whether or not it consents to the Transaction will be deemed to have consented to the Transaction. Limited partners may withdraw or revoke their consent form at any time before the earlier of either November 27, 2001 or the date on which consents representing more than 50% of the outstanding units are received by their Net Partnership. Consents may be revoked by delivering to the solicitation agent a written notice of revocation or by calling the solicitation agent toll free at (877) 807-8896.

     Only a limited partner's broker may consent or deny consent for units held in "street name." A broker may not consent or deny consent for a limited partner's units without instructions from that limited partner. Limited partners should instruct their broker whether to consent or deny consent. If a limited partner does not provide its broker with such instructions, the broker will not be permitted to consent or deny consent on behalf of that limited partner's units, and the effect will be the same as denying consent to the Transaction.

     A consent by a limited partner to a Net Partnership's participation in the Transaction will constitute a consent by that limited partner to all actions by its respective Net Partnership necessary to consummate the Transaction, including any required amendments to the partnership agreements. Any limited partner that consents to the Transaction and any limited partner that denies consent to the Transaction but receives common shares and cash will be deemed to have consented to the treatment of the merger of its respective Net Partnership as a direct sale of its units to Net 3 for tax purposes. Limited partners that deny consent and affirmatively elect to receive dissenter debentures will not be deemed to consent to treatment of, and may not treat, the merger of its respective Net Partnership as a direct sale of its units to Net 3 for tax purposes.

     If the Transaction is approved by the Net Partnerships, limited partners that deny consent to the Transaction will not have any:

     - dissenters' appraisal rights by reason of the mergers, but may receive dissenter debentures if they properly elect to receive dissenter debentures, as described above, or

     - right to an independent valuation of their respective Net Partnership at the expense of Lexington or the general partners.

     If the limited partners have any questions regarding the Transaction, including questions about the exchange rate or the number of consents received, they should call Morrow toll free at (877) 807-8896.

RECORD DATE; VOTES REQUIRED

     LEXINGTON. Only holders of shares of record at the close of business on October 12, 2001 will be entitled to notice of and to vote at the Lexington meeting of shareholders. Each of the mergers and the amendment of Lexington's Declaration of Trust will be approved if Lexington receives the affirmative vote, in person or by proxy, of a majority of the outstanding shares entitled to vote at the Lexington meeting. The holders of a majority of the shares entitled to vote, present in person or by proxy, will constitute a quorum for purposes of the Lexington meeting of shareholders. As of the record date for the meeting, there were 22,277,159 common shares and 2,000,000 preferred shares outstanding and entitled to vote. The members of the Board of Trustees and executive officers of Lexington and their affiliates beneficially owned, as of the record date 910,790 common shares and 2,000,000 preferred shares, which represented approximately 12.0% of the outstanding shares.

     THE NET PARTNERSHIPS. Only limited partners of record at the close of business on October 12, 2001 will be entitled to consent or deny consent to the Transaction. The Transaction will only be approved upon:

     - the affirmative consent of the holders of a majority of the outstanding units of each Net Partnership, and

     - the approval of the general partners.

     The general partners have approved the Transaction. As of June 30, 2001, the following number of units were held of record by the number of limited partners indicated below:

                                                 NUMBER OF    NUMBER OF     NUMBER OF UNITS
                                                  LIMITED     UNITS HELD    FOR APPROVAL OF
NET PARTNERSHIP                                  PARTNERS     OF RECORD       TRANSACTION
---------------                                  ---------    ----------    ---------------
Net 1..........................................    1,341        30,772           15,387
Net 2..........................................    1,881       477,167          238,584

     Lexington held, as of October 10, 2001, which was the latest practicable date prior to the printing of this Joint Consent and Proxy Solicitation Statement/Prospectus, approximately 540 limited partnership units of Net 1 (representing approximately 1.8% of the outstanding units) and 15,782 limited partnership units of Net 2 (representing approximately 3.3% of the outstanding units). Lexington intends to consent to the Transaction with respect to these units.

     Limited partners are entitled to consent or deny consent for each unit held. Accordingly, the number of units entitled to consent or deny consent with respect to the Transaction is equivalent to the number of units held of record at the record date.

PROCEDURES FOR LIMITED PARTNERS TO RECEIVE DISSENTER DEBENTURES

     In order to receive dissenter debentures, a limited partner must:

     - deny consent to the applicable merger on a consent form returned to Morrow & Co. by the end of the consent solicitation period; and

     - affirmatively elect to receive dissenter debentures on that consent by indicating form its specific agreement and consent to receive dissenter debentures in lieu of common shares and cash in the Transaction.

     The failure of a limited partner to comply with these procedures will have the effect of, and will be equivalent to an affirmative waiver of that limited partner's option to receive dissenter debentures. Limited partners who consent to the Transaction or fail to return a completed and signed consent form will not be eligible to receive dissenter debentures.

     A limited partner that denies consent to the Transaction will not be required to elect to receive dissenter debentures. An election to receive dissenter debentures should only be made by limited partners who wish to receive dissenter debentures in lieu of common shares and cash.

INVESTOR LISTS

     Under Rule 14a-7 of the Securities Exchange Act of 1934, as amended, the Net Partnerships are required, upon a limited partner's written request, to provide:

     - a statement of the approximate number of limited partners in the limited partner's Net Partnership, and

     - the estimated cost of mailing a proxy statement, form of proxy or other similar communication to the Net Partnership's limited partners.

     In addition, the limited partner has the right, at the general partner's option, to have its Net Partnership either:

     - mail copies of any consent statement, consent form or other soliciting materials to be furnished to the limited partners at the limited partner's expense; or

     - deliver to limited partners, within five business days of the receipt of the request, a reasonably current list of the names, addresses and units held by the limited partners of its Net Partnership.

     The right to receive the list of limited partners is subject to the limited partner's obligation to reimburse the reasonable expenses incurred by its respective Net Partnership in performing any of the acts described above.

                          INFORMATION ABOUT LEXINGTON

GENERAL

     Lexington is a self-managed and self-administered REIT that acquires, owns and manages a geographically diverse portfolio of net leased office, industrial and retail properties. Lexington's predecessor was organized in October 1993 and merged into Lexington on December 31, 1997. A REIT is an entity which has elected to be taxed as a REIT under the Internal Revenue Code and generally owns or provides financing for real estate, offers the benefits of a diversified portfolio under professional management and pays quarterly distributions to investors of at least 90% of its taxable income. Lexington also provides investment advisory and asset management services to third parties, including the Net Partnerships. As of June 30, 2001, Lexington's real property portfolio consisted of interests in 73 properties, located in 29 states, including warehousing, distribution and manufacturing facilities, office buildings and retail properties, consisting of an aggregate 13.1 million net rentable square feet of space. Of these 73 properties, 71 are currently leased, and 68 are subject to triple net leases, which are generally characterized as leases in which the tenant bears all, or substantially all, of the costs and cost increases for real estate taxes, insurance and ordinary maintenance. The leases on two of the remaining properties provide for operating expense stops which limit the increase in operating expenses to Lexington.

     Lexington manages its real estate and credit risk through geographic, industry, tenant and lease maturity diversification. As June 30, 2001 the ten largest tenants/guarantors, which occupy 17 properties, represented 56.0% of rental revenues for the past twelve months:

                                                              % OF
                                               NUMBER OF     RENTAL
TENANT/GUARANTOR                               PROPERTIES   REVENUES      PROPERTY TYPE
----------------                               ----------   --------   -------------------
Kmart Corporation............................       1         11.6     Industrial
Northwest Pipeline Corp......................       1         11.4     Office
Exel Logistics, Inc (NFL plc)................       4          6.3     Industrial
Honeywell, Inc...............................       3          5.3     Office
Vartec Telecom, Inc..........................       1          4.5     Office
Circuit City Stores..........................       3          4.5     Office(1)/Retail(2)
Boeing North America Services, Inc. .........       1          3.3     Office
Artesyn North America, Inc. .................       1          3.3     Office
Avnet, Inc...................................       1          3.2     Office
Hartford Fire Insurance Company..............       1          2.6     Office
                                                   --         ----
     Totals..................................      17         56.0%
                                                   ==         ====

RECENT DEVELOPMENTS

     PUBLIC OFFERING. In July 2001, Lexington conducted an underwritten public offering of 4,000,000 common shares under the terms and conditions of an underwriting agreement entered into on July 26, 2001 between Lexington, on the one hand, and First Union Securities, Inc., CIBC World Market Corp., A.G. Edwards & Sons, Inc., and Raymond James & Associates, Inc. In addition, under the underwriting agreement, Lexington granted the underwriters a 30 day option to purchase up to an additional 600,000 common shares to cover overallotments. On August 17, 2001, the underwriters exercised this option with respect to 400,000 common shares, and the sale of these common shares closed on August 22, 2001.

     Lexington received net proceeds from this offering of $57,720,000, and an additional $5,644,000 from the underwriters exercise of their overallotment option. Lexington intends to use up to $32,175,000 of the net proceeds to fund the cash portion of the merger consideration being offered in the Transaction, if it is completed, and approximately $13.0 million to fund the balance of its capital commitment to its joint venture investment with the Comptroller of the State of New York as trustee for the Common Retirement Fund. The balance of the net proceeds, if any, will be used for general business purposes, including additional investments and repayment of debt. See "-- Redemption of Debt" below.

     REDEMPTION OF DEBT. On August 3, 2001, Lexington redeemed an outstanding $25 million 8% Exchangeable Redeemable Secured Note held by Merrill Lynch Global Allocation Fund, Inc. for an aggregate payoff amount, including a prepayment premium and accrued interest, of approximately $28.6 million.

OBJECTIVES AND STRATEGY

     Lexington's primary objectives are to increase funds from operations, cash available for distribution per share to its shareholders, and net asset value per share. In an effort to achieve these objectives, Lexington's management focuses on:

     - effectively managing assets through lease extensions, revenue enhancing property expansions, opportunistic property sales and redeployment of assets, when advisable;

     - acquiring portfolios and individual net lease properties from third parties, completing sale/leaseback transactions, acquiring build-to-suit properties and opportunistically using its operating partnership units to effect acquisitions;

     - entering into strategic co-investment programs which generate higher equity returns than direct investments due to acquisition and asset management fees and, in some cases, increased leverage levels;

     - providing management and advisory services to institutional investors in order to generate advisory fee revenue; and

     - matching debt maturities to lease expirations and increasing Lexington's access to capital to finance property acquisitions and expansions.

INTERNAL GROWTH; EFFECTIVELY MANAGING ASSETS

     TENANT RELATIONS AND LEASE COMPLIANCE. Lexington maintains close contact with its tenants in order to understand their future real estate needs. Lexington monitors the financial, property maintenance and other lease obligations of its tenants through a variety of means, including periodic reviews of financial statements and physical inspections of the properties. Lexington performs annual inspections of those properties where it has an ongoing obligation with respect to the maintenance of the property and for all properties during each of the last three years immediately prior to a scheduled lease expiration. Bi-annual physical inspections are undertaken for all other properties.

     EXTENDING LEASE MATURITIES. Lexington seeks to extend its leases in advance of their expiration in order to maintain a balanced lease rollover schedule and high occupancy levels. Since February 1994, Lexington has entered into lease extensions of three years or more on 18 of its properties.

     As of the date of this Joint Consent and Proxy Solicitation
Statement/Prospectus, the scheduled lease maturities for the remainder of 2001 and each of the next four years are as follows:

                                                                    CURRENT        % OF
                                                      NUMBER OF   ANNUAL RENT   ANNUALIZED
                                                       LEASES      ($000'S)        RENT
                                                      ---------   -----------   ----------
2001................................................       0        $   --          --
2002................................................       2           777         0.9
2003................................................       1         1,900         2.1
2004................................................       0            --          --
2005................................................       5         6,119         6.8
                                                         ---        ------         ---
                                                           8        $8,796         9.8
                                                         ===        ======         ===

     REVENUE ENHANCING PROPERTY EXPANSIONS. Lexington undertakes selective expansions of its properties based on tenant requirements. Lexington believes that selective property expansions can provide it with attractive rates of return and actively seeks such opportunities. As of June 30, 2001, Lexington has committed to fund 40% of a $10.5 million expansion of an existing property that is owned with a partner. The expansion, which is estimated to be completed by October 2001, will be leased by the tenant for eight years at a weighted average rental rate of 18.5% of expected construction costs.

     PROPERTY SALES AND REDEPLOYMENT OF ASSETS. Lexington may determine to sell a property if it deems such disposition to be in Lexington's best interest. During the years ended December 31, 2000 and 1999, Lexington sold three and seven properties, respectively for $19.6 million and $63.9 million, respectively, resulting in $3.0 million and $5.1 million in gains, respectively.

EXTERNAL GROWTH; STRATEGIES FOR ACQUISITIONS AND INCREASING ASSETS UNDER MANAGEMENT

     FOCUSED ACQUISITION PARAMETERS. Lexington seeks to enhance its net lease property portfolio through acquisitions of general purpose, efficient, well-located properties in growing markets. Management has diversified Lexington's portfolio by geographic location, tenant industry segment, lease term expiration and property type with the intention of providing steady internal growth with low volatility. Management believes that such diversification should help insulate Lexington from regional recession, industry specific downturns and price fluctuations by property type. Prior to effecting any acquisitions, management analyzes the:

     - property's design, construction quality, efficiency, functionality and location with respect to the immediate sub-market, city and region;

     - lease integrity with respect to term, rental rate increases, corporate guarantees and property maintenance provisions;

     - present and anticipated conditions in the local real estate market; and

     - prospects for selling or releasing the property on favorable terms in the event of a vacancy.

     Management also evaluates each potential tenant's financial strength, growth prospects, competitive position within its respective industry and a property's strategic location and function within a tenant's operations or distribution systems. Management believes that its comprehensive underwriting process is critical to the assessment of long-term profitability of any investment by Lexington.

     OPERATING PARTNERSHIP STRUCTURE. Lexington has three operating partnership subsidiaries, Lepercq Corporate Income Fund L.P., Lepercq Corporate Income Fund II L.P. and Net 3. Lexington is the sole shareholder of Lex GP-1, Inc., a Delaware corporation, which is the 1% general partner of the operating partnership subsidiaries. Lexington is also the sole shareholder of Lex LP-1, Inc., a Delaware corporation. As of October 10, 2001, which was the latest practicable date prior to the printing of this Joint Consent and Proxy Solicitation Statement/Prospectus, Lex LP-1, Inc. held an approximately 75.1% and 67.7% limited partnership interest in Lepercq Corporate Income Fund L.P. and Lepercq Corporate Income Fund II L.P., respectively and a 99.0% limited partnership interest in Net 3.

     The operating partnership structure enables Lexington to acquire properties by issuing to a seller, as a form of consideration, operating partnership units. As of June 30, 2001, the operating partnership units are redeemable as follows:

YEAR                                                          NO. OF UNITS
----                                                          ------------
At any time.................................................   4,864,595
2002........................................................      83,400
2003........................................................      17,901
2004........................................................      87,796
2005........................................................      29,384
2006........................................................     208,766
                                                               ---------
Total.......................................................   5,291,842
                                                               =========

     Management believes that this structure facilitates Lexington's ability to raise capital and to acquire portfolio and individual properties by enabling Lexington to structure transactions which may defer tax gains for a contributor of property while preserving Lexington's available cash for other purposes, including the payment of dividends and distributions. As of June 30, 2001, Lexington has used operating partnership units as a form of consideration in connection with the acquisition of 22 properties.

     ACQUISITIONS OF PORTFOLIO AND INDIVIDUAL NET LEASE PROPERTIES. Lexington seeks to acquire portfolio and individual properties that are leased to creditworthy tenants under long-term net leases. Management believes there is significantly less competition for the acquisition of property portfolios containing a number of net leased properties located in more than one geographic region. Management also believes that Lexington's geographic diversification, acquisition experience and access to capital will allow it to compete effectively for the acquisition of such net leased properties.

     SALE/LEASEBACK TRANSACTIONS. Lexington seeks to acquire portfolio and individual net lease properties in sale/leaseback transactions. Lexington selectively pursues sale/leaseback transactions with creditworthy sellers/tenants with respect to properties that are integral to the sellers'/tenants' ongoing operations.

     BUILD-TO-SUIT PROPERTIES. Lexington may also acquire, after construction has been completed, "build-to-suit" properties that are entirely pre-leased to their intended corporate users before construction. As a result, Lexington does not assume the risk associated with the construction phase of a project.

STRATEGIC JOINT VENTURE CO-INVESTMENTS

     In 1999, Lexington entered into a joint venture agreement with The Comptroller of the State of New York as trustee of the Common Retirement Fund, or "CRF." The joint venture entity, Lexington Acquiport Company, LLC, or "LAC," acquires high quality office and industrial real estate properties that are net leased to investment and non-investment grade single tenant users. Lexington and CRF have committed to make equity contributions to LAC of up to $50 million and $100 million, respectively, of which Lexington and CRF have funded approximately $37 million and $76 million, respectively, as of June 30, 2001. Property acquisitions will be additionally funded through the use of up to $278 million in non-recourse mortgages. Through June 30, 2001, LAC has made investments in eight properties for $284 million.

     In 1999, Lexington also formed a joint venture for the purpose of owning a property that is net leased to Blue Cross/Blue Shield of South Carolina. Lexington has a 40% interest in the joint venture and as of June 30, 2001, Lexington has committed to fund 40% of a $10.5 million expansion of an existing property that is owned with a partner. The expansion, which is estimated to be completed by October 2001, will be leased by the tenant for eight years at a weighted average rental rate of 18.5% of expected construction costs.

     In 2000, Lexington Realty Advisors, Inc. entered into an advisory and asset management agreement to invest and manage $50 million of equity on behalf of a private investment fund. The investment program could, depending on leverage utilized, acquire up to $150 million in single tenant, net-leased office, industrial and retail properties in the United States. Lexington Realty Advisors, Inc. will earn acquisition fees (90 basis points of total acquisition costs), annual asset management fees (30 basis points of gross asset value) and a promoted interest of 16% of the return in excess of an internal rate of return of 10% earned by the private investment fund.

REVENUE ENHANCEMENT FROM ADVISORY SERVICES

     In connection with the joint venture with CRF, Lexington's affiliate, Lexington Realty Advisors, Inc. has entered into a management agreement with LAC whereby Lexington Realty Advisors, Inc. will perform services, for a fee, relating to the acquisition and management of the LAC investments. Lexington Realty Advisors will receive a fee of 75 basis points of cost for acquisition services and 2% of rent collected annually for management services of the LAC investments. Lexington Realty Advisors, Inc. has also entered into a management agreement with respect to the Blue Cross/Blue Shield joint venture with terms similar to the management agreement with LAC.

MATCHING INDEBTEDNESS TO LEASE EXPIRATIONS AND INCREASING ACCESS TO CAPITAL

     MATCHING INDEBTEDNESS TO LEASE EXPIRATIONS. Lexington seeks to enter into mortgage loans with maturities that generally match the terms of the corresponding leases. This allows Lexington to reduce the risk associated with refinancing its indebtedness.

     INCREASING ACCESS TO CAPITAL. Management is constantly pursuing opportunities to increase Lexington's access to public and private capital in order to achieve maximum operating flexibility. As of June 30, 2001, balloon payments through 2005, are scheduled as follows:

                                                                           WEIGHTED
                                                              BALLOON       AVERAGE
                                                               AMOUNT    INTEREST RATE
                                                              --------   -------------
                                                              ($000'S)
2001........................................................  $  1,000       9.50%
2002........................................................    10,624       7.46%
2003........................................................        --         --
2004........................................................    42,360       7.57%
2005........................................................    67,711       7.88%
                                                              --------       ----
                                                              $121,695       7.75%
                                                              ========       ====

     Lexington's variable rate unsecured credit facility bears interest at 150-250 basis points over Lexington's option of 1, 3 or 6 month LIBOR, depending upon the level of Lexington's indebtedness, and is scheduled to mature in March 2004. As of June 30, 2001, there were no outstanding borrowings under this facility.

     As a result of Lexington's financing activities, the weighted average interest rate on Lexington's outstanding indebtedness has been reduced from approximately 8.17% as of December 31, 1997 to approximately 7.67% as of June 30, 2001.

COMMON SHARE REPURCHASE

     Lexington's Board of Trustees authorized the repurchase of up to 2.0 million common shares and/or operating partnership units. As of June 30, 2001, Lexington has repurchased 1.43 million common shares/units at an average price of $10.53, all of which have been retired.

COMPETITION

     There are numerous commercial developers, real estate companies, financial institutions and other investors with greater financial resources than Lexington has that compete with Lexington in seeking properties for acquisition and tenants who will lease space in its properties. Due to its focus on net-lease properties located throughout the United States, and because most competitors are locally and/or regionally focused, Lexington does not encounter the same competitors in each region of the United States. Lexington's competitors include other REITs, financial institutions, insurance companies, pension funds, private companies and individuals. This competition may result in Lexington paying higher prices for properties it wishes to purchase or leasing its properties to tenants under terms and conditions less favorable to Lexington than anticipated or desired.

INVESTMENT POLICIES

     REAL ESTATE INVESTMENTS. Lexington seeks to acquire and manage a diversified portfolio of real estate and other assets and may reinvest proceeds from its sale of properties or other capital transactions.

     SECURITIES OF OR INTERESTS IN PERSONS PRIMARILY ENGAGED IN REAL ESTATE ACTIVITIES AND OTHER ISSUERS. Lexington may, in the future, invest in securities of entities engaged in real estate activities or securities of other issuers, in certain instances, for the purpose of exercising control over such entities. Lexington may acquire all or substantially all of the securities or assets of REITs or similar entities where such investments would be consistent with its investment policies. In any event, Lexington does not intend that its investments in such securities will require it to register as an "investment company" under the Investment Company Act of 1940, as amended, and Lexington would divest itself of such securities before any such registration would be required.

     JOINT VENTURES AND WHOLLY-OWNED SUBSIDIARIES. Lexington may, in, the future, enter into additional joint ventures, general partnerships or other participations with real estate developers, owners and others for the purpose of obtaining an equity interest in a particular property or properties in accordance with Lexington's investment policies. Such investments would permit Lexington to own interests in large properties without unduly restricting diversification, thereby increasing flexibility in the structuring of Lexington's portfolio.

     OFFERING SECURITIES IN EXCHANGE FOR PROPERTY. Lexington may offer common shares, operating partnership units or other Lexington securities in exchange for a property.

     REPURCHASING OR REACQUIRING ITS OWN SHARES. Lexington may purchase or repurchase common shares from any person for such consideration as the Board of Trustees may determine in its reasonable discretion, whether more or less than either the original issuance price of such common shares or the then current trading price of such common shares.

FINANCING POLICIES

     ISSUANCE OF ADDITIONAL SECURITIES. Lexington's Board of Trustees may, in its discretion, issue additional equity securities. The issuance of additional equity interests may result in the dilution of the interests of the Lexington shareholders at the time of such issuance.

     ISSUANCE OF SENIOR SECURITIES. Lexington may, at any time, issue securities senior to the common shares, upon such terms and conditions as may be determined by the Board of Trustees.

     BORROWING POLICY. Lexington may, at any time, borrow, on a secured or unsecured basis, funds to finance its business, and in connection therewith execute, issue and deliver promissory notes, commercial paper, notes, debentures, bonds and other debt obligations which may be either convertible into common shares or other equity interests, or issued together with warrants, in order to acquire common shares or other equity interests.

MISCELLANEOUS POLICIES

     OWNERSHIP RESTRICTIONS. Lexington's Declaration of Trust, unless specifically waived, prohibits any one shareholder from owning greater than 9.8% of any class of its outstanding shares.

     COMPANY CONTROL. The Board of Trustees has exclusive control over Lexington's business and affairs subject only to the restrictions in Lexington's Declaration of Trust and By-Laws. Shareholders have the right to elect members of the Board of Trustees. The trustees are accountable to Lexington as fiduciaries and are required to exercise good faith and integrity in conducting Lexington's affairs.

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

ENVIRONMENTAL MATTERS

     Under various federal, state and local environmental laws, statutes, ordinances, rules and regulations, an owner of real property may be liable for the costs of removal or redemption of certain hazardous or toxic substances at, on, in or under such property, as well as certain other potential costs relating to hazardous or toxic substances. These liabilities may include government fines and penalties and damages for injuries to persons and adjacent property. Such laws often impose liability without regard to whether the owner knew of, or was responsible for, the presence or disposal of such substances. Although Lexington's tenants are primarily responsible for any environmental damage and claims related to the leased premises, in the event of the bankruptcy or inability of the tenant of such premises to satisfy any obligations with respect to such environmental liability, Lexington may be required to satisfy such obligations. In addition, Lexington, as the owner of such properties, may be held liable for any such damages or claims irrespective of the provisions of any lease.

     From time to time, in connection with the conduct of Lexington's business, and prior to the acquisition of any property from a third party or as required by Lexington's financing sources, Lexington authorizes the preparation of Phase I environmental reports with respect to its properties. Based upon such environmental reports and management's ongoing review of its properties, as of October 10, 2001, which was the latest practicable date prior to the printing of this Joint Consent and Proxy Solicitation Statement/Prospectus, Lexington's management is not aware of any environmental condition with respect to any of Lexington's properties which management believes would be reasonably likely to have a material adverse effect on Lexington. Lexington cannot be certain, however, that it will not be exposed to material liability in the future resulting from;

     - the discovery of environmental conditions, the existence or severity of which were previously unknown;

     - changes in law;

     - the conduct of tenants; or

     - activities relating to properties in the vicinity of Lexington's properties.

     Changes in laws increasing the potential liability for environmental conditions existing on properties or increasing the restrictions on discharges or other conditions may result in significant unanticipated expenditures or may otherwise adversely affect the operations of Lexington's tenants, which would adversely affect Lexington's financial condition and results of operations, including funds from operations.

EMPLOYEES

     As of June 30, 2001, Lexington had 27 employees.

INDUSTRY SEGMENTS

     Lexington operates in one industry segment, investment in single tenant, net leased real property throughout the United States.

PRICE RANGE OF THE LEXINGTON COMMON SHARES AND DISTRIBUTION HISTORY

     The common shares have been traded on the NYSE under the symbol "LXP" since October 1993. On November 11, 2000, the last full trading day prior to the execution and delivery of the merger agreements and the public announcement thereof, the closing price of the Lexington common shares on the NYSE was $10.8125 per share. On July 19, 2001, the last full trading day prior to the execution and delivery of the amendments to the merger agreements and the public announcement thereof, the closing price was $15.19 per share. As of October 10, 2001, which was the latest practicable date prior to the printing of this Joint Consent and Proxy Solicitation Statement/Prospectus, the closing price was $14.90 per share. The following table sets forth the quarterly high and low sales prices per share reported on the NYSE and the distributions paid by Lexington with respect to the periods indicated.

                                                              PRICE
                                                        -----------------
QUARTER ENDED                                            HIGH       LOW     DISTRIBUTION
-------------                                           -------   -------   ------------
1995
  First Quarter.......................................  $ 9.500   $ 8.625      $0.27
  Second Quarter......................................   11.000     9.125       0.27
  Third Quarter.......................................   11.375    10.000       0.27
  Fourth Quarter......................................   11.250     9.625       0.27
1996
  First Quarter.......................................  $12.125   $10.500      $0.27
  Second Quarter......................................   12.375    11.125       0.27
  Third Quarter.......................................   13.375    11.500       0.28
  Fourth Quarter......................................   15.000    12.125       0.28
1997
  First Quarter.......................................  $15.000   $12.125      $0.29
  Second Quarter......................................   14.500    12.125       0.29
  Third Quarter.......................................   15.750    13.813       0.29
  Fourth Quarter......................................   16.813    13.750       0.29
1998
  First Quarter.......................................  $16.375   $14.250      $0.29
  Second Quarter......................................   15.250    13.750       0.29
  Third Quarter.......................................   14.625    10.813       0.29
  Fourth Quarter......................................   13.250    11.000       0.30
1999
  First Quarter.......................................  $12.875   $ 9.875      $0.30
  Second Quarter......................................   12.000    10.500       0.30
  Third Quarter.......................................   12.875    10.875       0.30
  Fourth Quarter......................................   11.250     8.813       0.30
2000
  First Quarter.......................................  $11.625   $ 9.000      $0.30
  Second Quarter......................................   11.313     9.938       0.30
  Third Quarter.......................................   12.250    11.063       0.31
  Fourth Quarter......................................   11.938    10.688       0.31
2001
  First Quarter.......................................  $13.438   $11.813      $0.31
  Second Quarter......................................   15.550    12.750       0.32
  Third Quarter.......................................   15.480    13.000       0.32
  Fourth Quarter......................................   15.480(1)  14.200(1)       --

---------------

(1) Through October 10, 2001, which was the latest practicable date prior to the printing of this Joint Consent and Proxy Solicitation Statement/Prospectus.

MANAGEMENT

     TRUSTEES AND EXECUTIVE OFFICERS OF LEXINGTON

     The following sets forth information relating to the executive officers and trustees of Lexington, each of whom is elected annually, holding office until the next annual meeting of shareholders or until his successor has been duly elected and qualified:

E. Robert Roskind
Age 56 Mr. Roskind has served as Chairman of the Board of Trustees and Co-Chief Executive Officer of Lexington since October 1993. He founded The LCP Group, L.P., a real estate advisory firm, in 1973 and has been its Chairman since 1976. The LCP Group, L.P. has been the general partner of various limited partnerships with which Lexington has had prior dealings. He is also the general partner of a variety of entities that are general partners of various partnerships that hold net leased real properties or interests in real property. Mr. Roskind received his B.S. in 1966 from the University of Pennsylvania and is a 1969 Harlan Fiske Stone Graduate of the Columbia Law School. He has been a member of the Bar of the State of New York since 1970. He is on the Board of Directors of Clarion CMBS Value Fund, Inc.

Richard J. Rouse
Age 55 Mr. Rouse has served as Co-Chief Executive Officer and as a trustee of Lexington since October 1993. He served as President of Lexington from October 1993 to April 1996, and since April 1996 has served as Vice Chairman of the Board of Trustees. Mr. Rouse graduated from Michigan State University in 1968 and received his M.B.A. in 1970 from the Wharton School of Finance and Commerce of the University of Pennsylvania.

T. Wilson Eglin
Age 37 Mr. Eglin has served as Chief Operating Officer of Lexington since October 1993 and as a trustee since May 1994. He served as Executive Vice President from October 1993 to April 1996, and since April 1996 has served as the President. Mr. Eglin received his B.A. from Connecticut College in 1986.

Patrick Carroll
Age 37 Mr. Carroll has served as Chief Financial Officer of Lexington since May 1998 and as Treasurer since January 1999. Prior to joining Lexington, Mr. Carroll was, from 1993 to 1998, a Senior Manager in the real estate unit of Coopers & Lybrand L.L.P., a public accounting firm, serving both publicly and privately held real estate entities with a focus on due diligence and public equity/ debt offerings. Mr. Carroll received his B.B.A. from Hofstra University in 1986 and his M.S. in Taxation from C.W. Post in 1991, and is a Certified Public Accountant.

Stephen C. Hagen
Age 59 Mr. Hagen has served as Senior Vice President of Lexington since October 1996. Mr. Hagen had been associated with The LCP Group, L.P. from 1995 to 1996. Mr. Hagen received his B.S. from the University of Kansas in 1965 and his M.B.A. in 1968 from the Wharton School of Finance and Commerce of the University of Pennsylvania.

Paul R. Wood
Age 41 Mr. Wood has served as Vice President, Chief Accounting Officer and Secretary of Lexington since October 1993. Mr. Wood received his B.B.A. from Adelphi University in 1982 and is a Certified Public Accountant.

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

Janet M. Kaz
Age 37 Ms. Kaz has served as Vice President of Lexington since May 1995 and as an Asset Manager since October 1993. Ms. Kaz received her B.A. from Muhlenberg College in 1985.

Philip L. Kianka
Age 44 Mr. Kianka has served as Vice President of Asset Management of Lexington since 1997. Prior to joining Lexington, Mr. Kianka served as a Vice President and Senior Asset Manager at Merrill Lynch Hubbard, Inc., a real estate division of Merrill Lynch & Co., Inc., from 1985 through 1997. In connection with his responsibilities with Merrill Lynch Hubbard, Inc., Mr. Kianka was involved in real estate acquisitions, development and asset management for a national portfolio of diversified properties. Mr. Kianka received his B.A. from Clemson University in 1978 and his M.A. from Clemson University in 1981.

George Wilson
Age 40 Mr. Wilson has served as Vice President of Lexington since December 2000 and as an Asset Manager since May 1999. Prior to joining Lexington, Mr. Wilson was the Asset Manager for American Real Estate Partners, L.P., a publicly traded net lease real estate partnership, from 1994 to 1999. He received his B.A. from Columbia College in 1983 and his M.S. in Real Estate Development from Columbia University in 1986.

Natasha Roberts
Age 34 Ms. Roberts has served as Vice President of Acquisitions of Lexington since 1997. Prior to joining Lexington, Ms. Roberts worked for Net Lease Partners Realty Advisors, a real estate advisory firm and an affiliate of Mr. Roskind, from January 1995 to January 1997 and as a licensed real estate broker from February 1992 to January 1995.

Brendan P. Mullinix
Age 27 Mr. Mullinix has served as a Vice President of Lexington since February 2000 and as a member of the acquisitions department since October 1996. He received his B.A. from Columbia University in 1996.

Carl D. Glickman
Age 75 Mr. Glickman has served as a trustee since May 1994. He has been President of The Glickman Organization, a real estate development and management firm, since 1953. He is on the Board of Directors of Alliance Tire & Rubber Co., Ltd., Bear Stearns Companies, Inc., Jerusalem Economic Corporation Ltd. and OfficeMax Inc., as well as numerous private companies.

Geoffrey Dohrmann
Age 50 Mr. Dohrmann has served as a trustee since August 2000. Mr. Dohrmann is Co-Founder, Chairman and Chief Executive Officer of Institutional Real Estate, Inc., a real estate-oriented publishing and consulting company. Mr. Dohrmann also belongs to the advisory boards for the National Real Estate Index, The Journal of Real Estate Portfolio Management and Center for Real Estate Enterprise Management. He is also a fellow of the Homer Hoyt Institute and holds the Certified Financial Planner (CFP) and Counselors of Real Estate (CRE) designations.

John D. McGurk
Age 58 Mr. McGurk has served as a trustee since January 1997, as the designee of Five Arrows Realty Securities, L.L.C. As of September 18, 2001, which was the latest practicable date prior to the printing of this prospectus, Five Arrows was the holder of 8.2% of the voting shares of Lexington. He is the founder and President of Rothschild Realty, Inc., the advisor to Five Arrows. Prior to starting Rothschild Realty, Inc. in 1981, Mr. McGurk served as a Regional Vice President for The Prudential Insurance Company of America, where he oversaw its New York City real estate loan portfolio, equity holdings, joint ventures and projects under development. Mr. McGurk is a member of the Urban Land Institute, Pension Real Estate Association, Real Estate Board of New York and the National Real Estate Association, and is a member of the Trustee Committee of the Caedmon School.

Seth M. Zachary
Age 49 Mr. Zachary has served as a trustee since November 1993. Since 1987, he has been a partner in the law firm of Paul, Hastings, Janofsky & Walker LLP, counsel to Lexington.

BOARD OF TRUSTEES

     GENERAL. Lexington operates under the direction of its Board of Trustees, the members of which are accountable to Lexington as fiduciaries.

     Lexington currently has seven trustees. It may have no fewer than three trustees. Trustees are elected annually, and each trustee holds office until the next annual meeting of shareholders or until his successor has been duly elected and qualified. Trustees annually appoint the officers of Lexington to serve until the next annual meeting of shareholders. There is no limit on the number of times that a trustee may be elected to office. Although the number of trustees may be increased or decreased as discussed above, a decrease shall not have the effect of shortening the term of any incumbent director.

     Any trustee may resign at any time and may be removed for cause only by the shareholders upon the affirmative vote of at least 80% of all the shares of common shares outstanding and entitled to vote in the election of the trustees. The notice of a shareholders' meeting at which such vote will be taken shall indicate that the purpose, or one of the purposes, of such meeting is to determine if a director shall be removed.

     INDEPENDENT TRUSTEES. Four of Lexington's current trustees are not employees of Lexington and qualify as "independent" under the rules of the New York Stock Exchange. The independent trustees are Messrs. Glickman, Dohrmann, McGurk and Zachary. Lexington has no obligation under its Declaration of Trust or any applicable law to have or to continue to have any independent trustees.

     COMMITTEES OF THE BOARD OF TRUSTEES. Pursuant to Lexington's Declaration of Trust, the Board of Trustees may establish committees as it deems appropriate. Currently, Lexington has an Audit Committee which consists of Messrs. Glickman, McGurk and Dohrmann. The Audit Committee makes recommendations concerning the engagement of independent public accountants, reviews the plans and results of the audit engagement, with the independent public accountants, approves professional services provided by the independent public accountants, reviews the independence of the independent public accountants, considers the range of audit and non-audit fees and reviews the adequacy of Lexington's internal accounting controls.

     In addition to the Audit Committee, Lexington has a Compensation Committee which consists of Messrs. McGurk, Zachary and Dohrmann. The Compensation Committee advises the Board of Trustees on all matters pertaining to compensation programs and policies, establishes guidelines for employee incentive and benefits programs, reviews such programs on a continuous basis and makes specific recommendations to the Board of Trustees relating to officers' salaries and all incentive awards.

     Lexington also has an Executive Committee, which consists of Messrs. Roskind, Glickman and McGurk, two of whom are independent. The Executive Committee has the authority to acquire, dispose of and finance investments for Lexington, execute contracts and agreements, including those related to the borrowing of money by Lexington, and generally exercise all other powers of the Board of Trustees, except for those which require action by all the trustees or the independent trustees, under the Declaration of Trust or the By-Laws of Lexington, or under applicable law.

     The Board of Trustees may, from time to time, establish other committees in order to facilitate Lexington's management. The Board of Trustees does not have a nominating committee, and the entire Board of Trustees performs the function of such committee.

     SUMMARY OF CASH AND OTHER COMPENSATION. The following table sets forth the summary compensation paid to the Chairman of the Board of Trustees and Co-Chief Executive Officer and the other four highest paid executive officers of Lexington for the calendar years 2000, 1999 and 1998.

                           SUMMARY COMPENSATION TABLE

                                                                                 LONG-TERM COMPENSATION AWARDS
                                                                             -------------------------------------
                                                                                          NUMBER OF
                                                ANNUAL COMPENSATION                       SECURITIES    LONG TERM
                                          --------------------------------   RESTRICTED   UNDERLYING    INCENTIVE
                                                              OTHER ANNUAL     SHARE       OPTIONS        PLAN        ALL OTHER
                            FISCAL YEAR   SALARY     BONUS    COMPENSATION     AWARDS      GRANTED       LIMITED     COMPENSATION
NAME AND PRINCIPAL POSITION    ENDED        ($)     ($)(1)        ($)          ($)(2)       ($)(3)     PARTNERS($)      ($)(4)
--------------------------- -----------   -------   -------   ------------   ----------   ----------   -----------   ------------
E. Robert Roskind.........   12/31/00     300,000   309,297       --          180,000      280,000         --            835
  Chairman of the Board of   12/31/99     300,000   158,000       --          242,500       75,000         --            720
  Trustees and Co-Chief      12/31/98     250,000   133,000       --               --      100,000         --            720
  Executive Officer
Richard J. Rouse..........   12/31/00     225,000   233,915       --          126,000      190,000         --            835
  Vice Chairman and Co-      12/31/99     200,000   108,000       --          169,750       45,000         --            720
  Chief Executive Officer    12/31/98     175,000    95,500       --               --       34,500         --            720
T. Wilson Eglin...........   12/31/00     240,000   249,200       --          126,000      161,250         --            835
  President and Chief        12/31/99     225,000   120,500       --          169,750       45,000         --            720
  Operating Officer          12/31/98     200,000   108,000       --               --       34,500         --            720
Patrick Carroll...........   12/31/00     190,000   198,700       --           72,000       65,000         --            835
  Chief Financial Officer
  and                        12/31/99     175,000    78,000       --           97,000       30,000         --            720
  Treasurer(5)               12/31/98     112,727    72,000       --               --       50,000         --            720
Stephen C. Hagen..........   12/31/00     165,000   107,182       --           36,000       50,000         --            835
  Senior Vice President      12/31/99     150,000    68,000       --           48,500       15,000         --            720
                             12/31/98     120,000    54,000       --               --       25,000         --            720

---------------

(1) Bonus amounts include amounts contributed at the election of Lexington pursuant to Lexington's plan established under Section 401(k) of the Internal Revenue Code of 1986, as amended, and year-end awards at the discretion of the Compensation Committee of the Board of Trustees.

(2) Restricted share awards vest ratably over 5 years and were valued at the fair market value of the common shares on the date of grant.

(3) Options to acquire common shares at exercise prices equal to the fair market value on the grant dates.

(4) Amount represents the dollar value of life insurance premiums paid by Lexington during the applicable fiscal year with respect to the life of the named executive officer.

(5) Mr. Carroll became Chief Financial Officer of Lexington on May 4, 1998 and Treasurer effective January 1999.

     SHARE OPTIONS. The following table sets forth information concerning share options granted during the fiscal year ended December 31, 2000 to each of the executive officers named in the Summary Compensation Table. Since its inception, Lexington has not granted any share appreciation or dividend equivalent rights.

                       OPTION GRANTS IN FISCAL YEAR 2000

                                                        INDIVIDUAL GRANTS                           POTENTIAL REALIZABLE
                                -----------------------------------------------------------------     VALUE AT ASSUMED
                                              PERCENTAGE                                              {ANNUAL RATES OF
                                NUMBER OF    (%) OF TOTAL                                               SHARE {PRICE
                                SECURITIES      OPTIONS                                               APPRECIATION FOR
                                UNDERLYING    GRANTED TO     EXERCISE OR                                 OPTION TERM
                                 OPTIONS     EMPLOYEES IN    BASE PRICE          EXPIRATION         ---------------------
NAME                             GRANTED      FISCAL 2000     ($/SHARE)             DATE             5%($)       10%($)
----                            ----------   -------------   -----------   ----------------------   --------   ----------
E. Robert Roskind.............   280,000         33.67%         10.37%         01/03/05; 05/25/05   803,600    1,772,400
Richard J. Rouse..............   190,000         22.85%         10.01%         01/03/05; 05/25/05   526,300    1,160,900
T. Wilson Eglin...............   161,250         19.39%          9.81%         01/03/05; 05/25/05   436,988      965,888
Patrick Carroll...............    65,000          7.82%          9.06%                   01/03/05   161,850      356,850
Stephen C. Hagen..............    50,000          6.01%          9.06%                   01/03/05   124,500      274,500

     Option Exercises/Value of Unexercised Options. The following table sets forth information concerning the exercise of share options during the fiscal year ended December 31, 2000 by each of the executive officers named in the Summary Compensation Table, and the year-end value of unexercised options held by such persons.

                   SHARE OPTION EXERCISES IN FISCAL YEAR 2000
                       AND FISCAL YEAR-END OPTION VALUES

                                                   NUMBER OF UNEXERCISED OPTIONS AT    VALUE OF UNEXERCISED IN-THE-MONEY
                         SHARES                             FISCAL YEAR-END               OPTIONS AT FISCAL YEAR-END
                       ACQUIRED ON      VALUE      ---------------------------------   ---------------------------------
NAME                   EXERCISE(#)   REALIZED($)   EXERCISABLE(#)   UNEXERCISABLE(#)   EXERCISABLE($)   UNEXERCISABLE($)
----                   -----------   -----------   --------------   ----------------   --------------   ----------------
E. Robert Roskind.....     --            --           379,210           212,500           212,513           210,938
Richard J. Rouse......     --            --           248,652           132,000           150,638           210,938
T. Wilson Eglin.......     --            --           301,216           132,000           138,297           210,938
Patrick Carroll.......     --            --            31,250           113,750            45,703           137,109
Stephen C. Hagen......     --            --            55,000            45,000            35,156           105,469

COMPENSATION OF TRUSTEES

     Each non-employee trustee, with the exception of Mr. McGurk, receives an annual fee of $20,000 for service as a trustee. In addition, such trustees receive $1,000 for each meeting of the Board of Trustees or any committee thereof attended by the trustee and reimbursement for expenses incurred in attending such meetings. Pursuant to the 1994 Outside Director Stock Plan, as amended, each non-employee trustee was required to receive not less than 50% of such trustee's fees in common shares at an amount per share equal to 95% of the fair market value of one common share as of the date of purchase. Pursuant to Lexington's 1998 Share Option Plan, non-employee trustees, with the exception of Mr. McGurk, automatically are granted each year, on January 1, non-qualified share options to purchase, after a one-year holding period, 5,000 common shares at an exercise price equal to the fair market value of the common shares on the date of the grant.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     The Compensation Committee consisted of Messrs. Dohrmann, McGurk and Zachary. None of such persons are or have been executive officers of Lexington. Mr. Zachary is a partner of Paul, Hastings, Janofsky & Walker LLP, which is the general counsel to Lexington.

REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF TRUSTEES

     For the fiscal year ended December 31, 2000, all matters concerning executive compensation for the Co-Chief Executive Officers and other executive officers were considered and acted upon by the Compensation Committee of the Board of Trustees.

     COMPENSATION PHILOSOPHY. Lexington's compensation program for executive officers is based upon a desire to achieve both its short- and long-term business goals and strategies with a view to enhancing shareholder value. To achieve its goals, Lexington recognizes that its compensation program must attract, retain and motivate qualified and experienced executive officers and that its compensation program should align the financial interests of its executive officers with those of its shareholders. In 2000, Lexington retained an independent third party to assist in determining the reasonableness and competitiveness of its compensation program for its executive officers.

     COMPENSATION OF EXECUTIVE OFFICERS OTHER THAN THE CO-CHIEF EXECUTIVE OFFICERS. In approving the annual salary for Messrs. Eglin, Carroll and Hagen, the Board of Trustees considered several factors, including the scope of the individual's responsibilities, cost of living, the historical financial results of Lexington and the anticipated financial performance of Lexington. The compensation determination for each individual was largely subjective and no specific weight was given to any particular factor. In addition to their base salaries, these executive officers of Lexington receive discretionary bonuses tied to their individual performances and the overall performance of Lexington. The Board of Trustees has established specific performance goals for the payment of discretionary bonuses based on the per share growth in funds from operations, cash available for distributions and funds available for distributions coupled with total annual shareholder return.

     COMPENSATION OF CO-CHIEF EXECUTIVE OFFICERS. As with the other executive officers, the Board of Trustees determined the annual salaries for the Co-Chief Executive Officers based upon a number of factors and criteria, including the historical financial results of Lexington, the anticipated financial performance of Lexington and the requirements of such Co-Chief Executive Officers. The compensation determination for each of the Co-Chief Executive Officers was largely subjective, and no specific weight was given to any particular factor. The Co-Chief Executive Officers of Lexington are also eligible to receive discretionary bonuses tied to their individual and overall performances. The Board of Trustees has established specific performance goals for the payment of discretionary bonuses which are the same as those for the other executive officers.

     2000 SHARE OPTION PLAN. Lexington believes that providing executive officers with opportunities to acquire significant equity stakes in its growth and prosperity through the grant of share options will enable Lexington to attract and retain qualified and experienced executive officers. Share options represent a valuable portion of the compensation program for Lexington's executive officers. Share options may be awarded to executive officers at the time they join Lexington and periodically after that. The exercise price of share options has been tied to the fair market value of Lexington common shares on the date of the grant and the options will only have value as the value of Lexington common shares increases. Grants of share options to executive officers generally are made by the Compensation Committee upon the recommendation of senior management and are based upon the level of each executive officer's position with Lexington, an evaluation of the executive officer's past and expected future performance and the number of outstanding and previously granted options.

FIDUCIARY RESPONSIBILITY

     The trustees are accountable to Lexington and its shareholders as fiduciaries and must perform their duties in good faith, in a manner believed to be in the best interests of Lexington and its shareholders and with the level of care, including reasonable inquiry, that an ordinarily prudent person in a like position would use under similar circumstances. Lexington's Declaration of Trust provides that, to the fullest extent permitted by Maryland law, no trustee or officer of Lexington shall be personally liable to Lexington or its shareholders for monetary damages. The Declaration of Trust provides that Lexington will indemnify its trustees and officers, whether serving Lexington or, at its request, any other entity, to the full extent permitted by Maryland law, including the advance of expenses and Lexington will also indemnify other employees and agents, whether serving Lexington or at its request any other entity, to such extent as shall be authorized by the Board of Trustees, Lexington's By-Laws, or permitted by law.

EMPLOYMENT AGREEMENTS

     Lexington has entered into severance agreements with Messrs. Roskind, Rouse, Eglin, Carroll, Hagen and Wood. The Transaction, however, will not trigger the change of control provisions of the agreements which provide the officers with payments based upon a multiple of annual compensation upon a change of control of Lexington.

SHARE OWNERSHIP OF PRINCIPAL SECURITY HOLDERS, TRUSTEES AND EXECUTIVE OFFICERS

     The following table indicates, as of October 10, 2001, which was the latest practicable date prior to the printing of this Joint Consent and Proxy Solicitation Statement/Prospectus:

     - the number of common shares and preferred shares beneficially owned by:

       - each person known by Lexington to own in excess of five percent of the outstanding common shares or preferred shares,

       - each trustee and each executive officer named in the Summary Compensation Table above; and

       - all trustees and officers as a group; and

     - the percentage such shares represent of the total outstanding common shares, preferred shares, operating partnership units convertible into common shares and voting shares. As of October 10, 2001, which was the latest practicable date prior to the printing of this Joint Consent and Proxy Solicitation Statement/Prospectus, the total shares outstanding 22,277,159 common shares and 2,000,000 preferred shares. All shares were owned on such date with sole voting and investment power unless otherwise indicated.

                                            BENEFICIAL OWNERSHIP
                                                OF SHARES(1)
                                           ----------------------             PERCENT OF CLASS
                                            COMMON      PREFERRED    ----------------------------------
NAME OF BENEFICIAL OWNER                    SHARES       SHARES      COMMON   PREFERRED   VOTING SHARES
------------------------                   ---------    ---------    ------   ---------   -------------
Five Arrows Realty Securities L.L.C......         --    2,000,000(2)    --      100.00%        8.23%
  c/o Rothschild Realty, Inc.
  1251 Avenue of the Americas
  New York, NY 10020.
E. Robert Roskind........................  1,989,418(3)        --     8.31%         --         7.67%
  c/o Lexington Corporate Properties
  Trust
  355 Lexington Avenue
  New York, NY 10017
Richard J. Rouse.........................    408,146(4)        --     1.81%         --         1.66%
T. Wilson Eglin..........................    355,451(5)        --     1.58%         --         1.45%
Patrick Carroll..........................    113,647(6)        --        *          --            *
Stephen C. Hagen.........................     99,468(7)        --        *          --            *
Carl D. Glickman.........................    171,056(8)        --        *          --            *
Geoffrey Dohrmann........................      1,982           --        *          --            *
John D. McGurk...........................         --    2,000,000(9)    --      100.00%        8.23%
  c/o Rothschild Realty, Inc.
  1251 Avenue of the Americas
  New York, NY 10020
Seth M. Zachary..........................     47,089(10)        --       *          --            *
All trustees and executive officers as a
  group (10 persons)(11).................  3,216,751    2,000,000    13.08%    100.000%       19.62%

---------------

  *  Represents beneficial ownership of less than 1.0%

 (1) For purposes of this table, a person is deemed to have "beneficial ownership" of any shares as of a given date which such person has the right to acquire within 60 days after such date. For purposes of computing the percentage of outstanding shares held by each person named above on a given date, any security which such person or persons has the right to acquire within 60 days after such date is deemed to be outstanding, but is not deemed to be outstanding for the purpose of computing the percentage ownership of any other person.

 (2) These shares are convertible into 2,000,000 common shares, subject to adjustment, at any time.

 (3) Includes:

      - 1,408,590 limited partnership units held by Mr. Roskind and entities controlled by Mr. Roskind in Lepercq Corporate Income Fund L.P. and Lepercq Corporate Income Fund II L.P., each of which is a subsidiary of Lexington, which are currently convertible, on a one-for-one basis, for common shares;

      - 9,000 common shares owned of record by The LCP Group, L.P.;

      - options to purchase 253,750 common shares.

 (4) Includes:

      - 86,702 limited partnership units held by Mr. Rouse in Lepercq Corporate Income Fund L.P. and Lepercq Corporate Income Fund II L.P., which are exchangeable, on a one-for-one basis, for common shares;

      - options to purchase 148,750 common shares; and

      - 65,500 common shares which secure a note issued by Mr. Rouse.

 (5) Includes:

      - options to purchase 187,338 common shares; and

      - 65,500 common shares which secure a note issued by Mr. Eglin.

 (6) Includes options to purchase 73,611 common shares.

 (7) Includes options to purchase 83,750 common shares.

 (8) Includes options to purchase 22,500 common shares.

 (9) Includes 2,000,000 Preferred Shares owned beneficially and of record by Five Arrows Realty Securities L.L.C. Mr. McGurk, among others, has been appointed by Rothschild Investors as a manager of Five Arrows. Mr. McGurk is also the designee of Five Arrows to Lexington's Board of Trustees. Mr. McGurk disclaims beneficial ownership of all such Preferred Shares.

(10) Includes options to purchase 22,500 common shares.

(11) Section 16(a) of the Securities Exchange Act of 1934, as amended, requires Lexington's trustees and executive officers to file initial reports of ownership and reports of changes in ownership of common shares and other equity securities with the Securities and Exchange Commission and the New York Stock Exchange. Trustees and executive officers are required to furnish Lexington with copies of all Section 16 (a) forms they file. Based on a review of the copies of such reports furnished to Lexington and written representations from Lexington's trustees and executive officers that no other reports were required, Lexington believes that during the 1999 fiscal year Lexington's trustees and executive officers complied with all Section 16(a) filing requirements applicable to them.

DESCRIPTION OF CAPITAL SHARES

     The description of Lexington's capital shares set forth below does not purport to be complete and is qualified in its entirety by reference to Lexington's Declaration of Trust and By-Laws, copies of which are incorporated by reference as exhibits to this Registration Statement. See "AVAILABLE INFORMATION" on page i.

     AUTHORIZED CAPITAL

     Lexington has an aggregate of 40,000,000 authorized common shares, 40,000,000 excess shares and 10,000,000 preferred shares available for issuance under its Declaration of Trust. If the amendment to Lexington's Declaration of Trust is approved by its shareholders, the number of authorized common shares will be increased to 80,000,000. See "OTHER PROPOSALS" on page 121. Two million of the preferred shares have been designated Class A Senior Cumulative Preferred Shares. Such shares may be issued from time to time by Lexington in the discretion of the Board of Trustees in order to raise additional capital, acquire assets, redeem or retire debt or for any other business purpose. In addition, the undesignated preferred shares may be issued in one or more additional classes with such designations, preferences and relative participating, optional or other special rights, including, without limitation, preferential dividend or voting rights and rights upon liquidation, as shall be fixed by the Board of Trustees. The Board of Trustees is also authorized to classify and reclassify any unissued capital shares by setting or changing, in any one or more respects, the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends, qualifications or terms or conditions of redemption of such capital shares. Such authority includes, subject only to the provisions of the Declaration of Trust, authority to classify or reclassify any unissued capital shares into a class or classes of preferred shares, preferences shares, special shares or other shares, and to divide and reclassify shares of any class into one or more series of such class. The issuance of Preferred Shares, or the exercise by the Board of Trustees of such rights to classify or reclassify shares, could have the effect of deterring individuals or entities from making tender offers for the common shares or seeking to change incumbent management.

     DESCRIPTION OF COMMON SHARES

     Under the Declaration of Trust, Lexington has authority to issue 40,000,000 common shares. Under the Maryland REIT Law, shareholders generally are not responsible for the trust's debts or obligations.

     As of October 10, 2001, which was the latest practicable date prior to the printing of this Joint Consent and Proxy Solicitation Statement/Prospectus, Lexington had issued and outstanding 22,277,159 common shares and had reserved for possible issuance upon redemption of operating partnership units an aggregate of 5,268,299 common shares. Unless held by affiliates of Lexington, all of the common shares and any common shares issued upon redemption of operating partnership units are tradable without restriction under the Securities Act either pursuant to this Joint Consent and Proxy Solicitation Statement/Prospectus, pursuant to registration rights granted by Lexington or otherwise.

     No prediction can be made as to the effect, if any, that future sales of common shares, or the availability of shares for future sale, will have on the market price prevailing from time to time. Sales of substantial amounts of common shares, or the perception that such sales could occur, could adversely affect the prevailing market price of the shares.

     DESCRIPTION OF PREFERRED SHARES

     Under the Declaration of Trust, Lexington has authority to issue 10,000,000 preferred shares, 2,000,000 of which, designated as Class A Senior Cumulative Convertible Preferred Shares, are outstanding as of the date of this Joint Consent and Proxy Solicitation Statement/Prospectus, as described below. Preferred shares may be issued from time to time, in one or more series, as authorized by the Board of Trustees of Lexington. Prior to the issuance of shares of each series, the Board of Trustees is required by the Maryland REIT Law and the Declaration of Trust to fix for each series, subject to the provisions of the Declaration of Trust regarding excess shares, the terms, preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications and terms or conditions of redemption, as are permitted by Maryland REIT Law. The Board of Trustees could authorize the issuance of preferred shares with terms and conditions that could have the effect of discouraging a takeover or other transaction that holders of common shares might believe to be in their best interests or in which holders of some, or a majority, of the common shares might receive a premium for their shares over the then current market price of such common shares.

     TERMS OF CLASS A SENIOR CUMULATIVE CONVERTIBLE PREFERRED SHARES

     The convertible preferred shares, which are convertible at any time at the option of the holder into common shares on a one-for-one basis at $12.50 per share, subject to adjustment, are entitled to quarterly distributions equal to the greater of:

          (a)  $0.295 per share; or

          (b) the product of 1.05 multiplied by the per share quarterly distribution on common shares.

     The convertible preferred shares may be redeemed by Lexington after December 31, 2001 at a 6% premium over the liquidation preference of $12.50 per share, plus accrued and unpaid dividends, with such premium declining to zero on or after December 31, 2011. Each convertible preferred share is entitled to one vote and holders are entitled to vote on all matters submitted to a vote of holders of outstanding common shares. Lexington additionally has entered into agreements with Five Arrows, providing, among other things, for demand and piggyback registration rights with respect to such shares and the right to designate a member or members of the Board of Trustees of Lexington. Five Arrows' designee, John D. McGurk, is currently serving as a member of Lexington's Board of Trustees.

     ANTI-TAKEOVER PROVISIONS OF MARYLAND LAW

     The Maryland REIT Law contains provisions that may be deemed to have an anti-takeover effect and that may delay, defer or prevent a change in control of Lexington or other transaction that a Lexington shareholder might consider in its best interest, including a transaction that might result in a premium over the market price for the common shares. Maryland law provides that a Maryland corporation may not engage in any "business combination" with any "interested shareholder." An "interested shareholder" is defined, in essence, as any person owning beneficially more than 10% of the outstanding voting stock of a Maryland corporation. Unless an exemption applies, Lexington may not engage in any business combination with an interested shareholder for a period of five years after the interested shareholder became an interested shareholder, and after that may not engage in a business combination unless it is recommended by the Board of Trustees and approved by the affirmative vote of at least (1) 80% of the votes entitled to be cast by the holders of all outstanding voting stock of Lexington, and (2) 66 2/3% of the votes entitled to be cast by all holders of outstanding shares of voting stock other than voting stock held by the interested shareholder. The voting requirements do not apply at any time to business combinations with an interested shareholder or its affiliates if approved by the Board of Trustees of Lexington prior to the time the interested shareholder first became an interested shareholder. Additionally, if the business combination involves the receipt of consideration by the shareholders in exchange for Lexington common shares, the voting requirements do not apply if certain "fair price" conditions are met.

     Maryland law also provides for the elimination of the voting rights of any person who makes a control share acquisition except to the extent that the acquisition is exempt or is approved by at least 66 2/3% of all votes entitled to be cast on the matter, excluding shares of capital stock owned by the acquirer or by officers or trustees who are employees of the acquirer. A control share acquisition is the direct or indirect acquisition by any person of ownership of, or the power to direct the exercise of voting power with respect to, shares of voting stock that would, if aggregated with all other voting stock owned by a person, entitle that person to exercise voting power in electing trustees within one of the following ranges of voting power: (1) 10% or more but less than 33 1/3%; (2) 33 1/3% or more but less than a majority; or (3) a majority of voting power. A person who has made or proposes to make a control share acquisition, upon satisfaction of specific conditions including an undertaking to pay expenses, may compel the Board of Trustees to call a special meeting of shareholders to be held within 50 days of demand to consider the voting rights of the shares. If no request for a meeting is made, Lexington may itself present the question at any shareholders meeting. If voting rights are not approved at the meeting or if the acquiring person does not deliver an acquiring person statement as permitted by the statute, then, subject to certain conditions and limitations, Lexington may redeem any or all of the control shares, except those for which voting rights have previously been approved, for fair value determined, without regard to voting rights, as of the date of the last control share acquisition or of any meeting of shareholders at which the voting rights of these shares are considered and not approved. If voting rights for control shares are approved at a shareholders meeting and the acquirer becomes entitled to vote a majority of the shares entitled to vote, all other shareholders may exercise appraisal rights. The fair value of the stock as determined for purposes of appraisal rights may not be less than the highest price per share paid in the control share acquisition, and certain limitations and restrictions otherwise applicable to the exercise of dissenters' rights do not apply in the context of a control share acquisition. The control share acquisition statute does not apply to stock acquired in a merger, consolidation or share exchange if Lexington is a party to the transaction, or to acquisitions approved or exempted by the Declaration of Trust of Lexington. These provisions could adversely affect the market price of the common shares.

TRANSFER AGENT

     The transfer agent and registrar for the common shares is Mellon Investor Services LLC.

REAL ESTATE PORTFOLIO

     As of June 30, 2001, Lexington owned or had interests in approximately 13.1 million square feet of rentable space in 73 office, industrial and retail properties. Lexington's properties were, as of June 30, 2001, 100% leased. The number of properties, historical revenues, percentage of rental revenues for the past twelve months, square footage and square footage mix of Lexington's portfolio is as follows:

                                             HISTORICAL   PERCENTAGE OF   SQUARE
                                NUMBER OF     REVENUES     HISTORICAL     FOOTAGE     PERCENT OF
TYPE OF PROPERTY                PROPERTIES    ($000'S)     REVENUE(1)     (000'S)   SQUARE FOOTAGE
----------------                ----------   ----------   -------------   -------   --------------
Office........................      28        $52,095           59%        5,186          40%
Industrial....................      24         25,643           29%        6,400          49%
Retail........................      21         10,539           12%        1,536          11%
                                    --        -------          ---        ------         ---
  Total.......................      73        $88,277          100%       13,122         100%
                                    ==        =======          ===        ======         ===

---------------
(1) Reflects Lexington's proportionate ownership interest in its joint venture investments.

     Lexington's properties are generally subject to triple net leases. In situations in which Lexington is responsible for roof and structural repairs, Lexington performs annual inspections of the properties. Lexington's properties in Palm Beach Gardens, Florida, Lake Mary, Florida and Fishers, Indiana are subject to leases in which Lexington is responsible for a portion of the real estate taxes, utilities and general maintenance.

     Lexington's tenants are diversified across a variety of industries, including banking, computer and software services, health and fitness, general purpose retailing, manufacturing, insurance and warehousing, and have a weighted average credit strength of investment grade quality.

     A substantial portion of Lexington's income consists of base rent under long-term leases. As of June 30, 2001, the average remaining term under Lexington's leases was approximately 7.8 years with 50 leases containing scheduled rent increases, 5 leases containing an increase based upon the Consumer Price Index and one lease containing a percentage rent clause. The remaining leases contain no rent increase provisions.

     Lexington has 11 properties accounting for $15.6 million of annualized rental revenue that are subject to long term ground leases where a third party owns and has leased the underlying land to Lexington. In each of these situations, the rental payments made by Lexington to the landowner are passed on to Lexington's tenant as a portion of the Tenant's rental payments to Lexington. At the end of these long-term ground leases, unless extended, the land, together with all improvements on the land, revert to the landowner. These ground leases, including renewal options, expire at various dates from 2028 through 2074.

REAL ESTATE HOLDINGS

     The tables on the following pages sets forth certain information relating to Lexington's real property portfolio, including joint venture properties, as of October 10, 2001, which was the latest practicable date prior to the printing of this Joint Consent and Proxy Solicitation Statement/Prospectus ($000's except per share data). All of the properties listed have been fully leased by tenants for the last five years, or since the date of purchase by Lexington or its joint venture entities if purchased within the last five years, with the exception of the Memphis, Tennessee property, which was not leased from February 1998 to October 1999, and the rental properties in Columbia, Maryland and Brownsville, Texas, which are currently vacant.

                      LEXINGTON CORPORATE PROPERTIES TRUST
                                 PROPERTY CHART

----------------------------------------------------------------------------------------------------------

                                                                                      LAND         NET
                                            TENANT               YEAR CONSTRUCTED/    AREA      RENTABLE
PROPERTY LOCATION                        (GUARANTOR)                REDEVELOPED      (ACRES)   SQUARE FEET
----------------------------------------------------------------------------------------------------------
OFFICE
------------------------------
3615 North 27th Avenue          Bank One, Arizona, N.A.             1960 & 1979       10.26       179,280
Phoenix, AZ
1301 California Circle          Stevens-Arnold, Inc.                   1985            6.34       100,026
Milpitas, CA                    (BICC Public Ltd. Co.)
200 Southington                 Hartford Fire Insurance Co.            1983           12.40       153,364
Executive Boulevard South
Southington, CT
19019 No. 59th Avenue           Honeywell, Inc.                        1985           51.79       252,300
Glendale, AZ
401 Elm Street                  Lockheed Martin Corp.               1960 & 1988       36.94       126,000
Marlborough, MA                 (Honeywell, Inc.)
12000 Tech Center Drive         Kelsey-Hayes Company (Tech I)       1987 & 1988        5.72        80,230
Livonia, MI
2300 Litton Lane                Fidelity Corporate                     1987           24.00        81,744
Hebron, KY                      Real Estate, LLC(2)
2211 South 47th Street          Avnet, Inc.                            1997           11.33       176,402
Phoenix, AZ
160 Clairemont Avenue           Allied Holdings, Inc.                  1983            2.98       112,248
Decatur, GA

------------------------------  -----------------------------------------
                                     BASE LEASE TERM
                                     AND ANNUAL RENTS
                                     PER NET RENTABLE          RENEWAL
PROPERTY LOCATION                      SQUARE FOOT             OPTIONS
------------------------------  -----------------------------------------
OFFICE
------------------------------
3615 North 27th Avenue          11/30/88-11/30/03             5 year(1)
Phoenix, AZ                     12/01/98-11/30/03:  $10.60
1301 California Circle          12/10/85-12/10/05             5 year(9)
Milpitas, CA                    12/01/00-05/31/03:  $25.56
                                06/01/03-12/10/05:  $28.92
200 Southington                 09/01/91-12/31/05             5 year(1)
Executive Boulevard South       01/01/95-12/31/05:  $14.12
Southington, CT
19019 No. 59th Avenue           07/16/86-07/15/06             5 year(2)
Glendale, AZ                    07/16/96-07/15/01:   $7.50
                                07/16/01-07/15/06:   $8.00
401 Elm Street                  07/22/97-12/17/06             5 year(6)
Marlborough, MA                 07/22/97-12/17/01:  $13.26
                                12/18/01-12/17/06:
                                75% of cumulative
                                increase in CPI
12000 Tech Center Drive         05/01/97-04/30/07             5 year(2)
Livonia, MI                     05/01/99-04/30/02:   $7.91
                                05/01/02-04/30/05:   $8.75
                                05/01/05-04/30/07:   $9.25
2300 Litton Lane                05/01/97-04/30/07             5 year(2)
Hebron, KY                      05/01/97-04/30/02:   $9.50
                                05/01/02-04/30/07:  $11.00
2211 South 47th Street          05/11/00-11/14/07             5 year(2)
Phoenix, AZ                     05/11/00-10/31/00:  $12.11
                                11/01/00-10/31/03:  $13.24
                                11/01/01-10/31/06:  $14.47
                                11/01/06-11/14/07:  $15.81
160 Clairemont Avenue           01/01/98-12/31/07             5 year(2)
Decatur, GA                     01/01/00-12/31/07:  $13.05
                                Rent increases
                                2.75% annually

                                      146

----------------------------------------------------------------------------------------------------------

                                                                                      LAND         NET
                                            TENANT               YEAR CONSTRUCTED/    AREA      RENTABLE
PROPERTY LOCATION                        (GUARANTOR)                REDEVELOPED      (ACRES)   SQUARE FEET
----------------------------------------------------------------------------------------------------------
13651 McLearen Road             Boeing North American                  1987           10.39       159,664
Herndon, VA                     Services, Inc.
2210 Enterprise Drive           Fleet Mortgage Group, Inc.             1998           16.53       177,747
Florence, SC
295 Chipeta Way                 Northwest Pipeline Corp.(1)            1982           19.79       295,000
Salt Lake City, UT
421 Butler Farm Road            Nextel Communications of the           2000            7.81        56,515
Hampton, VA                     Mid-Atlantic, Inc.
9950 Mayland Drive              Circuit City Stores, Inc.(1)           1990           19.71       288,562
Richmond, VA

------------------------------  -----------------------------------------
                                     BASE LEASE TERM
                                     AND ANNUAL RENTS
                                     PER NET RENTABLE          RENEWAL
PROPERTY LOCATION                      SQUARE FOOT             OPTIONS
------------------------------  -----------------------------------------
13651 McLearen Road             05/31/99-05/30/08             5 year(2)
Herndon, VA                     05/31/00-05/30/01:  $13.74
                                05/31/01-05/30/02:  $15.50
                                05/31/02-05/30/03:  $15.89
                                05/31/03-05/30/04:  $16.28
                                05/31/04-05/30/05:  $16.69
                                05/31/05-05/30/06:  $17.11
                                05/31/06-05/30/07:  $17.54
                                05/31/07-05/30/08:  $17.98
2210 Enterprise Drive           06/10/98-06/30/08             5 year(2)
Florence, SC                    06/10/98-06/30/03:   $8.55
                                07/01/03-06/30/08:   $9.84
295 Chipeta Way                 10/01/82-09/30/09             9 year(1)
Salt Lake City, UT              10/01/97-09/30/09:  $29.06    10 year(1)
                                subject to a CPI
                                adjustment on a
                                portion of the
                                rent.
421 Butler Farm Road            01/15/00-01/14/10             5 year(2)
Hampton, VA                     01/15/00-01/14/01:  $11.60
                                01/15/01-01/14/02:  $11.83
                                01/15/02-01/14/03:  $12.07
                                01/15/03-01/14/04:  $12.31
                                01/15/04-01/14/05:  $12.56
                                01/15/05-01/14/06:  $12.81
                                01/15/06-01/14/07:  $13.07
                                01/15/07-01/14/08:  $13.33
                                01/15/08-01/14/09:  $13.60
                                01/15/09-01/14/10:  $13.87
9950 Mayland Drive              02/28/90-02/28/10             10 year(4)
Richmond, VA                    03/01/00-02/28/10:   $9.91    5 year(1)

                                      147

----------------------------------------------------------------------------------------------------------

                                                                                      LAND         NET
                                            TENANT               YEAR CONSTRUCTED/    AREA      RENTABLE
PROPERTY LOCATION                        (GUARANTOR)                REDEVELOPED      (ACRES)   SQUARE FEET
----------------------------------------------------------------------------------------------------------
10419 North 30th Street         Time Customer Service, Inc.            1986           14.38       132,981
Tampa, FL                       (Time, Inc.)
4200 RCA Boulevard              The Wackenhut Corp.(5)                 1996            7.70       127,855
Palm Beach Gardens, FL
250 Rittenhouse Circle          Jones Apparel Group, Inc.(4)           1982           15.63       255,019
Bristol, PA
180 Rittenhouse Circle          Jones Apparel Group, Inc.              1998            4.73        96,000
Bristol, PA
250 Turnpike Road               Honeywell Consumer Products            1984            9.83        57,698
Southborough, MA
1600 Viceroy Drive              VarTec Telecom, Inc.                   1986            8.17       249,452
Dallas, TX
                                                                                     ------    ----------
                                                          OFFICE SUBTOTAL            296.43     3,158,087
                                                                                     ------    ----------
INDUSTRIAL
------------------------------
6950 Greenwood Parkway          Allegiance Healthcare Corp.(1)         1990           10.15       123,924
Bessemer, AL                    (Baxter International, Inc.)
567 South Riverside Drive       Crown Cork & Seal Co., Inc.         1970 & 1976        5.80       146,000
Modesto, CA

------------------------------  -----------------------------------------
                                     BASE LEASE TERM
                                     AND ANNUAL RENTS
                                     PER NET RENTABLE          RENEWAL
PROPERTY LOCATION                      SQUARE FOOT             OPTIONS
------------------------------  -----------------------------------------
10419 North 30th Street         04/01/87-07/31/10             5 year(2)
Tampa, FL                       08/01/00-07/31/01:   $9.67
                                08/01/01-07/31/02:   $9.94
                                08/01/02-07/31/03:  $10.21
                                08/01/03-07/31/04:  $10.49
                                08/01/04-07/31/05:  $10.78
                                08/01/05-07/31/06:  $11.07
                                08/01/06-07/31/07:  $11.38
                                08/01/07-07/31/08:  $11.69
                                08/01/08-07/31/09:  $12.01
                                08/01/09-07/31/10:  $12.34
4200 RCA Boulevard              02/15/96-02/28/11             5 year(3)
Palm Beach Gardens, FL          12/01/97-02/28/11:  $17.80
250 Rittenhouse Circle          03/26/98-03/25/13             5 year(2)
Bristol, PA                     03/26/98-03/26/03:   $4.51
                                03/27/03-03/26/08:   $4.96
                                03/27/08-03/25/13:   $5.46
180 Rittenhouse Circle          08/01/98-07/31/13                None
Bristol, PA                     08/01/00-07/31/01:   $8.49
                                08/01/01-07/31/13:
                                Rent increases
                                3% per year
250 Turnpike Road               10/01/95-09/30/15             5 year(4)
Southborough, MA                10/01/00-09/30/05:   $7.49
                                Increase based
                                upon
                                CPI every five
                                years
1600 Viceroy Drive              09/04/97-09/30/15             5 year(2)
Dallas, TX                      09/01/00-08/31/03:  $12.81
                                09/01/03-08/31/07:  $13.81
                                09/01/07-09/30/15:  $14.81

INDUSTRIAL
------------------------------
6950 Greenwood Parkway          09/01/91-09/01/01             5 year(2)
Bessemer, AL                    09/01/91-09/01/01:   $3.81
567 South Riverside Drive       09/26/86-09/25/01             5 year(1)
Modesto, CA                     09/26/96-09/25/01:   $2.04

                                      148

----------------------------------------------------------------------------------------------------------

                                                                                      LAND         NET
                                            TENANT               YEAR CONSTRUCTED/    AREA      RENTABLE
PROPERTY LOCATION                        (GUARANTOR)                REDEVELOPED      (ACRES)   SQUARE FEET
----------------------------------------------------------------------------------------------------------
109 Stevens Street              Unisource Worldwide, Inc.           1958 & 1969        6.97       168,800
Jacksonville, FL
222 Tappan Drive North          The Gerstenslager Company              1970           26.57       296,720
Mansfield, OH                   (Worthington Industries)
904 Industrial Road             Tenneco Automotive Operating        1968 & 1972       20.00       195,640
Marshall, MI                    Company, Inc.
1601 Pratt Avenue               Tenneco Automotive Operating           1979            8.26        53,600
Marshall, MI                    Company, Inc.
4425 Purks Road                 Lear Technologies, LLC              1989 & 1998       12.00       183,717
Auburn Hills, MI                (Lear Corporation)
                                (General Motors Corp.)
245 Salem Church Road           Exel Logistics Inc.                    1985           12.52       252,000
Mechanicsburg, PA               (NFC plc)
6 Doughton Road                 Exel Logistics Inc.                    1989           24.38       330,000
New Kingstown, PA               (NFC plc)
34 East Main Street             Exel Logistics Inc.                    1981            9.66       179,200
New Kingstown, PA               (NFC plc)
450 Stern Street                Johnson Controls, Inc.                 1996           20.10       111,160
Oberlin, OH
12025 Tech Center Drive         Kelsey-Hayes Company                1987 & 1988        9.18       100,000
Livonia, MI                     (Tech II)
One Spicer Drive                Dana Corp.                          1983 & 1985       20.95       148,000
Gordonsville, TN

------------------------------  -----------------------------------------
                                     BASE LEASE TERM
                                     AND ANNUAL RENTS
                                     PER NET RENTABLE          RENEWAL
PROPERTY LOCATION                      SQUARE FOOT             OPTIONS
------------------------------  -----------------------------------------
109 Stevens Street              10/01/87-09/30/02                None
Jacksonville, FL                10/01/97-09/30/02:   $2.25
222 Tappan Drive North          10/01/99-05/31/05             5 year(3)
Mansfield, OH                   10/01/99-05/31/05:   $2.27
904 Industrial Road             08/18/87-08/17/05                None
Marshall, MI                    08/18/00-08/17/03:   $3.00
                                08/18/03-08/17/05:   $3.10
1601 Pratt Avenue               08/18/87-08/17/05                None
Marshall, MI                    08/18/00-08/17/03:   $3.00
                                08/18/03-08/17/05:   $3.10
4425 Purks Road                 07/23/98-07/22/06                None
Auburn Hills, MI                07/23/98-07/22/02:   $7.21
                                07/23/02-07/22/06:   $7.63
245 Salem Church Road           11/15/91-11/30/06             5 year(2)
Mechanicsburg, PA               12/01/00-11/30/03:   $4.01
                                12/01/03-11/30/06:   $4.38
6 Doughton Road                 11/15/91-11/30/06             5 year(2)
New Kingstown, PA               12/01/00-11/30/03:   $4.12
                                12/01/03-11/30/06:
34 East Main Street             11/15/91-11/30/06             5 year(2)
New Kingstown, PA               12/01/00-11/30/03:   $3.68
                                12/01/03-11/30/06:   $4.02
450 Stern Street                12/23/96-12/22/06             5 year(2)
Oberlin, OH                     12/23/00-12/22/01:   $5.27
                                Annual increase of
                                3x CPI, but not
                                more than 4.5%
12025 Tech Center Drive         05/01/97-04/30/07             5 year(2)
Livonia, MI                     05/01/99-04/30/02:   $9.16
                                05/01/02-04/30/05:   $9.75
                                05/01/05-04/30/07:  $10.25
One Spicer Drive                01/01/84-08/31/07             5 year(2)
Gordonsville, TN                08/01/99-07/31/02:   $2.26     4 year,
                                08/01/02-07/31/05:   $2.33   11 months(1)
                                08/01/05-08/31/07:   $2.40

                                      149

----------------------------------------------------------------------------------------------------------

                                                                                      LAND         NET
                                            TENANT               YEAR CONSTRUCTED/    AREA      RENTABLE
PROPERTY LOCATION                        (GUARANTOR)                REDEVELOPED      (ACRES)   SQUARE FEET
----------------------------------------------------------------------------------------------------------
541 Perkins Jones Road          Kmart Corp.                            1982          103.00     1,700,000
Warren, OH
3350 Miac Cove Road             Mimeo.com, Inc.(3)                     1987           10.92       141,359
Memphis, TN
3102 Queen Palm Drive           Time Customer Service, Inc.            1986           15.02       229,605
Tampa, FL                       (Time, Inc.)
6345 Brackbill Boulevard        Exel Logistics, Inc.                1985 & 1991       29.01       507,000
Mechanicsburg, PA               (NFC plc)
2280 Northeast Drive            Ryder Integrated Logistics,         1996 & 1997       25.70       276,480
Waterloo, IA                    Inc.
                                (Ryder Systems, Inc.)
3501 West Avenue H              Michaels Stores, Inc.                  1998           37.18       431,250
Lancaster, CA

------------------------------  -----------------------------------------
                                     BASE LEASE TERM
                                     AND ANNUAL RENTS
                                     PER NET RENTABLE          RENEWAL
PROPERTY LOCATION                      SQUARE FOOT             OPTIONS
------------------------------  -----------------------------------------
541 Perkins Jones Road          10/01/82-09/30/07             5 year(10)
Warren, OH                      10/01/98-09/30/02:   $4.95
                                10/01/02-09/30/07:   $5.51
3350 Miac Cove Road             11/01/99-10/31/09                None
Memphis, TN                     11/01/99-10/31/02:   $5.00
                                11/01/02-10/31/04:   $5.00
                                11/01/04-10/31/09:   $5.50
3102 Queen Palm Drive           08/01/87-07/31/10             5 year(2)
Tampa, FL                       08/01/00-07/31/01:   $3.90
                                08/01/01-07/31/02:   $4.01
                                08/01/02-07/31/03:   $4.12
                                08/01/03-07/31/04:   $4.23
                                08/01/04-07/31/05:   $4.35
                                08/01/05-07/31/06:   $4.47
                                08/01/06-07/31/07:   $4.59
                                08/01/07-07/31/08:   $4.72
                                08/01/08-07/31/09:   $4.85
                                08/01/09-07/31/10:   $4.98
6345 Brackbill Boulevard        10/29/90-03/19/12             10 year(2)
Mechanicsburg, PA               3/20/97-03/19/02:    $3.49
                                3/20/02-03/19/07:    $4.02
                                3/20/07-03/19/12:
                                greater of $4.62
                                or fair market
                                rent as specified
                                in lease
2280 Northeast Drive            08/01/97-07/31/12             5 year(3)
Waterloo, IA                    08/01/97-07/31/02:   $3.22
                                08/01/02-07/31/07:   $3.61
                                08/01/07-07/31/12:   $4.04
3501 West Avenue H              06/19/98-06/18/13             5 year(3)
Lancaster, CA                   06/19/98-06/18/03:   $3.24
                                06/19/03-06/18/08:   $3.31
                                06/19/08-06/18/13:   $3.39

                                      150

----------------------------------------------------------------------------------------------------------

                                                                                      LAND         NET
                                            TENANT               YEAR CONSTRUCTED/    AREA      RENTABLE
PROPERTY LOCATION                        (GUARANTOR)                REDEVELOPED      (ACRES)   SQUARE FEET
----------------------------------------------------------------------------------------------------------
7150 Exchequer Drive            Corporate Express Office               1998            5.23        65,043
Baton Rouge, LA                 Products, Inc.
                                (CEX Holdings, Inc.)
324 Industrial Park Road        SKF USA, Inc.                          1996           21.13        72,868
Franklin, NC
                                                                                     ------    ----------
                                                          INDUSTRIAL SUBTOTAL        433.73     5,712,366
                                                                                     ------    ----------
RETAIL
------------------------------
4450 California Street          Mervyn's                               1976           11.00       122,000
Bakersfield, CA                 (Dayton Hudson Corp.)
24100 Laguna Hills Mall         Federated Department Stores,           1974           11.00       160,000
Laguna Hills, CA                Inc.(1)
7111 Westlake Terrace           The Home Depot USA, Inc.(1)            1980            7.61        95,000
Bethesda, MD
6910 S. Memorial Highway        Toys "R" Us, Inc.(1)                   1981            4.44        43,123
Tulsa, OK
12535 SE 82nd Avenue            Toys "R" Us, Inc.(1)                   1981            5.85        42,842
Clackamas, OR
18601 Alderwood Mall Blvd.      Toys "R" Us, Inc.(1)                   1981            3.64        43,105
Lynnwood, WA
5917 S. La Grange Road          Bally Total Fitness Corp.              1987            2.73        25,250
Countryside, IL
1160 White Horse Road           Physical Fitness Centers of            1987            2.87        31,750
Voorhees, NJ                    Philadelphia, Inc.
                                (Bally Total Fitness Corp.)

------------------------------  -----------------------------------------
                                     BASE LEASE TERM
                                     AND ANNUAL RENTS
                                     PER NET RENTABLE          RENEWAL
PROPERTY LOCATION                      SQUARE FOOT             OPTIONS
------------------------------  -----------------------------------------
7150 Exchequer Drive            11/01/98-10/31/13             5 year(3)
Baton Rouge, LA                 11/01/98-10/31/01:   $5.02
                                11/01/01-10/31/04:   $5.32
                                11/01/04-10/31/07:   $5.64
                                11/01/07-10/31/10:   $5.98
                                11/01/10-10/31/13:   $6.34
324 Industrial Park Road        12/23/96-12/31/14             10 year(3)
Franklin, NC                    01/01/00-12/31/02:   $4.67
                                01/01/03-12/31/14:
                                CPI every 3 years

RETAIL
------------------------------
4450 California Street          02/23/77-12/31/02             5 year(5)
Bakersfield, CA                 01/01/78-12/31/02:   $3.34
24100 Laguna Hills Mall         02/01/76-01/31/06             8 year(1)
Laguna Hills, CA                02/01/80-01/31/06:   $4.23    15 year(2)
                                                              6 year(1)
7111 Westlake Terrace           05/01/81-04/30/06             10 year(1)
Bethesda, MD                    05/01/96-04/30/06:   $8.13    5 year(3)
6910 S. Memorial Highway        06/01/81-05/31/06             5 year(5)
Tulsa, OK                       02/01/98-05/31/01:   $8.26
                                06/01/01-05/31/06:   $8.40
12535 SE 82nd Avenue            06/01/81-05/31/06             5 year(5)
Clackamas, OR                   02/01/98-05/31/01:   $9.74
                                06/01/01-05/31/06:   $9.91
18601 Alderwood Mall Blvd.      06/01/81-05/31/06             5 year(5)
Lynnwood, WA                    02/01/98-05/31/01:   $9.03
                                06/01/01-05/31/06:   $9.18
5917 S. La Grange Road          07/13/87-07/12/07             5 year(2)
Countryside, IL                 07/13/97-07/12/02:  $22.73
                                07/13/02-07/12/07:  $26.14
1160 White Horse Road           07/14/87-07/13/07             5 year(2)
Voorhees, NJ                    07/14/97-07/13/02:  $22.45
                                07/14/02-07/13/07:  $25.82

                                      151

----------------------------------------------------------------------------------------------------------

                                                                                      LAND         NET
                                            TENANT               YEAR CONSTRUCTED/    AREA      RENTABLE
PROPERTY LOCATION                        (GUARANTOR)                REDEVELOPED      (ACRES)   SQUARE FEET
----------------------------------------------------------------------------------------------------------
5801 Bridge Street              Champion Fitness IV, Inc.           1977 & 1987        3.66        24,990
DeWitt, NY                      (Bally Total Fitness Corp.)
2655 Shasta Way                 Fred Meyer, Inc.                       1986           13.90       178,204
Klamath Falls, OR
7272 55th Street                Circuit City Stores, Inc.              1988            3.93        45,308
Sacramento, CA
6405 South Virginia St.         Comp USA, Inc.                         1988            2.72        31,400
Reno, NV
5055 West Sahara Avenue         Circuit City Stores, Inc.              1988            2.57        36,053
Las Vegas, NV
4733 Hills & Dales Road         Scandinavian Health Spa, Inc.          1987            3.32        37,214
Canton, OH                      (Bally Total Fitness Holding
                                Corp.)
Fort Street Mall                Liberty House, Inc.(1)                 1980            1.22        85,610
King St.
Honolulu, HI
7055 Highway 85 South           Wal-Mart Stores, Inc.                  1985            8.61        81,911
Riverdale, GA
Highway 101                     Fred Meyer, Inc.                       1986            8.81       118,179
Newport, OR
9580 Livingston Road            GFS Realty, Inc.                       1976           10.60       107,337
Oxon Hill, MD                   (Giant Food, Inc.)

------------------------------  -----------------------------------------
                                     BASE LEASE TERM
                                     AND ANNUAL RENTS
                                     PER NET RENTABLE          RENEWAL
PROPERTY LOCATION                      SQUARE FOOT             OPTIONS
------------------------------  -----------------------------------------
5801 Bridge Street              08/19/87-08/18/07             5 year(2)
DeWitt, NY                      08/19/97-08/18/02:  $17.78
                                08/19/02-08/18/07:  $20.45
2655 Shasta Way                 03/10/88-03/31/08             10 year(3)
Klamath Falls, OR               03/10/88-03/31/08:   $5.66
7272 55th Street                10/28/88-10/27/08             10 year(3)
Sacramento, CA                  10/28/98-10/27/03:   $8.54
                                10/28/03-10/27/08:   $9.30
6405 South Virginia St.         12/16/88-12/15/08             10 year(3)
Reno, NV                        12/16/98-12/15/03:  $10.65
                                12/16/03-12/15/08:  $11.60
5055 West Sahara Avenue         12/16/88-12/15/08             10 year(3)
Las Vegas, NV                   12/16/98-12/15/03:   $7.93
                                12/16/03-12/15/08:   $8.64
4733 Hills & Dales Road         01/01/89-12/31/08             5 year(2)
Canton, OH                      01/01/01-12/31/01:  $17.97
                                01/01/02-12/31/08:
                                Rent increases
                                2.2% annually
Fort Street Mall                10/01/80-09/30/09              9 year,
King St.                        10/01/95-09/30/05:  $11.25   7 months(1)
Honolulu, HI                    10/01/05-09/30/09:  $11.56    2 year(1)
                                                              5 year(3)
7055 Highway 85 South           12/04/85-01/31/11             5 year(5)
Riverdale, GA                   12/04/85-01/31/11:   $3.29
Highway 101                     06/01/86-05/31/11             5 year(3)
Newport, OR                     06/01/86-05/31/11:   $6.99
                                plus .5% of gross
                                sales over $20
                                million
9580 Livingston Road            01/03/77-02/28/14             5 year(4)
Oxon Hill, MD                   03/01/77-02/29/04:   $3.80
                                03/01/04-02/28/14:   $1.91

                                      152

----------------------------------------------------------------------------------------------------------

                                                                                      LAND         NET
                                            TENANT               YEAR CONSTRUCTED/    AREA      RENTABLE
PROPERTY LOCATION                        (GUARANTOR)                REDEVELOPED      (ACRES)   SQUARE FEET
----------------------------------------------------------------------------------------------------------
Rockshire Village Center        GFS Realty, Inc.(1)                    1977            7.32        51,682
West Ritchie Parkway            (Giant Food, Inc.)
Rockville, MD
6475 Dobbin Road                VACANT                                 1983            2.50        60,000
Columbia, MD
Amigoland Shopping Center       VACANT(1)                              1973            7.61       115,000
Mexico St. & Palm Blvd.
Brownsville, TX
                                                                                     ------    ----------
                                                          RETAIL SUBTOTAL            125.91     1,535,958
                                                                                     ------    ----------

                                                          TOTAL                      856.07    10,406,411
                                                                                     ======    ==========

------------------------------  -----------------------------------------
                                     BASE LEASE TERM
                                     AND ANNUAL RENTS
                                     PER NET RENTABLE          RENEWAL
PROPERTY LOCATION                      SQUARE FOOT             OPTIONS
------------------------------  -----------------------------------------
Rockshire Village Center        01/01/78-04/30/17             10 year(2)
West Ritchie Parkway            01/01/78-02/28/05:   $4.33
Rockville, MD                   03/01/05-04/30/17:   $2.23
6475 Dobbin Road
Columbia, MD
Amigoland Shopping Center
Mexico St. & Palm Blvd.
Brownsville, TX

---------------

(1) Lexington holds leasehold interest in the land. The leases, including renewal options, expire at various dates through 2074.

(2) Tenant can cancel lease on April 30, 2004 with 270 days notice and a payment of $899.

(3) The tenant leases 35,000 square feet.

(4) Tenant can cancel lease on March 26, 2008 with 12 months notice and a payment of $1,392.

(5) The property contains three buildings with four additional tenants that occupy 31,737 square feet out of the total of 127,855.

                      LEXINGTON CORPORATE PROPERTIES TRUST
                          JOINT VENTURE PROPERTY CHART

------------------------------------------------------------------------------------------------------------

                                                                                        LAND         NET
                                             TENANT                 PROPERTY TYPE/      AREA      RENTABLE
PROPERTY LOCATION                          (GUARANTOR)             YEAR CONSTRUCTED    (ACRES)   SQUARE FEET
------------------------------------------------------------------------------------------------------------
OFFICE
-------------------------------

14040 Park Center Road           NEC America, Inc.(1)                    1987           13.30       108,000
Herndon, VA

15375 Memorial Drive             Vastar Resources, Inc.(1)               1985           21.77       327,325
Houston, TX

550 International Parkway        First USA Management Services,          1999           12.80       125,920
Lake Mary, FL                    Inc.(1)(4)(6)

600 International Parkway        First USA Management Services,          1997           13.30       125,155
Lake Mary, FL                    Inc.(1)(4)(6)

-------------------------------  ---------------------------------------
                                      BASE LEASE TERM
                                      AND ANNUAL RENTS
                                      PER NET RENTABLE         RENEWAL
PROPERTY LOCATION                       SQUARE FOOT            OPTIONS
-------------------------------  ---------------------------------------
OFFICE
-------------------------------
14040 Park Center Road           08/01/99-07/31/09            5 year(2)
Herndon, VA                      08/01/00-07/31/01:  $16.32
                                 08/01/01-07/31/09
                                 Rent increases
                                 2.0% annually and
                                 by $216,000 in
                                 year six
15375 Memorial Drive             09/16/99-09/15/09            5 year(4)
Houston, TX                      09/16/99-09/15/02:  $10.00
                                 09/16/02-09/15/06:  $10.50
                                 09/16/06-09/15/09:  $11.00
550 International Parkway        10/01/99-09/30/09            5 year(2)
Lake Mary, FL                    10/01/00-09/30/01:  $20.60
                                 10/01/01-09/30/02:  $21.05
                                 10/01/02-09/30/03:  $21.50
                                 10/01/03-09/30/04:  $21.95
                                 10/01/04-09/30/05:  $22.40
                                 10/01/05-09/30/06:  $22.85
                                 10/01/06-09/30/07:  $23.30
                                 10/01/07-09/30/08:  $23.75
                                 10/01/08-09/30/09:  $24.20
600 International Parkway        10/1/99-09/30/09             5 year(2)
Lake Mary, FL                    10/01/00-09/30/01:  $21.55
                                 10/01/01-09/30/02:  $22.00
                                 10/01/02-09/30/03:  $22.45
                                 10/01/03-09/30/04:  $22.90
                                 10/01/04-09/30/05:  $23.35
                                 10/01/05-09/30/06:  $23.80
                                 10/01/06-09/30/07:  $24.25
                                 10/01/07-09/30/08:  $24.70
                                 10/01/08-09/30/09:  $25.15

                                      154

------------------------------------------------------------------------------------------------------------

                                                                                        LAND         NET
                                             TENANT                 PROPERTY TYPE/      AREA      RENTABLE
PROPERTY LOCATION                          (GUARANTOR)             YEAR CONSTRUCTED    (ACRES)   SQUARE FEET
------------------------------------------------------------------------------------------------------------
17 Technology Circle             Blue Cross/Blue Shield of South         1999           42.46       348,410
Columbia, SC                     Carolina(2)

10300 Kincaid Drive              Bank One Indiana, N.A.(1)(5)            1999           13.30       193,000
Fishers, IN

6555 Sierra Drive                True North Communications,              1999            9.98       247,254
Irving, TX                       Inc.(1)

389-399 Interpace Highway        Avantis Pharmaceuticals, Inc.           2000           14.00       340,240
Morris Corporate Center IV       (Pharma Holdings GmbH)(1)
Parsippany, NJ

2000 Eastman Drive               Structural Dynamic Research             1991           12.36       212,836
Milford, OH                      Corp.(1)
                                                                                       ------     ---------
                                                          OFFICE SUBTOTAL              153.27     2,028,140
                                                                                       ------     ---------

-------------------------------  ---------------------------------------
                                      BASE LEASE TERM
                                      AND ANNUAL RENTS
                                      PER NET RENTABLE         RENEWAL
PROPERTY LOCATION                       SQUARE FOOT            OPTIONS
-------------------------------  ---------------------------------------
17 Technology Circle             10/01/99-09/30/09            5 year(2)
Columbia, SC                     10/01/99-09/30/04:  $13.10
                                 10/01/04-09/30/09:  $15.07
10300 Kincaid Drive              03/29/00-10/31/09            5 year(2)
Fishers, IN                      03/29/00-10/31/04:  $16.50
                                 11/01/04-10/31/09:  $17.52
6555 Sierra Drive                02/01/00-01/31/10            5 year(2)
Irving, TX                       02/01/00-01/31/05:  $16.21
                                 02/01/05-01/31/10:  $18.05
389-399 Interpace Highway        06/01/00-01/31/10            5 years(2)
Morris Corporate Center IV       06/01/00-01/31/05:  $23.06
Parsippany, NJ                   02/01/05-01/31/10:  $26.49
2000 Eastman Drive               05/01/91-04/30/11            5 year(3)
Milford, OH                      05/01/00-04/30/01:  $11.80
                                 05/01/01-04/30/02:  $12.05
                                 05/01/02-04/30/03:  $12.31
                                 05/01/03-04/30/04:  $12.57
                                 05/01/04-04/30/05:  $12.84
                                 05/01/05-04/30/06:  $13.11
                                 05/01/06-04/30/07:  $13.39
                                 05/01/07-04/30/08:  $13.73
                                 05/01/08-04/30/09:  $13.97
                                 05/01/09-04/30/10:  $14.27
                                 05/01/10-04/30/11:  $14.57

                                      155

------------------------------------------------------------------------------------------------------------

                                                                                        LAND         NET
                                             TENANT                 PROPERTY TYPE/      AREA      RENTABLE
PROPERTY LOCATION                          (GUARANTOR)             YEAR CONSTRUCTED    (ACRES)   SQUARE FEET
------------------------------------------------------------------------------------------------------------
INDUSTRIAL
-------------------------------

3600 Southgate Drive             Sygma Network, Inc.(3)                  2000           19.00       149,500
Danville, IL                     (Sysco Corporation)

291 Park Center Drive            Kraft Foods North America,              2001           25.50       344,700
Winchester, VA                   Inc.(1)

590 Ecology Lane                 Owens Corning(3)                        2001           39.52       193,891
Chester, SC
                                                                                       ------     ---------
                                                          INDUSTRIAL SUBTOTAL           84.02       688,091
                                                                                       ------     ---------
                                                          TOTAL                        237.29     2,716,231
                                                                                       ======     =========

-------------------------------  ---------------------------------------
                                      BASE LEASE TERM
                                      AND ANNUAL RENTS
                                      PER NET RENTABLE         RENEWAL
PROPERTY LOCATION                       SQUARE FOOT            OPTIONS
-------------------------------  ---------------------------------------
INDUSTRIAL
-------------------------------
3600 Southgate Drive             10/15/00-10/31/15:   $6.24   5 years(2)
Danville, IL
291 Park Center Drive            06/01/01-05/31/11            5 years(2)
Winchester, VA                   06/01/01-05/31/06:   $4.12
                                 06/01/06-05/31/11:   $4.67
590 Ecology Lane                 01/01/01-01/01/21:   $7.76   5 years(2)
Chester, SC

---------------

(1) Lexington has a 33% ownership interest in this property.

(2) Lexington has a 40% ownership interest in this property.

(3) Lexington has a 99% ownership interest in this property.

(4) The joint venture has an operating expense stop at $1,264.

(5) The joint venture has an operating expense stop at $768.

(6) The joint venture operates this investment as a single property.

INSURANCE

     Lexington requires each of its tenants to carry, and may supplement that coverage with additional insurance if deemed necessary, comprehensive liability, fire, extended coverage and business interruption insurance on its properties, with policy specifications and insured limits customarily carried for similar properties. However, with respect to the properties where the leases do not provide for abatement of rent under any circumstances, we generally do not maintain rent loss insurance. In addition, there are certain types of losses, such as losses due to wars, earthquakes or acts of God, that generally are not insured because they are either uninsurable or not economically feasible to insure. Should an uninsured loss or a loss in excess of insured limits occur, Lexington could lose capital invested in a property, as well as the anticipated future revenues from such property, while remaining obligated for any mortgage indebtedness or other financial obligations related to such property. Any such loss would adversely affect Lexington's financial condition. Lexington believes that its properties are adequately insured in accordance with industry standards.

LEGAL PROCEEDINGS

     Lexington is not presently involved in any litigation nor to its knowledge is any litigation threatened against Lexington or its subsidiaries that, in management's opinion, would result in any material adverse effect on Lexington's ownership, financial condition, management, or the operation of Lexington's properties.

                     INFORMATION ABOUT THE NET PARTNERSHIPS

BUSINESS OF NET 1

     Net 1 is a limited partnership formed on August 25, 1987 under the Revised Uniform Limited Partnership Act of the State of Delaware for the purpose of investing primarily in existing commercial properties that are triple net leased to corporations or other entities. The partnership agreement was amended and restated on September 30, 1994 to enable Net 1 to make additional real estate investments.

     The general partner of Net 1 is Lepercq Net 1 L.P., a Delaware limited partnership whose general partner is Lepercq Net 1, Inc. The LCP Group, L.P. is the sole shareholder of Lepercq Net 1, Inc. E. Robert Roskind, the chairman of the Board of Trustees and Co-Chief Executive Officer of Lexington, is the sole shareholder of the Third Lero Corp, which, in turn, is the general partner of the LCP Group, L.P.

     Net 1 commenced an offering to the public of 50,000 limited partnership units at $1,000 per unit on November 20, 1987. On January 17, 1989, Net 1 held the final admission of limited partners, and the offering was terminated after a total of 31,001 units had been sold, equaling $31.001 million in capital contributions. On September 30, 1990, Net 1 repurchased 229 units for an aggregate purchase price of $169,930. No units have been repurchased since 1990. Net 1 has invested all of the proceeds from the original offering. Net 1 has only made distributions to limited partners from operating cash flows and not from capital transactions.

     In 1994, the limited partners of Net 1 approved an amendment to its partnership agreement which permitted Net 1 to invest in new properties, reinvest cash from operations and sale and refinancing proceeds, and use additional leverage to finance its operations. Since the date of the amendment, Net 1 has acquired six properties, including three properties that it acquired from Lexington or its affiliates.

     Net 1 invests in net leased real properties (or interests therein) located throughout the United States, which offer the potential for:

     - preservation and protection of the capital of the limited partners of Net 1;

     - providing increasing cash available for distributions;

     - providing tax benefits so that a portion of the cash distributions is sheltered from current income taxation; and

     - appreciation in value of Net 1's investments.

     For the six months ended June 30, 2001, Net 1's properties generated aggregate gross revenues of approximately $2.9 million.

     Net 1 makes investments in various types of commercial real properties and interests therein. These investments include office buildings, retail stores, warehouses, distribution centers and fitness centers. Investments are not restricted as to specific geographic areas, although all of Net 1's investments are made within the United States.

     Net 1 attempts to negotiate provisions in its leases which will provide that all the risks of such matters as fitness for use or purpose, design or condition, quality of material or workmanship, latent or patent defects, Net 1's title, value, compliance with specifications, location, use, merchantability, quality, description, durability or operation are borne by the lessees. However, competitive conditions may require that Net 1 accept certain risks, in which case it will attempt to arrange adequate insurance, if available, at a reasonable cost.

     Each of the following tenants/guarantors account for greater than 10% of revenues as of June 30, 2001:

                                                              PERCENT OF
TENANT                                                         REVENUES
------                                                        ----------
Wal-Mart Stores, Inc........................................      34%
Bull HN Information Systems, Inc............................      18%
Cymer, Inc..................................................      15%
Corporate Express Office Products, Inc......................      14%
Bally Total Fitness Holding Corp............................      13%

     Each of the above tenants, with the exception of Corporate Express Office Products, Inc. and Bull HN Information Systems, Inc., is a publicly registered company subject to the informational requirements of the Securities Exchange Act of 1934 which require them to file reports and other information with the Securities and Exchange Commission. You can inspect and copy reports, proxy statements and financial and other information filed by these tenants at the public reference facilities maintained by the SEC at 450 Fifth Street, N.W. You can obtain copies of this material by mail from the Public Reference Section of the SEC at 450 West Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. You can also obtain such reports, proxy statements and financial and other information from the web site that the SEC maintains at http://www.sec.gov.

     Reports, proxy statements and financial and other information concerning these tenants may also be obtained electronically through a variety of databases, including, among others, the SEC's Electronic Data Gathering and Retrieval ("EDGAR") program, Knight-Ridder Information Inc., Federal Filing/Dow Jones and Lexis/Nexis.

     The most recent summarized financial information for each of the non-publicly registered tenants as of and for the periods indicated is as follows ($000):

                                         BULL HN INFORMATION           CORPORATE EXPRESS OFFICE
                                             SYSTEMS INC.                   PRODUCTS INC.
                                       (WHOLLY-OWNED SUBSIDIARY      (WHOLLY-OWNED SUBSIDIARY OF
                                               OF BULL)                BUHRMANNNV OF AMSTERDAM)
                                     YEAR ENDED DECEMBER 31, 2000   SIX MONTHS ENDED JUNE 30, 2001
                                     ----------------------------   ------------------------------
Current assets.....................           $1,359,852                      $2,823,838
Non-current assets.................              539,994                       3,538,292
Current liabilities................            1,227,096                       1,699,060
Non-current liabilities............              589,329                       2,390,577
Redeemable preferred stock.........                   --                              --
Minority interest..................                6,279                          28,884
Net sales..........................            2,910,000                       4,347,895
Gross profit.......................              684,000                         998,198
Income (loss) -- continuing
  operations.......................              (92,000)                         36,530
Net income (loss)..................             (218,000)                         11,044

     Net 1 attempts to maintain a working capital cash reserve in an amount equal to 3% of the gross proceeds of its initial offering, which is anticipated to be sufficient to satisfy liquidity requirements. Liquidity of Net 1 could be adversely affected by a number of unanticipated factors, such as costs relating to the vacancy of properties, the unanticipated inability of tenants to meet their obligations to Net 1 and greater than anticipated capital expenditures. To the extent that such working capital reserves are insufficient to satisfy the cash requirements of Net 1, additional funds may be obtained either through short-term or permanent loans or by reducing distributions to limited partners.

     Net 1 operates in one industry segment, investment in net leased real property throughout the United States.

BUSINESS OF NET 2

     Net 2 is a limited partnership formed on November 9, 1988 under the Revised Uniform Limited Partnership Act of the State of Delaware for the purpose of investing primarily in existing commercial properties that are triple net leased to corporations or other entities. The partnership agreement was restated and amended on June 13, 1994 to enable Net 2 to make additional real estate investments.

     The general partner of Net 2 is Lepercq Net 2 L.P., a Delaware limited partnership whose general partner is Lepercq Net 2, Inc. The LCP Group, L.P. is the sole shareholder of Lepercq Net 2 Inc. E. Robert Roskind, the chairman of the Board of Trustees and Co-Chief Executive Officer of Lexington, is the sole shareholder of the Third Lero Corp, which, in turn, is the general partner of the LCP Group, L.P.

     Net 2 commenced an offering to the public of 500,000 limited partnership units at $100 per unit on January 10, 1989. On July 19, 1990, Net 2 held the final admission of limited partners, and the offering was terminated after a total of 477,417 units had been sold, equaling $47,741,700 in capital contributions. Net 2 returned a capital contribution of $25,000 (250 units) to a limited partner admitted in December 1989. No additional units have been returned or repurchased since 1990. Net 2 has invested all of the net proceeds from the original offering. Net 2 has only made distributions to limited partners from operating cash flows and not from capital transactions.

     In 1994, the limited partners of Net 2 approved an amendment to the partnership agreement which permitted Net 2 to invest in new properties, reinvest cash from operations and sale and refinancing proceeds, and use additional leverage to finance its operations. Since the date of the amendment, Net 2 has acquired 13 properties, including three properties that it acquired from Lexington or its affiliates, and sold two of those properties to Lexington.

     Net 2 invests in net leased real properties (or interests therein) located throughout the United States, which offer the potential for:

     - preservation and protection of the capital of the limited partners of Net 2;

     - providing increasing cash available for distributions;

     - providing tax benefits so that a portion of the cash distributions is sheltered from current income taxation; and

     - appreciation in value of Net 2's investments.

     For the six months ended June 30, 2001, Net 2's properties generated aggregate gross revenues of approximately $5.5 million.

     Net 2 makes investments in various types of commercial real properties or interests therein. These investments include office buildings, retail stores, warehouses, distribution centers and fitness centers. Investments are not restricted as to specific geographic areas, although all of the Net 2's investments are made within the United States.

     Net 2 attempts to negotiate provisions in its leases which will provide that all the risks of such matters as fitness for use or purpose, design or condition, quality of material or workmanship, latent or patent defects, Net 2's title, value, compliance with specifications, location, use, merchantability, quality, description, durability or operation are borne by the lessees. However, competitive conditions may require that Net 2 accept certain risks, in which case it will attempt to arrange adequate insurance, if available, at a reasonable cost.

     Each of the following tenants/guarantors account for greater than 10% of revenues as of June 30, 2001:

                                                              PERCENT OF
TENANT                                                         REVENUES
------                                                        ----------
Associated Grocers of Florida, Inc..........................      20%
Hollywood Entertainment Corporation.........................      13%
Nextel Communications, Inc..................................      12%
Wal-Mart Stores, Inc........................................      15%

     Each of the above tenants, with the exception of Associated Grocers of Florida, Inc., is a publicly registered company subject to the informational requirements of the Securities Exchange Act of 1934 which require them to file reports and other information with the Securities and Exchange Commission. You can inspect and copy reports, proxy statements and financial and other information filed by these tenants at the public reference facilities maintained by the SEC at 450 Fifth Street, N.W. You can obtain copies of this material by mail from the Public Reference Section of the SEC at 450 West Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. You can also obtain such reports, proxy statements and financial and other information from the web site that the SEC maintains at http://www.sec.gov.

     Reports, proxy statements and financial and other information concerning these tenants may also be obtained electronically through a variety of databases, including, among others, the SEC's Electronic Data Gathering and Retrieval ("EDGAR") program, Knight-Ridder Information Inc., Federal Filing/Dow Jones and Lexis/Nexis.

     Net 2 attempts to maintain a working capital cash reserve in an amount equal to 1.5% of the gross proceeds of the offering, which is anticipated to be sufficient to satisfy liquidity requirements. Liquidity of Net 2 could be adversely affected by a number of unanticipated factors, such as costs relating to the vacancy of properties, the unanticipated inability of tenants to meet their obligations to Net 2 and greater than anticipated capital expenditures. To the extent that such working capital reserves are insufficient to satisfy the cash requirements of Net 2, additional funds may be obtained through short-term or permanent loans or by reducing distributions to limited partners.

     Net 2 operates in one industry segment, investment in net leased real property throughout the United States.

COMPETITION

     Net 1 and Net 2 have been in the net lease business since 1988, have established close relationships with a large number of major corporate tenants and maintain a broad network of contacts, including developers, brokers and lenders. Notwithstanding these relationships, there are numerous commercial developers, real estate companies, financial institutions and other investors with greater financial resources that compete with Net 1 and Net 2 in seeking properties for acquisition and tenants who will lease space in these properties. The Net Partnerships' competitors include other partnerships, pension funds, private companies, REITs and individuals. In addition, competition may also come from other partnerships which have been or may be formed by Lepercq Net 1 L.P., Lepercq Net 2 L.P., or their respective affiliates.

INVESTMENT POLICIES

     The Net Partnerships' principal investment activity is the acquisition of a diversified portfolio of real estate assets. While the Net Partnerships generally hold their properties for long-term investment, a Net Partnership may dispose of a property if the general partners deem such disposition to be in its best interests.

FINANCING POLICIES

     The Net Partnerships are restricted in the amount and nature of borrowings as follows:

     Net 1 -- The general partner may, for the purpose of acquiring additional properties, obtain purchase money financing, and mortgage the additional property purchased with such financing up to a maximum amount of 75% of the purchase price of each additional property.

     Net 2 -- The general partner may, at any time, incur indebtedness to refinance loans entered into on behalf of the Net Partnership to refinance fees paid and expenses paid for services rendered in connection with the organization of the Net Partnership. The general partner may also cause the Net Partnership to incur indebtedness or mortgage properties of the Net Partnership in order to finance the acquisition of additional properties. In connection with such acquisitions, the general partner may obtain purchase money financing up to a maximum of 75% of the purchase price of each additional property.

GENERAL PARTNERS

     The general partners of the Net Partnerships are entitled to receive:

     - a share of cash distributions when and as cash distributions are made to the limited partners; and

     - a share of taxable income or loss.

     For the six months ended June 30, 2001, cash distributions of $15,712 and $24,346 were made to the general partners of Net 1 and Net 2, respectively.

     The directors and executive officers of Lepercq Net 1, Inc. and Lepercq Net 2, Inc. receive no remuneration from the Net Partnerships.

     No person is known to the Net Partnerships to be the beneficial owner of more than 5% of the units of either Net Partnership.

COMPENSATION, REIMBURSEMENTS AND DISTRIBUTIONS TO THE GENERAL PARTNERS

     The following information has been prepared to compare (a) the amounts of compensation paid and cash distributions made by the Net Partnerships to the general partners and their affiliates to (b) the amounts that would have been paid if the compensation and distribution structure which will be in effect after the Transaction had been in effect during the years presented below.

     Under the partnership agreements, the general partners of the Net Partnerships and their affiliates are entitled to receive fees in connection with managing the affairs of each Net Partnership. The partnership agreements also provide that the general partners are to be reimbursed for their expenses for services performed for each Net Partnership, such as legal, accounting, transfer agent, data processing and duplicating services.

     As holders of operating partnership units in Net 3, the general partners will receive distributions based upon their ownership of the operating partnership units.

     During the years ended December 31, 1998, 1999 and 2000 and the six months ended June 30, 2001, the aggregate amounts accrued or actually paid by the Net Partnerships to the general partners are shown below under "Historical" and the estimated amounts of compensation that would have been paid had the Transaction been in effect for the years presented are shown below under "Pro Forma":

                                                                             SIX MONTHS
                                               YEAR ENDED DECEMBER 31,         ENDED
                                            ------------------------------    JUNE 30,
                                              1998       1999       2000        2001
                                            --------   --------   --------   ----------
HISTORICAL:
General Partner Distributions.............  $ 80,000   $ 80,000   $ 80,000    $40,000
Asset Management Fees.....................  $ 98,000   $129,000   $ 71,000          -
                                            --------   --------   --------    -------
Total Historical..........................  $178,000   $209,000   $151,000    $40,000
PRO FORMA:
Cash Distributions on Units(1)(2).........  $148,278   $152,080   $154,614    $79,842

---------------

(1) Pro forma cash distributions are calculated as follows:

                                                                     SIX MONTHS
                                       YEAR ENDED DECEMBER 31,         ENDED
                                    ------------------------------    JUNE 30,
                                      1998       1999       2000        2001
                                    --------   --------   --------   ----------
Class A units -- $650,000 at $15
  per unit equals 43,333 units....  $ 50,700   $ 52,000   $ 52,866    $27,300
Operating partnership units issued
  to affiliates of Mr. Roskind for
  their interest in Lease
  Properties Management -- 83,400
  units...........................  $ 97,578   $100,080   $101,748    $52,542
                                    --------   --------   --------    -------
                                    $148,278   $152,080   $154,614    $79,842

        Distributions per unit in 1998, 1999, 2000 and 2001 were $1.17, $1.20,
        $1.22 and $0.63, respectively.

(2) As an officer of Lexington, Mr. Roskind received a salary of $250,000, $300,000 and $300,000 in 1998, 1999 and 2000, respectively, bonuses of
    $133,000, $158,000 and $302,297 in 1998, 1999 and 2000, respectively, options to purchase 100,000, 75,000 and 280,000 common shares in 1998, 1999 and 2000, respectively, and a restricted share award of $242,500 and $180,000 in 1999 and 2000, respectively.

DIRECTORS AND EXECUTIVE OFFICERS OF THE NET PARTNERSHIPS

     The Net Partnerships are limited partnerships and have no directors or officers.

     The general partner of Net 1 is Lepercq Net 1 L.P., a Delaware limited partnership. Lepercq Net 1, Inc., a Delaware corporation, is the general partner of Lepercq Net 1 L.P. The directors and executive officers of Lepercq Net 1, Inc. are discussed below.

     The general partner of Net 2 is Lepercq Net 2 L.P., a Delaware limited partnership. Lepercq Net 2, Inc., a Delaware corporation, is the general partner of Lepercq Net 2 L.P. The directors and executive officers of Lepercq Net 2, Inc. are discussed below.

     The directors and executive officers of Lepercq Net 1, Inc. and Lepercq Net 2, Inc. are responsible for the management of each of the Net Partnership's businesses including, but not limited to, the acquisition, sale, financing or refinancing, or leasing of, or making major capital improvements to, the Net Partnership properties.

     The same individuals hold the same director and executive officer positions for each of Lepercq Net 1, Inc. and Lepercq Net 2, Inc., and are as follows:

E. Robert Roskind
Age 56 E. Robert Roskind, the President and Secretary, has been associated with The LCP Group, L.P., a real estate advisory firm, since 1973 and has been Chairman of The LCP Group, L.P. since September 1976. He also serves as Chairman of the Board and Co-Chief Executive Officer of Lexington. Mr. Roskind is a graduate of the University of Pennsylvania and Columbia Law School, and has been a member of the New York Bar since 1970. Mr. Roskind is a director of Clarion CMBS Value Fund, Inc.

Robert N. Albert
Age 51 Robert N. Albert, Vice President and Treasurer, has been employed by The LCP Group, L.P. since 1997. He owned a retail furniture and antiques business for twenty-five years prior to joining The LCP Group, L.P. He is a graduate of the University of Louisville, where he received his bachelor's degree in Business Management.

Denise E. DeBaun
Age 50 Denise E. DeBaun, Vice President and Assistant Secretary, was associated with The LCP Group, L.P. from 1981 to 1997. She was a member of the marketing department from 1986 to 1990. Since 1997, she has served as an Executive Assistant of Lexington. Ms. DeBaun is a graduate of Hunter College of the City University of New York.

Dianne R. Smith
Age 54 Dianne R. Smith, Vice President and Assistant Secretary, has been associated with The LCP Group, L.P. since 1988 as its paralegal. Ms. Smith also serves as the paralegal to Lexington. Ms. Smith is a graduate of New York University where she received her Paralegal degree.

Lisette Almedina
Age 32 Lisette Almedina, Assistant Secretary, has been associated with The LCP Group, L.P. since 1997 as its office manager. Ms. Almedina worked as an office manager in a retail furniture and antiques business for three years prior to joining The LCP Group, L.P. Ms. Almedina is a graduate of Pace University.

     Lepercq Net 1 L.P. and Lepercq Net 2 L.P. have each granted Lexington, whose chairman and Co-Chief Executive Officer, Mr. Roskind, is an officer and a shareholder of each of Lepercq Net 1, Inc. and Lepercq Net 2, Inc., an option exercisable at any time, to acquire the general partnership interests in each of Lepercq Net 1 L.P. and Lepercq Net 2 L.P. Under the terms of the option, any such transaction is subject to review by the independent members of Lexington's Board of Trustees. Lexington may acquire the general partnership interests of Lepercq Net 1 L.P. and Lepercq Net 2 L.P. at their respective fair market value based upon a formula relating to partnership cash flows, with Lexington retaining the option of paying such fair market value in securities of Lexington, limited partnership units in controlled subsidiaries, cash or a combination thereof. Lexington provides the Net Partnerships with various administrative services.

FIDUCIARY DUTY

     Under Delaware limited partnership law, the general partners are accountable to the Net Partnerships as fiduciaries and are required to exercise good faith and integrity in all their dealings in the Net Partnership's affairs. The limited partnership agreement of each of the Net Partnerships generally provides that neither the general partner nor any of its affiliates, acting within the scope of the general partner's authority, will be liable to the Net Partnership or any of the limited partners for any act or omission by any such person performed in good faith pursuant to authority granted to such person by such agreements, or in accordance with their provisions. As a result, limited partners have a more limited right of action than they would have in the absence of that provision in the limited partnership agreements.

     The limited partnership agreements also generally provide that the general partners and their affiliates are indemnified, to the extent permitted by law, from losses relating to acts or omissions in connection with the business of the Net Partnerships, provided that those persons determined in good faith that the course of conduct did not constitute fraud, negligence or misconduct.

     The Net Partnerships may also advance funds to a person indemnified under the limited partnership agreements for legal expenses incurred as a result of legal action brought against that person by anyone other than a limited partner, if that person undertakes to repay the advanced funds to the Net Partnership if it is subsequently determined that the person is not entitled to indemnification. The Net Partnerships do not pay for any insurance covering liability of the general partners or any other indemnified person for acts or omissions for which indemnification is not permitted by the limited partnership agreements. As part of its assumption of liabilities in the mergers, Lexington will indemnify the general partners and their affiliates for periods prior to and following the mergers to the extent of the existing indemnity under the terms of the limited partnership agreements and applicable law.

ENVIRONMENTAL MATTERS

     Under various federal, state and local environmental laws, statutes, ordinances, rules and regulations, an owner of real property may be liable for the costs of removal or redemption of certain hazardous or toxic substances at, on, in or under such property as well as certain other potential costs relating to hazardous or toxic substances. These liabilities may include government fines and penalties and damages for injuries to persons and adjacent property. Such laws often impose liability without regard to whether the owner knew of, or was responsible for, the presence or disposal of such substances. Although the Net Partnerships' tenants are primarily responsible for any environmental damage and claims related to the leased premises, in the event of the bankruptcy or inability of the tenant of such premises to satisfy any obligations with respect to such environmental liability, the Net Partnerships may be required to satisfy such obligations. In addition, under certain environmental laws, the Net Partnerships, as the respective owners of such properties, may be held liable for any such damages or claims irrespective of the provisions of any lease.

     From time to time, in connection with the conduct of the Net Partnerships' business, and prior to the acquisition of any property from a third party or as required by the Net Partnerships' financing sources, the Net Partnerships authorize the preparation of Phase I environmental reports with respect to its properties. Based upon such environmental reports and the ongoing review of the management of each of Net Partnership of their respective properties, as of October 10, 2001, which was the latest practicable date prior to the printing of this Joint Consent and Proxy Solicitation Statement/Prospectus, management of neither Net Partnership was aware of any environmental condition with respect to any of the Net Partnerships' properties which their respective management believed would be reasonably likely to have a material adverse effect on the Net Partnerships. The general partners cannot be certain, however, that the Net Partnerships will not be exposed to material liability in the future resulting from:

     - the discovery of environmental conditions, the existence or severity of which were previously unknown,

     - changes in law,

     - the conduct of tenants or

     - activities relating to properties in the vicinity of the Net Partnerships' properties.

     Changes in laws increasing the potential liability for environmental conditions existing on properties, or increasing the restrictions on discharges or other conditions may result in significant unanticipated expenditures or may otherwise adversely affect the operations of the Net Partnerships' tenants, which would adversely affect the Net Partnerships' financial condition and results of operations, including funds from operations.

NET PARTNERSHIP DISTRIBUTIONS

     The following table sets forth the amount of the distributions per unit made by each of the Net Partnerships each year from 1989 through June 30, 2001.

                                                              NET 1    NET 2
                                                              ------   -----
1989........................................................  $99.23   $3.82
1990........................................................   94.95    8.06
1991........................................................   82.31    5.55
1992........................................................   70.88    5.40
1993........................................................   60.46    5.20
1994........................................................   50.04    5.00
1995........................................................   50.04    5.00
1996........................................................   50.04    5.00
1997........................................................   50.04    5.00
1998........................................................   50.04    5.00
1999........................................................   50.04    5.00
2000........................................................   50.04    5.00
Through 6/30/01.............................................   25.02    2.50

     Both Net 1 and Net 2 have only made distributions to limited partners from operating cash flows and not from capital transactions. Following the changes made to the Net Partnerships in 1994, excess cash flow above the distribution amounts have been used to establish reserves or make additional investments. The general partners implemented this distribution policy in order to preserve capital and provide an opportunity for capital appreciation from new investments.

MARKET PRICE OF THE UNITS

     The units are not listed on any national or regional securities exchange or quoted on any over the counter market, and there is no established public trading market for the units. Secondary sales activity for the Net 1 and Net 2 units has been limited and sporadic. The general partners monitor transfers of the units because the admission of the transferee as a substitute investor requires the consent of the general partners under each of the partnership agreements and in order to track compliance with safe harbor provisions to avoid treatment of the Net Partnerships as "publicly traded partnerships" for federal income tax purposes.

     Set forth in the following table is information regarding sales transactions in the units of the Net Partnerships, as reported by Stanger & Co., which tracks such transactions on a continuous basis. While the general partners receive some information regarding the prices of secondary transactions in the units, the general partners do not receive or maintain comprehensive information regarding all activities of all broker/ dealers and others known to facilitate secondary sales of the units. Therefore, the transactions reflected in the tables below represent only some of the transactions in the units. There have been other secondary transactions in the units, including the purchase by Lexington, on June 29, 2001, of 390.6 units of Net 1 at a price of $779.36 per unit and 10,088.5 units of Net 2 at a price of $77.86 per unit. Specific information regarding any other such transactions is not readily available to the general partners. Because the information regarding transactions in the units included in the tables below is provided without verification by the general partners and because the information provided does not reflect sufficient activity to cause the prices shown to be representative of the values of the units, such information should not be relied upon as indicative of the ability of holders of unit to sell their units in secondary market transactions or as to the prices at which such units may be sold. Therefore, the information presented should not necessarily be relied upon by holders of units in determining whether or not to consent to the Transaction.

                        SECONDARY MARKET TRANSACTIONS(1)

                                     NET 1

                            WEIGHTED                         NUMBER OF
                          AVERAGE UNIT                         UNITS
PERIOD                    SALES PRICE     HIGH       LOW      TRADED
------                    ------------   -------   -------   ---------
1999    --   1st Quarter    $627.75      $652.47   $625.00      120
                            $620.82      $665.00   $565.00      395
        --   2nd Quarter
                            $642.56      $652.50   $510.00      197
        --   3rd Quarter
                            $597.34      $628.00   $588.00       64
        --   4th Quarter
2000    --   1st Quarter    $615.77      $620.00   $600.00      142
                            $655.12      $663.00   $540.00      163
        --   2nd Quarter
                            $645.00      $645.00   $645.00       25
        --   3rd Quarter
                            $632.33      $655.00   $540.00       94
        --   4th Quarter
2001    --   1st Quarter    $597.14      $600.00   $590.00       35
                            $664.70      $675.11   $590.00      730
        --   2nd Quarter

                                     NET 2

                            WEIGHTED                        NUMBER
                          AVERAGE UNIT                     OF UNITS
PERIOD                    SALES PRICE     HIGH     LOW      TRADED
------                    ------------   ------   ------   --------
1999    --   1st Quarter     $63.61      $64.25   $61.50       702
                             $64.20      $66.88   $62.00     1,347
        --   2nd Quarter
                             $65.19      $66.15   $56.00     2,060
        --   3rd Quarter
                             $62.07      $66.30   $59.00     1,730
        --   4th Quarter
2000    --   1st Quarter     $65.85      $68.10   $61.00     1,040
                             $66.43      $69.35   $56.00     5,463
        --   2nd Quarter
                             $67.37      $68.00   $66.50       565
        --   3rd Quarter
                             $65.55      $73.50   $53.00     2,050
        --   4th Quarter
2001    --   1st Quarter     $64.67      $69.00   $58.00     1,255
                             $66.96      $68.12   $66.00    10,270
        --   2nd Quarter

---------------

(1) Secondary market transactions are as reported by Stanger & Co., which tracks such transactions on a continuous basis.

EMPLOYEES

     Net 1 and Net 2 have no employees. All necessary personnel are provided, respectively, by Lepercq Net 1 L.P. and Lepercq Net 2 L.P. or its affiliates or agents.

REAL ESTATE PORTFOLIOS

     As of June 30, 2001, Net 1 owned nine properties located in 7 states containing an aggregate of 740,525 net rentable square feet of space, and Net 2 owned fifteen properties located in 10 states containing an aggregate of 1,759,471 net rentable square feet of space.

     The number of properties, annualized revenues, percentage of annualized revenues, square footage and square footage mix of Net 1's and Net 2's respective property portfolios are as follows:

                                     NET 1

                                                   ANNUALIZED   PERCENTAGE OF
                                      NUMBER OF     REVENUES     ANNUALIZED     SQUARE    PERCENTAGE OF
TYPE OF PROPERTY                      PROPERTIES     ($000)       REVENUES      FOOTAGE   SQUARE FOOTAGE
----------------                      ----------   ----------   -------------   -------   --------------
Office..............................      2          $1,922           42%       202,813         27%
Industrial..........................      1             799           17%       196,946         27%
Retail..............................      6           1,907           41%       340,766         46%
                                          --         ------          ---        -------        ---
     Total..........................      9          $4,628          100%       740,525        100%
                                          ==         ======          ===        =======        ===

                                     NET 2

                                                 ANNUALIZED   PERCENTAGE OF
                                    NUMBER OF     REVENUES     ANNUALIZED      SQUARE     PERCENTAGE OF
TYPE OF PROPERTY                    PROPERTIES     ($000)       REVENUES       FOOTAGE    SQUARE FOOTAGE
----------------                    ----------   ----------   -------------   ---------   --------------
Office............................       5        $ 4,168           40%         374,093         21%
Industrial........................       5          3,950           38%       1,058,106         60%
Retail............................       5          2,211           22%         327,272         19%
                                        --        -------          ---        ---------        ---
     Total........................      15        $10,329          100%       1,759,471        100%
                                        ==        =======          ===        =========        ===

     On April 20, 2001, Net 2 sold its property in Earth City, MO, which was vacant. This property was sold for net proceeds of approximately $3.7 million, which was used to repay balances outstanding on Net 2's line of credit.

REAL ESTATE HOLDINGS

     The tables on the following pages sets forth certain information relating to the real property portfolios of each of Net 1 and Net 2. As of October 10, 2001, which was the latest practicable date prior to the printing of this Joint Consent and Proxy Solicitation Statement/Prospectus ($000's except per share data). All of the properties listed for Net 1 and all of the properties listed for Net 2 were 100% leased as of that date.

     NET 1. The following is a detailed schedule of Net 1's real estate and lease terms as of June 30, 2001:

                                                                                               NET
                                                                                   LAND     RENTABLE
                                                                       YEAR        AREA      SQUARE
PROPERTY LOCATION                  TENANT (GUARANTOR)               CONSTRUCTED   (ACRES)     FEET
-----------------                  ------------------               -----------   -------   --------
OFFICE
--------------------
Phoenix, AZ           Bull HN Information Systems, Inc.             1985 & 1994    13.37      137,058
San Diego, CA         Cymer, Inc.                                      1989         2.73       65,755
INDUSTRIAL
--------------------
Henderson, NC         Corporate Express Office Products, Inc.          1998        19.09      196,946
RETAIL
--------------------
Phoenix, AZ           Bally's Health & Tennis Corp.                    1988         3.00       36,556
Sumter, SC            Wal-Mart Stores, Inc.                            1983         7.40      103,377
Brownsville, TX       Wal-Mart Stores, Inc.                            1985         7.90       85,334
Gainesville, GA       Wal-Mart Stores, Inc.                            1984         8.10       89,199


                      BASE LEASE TERM & ANNUAL RENT     RENEWAL
PROPERTY LOCATION      PER NET RENTABLE SQUARE FOOT     OPTIONS
-----------------     -----------------------------     -------
OFFICE
--------------------
Phoenix, AZ           09/29/99 - 10/10/05                    None
                      10/11/00 - 10/10/01:    $7.70
                      10/11/01 - 10/10/02:    $7.90
                      10/11/02 - 10/10/03:    $8.10
                      10/11/03 - 10/10/04:    $8.30
                      10/11/04 - 10/10/05:    $8.50
San Diego, CA         09/27/99 - 01/01/10                    None
                      09/27/99 - 05/31/01:   $11.82
                      06/01/01 - 05/31/03:   $12.42
                      06/01/03 - 05/31/05:   $13.04
                      06/01/05 - 05/31/07:   $13.69
                      06/01/07 - 01/01/10:   $14.37
INDUSTRIAL
--------------------
Henderson, NC         05/31/00 - 01/31/14               5 year(3)
                      05/31/00 - 01/31/02:    $3.61
                      02/01/02 - 01/31/05:    $3.83
                      02/01/05 - 01/31/08:    $4.01
                      02/01/08 - 01/31/11:    $4.19
                      02/01/11 - 01/31/14:    $4.45
RETAIL
--------------------
Phoenix, AZ           07/19/88 - 06/30/08               5 year(2)
                      07/01/98 - 06/30/03:   $20.65
                      07/01/03 - 06/30/08:   $23.03
Sumter, SC            11/27/95 - 01/31/08:    $3.17     5 year(5)
                      plus 1% of gross
                      sales as defined
Brownsville, TX       05/30/97 - 01/31/08:    $3.76     5 year(5)
                      plus 1% of gross
                      sales as defined
Gainesville, GA       12/28/95 - 01/31/09:    $2.45          None
                      plus percentage rent
                      as defined

                                      169

                                                                                               NET
                                                                                   LAND     RENTABLE
                                                                       YEAR        AREA      SQUARE
PROPERTY LOCATION                  TENANT (GUARANTOR)               CONSTRUCTED   (ACRES)     FEET
-----------------                  ------------------               -----------   -------   --------
Stockton, CA          Greyhound Lines, Inc.                            1968         1.67       17,000
Lynchburg, VA         Circuit City Stores, Inc.                        1986         0.84        9,300
                                                                                  ------    ---------
                                                                                   64.10      740,525
                                                                                  ======    =========


                      BASE LEASE TERM & ANNUAL RENT     RENEWAL
PROPERTY LOCATION      PER NET RENTABLE SQUARE FOOT     OPTIONS
-----------------     -----------------------------     -------
Stockton, CA          02/28/89 - 12/31/09              10 year(2)
                      01/01/01 - 12/31/01:   $11.38
                      Annual CPI increases
                      not to exceed 2.75%
Lynchburg, VA         08/22/94 - 11/20/06              10 year(2)
                      11/21/96 - 11/20/01:    $9.23
                      11/21/01 - 11/20/06:   $10.85

    NET 2. The following is a detailed schedule of Net 2's real estate and lease terms as of June 30, 2001:

                                                                                               NET
                                                                                   LAND     RENTABLE
                                                                       YEAR        AREA      SQUARE
PROPERTY LOCATION                  TENANT (GUARANTOR)               CONSTRUCTED   (ACRES)     FEET
-----------------                  ------------------               -----------   -------   --------
OFFICE
--------------------
Wilsonville, OR       Hollywood Entertainment Corporation            1980/1998      8.72      122,853
Hampton, VA           Nextel Communications of Mid-Atlantic, Inc.      1999        14.34      100,632
Highland Heights, OH  The Tranzonic Companies                        1968/1989      5.23       94,657


                      BASE LEASE TERM & ANNUAL RENT     RENEWAL
PROPERTY LOCATION      PER NET RENTABLE SQUARE FOOT     OPTIONS
-----------------     -----------------------------     -------
OFFICE
--------------------
Wilsonville, OR       09/29/98 - 11/30/08               5 year(1)
                      09/29/98 - 01/31/02:   $10.95
                      02/01/02 - 12/31/05:   $11.95
                      01/01/06 - 11/30/08:   $13.25
Hampton, VA           03/20/00 - 12/31/09               5 year(4)
                      01/01/01 - 12/31/01:   $11.83
                      01/01/02 - 12/31/02:   $12.07
                      01/01/03 - 12/31/03:   $12.31
                      01/01/04 - 12/31/04:   $12.56
                      01/01/05 - 12/31/05:   $12.81
                      01/01/06 - 12/31/06:   $13.07
                      01/01/07 - 12/31/07:   $13.33
                      01/01/08 - 12/31/08:   $13.60
                      01/01/09 - 12/31/09:   $13.87
Highland Heights, OH  02/28/89 - 02/28/09              10 year(2)
                      03/01/99 - 08/31/01:    $7.47
                      09/01/01 - 02/28/09
                      Adjusted by CPI
                      factor not to exceed
                      4.5% per annum

                                      170

                                                                                               NET
                                                                                   LAND     RENTABLE
                                                                       YEAR        AREA      SQUARE
PROPERTY LOCATION                  TENANT (GUARANTOR)               CONSTRUCTED   (ACRES)     FEET
-----------------                  ------------------               -----------   -------   --------
Tucson, AZ            Cox Communications, Inc.                         1988         3.58       28,591
Milford, CT           IKON Office Solutions                            1994         3.01       27,360
INDUSTRIAL
--------------------
Ocala, FL             Associated Grocers of Florida, Inc.              1976        75.00      668,034
Plymouth, MI          Johnson Controls, Inc.                           1996        24.00      134,160
Columbia, SC          Stone Container Corporation                    1968/1998     10.76      185,961
Columbus, OH          Ameritech Services, Inc.                         1990        10.12       20,000
Tempe, AZ             The Tranzonic Companies                          1981         2.81       49,951


                      BASE LEASE TERM & ANNUAL RENT     RENEWAL
PROPERTY LOCATION      PER NET RENTABLE SQUARE FOOT     OPTIONS
-----------------     -----------------------------     -------
Tucson, AZ            09/28/90 - 09/30/10                    None
                      10/01/98 - 09/30/10:   $12.48
                      Adjusted by 3x CPI
                      not to exceed rent,
                      as defined
Milford, CT           12/23/94 - 12/31/04               5 year(4)
                      01/01/00 - 12/31/04:   $12.31
INDUSTRIAL
--------------------
Ocala, FL             01/08/99 - 12/31/18              10 year(2)
                      01/08/99 - 12/31/03:    $2.80
                      01/01/04 - 12/31/08:    $3.09
                      01/01/09 - 12/31/13:    $3.42
                      01/01/14 - 12/31/18:    $3.77
Plymouth, MI          05/19/00 - 12/22/06:    $4.84     5 year(2)
                      Annual escalations
                      equal to 3x the
                      percentage increase
                      in CPI, not to exceed
                      4.5% per annum
Columbia, SC          08/04/99 - 08/31/12                    None
                      09/01/00 - 08/31/03:    $2.71
                      09/01/03 - 08/31/06:    $2.91
                      09/01/06 - 08/31/08:    $3.12
                      09/01/08 - 08/31/12:    $3.32
Columbus, OH          09/14/90 - 05/31/05                    None
                      06/01/00 - 05/31/05:   $12.75
Tempe, AZ             02/28/89 - 02/28/09              10 year(2)
                      03/01/99 - 08/31/01:    $3.76
                      09/01/01 - 02/28/09
                      Adjusted by CPI factor
                      not to exceed 4.5%
                      per annum

                                      171

                                                                                               NET
                                                                                   LAND     RENTABLE
                                                                       YEAR        AREA      SQUARE
PROPERTY LOCATION                  TENANT (GUARANTOR)               CONSTRUCTED   (ACRES)     FEET
-----------------                  ------------------               -----------   -------   --------
RETAIL
--------------------
Westland, MI          Sam's Real Estate Business Trust                 1987         9.70      102,826
Canton, OH            Best Buy Co., Inc.                               1995         6.59       46,350
Eau Claire, WI        Kohl's Department Stores, Inc.                   1994         6.24       76,164
Spartanburg, SC       Best Buy Co., Inc.                               1996         7.49       45,800
Jacksonville, AL      Wal-Mart Real Estate Business Trust              1982         5.21       56,132
                                                                                  ------    ---------
                                                                                  192.80    1,759,471
                                                                                  ======    =========


                      BASE LEASE TERM & ANNUAL RENT     RENEWAL
PROPERTY LOCATION      PER NET RENTABLE SQUARE FOOT     OPTIONS
-----------------     -----------------------------     -------
RETAIL
--------------------
Westland, MI          06/06/97 - 01/31/09:    $7.32          None
                      plus 1% of gross
                      sales as defined
Canton, OH            07/24/98 - 02/26/18:   $10.03     5 year(3)
Eau Claire, WI        06/22/94 - 01/25/15               5 year(4)
                      06/22/94 - 03/31/04:    $5.71
                      04/01/04 - 01/25/15:    $6.15
Spartanburg, SC       07/24/98 - 02/26/18:    $8.62     5 year(3)
Jacksonville, AL      06/29/99 - 01/31/09:    $2.60     5 year(5)
                      plus 1% of gross
                      sales as defined

                       FEDERAL INCOME TAX CONSIDERATIONS

     The following is a general discussion of the material federal income tax considerations associated with the Transaction.

     Paul, Hastings, Janofsky & Walker LLP has given an opinion to the effect that this discussion, to the extent that it contains descriptions of applicable federal income tax law or legal conclusions with respect thereto, is a fair and accurate summary under current law of the material United States federal income tax consequences to the limited partners of the mergers described herein. Although Paul, Hastings, Janofsky & Walker has not made an independent investigation of the facts set forth herein, no facts have come to our attention that would cause us to believe that this discussion contains an untrue statement of material fact or omits to state a material fact required to be stated or necessary to make the statements herein not misleading in light of the circumstances in which they are made.

     This discussion is based on the Internal Revenue Code of 1986, as amended, which is referred to as the Code, existing regulations under the Code and current rulings and court decisions in effect as of the date of this Joint Consent and Proxy Solicitation Statement/Prospectus, all of which are subject to change, retroactively or prospectively, and to possibly differing interpretations. The following discussion is not intended to be and should not be construed as tax advice. An opinion of counsel merely represents counsel's best judgment with respect to the probable outcome on the merits and is not binding on the Internal Revenue Service or the courts. Accordingly, there can be no assurance that the Internal Revenue Service will not take a contrary position, that the applicable law will not change, or that any such change will not have retroactive effect. In addition, this discussion only applies to prospective holders of common shares and dissenter debentures. It does not discuss all of the aspects of federal income taxation that may be relevant to a prospective holder in light of its particular circumstances or to certain types of holders who are subject to special rules such as insurance companies, tax-exempt entities, financial institutions or broker-dealers, foreign corporations and persons who are not citizens or residents of the United States.

     This summary does not give a detailed discussion of any state, local or foreign tax considerations. No ruling on the federal, state or local tax considerations relevant to the operations of Lexington, the Transaction, the ownership or disposition of common shares or dissenter debentures is being requested from the Internal Revenue Service or from any other tax authority.

     Limited partners of the Net Partnerships should consult their own tax advisors in determining the federal, state, local, foreign and other tax consequences to them of the receipt, ownership, and disposition of common shares and cash, or dissenter debentures, the tax treatment of a REIT, and potential changes in applicable tax laws.

CERTAIN TAX DIFFERENCES BETWEEN THE OWNERSHIP OF UNITS AND COMMON SHARES

     If the Transaction is consummated, each limited partner of a Net Partnership, other than limited partners who dissent and elect to receive dissenter debentures, will receive common shares and cash.

     The character and amount of income reportable by owners of common shares in the future could differ from the character and amount of income reportable by owners of units. Each Net Partnership is a partnership for federal income tax purposes, and therefore is not subject to taxation. Currently, limited partners, as owners of units, must take into account their distributive share of all income, loss and separately stated partnership items, regardless of the amount of any distributions of cash to them. Each Net Partnership supplies that information to their limited partners annually on a Schedule K-1. The character of the income that limited partners recognize depends upon the assets and activities of their Net Partnership and may, in some circumstances, be treated as income which may be offset by any losses that limited partners may have from passive activities.

     In contrast to the tax treatment of limited partners described above, shareholders, as owners of common shares, are taxed based on the amount of distributions they receive from Lexington. Each year Lexington sends to each shareholder a Form 1099-DIV reporting the amount of taxable and nontaxable distributions paid to such shareholder during the preceding year. The taxable portion of these distributions depends on the

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amount of Lexington's earnings and profits. The portion of distributions made to shareholders by Lexington that constitutes taxable income to shareholders could differ from the portion of distributions made to limited partners by their respective Net Partnerships that constitutes taxable income to limited partners. In addition, the character of this income to a shareholder does not depend on its character to Lexington. The income will generally be ordinary dividend income to shareholders and will be classified as portfolio income under the passive loss rules, except with respect to capital gains dividends, discussed below. Furthermore, if Lexington incurs a taxable loss, the loss will not be passed through to shareholders.

     For other differences attributable to Lexington's status as a REIT, see "-- Taxation of Lexington" and "-- Taxation of Taxable U.S. Shareholders --" below.

TAX CONSEQUENCES OF THE MERGERS

     GENERAL. On January 4, 2001, the Treasury Department issued final regulations regarding the tax treatment of a merger of two or more partnerships. The provisions of the final regulations are highly technical and complex. Limited partners are urged to consult their own tax advisors, as the following is only a summary of the material tax consequences of the transaction. Because of the recent and complex nature of these final regulations, there can be no assurance that they will be applied in the manner described herein.

     If the Transaction is consummated, each Net Partnership will be merged with and into Net 3. The federal income tax treatment of a limited partner will depend on whether the limited partner receives common shares and cash or elects to receive dissenter debentures. A limited partner that receives common shares and cash will be deemed to consent to treat the transaction for tax purposes as a sale of its Net Partnership units to Net 3. A limited partner that does not consent to this tax treatment and elects to receive dissenter debentures will be allocated gain or loss realized by its Net Partnership as a result of the merger. Regardless of whether a limited partner consents or does not consent, the Transaction will result in taxable gain or loss to all limited partners.

     CONSEQUENCES TO THE NET PARTNERSHIPS. Under the final regulations, the merger of each Net Partnership into Net 3 would be treated as if each Net Partnership transferred its assets and liabilities to Net 3 in exchange for common shares, cash and dissenter debentures, if any. Each Net Partnership would then be treated as though it liquidated and distributed the shares, cash and debentures to the respective limited partners. This tax treatment is generally referred to as an asset-over merger. Notwithstanding the foregoing, the final regulations permit the parties to a partnership merger to apply special treatment to exiting partners. Under this special provision, the parties may treat any transfers of cash or other property, made by the acquiring partnership to a partner in the merging partnership for the partner's interest in the merging partnership, as a direct sale of that interest to the acquiring partnership, rather than as part of the asset-over merger. This direct sale treatment is available if the selling partner consents to treat the transaction as a direct sale. Such direct sale is deemed to occur immediately before the asset-over merger. In addition, the preamble to the final regulations indicates that the Internal Revenue Service will apply the technical termination rules of the Code to a merging partnership if 50% or more of the total interests in the merging partnership are sold. Under the technical termination rules, a partnership is treated as if it reorganized itself into a new partnership. Its "new" partners are the partners to whom the 50% or more interests in the merging partnership were sold and any remaining partners that did not sell. The preamble to the final regulations provides that this technical termination occurs immediately before the asset-over merger.

     Under the final regulations, each Net Partnership merger with Net 3 will be treated as an asset-over merger for federal income tax purposes. However, since the limited partners of each Net Partnership that receive common shares and cash will have consented to direct sale treatment, these limited partners will be treated as selling their Net Partnership units to Net 3. In addition, because each merger will be consummated only if more than 50% of the limited partners of each Net Partnership approve the transaction, thereby accepting common shares and cash, and therefore, more than 50% of the limited partners would be treated as selling their respective units, each Net Partnership will be treated as reorganizing under the technical termination rules. Under those rules, consenting limited partners will be treated as selling their Net Partnership units as part of the technical termination. After the termination, the remaining limited partners of

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the Net Partnerships will be (1) the new partner that purchased the consenting limited partners' interests, i.e., Net 3, and (2) the dissenting limited partners that receive dissenter debentures. As a result, the consenting limited partners should not be treated as participating in the asset-over merger of each Net Partnership into Net 3. In addition, because the common shares and the cash would be deemed transferred to the consenting limited partners as part of the technical termination, that consideration should not be treated as part of the asset-over merger.

     In the asset-over merger, each Net Partnership should be treated as transferring all of its assets and liabilities to Net 3 in exchange for any dissenter debentures. Each Net Partnership should then be treated as liquidating and distributing the dissenter debentures it received from Net 3 to its respective dissenting limited partners.

     TAX CONSEQUENCES TO THE CONSENTING LIMITED PARTNERS. A limited partner that receives common shares and cash, and thereby consents to direct sale treatment, will recognize taxable gain or loss equal to the difference between
(1) the consideration it receives and its share of the Net Partnership's liabilities assumed by Net 3 and (2) its adjusted tax basis in its units. The consideration a consenting limited partner receives will be the limited partner's share of that number of common shares and amount of cash equal to the agreed upon adjusted net asset value of the units of the limited partner's Net Partnership. The limited partner's share of common shares and cash will be equal to that value attributable to the units held by the limited partner. The limited partner will receive 50% of such value in Lexington common shares and 50% of such value in cash. See the section above entitled "THE MERGERS -- The Merger Consideration." The consideration a consenting limited partner receives will be valued at the fair market value of the common shares and the amount of cash.

     TAX CONSEQUENCES TO THE DISSENTING LIMITED PARTNERS. A limited partner that elects to receive dissenter debentures and does not consent to direct sale treatment will recognize taxable gain or loss as part of the asset-over merger. The amount of gain or loss realized by each Net Partnership in the asset-over merger should be based on the difference between (1) the sum of the principal amount of the dissenter debentures received by the Net Partnership and the limited partners' share of the Net Partnership's liabilities assumed by Net 3 and (2) the Net Partnership's adjusted tax basis in its assets. This amount of gain or loss realized by each Net Partnership will be allocated to their respective dissenting limited partners in accordance with the Net Partnership's partnership agreement. Each dissenting limited partner must report its allocable share of such gain or loss pursuant to these terms.

     Gains or losses realized by each Net Partnership from transfers of non-dealer real estate in the mergers are likely to be treated as realized from the sale of a "Section 1231 asset" (i.e., real property and depreciable assets used in a trade or business and held for more than one year). Each limited partner's share of gains or losses from the sale of Section 1231 assets of its Net Partnership would be combined with any other Section 1231 gains and losses that such limited partner recognizes in that year. If the result is a net loss, such Section 1231 gains and losses will be characterized as ordinary. If the result is a net gain, Section 1231 gains and losses will be characterized as capital, except that the gain will be treated as ordinary income to the extent of any "non-recaptured Section 1231 losses." For these purposes, the term "non-recaptured Section 1231 losses" means aggregate net Section 1231 losses for the five most recent prior years that have not been previously recaptured. Gain recognized on the sale of personal property will be taxed as ordinary income to the extent of all prior depreciation deductions taken by the respective Net Partnership prior to sale. In general, limited partners who are individuals may only use up to $3,000 of capital losses in excess of capital gains to offset ordinary income in any taxable year. Any excess loss is carried forward to future years subject to the same limitations.

     A limited partner that receives dissenter debentures in the transaction should not recognize further gain or loss upon the liquidation of its Net Partnership, aside from the gain or loss allocated to each dissenting limited partner as described above. A dissenting limited partner's basis in the dissenter debentures received will be equal to its adjusted basis in its units, as adjusted by the partner's distributive share of income, gain, loss, deduction and credit for the final taxable year of the Net Partnership. Such distributive share will include any items recognized by the partnership as a result of the Transaction. Adjustments to be made before calculating the basis to the dissenter debentures will also include adjustments for any distributions the

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dissenting limited partner receives, including any deemed distributions relating to liabilities, in the final taxable year, but will not include the distribution of the dissenter debentures. The dissenting limited partner's holding period for the dissenter debentures for purposes of capital gain or loss will begin on the closing date of the Transaction.

     TAX CONSEQUENCES OF THE TRANSACTION TO LEXINGTON. Lexington should not recognize gain or loss as a result of the Transaction. The aggregate basis of Lexington's assets will be allocated among such assets in accordance with their relative fair market values as described in Section 1060 of the Code.

     TAX CONSEQUENCES TO TAX-EXEMPT PARTNERS. The Transaction may result in the recognition by tax-exempt partners of material unrelated business taxable income.

     TAX ISSUES RELATING TO FOREIGN LIMITED PARTNERS. The Foreign Investment in Real Property Tax Act of 1980 ("FIRPTA") subjects foreign investors to United States taxation at regular United States rates on gain from the sale of United States real property interests such as United States real estate and interests in partnerships holding United States real estate. FIRPTA also imposes withholding on such sales.

     Lexington believes that substantially all of the assets in the Net Partnerships consist of United States real property interests. Accordingly, foreign limited partners will be subject to tax upon the consummation of the Transaction.

     Section 1446 of the Code requires partnerships to withhold at a 39.6 percent rate with respect to noncorporate foreign partners and at a 35 percent rate with respect to corporate foreign partners on "effectively connected taxable income" allocable to foreign partners. A foreign partner's distributive share of the income from a disposition of a United States real property interest is subject to withholding under Section 1446 because FIRPTA characterizes such gain as effectively connected taxable income. Any amounts withheld with respect to the distributive share of a foreign partner are treated as a credit against the United States tax liability of such partner for the taxable year to which the withholding relates. Withheld amounts are treated as a distribution on the last day of the partnership taxable year for which the withheld amount was paid or, if earlier, on the last day on which the partner owned an interest in the partnership.

     To satisfy the above withholding obligation with respect to the Transaction, either or both of the Net Partnerships may retain and place in an escrow account, or similar arrangement, the common shares and cash or dissenter debentures to be received by any foreign limited partner, pending a sale of a portion of the common shares sufficient to satisfy the withholding requirement or, alternatively, the receipt of an amount of cash from such foreign limited partner sufficient to satisfy the withholding requirement.

TREATMENT OF HOLDERS OF DISSENTER DEBENTURES

     STATED INTEREST. Limited partners that receive dissenter debentures must include stated interest in income in accordance with their method of tax accounting. Accordingly, limited partners that use the accrual method of tax accounting must include stated interest in income as it accrues and, limited partners that use the cash method of tax accounting must include stated interest in income as it is actually or constructively received.

     Interest income will constitute portfolio income, not passive activity income, for purposes of Section 469 of the Code. Accordingly, such income will not be subject to reduction by losses from passive activities, i.e., any trade or business held as a limited partner with no material participation, for limited partners that are subject to the passive activity loss rules. Income attributable to interest payments may be offset by investment expense deductions, however, subject to the limitation that individual investors may only deduct miscellaneous itemized deductions (including investment expenses) to the extent such deductions exceed two percent of their adjusted gross income.

     RECEIPT OF PRINCIPAL. Holders of dissenter debentures will recognize gain or loss when Lexington pays principal under the dissenter debentures. The amount of gain or loss recognized at the time the principal payments are made will be equal to the difference between the amount of the principal payments and the holder's basis in the dissenter debenture. If, however, the dissenter debentures are redeemed in part prior to

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their maturity date, the amount of gain or loss recognized at the time the principal payments are made will be equal to the difference between the amount of the principal payments made and a proportionate amount of the holder's basis in the dissenter debentures. To the extent a holder's adjusted tax basis in its dissenter debentures is greater than the face amount of the dissenter debentures, the excess should be treated as a capital loss upon the retirement or maturity of the dissenter debentures.

     DISPOSITION OF DEBENTURES. In general, holders of dissenter debentures will recognize gain or loss upon the sale, exchange, redemption or other taxable disposition of such dissenter debentures measured by the difference between (1) the amount of cash and the fair market value of property received (except, for accrual method taxpayers, to the extent attributable to the payment of accrued interest) and (2) such holder's tax basis in the dissenter debenture. Any such gain or loss will generally be long-term capital gain or loss, provided the dissenter debenture was a capital asset of such holder and was held for more than one year.

     FRACTIONAL SHARES. Cash received in lieu of a fractional share interest in common shares will be treated as a payment in exchange for such fractional share interest. Accordingly, the receipt of cash in lieu of a fractional share interest in common shares will generally result in capital gain or loss, measured by the difference between the cash received for the fractional share and the holder's basis in the fractional share.

TAXATION OF LEXINGTON

     GENERAL. Lexington has elected to be taxed as a REIT under Sections 856 through 860 of the Code commencing with its taxable year ended December 31, 1993. In the opinion of Paul, Hastings, Janofsky & Walker LLP, based on the factual representations that are described in this discussion and in the officer's certificates, commencing with its taxable year ended December 31, 1993, Lexington has been organized and has operated in conformity with the requirements for qualification as a REIT under the Code and Lexington's current and proposed method of operation, taking into account the anticipated mergers of the Net Partnerships with and into Net 3, will enable it to continue to meet the requirements for qualification and taxation as a REIT. Lexington intends to conduct its operations so as to continue to qualify for taxation as a REIT. No assurance, however, can be given that such requirements will be met in the future. Qualification and taxation as a REIT depend on Lexington's ability to satisfy on a continuing basis, through actual annual operating results, the required distribution levels, diversity of share ownership and various qualification tests imposed under the Code, as discussed below, the results of which will not be reviewed by counsel. Given the highly complex nature of the rules governing REITs, the ongoing importance of factual determinations, and the possibility of future changes in circumstances of Lexington, no assurance can be given that the actual results of Lexington's operations for any one taxable year have satisfied or will continue to satisfy such requirements.

     The following is a general summary of the federal income tax treatment of a REIT and its shareholders and is qualified in its entirety by any applicable Code and other tax provisions.

     REIT QUALIFICATION. Lexington must be organized as an entity that would, if it does not maintain its REIT status, be taxable as a regular corporation. Lexington cannot be a financial institution or an insurance company. Lexington must be managed by one or more trustees or directors. Lexington's taxable year must be the calendar year. Lexington's beneficial ownership must be evidenced by transferable shares. Lexington's capital stock must be beneficially owned by at least 100 persons during at least 335 days of a taxable year of 12 months or during a proportionate part of a taxable year of less than 12 months. Not more than 50% of the value of the outstanding shares of Lexington's capital stock may be held, applying the applicable constructive ownership rules of the Code, by five or fewer individuals at any time during the last half of each of Lexington's taxable years. Lexington must also meet other tests, described below, regarding the nature of its income and assets and the amount of its distributions.

     Lexington's outstanding common shares are owned by a sufficient number of investors and in appropriate proportions to permit it to satisfy these stock ownership requirements. To protect against violations of these stock ownership requirements, Lexington's Declaration of Trust provides that no person is permitted to own, applying constructive ownership tests set forth in the Code, more than 9.8% of the outstanding common shares, unless the trustees are provided evidence satisfactory to them in their sole discretion that Lexington's

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qualification as a REIT will not be jeopardized. In addition, Lexington's
Declaration of Trust contains restrictions on transfers of capital stock, as well as provisions that automatically convert shares into excess securities to the extent that the ownership otherwise might jeopardize Lexington's REIT status. These restrictions, however, may not ensure that Lexington will, in all cases, be able to satisfy the stock ownership requirements. If Lexington fails to satisfy these stock ownership requirements, except as provided in the next sentence, its status as a REIT will terminate. However, if Lexington complies with the rules contained in applicable Treasury regulations that require Lexington to ascertain the actual ownership of shares and Lexington does not know, or would not have known through the exercise of reasonable diligence, that it failed to meet the 50% ownership requirement described above, it will be treated as having met this requirement. See the section below entitled
"-- Failure to Qualify as a REIT."

     To monitor Lexington's compliance with the share ownership requirements, it is required to and does maintain records disclosing the actual ownership of common shares. To do so, Lexington will demand written statements each year from the record holders of certain percentages of shares, disclosing the actual owners of the shares who are required to include in gross income the REIT dividends. A list of those persons failing or refusing to comply with this demand will be maintained as part of Lexington's records. Shareholders who fail or refuse to comply with the demand must submit a statement with their tax returns disclosing the actual ownership of the shares and other information.

     The Code allows a REIT to own wholly-owned subsidiaries which are "qualified REIT subsidiaries." The Code provides that a qualified REIT subsidiary is not treated as a separate corporation, and all of its assets, liabilities and items of income, deduction and credit are treated as assets, liabilities and items of income, deduction and credit of the REIT. Thus, in applying the requirements described herein, Lexington's qualified REIT subsidiaries will be ignored, and all assets, liabilities and items of income, deduction and credit of such subsidiaries will be treated as Lexington's assets, liabilities and items of income, deduction and credit.

     For taxable years beginning on or after January 1, 2001, a REIT may also hold any direct or indirect interest in a corporation that qualifies as a "taxable REIT subsidiary", as long as the REIT's aggregate holdings of taxable REIT subsidiary securities do not exceed 20% of the value of the REIT's total assets. A taxable REIT subsidiary is a fully taxable corporation that generally is permitted to engage in businesses, own assets, and earn income that, if engaged in, owned, or earned by the REIT, might jeopardize REIT status or result in the imposition of penalty taxes on the REIT. To qualify as a taxable REIT subsidiary, the subsidiary and the REIT must make a joint election to treat the subsidiary as a taxable REIT subsidiary. A taxable REIT subsidiary also includes any corporation (other than a REIT or a qualified REIT subsidiary) in which a taxable REIT subsidiary directly or indirectly owns more than 35% of the total voting power or value. A taxable REIT subsidiary will pay tax at regular corporate income rates on any taxable income it earns. Moreover, the Code contains rules, including rules requiring the imposition of taxes on a REIT at the rate of 100% on certain reallocated income and expenses, to ensure that contractual arrangements between a taxable REIT subsidiary and its parent REIT are at arm's-length.

     In the case of a REIT which is a partner in a partnership or any other entity, such as a limited liability company, that is treated as a partnership for federal income tax purposes, Treasury regulations provide that the REIT will be deemed to own its proportionate share of the assets of the partnership. Also, the REIT will be deemed to be entitled to its proportionate share of the income of the partnership. The character of the assets and gross income of the partnership retains the same character in the hands of the REIT for purposes of satisfying the gross income tests and the asset tests described below. Thus, Lexington's proportionate share of the assets and items of income of any partnership in which it owns an interest are treated as its assets and items of income for purposes of applying the requirements described in this discussion.

     Lexington currently satisfies, and expects to continue to satisfy, each of these requirements discussed above. Lexington also currently satisfies, and expects to continue to satisfy, the requirements that are separately described below concerning the nature and amounts of its income and assets and the levels of required annual distributions.

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     SOURCES OF GROSS INCOME.  In order to qualify as a REIT for a particular year, Lexington also must meet two tests governing the sources of its income -- a 75% gross income test and a 95% gross income test. These tests are designed to ensure that a REIT derives its income principally from passive real estate investments.

     75% GROSS INCOME TEST. At least 75% of a REIT's gross income for each taxable year must be derived from specified classes of income that are principally real estate related. The permitted categories of principal importance to Lexington are:

          (1)  rents from real property;

          (2)  interest on loans secured by real property;

          (3) gain from the sale of real property or loans secured by real property;

          (4) income from the operation and gain from the sale of property acquired in a foreclosure of a mortgage securing that property ("foreclosure property");

          (5) distributions on, or gain from the sale of, shares of other qualifying REITs;

          (6)  abatements and refunds of real property taxes;

          (7) amounts received as consideration for entering into agreements to make loans secured by real property or to purchase or lease real property; and

          (8) "qualified temporary investment income," which is income from qualified temporary investment property (described below).

     Gross income under the 75% income test, as well as the 95% income test described below, does not include gross income from "prohibited transactions." A prohibited transaction is a sale of property held primarily for sale to customers in the ordinary course of business ("dealer property"), not including foreclosure property and not including dealer property that Lexington has held for at least four years.

     Lexington expects that substantially all of its operating gross income will be considered rent from real property and interest income. Rent from real property is qualifying income for purposes of the gross income tests only if certain conditions are satisfied. Rent from real property includes charges for services customarily rendered to tenants, and rent attributable to personal property leased together with the real property so long as the personal property rent is not more than 15% of the total rent received or accrued under the lease for the taxable year. Lexington does not expect to earn material amounts in these categories. Rent from real property generally does not include rent based on the income or profits derived from the property. However, rent based on a percentage of gross receipts or sales is permitted as rent from real property. Also excluded from "rents from real property" is rent received from a person or corporation in which Lexington or any of its 10% or greater owners owns a 10% or greater interest. A third exclusion from qualifying rent income covers amounts received with respect to real property if Lexington furnishes services to the tenants or manages or operates the property, other than through an "independent contractor" from whom Lexington does not derive any income or through a taxable REIT subsidiary.

     95% GROSS INCOME TEST. In addition to earning at least 75% of its gross income from the types listed above, 95% of Lexington's gross income for each taxable year must generally consist of the same types permitted under the 75% income test, dividends, interest or gains from the sale or other disposition of stock or other securities that do not constitute dealer property. This test permits a REIT to earn a significant portion of its income from traditional "passive" investment sources that are not necessarily real estate related. The term "interest" (under both the 75% and 95% income tests) does not include amounts that are based on the income or profits of any person, unless the computation is based only on a fixed percentage of receipts or sales.

     Lexington believes that substantially all of its rental income will be qualifying income under the gross income tests, and that its provision of services will not cause the rental income to fail to be qualifying income under that test. Upon the ultimate sale of Lexington's properties, any gains realized also are expected to constitute qualifying income, as gain from the sale of real property not involving a prohibited transaction.

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     FAILING THE 75% OR 95% GROSS INCOME TESTS; REASONABLE CAUSE.  As a result of the 75% and 95% income tests, REITs generally are not permitted to earn more than 5% of their gross income from active sources, including brokerage commissions or other fees for services rendered. Lexington may receive certain types of that income. This type of income will not qualify for the 75% or 95% income tests but is not expected to be significant and, together with other nonqualifying income, is expected to be at all times less than 5% of Lexington's annual gross income. While Lexington does not anticipate that it will earn substantial amounts of nonqualifying income, if nonqualifying income exceeds 5% of its gross income in any taxable year, it could lose its status as a REIT.

     If Lexington fails to meet either the 75% or 95% income tests during a taxable year, it may still qualify as a REIT for that year if (1) it reports the source and nature of each item of its gross income in its federal income tax return for that year; (2) the inclusion of any incorrect information in its return is not due to fraud with intent to evade tax; and (3) the failure to meet the tests is due to reasonable cause and not due to willful neglect. It is not possible, however, to state whether in all circumstances Lexington would be entitled to the benefit of this relief provision. For example, if Lexington fails to satisfy the gross income tests because nonqualifying income that it intentionally accrues or receives causes it to exceed the limits on nonqualifying income, the IRS could conclude that its failure to satisfy the tests was not due to reasonable cause. If these relief provisions do not apply to a particular set of circumstances, Lexington will not qualify as a REIT. As discussed below, even if these relief provisions apply, and Lexington retains its status as a REIT, a tax would be imposed with respect to its non-qualifying income. Lexington would be subject to a 100% tax based on the greater of the amount by which it fails either the 75% or 95% income tests for that year.

     PROHIBITED TRANSACTION INCOME. Any gain that Lexington realizes on the sale of any property held as inventory or other dealer property, including Lexington's share of any such gain realized by any subsidiary partnerships, will be treated as income from a prohibited transaction that is subject to a 100% penalty tax. This prohibited transaction income may also adversely affect Lexington's ability to satisfy the income tests for qualification as a REIT. Whether property is held as inventory or is dealer property depends on all the facts and circumstances surrounding the particular transaction. Lexington intends to hold its properties, and its subsidiary partnerships intend to hold their properties, for investment with a view to long-term appreciation, to engage in the business of acquiring, developing and owning properties, and to make occasional sales of the properties as are consistent with their investment objectives. The IRS may contend, however, that one or more of these sales is subject to the 100% penalty tax.

     CHARACTER OF ASSETS OWNED. At the close of each calendar quarter of Lexington's taxable year, Lexington also must satisfy the following tests concerning the nature of its investments. At least 75% of the value of its total assets generally must consist of real estate assets, cash, cash items (including receivables) and government securities. For this purpose, "real estate assets" include interests in real property, interests in loans secured by mortgages on real property or by certain interests in real property, shares in other REITs and certain options, but excluding mineral, oil or gas royalty interests. Qualified temporary investment property, which is stock or debt instruments attributable to the temporary investment of new capital, also qualifies under this 75% asset test, but only for the one-year period beginning on the date Lexington receives the new capital. In addition, not more than 25% of Lexington's total assets may be represented by securities other than those in the 75% asset class. Not more than 20% of the value of Lexington's total assets may be represented by securities of one or more taxable REIT subsidiaries (as defined above under "REIT Qualification"). Except for investments included in the 75% asset class, securities in a taxable REIT subsidiary or qualified REIT subsidiary and certain partnership interests and debt obligations, (1) not more than 5% of the value of Lexington's total assets may be represented by securities of any one issuer, (2) Lexington may not hold securities that possess more than 10% of the total voting power of the outstanding securities of a single issuer and (3) Lexington may not hold securities that have a value of more than 10% of the total value of the outstanding securities of any one issuer.

     Lexington believes that substantially all of its assets consist and, after the Transaction, will consist of (1) real properties, (2) stock or debt investments that earn qualified temporary investment income, (3) other qualified real estate assets, and (4) cash, cash items and government securities. Lexington may also invest in securities of other entities, provided that such investments will not prevent it from satisfying the asset and income tests for REIT qualification set forth above.

     After initially meeting the asset tests at the close of any quarter, Lexington will not lose its status as a REIT for failure to satisfy the asset tests at the end of a later quarter solely by reason of changes in asset values. If Lexington fails to satisfy the asset tests because it acquires securities or other property during a quarter, it can cure this failure by disposing of sufficient nonqualifying assets within 30 days after the close of that quarter. Lexington intends to take such action within the 30 days after the close of any quarter as may be required to cure any noncompliance. If Lexington fails to cure noncompliance with the asset tests within this time period, Lexington would cease to qualify as a REIT.

     ANNUAL DISTRIBUTIONS TO SHAREHOLDERS. To maintain its REIT status, Lexington generally must distribute as a dividend to its shareholders in each taxable year at least 90% (95% with respect to taxable years ended prior to January 1, 2001) of its net ordinary income. Capital gain is not required to be distributed. More precisely, Lexington must distribute an amount equal to (1) 90% of the sum of (a) its "REIT Taxable Income" before deduction of dividends paid and excluding any net capital gain and (b) any net income from foreclosure property less the tax on such income, minus (2) "excess noncash income," such as income attributable to leveled stepped rents, cancellation of indebtedness and original issue discount. REIT Taxable Income is the taxable income of the REIT, computed as if it were an ordinary corporation, with certain modifications. For example, the deduction for dividends paid is allowed, but neither net income from foreclosure property, nor net income from prohibited transactions, is included. In addition, the REIT may carry over, but not carry back, a net operating loss for 20 years following the year in which it was incurred.

     A REIT may satisfy the distribution test with dividends paid during the taxable year and with certain dividends paid after the end of the taxable year. Dividends paid in January that were declared during the last calendar quarter of the prior year and were payable to shareholders of record on a date during the last calendar quarter of that prior year are treated as paid on December 31 of the prior year. Other dividends declared before the due date of Lexington's tax return for the taxable year, including extensions, also will be treated as paid in the prior year if they are paid (1) within 12 months of the end of that taxable year and (2) no later than Lexington's next regular distribution payment. Dividends that are paid after the close of a taxable year that do not qualify under the rule governing payments made in January (described above) will be taxable to the shareholders in the year paid, even though Lexington may take them into account in a prior year.

     Lexington will be taxed at regular corporate rates to the extent that it retains any portion of its taxable income. For example, if Lexington distributes only the required 90% of its taxable income for 2001, it would be taxed on the retained 10%. A nondeductible excise tax equal to 4% will be imposed for each calendar year to the extent that dividends declared and distributed or deemed distributed before December 31 are less than the sum of (a) 85% of Lexington's "ordinary income" plus (b) 95% of Lexington's capital gain net income plus (c) any undistributed income from prior periods.

     Lexington believes that it has distributed and intends to continue to distribute to its shareholders in a timely manner such amounts sufficient to satisfy the annual distribution requirements. However, Lexington may not have sufficient cash or other liquid assets to meet the distribution requirement. This could arise because of competing demands for its funds, or because income may have to be reported for tax purposes before cash is received, or expenses may have to be paid before a tax deduction is allowed. Although Lexington does not anticipate any difficulty in meeting this requirement, no assurance can be given that necessary funds will be available. In the event these circumstances do occur, then in order to meet the distribution requirement, Lexington may cause its operating partnership to arrange for short-term, or possibly long-term, borrowings to permit the payment of required dividends.

     If Lexington fails to meet the distribution requirement because of an adjustment to its taxable income by the IRS, it may be able to cure the failure retroactively by paying a "deficiency dividend," as well as applicable interest and penalties, within a specified period.

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

TAXATION AS A REIT

     As a REIT, Lexington generally will not be subject to corporate income tax to the extent it currently distributes its REIT Taxable Income to its shareholders. This treatment effectively eliminates the "double taxation" imposed on investments in most corporations. Double taxation refers to taxation that occurs once at the corporate level when income is earned and once again at the shareholder level when such income is distributed. Lexington generally will be taxed only on the portion of its taxable income that it retains, which will include any undistributed net capital gain, because it will be entitled to a deduction for dividends paid to shareholders during the taxable year. A dividends paid deduction is not available for dividends that are considered preferential within any given class of shares or as between classes except to the extent that class is entitled to a preference. Because excess stock will represent a separate class of outstanding shares, the fact that those shares will not be entitled to dividends should not adversely affect Lexington's ability to deduct its dividend payments.

     Even as a REIT, Lexington will be subject to tax in certain circumstances as follows:

          (1) a tax at the highest corporate rate (currently 35%) on any income or gain from foreclosure property;

          (2) a confiscatory tax of 100% on any net income from prohibited transactions;

          (3) if Lexington fails to meet either the 75% or 95% income tests described above, but still qualifies for REIT status under the reasonable cause exception to those tests, a 100% tax on the greater of the amount, if any, by which it failed either the 75% income test or the 95% income test, times a fraction intended to reflect its profitability;

          (4) the alternative minimum tax on items of tax preference, excluding items specifically allocable to its shareholders;

          (5) if Lexington fails to distribute with respect to each calendar year at least the sum of (a) 85% of its REIT ordinary income for that year,
     (b) 95% of its REIT capital gain net income for that year, and (c) any undistributed taxable income from prior years, a 4% excise tax on the excess of the required distribution over the amounts actually distributed;

          (6) under temporary regulations, a tax at the highest regular corporate tax rate may apply on any appreciation in the assets that it acquires in tax-free corporate transactions, to the extent the gain is recognized during the first ten years after it acquires those assets assuming that Lexington will make the appropriate election;

          (7) a tax at regular corporate rates on any undistributed REIT taxable income, including undistributed net capital gains; and

          (8) an excise tax of 100% on transactions with a taxable REIT subsidiary that are not conducted on an arm's-length basis.

FAILURE TO QUALIFY AS A REIT

     For any taxable year in which Lexington fails to qualify as a REIT and no relief provisions apply, Lexington would be taxed at regular corporate rates, including alternative minimum tax rates, on all of its taxable income. Distributions to Lexington's shareholders would not be deductible in computing that taxable income, and distributions would no longer be required to be made. Any corporate level taxes generally would reduce the amount of cash available for distribution to Lexington's shareholders and, because the shareholders would continue to be taxed on the distributions they receive, the net after tax yield to the shareholders from their investment likely would be reduced substantially. As a result, failure to qualify as a REIT during any taxable year could have a material adverse effect on an investment in Lexington common shares. In addition, it would not be eligible to elect REIT status again until the fifth taxable year which begins after the taxable year during which its election was terminated. It is not possible to state whether in all circumstances Lexington would be entitled to any statutory relief.

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

TAXATION OF TAXABLE U.S. SHAREHOLDERS

     Distributions generally will be taxable to taxable U.S. shareholders as ordinary income to the extent of Lexington's current or accumulated earnings and profits. However, Lexington may generate cash in excess of its net earnings. If it distributes cash to shareholders in excess of its current and accumulated capital earnings and profits (other than as a capital gain dividend), the excess cash will be deemed to be a return of capital to each shareholder to the extent of the adjusted tax basis of the shareholder's shares. Distributions in excess of the adjusted tax basis will be treated as gain from the sale or exchange of the shares of stock. A shareholder who has received a distribution in excess of Lexington's current and accumulated earnings and profits may, upon the sale of the shares, realize a higher taxable gain or a smaller loss because the basis of the shares as reduced will be used for purposes of computing the amount of the gain or loss. Distributions that Lexington makes, whether characterized as ordinary income or as capital gains, are not eligible for the dividends received deduction for corporations. For purposes of determining whether distributions to holders of common shares are out of current or accumulated earnings and profits, Lexington's earnings and profits will be allocated first to the outstanding preferred shares, if any, and then to the common shares.

     Dividends that Lexington declares in October, November, or December of any year and payable to a shareholder of record on a specified date in any of these months shall be treated as both paid by Lexington and received by the shareholder on December 31 of that year, provided Lexington actually pays the dividend on or before January 31 of the following calendar year. Shareholders may not include in their own income tax returns any of Lexington's net operating losses or capital losses.

     Distributions that Lexington properly designates as capital gain dividends will be taxable to U.S. shareholders as gains from the sale or disposition of a capital asset to the extent that they do not exceed Lexington's actual net capital gain for the taxable year. Depending on the period of time the assets are held, the tax characteristics of the assets which produced these gains, and on designations, if any, which Lexington may make, these gains may be taxable to non-corporate U.S. shareholders at a 20% or 25% rate.

     Lexington may elect to retain, rather than distribute as a capital gain dividend, its net long-term capital gains. If Lexington makes this election, it would pay tax on its retained net long-term capital gains. In addition, to the extent Lexington designates, a U.S. shareholder generally would:

     - include its proportionate share of Lexington's undistributed long-term capital gains in computing its long-term capital gains in its return for its taxable year in which the last day of Lexington's taxable year falls;

     - be deemed to have paid the capital gains tax imposed on Lexington on the designated amounts included in the U.S. shareholder's long-term capital gains;

     - receive a credit or refund for the amount of tax deemed paid by it, increase the adjusted basis of its common share by the difference between the amount of includable gains and the tax deemed to have been paid by it; and

     - in the case of a U.S. shareholder that is a corporation, appropriately adjust its earnings and profits for the retained capital gains in accordance with Treasury regulations to be prescribed by the IRS.

     Distributions that Lexington makes and gains arising from the sale or exchange by a U.S. shareholder of Lexington's shares will not be treated as income from a passive activity, since income from a passive activity generally does not include dividends and gain attributable to the disposition of property that produces dividends. As a result, U.S. shareholders subject to the passive activity rules will generally be unable to apply any "passive losses" against this income or gain. Distributions that Lexington makes, to the extent they do not constitute a return of capital, generally will be treated as investment income for purposes of computing the investment interest limitation. Gain arising from the sale or other disposition of Lexington's shares, however, may not always be treated as investment income.

     Generally, gain or loss realized by a shareholder upon the sale of common shares will be reportable as capital gain or loss. If a shareholder receives a long-term capital gain dividend from Lexington and has held

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

the shares for six months or less, any loss incurred on the sale or exchange of the shares is treated as a long-term capital loss to the extent of the corresponding long-term capital gain dividend received.

     In any year in which Lexington fails to qualify as a REIT, the shareholders generally will continue to be treated in the same fashion described above. However, none of Lexington's dividends will be eligible for treatment as capital gains dividends, corporate shareholders will qualify for the dividends received deduction and the shareholders will not be required to report any share of Lexington's tax preference items.

BACKUP WITHHOLDING

     Lexington will report to its shareholders and the IRS the amount of dividends paid during each calendar year and the amount of tax withheld, if any. If a shareholder is subject to backup withholding, Lexington will be required to deduct and withhold from any dividends payable to that shareholder a tax of 31%. These rules may apply (1) when a shareholder fails to supply a correct taxpayer identification number, (2) when the IRS notifies Lexington that the shareholder is subject to the rules or has furnished an incorrect taxpayer identification number, or (3) in the case of corporations or others within exempt categories, when they fail to demonstrate that fact when required. A shareholder that does not provide a correct taxpayer identification number may also be subject to penalties imposed by the IRS. Any amount withheld as backup withholding may be credited against the shareholder's federal income tax liability. Lexington also may be required to withhold a portion of capital gain distributions made to shareholders who fail to certify their non-foreign status. Recent final regulations regarding withholding and information reporting also unify certification procedures and clarify reliance standards. Limited partners of the Net Partnerships and shareholders of Lexington should consult their own tax advisors concerning any additional requirements under the final regulations.

TAXATION OF TAX-EXEMPT ENTITIES

     In general, a tax-exempt entity that is a shareholder will not be subject to tax on distributions or gain realized on the sale of shares. In Revenue Ruling 66-106, the IRS confirmed that a REIT's distributions to a tax-exempt employees' pension trust did not constitute unrelated business taxable income
(UBTI). However, distributions from Lexington may be taxable as UBTI to the extent that a tax-exempt entity has financed the acquisition of its shares with "acquisition indebtedness."

     Tax-exempt employees' pension and profit sharing trusts which qualify under
Section 401(a) of the Code and are exempt from tax under Section 501(a) of the Code ("qualified trusts") owning more than 10% of a REIT may be required to treat a percentage of dividends from a REIT as UBTI. The percentage is determined by dividing the REIT's gross income (less direct expenses related thereto) derived from an unrelated trade or business for the year (determined as if the REIT were a qualified trust) by the gross income of the REIT for the year in which the dividends are paid. However, if this percentage is less than 5%, dividends are not treated as UBTI. These UBTI rules apply only if the REIT qualifies as a REIT because the REIT was permitted to count the tax-exempt shareholder's beneficiaries as direct, proportionate REIT shareholders under a special rule applicable to qualified trusts and if the REIT is "predominantly held" by qualified trusts. A REIT is predominantly held by qualified trusts if at least one pension trust owns more than 25% of the value or if the REIT or a group of pension trusts each owning more than 10% of the value of the REIT collectively own more than 50% of the value of the REIT. Lexington does not currently meet either of these requirements.

     For social clubs, voluntary employees' beneficiary associations, supplemental unemployment compensation benefits trusts, and qualified group legal services plans exempt from federal income taxation under Sections 501(c)(7), (c)(9), (c)(17) and (c)(20) of the Code, respectively, income from an investment in Lexington common shares will constitute UBTI unless the organization is able to deduct an amount properly set aside or placed in reserve for specified purposes so as to offset the UBTI generated by the investment in Lexington's capital shares. These prospective holders of Lexington common shares should consult their own tax advisors concerning the applicable tax consequences of an investment in common shares.

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

TAXATION OF FOREIGN INVESTORS

     The rules governing federal income taxation of nonresident alien individuals, foreign corporations, foreign partnerships and other foreign shareholders are complex. This is only a brief summary. Prospective foreign shareholders should consult with their own tax advisors to determine the impact of federal, state and local income tax laws with regard to an investment in common shares, including any reporting requirements, as well as the tax treatment of such an investment under the laws of their home country.

     Dividends that are not attributable to gain from any sales or exchanges that Lexington makes of United States real property interests and which Lexington does not designate as capital gain dividends will be treated as dividends of ordinary income to the extent that they are made out of Lexington's current or accumulated earnings and profits. Those dividends ordinarily will be subject to a withholding tax equal to 30% of the gross amount of the dividend unless an applicable tax treaty reduces or eliminates that tax. However, if income from the investment in the common shares is treated as effectively connected with the foreign shareholder's conduct of a United States trade or business, the foreign shareholder generally will be subject to a tax at graduated rates, in the same manner as U.S. shareholders are taxed with respect to those dividends, and may also be subject to the 30% branch profits tax in the case of a shareholder that is a foreign corporation. For withholding tax purposes, Lexington intends to withhold at the rate of 30%, or a reduced treaty rate if applicable, on the amount of any distribution (other than distributions designated as capital gain dividends) made to a foreign shareholder unless (1) the foreign shareholder files on IRS Form W8BEN claiming that a lower treaty rate applies or (2) the foreign shareholder files an IRS Form W8ECI claiming that the dividend is effectively connected income.

     However, Lexington is generally not required to withhold at the 30% rate on distributions that Lexington reasonably estimates to be in excess of its current and accumulated earnings and profits. Dividends in excess of Lexington's current and accumulated earnings and profits will not be taxable to a shareholder to the extent that they do not exceed the adjusted basis of the shareholder's shares, but rather will reduce the adjusted basis of those shares. To the extent that those dividends exceed the adjusted basis of a foreign shareholder's shares, they will give rise to tax liability if the foreign shareholder would otherwise be subject to tax on any gain from the sale or disposition of his shares, as described below. If it cannot be determined at the time a dividend is paid whether or not a dividend will be in excess of current and accumulated earnings and profits, the dividend will be subject to such withholding. Lexington does not intend to make quarterly estimates of that portion of dividends that are in excess of earnings and profits, and, as a result, all dividends will be subject to such withholding. However, the foreign shareholder may seek a refund of those amounts from the IRS.

     For any year in which Lexington qualifies as a REIT, distributions that are attributable to gain from its sales or exchanges of United States real property interests will be taxed to a foreign shareholder under the provisions of FIRPTA. Under FIRPTA, those dividends are taxed to a foreign shareholder as if the gain were effectively connected with a United States business. Foreign shareholders would thus be taxed at the normal capital gain rates applicable to U.S. shareholders subject to applicable alternative minimum tax and a special alternative minimum tax in the case of nonresident alien individuals. Also, dividends subject to FIRPTA may be subject to a 30% branch profits tax in the hands of a corporate foreign shareholder not entitled to treaty exemption. Lexington is required by the Code and applicable Treasury Regulations to withhold 35% of any dividend that could be designated as a capital gain dividend. This amount is creditable against the foreign shareholder's FIRPTA tax liability.

     Gain recognized by a foreign shareholder upon a sale of shares generally will not be taxed under FIRPTA if Lexington is a "domestically controlled REIT," defined generally as a REIT in which at all times during a specified testing period less than 50% in value of the shares was held by foreign persons. It is currently anticipated that Lexington will be a domestically controlled REIT, and therefore the sale of shares will not be subject to taxation under FIRPTA. Because the common shares will be publicly traded, however, no assurance can be given that Lexington will remain a domestically controlled REIT. However, gain not subject to FIRPTA will be taxable to a foreign shareholder if

          (1) investment in common shares is effectively connected with the foreign shareholder's United States trade or business, in which case the foreign shareholder will be subject to the same treatment as

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

     U.S. shareholders with respect to that gain, and may also be subject to the 30% branch profits tax in the case of a corporate foreign shareholder, or

          (2) the foreign shareholder is a nonresident alien individual who was present in the United States for 183 days or more during the taxable year and has a "tax home" in the United States, in which case the nonresident alien individual will be subject to a 30% withholding tax on the individual's capital gains.

     If Lexington was not a domestically controlled REIT, whether or not a foreign shareholder's sale of common shares would be subject to tax under FIRPTA would depend on whether or not the shares of common shares were regularly traded on an established securities market (such as the NYSE) and on the size of the selling foreign shareholder's interest in Lexington's capital shares. If the gain on the sale of shares were to be subject to taxation under FIRPTA, the foreign shareholder will be subject to the same treatment as U.S. shareholders with respect to that gain and the purchaser of common shares may be required to withhold 10% of the gross purchase price.

                                    EXPERTS

     The consolidated financial statements and related financial statement schedule included in Lexington Corporate Properties Trust's Annual Report on Form 10-K as of and for the year ended December 31, 2000 and incorporated by reference into this Joint Consent and Proxy Solicitation Statement/Prospectus have been incorporated herein by reference in reliance on the report, also incorporated herein by reference, of KPMG LLP, independent certified public accountants, and upon the authority of KPMG LLP as experts in accounting and auditing.

     The consolidated financial statements and related financial statement schedule included in Net 1 L.P.'s Annual Report on Form 10-K/A-1 as of and for the year ended December 31, 2000 and incorporated by reference into this Joint Consent and Proxy Solicitation Statement/Prospectus have been incorporated herein by reference in reliance on the report, also incorporated herein by reference, of KPMG LLP, and upon the authority of KPMG LLP as experts in accounting and auditing.

     The consolidated financial statements and related financial statement schedule included in Net 2 L.P.'s Annual Report on Form 10-K/A-1 as of and for the year ended December 31, 2000 and incorporated by reference into this Joint Consent and Proxy Solicitation Statement/Prospectus have been incorporated herein by reference in reliance on the report, also incorporated herein by reference, of KPMG LLP, and upon the authority of KPMG LLP as experts in accounting and auditing.

                                 LEGAL MATTERS

     Certain legal matters will be passed upon for Lexington by Paul, Hastings, Janofsky & Walker LLP, New York, New York. Paul, Hastings, Janofsky & Walker LLP will rely as to all matters of Maryland law, including the legality of the common shares offered hereby, on the opinion of Piper Marbury Rudnick & Wolfe LLP, Baltimore, Maryland.

                   INCORPORATION OF INFORMATION BY REFERENCE

     The Securities and Exchange Commission allows Lexington, Net 1 and Net 2 to incorporate information into this Joint Consent and Proxy Solicitation Statement/Prospectus by reference. This means that Lexington, Net 1 and Net 2 can disclose important information to you by referring you to other documents previously, and separately from into this Joint Consent and Proxy Solicitation Statement/Prospectus, filed with the Securities and Exchange Commission. The information incorporated by reference is considered to be a part of this Joint Consent and Proxy Solicitation Statement/Prospectus, except for any information that is superseded by information that is included in this document.

     This Joint Consent and Proxy Solicitation Statement/Prospectus incorporates by reference the documents listed below. They contain important information about Lexington, Net 1 and Net 2 and their financial condition.

     The following documents previously filed by Lexington with the Securities and Exchange Commission (File No. 1-12386) under the Securities Exchange Act of 1934 are incorporated by reference into this Joint Consent and Proxy Solicitation Statement/Prospectus:

LEXINGTON SEC FILINGS                                  PERIOD/FILING DATE
---------------------                                  ------------------
Quarterly Report on Form 10-Q               Quarter ended June 30, 2001, filed on
                                            August 14, 2001
Current Report on Form 8-K                  Filed on July 25, 2001
Current Report on Form 8-K/A                Filed on July 25, 2001
Current Report on Form 8-K                  Filed on July 23, 2001
Quarterly Report on Form 10-Q               Quarter ended March 31, 2001 filed on
                                            May 9, 2001
Proxy Statement on Schedule 14A             Filed on April 12, 2001
Annual Report on Form 10-K                  Year ended December 31, 2000, filed on
                                            April 2, 2001

     The following documents previously filed by Net 1 with the Securities and Exchange Commission (File No. 000-22596) under the Securities Exchange Act of 1934 are incorporated by reference into this Joint Consent and Proxy Solicitation Statement/Prospectus:

NET 1 SEC FILINGS                                      PERIOD/FILING DATE
-----------------                                      ------------------
Quarterly Report on Form 10-Q               Quarter ended June 30, 2001, filed on
                                            August 14, 2001
Current Report on Form 8-K                  Filed on July 23, 2001
Quarterly Report on Form 10-Q               Quarter ended March 31, 2001, filed on
                                            May 14, 2001
Annual Report on Form 10-K/A-1              Year ended December 31, 2000, filed on
                                            April 2, 2001 and amended on June 15,
                                            2001

     The following documents previously filed by Net 2 with the Securities and Exchange Commission (File No. 000-22566) under the Securities Exchange Act of 1934 are incorporated by reference into this Joint Consent and Proxy Solicitation Statement/Prospectus:

NET 2 SEC FILINGS                                      PERIOD/FILING DATE
-----------------                                      ------------------
Quarterly Report on Form 10-Q               Quarter ended June 30, 2001, filed on
                                            August 14, 2001
Current Report on form 8-K                  Filed on July 23, 2001
Quarterly Report on Form 10-Q               Quarter ended March 31, 2001, filed on
                                            May 14, 2001
Annual Report on Form 10-K/A-1              Year ended December 31, 2000, filed on
                                            April 2, 2001 and amended on June 15,
                                            2001

     In addition, all documents filed by Lexington, Net 1 or Net 2 under the Securities Exchange Act of 1934 after the date of this Joint Consent and Proxy Solicitation Statement/Prospectus, and before the deadline for returning proxies and consent forms, will be deemed to be incorporated by reference into, and to be a part of, this Joint Consent and Proxy Solicitation Statement/Prospectus as of the date of filing of such documents. These documents include periodic reports, such as Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, as well as proxy statements.

     Any statement contained in a document that is or is deemed to be incorporated by reference will be deemed to be modified or superseded for purposes of this Joint Consent and Proxy Solicitation Statement/

Prospectus to the extent that a statement contained in this Joint Consent and Proxy Solicitation Statement/ Prospectus or any other subsequently filed document that is or is deemed to be incorporated by reference in this Joint Consent and Proxy Solicitation Statement/Prospectus modifies or supersedes such previous statement. Any statement so modified or superseded will not be deemed to constitute a part of this Joint Consent and Proxy Solicitation Statement/Prospectus except as so modified or superseded.

     All information contained or incorporated by reference in this Joint Consent and Proxy Solicitation Statement/Prospectus relating to Lexington and its subsidiaries, has been supplied by Lexington, all such information relating to Net 1 and its subsidiaries has been supplied by Net 1 and all such information relating to Net 2 and its subsidiaries has been supplied by Net 2.

     You can obtain any of the documents incorporated by reference in this document through Lexington, Net 1 or Net 2, as the case may be, or from the Securities and Exchange Commission through the Securities and Exchange Commission's web site at http://www.sec.gov. Documents incorporated by reference are available from the companies without charge, excluding any exhibits to those documents unless the exhibit is specifically incorporated by reference as an exhibit in this Joint Consent and Proxy Solicitation Statement/ Prospectus. You can obtain documents incorporated by reference in this Joint Consent and Proxy Solicitation Statement/Prospectus by requesting them in writing or by telephone from the appropriate company at the following addresses:

     Lexington Corporate                  Net 1 L.P.                      Net 2 L.P.
       Properties Trust            c/o Lexington Corporate         c/o Lexington Corporate
     355 Lexington Avenue              Properties Trust                Properties Trust
   New York, New York 10017          355 Lexington Avenue            355 Lexington Avenue
        (212) 692-7260             New York, New York 10017        New York, New York 10017
                                        (212) 692-7200                  (212) 692-7200

     Lexington, Net 1 or Net 2, as the case may be, will mail to you any document incorporated by reference which you request by first class mail or another equally prompt means, within one business day after your request is received.

     Lexington, Net 1 and Net 2 have not authorized anyone to give any information or make any representation about the mergers that is different from, or in addition to, that contained in this consent statement-prospectus or in any of the materials that have been incorporated into this document. Therefore, if anyone does give you information of this sort, you should not rely on it. If you are in a jurisdiction where offers or solicitations of offers to exchange or purchase the securities offered by this document, or the solicitation of proxies, is unlawful, or if you are a person to whom it is unlawful to direct these types of activities, then the offer presented in this document does not extend to you. The information contained in this document speaks only as of the date of this document unless the information specifically indicates that another date applies.

                           FORWARD-LOOKING STATEMENTS

     When used in this Joint Consent and Proxy Solicitation Statement/ Prospectus, the words "believes," "expects," "estimates" and similar expressions are intended to identify forward-looking statements. Such statements are subject to certain risks and uncertainties, which could cause actual results to differ materially. In particular, among the factors that could cause actual results to differ materially are continued qualification as a real estate investment trust, general business and economic conditions, competition, increases in real estate construction costs, interest rates, accessibility of debt and equity capital markets and other risks inherent in the real estate business including tenant defaults or financial difficulties, potential liability relating to environmental matters and illiquidity of real estate investments. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. Lexington, Net 1 and Net 2 undertake no obligation to publicly release the results of any revisions to these forward-looking statements which may be made to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

                        PRO FORMA FINANCIAL INFORMATION

LEXINGTON CORPORATE PROPERTIES TRUST

     The accompanying unaudited pro forma consolidated balance sheet of Lexington as of June 30, 2001 has been prepared from the historical consolidated financial statements of Lexington, Net 1 and Net 2, as adjusted to give effect to (i) Lexington's acquisition of Net 1 and Net 2 assuming that no limited partners elect to receive their merger consideration in the form of dissenter debentures and (ii) the sale of 4,400,000 common shares in an underwritten registered public offering completed in July and August 2001.

     The accompanying unaudited pro forma statements of income of Lexington for the year ended December 31, 2000 and the six months ended June 30, 2001 have been prepared as if (a) Lexington's acquisition of Net 1 and Net 2 had been consummated as of January 1, 2000 and (b) all 2001 and 2000 property purchases and sales, and the above-referenced sale of common shares, had been consummated as of January 1, 2000. The unaudited pro forma financial data does not purport to be indicative of what the results of operations or financial position of Lexington would have been had the mergers, all other property purchases and sales, and the above-referenced sale of common shares, been completed on the date assumed, nor is such unaudited financial data necessarily indicative of the results of operations of Lexington that may exist in the future. The unaudited pro forma financial data must be read in conjunction with the Notes thereto and with the historical Consolidated Financial Statements and the related Notes included/incorporated by reference.

                      LEXINGTON CORPORATE PROPERTIES TRUST
  UNAUDITED PRO FORMA INCOME STATEMENT FOR THE SIX MONTHS ENDED JUNE 30, 2001

                                                                         ALL OTHER          COMMON        PROFORMA      PROFORMA
                                       LEXINGTON    NET 1    NET 2    TRANSACTIONS(I)   SHARE OFFERING   ADJUSTMENTS    ADJUSTED
                                       ----------   ------   ------   ---------------   --------------   -----------   ----------
                                                          (DOLLAR AMOUNTS IN THOUSANDS, EXCEPT PER SHARE DATA)
Revenues
  Rental.............................  $   38,734   $2,863   $5,526        $(141)          $    --          $  48(a)   $   47,030
  Equity in earnings of
    non-consolidated entities........       1,416       --       --          416                --             --           1,832
  Interest and other.................         531       37      140           --                --           (128)(b)         580
                                       ----------   ------   ------        -----           -------          -----      ----------
                                           40,681    2,900    5,666          275                --           (80)          49,442
                                       ----------   ------   ------        -----           -------          -----      ----------
Expenses
  Interest expense...................      15,344      810    2,198          (81)           (1,000)(j)        (48)(c)      17,223
  Depreciation and amortization of
    real estate......................       8,718      506    1,037           --                               90(d)       10,351
  Amortization of deferred
    expenses.........................         756       --      147                             --             --             903
  General and administrative
    expenses.........................       2,457      247      549           --                              (80)(e)       3,173
  Property operating expenses........         714       --       --           --                               --             714
                                       ----------   ------   ------        -----           -------          -----      ----------
                                           27,989    1,563    3,931          (81)           (1,000)           (38)         32,364
                                       ----------   ------   ------        -----           -------          -----      ----------
Income before gains on sale of
  property, minority interests and
  extraordinary item.................      12,692    1,337    1,735          356             1,000            (42)         17,078
Gains on sale of properties..........          --       --      480         (480)               --             --              --
                                       ----------   ------   ------        -----           -------          -----      ----------
Income before minority interest and
  extraordinary item.................      12,692    1,337    2,215         (124)            1,000            (42)         17,078
Minority interests...................       2,754       --       --           --                --             35(h)        2,789
                                       ----------   ------   ------        -----           -------          -----      ----------
Income before extraordinary item.....       9,938    1,337    2,215         (124)            1,000            (77)         14,289
Extraordinary item...................        (270)      --       --          270                --             --              --
                                       ----------   ------   ------        -----           -------          -----      ----------
Net income...........................  $    9,668   $1,337   $2,215        $ 146           $ 1,000          $ (77)     $   14,289
                                       ==========   ======   ======        =====           =======          =====      ==========
Income per common share -- basic:
  Income before extraordinary item...  $     0.50                                                                      $     0.55
  Extraordinary item.................       (0.02)                                                                             --
                                       ----------                                                                      ----------
  Net income.........................  $     0.48                                                                      $     0.55
                                       ==========                                                                      ==========
  Weighted average common shares
    outstanding......................  17,219,900                                                                      23,764,900
                                       ==========                                                                      ==========
Income per common share -- diluted:
  Income before extraordinary item...  $     0.48                                                                      $     0.53
  Extraordinary item.................       (0.01)                                                                             --
                                       ----------                                                                      ----------
  Net income.........................  $     0.47                                                                      $     0.53
                                       ==========                                                                      ==========
  Weighted average common shares
    outstanding......................  23,039,062                                                                      29,627,395
                                       ==========                                                                      ==========

Note: If limited partners elect to receive up to $20,000 in dissenter debentures, then net income would decrease by $850.

                      LEXINGTON CORPORATE PROPERTIES TRUST
   UNAUDITED PRO FORMA INCOME STATEMENT FOR THE YEAR ENDED DECEMBER 31, 2000

                                                                         ALL OTHER          COMMON        PROFORMA      PROFORMA
                                      LEXINGTON    NET 1     NET 2    TRANSACTIONS(I)   SHARE OFFERING   ADJUSTMENTS    ADJUSTED
                                      ----------   ------   -------   ---------------   --------------   -----------   ----------
                                                         (DOLLAR AMOUNTS IN THOUSANDS, EXCEPT PER SHARE DATA)
Revenues
  Rental............................  $   76,824   $4,774   $10,126       $1,054           $    --         $    96(a)  $   92,874
  Equity in earnings of
    non-consolidated entities.......       1,851       --        --        1,049                --              --          2,900
  Interest and other................       1,330      163       541           --                --            (394)(b)      1,640
                                      ----------   ------   -------       ------           -------         -------     ----------
                                          80,005    4,937    10,667        2,103                --            (298)        97,414
                                      ----------   ------   -------       ------           -------         -------     ----------
Expenses
  Interest expense..................      29,581    1,605     4,785          772            (2,000)(j)        (183)(c)     34,560
  Depreciation and amortization of
    real estate.....................      17,513      941     2,049          158                --             181(d)      20,842
  Amortization of deferred
    expenses........................       1,497       --       383            7                --              --          1,887
  General and administrative
    expenses........................       4,902      447     1,011         (243)               --             (91)(e)      6,026
  Property operating expenses.......       1,504       --        --           --                --              --          1,504
  Transaction costs.................          --      400       400           --                --            (800)(f)         --
                                      ----------   ------   -------       ------           -------         -------     ----------
                                          54,997    3,393     8,628          694            (2,000)           (893)        64,819
                                      ----------   ------   -------       ------           -------         -------     ----------
Income before gain on sale of
  properties and minority
  interests.........................      25,008    1,544     2,039        1,409             2,000             595         32,595
Gain on sale of properties..........       2,959       --        --         (695)               --          (2,264)(g)         --
                                      ----------   ------   -------       ------           -------         -------     ----------
Income before minority interests....      27,967    1,544     2,039          714             2,000          (1,669)        32,595
Minority interests..................       6,015       --        --         (184)               --              39(h)       5,870
                                      ----------   ------   -------       ------           -------         -------     ----------
Net income..........................  $   21,952   $1,544   $ 2,039       $  898           $ 2,000         $(1,708)    $   26,725
                                      ==========   ======   =======       ======           =======         =======     ==========
Income per common share -- basic:
  Net income........................  $     1.15                                                                       $     1.03
                                      ==========                                                                       ==========
  Weighted average common shares
    outstanding.....................  16,900,039                                                                       23,445,039
                                      ==========                                                                       ==========
Income per common share -- diluted:
  Net income........................  $     1.10                                                                       $     1.01
                                      ==========                                                                       ==========
  Weighted average common shares
    outstanding.....................  24,714,219                                                                       29,379,475
                                      ==========                                                                       ==========

Note: If limited partners elect to receive up to $20,000 in dissenter debentures, then net income would decrease by $1,700.

                 NOTES TO UNAUDITED PRO FORMA INCOME STATEMENT
                         (DOLLAR AMOUNTS IN THOUSANDS)

                                                               FOR THE YEAR
                                                                  ENDED        FOR THE SIX MONTHS
                                                                 12/31/00        ENDED 6/30/01
                                                              --------------   ------------------
(a)  Reflects straight line revenues relating to new
     measurement date for the Net 1 and Net 2 property
     leases.................................................     $    96            $    48
                                                                 =======            =======
(b)  Reflects the following:
     Elimination of acquisition fees earned by Lexington on
     third party acquisitions made by Net 1 and Net 2.......     $  (120)           $    --
     Elimination of asset management fees earned by
     Lexington..............................................         (91)               (80)
     Elimination of interest earned in inter-entity notes
     payable/receivable.....................................        (183)               (48)
                                                                 -------            -------
                                                                 $  (394)           $  (128)
                                                                 =======            =======
(c)  Reflects the following:
     Elimination of interest expense on inter-entity notes
     payable/receivable.....................................     $  (183)           $   (48)
                                                                 =======            =======
(d)  Depreciation expense on the merger consideration
     allocated to the real estate assets of Net 1 and Net 2.
     The allocation of the purchase price for pro forma
     purposes is based upon Lexington management's best
     estimate of the relative fair value of each asset
     acquired and liability assumed. This estimate was
     determined based upon the familiarity with the Net
     Partnerships and industry experience. Accordingly, for
     such pro forma purposes 80% of the purchase price, in
     excess of other identifiable assets, has been allocated
     to real estate with a 40 year life and 20% to land.
     Upon consummation of the merger allocations may vary...     $   181            $    90
                                                                 =======            =======
(e)  Elimination of asset management fees paid by Net 1 &
  Net 2.....................................................     $   (91)           $   (80)
                                                                 =======            =======
(f)  Elimination of merger costs incurred by Net 1 and Net
  2.........................................................     $  (800)           $    --
                                                                 =======            =======
(g)  Elimination of gains on sale of real estate for
     transactions between Lexington and Net 1 and Net 2.....     $(2,264)           $    --
                                                                 =======            =======
(h)  Impact on minority interest relating to the pro forma
  adjustments...............................................     $    39            $    35
                                                                 =======            =======
(i)  Represents the pro forma impact on each respective
     income statement item for all 2001 and 2000 Lexington,
     Net 1 and Net 2 purchases and sales of real estate.....
(j)  Elimination of interest expense associated with the
     repayment of $25,000, 8% Exchangeable Redeemable
     Secured Notes..........................................     $(2,000)           $(1,000)
                                                                 =======            =======

                      LEXINGTON CORPORATE PROPERTIES TRUST
                              UNAUDITED PRO FORMA
                       BALANCE SHEET AS OF JUNE 30, 2001

                                                                                        COMMON        PROFORMA       PROFORMA
                                                    LEXINGTON    NET 1     NET 2    SHARE OFFERING   ADJUSTMENTS     ADJUSTED
                                                    ---------   -------   -------   --------------   -----------     --------
                                                              (DOLLAR AMOUNTS IN THOUSANDS, EXCEPT PER SHARE DATA)
Real estate, net..................................  $577,040    $43,349   $90,051      $     --       $  9,048(a)    $719,488
Cash and cash equivalents.........................    10,935      1,045     1,519        34,573(i)     (34,123)(b)     13,949
Restricted cash...................................     1,819         --        --            --             --          1,819
Investment in non-consolidated entities...........    46,193         --        --            --             --         46,193
Other assets......................................    40,581      1,521     3,048            --         (7,720)(c)     37,430
                                                    --------    -------   -------      --------       --------       --------
    Total assets..................................  $676,568    $45,915   $94,618      $ 34,573       $(32,795)      $818,879
                                                    ========    =======   =======      ========       ========       ========
Mortgages and notes payable.......................  $398,569    $20,039   $55,183      $(25,000)(j)   $ (1,380)(d)   $447,411
Deferred installment obligations..................     6,671         --        --            --             --          6,671
Other liabilities.................................     5,041      1,703       853          (641)(k)        865(e)       7,821
                                                    --------    -------   -------      --------       --------       --------
                                                     410,281     21,742    56,036       (25,641)          (515)       461,903
                                                    --------    -------   -------      --------       --------       --------
Minority interest.................................    58,834         --        --            --            310(f)      59,144
                                                    --------    -------   -------      --------       --------       --------
Mezzanine equity:
  Preferred shares................................    24,369         --        --            --             --         24,369
                                                    --------    -------   -------      --------       --------       --------
  Common shares...................................     3,809         --        --            --             --          3,809
                                                    --------    -------   -------      --------       --------       --------
Partners' capital.................................        --     24,173    38,582            --        (62,755)(g)         --
Shareholders' equity:
  Common shares...................................         2         --        --            --             --              2
  Additional paid in capital......................   247,968         --        --        62,964(l)      30,165(h)     341,097
  Deferred compensation...........................    (1,917)        --        --            --             --         (1,917)
  Accumulated distributions in excess of
    earnings......................................   (64,801)        --        --        (2,750)(m)         --        (67,551)
  Notes receivable from officers/shareholders.....    (1,977)        --        --            --             --         (1,977)
                                                    --------    -------   -------      --------       --------       --------
  Shareholders' equity/partners' capital..........   179,275     24,173    38,582        60,214        (32,590)       269,654
                                                    --------    -------   -------      --------       --------       --------
                                                    $676,568    $45,915   $94,618      $ 34,573       $(32,795)      $818,879
                                                    ========    =======   =======      ========       ========       ========

Note: If limited partners in Net 1 and Net 2 elect to receive up to $20,000 of their merger consideration in dissenter debentures, the impact to mortgages and notes payable and shareholders equity would be to increase mortgages and notes payable and decrease shareholders' equity by $20,000.

                   NOTES TO UNAUDITED PRO FORMA BALANCE SHEET
              (DOLLAR AMOUNTS IN THOUSANDS, EXCEPT PER SHARE DATA)

(a)  Reflects the excess over historical cost basis of
     consideration paid by Lexington for the real estate of
     Net 1 and Net 2 as determined as follows:
     Merger consideration issued............................  $  65,000
     Mortgages assumed......................................     73,842
     Merger costs...........................................      2,010
     Other liabilities assumed..............................      2,451
                                                              ---------
     Purchase price.........................................    143,303
     Allocation
       Identifiable other assets............................     (1,739)
       Share issuance costs, contra equity..................     (2,010)
                                                              ---------
          Subtotal..........................................    139,554
       Reclassification of Lexington investment in and
        receivables from Net 1 and Net 2....................      2,894
                                                              ---------
       Allocation to real estate, net.......................    142,448
       Historical Net Partnership real estate basis.........   (133,400)
                                                              ---------
                                                              $   9,048
                                                              =========
(b)  Reflects the following:
     The payment of costs incurred by Net 1 and Net 2
     associated with the mergers and estimated final partner
     distributions..........................................  $  (1,948)
     Cash paid to the limited partners of Net 1 and Net 2...    (32,175)
                                                              ---------
                                                              $ (34,123)
                                                              =========
(c)  Reflects the following:
     Elimination of inter-entity notes receivable and
accrued interest............................................  $  (1,380)
     Elimination of Lexington basis in its investments in
     limited partner units of Net 1 and Net 2...............     (1,409)
     Allocation of merger costs paid by Lexington...........     (1,040)
     Elimination of accounts receivable -- straight line
     rents for Net 1 and Net 2 property leases..............     (2,614)
     Elimination of inter-entity accounts receivable........       (105)
     Elimination of Lexington percentage ownership in the
     Net 1 and Net 2 asset management contracts.............       (340)
     Elimination of capitalized financing costs of Net 1 and
     Net 2..................................................       (832)
                                                              ---------
                                                              $  (7,720)
                                                              =========
(d)  Reflects inter-entity notes payable and accrued
     interest...............................................  $  (1,380)
                                                              =========
(e)  Reflects the following:
     Elimination of inter-entity accounts payable...........  $    (105)
     Estimated merger costs to be paid by Lexington.........        970
                                                              ---------
                                                              $     865
                                                              =========

(f)  Reflects the following:
     Issuance of 43,333 limited partnership units in Net 3,
     assuming a $15 per unit price, in exchange for the
     general partnership interests in Net 1 and Net 2.......  $     650
     Elimination of Lexington percentage ownership in the
     Net 1 and Net 2 asset management contracts.............       (340)
                                                              ---------
                                                              $     310
                                                              =========
(g)  Reflects the elimination of Net 1 and Net 2 partners'
     capital................................................  $ (62,755)
                                                              =========
(h)  Reflects the issuance of 2,145,000 common shares,
     assuming a $15 per share price, associated with the
     merger net of offering costs to be paid by Lexington of
     $2,010.................................................  $  30,165
                                                              =========
(i)  Reflects the following:
     Cash proceeds from common share issuance, net of
     underwriters discount and estimated offering costs.....  $  62,964
     Cash paid to satisfy the $25,000, 8% Exchangeable
     Redeemable Secured Notes, prepayment premium and
     accrued interest at June 30, 2001......................    (28,391)
                                                              ---------
                                                              $  34,573
                                                              =========
(j)  Reflects the repayment of the $25,000, 8% Exchangeable
     Redeemable Secured Notes...............................  $ (25,000)
                                                              =========
(k)  Reflects the repayment of accrued interest.............  $    (641)
                                                              =========
(l)  Reflects the issuance of 4,400,000 common shares, at
     $15.20 per share price, less underwriters discount and
     estimated offering costs...............................  $  62,964
                                                              =========
(m) Reflects the recognition of the prepayment premium......  $  (2,750)
                                                              =========

                      LEXINGTON CORPORATE PROPERTIES TRUST
                      UNAUDITED PRO FORMA INCOME STATEMENT
                      FOR THE YEAR ENDED DECEMBER 31, 2000
                     AND THE SIX MONTHS ENDED JUNE 30, 2001
                        EARNINGS PER SHARE CALCULATIONS

     The following is a reconciliation of numerators and denominators of the pro forma basic and diluted earnings per share computations for each of the periods presented ($000's except per share data):

                                                               12/31/00       6/30/01
                                                              -----------   -----------
                           BASIC
Net income..................................................  $    26,725   $    14,289
Less preferred dividends....................................       (2,562)       (1,344)
                                                              -----------   -----------
Net income attributed to common shareholders................  $    24,163   $    12,945
                                                              ===========   ===========
Weighted average number of common shares
  outstanding -- historical.................................   16,900,039    17,219,900
Common shares issued in merger..............................    2,145,000     2,145,000
Common shares issued in offering............................    4,400,000     4,400,000
                                                              -----------   -----------
Weighted average number of common shares used in calculation
  of basic earnings per common share........................   23,445,039    23,764,900
                                                              ===========   ===========
     Net income per common share -- basic:..................  $      1.03   $      0.55
                                                              ===========   ===========
                          DILUTED
Net income attributable to common shareholders..............  $    24,163   $    12,945
Add incremental income attributed to assumed conversion of
  dilutive securities.......................................        5,627         2,648
                                                              -----------   -----------
Net income attributed to common shareholders................  $    29,790   $    15,593
                                                              ===========   ===========
Weighted average number of common shares used in calculation
  of basic earnings per common share........................   23,445,039    23,764,900
Add incremental shares representing:
  Shares issuable upon exercise of employee share options...      166,806       287,234
  Shares issuable upon conversion of dilutive securities....    5,767,630     5,575,261
                                                              -----------   -----------
Weighted average number of common shares used in calculation
  of diluted earnings per common share......................   29,379,475    29,627,395
                                                              ===========   ===========
     Net income per common share -- diluted:................  $      1.01   $      0.53
                                                              ===========   ===========

PRO FORMA EQUIVALENT CALCULATIONS FOR THE NET PARTNERSHIPS

     The information set forth below provides a detailed analysis of the calculation of the pro forma comparative unit data for the Net Partnerships which is set forth under the heading "SUMMARY -- Unaudited Comparative Per Share/Unit Data" on page 25, and assumes that no limited partners elect to receive their merger consideration in the form of dissenter debentures.

     NET 1 PRO FORMA EQUIVALENT CALCULATIONS

     Assuming that the average closing price of Lexington common shares is $15.00, which is the midpoint of the range for determining the number of common shares to be issued, the exchange for each Net 1 limited partnership unit is
27.35 as calculated as follows:

Merger consideration per $1,000/unit........................                 $820.38
Common share component (50%)................................                 $410.19(A)
Assumed common share price..................................                 $ 15.00(B)
Exchange ratio(A)/(B).......................................                   27.35

YEAR ENDED DECEMBER 31, 2000                                  DIVIDENDS     BASIC EPS    DILUTED EPS
----------------------------                                  ----------    ---------    -----------
Lexington pro forma amounts.................................  $     1.22     $  1.03       $ 1.01
Exchange ratio..............................................       27.35       27.35        27.35
                                                              ----------     -------       ------
                                                              $    33.37     $ 28.17       $27.62
                                                              ==========     =======       ======

SIX MONTHS ENDED JUNE 30, 2001                                DIVIDENDS     BASIC EPS    DILUTED EPS
------------------------------                                ----------    ---------    -----------
Lexington pro forma amounts.................................  $     0.63     $  0.55       $ 0.53
Exchange ratio..............................................       27.35       27.35        27.35
                                                              ----------     -------       ------
                                                              $    17.23     $ 15.04       $14.50
                                                              ==========     =======       ======

     NET 2 PRO FORMA EQUIVALENT CALCULATIONS

     Assuming that the average closing price of Lexington common shares is $15.00, which is the midpoint of the range for determining the number of common shares to be issued, the exchange ratio for each Net 2 limited partnership unit is 2.73 as calculated as follows:

Merger consideration per $100/unit..........................                 $ 81.96
Common share component (50%)................................                 $ 40.98(A)
Assumed common share price..................................                 $ 15.00(B)
Exchange ratio (A)/(B)......................................                    2.73

YEAR ENDED DECEMBER 31, 2000                                  DIVIDENDS     BASIC EPS    DILUTED EPS
----------------------------                                  ----------    ---------    -----------
Lexington pro forma amounts.................................  $     1.22     $  1.03       $ 1.01
Exchange ratio..............................................        2.73        2.73         2.73
                                                              ----------     -------       ------
                                                              $     3.33     $  2.81       $ 2.76
                                                              ==========     =======       ======

SIX MONTHS ENDED JUNE 30, 2001                                DIVIDENDS     BASIC EPS    DILUTED EPS
------------------------------                                ----------    ---------    -----------
Lexington pro forma amounts.................................  $     0.63     $  0.55       $ 0.53
Exchange ratio..............................................        2.73        2.73         2.73
                                                              ----------     -------       ------
                                                              $     1.72     $  1.50       $ 1.45
                                                              ==========     =======       ======

     PRO FORMA BOOK VALUE PER SHARE

SIX MONTHS ENDED JUNE 30, 2001
------------------------------
Lexington -- Pro forma book value...........................  $  269,654(A)
Lexington -- Pro forma shares outstanding...................  24,065,896(B)
Lexington  Pro forma book value per share (A/B).............  $    11.20
Net 1 (exchange ratio 27.35 plus $410.19 in cash)...........  $   716.51
Net 2 (exchange ratio 2.73 plus $40.98 in cash).............  $    71.56

                                   ANNEX A-1

       MERGER AGREEMENT AND AMENDMENTS BETWEEN LEXINGTON, NET 3 AND NET 1

                                AMENDMENT NO. 2

                                       TO

                          AGREEMENT AND PLAN OF MERGER

                                  BY AND AMONG

                      LEXINGTON CORPORATE PROPERTIES TRUST

                             NET 3 ACQUISITION L.P.

                                      AND

                                   NET 1 L.P.

     This AMENDMENT NO. 2 TO AGREEMENT AND PLAN OF MERGER (this "Second Amendment") is entered into as of October 8, 2001, by and between Lexington Corporate Properties Trust, a Maryland statutory real estate investment trust ("Lexington"), Net 3 Acquisition L.P., a Delaware limited partnership ("Net 3"), and Net 1 L.P., a Delaware limited partnership ("Net 1"). The parties to this Second Amendment are collectively referred to as the "Parties."

                              W I T N E S S E T H:

     WHEREAS, the Parties have entered into an Agreement and Plan of Merger, dated as of November 13, 2000 (the "Original Agreement");

     WHEREAS, the Parties have entered into an Amendment No. 1 to Agreement and Plan of Merger, dated as of July 19, 2001 (the "First Amendment" and together with the Original Agreement, the "Agreement");

     WHEREAS, the Parties desire, and have agreed, subject to the terms and conditions set forth herein, to amend the Agreement in the manner set forth in this Amendment to clarify (i) the conditions upon which the Merger will become effective and (ii) the parameters for the determination of the Average Closing Price; and

     WHEREAS, capitalized terms used herein and not defined shall have the meanings ascribed to such terms in the Agreement.

     NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:

                                   AMENDMENTS

1. FIRST AMENDMENT. The Agreement is hereby amended to delete the present text of Section 1.3 thereof in its entirety, and to insert in its place the following:

          "SECTION 1.3 Effective Time. If all the conditions to the Merger set forth in Article V shall have been fulfilled or waived (and this Agreement shall not have been terminated pursuant to Section 6.1 hereof), the Parties shall cause a Certificate of Merger to be properly executed, verified and delivered for filing in accordance with DRULPA on the Closing Date. The Merger shall become effective upon the acceptance for filing of the certificate of merger by the Secretary of State of The State of Delaware, or such other date as may be agreed to by the Parties, but not later than the Closing Date (the "Effective Time")."

2. SECOND AMENDMENT. The Agreement is hereby amended to delete the present text of the second sentence of Section 7.2(f) thereof, and to insert in its place the following:

             "(f) "Average Closing Price" means the average closing price on the New York Stock Exchange of the Common Shares for the period of 20 Trading Days preceding, but not including, the Closing Date; provided, however, that the Average Closing Price shall not exceed $16.00 per Common Share, nor be less than $14.00 per Common Share."

3.  THIRD AMENDMENT.  The Agreement is hereby amended to insert the following as
Section 7.2(ggg), and to re-number current Section 7.2(ggg) and all subsequent subsections of Section 7.2 accordingly:

             "(ggg) "Trading Day" shall mean any day on which the New York Stock Exchange is open and on which the Common Shares may be traded thereon."

                                 MISCELLANEOUS

4. COUNTERPARTS. This Amendment may be executed in one or more counterparts, each of which shall be deemed an original but all of which together will constitute one and the same instrument.

5. ORIGINAL DOCUMENT. Except as amended hereby, the Agreement is in all respects ratified, reaffirmed and confirmed and all of its terms shall remain in full force and effect.

6. ENTIRE AGREEMENT. This Second Amendment and the Agreement constitute the entire agreement between the Parties and supersede all prior understandings, agreements, or representations by or between the Parties, written or oral, to the extent they related in any way to the subject matter hereof or thereof.

7. SUCCESSION AND ASSIGNMENT. This Second Amendment shall be binding upon and inure to the benefit of the Parties and their respective successors and permitted assigns. No Party may assign either this Second Amendment or any of its rights, interests, or obligations hereunder without the prior written approval of the other Parties hereto.

8. WAIVERS. Failure of any Party at any time to require the performance by any other Party of any provision of this Second Amendment or any related agreement shall in no way affect the right to require full performance of such provision thereafter. Furthermore, the waiver by any Party of a breach of any provision of this Second Amendment or any related agreement will not be held to be a waiver of any other provision of this Second Amendment or any related agreement.

9. SEVERABILITY. The invalidity or unenforceability of any term or provision of this Second Amendment or any related agreement shall not affect the validity or enforceability of the remaining terms and provisions hereof or thereof.

                  [REMAINDER OF PAGE LEFT INTENTIONALLY BLANK]

     IN WITNESS WHEREOF, the parties hereto have caused this Amendment No. 2 to the Agreement and Plan of Merger to be duly executed and made and entered into as of the date first set forth above.

                                          LEXINGTON CORPORATE PROPERTIES TRUST

                                          By: /s/ T. WILSON EGLIN
                                            ------------------------------------
                                              Name: T. Wilson Eglin
                                              Title:  President

                                          NET 3 ACQUISITION L.P.

                                          By: Lex GP-1, Inc., its general
                                          partner

                                          By: /s/ PATRICK CARROLL
                                            ------------------------------------
                                              Name: Patrick Carroll
                                              Title:  Vice President

                                          NET 1 L.P.

                                          By: Lepercq Net 1 L.P., its general
                                          partner
                                          By: Lepercq Net 1 Inc., its general
                                          partner

                                          By: /s/ E. ROBERT ROSKIND
                                            ------------------------------------
                                              Name: E. Robert Roskind
                                              Title:  President

    [SIGNATURE PAGE TO AMENDMENT NO. 2 TO LEXINGTON NET 1 MERGER AGREEMENT]

                                AMENDMENT NO. 1

                                       TO

                          AGREEMENT AND PLAN OF MERGER

                                  BY AND AMONG

                      LEXINGTON CORPORATE PROPERTIES TRUST

                             NET 3 ACQUISITION L.P.

                                      AND

                                   NET 1 L.P.

     This AMENDMENT NO. 1 TO AGREEMENT AND PLAN OF MERGER (this "Amendment") is entered into as of July 19, 2001, by and between Lexington Corporate Properties Trust, a Maryland statutory real estate investment trust ("Lexington"), Net 3 Acquisition L.P., a Delaware limited partnership ("Net 3"), and Net 1 L.P., a Delaware limited partnership ("Net 1"). The parties to this Amendment are collectively referred to as the "Parties."

                              W I T N E S S E T H:

     WHEREAS, the Parties have entered into an Agreement and Plan of Merger, dated as of November 13, 2000 (the "Agreement");

     WHEREAS, the Parties desire, and have agreed, subject to the terms and conditions set forth herein, to amend the Agreement in the manner set forth in this Amendment to reflect, among others, the following changes: (i) to substitute cash for the portion of the Merger Consideration otherwise payable in Convertible Subordinated Debentures and (ii) to modify the "collar" reflected in the Average Closing Price used to determine the number of Common Shares to be issued to Net 1 from a range of $11 to $13 to a range of $14 to $16; and

     WHEREAS, capitalized terms used herein and not defined shall have the meanings ascribed to such terms in the Agreement.

     NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:

                                   AMENDMENTS

1. FIRST AMENDMENT. The Agreement is hereby amended to delete the present text of the fourth recital thereto in its entirety, and to insert in its place the following:

          "WHEREAS, immediately prior to the Effective Time, the Net 1 GP will contribute its general partnership interest in Net 1 to Net 3 as a partnership contribution, pursuant to the terms and condition set forth in the contribution agreement dated the date hereof by and between Net 3 and Net 1 GP, as amended as of July 19, 2001 (the "Net 1 Contribution Agreement");"

2. SECOND AMENDMENT. The Agreement is hereby amended to delete the phrase "Convertible Subordinated Debentures" from Section 1.5 thereof, and to insert in its place the phrase "Cash."

3. THIRD AMENDMENT. The Agreement is hereby amended to delete the present text of Section 2.1 thereof in its entirety, and to insert in its place the following:

          "SECTION 2.1 Effect on Units. As of the Effective Time, by virtue of the Merger and without any action on the part of the parties hereto or their respective affiliates, the limited partnership interests of the limited partners of Net 1 (the "Units") shall be converted into the consideration (the "Merger Consideration"), determined as follows:

             (a) Consideration. Except as provided in Section 2.1(b) or (c) each Unit shall, in the Merger, be exchanged for the number of common shares of Lexington, $0.0001 par value per share (the "Common Shares"), and such amount of cash (the "Cash") as is determined in accordance with the following formulas:

               N = (0.50)V/A

               P = (0.50)V

                   Where:

                   N = the number of Common Shares exchanged for each Unit;

                   A = the Average Closing Price;

                   P = the amount of Cash exchanged for each Unit; and

                   V = the Per Unit Adjusted Net Asset Value.

             (b) Notwithstanding Section 2.1(a), as of the Effective Time, each Unit held of record by a holder who votes against the Merger will receive Common Shares and Cash in accordance with Section 2.1(a), unless such holder affirmatively elects to receive consideration in the form of Lexington's 8.50% senior subordinated debentures due eight years after the closing date ("Dissenter Debentures") by following the procedures to be set forth in the Registration Statement, in which case each Unit shall, in the Merger, be exchanged for Dissenter Debentures with a principal amount equal to the Per Unit Adjusted Net Asset Value.

             (c) The Dissenter Debentures shall have the terms and conditions set forth in Exhibit A. On or before the closing, the parties shall enter into a mutually acceptable indenture with respect to the Dissenter Debentures, which indenture shall satisfy the requirements of the Trust Indenture Act of 1940. The indenture shall be substantially in a form as reasonably agreed to by the parties hereto.

             (d) Notwithstanding anything in the foregoing to the contrary. no fractional Common Shares shall be issued in connection with the Merger. All Common Shares to which a holder of Units is entitled immediately prior to the Effective Time shall be aggregated. If a fractional share results from such aggregation, in lieu of receiving any such fractional share, each holder of Units who would otherwise have been entitled to receive a fraction of a Common Share shall receive cash equal to the amount of Merger Consideration represented by such fractional share."

4. FOURTH AMENDMENT. The Agreement is hereby amended to delete the present text of the second sentence of Section 2.3 thereof, and to insert in its place the following:

          "At the Effective Time, Lexington shall deposit with the Exchange Agent, (i) share certificates representing the total number of Common Shares issuable pursuant to Section 2.1(a), (ii) the aggregate amount of Cash payable pursuant to Section 2.1(a) and (iii) the aggregate amount of Dissenter Debentures issuable pursuant to Section 2.1(b), in each case in exchange for the Units (such share certificates and Dissenter Debentures, together with any dividends or distributions with respect thereto, and payments of cash in lieu of fractional shares being hereinafter referred to as the "Exchange Fund")."

5. FIFTH AMENDMENT. The Agreement is hereby amended to delete the phrase "Convertible Subordinated Debentures or" and the phrase "Convertible Subordinated Debentures" and wherever such phrases appear in Sections 2.4 and 3.1(s) thereof.

6. SIXTH AMENDMENT. The Agreement is hereby amended to delete the present text of the second sentence of Section 7.2(f) thereof, and to insert in its place the following:

          "(f) "Average Closing Price" means the average closing price on the New York Stock Exchange of the Common Shares for the 20-day period preceding, but not including, the Closing Date; provided, however, that the Average Closing Price shall not exceed $16.00 per Common Share, nor be less than $14.00 per Common Share."

7. SEVENTH AMENDMENT. The Agreement is hereby amended to delete Section 7.2(m) in its entirety.

8. EIGHTH AMENDMENT. The Agreement is hereby amended to delete the present text of Exhibit A thereto, and to insert in its place Exhibit A hereto.

                                 MISCELLANEOUS

9. COUNTERPARTS. This Amendment may be executed in one or more counterparts, each of which shall be deemed an original but all of which together will constitute one and the same instrument.

10. ORIGINAL DOCUMENT. Except as amended hereby, the Agreement is in all respects ratified, reaffirmed and confirmed and all of its terms shall remain in full force and effect.

11. ENTIRE AGREEMENT. This Amendment and the Agreement constitute the entire agreement between the Parties and supersede all prior understandings, agreements, or representations by or between the Parties, written or oral, to the extent they related in any way to the subject matter hereof or thereof.

12. SUCCESSION AND ASSIGNMENT. This Amendment shall be binding upon and inure to the benefit of the Parties and their respective successors and permitted assigns. No Party may assign either this Amendment or any of its rights, interests, or obligations hereunder without the prior written approval of the other Parties hereto.

13. WAIVERS. Failure of any Party at any time to require the performance by any other Party of any provision of this Amendment or any related agreement shall in no way affect the right to require full performance of such provision thereafter. Furthermore, the waiver by any Party of a breach of any provision of this Amendment or any related agreement will not be held to be a waiver of any other provision of this Amendment or any related agreement.

14. SEVERABILITY. The invalidity or unenforceability of any term or provision of this Amendment or any related agreement shall not affect the validity or enforceability of the remaining terms and provisions hereof or thereof.

                  [REMAINDER OF PAGE LEFT INTENTIONALLY BLANK]

     IN WITNESS WHEREOF, the parties hereto have caused this Amendment No. 1 to the Agreement and Plan of Merger to be duly executed and made and entered into as of the date first set forth above.

                                          LEXINGTON CORPORATE PROPERTIES TRUST

                                          By: /s/ T. WILSON EGLIN
                                            ------------------------------------
                                              Name: T. Wilson Eglin
                                              Title:  President

                                          NET 3 ACQUISITION L.P.

                                          By: Lex GP-1, Inc., its general
                                          partner

                                          By: /s/ PATRICK CARROLL
                                            ------------------------------------
                                              Name: Patrick Carroll
                                              Title:  Vice President

                                          NET 1 L.P.

                                          By: Lepercq Net 1 L.P., its general
                                          partner
                                          By: Lepercq Net 1 Inc., its general
                                          partner

                                          By: /s/ E. ROBERT ROSKIND
                                            ------------------------------------
                                              Name: E. Robert Roskind
                                              Title:  President

    [SIGNATURE PAGE TO AMENDMENT NO. 1 TO LEXINGTON NET 1 MERGER AGREEMENT]

                                                                       EXHIBIT A

                         TERMS OF DISSENTER DEBENTURES

Principal Amount..............   Up to $20 million, subject to waiver by
                                 Lexington. The exact principal amount of the dissenter debentures will be determined at the closing of the Transaction based upon the number of Units held by limited partners who elect to receive Dissenter Debentures and will be subject to the waiver by Lexington of the limit on the amount of Dissenter Debentures to be issued.

Interest......................   8.5% per annum, on a day-to-day basis (based
                                 upon a 365-day year and actual days elapsed) from the closing of the Transaction. Interest will be paid semi-annually in cash in arrears.

Repayment of Principal........   Principal on the Dissenter Debentures is due in
                                 one installment on                , 2009;
                                 provided, however, that 80% of the net proceeds of any taxable sale or refinancing of the assets previously owned by either Net
                                 Partnership, as applicable, will be used to prepay the Dissenter Debentures.

Prepayment....................   Prepayable in whole or in part at any time.

Seniority.....................   Expressly subordinated in right and priority of
                                 payment to all institutional indebtedness of Lexington outstanding on the closing of the Transaction and any other indebtedness of Lexington issued in the future which is not, by its terms, expressly subordinated to the Dissenter Debentures. The Dissenter Debentures are also senior in right and priority of payment to Lexington's existing Class A Senior
                                 Cumulative Convertible Preferred Shares and to all other classes of Lexington's capital shares currently authorized or authorized in the future.

Remedies......................   If an event of default occurs and is
                                 continuing, holders of Dissenter Debentures will have the following remedies (a) the rate of interest on the Dissenter Debentures will increase to 10%; provided that if such event of default is cured or waived, the rate of interest will be reduced, from the date of such cure or waiver, to 8.5%, (b) automatic acceleration with respect to bankruptcy defaults, and (c) acceleration upon vote by majority of holders upon non-bankruptcy defaults.

                          AGREEMENT AND PLAN OF MERGER

                         DATED AS OF NOVEMBER 13, 2000

                                  BY AND AMONG

                      LEXINGTON CORPORATE PROPERTIES TRUST

                             NET 3 ACQUISITION L.P.

                                      AND

                                   NET 1 L.P.

                                                                              PAGE
                                                                              ----
ARTICLE I  THE MERGER.......................................................    1
  SECTION 1.1   The Merger..................................................    1
  SECTION 1.2   Closing.....................................................    2
  SECTION 1.3   Effective Time..............................................    2
  SECTION 1.4   Effects of the Merger.......................................    2
  SECTION 1.5   Federal Income Tax Treatment................................    2
  SECTION 1.6   Partnership Agreement.......................................    2
  SECTION 1.7   General Partner.............................................    2

ARTICLE II CONSIDERATION FOR, AND MANNER OF CONVERTING LIMITED PARTNERSHIP
           INTERESTS OF NET 1...............................................    2
  SECTION 2.1   Effect on Units.............................................    2
  SECTION 2.2   Further Assurances..........................................    4
  SECTION 2.3   Exchange Procedures.........................................    4
  SECTION 2.4   Payments with Respect to Unexchanged Units..................    4
  SECTION 2.5   Rights of Former Holders of Units...........................    5

ARTICLE III  REPRESENTATIONS AND WARRANTIES.................................    5
  SECTION 3.1   Representations and Warranties of Lexington.................    5
  SECTION 3.2   Representations and Warranties of Net 3.....................   11
  SECTION 3.3   Representations and Warranties of Net 1.....................   11

ARTICLE IV  ADDITIONAL AGREEMENTS...........................................   16
  SECTION 4.1   Reasonable Best Efforts.....................................   16
  SECTION 4.2   Public Announcements........................................   17
  SECTION 4.3   Consents, Approvals and Filings.............................   17
  SECTION 4.4   State Takeover Laws.........................................   17
  SECTION 4.5   No Solicitation by Net 1....................................   17
  SECTION 4.6   Conduct of Businesses.......................................   18
  SECTION 4.7   Approvals of Shareholder and Limited Partners...............   19
  SECTION 4.8   Inspection of Records.......................................   19
  SECTION 4.9   Regulatory Filings..........................................   19
  SECTION 4.10  Expenses....................................................   20
  SECTION 4.11  REIT Status.................................................   20
  SECTION 4.12  Appraisals..................................................   20
  SECTION 4.13  Termination Fees............................................   20

ARTICLE V  CONDITIONS PRECEDENT.............................................   20
  SECTION 5.1   Conditions to Each Party's Obligation to Effect the            20
                Merger......................................................
  SECTION 5.2   Conditions to Obligations of Net 1..........................   21
  SECTION 5.3   Conditions to Obligations of Lexington and Net 3............   22
  SECTION 5.4   Frustration of Closing Conditions...........................   22

                                                                              PAGE
                                                                              ----
ARTICLE VI  TERMINATION, AMENDMENT AND WAIVER...............................   23
  SECTION 6.1   Termination.................................................   23
  SECTION 6.2   Effect of Termination.......................................   23
  SECTION 6.3   Amendment...................................................   23
  SECTION 6.4   Extension; Waiver...........................................   24

ARTICLE VII  GENERAL PROVISIONS.............................................   24
  SECTION 7.1   Nonsurvival of Representations and Warranties...............   24
  SECTION 7.2   Definitions.................................................   24
  SECTION 7.3   Notices.....................................................   27
  SECTION 7.4   Interpretation..............................................   27
  SECTION 7.5   Counterparts................................................   28
  SECTION 7.6   Entire Agreement; Third-Party Beneficiaries.................   28
  SECTION 7.7   GOVERNING LAW...............................................   28
  SECTION 7.8   Assignment..................................................   28
  SECTION 7.9   Enforcement.................................................   28
  SECTION 7.10  Severability................................................   28

     AGREEMENT AND PLAN OF MERGER (this "Agreement"), dated as of November 13, 2000, by and among Lexington Corporate Properties Trust, a Maryland statutory real estate investment trust ("Lexington"), Net 3 Acquisition L.P.. a Delaware limited partnership ("Net 3"), and Net 1 L.P., a Delaware limited partnership ("Net 1"). Certain capitalized terms used in this Agreement are defined in
Section 7.2.

                              W I T N E S S E T H:

     WHEREAS, the Board of Trustees of Lexington (the "Board"), has determined that it would be advisable and in the best interests of the holders of beneficial interests in Lexington for Net 1 to merge with and into Net 3 with Net 3 as the surviving entity, subject to the terms and conditions set forth in this Agreement (the "Merger"); and

     WHEREAS, Lexington, in its capacity as the general partner of Net 3, has determined that it would be advisable and in the best interests of Net 3 for Net 3 to enter into and consummate the proposed Merger; and

     WHEREAS, Lepercq Net 1 L.P., in its capacity as the general partner of Net 1 (the "Net 1 GP"), has determined that it would be advisable and in the best interests of Net 1 to enter into and consummate the proposed Merger; and

     WHEREAS, immediately prior to the Effective Time, the Net 1 GP will contribute its general partnership interest in Net 1 to Net 3 as a partnership contribution, pursuant to the terms and condition set forth in the contribution agreement dated the date hereof by and between Net 3 and Net 1 GP (the "Net 1 Contribution Agreement");

     WHEREAS, for federal income tax purposes and in accordance with Treasury Regulations sec. 1.708-1(c)(3) and (4), immediately prior to the Effective Time of the Merger and subject to the consummation of the Merger, Net 3 will purchase each limited partnership interest of Net 1 from each limited partner of Net 1 for a specified amount of consideration;

     WHEREAS, the Merger is subject to the simultaneous consummation of the merger of Net 2 with and into Net 3;

     WHEREAS, Net l and Lexington have each received a fairness opinion ("Fairness Opinion") from a nationally-recognized investment banking firm retained by it to provide such fairness opinion; and

     WHEREAS, Net 1, the Net 1 GP, Net 3 and Lexington desire to make certain representations, warranties, covenants and agreements in connection with the Merger and also to prescribe various conditions to the Merger.

     NOW, THEREFORE, in consideration of the representations, warranties, covenants and agreements contained in this Agreement, the parties hereto hereby agree as follows:

                                   ARTICLE I

                                   THE MERGER

     SECTION 1.1 The Merger. Upon the terms and subject to the conditions set forth in this Agreement, and in accordance with Maryland General Corporate Law (the "MGCL") and the Delaware Revised Uniform Limited Partnership Act (the "DRULPA"), the Merger shall be effected such that Net 1 shall be merged with and into Net 3 at the Effective Time (as defined in Section 1.3), the separate existence of Net 1 shall cease and Net 3 shall continue as the surviving entity in the Merger (the "Surviving Entity") and shall succeed to and assume all the rights and obligations of Net 1. The Merger shall have the effects specified in the MGCL and the DRULPA. The Merger shall be consummated pursuant to the terms of this Agreement, which has been approved and adopted by the Board, the Net 1 GP and Lexington, in its capacity as the majority limited partner and sole general partner of Net 3.

     SECTION 1.2 Closing. Unless this Agreement shall have been terminated pursuant to Section 6.1, and subject to the satisfaction or waiver of the conditions set forth in Article V, the closing of the Merger (the "Closing") will take place as soon as practicable following the last to be satisfied or waived of the conditions set forth in Article V (other than the delivery of certificates referred to in Sections 5.2(a) and (b) and Sections 5.3(a) and (b)) in accordance with this Agreement the date of the Closing being referred to herein as (the "Closing Date"), at the offices of Paul, Hastings, Janofsky & Walker LLP, 399 Park Avenue, New York, New York 10022, unless another date, time or place is agreed to in writing by the parties hereto.

     SECTION 1.3 Effective Time. If all the conditions to the Merger set forth in Article V shall have been fulfilled or waived (and this Agreement shall not have been terminated pursuant to Section 6.1 hereof), the parties shall cause a Certificate of Merger to be properly executed, verified and delivered for filing in accordance with DRULPA and the MGCL on the Closing Date. The Merger shall become effective upon the later of (i) the issuance of a certificate of merger by the State Department of Assessments and Taxation of the State of Maryland and
(ii) the issuance of a certificate of merger by the Secretary of State of the State of Delaware, or such other date as may be agreed to by the parties, but not later than the Closing Date (the "Effective Time").

     SECTION 1.4 Effects of the Merger. The Merger shall have the effects set forth in this Agreement and in the applicable provisions of the Act. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time, all the properties, rights, privileges, powers and franchises of Net l and Net 3 shall vest in the Surviving Entity, and all debts, liabilities and duties of Net 1 and Net 3 shall become the debts, liabilities and duties of Surviving Entity.

     SECTION 1.5 Federal Income Tax Treatment. For federal income tax purposes and in accordance with Treasury Regulations sec. 1.708-1(c)(3) and (4), immediately prior to the Merger, and subject to the consummation thereof, Net 3 will purchase each limited partnership interest of Net 1 from each limited partner of Net 1 that consents to treat the transaction for tax purposes as a sale of that limited partner's partnership interest. Such consent shall have been acquired pursuant to the terms of the Proxy Statement. The consideration transferred for each such interest shall equal the sum of (1) the fair market value of the Common Shares and principal amount of the Convertible Subordinated Debentures received per Unit as specified in Section 2.1 and (2) the assumption of such limited partner's share of partnership liabilities. Any limited partner that does not consent to treat the Merger as a sale by such limited partner of its partnership interests and elects to receive Dissenter Debentures will remain a limited partner of Net 1 at the time of the Merger. Net 1 shall be considered as undertaking the assets-over form of merger for federal income tax purposes pursuant to Reg. sec. 1.7081(c)(3).

     SECTION 1.6 Partnership Agreement. At the Effective Time, Net 3's partnership agreement shall continue to be the partnership agreement of the Surviving Entity until thereafter changed or amended as provided therein or by applicable law.

     SECTION 1.7 General Partner. At the Effective Time, Lexington shall continue to be the general partner of the Surviving Entity, serving until the earlier of its resignation or removal or until a successor is duly elected by the limited partners.

                                   ARTICLE II

              CONSIDERATION FOR, AND MANNER OF CONVERTING LIMITED
                         PARTNERSHIP INTERESTS OF NET 1

     SECTION 2.1 Effect on Units. As of the Effective Time, by virtue of the Merger and without any action on the part of the parties hereto or their respective affiliates, the limited partnership interests of the limited partners of Net 1 (the "Units") shall be converted into the consideration (the "Merger Consideration"), determined as follows:

          (a) Consideration. Except as provided in Section 2.1(b) or (c) each Unit shall, in the Merger, be exchanged for the number of common shares of Lexington, $0.0001 par value per share (the

     "Common Shares"), and such principal amount of Lexington's 8.5% convertible subordinated debentures due eight years after the Closing Date ("Convertible Subordinated Debentures") as is determined in accordance with the following formulas:

           N = (0.50)V/A

           P = (0.50)V

               Where:

                   N = the number of Common Shares exchanged for each Unit;

                   A = the Average Closing Price;

                   P = the principal amount of Convertible Subordinated
                       Debentures exchanged for
                       each Unit; and

                   V = the Per Unit Adjusted Net Asset Value.

          (b) Notwithstanding Section 2.1(a) hereof, a holder of Units may elect to receive a greater proportion of its Merger Consideration, in increments of 10% of such holder's Merger Consideration, in principal amount of Convertible Subordinated Debentures with a corresponding reduction in its Merger Consideration payable in Common Shares, as provided in this Section 2.1(b) by following the procedures to be set forth in the Registration Statement. In the event a holder of Units elects to receive a greater proportion of its Merger Consideration in principal amount of Convertible Subordinated Debentures, with a corresponding reduction in Merger Consideration payable in Common Shares, then each Unit shall, in the Merger, be exchanged for the number of Common Shares, and such principal amount of Convertible Subordinated Debentures as is determined in accordance with the following formulas:

           N = V(X)/A

           P = (1-X)V

               Where:

                   N = the number of Common Shares exchangeable per Unit;

                   V = the Per Unit Adjusted Net Asset Value;

                   X = the percentage (i.e., less than 50%, by increments of 10%
                       only) of the
                       Merger Consideration which the holder of the Unit elects to receive in Common
                       Shares;

                   A = the Average Closing Price, and

                   P = the principal amount of Convertible Subordinated
                       Debentures exchangeable
                       per Unit.

          (c) Notwithstanding Sections 2.1(a) and (b), as of the Effective Time, each Unit held of record by a holder who votes against the Merger will receive Common Shares and Convertible Subordinated Debentures in accordance with Section 2.1(a) or 2.1(b), as applicable, unless such holder affirmatively elects to receive consideration in the form of Lexington's 8.50% senior subordinated debentures due eight years after the closing date ("Dissenter Debentures") by following the procedures to be set forth in the Registration Statement, in which case each Unit shall, in the Merger, be exchanged for Dissenter Debentures with a principal amount equal to the Per Unit Adjusted Net Asset Value.

          (d) The Convertible Subordinated Debentures and the Dissenter Debentures shall have the terms and conditions set forth in Exhibit A. On or before the closing, the parties shall enter into mutually acceptable indentures with respect to the Convertible Subordinated Debentures and Dissenter Debentures, which indentures shall satisfy the requirements of the Trust Indenture Act of 1940. The indentures shall be substantially in a form as reasonably agreed to by the parties hereto.

          (e) Notwithstanding anything in the foregoing to the contrary, no fractional Common Shares shall be issued in connection with the Merger. All Common Shares to which a holder of Units is entitled immediately prior to the Effective Time shall be aggregated. If a fractional share results from such aggregation, in lieu of receiving any such fractional share, each holder of Units who would otherwise have been entitled to receive a fraction of a Common Share shall receive cash equal to the amount of Merger Consideration represented by such fractional share.

  SECTION 2.2 Further Assurances. If, at any time after the Effective Time, the Surviving Entity shall determine or be advised that any deeds, bills of sale, assignments, assurances or any other actions or things are necessary or desirable to vest, perfect or confirm of record or otherwise in the Surviving Entity the right, title or interest in, to or under any of the rights, properties or assets of Net 1 acquired or to be acquired by the Surviving Entity as a result of, or in connection with, the Merger or otherwise to carry out this Agreement, the Surviving Entity shall be authorized to execute and deliver, in the name and on behalf of each of Lexington, Net 3 and Net 1, all such deeds, bills of sale, assignments and assurances and to take and do, in the name and on behalf of each of Lexington, Net 3 and Net 1 or otherwise, all such other actions and things as may be necessary or desirable to vest, perfect or confirm any and all right, title and interest in, to and under such rights, properties or assets in the Surviving Entity or otherwise to carry out this Agreement.

     SECTION 2.3 Exchange Procedures. Prior to the Effective Time, Lexington shall appoint a commercial bank or trust company satisfactory to Net 1 to act as exchange agent hereunder (the "Exchange Agent"). At the Effective Time, Lexington shall deposit with the Exchange Agent, (i) share certificates representing the total number of Common Shares issuable pursuant to Sections 2.1(a) and (b), (ii) the aggregate amount of Convertible Subordinated Debentures issuable pursuant to Sections 2.1(a) and (b) and (iii) the aggregate amount of Dissenter Debentures issuable pursuant to Section 2.1(c), in each case in exchange for the Units (such share certificates. Convertible Subordinated Debentures and Dissenter Debentures, together with any dividends or distributions with respect thereto, and payments of cash in lieu of fractional shares being hereinafter referred to as the "Exchange Fund"). Promptly after the Effective Time, Lexington shall cause the Exchange Agent to mail to each holder a form letter of transmittal (the "Transmittal Letter") specifying that delivery shall be effected only upon proper execution and delivery to the Exchange Agent of an assignment of interest of the Unit or such other documents as Lexington or Net 3 may reasonably require (the "Transfer Document"), and instructions for use in effecting the surrender of the Units in exchange for the applicable Merger Consideration. Subject to the delivery to the Exchange Agent of a duly executed Transfer Document and Transmittal Letter, promptly after the Effective Time, the Exchange Agent shall issue to each holder of Units delivering such Transfer Document and Transmittal Letter such holder's Merger Consideration calculated in accordance with Section 2.1 in exchange for its Units. Until such Transfer Document and Transmittal Letter are delivered as contemplated by this Section 2.3, each Unit shall be deemed at any time after the Effective Time to constitute only the right to receive, upon such delivery, such Merger Consideration.

     SECTION 2.4 Payments with Respect to Unexchanged Units. No (i) distributions with respect to Common Shares with a record date after the Effective Time or (ii) amounts otherwise payable with respect to the Convertible Subordinated Debentures or Dissenter Debentures shall be paid to any holder of Units until the delivery of a Transfer Document and Transmittal Letter in respect of such Units in accordance with Section 2.3. Following delivery of a Transfer Document and Transmittal Letter in respect of such Units in accordance with Section 2.3, Lexington shall pay to the holder of such Unit (the "Unexchanged Units"), the Accrued Amounts attributable to such Unexchanged Units. "Accrued Amounts" with respect to Unexchanged Units shall mean those amounts which are payable (i) with respect to the Common Shares, (a) at the time of such delivery, the amount of dividends from Lexington with a record date after the Effective Time theretofore paid with respect to the number of whole Common Shares into which the Units immediately prior to the Effective Time were converted pursuant to Section 2.1, and (b) at the appropriate payment date, the amount of dividends from Lexington with a record date after the Effective Time, but prior to such delivery, and with a payment date subsequent to such delivery, payable with respect to such whole Common Shares, and (ii) with respect to the Convertible Subordinated Debentures or Dissenter Debentures, (a) at the time of delivery of such Unexchanged Units, the amount of interest and principal payable by Lexington with a record date after the Effective Time theretofore paid with respect to the Convertible Subordinated Debentures or Dissenter

Debentures into which the Units immediately prior to the Effective Time were converted pursuant to Section 2.1, and (b) at the appropriate payment date, the amount of interest and principal payable from Lexington with a record date after the Effective Time, but prior to such delivery, and with a payment date subsequent to such delivery, payable with respect to such whole Convertible Subordinated Debentures or Dissenter Debentures.

     SECTION 2.5 Rights of Former Holders of Units. At the Effective Time, the unit transfer books of Net 1 shall be closed as to holders of Units immediately prior to the Effective Time and no transfer of Units by any such holder shall thereafter be made or recognized.

                                  ARTICLE III

                         REPRESENTATIONS AND WARRANTIES

     SECTION 3.1 Representations and Warranties of Lexington. Lexington represents and warrants to Net 1 as follows:

          (a) Organization, Standing and Power. Lexington is a statutory real estate investment trust duly created, validly existing and in good standing under the laws of the State of Maryland and has the requisite trust power and authority to carry on its business as now being conducted, except where failure to do so would not have a Lexington Material Adverse Effect. Each of Lexington's Subsidiaries (other than Net 3) is a corporation or partnership duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation or organization, has the requisite power and authority to own its properties and to carry on its business as it is now being conducted, and is duly qualified to do business and is in good standing in each jurisdiction in which the ownership of its property or the conduct of its business requires such qualification, except for jurisdictions in which such failure to be so qualified or to be in good standing would not have a Lexington Material Adverse Effect. Lexington and its Subsidiaries have obtained all licenses, permits and other authorizations and have taken all actions required by applicable law or governmental regulations in connection with their business as now conducted, where the failure to obtain any such item or to take any such action would have a Lexington Material Adverse Effect. Copies of the Subsidiaries' organizational documents and partnership and Joint Venture agreements have been or will be prior to the Closing, delivered or made available to Net 1 and were or will be true and correct when delivered or made available. For purposes of this Agreement, the term "Lexington Material Adverse Effect" means any material adverse effect with respect to Lexington or its Subsidiaries, taken as a whole, or any change of effect that adversely, or is reasonably expected to adversely affect (i) the business, assets, results from operations or condition (financial or otherwise) of Lexington and its Subsidiaries, or (ii) the ability of Lexington to consummate the transactions contemplated by this Agreement in any material respect or materially impair or delay Lexington's ability to perform its obligations hereunder. For the purposes of this Section 3.1, the term "Subsidiaries" shall include the entities set forth in the
     Schedule 3.1(a), which are all of Lexington's Subsidiaries.

          (b) Authority. Lexington has the requisite power and authority to enter into this Agreement and to consummate the transactions contemplated by this Agreement and all other documents, agreements and instruments related to the transactions contemplated by this Agreement to which it is a party (the "Lexington Ancillary Agreements"). The execution, delivery and performance of this Agreement by Lexington of the transactions contemplated hereby have been duly authorized by all necessary action on the part of Lexington. Subject only to the approval of the Merger by the holders of a majority of the outstanding voting shares of Lexington, the consummation by Lexington of this Agreement, the Lexington Ancillary Agreements and the transactions contemplated hereby and thereby have been duly authorized by all requisite action on the part of Lexington.

          (c) Enforceability. This Agreement has been duly executed and delivered by Lexington and, assuming this Agreement constitutes the valid and binding agreement of Net 1 and Net 3, constitutes a valid and binding obligation of Lexington, enforceable against Lexington in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws affecting creditors' rights and remedies and to general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity).

          (d) Noncontravention. The execution and delivery of this Agreement do not, and the consummation of the transactions contemplated by this Agreement and compliance with the provisions hereof will not, (i) conflict with any of the provisions of the declaration of trust or bylaws of Lexington, (ii) conflict with, result in a breach of or default (with or without notice or lapse of time, or both) under, or give rise to a right of first refusal, termination, cancellation or acceleration of any obligation (including to pay any sum of money) or loss of a benefit under, or require the consent of any person under, any indenture or other agreement, permit, concession, ground lease, franchise, license or similar instrument or undertaking to which Lexington is a party or by Lexington or any of its assets is bound, result in the creation or imposition of a material lien or other restriction or encumbrance on any material asset of Lexington, which, singly or in the aggregate, would have a Lexington Material Adverse Effect, or (iii) violate any domestic or foreign law, rule or regulation or any order, writ, judgment, injunction, decree, determination or award currently in effect except for such violations, which, singly or in the aggregate, would only have an immaterial effect. To Lexington's actual acknowledge, neither Lexington nor any of its Subsidiaries (other than Net 3) is in violation of any order of any court, governmental authority or arbitration board or tribunal, or any law, ordinance, governmental rule or regulation to which Lexington or any of its Subsidiaries (other than Net 3) or any of their respective properties or assets are subject, where such violation would have a Lexington Material Adverse Effect. Lexington and its Subsidiaries (other than Net 3) have obtained all licenses, permits and other authorizations and have taken all actions required by applicable law or governmental regulations in connection with their business as now conducted, where the failure to obtain any such item or to take any such action would have a Lexington Material Adverse Effect.

          (e) Consents. Other than the filings provided for in this Agreement to effect the Merger, any filings required under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), the Securities Act of 1933, as amended (the "Securities Act"), or applicable state securities and "Blue Sky" laws (collectively, the "Regulatory Filings"), no consent, approval or authorization of; or declaration or filing with, or notice to, any domestic or foreign governmental agency or regulatory authority (a "Governmental Entity") or any third party which has not been received or made, is required by or with respect to Lexington or in connection with the execution and delivery of this Agreement by Lexington or the consummation by Lexington of the transactions contemplated hereby, except for (i) the filing of the Certificate of Merger with the Secretary of State of the State of Delaware and the State Department of Assessments and Taxation of the State of Maryland and (ii) consents, approvals, authorizations, declarations, filings and notices that, if not obtained or made, will not, individually or in the aggregate, result in a Lexington Material Adverse Effect.

          (f) Capitalization. As of September 30, 2000, the authorized capital of Lexington consisted of Forty Million (40,000,000) Common Shares and Ten Million (10,000,000) preferred shares of Lexington, $0.0001 par value per share (the "Preferred Shares"). As of September 30, 2000, Seventeen Million One Hundred Sixty Two Thousand Nine Hundred Seventy (17,162,970) Common Shares were outstanding and Two Million (2,000,000) Preferred Shares were outstanding. Except as disclosed in the Lexington Reports, Lexington has no outstanding bonds, debentures, notes or other obligations, the holders of which have the right to vote (or which are convertible into or exercisable for securities having the right to vote) with the shareholders of Lexington on any matter. All such issued and outstanding Common Shares are duly authorized, validly issued, fully paid, nonassessable and free of preemptive rights. Except as disclosed in the Lexington Reports, there are not any existing options, warrants, calls, puts, subscriptions, convertible securities, or other rights, agreements or commitments which obligate Lexington or any of its subsidiaries to issue, transfer, acquire or sell any shares or other equity interest of Lexington or any of its Subsidiaries, except under any employee incentive plan approved by Lexington's shareholders. There are no agreements or understandings to which Lexington is a party with respect to the voting of any Common Shares or which restrict the transfer of any such shares, except in order to protect its REIT status.

          (g) Subsidiaries. Except as set forth in Schedule 3.1(a), Lexington owns directly or indirectly each of the outstanding shares of capital stock or all of the partnership or other equity interests of each of Lexington's Subsidiaries (except those Joint Venture interests as many be disclosed in Schedule 3.1(a)) and such interests are free and clear of all Encumbrances other than liens imposed by local law which are not material.

          (h) Other Interests. Except as disclosed in Schedule 3.1(a), Lexington does not own directly or indirectly any interest or investment (whether equity or debt) in any corporation, partnership, Joint Venture, business, trust or entity (other than investments in short-term investments securities).

          (i)  SEC Documents.

             (i) Lexington has made available or will make available to Net 1 prior to the Closing, registration statements of Lexington filed with the SEC in connection with public offerings of Lexington's securities since 1995 and all exhibits, amendments and supplements thereto (the "Lexington Registration Statements"), and each report, proxy statement or information statement and all exhibits thereto prepared by it or relating to its properties since the effective date of the latest Lexington Registration Statement, each in the form (including exhibits and any amendments thereto) filed with the SEC (collectively, the "Lexington Reports").

             (ii) To Lexington's actual knowledge, as of their respective dates, the Lexington Reports (i) complied as to form in all material respects with the applicable requirements of the Securities Laws and
        (ii) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements made therein, in the light of the circumstances under which they were made, not misleading. To Lexington's actual knowledge, each of the consolidated balance sheets of Lexington included in or incorporated by reference into the Lexington Reports (including the related notes and schedules) fairly presents the consolidated financial position of Lexington and its Subsidiaries as of its date and each of the consolidated statements of income, retained earnings and cash flows of Lexington included in or incorporated by reference into the Lexington Reports (including any related notes and schedules) fairly presents the results of operations, retained earnings or cash flows, as the case may be, of Lexington and its Subsidiaries for the periods set forth therein (subject, in the case of unaided statements, to normal year-end audit adjustments which would not be material in amount or effect), in each case in accordance with generally accepted accounting principles consistently applied during the periods involved, except as may be noted therein and except, in the case of the unaided statements, as permitted by the Securities Laws.

             (iii) Except as and to the extent set forth on the consolidated balance sheet of Lexington and its Subsidiaries at June 30, 2000, including all notes thereto, or as set forth in the Lexington Reports, neither Lexington nor any of its Subsidiaries has any material liabilities or obligations of any nature (whether accrued, absolute, contingent or otherwise) that would be required to be reflected on, or reserved against in, a balance sheet of Lexington or in the notes thereto, prepared in accordance with generally accepted accounting principles consistently applied, except liabilities arising in the ordinary course of business since such date which would not have a Lexington Material Adverse Effect.

          (j) Litigation. To Lexington's actual knowledge, there are (i) no continuing orders, injunctions or decrees of any court, arbitrator or governmental authority to which Lexington or any of its Subsidiaries is a party or by which any of its properties or assets are bound or, to which any of its trustees, directors, officers, or affiliates is a party or by which any of their properties or assets are bound and (ii) no actions, suits or proceedings pending against Lexington or any of its Subsidiaries or, to the knowledge of Lexington, against any of its trustees, officers or affiliates or, to the knowledge of Lexington, threatened against Lexington or any of its Subsidiaries or against any of its trustees, directors, officers, or affiliates, at law or in equity, or before or by any federal or state commission, board, bureau, agency or instrumentality that in the case of clauses (i) or (ii) above are reasonably likely, individually or in the aggregate, to have a Lexington Material Adverse Effect.

          (k) Absence of Certain Changes. Except as disclosed in the Lexington Reports filed with the SEC prior to the date hereof, (a) Lexington and its Subsidiaries have conducted their business only in the ordinary course of such business (which, for purposes of this Section only, shall include all acquisitions of real estate properties and financing arrangements made in connection therewith); (b) there has not been any Lexington Material Adverse Effect; (c) there has not been any declaration, setting aside or payment of any dividend or other distribution with respect to the Common Shares (other than such payments which are consistent with past practice); and (d) there has not been any material change in Lexington's accounting principles, practices or methods.

          (1)  Taxes.

             (i)  Lexington and each of its Subsidiaries:

                (1) has timely filed all federal and state tax returns including, without limitation, information returns and reports required to be filed by any of them for tax periods ended prior to the date of this Agreement or requests for extensions have been timely filed and any such request has been granted and has not expired and all such returns are absolute and complete in all material respects,

                (2) has paid or accrued all taxes shown to be due and payable on such returns or which have become due and payable pursuant to any assessment, deficiency notice, 30-day letter or other notice received by it and

                (3) has properly accrued all taxes for such periods subsequent to the periods covered by such returns. Neither Lexington nor any of its Subsidiaries has received notice that the federal, state and local income and franchise tax returns of Lexington or any such Subsidiary has been or will be examined by any taxing authority. Neither Lexington nor any of its Subsidiaries has executed or filed with the Internal Revenue Service ("IRS") or any other taxing authority any agreement now in effect extending the period for assessment or collection of any income or other taxes.

                (4) neither Lexington nor any of its Subsidiaries is a party to any pending action or proceedings by any governmental authority for assessment or collection of taxes, and no claim for assessment or collection of taxes has been asserted against it. True, correct and complete copies of all federal, state and local income or franchise tax returns filed by Lexington and each of its Subsidiaries and all communications relating thereto have been delivered to Net 1 or made available to representatives of Net 1 or will be so delivered or made available prior to the Closing. Lexington has (A) qualified to be taxed as a REIT pursuant to Sections 856 through 859 of the Code for its taxable years ended December 31, 1993 through 1999, inclusive;
           (B) operated, and intends to continue to operate, in such a manner as to qualify to be taxed as a REIT pursuant to Sections 856 through 859 of the Code for its taxable year in which the Effective Date occurs; and (C) not taken or omitted to take any action which could result in a challenge to its status as a REIT. Lexington represents that each of its Subsidiaries is a qualified REIT subsidiary as defined in
           Section 856 (i) of the Code.

          (m) Books and Records. The books of account and other financial records of Lexington and its Subsidiaries are in all material respects true, complete and correct, have been maintained in accordance with good business practices, and are accurately reflected in all materials respects in the financial statements included in the Lexington Reports.

          (n) Properties (i) Except as disclosed on Schedule 3.1(n), Lexington and its Subsidiaries own, and each Joint Venture to which Lexington or any of its Subsidiaries is a party owns, fee simple title to each of the real properties reflected on the most recent balances sheet of Lexington included in the Lexington Reports (the "Lexington Properties"), which are all of the real estate properties owned by them, such Lexington Properties which are subject to Encumbrances are so subject only to the extent disclosed in the Lexington Reports and such Lexington Properties which are free and clear of Encumbrances are listed as such on Schedule 3.1 (n) hereto. To Lexington's actual knowledge,

     Lexington's Properties are not subject to any rights of way, written agreements, laws, ordinances and regulations affecting building use or occupancy, or reservations of an interest in title (collectively, "Property Restrictions"), except for (1) Encumbrances and Property Restrictions set forth in the Lexington Reports; (2) Property Restrictions imposed or promulgated by law or any governmental body or authority with respect to real property, including zoning regulations that do not materially adversely affect the current use of the property; (3) Encumbrances and Property Restrictions disclosed on existing title reports or surveys (in either case copies of which title reports and surveys have been or will be delivered or made available to Net 1 prior to the Closing); and (4) mechanics', carriers', workmen's, repairmen's liens and other Encumbrances, Property Restrictions and other limitations of any kind, if any, which have heretofore been bonded (and that are disclosed in the Lexington Reports) or which individually or in the aggregate, do not exceed $100,000, do not materially detract from the value of or materially interfere with the present use of any of Lexington Properties subject thereto or affected thereby, and do not otherwise materially impair business operations conducted by Lexington and its Subsidiaries and which have arisen or been incurred only in its construction activities or in the ordinary course of business.

          (ii) Valid policies of title insurance have been issued insuring Lexington's or any of its Subsidiaries' fee simple title to Lexington Properties, subject only to the matters disclosed above and such policies are, at the date hereof, in full force and effect and no material claim has been made against any such policy. To Lexington's actual knowledge (1) there is no certificate, permit or license from any governmental authority having jurisdiction over any of Lexington Properties or any agreement, easement or other right which is necessary to permit the lawful use and operation of the buildings and improvements on any of Lexington Properties or which is necessary to permit the lawful use and operation of all driveways, roads and other means of egress and ingress to and from any of Lexington Properties that has not been obtained and is not in full force and effect, or any pending threat of modification or cancellation of any of same; (2) neither Lexington nor its Subsidiaries has received written notice of any material violation of any federal, state or municipal law, ordinance, order, regulation or requirement affecting any portion of any of Lexington Properties issued by any governmental authority; (3) there are no structural defects relating to Lexington Properties and no Lexington Properties whose building systems are not in working order in any material respect: and (4) there is (A) no physical damage to any Lexington Property in excess of $100,000 for which there is no insurance in effect covering the cost of the restoration, (B) no current renovation to any Lexington Property for which Lexington is responsible, the cost of which exceeds $100,000 and (C) no current restoration (excluding tenant improvements) on any of Lexington Property the cost of which exceeds $100,000.

          (iii) Neither Lexington nor its Subsidiaries have received notice to the effect that and there are any (1) condemnation or rezoning proceedings that are pending or threatened with respect to any of Lexington Properties or (2) any zoning, building or similar laws, codes, ordinances, orders or regulations that are or will be violated by the continued maintenance, operation or use of any buildings or other improvements on any of Lexington Properties or by the continued maintenance, operation or use of the parking areas in any material respect. All work to be performed, payments to be made and actions to be taken by Lexington or its Subsidiaries prior to the date hereof pursuant to any agreement entered into with a governmental body or authority in connection with a site approval, zoning reclassification or other similar action relating to Lexington Properties has been performed, paid or taken, as the case may be, and Lexington is not aware of any planned proposed work, payments or actions that may be required after the date hereof pursuant to such agreements.

          (o) Environmental Matters. To the actual knowledge of Lexington, none of Lexington, any of its Subsidiaries or any other person, has caused or permitted (i) the unlawful presence of any Hazardous Material on any of Lexington Properties, or (ii) any unlawful spills, releases, discharges or disposal of Hazardous Materials to have occurred or be presently occurring on or from Lexington Properties as a result of any construction on or operation and use of such properties, which presence or occurrence would, individually or in the aggregate, have a Lexington Material Adverse Effect; and in connection with the construction on or operation and use of Lexington Properties, Lexington and its Subsidiaries have not failed to comply, in any material respect, with any applicable local, state and federal environmental laws, regulations, ordinances and administrative and judicial orders relating to the generation, recycling, reuse, sale, storage, handling, transport and disposal of any Hazardous Materials.

          (p) Labor Materials. Neither Lexington nor any of its Subsidiaries is a party to, or bound by, any collective bargaining agreement, contract or other agreement or understanding with a labor union or labor union organization. There is no unfair labor practice or labor arbitration proceeding pending or, to the knowledge of the executive officers of Lexington, threatened against Lexington or its Subsidiaries relating to their business, except for any such proceeding which would not have Lexington Material Adverse Effect. To the knowledge of Lexington, there are no organizational efforts with respect to the formation of a collective bargaining unit presently being made or threatened involving employees of Lexington or any of its Subsidiaries.

          (q) No Brokers. Lexington has not entered into any contract, arrangement or understanding with any person or firm which may result in the obligation of Net 1 to pay any finder's fee, brokerage or agent's commissions or other like payments in connection with the negotiations leading to this Agreement or the consummation of the transactions contemplated hereby. Lexington is not aware of any claim for payment of any finder's fee, brokerage or agent's commissions or other like payments in connection with the negotiations leading to this Agreement or the consummation of the transactions contemplated hereby.

          (r) Common Shares. The issuance and delivery by Lexington of the Common Shares in connection with the Merger and this Agreement have been duly and validly authorized by all necessary action on the part of Lexington, except for the approval of its shareholders of the Merger contemplated by this Agreement. The Common Shares to be issued in connection with the Merger and this Agreement, when issued in accordance with the terms of this Agreement, will be validly issued, fully paid and nonassessable, except that shareholders may be subject to further assessment with respect to certain claims for tort, contract, taxes, statutory liability and otherwise in some jurisdictions to the extent such claims are not satisfied by Lexington.

          (s) The Debentures. The issuance and delivery by Lexington of the Convertible Subordinated Debentures and the Dissenter Debentures in connection with the Merger and this Agreement have been duly and validly authorized by all necessary action on the part of Lexington, except for the approval of its shareholders of the Merger as contemplated by this Agreement. The Convertible Subordinated Debentures and the Dissenter Debentures to be issued in connection with the Merger and this Agreement, when issued in accordance with the terms of this Agreement, will constitute binding obligations of Lexington enforceable in accordance with their terms, subject to the laws respecting debtor rights generally.

          (t) Convertible Securities. Lexington has no outstanding options, warrants or other securities exercisable for, or convertible into, Common Shares, the terms of which require any anti-dilution adjustments by reason of the consummation of the transactions contemplated hereby.

          (u) Contracts and Commitments. The Lexington Reports disclose (i) all unsecured notes or other obligations of Lexington and its Subsidiaries which individually may result in total payments in excess of $100,000, (ii) notes, debentures, bonds and other evidence of indebtedness which are secured or collateralized by mortgages, deeds of trust or other security interests in Lexington Properties or personal property of Lexington and its Subsidiaries and (iii) each commitment entered into by Lexington or any of its Subsidiaries which individually may result in total payments or liability in excess of $100,000. Copies of the foregoing have been or will be made available to Net 1 prior to the Closing and will be materially true and correct when delivered or made available. None of Lexington or any of its Subsidiaries has received any notice of a default that has not been cured under any of the documents described in clauses (i) or (ii) above or is in default respecting any payment obligations thereunder beyond any applicable grace periods. There are no options of Lexington or any of its Subsidiaries to purchase real property. All Joint Venture agreements to which Lexington or any of its Subsidiaries is a party are disclosed in the Lexington Reports and Lexington or its Subsidiaries are not in default with respect to any obligations, which individually or in the aggregate are material, thereunder.

          (v) Developmental Rights. Set forth in Schedule 3.1 (v) is a list of all material agreements entered into by Lexington relating to the development, rehabilitation, capital improvement or construction of office buildings, industrial facilities or other real estate properties, which development or construction has not been substantially completed as of the date of this Agreement. Such agreements have not been modified and are valid and binding in accordance with their respective terms.

     SECTION 3.2 Representations and Warranties of Net 3. Net 3 represents and warrants to Net 1 as follows:

          (a) Organization, Standing and Power. Net 3 is a limited partnership duly created, validly existing and in good standing under the laws of the State of Delaware, and has all requisite power and authority to own, lease and operate its properties and to carry on its business as now being conducted, except where the failure to do so would not have, individually or in the aggregate, a Lexington Material Adverse Effect.

          (b) Authority. Net 3 has the requisite power and authority to enter into this Agreement and to consummate the transactions contemplated by this Agreement. The execution, delivery and performance by Net 3 of this Agreement and the consummation of the Merger by Net 3 has been duly authorized by all necessary action on the part of Net 3.

          (c) Enforceability. This Agreement has been duly executed and delivered by Net 3 and, assuming this Agreement constitutes the valid and binding agreement of Lexington and Net 1, constitutes a valid and binding obligation of Net 3, enforceable against such party in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws affecting creditors' rights and remedies and to general principles of equity.

          (d) Noncontravention. Except as set forth in Schedule 3.2(d), the execution and delivery of this Agreement do not, and the consummation of the transactions contemplated by this Agreement and compliance with the provisions of this Agreement, will not (i) conflict with the limited partnership agreement of Net 3, (ii) conflict with, result in a breach of or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation or loss of a material benefit under, or require the consent of any person under, any indenture, or other material agreement, permit, concession, franchise, license or similar instrument or undertaking to which Net 3 is a party or by which Net 3 or any of their assets are bound or affected, or (iii) contravene any law, rule or regulation, or any order, writ, judgment, injunction, decree, determination or award binding on or applicable to Net 3 and currently in effect, which, in the case of clauses
     (ii) and (iii) above, singly or in the aggregate, would have a Lexington Material Adverse Effect. To the General Partner's actual knowledge, Net 3 is not in violation of any order of any court, governmental authority or arbitration board or tribunal, or any law, ordinance, governmental rule or regulation to which Net 3 or any of its properties or assets are subject, where such violation would have a Lexington Material Adverse Effect. Net 3 has obtained all licenses, permits and other authorizations and has taken all actions required by applicable law or governmental regulations in connection with its business as now conducted, where the failure to obtain any such item or to take any such action would have a Lexington Material Adverse Effect.

     SECTION 3.3 Representations and Warranties of Net 1. Net 1 represents and warrants to Lexington and Net 3 as follows:

          (a) Organization, Standing and Power. Net 1 is a limited partnership duly created, validly existing and in good standing under the laws of the State of Delaware, and has all requisite power and authority to own, lease and operate its properties and to carry on its business as now being conducted, except where the failure to do so would not have, individually or in the aggregate, a Net 1 Material Adverse Effect. Each of Net 1's subsidiaries is a corporation, limited liability company or partnership duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation or organization, has the requisite power and authority to own its properties and to carry on its business as it is now be conducted, and is duly qualified to do business and is in good standing in each jurisdiction in which the ownership of its property or the conduct of its business requires such qualification, except for jurisdictions in which such failure to be so qualified or to be in good standing would not have a Net 1 Material Adverse Effect. Net 1 and its subsidiaries have obtained all licenses, permits and other authorizations and have taken all actions required by applicable law or governmental regulations in connection with their business as now conducted, where the failure to obtain any such item or to take any such action would have a Net 1 Material Adverse Effect. Copies of each of Net 1's subsidiaries' organizational documents and partnership and Joint Venture agreements have been or will be prior to the Closing, delivered or made available to Lexington and were or will be true and correct when delivered or made available. For purposes of this Agreement, the term "Net 1 Material Adverse Effect" means any material adverse effect with respect to Net 1 or its subsidiaries, taken as a whole, or any change of effect that adversely, or is reasonably expected to adversely affect, (i) the business, assets, results from operations or condition (financial or otherwise) or (ii) the ability of Net 1 to consummate the transactions contemplated by this Agreement in any material respect or materially impair or delay Net 1's ability to perform its obligations hereunder.

          (b) Authority. Net 1 has the requisite power and authority to enter into this Agreement and to consummate the transactions contemplated by this Agreement. The execution, delivery and performance by Net 1 of this Agreement and the consummation of the Merger by Net 1 has been duly authorized by all necessary action on the part of Net 1. Subject only to the approval of the Merger by the holders of a majority of the outstanding partnership interests of Net 1, the consummation by Net 1 of this Agreement, the Net 1 Ancillary Agreements and the transactions contemplated hereby and thereby have been duly authorized by all requisite action on the part of Net 1.

          (c) Enforceability. This Agreement has been duly executed and delivered by Net 1 and, assuming this Agreement constitutes the valid and binding agreement of Lexington and Net 3, constitutes a valid and binding obligation of Net 1, enforceable against Net 1 in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws affecting creditors' rights and remedies and to general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity).

          (d) Noncontravention. The execution and delivery of this Agreement do not, and the consummation of the transactions contemplated by this Agreement and compliance with the provisions of this Agreement, will not
     (i) conflict with the limited partnership agreement of Net 1, (ii) conflict with, result in a breach of or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation or loss of a material benefit under, or require the consent of any person under, any indenture, or other material agreement, permit, concession, franchise, license or similar instrument or undertaking to which Net 1 is a party or by which Net 1 or any of their assets are bound or affected, or (iii) contravene any law, rule or regulation, or any order, writ, judgment, injunction, decree, determination or award binding on or applicable to Net 1 and currently in effect, which, in the case of clauses (ii) and (iii) above, singly or in the aggregate, would have a Net 1 Material Adverse Effect. To the General Partner's actual knowledge, Net 1 is not in violation of any order of any court, governmental authority or arbitration board or tribunal, or any law, ordinance, governmental rule or regulation to which Net 1 or any of its properties or assets are subject, where such violation would have a Net 1 Material Adverse Effect. Net 1 has obtained all licenses, permits and other authorizations which it is required to have and has taken all actions required by applicable law or governmental regulations in connection with its business as now conducted, where the failure to obtain any such item or to take any such action would have a Net 1 Material Adverse Effect.

          (e) Consents. Other than the filings provided for in this Agreement to effect the Merger, any Regulatory Filings required under the Exchange Act, the Securities Act, or applicable State Securities and "Blue Sky" laws, no consent, approval or authorization of, or declaration or filing with, or notice to, any Governmental Entity which has not been received or made is required by or with respect to Net 1 in connection with the execution and delivery of this Agreement by Net 1 or the consummation by Net 1 of any of the transactions contemplated by this Agreement, except for
     (i) the filing of the Certificate of Mergers with the Secretary of State of the State of Delaware and the State Department of Assessments and Taxation of the State of Maryland, (ii) such other consents, approvals, authorizations, filings or notices as are set forth in Schedule 3.3(e) and (iii) consents, approvals, authorizations, declarations, filings and notices that, if not obtained or made, will not, individually or in the aggregate, result in a Net 1 Material Adverse Effect.

          (f) Capitalization. As of September 30, 2000, Net 1's outstanding partnership interests consisted of Thirty Thousand Seven Hundred Seventy Two (30,772) Units and a general partnership interest equal to 1% of the partnership interests. Net 1 has no outstanding bonds, debentures, notes or other obligations, the holders of which have the right to vote (or which are convertible into or exercisable for securities having the right to vote) with the partners of Net 1 on any matter. All such outstanding partnership interests are duly authorized, validly issued, fully paid, nonassessable and free of preemptive rights. There are no existing options, warrants, calls, puts, subscriptions, convertible securities, or other rights, agreements or commitments which obligate Net 1 or any of its subsidiaries to issue, transfer, acquire or sell any shares or other equity interest of Net 1 or any of its subsidiaries. There are no agreements or understandings to which Net 1 is a party with respect to the voting of any partnership interests or which restrict the transfer of any such partnership interests.

          (g) Other Interests. Except as set forth in Schedule 3.3(o), Net 1 does not own, directly or indirectly, any interest or investment (whether equity or debt) in any corporation, partnership, Joint Venture, business, trust or entity (other than investments in short-term investment securities).

          (h)  SEC Documents.

             (i) Net 1 has made available or will make available to Lexington prior to the Closing, registration statements of Net 1 filed with the SEC in connection with public offerings of Net 1's securities since 1995 and all exhibits, amendments and supplements thereto (the "Net 1 Registration Statements"), and each report, proxy statement or information statement and all exhibits thereto prepared by it or relating to its properties since the effective date of the latest Net 1 Registration Statement, each in the form (including exhibits and any amendments thereto) filed with the SEC (collectively, the "Net 1 Reports").

             (ii) To Net 1 GP's actual knowledge, as of their respective dates, the Net 1 Reports (i) complied as to form in all material respects with the applicable requirements of the Securities Laws and (ii) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements made therein, in the light of the circumstances under which they were made, not misleading. To Net 1's actual knowledge, each of the consolidated balance sheets of Net 1 included in or incorporated by reference into the Net 1 Reports (including the related notes and schedules) fairly presents the consolidated financial position of Net 1 and its subsidiaries as of its date and each of the consolidated statements of income, retained earnings and cash flows of Net 1 included in or incorporated by reference into the Net 1 Reports (including any related notes and schedules) fairly presents the results of operations, retained earnings or cash flows, as the case may be, of Net 1 and its subsidiaries for the periods set forth therein (subject, in the case of unaided statements, to normal year-end audit adjustments which would not be material in amount or effect), in each case in accordance with generally accepted accounting principles consistently applied during the periods involved, except as may be noted therein and except, in the case of the unaided statements, as permitted by the Securities Laws.

             (iii) Except as and to the extent set forth on the consolidated balance sheet of Net l and its subsidiaries at June 30, 2000, including all notes thereto, or as set forth in the Net 1 Reports, neither Net 1 nor any of its subsidiaries has any material liabilities or obligations of any nature (whether accrued, absolute, contingent or otherwise) that would be required to be reflected on, or reserved against in, a balance sheet of Net 1 or in the notes thereto, prepared in accordance with generally accepted accounting principles consistently applied, except liabilities arising in the ordinary course of business since such date which would not have a Net 1 Material Adverse Effect.

          (i) Litigation. To the Net 1 GP's actual knowledge, there are (a) no continuing orders, injunctions or decrees of any court, arbitrator or governmental authority to which Net 1 is a party or by which any of its properties or assets are bound or to which the Net 1 GP is a party or by which any of his/ its properties or assets are bound and (b) no actions, suits or proceedings pending against Net 1 or against the Net 1 GP or, to the actual knowledge of the Net 1 GP, threatened against Net 1 or against the Net 1 GP, at law or in equity, or before or by any federal or state commission, board, bureau, agency or instrumentality that in the case of clauses (a) or (b) above are reasonably likely, individually or in the aggregate, to have a Net 1 Material Adverse Effect.

          (j) Absence of Certain Changes. Except as disclosed in the Net 1 Reports, (a) Net 1 has conducted its business only in the ordinary course of such business (which for purposes of this Section 3.3 only, shall include all acquisitions of real estate properties and financing arrangements made in connection therewith); (b) there has not been any Net 1 Material Adverse Effect; (c) there has not been any distribution, setting aside or payment of any distribution with respect to any Partner interest in Net 1; and (d) there has not been any material change in Net 1's accounting principles, practices or methods.

          (k) Taxes. (i) Net 1 (A) has timely filed all federal and state tax returns including, without limitation, information returns and reports required to be filed by it for tax periods ended prior to the date of this Agreement or requests for extensions have been timely filed and any such request has been granted and has not expired and all such returns are accurate and complete in all material respects, (B) has paid or accrued all taxes shown to be due and payable on such returns or which have become due and payable pursuant to any assessment, deficiency notice, 30-day letter or other notice received by it and (C) has properly accrued all taxes for such periods and periods subsequent to the periods covered by such returns. Net 1 has not received notice that the federal, state and local income and franchise tax returns of Net 1 have been or will be examined by any taxing authority. Net 1 has not executed or filed with the IRS or any other taxing authority any agreement now in effect extending the period for assessment or collection of any income or other taxes.

          (ii) Net 1 is not a party to any pending action or proceeding by any governmental authority for assessment or collection of taxes, and no claim for assessment or collection of taxes has been asserted against it. True, correct and complete copies of all federal, state and local income or franchise tax returns filed by Net 1 since its inception and all communications relating thereto have been delivered to Lexington or made available to representatives of Lexington or will be so delivered or made available prior to the Closing. Net 1 does not hold any asset (i) the disposition of which could be subject to rules similar to Section 1374 of the Code, as a result of an election under IRS Notice 88-19 or (ii) that is subject to a consent filed pursuant to Section 341(f) of the Code and regulations thereunder. For purposes of this Section 3.3(k), "taxes" includes any interest, penalty or additional amount payable with respect to any tax.

          (1) Books and Records. The books of account and other financial records of Net 1 are in all material respects true, complete and correct, have been maintained in accordance with good business practices, and are accurately reflected in all material respects in Net 1 financial statements.

          (m)  Properties.

             (i) Net 1 owns fee simple title to each of the real properties reflected on the June 30, 2000 balance sheet of Net 1 (such properties, the "Net 1 Properties"), which are all of the real estate properties owned by it, and such Lexington Properties are subject to Encumbrances only to the extent disclosed in the Lexington Reports and such Lexington Properties that are free and clear of Encumbrances are listed as such on
        Schedule 3.3(m)(i). To the Net 1 GP's actual knowledge, the Net 1 Properties are not subject to any Property Restrictions, except for (1) Encumbrances and Property Restrictions disclosed in the Net 1 Reports,
        (2) Property Restrictions imposed or promulgated by law or any governmental body or authority with respect to real property, including zoning regulations that do not materially adversely affect the current use of the property, (3) Encumbrances and Property Restrictions disclosed on existing title reports or current surveys (in either case copies of which title reports and surveys have been or will be delivered or made available to Lexington prior to the Closing) and/or (4) mechanics', carriers', workmen's, repairmen's liens and other Encumbrances, Property Restrictions and other limitations of any kind, if any, which have heretofore been bonded (which individually or in the aggregate do not exceed $10,000), do not materially detract from the value of or materially interfere with the present use of any of the Net 1 Properties subject thereto or affected thereby, and do not otherwise materially impair business operations conducted by Net 1 and which have arisen or been incurred only in its construction activities or in the ordinary course of business.

             (ii) Valid policies of title insurance have been issued insuring Net 1's fee simple title to the Net 1 Properties subject only to the matters disclosed above and such policies are, at the date hereof, in full force and effect and no claim has been made against any such policy. To the Net 1 GP's actual knowledge: (i) there is no certificate, permit or license from any governmental authority having jurisdiction over any of the Net 1 Properties or any agreement, easement or other right which is necessary to permit the lawful use and operation of the buildings and improvements on any of the Net 1 Properties or which is necessary to permit the lawful use and operation of all driveways, roads and other means of egress and ingress to and from any of the Net 1 Properties that has not been obtained and is not in full force and effect, or any pending threat of modification or cancellation of any of the same; (ii) Net 1 has not received written notice of any material violation of any federal, state or municipal law, ordinance, order, regulation or requirement affecting any portion of any of the Net 1 Properties issued by any governmental authority; (iii) there are no structural defects relating to the Net 1 Properties and no Net 1 Properties whose building systems are not in working order in any material respect; and (iv) there is (A) no physical damage to any Net 1 Property in excess of $10,000 for which there is no insurance in effect covering the cost of the restoration, (B) no current renovation to any Net 1 Property the cost of which exceeds $10,000 and (C) no current restoration (excluding tenant improvements) of any Net 1 Property, the cost of which exceeds $10,000.

             (iii) Net 1 has not received notice to the effect that and there are no (i) condemnation or rezoning proceedings that are pending or threatened with respect to any of the Net 1 Properties or (ii) zoning, building or similar laws, codes, ordinances, orders or regulations that are or will be violated by the continued maintenance, operation or use of any buildings or other improvements on any of the Net 1 Properties or by the continued maintenance, operation or use of the parking areas. All work to be performed, payments to be made and actions to be taken by Net 1 pursuant to any agreement entered into with a governmental body or authority in connection with a site approval, zoning reclassification or other similar action relating to the Net 1 Properties has been performed, paid or taken, as the case may be, and the Net 1 GP is not aware of any planned or proposed work, payments or actions that may be required pursuant to such agreements, except as set forth in Schedule 3.3(m)(iii).

          (n) Environmental Matters. To the Net 1 GP's actual knowledge, neither Net 1 nor any other person has caused (a) the unlawful presence of Hazardous Materials on any of the Net 1 Properties, or (b) any unlawful spills, releases, discharges or disposal of Hazardous Materials to have occurred or be presently occurring on or from the Net 1 Properties as a result of any construction on or operation and use of such properties, which presence or occurrence would, individually or in the aggregate, have a Net 1 Material Adverse Effect; and in connection with the construction on or operation and use of The Net 1 Properties, Net 1 has not failed to comply, in any material respect, with any applicable local, state and federal environmental laws, regulations, ordinances and administrative and judicial orders relating to the generation, recycling, reuse, sale, storage, handling, transport and disposal of any Hazardous Materials.

          (o) Subsidiaries and Joint Ventures. Except as disclosed on Schedule 3.3(o), Net 1 has no subsidiaries, and Net 1 does not own, directly or indirectly, any outstanding capital stock or equity interest in any corporation, partnership, Joint Venture or other entity. For purposes of this Agreement, (a) "subsidiary" means, with respect to any entity, any corporation of which securities or other ownership interests have an ordinary voting power to elect a majority of the board of directors of other persons performing similar functions are directly or indirectly owned by such entity and (b) "Joint Venture" means, with respect to any entity, any corporation or organization (other than such entity and any subsidiary thereof) of which such entity or any subsidiary thereof is, directly or indirectly, the beneficial owner of 40% or more of any class of equity securities or equivalent profit participation interest.

          (p) Labor Matters. Net 1 is not a party to, or bound by, any collective bargaining agreement, contract or other agreement or understanding with a labor union or labor union organization. There is no unfair labor practice or labor arbitration proceeding pending or, to the actual knowledge of the Net 1 GP, threatened against Net 1 relating to its business, except for any such proceeding which would not have a Net 1 Material Adverse Effect. To the actual knowledge of the Net 1 GP, there are no organizational efforts with respect to the formation of a collective bargaining unit presently being made or threatened involving employees of Net 1.

          (q) No Brokers. Net 1 has not entered into any contract, arrangement or understanding with any person or firm which may result in the obligation of Net 1 or Lexington to pay any finder's fees, brokerage or agent's commissions or other like payments in connection with the negotiations leading to this Agreement or the consummation of the transactions contemplated hereby. Net 1 is not aware of any claim for payment of any finder's fees, brokerage or agent's commissions or other like payments in connection with the negotiations leading to this Agreement or the consummation of the transactions contemplated hereby.

          (r) Related Party Transactions. Except as set forth in the Net 1 Reports, there are no arrangements, agreements or contracts entered into by Net 1 with (a) any consultant, (b) any person who is an officer, director or affiliate of Net 1 or the General Partner, any relative of any of the foregoing or any entity of which any of the foregoing is an affiliate, or
     (c) any person who acquired Units in a private placement.

          (s) Contracts and Commitments. The Net 1 Reports disclose (i) all unsecured notes or other obligations of Net 1 which individually may result in total payments in excess of $10,000, (ii) all notes, debentures, bonds and other evidence of indebtedness which are secured or collateralized by mortgages, deeds of trust or other security interests in The Net 1 Properties or personal property of Net 1, and (iii) each commitment entered into by Net 1 which may result in total payments or liability in excess of $10,000. Net 1 has not received any notice of a default that has not been cured under any of the documents described in clause (i) above or is in default respecting any payment of obligations thereunder beyond any applicable grace periods. All options of Net 1 to purchase real property are set forth in the Net 1 Reports and such options and Net 1's rights thereunder are in full force and effect.

          (t) Developmental Rights. There are no material agreements entered into by Net 1 relating to the development, rehabilitation, capital improvement or construction of office buildings, industrial facilities or other real estate properties, which development or construction has not been substantially completed as of the date of this Agreement.

          (u) Convertible Securities. To the General Partner's actual knowledge, Net 1 has no outstanding options, warrants or other securities exercisable for, or convertible into, Units or other interests of Net 1, the terms of which would require any anti-dilution adjustments by reason of the consummation of the transactions contemplated hereby.

                                   ARTICLE IV

                             ADDITIONAL AGREEMENTS

     SECTION 4.1 Reasonable Best Efforts. Upon the terms and subject to the conditions and other agreements set forth in this Agreement, each of the parties agrees to use its reasonable best efforts to take, or cause to be taken, all actions, and to do, or cause to be done, and to assist and cooperate with the other parties in doing, all things necessary, proper or advisable to consummate and make effective, in the most expeditious manner practicable, the Merger and the other transactions contemplated by this Agreement, including the satisfaction of the respective conditions set forth in Article V.

     SECTION 4.2 Public Announcements. Lexington and Net 3, on the one hand, and Net 1, on the other hand, will consult with each other before issuing, and provide each other the opportunity to review and comment upon, any press release or other public statements with respect to the transactions contemplated by this Agreement, including the Merger, and shall not issue any such press release or make any such public statement prior to such consultation, except as may be required by applicable law, court process or by obligations pursuant to any listing agreement with any national securities exchange or automated quotation system.

     SECTION 4.3 Consents, Approvals and Filings. (i) Net 1 and Lexington will make and cause their respective Subsidiaries to make all necessary filings, as soon as practicable, in order to facilitate prompt consummation of the Merger and the other transactions contemplated by this Agreement. In addition, Net 1 and Lexington will each use their reasonable best efforts, and will cooperate fully with each other (a) to comply as promptly as practicable with all governmental requirements applicable to the Merger and the other transactions contemplated by this Agreement; and (b) to obtain as promptly as practicable all necessary permits, orders or other consents of Governmental Entities and consents of all third parties necessary for the consummation of the Merger and the other transactions contemplated by this Agreement. Each of Net 1 and Lexington shall use reasonable best efforts to provide such information and communications to Governmental Entities as such Governmental Entities may reasonably request.

     (ii) Each of the parties shall provide to the other party copies of all applications in advance of filing or submission of such applications to Governmental Entities in connection with this Agreement, and copies of all correspondence with such Governmental Entities, and shall keep all the parties timely apprised of the status of the foregoing.

     SECTION 4.4 State Takeover Laws. Lexington, Net 3 and Net 1 shall take all necessary steps to exempt the transactions contemplated by this Agreement from, or if necessary to challenge the validity or applicability of, any state takeover law, if any.

     SECTION 4.5 No Solicitation by Net 1. (i) Net 1 shall not, directly or indirectly, through any officer, director, employee, representative or agent of Net 1, or any of its subsidiaries, solicit or encourage (including by way of furnishing information) the initiation of any inquiries or proposals regarding any merger, amalgamation, take-over bid, reorganization, sale of substantial assets, sale of Units (including, without limitation, by way of a tender offer) or similar transaction involving Net 1 or its subsidiaries with any party other than Lexington and its Subsidiaries (any of the foregoing inquiries or proposals being referred to herein as an "Acquisition Proposal"); provided, however, that nothing contained in this Agreement shall prevent the Net 1 GP, in its capacity as the general partner of Net 1, after consultation with its financial advisors, and after receiving advice from outside counsel to the effect that the Net 1 GP, in its capacity as the general partner of Net 1, is required to do so in order to discharge properly its fiduciary duties, from considering, negotiating, approving and recommending to the holders of Units an unsolicited bona fide Acquisition Proposal which the Net 1 GP, in its capacity as the general partner of Net 1, determines in good faith would result in a transaction more favorable to the holders of Units than the transaction contemplated by this Agreement (any such Acquisition Proposal being referred to herein as a "Superior Proposal").

     (ii) Net 1 shall immediately notify Lexington after receipt of any Acquisition Proposal or any request for nonpublic information relating to Net 1 in connection with an Acquisition Proposal or for access to the properties, books or records of Net 1 by any person that informs the Net 1 GP that it is considering making, or has made, an Acquisition Proposal. Such notice to Lexington shall be made orally and in writing and shall indicate in reasonable detail the identity of the offeror and the terms and conditions of such proposal, inquiry or contract.

     (iii) If the Net 1 GP, in its capacity as the general partner of Net 1, receives a request for material nonpublic information by a person who makes a bona fide Acquisition Proposal and the Net 1 GP, in its capacity as the general partner of Net 1, determines that such proposal is a Superior Proposal, then, and only in such case, Net 1 may, subject to the execution of a confidentiality agreement, provide such party with access to information regarding Net 1.

     (iv) The Net 1 GP, in its capacity as the general partner of Net 1, shall immediately cease and cause to be terminated any existing discussions or negotiations with any parties (other than with Lexington or Net 3) conducted heretofore with respect to any of the foregoing.

     (v) The Net 1 GP, in its capacity as the general partner of Net 1, shall ensure that any investment banker or other advisor or representative retained by Net 1 are aware of the restrictions described in this Section 4.5, and shall be responsible for any breach of this Section by such bankers, advisors and representatives.

     SECTION 4.6 Conduct of Businesses. (a) Prior to the Effective Time, except as may be set forth in the Schedule 4.6(a) or as contemplated by this Agreement, unless the other party has consented in writing thereto, Lexington, Net 3 and Net 1:

          (i) Shall use their reasonable best efforts, and shall cause each of their respective subsidiaries to use their reasonable best efforts, to preserve intact their business organizations and goodwill and keep available the services of their respective officers and employees;

          (ii) Shall confer on a regular basis with one or more representatives of the other to report material operational matters and, subject to Section 4.5, any proposals to engage in material transactions; and

          (iii) Shall promptly notify the other of any material change in the condition (financial or otherwise) of the business, properties, assets or liabilities, or any material governmental complaints, investigations or hearings (or communications indicating that the same may be contemplated), or the breach in any material respect of any representation, warranty, covenant or agreement contained herein.

     (b) Prior to the Effective Time, except as may be set forth in Schedule 4.6(b), unless Lexington has consented (such consent not to be unreasonably withheld or delayed) in writing thereto, Net 1:

          (i) Shall conduct its operations according to its usual, regular and ordinary course in substantially the same manner as heretofore conducted;

          (ii)  Shall not amend its limited partnership agreement;

          (iii) Shall not (A) except pursuant to the exercise of options, warrants, conversion rights and other contractual rights existing on the date hereof and disclosed pursuant to this Agreement, issue any Units or other interests in Net 1, make any distribution (other than in accordance with past practice), effect any recapitalization or other similar transaction, or (B) grant, confer or award any option, warrant, conversion right or other right not existing on the date hereof to acquire any Units;

          (iv) Shall not sell or otherwise dispose of (A) any Net 1 Properties, or (B) except in the ordinary course of business, any of its other assets which are material, individually or in the aggregate, provided, however, it is understood and agreed that Net 1 shall distribute out any excess cash, after payment of Net 1 Transaction Costs, prior to consummation of the Merger;

          (v) Shall not make any loans, advances or capital contributions to, or investments in, any other person;

          (vi) Shall not enter into any commitment which individually may result in total payments or liability by or to it in excess of Ten Thousand Dollars ($10,000.00) in the case of any one commitment or in excess of Fifty Thousand Dollars ($50,000.00) for all commitments;

          (vii)  Shall not enter into or terminate any lease.

     (c) Prior to the Effective Time, except as may be set forth in Schedule 4.6(c), unless Net 1 has consented (such consent not to be unreasonably withheld or delayed) in writing thereto, Lexington:

          (i) Shall, and shall cause each of its Subsidiaries to, conduct its operations according to their usual, regular and ordinary course in substantially the same manner as heretofore conducted;

          (ii) Shall not amend it Declaration of Trust except as contemplated by this Agreement;

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

          (iii) Shall not (A) except pursuant to the exercise of options, warrants, conversion rights and other contractual rights (including Lexington's existing dividend reinvestment plan) existing on the date hereof and disclosed pursuant to this Agreement, issue any of its capital shares, share dividend, recapitalization or other similar transaction, or
     (B) grant, confer or award any option, warrant, conversion right to or other right not existing on the date hereof to acquire any of its capital shares (except pursuant to any employee incentive plan approved by shareholders),

          (iv) Except as set forth in Schedule 4.6(c), shall not, and shall not permit any of its Subsidiaries to, sell or otherwise dispose of any Lexington Properties or any of its capital stock of or other interests in Subsidiaries, except in the ordinary course of business;

          (v) Shall not, and shall not permit any of its Subsidiaries to (except in the ordinary course of business), make any loans, advances or capital contributions to, or investments in, any other person other than in connection with the sale of properties;

          (vi) Shall not, and shall not permit any of its Subsidiaries to, enter into any commitment which individually may result in total payments or liability by or to it in excess of One Hundred Thousand Dollars ($100,000.00) in the case of any one commitment or in excess of One Hundred Thousand Dollars ($100.000.00) for all commitments, except for those commitments in connection with the acquisition and/or development of property disclosed in Schedule 3.1(v);

          (vii)  Shall not enter or terminate any lease.

     SECTION 4.7 Approvals of Shareholder and Limited Partners. Lexington will take all action necessary in accordance with applicable law and its organizational documents to convene a meeting of its shareholders as promptly as practicable to consider and vote upon or otherwise to obtain the consent of its shareholders to approve this Agreement and the transactions contemplated hereby. Net 1 will take all action necessary in accordance with applicable law and its organizational documents to obtain the consent of its limited partners to approve this Agreement and the transactions contemplated hereby. The Board and the Net 1 GP shall each recommend such approval and Lexington and Net 1 shall each take all lawful action to solicit such approval, including, without limitation, timely mailing the Proxy Statement; provided, however, that such recommendation or solicitation is subject to any action taken by, or upon authority of, the Board and Net 1 GP, as the case may be, in the exercise of its good faith judgment as to its fiduciary duties to its shareholders or partners, as applicable, imposed by law as advised by counsel.

     SECTION 4.8 Inspection of Records. From the date hereof to the Effective Time, Net 1 and Lexington shall allow all designated officers, attorneys, accountants and other representatives of the other access at all reasonable times to the records and files, correspondence, audits and properties, as well as to all information relating to commitments, contracts, titles and financial position, or otherwise pertaining to the business and affairs of Net 1 and Lexington and their respective subsidiaries.

     SECTION 4.9 Regulatory Filings. Lexington, Net 3 and Net 1 shall cooperate and promptly prepare and Lexington shall file with the SEC under the Securities, as soon as practicable a Registration Statement on Form S-4 (the "Registration Statement"), which will include a Joint Proxy and Consent Solicitation Statement/Prospectus in connection with the Merger (the "Proxy Statement"). The respective parties will cause the Registration Statement and the Proxy Statement to comply as to form in all material respects with the applicable provisions of the Securities Act, the Exchange Act and the rules and regulations promulgated thereunder. Lexington and Net 1 shall use reasonable best efforts, and each will cooperate with the other, to have the Registration Statement declared effective by the SEC as promptly as practicable. Lexington and Net 1 shall use their respective best efforts to obtain, prior to the effectiveness of the Registration Statement, any necessary state securities law or "Blue Sky" permits or approvals required to carry out the transactions contemplated by this Agreement. Lexington and Net 1 both agree that, with respect to information within the scope of their knowledge, the Registration Statement and the Proxy Statement and each amendment or supplement thereto, at the time it is filed or becomes effective, will not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that the foregoing shall not apply to the extent that any such untrue statement of a material fact or omission to state a material fact was made by either Lexington or Net 1 in reliance upon and in conformity with written information concerning the other party furnished to by such other party specifically for use in the Registration Statement. Lexington and Net 1 both agree that the written information provided by them specifically for inclusion in the Registration Statement and each amendment or supplement thereto, at the time it is filed or becomes effective, will not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. Lexington will advise Net 1, promptly after it receives notice thereof, of the time when the Registration Statement may be filed or any supplement or amendment has been filed or when the Registration Statement will become effective, the issuance of any stop order, the suspension of the qualification of the Merger Consideration issuable in connection with the Merger for offering or sale in any jurisdiction, or any request by the SEC for amendment of the Proxy Statement or comments thereon and responses thereto or requests by the SEC for additional information.

     SECTION 4.10 Expenses. Net 1 shall pay all of the Net 1 Transaction Costs and Lexington shall pay all of the Lexington Transaction Costs.

     SECTION 4.11 REIT Status. From and after the date and until the Effective Time, neither Lexington, Net 3 not Net 1 nor any of their respective subsidiaries or other affiliates shall (a) knowingly take any action, or knowingly fail to take any action, that would jeopardize qualification of Lexington as a REIT within the meaning of Sections 856 through 859 of the Code; or (b) enter into any contract, agreement, commitment or arrangement with respect to the foregoing.

     SECTION 4.12 Appraisals. The parties acknowledge that Net 1 is obligated to obtain an appraisal of the Net 1 Properties in accordance with the Net 1 partnership agreement. Net 1 agrees to engage Robert A. Stanger & Company to conduct such appraisal as of December 31, 2000 and to furnish such appraisal to Lexington and Net 3 as soon as practicable after December 31, 2000.

     SECTION 4.13 Termination Fees. Net 1 shall pay a termination fee to Lexington equal to 4% of the aggregate value of the Merger Consideration to be received by the holders of Units if this Agreement is terminated in any of the following circumstances: (a) the Net 1 GP accepts, solicits or recommends, a Superior Proposal (b) the Net 1 GP withdraws or adversely modifies its recommendation of the Merger; (c) the Net 1 GP makes any positive or neutral recommendation regarding any Superior Proposal; (d) Net 1 enters into any agreement which would result in a Superior Proposal occurring; or (e) the Net 1 GP authorizes any of the above. Lexington shall pay a termination fee to Net 1 equal to 4% of the aggregate value of the Merger Consideration to be received by the holders of Units if this Agreement is terminated in any of the following circumstances: (a) Lexington accepts a proposal for an Alternative Acquisition Transaction; (b) the Board withdraws or adversely modifies its recommendation of the Merger; (c) the Board makes any positive or neutral recommendation regarding any proposal for an Alternative Acquisition Transaction; (d) Lexington enters into any agreement which would result in an Alternative Acquisition Transaction occurring; or (e) the Board authorizes any of the above. An "Alternative Acquisition Transaction" is any merger, amalgamation, take-over bid, reorganization, sale of substantial assets, sale of Common Shares (including, without limitation, by way of a tender offer) or similar transaction involving Lexington and its Subsidiaries with any party other than Net 1 and its subsidiaries which would prevent Lexington from consummating the Merger with Net 1.

                                   ARTICLE V

                              CONDITIONS PRECEDENT

     SECTION 5.1  Conditions to Each Party's Obligation to Effect the
Merger. The respective obligation of each party to effect the Merger is subject to the satisfaction or written waiver on or prior to the Closing Date of the following conditions:

          (a) Limited Partner and Shareholder Approval. This Agreement, and the consummation of the transactions contemplated hereby, including the Merger and the issuance of the Merger Consideration shall have been duly adopted and approved by the requisite vote of the holders of Units and Lexington shareholders.

          (b) Dissenters Debentures. Subject to waiver by Lexington, the absence of holders of Units and holders of limited partnership interests in Net 2 electing to receive Dissenter Debentures with an aggregate principal amount in excess of $20 million.

          (c) Concurrent Closings. The closing of the Net 2 Merger, the Net 1 GP Contribution, and the Net 2 GP Contribution shall occur concurrently with the Closing hereunder.

          (d) No Injunctions or Restraints. No statute, rule, regulation, temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal restraint or prohibition preventing the consummation of the Merger shall be in effect; provided, however, that the party invoking this condition shall use its best efforts to have any such temporary restraining order, injunction, order, restraint or prohibition vacated.

          (e) Governmental and Regulatory Consents. All material filings required to be made prior to the Effective Time with, and all material consents, approvals, permits and authorizations required to be obtained prior to the Effective Time from, Governmental Entities, in connection with the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby by Net 1 and Lexington will have been made or obtained (as the case may be).

          (f) Exchange Listing. The Common Shares issuable pursuant to the Merger shall have been approved for listing on the New York Stock Exchange.

          (g) Registration Statement. The Registration Statement shall be effective under the Securities Act, no stop orders suspending the effectiveness of the Registration Statement shall have been issued, no action, suit, proceeding or investigation by the Securities and Exchange Commission to suspend the effectiveness thereof shall have been initiated and be continuing, and all necessary approvals under state securities laws, or the Securities Act or the Exchange Act relating to the issuance or trading of the Common Shares issuable pursuant to the Merger shall have been received.

          (h) Tax Opinion. The receipt by each of Lexington and Net 1 of an opinion from Paul, Hastings, Janofsky & Walker LLP, in form reasonably satisfactory to Net 1 and to Lexington as to various tax consequences of the Merger to the holders of Units and certain "REIT" matters including the continuing status of Lexington as a REIT following completion of the Merger.

     SECTION 5.2 Conditions to Obligations of Net 1. The obligations of Net 1 to effect the Merger are further subject to the satisfaction or written waiver on or prior to the Closing Date of the following conditions:

          (a) Representations and Warranties. The representations and warranties of Lexington and Net 3 set forth in Sections 3.1 and 3.2 that are qualified as to materiality or Lexington Material Adverse Effect shall be true and correct and the representations and warranties of Lexington and Net 3 set forth in Sections 3.1 and 3.2 that are not so qualified shall be true and correct in all material respects, in each case as of the date of this Agreement and as of the Closing Date as though made on and as of the Closing Date, except to the extent such representations and warranties speak as of an earlier date. In addition, all such representations and warranties shall be true and correct as of the date hereof and as though made on and as of the Closing Date, except to the extent such representation or warranty speaks of an earlier date (without regard to any qualifications for materiality or Lexington Material Adverse Effect) except to the extent that any such failure to be true and correct (other than any such failure the effect of which is immaterial) individually and in the aggregate with all such other failures would not have a Lexington Material Adverse Effect, and Net 1 shall have received a certificate signed on behalf of Lexington by an authorized officer of Lexington to the effect set forth in this paragraph.

          (b) Performance of Obligations of Lexington and Net 3. Lexington and Net 3 shall have performed in all material respects all obligations required to be performed by them under this Agreement at or prior to the Closing Date, and Net 1 shall have received a certificate signed on behalf of Lexington by an authorized officer of Lexington to such effect and a certificate signed on behalf of Net 3 by its general partner to such effect.

          (c) No Material Adverse Effect. From and after the date of this Agreement, there shall not have been any changes or events which, individually or in the aggregate, have had or reasonably would be expected to have a Lexington Material Adverse Effect.

          (d) Consents. All consents of third parties set forth in Schedule 5.2(d) shall have been obtained.

          (e) Bring-down of Fairness Opinion. Net 1 shall have received a bring-down of its Fairness Opinion dated as of or immediately prior to the date of mailing of the Proxy Statement to holders of Units.

     SECTION 5.3 Conditions to Obligations of Lexington and Net 3. The obligation of Lexington and Net 3 to effect the Merger is further subject to the satisfaction or written waiver on or prior to the Closing Date of the following conditions:

          (a) Representations and Warranties. The representations and warranties of Net 1 and the Net 1 GP set forth in Sections 3.3 that are qualified as to materiality or Net 1 Material Adverse Effect shall be true and correct and the representations and warranties of Net 1 and the Net 1 GP set forth in Sections 3.3 that are not so qualified shall be true and correct in all material respects, in each case as of the date of this Agreement and as of the Closing Date as though made on and as of the Closing Date. In addition, all such representations and warranties shall be true and correct as of the date hereof and as though made on and as of the Closing Date, except to the extent such representation or warranty speaks of an earlier date (without regard to any qualifications for materiality or Net 1 Material Adverse Effect) except to the extent that any such failure to be true and correct (other than any such failure the effect of which is immaterial) individually and in the aggregate with all such other failures would not have a Net 1 Material Adverse Effect, and Lexington and Net 3 shall have received a certificate signed on behalf of Net 1 by the Net 1 GP to the effect set forth in this paragraph.

          (b) Performance of Obligations of Net 1 and the Net 1 GP. Net 1 and the Net 1 GP shall have performed in all material respects all obligations required to be performed by them under this Agreement at or prior to the Closing Date, and Lexington and Net 3 shall have received a certificate signed on behalf of Net 1 by the Net 1 GP to such effect.

          (c) No Material Adverse Effect. From and after the date of this Agreement, there shall not have been any changes or events which, individually or in the aggregate, have had or reasonably would be expected to have a Net 1 Material Adverse Effect.

          (d) Consents. All consents of third parties set forth in Schedule 5.3(d) shall have been obtained.

          (e) Amendment of Net 1's Limited Partnership Agreement. Immediately prior to the Effective Time, Net 1 shall have amended its limited partnership agreement to the extent required to permit the Merger and other transactions contemplated by this Agreement to be consummated.

          (f) Bring-down of Fairness Opinion. Lexington shall have received a bring-down of its Fairness Opinion dated as of or immediately prior to the date of mailing of the Proxy Statement to holders of its Common Shares.

     SECTION 5.4 Frustration of Closing Conditions. None of Lexington, Net 3 nor Net 1 may rely on the failure of any condition set forth in Section 5.1, 5.2 or 5.3, as the case may be, to be satisfied if such failure was caused by such party's failure to use reasonable best efforts to commence or complete the Merger and the other transactions contemplated by this Agreement.

                                   ARTICLE VI

                       TERMINATION, AMENDMENT AND WAIVER

     SECTION 6.1 Termination. This Agreement may be terminated and the transactions contemplated hereby may be abandoned at any time prior to the Effective Time, in any one of the following circumstances:

          (a) By Lexington or Net 1 if the Merger has not been completed by December 31, 2001. However, no party may terminate this Agreement if its breach is the reason that the Merger has not been completed.

          (b) By Lexington or Net 1 if a law or final court order prohibits the Merger.

          (c) By Lexington or Net 1 if the December 31, 2000 Appraisal Value is greater than one hundred and five percent (105%) or less than ninety-five percent (95%) of the Deemed Value.

          (d) By Lexington or Net 1 if the requisite holders of the Units vote not to approve the Merger.

          (e) By Lexington or Net 1 if the requisite equity holders of Lexington shares do not approve the Merger.

          (f) By Lexington or Net 1, if (x) any statute, rule or regulation shall have been promulgated by any Governmental Entity prohibiting or restricting the Merger or (y) any federal or state court of competent jurisdiction or other Governmental Entity shall have issued an order, decree or ruling, or taken any other action permanently restraining, enjoining or otherwise prohibiting the Merger and such order, decree, ruling or other action shall have become final and non-appealable; provided, that a party may not terminate this Agreement pursuant to this clause (f) if it has not complied with its obligations under Section 4.3.

          (g) By Lexington or Net 1, if (A) the other party shall have failed to comply in any material respect with any of the covenants and agreements (or in any respect with regard to covenants and agreements qualified by materiality) contained in this Agreement to be complied with or performed by such party at or prior to such date of termination, and such failure continues for thirty (30) Business Days after the actual receipt by such party of a written notice from the other party setting forth in detail the nature of such failure, or (B) a representation or warranty of the other party contained in this Agreement shall be untrue in any material respect or a representation or warranty qualified as to materiality or Material Adverse Effect, as the case may be, shall be untrue in any respect.

          (h) By Net 1, if any of the conditions set forth in Section 5.2 shall have become incapable of being fulfilled and shall not have been waived by Net 1, or by Lexington and Net 3 if any of the conditions set forth in
     Section 5.3 shall have become incapable of being fulfilled and shall not have been waived by Lexington.

          (i) By Lexington or Net 3, if the Net 1 GP shall have (a) withdrawn or modified, in accordance with Section 4.7, in any manner adverse to Lexington or Net 3, its approval or recommendation of the Merger or this Agreement or (b) entered into, approved or recommended, a Superior Proposal.

          (j) By Net 1, if Lexington shall have (a) withdrawn or modified, in accordance with Section 4.7, in any manner adverse to Net 1, its approval or recommendation of the Merger or this Agreement or (b) entered into, approved or recommended an Alternative Acquisition Transaction.

     SECTION 6.2 Effect of Termination. In the event of the termination and abandonment of this Agreement pursuant to Section 6.1, this Agreement (except for the provisions of Sections 4.13 (with respect to a termination pursuant to Section 6.1 (i) or (j)), this Section 6.2 and Article VII) shall forthwith become void and have no effect, without any liability on the part of any party hereto or its trustees, officers or shareholders; provided, however, that nothing in this Section 6.2 shall relieve any party to this Agreement of liability for any willful or intentional breach of this Agreement.

     SECTION 6.3 Amendment. To the extent permitted by law, this Agreement may be amended by a subsequent writing signed by each of the parties upon the approval of the Net 1 GP and the Board, whether before or after Net 1 Limited partner's or the Lexington shareholders' approval of this Agreement has been obtained; provided, that after any such approval by the Net 1 limited partners or the Lexington shareholders, as the case may be, there shall be made no amendment that requires further approval by such limited partners or shareholders without the further approval of such limited partners or shareholders.

     SECTION 6.4 Extension; Waiver. At any time prior to the Effective Time, the parties may (a) extend the time for the performance of any of the obligations or other acts of the other parties, (b) waive any inaccuracies in the representations and warranties of the other parties contained in this Agreement or in any document delivered pursuant to this Agreement or (c) subject to Section 6.3, waive compliance with any of the agreements or conditions of the other parties contained in this Agreement. Any agreement on the part of a party to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party. The failure of any party to this Agreement to assert any of its rights under this Agreement or otherwise shall not constitute a waiver of such rights.

                                  ARTICLE VII

                               GENERAL PROVISIONS

     SECTION 7.1 Nonsurvival of Representations and Warranties. None of the representations and warranties in this Agreement or in any instrument delivered pursuant to this Agreement shall survive the Effective Time. This Section 7.1 shall not limit any covenant or agreement of the parties which by its terms contemplates performance after the Effective Time.

     SECTION 7.2 Definitions. For purposes of this Agreement of the following terms shall have the following meanings:

          (a)  "Acquisition Proposal" shall have the meaning set forth in
     Section 4.5 of this Agreement.

          (b) "Adjusted Net Asset Value" means Twenty Five Million Two Hundred Forty Five Thousand Dollars ($25,245,000.00), which represents 99% of (1) the Deemed Value less (2) Net 1's liabilities, determined in accordance with GAAP, consistently applied, and (3) Net 1 Liquidation Costs.

          (c) "Agreement" shall have the meaning set forth in the preamble to this Agreement.

          (d) "Aggregate Transaction Costs" means the total costs associated with consummating the Mergers, but excluding the fees and expenses of Prudential Securities Incorporated and the fees and expenses of Cohen & Steers Capital Advisors LLC.

          (e) "Alternative Acquisition Transaction" shall have the meaning set forth in Section 4.13 of this Agreement.

          (f) "Average Closing Price" means the average closing price on the New York Stock Exchange of the Common Shares for the 20-day period preceding, but not including, the Closing Date; provided, however, that the Average Closing Price shall not exceed $13.00 per Common Share, nor be less than $11.00 per Common Share.

          (g) "Board" shall have the meaning set forth in the recitals to this Agreement.

          (h) "Business Day" means any day other than Saturday, Sunday or any other day on which banks in the City of New York are required or permitted to close.

          (i) "Closing" shall have the meaning set forth in Section 1.2 of this Agreement.

          (j) "Closing Date" shall have the meaning set forth in Section 1.2 of this Agreement.

          (k)  "Code" means the Internal Revenue Code of 1986, as amended.

          (1) "Common Share" shall have the meaning set forth in Section 2.1(a) of this Agreement.

          (m) "Convertible Subordinated Debentures" shall have the meaning set forth in Section 2.1(a) of this Agreement.

          (n) "December 31, 2000 Appraisal Value" means the value of the Net 1's properties as established by the December 31, 2000 appraisals to be conducted by Robert A. Stanger & Company.

          (o) "Deemed Value" means Forty Six Million Seven Hundred Fifty Thousand Dollars ($46,750,000.00), representing the value of the Net 1 Properties as agreed upon by the parties.

          (p)  "Dissenter Debentures" shall have the meaning set forth in
     Section 2.1(c) of this Agreement.

          (p) "DRUPLA" shall have the meaning set forth in Section 1.1 of this Agreement.

          (q) "Effective Time" shall have the meaning set forth in Section 1.3 of this Agreement.

          (r) "Encumbrances" means liens, mortgages, deeds of trust, claims against title, charges which are liens or security interests.

          (s) "Exchange Act" shall have the meaning set forth in Section 3.1(e) of this Agreement.

          (t) "Exchange Agent" shall have the meaning set forth in Section 2.3 of this Agreement.

          (u) "Exchange Fund" shall have the meaning set forth in Section 2.3 of this Agreement.

          (v) "GAAP" means generally accepted accounting principles, as in effect in the United States.

          (w) "Governmental Entity" shall have the meaning set forth in Section 3.1(e) of this Agreement.

          (x) "Hazardous Materials" means any hazardous substance, hazardous materials, toxic substances or waste materials.

          (y) "IRS" shall have the meaning set forth in Section 3.3(k) of this Agreement.

          (z) "Joint Venture" shall have the meaning set forth in Section 3.3(o) of this Agreement.

          (aa) "Lexington" shall have the meaning set forth in the preamble to this Agreement.

          (bb) "Lexington Ancillary Agreements" shall have the meaning set forth in Section 3.1(b) of this Agreement.

          (cc) "Lexington Material Adverse Effect" shall have the meaning set forth in Section 3.1(a) of this Agreement.

          (dd)  "Lexington Properties" shall have the meaning set forth in
     Section 3.1(n)(i) of this Agreement.

          (ee) "Lexington Registration Statements" shall have the meaning set forth in Section 3.1(i)(i) of this Agreement.

          (ff) "Lexington Reports" shall have the meaning set forth in Section 3.1(i)(i) of this Agreement.

          (gg) "Lexington Transaction Costs" shall mean one-third of the Aggregate Transaction Costs plus all of the fees and expenses of Prudential Securities Incorporated.

          (hh) "Merger" shall have the meaning set forth in the recitals to this Agreement.

          (ii)  "Mergers" means, collectively, the Merger and the Net 2 Merger.

          (jj)  "Merger Consideration" shall have the meaning set forth in
     Section 2.1 of this Agreement.

          (kk) "MGCL" shall have the meaning set forth in Section 1.1 of this Agreement.

          (ll) "Net 1" shall have the meaning set forth in the preamble to this Agreement.

          (mm) "Net 1 Contribution Agreement" shall have the meaning set forth in the preamble to this Agreement.

          (nn) "Net 1 GP" shall have the meaning set forth in the recitals to this Agreement.

          (oo) "Net 1 Material Adverse Effect" shall have the meaning set forth in Section 3.3(a) of this Agreement.

          (pp) "Net 1 Properties" shall have the meaning set forth in Section 3.3(m)(i) of this Agreement.

          (qq) "Net 1 Liquidation Costs" means One Million Eight Hundred Fifteen Million ($1,815,000.00), which represents the expected costs of liquidating the real properties of Net l and related costs and expenses of winding up the affairs Net 1 in order to effectuate a distribution of all proceeds from such liquidation to the partners of Net 1.

          (rr) "Net 1 Transaction Costs" shall mean one-third of the Aggregate Transaction Costs plus one-half of the fees and expenses of Cohen & Steers Capital Advisors LLC attributable to services rendered to Net 1 pursuant to an engagement letter, dated July 6, 2000, by and between Net 1, Net 2 and Cohen & Steers Capital Advisors LLC.

          (ss) "Net 2" shall have the meaning set forth in the preamble to this Agreement.

          (tt) "Net 2 Merger" means the merger contemplated by the Net 2 Merger Agreement.

          (uu) "Net 2 Merger Agreement" means the Agreement and Plan of Merger dated the date hereof among Lexington, Net 3 and Net 2.

          (vv) "Net 3" shall have the meaning set forth in the preamble to this Agreement.

          (ww) "Per Unit Adjusted Net Value" means the amount obtained by dividing (1) the Adjusted Net Asset Value by (2) the total number of Units.

          (xx)  "Property Restrictions" shall have the meaning set forth in
     Section 3.1(n) of this Agreement.

          (yy)  "Proxy Statement" shall have the meaning set forth in Section
     4.9 of this Agreement.

          (zz)  "Registration Statement" shall have the meaning set forth in
     Section 4.9 of this Agreement.

          (aaa)  "Regulatory Filings" shall have the meaning set forth in
     Section 3.1(e) of this Agreement.

          (bbb) "Securities Act" shall have the meaning set forth in Section 3.1(e) of this Agreement.

          (ccc) "subsidiary" shall have the meaning set forth in Section 3.3(o)(a) of this Agreement.

          (ddd) "Subsidiaries" shall have the meaning set forth in Section 3.1(a) of this Agreement.

          (eee)  "Superior Proposal" shall have the meaning set forth in Section
     4.5 of this Agreement.

          (fff)  "Surviving Entity" shall have the meaning set forth in Section
     1.1 of this Agreement.

          (ggg)  "Transfer Document" shall have the meaning set forth in Section
     2.3 of this Agreement.

          (hhh)  "Transmittal Letter" shall have the meaning set forth in
     Section 2.3 of this Agreement.

          (iii) "Units" shall have the meaning set forth in Section 2.1 of this Agreement.

     SECTION 7.3 Notices. All notices, requests, claims, demands and other communications under this Agreement shall be in writing and shall be deemed given if delivered personally or sent by overnight courier (providing proof of delivery) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

      (i)  if to Lexington, to

           Lexington Corporate Properties Trust
           355 Lexington Avenue
           New York, New York 10017
           Attention: T. Wilson Eglin
           Telecopy: (212) 986-6972

           with a copy (which shall not constitute notice) to:
           Paul, Hastings, Janofsky & Walker LLP
           399 Park Avenue
           New York, New York 10022
           Attention: Mark Schonberger, Esq.
           Telecopy: (212) 319-4090

      (ii)  if to Net 3, to

            c/o Lexington Corporate Properties Trust
            355 Lexington Avenue
            New York, New York 10017
            Attention: Patrick Carroll
            Telecopy: (212) 986-6972

            with a copy (which shall not constitute notice) to:
            Paul, Hastings, Janofsky & Walker LLP
            399 Park Avenue
            New York, New York 10022
            Attention: Mark Schonberger, Esq.
            Telecopy: (212) 319-4090

     (iii)  if to Net 1, to

            c/o Lepercq Net 1 L.P.
            355 Lexington Avenue
            New York, New York 10017
            Attention: E. Robert Roskind
            Telecopy: (212) 986-6972

            with a copy (which shall not constitute notice) to:
            Solomon, Zauderer, Ellenhorn, Frishcer & Sharp
            45 Rockefeller Plaza
            New York, NY 10111
            Telecopy: (212) 956-3700

     SECTION 7.4 Interpretation. When a reference is made in this Agreement to a Section or Schedule, such reference shall be to a Section of, or a Schedule to, this Agreement unless otherwise indicated. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words "include", "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation".

     SECTION 7.5 Counterparts. This Agreement may be executed in two or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties.

     SECTION 7.6 Entire Agreement; Third-Party Beneficiaries. This Agreement constitutes the entire agreement, and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter of this Agreement. This Agreement is not intended to confer upon any person other than the parties hereto and the third party beneficiaries referred to in the following sentence, any rights or remedies.

     SECTION 7.7 GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, REGARDLESS OF THE LAWS THAT MIGHT OTHERWISE GOVERN UNDER APPLICABLE PRINCIPLES OF CONFLICTS OF LAWS THEREOF.

     SECTION 7.8 Assignment. Neither this Agreement nor any of the rights, interests or obligations under this Agreement shall be assigned, in whole or in part, by operation of law or otherwise by any of the parties without the prior written consent of the other parties, and any such assignment that is not consented to shall be null and void. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by, the parties and their respective successors and assigns.

     SECTION 7.9 Enforcement. The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in any federal or state court located in the State of New York, County of New York, this being in addition to any other remedy to which they are entitled at law or in equity.

     SECTION 7.10 Severability. Whenever possible, each provision or portion of any provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law but if any provision or portion of any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party, such invalidity, illegality or unenforceability will not affect any other provision or portion of any provision in such jurisdiction, and this Agreement will be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision or portion of any provision had never been contained herein.

                            [signature page follows]

     IN WITNESS WHEREOF, Lexington, Net 3, and Net 1 have caused this Agreement to be signed by their respective officers thereunto duly authorized, all as of the date first written above.

                                          LEXINGTON CORPORATE PROPERTIES TRUST

                                          By: /s/ T. WILSON EGLIN
                                            ------------------------------------
                                            Name: T. Wilson Eglin
                                            Title:   President

                                          NET 3 ACQUISITION L.P.

                                          By: Lex GP-1, Inc., its general
                                          partner

                                          By: /s/ PATRICK CARROLL
                                            ------------------------------------
                                            Name: Patrick Carroll
                                            Title:   Vice President

                                          NET 1 L.P.

                                          By: Lepercq Net 1 L.P., its general
                                          partner
                                          By: Lepercq Net 1 Inc., its general
                                          partner

                                          By: /s/ E. ROBERT ROSKIND
                                            ------------------------------------
                                            Name: E. Robert Roskind
                                            Title:   President

              [SIGNATURE PAGE TO LEXINGTON NET 1 MERGER AGREEMENT]

                                   EXHIBIT A
                  TERMS OF CONVERTIBLE SUBORDINATED DEBENTURES
                            AND DISSENTER DEBENTURES

TERMS OF THE CONVERTIBLE SUBORDINATED DEBENTURES

Principal Amount..............   Up to $64.35 million. The exact amount of the
                                 Convertible Subordinated Debentures to be issued will be determined at the closing of the Transaction based upon the number of Units held by limited partners who elect to receive
                                 Dissenter Debentures and the number of limited partners who elect to receive a greater proportion of their merger consideration in Convertible Subordinated Debentures.

Interest......................   8.5% per annum on a day-to-day basis based upon
                                 a 365-day year and actual days elapsed from the closing of the Transaction and will be paid semi-annually in cash in arrears.

Repayment of Principal........   Due in one installment at maturity on
                                                , 2009.

Seniority.....................   Expressly subordinated in right and priority of
                                 payment to the Dissenter Debentures, all institutional indebtedness of Lexington outstanding on the closing of the Transaction and any other indebtedness of Lexington issued in the future which is not by its terms expressly subordinated to the Convertible
                                 Subordinated Debentures. The Convertible
                                 Subordinated Debentures are senior in right and priority of payment to Lexington's existing
                                 Class A Senior Cumulative Convertible Preferred
                                 Shares and to all other classes of Lexington's capital shares currently authorized or authorized in the future.

Prepayment....................   No prepayment or redemption, in whole or in
                                 part, prior to the fifth anniversary of
                                 issuance. Following the fifth anniversary of issuance and in the event that the Common
                                 Shares trade at a price above $14.00 per share for a period of thirty consecutive calendar days, Lexington may repay or redeem, at any time thereafter in cash or in Common Shares, the Convertible Subordinated Debentures in whole (but not in part). The $14.00 price is subject to anti-dilution adjustments for stock splits, stock dividends, other securities dividends, reclassifications, exchanges, substitutions, reorganizations, mergers and consolidations.

Conversion....................   Subject to prepayment by Lexington, holders may
                                 convert all or a portion of their Convertible
                                 Subordinated Debentures commencing on the fourth anniversary of the closing of the Transaction into such number of Common Shares as is obtained by dividing the aggregate principal amount of all Convertible
                                 Subordinated Debentures being converted by the conversion price of $14.00 per share, subject to anti-dilution adjustments for stock splits, stock dividends, other securities dividends, reclassifications, exchanges, substitutions, reorganizations, mergers and consolidations.

Remedies......................   If an event of default occurs and is
                                 continuing, holders of Convertible Subordinated
                                 Debentures will have the following remedies:
                                 (a) the rate of interest on the Convertible
                                 Subordinated Debentures will increase to 10%, provided that if such event of default is cured or waived, the rate of interest will be reduced from the date of such cure or waiver, to 8.5%,
                                 (b) automatic acceleration with respect to bankruptcy defaults, and (c) acceleration upon vote by majority of holders upon non-bankruptcy defaults.

TERMS OF THE DISSENTER DEBENTURES

Principal Amount..............   Up to $20 million, subject to waiver by
                                 Lexington. The exact principal amount of the Dissenter Debentures will be determined at the closing of the Transaction based upon the number of Units held by limited partners who elect to receive Dissenter Debentures and will be subject to the waiver by Lexington of the limit on the amount of Dissenters Debentures to be issued.

Interest......................   8.5% per annum, on a day-to-day basis (based on
                                 a 365-day year and actual days elapsed) from the closing of the Transaction and will be paid semi-annually in cash in arrears.

Repayment of Principal........   Principal on the Dissenters Debentures is due
                                 in one installment on                , 2009,
                                 provided, however, that 80% of the net proceeds of any taxable sale or refinancing of the assets previously owned by either Net
                                 Partnership, as applicable, will be used to prepay the Dissenter Debentures.

Prepayment....................   Prepayable in whole or in part at any time.

Seniority.....................   Senior to the Convertible Subordinated
                                 Debentures and expressly subordinated in right and priority of payment to all institutional indebtedness of Lexington outstanding on the closing of the Transaction and any other indebtedness of Lexington issued in the future which is not, by its terms, expressly subordinated to the Dissenter Debentures. The
                                 Dissenter Debentures are also senior in right and priority of payment to Lexington's existing
                                 Class A Senior Cumulative Convertible Preferred
                                 Shares and to all other classes of Lexington's capital shares currently authorized or authorized in the future.

Remedies......................   Same as for the Convertible Subordinated
                                 Debentures.

                                   ANNEX A-2

       MERGER AGREEMENT AND AMENDMENTS BETWEEN LEXINGTON, NET 3 AND NET 2

                                AMENDMENT NO. 2
                                       TO
                          AGREEMENT AND PLAN OF MERGER
                                  BY AND AMONG
                      LEXINGTON CORPORATE PROPERTIES TRUST
                             NET 3 ACQUISITION L.P.
                                      AND
                                   NET 2 L.P.

     This AMENDMENT NO. 2 TO AGREEMENT AND PLAN OF MERGER (this "Second Amendment") is entered into as of October 8, 2001, by and between Lexington Corporate Properties Trust, a Maryland statutory real estate investment trust ("Lexington"), Net 3 Acquisition L.P., a Delaware limited partnership ("Net 3"), and Net 2 L.P., a Delaware limited partnership ("Net 2"). The parties to this Second Amendment are collectively referred to as the "Parties."

                              W I T N E S S E T H:

     WHEREAS, the Parties have entered into an Agreement and Plan of Merger, dated as of November 13, 2000 (the "Original Agreement");

     WHEREAS, the Parties have entered into an Amendment No. 1 to Agreement and Plan of Merger, dated as of July 19, 2001 (the "First Amendment" and together with the Original Agreement, the "Agreement");

     WHEREAS, the Parties desire, and have agreed, subject to the terms and conditions set forth herein, to amend the Agreement in the manner set forth in this Amendment to clarify (i) the conditions upon which the Merger will become effective and (ii) the parameters for the determination of the Average Closing Price; and

     WHEREAS, capitalized terms used herein and not defined shall have the meanings ascribed to such terms in the Agreement.

     NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:

                                   AMENDMENTS

1. FIRST AMENDMENT. The Agreement is hereby amended to delete the present text of Section 1.3 thereof in its entirety, and to insert in its place the following:

     "SECTION 1.3 Effective Time. If all the conditions to the Merger set forth in Article V shall have been fulfilled or waived (and this Agreement shall not have been terminated pursuant to Section 6.1 hereof), the Parties shall cause a Certificate of Merger to be properly executed, verified and delivered for filing in accordance with DRULPA on the Closing Date. The Merger shall become effective upon the acceptance for filing of the certificate of merger by the Secretary of State of The State of Delaware, or such other date as may be agreed to by the Parties, but not later than the Closing Date (the "Effective Time")."

2. SECOND AMENDMENT. The Agreement is hereby amended to delete the present text of the second sentence of Section 7.2(f) thereof, and to insert in its place the following:

          "(f) "Average Closing Price" means the average closing price on the New York Stock Exchange of the Common Shares for the period of 20 Trading Days preceding, but not including, the Closing Date; provided, however, that the Average Closing Price shall not exceed $16.00 per Common Share, nor be less than $14.00 per Common Share."

3.  THIRD AMENDMENT.  The Agreement is hereby amended to insert the following as
Section 7.2(ggg), and to re-number current Section 7.2(ggg) and all subsequent subsections of Section 7.2 accordingly:

          "(ggg) "Trading Day" shall mean any day on which the New York Stock Exchange is open and on which the Common Shares may be traded thereon."

                                 MISCELLANEOUS

4. COUNTERPARTS. This Amendment may be executed in one or more counterparts, each of which shall be deemed an original but all of which together will constitute one and the same instrument.

5. ORIGINAL DOCUMENT. Except as amended hereby, the Agreement is in all respects ratified, reaffirmed and confirmed and all of its terms shall remain in full force and effect.

6. ENTIRE AGREEMENT. This Second Amendment and the Agreement constitute the entire agreement between the Parties and supersede all prior understandings, agreements, or representations by or between the Parties, written or oral, to the extent they related in any way to the subject matter hereof or thereof.

7. SUCCESSION AND ASSIGNMENT. This Second Amendment shall be binding upon and inure to the benefit of the Parties and their respective successors and permitted assigns. No Party may assign either this Second Amendment or any of its rights, interests, or obligations hereunder without the prior written approval of the other Parties hereto.

8. WAIVERS. Failure of any Party at any time to require the performance by any other Party of any provision of this Second Amendment or any related agreement shall in no way affect the right to require full performance of such provision thereafter. Furthermore, the waiver by any Party of a breach of any provision of this Second Amendment or any related agreement will not be held to be a waiver of any other provision of this Second Amendment or any related agreement.

9. SEVERABILITY. The invalidity or unenforceability of any term or provision of this Second Amendment or any related agreement shall not affect the validity or enforceability of the remaining terms and provisions hereof or thereof.

                  [REMAINDER OF PAGE LEFT INTENTIONALLY BLANK]

     IN WITNESS WHEREOF, the parties hereto have caused this Amendment No. 2 to the Agreement and Plan of Merger to be duly executed and made and entered into as of the date first set forth above.

                                          LEXINGTON CORPORATE PROPERTIES TRUST

                                          By: /s/ T. WILSON EGLIN
                                            ------------------------------------
                                            Name:  T. Wilson Eglin
                                            Title:   President

                                          NET 3 ACQUISITION L.P.

                                          By: Lex GP-1, Inc., its general
                                          partner

                                          By: /s/ PATRICK CARROLL
                                            ------------------------------------
                                            Name:  Patrick Carroll
                                            Title:   Vice President

                                          NET 2 L.P.

                                          By: Lepercq Net 2 L.P., its general
                                          partner
                                          By: Lepercq Net 2 Inc., its general
                                          partner

                                          By: /s/ E. ROBERT ROSKIND
                                            ------------------------------------
                                            Name:  E. Robert Roskind
                                            Title:   President

    [SIGNATURE PAGE TO AMENDMENT NO. 2 TO LEXINGTON NET 2 MERGER AGREEMENT]

                                AMENDMENT NO. 1
                                       TO
                          AGREEMENT AND PLAN OF MERGER
                                  BY AND AMONG
                      LEXINGTON CORPORATE PROPERTIES TRUST
                             NET 3 ACQUISITION L.P.
                                      AND
                                   NET 2 L.P.

     This AMENDMENT NO. 1 TO AGREEMENT AND PLAN OF MERGER (this "Amendment") is entered into as of July 19, 2001, by and between Lexington Corporate Properties Trust, a Maryland statutory real estate investment trust ("Lexington"), Net 3 Acquisition L.P., a Delaware limited partnership ("Net 3"), and Net 2 L.P., a Delaware limited partnership ("Net 2"). The parties to this Amendment are collectively referred to as the "Parties."

                              W I T N E S S E T H:

     WHEREAS, the Parties have entered into an Agreement and Plan of Merger, dated as of November 13, 2000 (the "Agreement");

     WHEREAS, the Parties desire, and have agreed, subject to the terms and conditions set forth herein, to amend the Agreement in the manner set forth in this Amendment to reflect, among others, the following changes: (i) to substitute cash for the portion of the Merger Consideration otherwise payable in Convertible Subordinated Debentures and (ii) to modify the "collar" reflected in the Average Closing Price used to determine the number of Common Shares to be issued to Net 2 from a range of $11 to $13 to a range of $14 to $16; and

     WHEREAS, capitalized terms used herein and not defined shall have the meanings ascribed to such terms in the Agreement.

     NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:

                                   AMENDMENTS

1. FIRST AMENDMENT. The Agreement is hereby amended to delete the present text of the fourth recital thereto in its entirety, and to insert in its place the following:

          "WHEREAS, immediately prior to the Effective Time, the Net 2 GP will contribute its general partnership interest in Net 2 to Net 3 as a partnership contribution, pursuant to the terms and condition set forth in the contribution agreement dated the date hereof by and between Net 3 and Net 2 GP, as amended as of July 19, 2001 (the "Net 2 Contribution Agreement");"

2. SECOND AMENDMENT. The Agreement is hereby amended to delete the phrase "Convertible Subordinated Debentures" from Section 1.5 thereof, and to insert in its place the phrase "Cash."

3. THIRD AMENDMENT. The Agreement is hereby amended to delete the present text of Section 2.1 thereof in its entirety, and to insert in its place the following:

     "SECTION 2.1 Effect on Units. As of the Effective Time, by virtue of the Merger and without any action on the part of the parties hereto or their respective affiliates, the limited partnership interests of the limited partners of Net 2 (the "Units") shall be converted into the consideration (the "Merger Consideration"), determined as follows:

          (a) Consideration. Except as provided in Section 2.1(b) or (c) each Unit shall, in the Merger, be exchanged for the number of common shares of Lexington, $0.0001 par value per share (the

     "Common Shares"), and such amount of cash (the "Cash") as is determined in accordance with the following formulas:

           N = (0.50)V/A

           P = (0.50)V

               Where:

               N = the number of Common Shares exchanged for each Unit;

               A = the Average Closing Price;

               P = the amount of Cash exchanged for each Unit; and

               V = the Per Unit Adjusted Net Asset Value.

          (b) Notwithstanding Section 2.1(a), as of the Effective Time, each Unit held of record by a holder who votes against the Merger will receive Common Shares and Cash in accordance with Section 2.1(a), unless such holder affirmatively elects to receive consideration in the form of Lexington's 8.50% senior subordinated debentures due eight years after the closing date ("Dissenter Debentures") by following the procedures to be set forth in the Registration Statement, in which case each Unit shall, in the Merger, be exchanged for Dissenter Debentures with a principal amount equal to the Per Unit Adjusted Net Asset Value.

          (c) The Dissenter Debentures shall have the terms and conditions set forth in Exhibit A. On or before the closing, the parties shall enter into a mutually acceptable indenture with respect to the Dissenter Debentures, which indenture shall satisfy the requirements of the Trust Indenture Act of 1940. The indenture shall be substantially in a form as reasonably agreed to by the parties hereto.

          (d) Notwithstanding anything in the foregoing to the contrary, no fractional Common Shares shall be issued in connection with the Merger. All Common Shares to which a holder of Units is entitled immediately prior to the Effective Time shall be aggregated. If a fractional share results from such aggregation, in lieu of receiving any such fractional share, each holder of Units who would otherwise have been entitled to receive a fraction of a Common Share shall receive cash equal to the amount of Merger Consideration represented by such fractional share."

4. FOURTH AMENDMENT. The Agreement is hereby amended to delete the present text of the second sentence of Section 2.3 thereof, and to insert in its place the following:

     "At the Effective Time, Lexington shall deposit with the Exchange Agent,
(i) share certificates representing the total number of Common Shares issuable pursuant to Section 2.1(a), (ii) the aggregate amount of Cash payable pursuant to Section 2.1 (a) and (iii) the aggregate amount of Dissenter Debentures issuable pursuant to Section 2.1(b), in each case in exchange for the Units (such share certificates and Dissenter Debentures, together with any dividends or distributions with respect thereto, and payments of cash in lieu of fractional shares being hereinafter referred to as the "Exchange Fund")."

5. FIFTH AMENDMENT. The Agreement is hereby amended to delete the phrase "Convertible Subordinated Debentures or" and the phrase "Convertible Subordinated Debentures and" wherever such phrases appear in Sections 2.4 and 3.1(s) thereof.

6. SIXTH AMENDMENT. The Agreement is hereby amended to delete the present text of the second sentence of Section 7.2(f) thereof, and to insert in its place the following:

     "(f) "Average Closing Price" means the average closing price on the New York Stock Exchange of the Common Shares for the 20-day period preceding, but not including, the Closing Date; provided, however, that the Average Closing Price shall not exceed $16.00 per Common Share, nor be less than $14.00 per Common Share."

7. SEVENTH AMENDMENT. The Agreement is hereby amended to delete Section 7.2(m) in its entirety.

8. EIGHTH AMENDMENT. The Agreement is hereby amended to delete the present text of Exhibit A thereto, and to insert in its place Exhibit A hereto.

                                 MISCELLANEOUS

9. COUNTERPARTS. This Amendment may be executed in one or more counterparts, each of which shall be deemed an original but all of which together will constitute one and the same instrument.

10. ORIGINAL DOCUMENT. Except as amended hereby, the Agreement is in all respects ratified, reaffirmed and confirmed and all of its terms shall remain in full force and effect.

11. ENTIRE AGREEMENT. This Amendment and the Agreement constitute the entire agreement between the Parties and supersede all prior understandings, agreements, or representations by or between the Parties, written or oral, to the extent they related in any way to the subject matter hereof or thereof.

12. SUCCESSION AND ASSIGNMENT. This Amendment shall be binding upon and inure to the benefit of the Parties and their respective successors and permitted assigns. No Party may assign either this Amendment or any of its rights, interests, or obligations hereunder without the prior written approval of the other Parties hereto.

13. WAIVERS. Failure of any Party at any time to require the performance by any other Party of any provision of this Amendment or any related agreement shall in no way affect the right to require full performance of such provision thereafter. Furthermore, the waiver by any Party of a breach of any provision of this Amendment or any related agreement will not be held to be a waiver of any other provision of this Amendment or any related agreement.

14. SEVERABILITY. The invalidity or unenforceability of any term or provision of this Amendment or any related agreement shall not affect the validity or enforceability of the remaining terms and provisions hereof or thereof.

                  [REMAINDER OF PAGE LEFT INTENTIONALLY BLANK]

     IN WITNESS WHEREOF, the parties hereto have caused this Amendment No. 1 to the Agreement and Plan of Merger to be duly executed and made and entered into as of the date first set forth above.

                                          LEXINGTON CORPORATE PROPERTIES TRUST

                                          By: /s/ T. WILSON EGLIN
                                            ------------------------------------
                                            Name:  T. Wilson Eglin
                                            Title:   President

                                          NET 3 ACQUISITION L.P.

                                          By: Lex GP-1, Inc., its general
                                          partner

                                          By: /s/ PATRICK CARROLL
                                            ------------------------------------
                                            Name:  Patrick Carroll
                                            Title:   Vice President

                                          NET 2 L.P.

                                          By: Lepercq Net 2 L.P., its general
                                          partner
                                          By: Lepercq Net 2 Inc., its general
                                          partner

                                          By: /s/ E. ROBERT ROSKIND
                                            ------------------------------------
                                            Name:  E. Robert Roskind
                                            Title:   President

     [SIGNATURE PAGE TO AMENDMENT NO 1 TO LEXINGTON NET 2 MERGER AGREEMENT]

                                                                       EXHIBIT A

                         TERMS OF DISSENTER DEBENTURES

Principal Amount..........................  Up to $20 million, subject to waiver by Lexington. The exact principal amount of the dissenter debentures will
                                            be determined at the closing of the Transaction based
                                            upon the number of Units held by limited partners who
                                            elect to receive Dissenter Debentures and will be
                                            subject to the waiver by Lexington of the limit on the
                                            amount of Dissenter Debentures to be issued.
Interest..................................  8.5% per annum, on a day-to-day basis (based upon a
                                            365-day year and actual days elapsed) from the closing
                                            of the Transaction. Interest will be paid semi-annually
                                            in cash in arrears.
Repayment of Principal....................  Principal on the Dissenter Debentures is due in one
                                            installment on           , 2009; provided, however, that
                                            80% of the net proceeds of any taxable sale or
                                            refinancing of the assets previously owned by either Net
                                            Partnership, as applicable, will be used to prepay the
                                            Dissenter Debentures.
Prepayment................................  Prepayable in whole or in part at any time.
Seniority.................................  Expressly subordinated in right and priority of payment to all institutional indebtedness of Lexington
                                            outstanding on the closing of the Transaction and any
                                            other indebtedness of Lexington issued in the future
                                            which is not, by its terms, expressly subordinated to
                                            the Dissenter Debentures. The Dissenter Debentures are
                                            also senior in right and priority of payment to
                                            Lexington's existing Class A Senior Cumulative
                                            Convertible Preferred Shares and to all other classes of
                                            Lexington's capital shares currently authorized or
                                            authorized in the future.
Remedies..................................  If an event of default occurs and is continuing, holders of Dissenter Debentures will have the following remedies
                                            (a) the rate of interest on the Dissenter Debentures
                                            will increase to 10%, provided that if such event of
                                            default is cured or waived, the rate of interest will be
                                            reduced, from the date of such cure or waiver, to 8.5%,
                                            (b) automatic acceleration with respect to bankruptcy
                                            defaults, and (c) acceleration upon vote by majority of
                                            holders upon non-bankruptcy defaults.

                          AGREEMENT AND PLAN OF MERGER

                         DATED AS OF NOVEMBER 13, 2000

                                  BY AND AMONG

                      LEXINGTON CORPORATE PROPERTIES TRUST

                             NET 3 ACQUISITION L.P.

                                      AND

                                   NET 2 L.P.

                                                                                Page
                                                                                ----
ARTICLE I  THE MERGER.........................................................    1
  SECTION 1.1     The Merger..................................................    1
  SECTION 1.2     Closing.....................................................    2
  SECTION 1.3     Effective Time..............................................    2
  SECTION 1.4     Effects of the Merger.......................................    2
  SECTION 1.5     Federal Income Tax Treatment................................    2
  SECTION 1.6     Partnership Agreement.......................................    2
  SECTION 1.7     General Partner.............................................    2
ARTICLE II  CONSIDERATION FOR, AND MANNER OF CONVERTING LIMITED PARTNERSHIP
            INTERESTS OF NET 2................................................    2
  SECTION 2.1     Effect on Units.............................................    2
  SECTION 2.2     Further Assurances..........................................    4
  SECTION 2.3     Exchange Procedures.........................................    4
  SECTION 2.4     Payments with Respect to Unexchanged Units..................    4
  SECTION 2.5     Rights of Former Holders of Units...........................    5
ARTICLE III  REPRESENTATIONS AND WARRANTIES...................................    5
  SECTION 3.1     Representations and Warranties of Lexington.................    5
  SECTION 3.2     Representations and Warranties of Net 3.....................   11
  SECTION 3.3     Representations and Warranties of Net 2.....................   11
ARTICLE IV  ADDITIONAL AGREEMENTS.............................................   16
  SECTION 4.1     Reasonable Best Efforts.....................................   16
  SECTION 4.2     Public Announcements........................................   16
  SECTION 4.3     Consents, Approvals and Filings.............................   17
  SECTION 4.4     State Takeover Laws.........................................   17
  SECTION 4.5     No Solicitation by Net 2....................................   17
  SECTION 4.6     Conduct of Businesses.......................................   18
  SECTION 4.7     Approvals of Shareholder and Limited Partners...............   19
  SECTION 4.8     Inspection of Records.......................................   19
  SECTION 4.9     Regulatory Filings..........................................   19
  SECTION 4.10    Expenses....................................................   20
  SECTION 4.11    REIT Status.................................................   20
  SECTION 4.12    Appraisals..................................................   20
  SECTION 4.13    Termination Fees............................................   20
ARTICLE V  CONDITIONS PRECEDENT...............................................   20
                  Conditions to Each Party's Obligation to Effect the
  SECTION 5.1     Merger......................................................   20
  SECTION 5.2     Conditions to Obligations of Net 2..........................   21
  SECTION 5.3     Conditions to Obligations of Lexington and Net 3............   22
  SECTION 5.4     Frustration of Closing Conditions...........................   22

                                                                                Page
                                                                                ----
ARTICLE VI  TERMINATION, AMENDMENT AND WAIVER.................................   23
  SECTION 6.1     Termination.................................................   23
  SECTION 6.2     Effect of Termination.......................................   23
  SECTION 6.3     Amendment...................................................   23
  SECTION 6.4     Extension; Waiver...........................................   24
ARTICLE VII  GENERAL PROVISIONS...............................................   24
  SECTION 7.1     Nonsurvival of Representations and Warranties...............   24
  SECTION 7.2     Definitions.................................................   24
  SECTION 7.3     Notices.....................................................   27
  SECTION 7.4     Interpretation..............................................   27
  SECTION 7.5     Counterparts................................................   28
  SECTION 7.6     Entire Agreement; Third-Party Beneficiaries.................   28
  SECTION 7.7     GOVERNING LAW...............................................   28
  SECTION 7.8     Assignment..................................................   28
  SECTION 7.9     Enforcement.................................................   28
  SECTION 7.10    Severability................................................   28

     AGREEMENT AND PLAN OF MERGER (this "Agreement"), dated as of November 13, 2000, by and among Lexington Corporate Properties Trust, a Maryland statutory real estate investment trust ("Lexington"), Net 3 Acquisition L.P., a Delaware limited partnership ("Net 3"), and Net 2 L.P., a Delaware limited partnership ("Net 2"). Certain capitalized terms used in this Agreement are defined in
Section 7.2.

                              W I T N E S S E T H:

     WHEREAS, the Board of Trustees of Lexington (the "Board"), has determined that it would be advisable and in the best interests of the holders of beneficial interests in Lexington for Net 2 to merge with and into Net 3 with Net 3 as the surviving entity, subject to the terms and conditions set forth in this Agreement (the "Merger"); and

     WHEREAS, Lexington, in its capacity as the general partner of Net 3, has determined that it would be advisable and in the best interests of Net 3 for Net 3 to enter into and consummate the proposed Merger; and

     WHEREAS, Lepercq Net 2 L.P., in its capacity as the general partner of Net 2 (the "Net 2 GP"), has determined that it would be advisable and in the best interests of Net 2 to enter into and consummate the proposed Merger; and

     WHEREAS, immediately prior to the Effective Time, the Net 2 GP will contribute its general partnership interest in Net 2 to Net 3 as a partnership contribution, pursuant to the terms and condition set forth in the contribution agreement dated the date hereof by and between Net 3 and Net 2 GP (the "Net 2 Contribution Agreement");

     WHEREAS, for federal income tax purposes and in accordance with Treasury Regulations sec.1.708-1(c)(3) and (4), immediately prior to the Effective Time of the Merger and subject to the consummation of the Merger, Net 3 will purchase each limited partnership interest of Net 2 from each consenting limited partner of Net 2 for a specified amount of consideration;

     WHEREAS, the Merger is subject to the simultaneous consummation of the merger of Net 1 with and into Net 3;

     WHEREAS, Net 2 and Lexington have each received a fairness opinion ("Fairness Opinion") from a nationally-recognized investment banking firm retained by it to provide such fairness opinion; and

     WHEREAS, Net 2, the Net 2 GP, Net 3 and Lexington desire to make certain representations, warranties, covenants and agreements in connection with the Merger and also to prescribe various conditions to the Merger.

     NOW, THEREFORE, in consideration of the representations, warranties. covenants and agreements contained in this Agreement, the parties hereto hereby agree as follows:

                                   ARTICLE I

                                   THE MERGER

     SECTION 1.1 The Merger. Upon the terms and subject to the conditions set forth in this Agreement, and in accordance with Maryland General Corporate Law (the "MGCL") and the Delaware Revised Uniform Limited Partnership Act (the "DRULPA"), the Merger shall be effected such that Net 2 shall be merged with and into Net 3 at the Effective Time (as defined in Section 1.3), the separate existence of Net 2 shall cease and Net 3 shall continue as the surviving entity in the Merger (the "Surviving Entity") and shall succeed to and assume all the rights and obligations of Net 2. The Merger shall have the effects specified in the MGCL and the DRULPA. The Merger shall be consummated pursuant to the terms of this Agreement, which has been approved and adopted by the Board, the Net 2 GP and Lexington, in its capacity as the majority limited partner and sole general partner of Net 3.

     SECTION 1.2 Closing. Unless this Agreement shall have been terminated pursuant to Section 6.1, and subject to the satisfaction or waiver of the conditions set forth in Article V, the closing of the Merger (the "Closing") will take place as soon as practicable following the last to be satisfied or waived of the conditions set forth in Article V (other than the delivery of certificates referred to in Sections 5.2(a) and (b) and Sections 5.3(a) and (b)) in accordance with this Agreement the date of the Closing being referred to herein as (the "Closing Date"), at the offices of Paul, Hastings, Janofsky & Walker LLP, 399 Park Avenue, New York, New York 10022, unless another date, time or place is agreed to in writing by the parties hereto.

     SECTION 1.3 Effective Time. If all the conditions to the Merger set forth in Article V shall have been fulfilled or waived (and this Agreement shall not have been terminated pursuant to Section 6.1 hereof), the parties shall cause a Certificate of Merger to be properly executed, verified and delivered for filing in accordance with DRULPA and the MGCL on the Closing Date. The Merger shall become effective upon the later of (i) the issuance of a certificate of merger by the State Department of Assessments and Taxation of the State of Maryland and
(ii) the issuance of a certificate of merger by the Secretary of State of the State of Delaware, or such other date as may be agreed to by the parties, but not later than the Closing Date (the "Effective Time").

     SECTION 1.4 Effects of the Merger. The Merger shall have the effects set forth in this Agreement and in the applicable provisions of the Act. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time, all the properties, rights, privileges, powers and franchises of Net 2 and Net 3 shall vest in the Surviving Entity, and all debts, liabilities and duties of Net 2 and Net 3 shall become the debts, liabilities and duties of Surviving Entity.

     SECTION 1.5 Federal Income Tax Treatment. For federal income tax purposes and in accordance with Treasury Regulations sec.1.708-1(c)(3) and (4), immediately prior to the Merger, and subject to the consummation thereof, Net 3 will purchase each limited partnership interest of Net 2 from each limited partner of Net 2 that consents to treat the transaction for tax purposes as a sale of that limited partner's partnership interest. Such consent shall have been acquired pursuant to the terms of the Proxy Statement. The consideration transferred for each such interest shall equal the sum of (1) the fair market value of the Common Shares and principal amount of the Convertible Subordinated Debentures received per Unit as specified in Section 2.1 and (2) the assumption of such limited partner's share of partnership liabilities. Any limited partner that does not consent to treat the Merger as a sale by such limited partner of its partnership interests and elects to receive Dissenter Debentures will remain a limited partner of Net 2 at the time of the Merger. Net 2 shall be considered as undertaking the assets-over form of merger for federal income tax purposes pursuant to Reg. sec.1.7081(c)(3).

     SECTION 1.6 Partnership Agreement. At the Effective Time, Net 3's partnership agreement shall continue to be the partnership agreement of the Surviving Entity until thereafter changed or amended as provided therein or by applicable law.

     SECTION 1.7 General Partner. At the Effective Time, Lexington shall continue to be the general partner of the Surviving Entity, serving until the earlier of its resignation or removal or until a successor is duly elected by the limited partners.

                                   ARTICLE II

              CONSIDERATION FOR, AND MANNER OF CONVERTING LIMITED
                         PARTNERSHIP INTERESTS OF NET 2

     SECTION 2.1 Effect on Units. As of the Effective Time, by virtue of the Merger and without any action on the part of the parties hereto or their respective affiliates, the limited partnership interests of the limited partners of Net 2 (the "Units") shall be converted into the consideration (the "Merger Consideration"), determined as follows:

          (a) Consideration. Except as provided in Section 2.1(b) or (c) each Unit shall, in the Merger, be exchanged for the number of common shares of Lexington, $0.0001 par value per share (the

     "Common Shares"), and such principal amount of Lexington's 8.5% convertible subordinated debentures due eight years after the Closing Date ("Convertible Subordinated Debentures") as is determined in accordance with the following formulas:

           N = (0.50)V/A

           P = (0.50)V

               Where:

               N = the number of Common Shares exchanged for each Unit; A = the Average Closing Price;

               P = the principal amount of Convertible Subordinated Debentures exchanged for each Unit; and

               V = the Per Unit Adjusted Net Asset Value.

          (b) Notwithstanding Section 2.1(a) hereof, a holder of Units may elect to receive a greater proportion of its Merger Consideration, in increments of 10% of such holder's Merger Consideration, in principal amount of Convertible Subordinated Debentures with a corresponding reduction in its Merger Consideration payable in Common Shares, as provided in this Section 2.1(b) by following the procedures to be set forth in the Registration Statement. In the event a holder of Units elects to receive a greater proportion of its Merger Consideration in principal amount of Convertible Subordinated Debentures, with a corresponding reduction in Merger Consideration payable in Common Shares, then each Unit shall, in the Merger, be exchanged for the number of Common Shares, and such principal amount of Convertible Subordinated Debentures as is determined in accordance with the following formulas:

           N = V (X)/A

           P = (1-X)V

               Where:

               N = the number of Common Shares exchangeable per Unit; V = the Per Unit Adjusted Net Asset Value;

               X = the percentage (i.e., less than 50%, by increments of 10%
                   only) of the Merger Consideration which the holder of the Unit elects to receive in Common Shares;

               A = the Average Closing Price, and

               P = the principal amount of Convertible Subordinated Debentures exchangeable per Unit.

          (c) Notwithstanding Sections 2.1(a) and (b), as of the Effective Time, each Unit held of record by a holder who votes against the Merger will receive Common Shares and Convertible Subordinated Debentures in accordance with Section 2.1(a) or 2.1(b), as applicable, unless such holder affirmatively elects to receive consideration in the form of Lexington's 8.50% senior subordinated debentures due eight years after the closing date ("Dissenter Debentures") by following the procedures to be set forth in the Registration Statement, in which case each Unit shall, in the Merger, be exchanged for Dissenter Debentures with a principal amount equal to the Per Unit Adjusted Net Asset Value.

          (d) The Convertible Subordinated Debentures and the Dissenter Debentures shall have the terms and conditions set forth in Exhibit A. On or before the closing, the parties shall enter into mutually acceptable indentures with respect to the Convertible Subordinated Debentures and Dissenter Debentures, which indentures shall satisfy the requirements of the Trust Indenture Act of 1940. The indentures shall be substantially in a form as reasonably agreed to by the parties hereto

          (e) Notwithstanding anything in the foregoing to the contrary, no fractional Common Shares shall be issued in connection with the Merger. All Common Shares to which a holder of Units is entitled immediately prior to the Effective Time shall be aggregated. If a fractional share results from such aggregation, in lieu of receiving any such fractional share, each holder of Units who would otherwise have been entitled to receive a fraction of a Common Share shall receive cash equal to the amount of Merger Consideration represented by such fractional share.

     SECTION 2.2 Further Assurances. If, at any time after the Effective Time, the Surviving Entity shall determine or be advised that any deeds, bills of sale, assignments, assurances or any other actions or things are necessary or desirable to vest, perfect or confirm of record or otherwise in the Surviving Entity the right, title or interest in, to or under any of the rights, properties or assets of Net 2 acquired or to be acquired by the Surviving Entity as a result of, or in connection with, the Merger or otherwise to carry out this Agreement, the Surviving Entity shall be authorized to execute and deliver, in the name and on behalf of each of Lexington, Net 3 and Net 2, all such deeds, bills of sale, assignments and assurances and to take and do, in the name and on behalf of each of Lexington, Net 3 and Net 2 or otherwise, all such other actions and things as may be necessary or desirable to vest, perfect or confirm any and all right, title and interest in, to and under such rights, properties or assets in the Surviving Entity or otherwise to carry out this Agreement.

     SECTION 2.3 Exchange Procedures. Prior to the Effective Time, Lexington shall appoint a commercial bank or trust company satisfactory to Net 2 to act as exchange agent hereunder (the "Exchange Agent"). At the Effective Time, Lexington shall deposit with the Exchange Agent, (i) share certificates representing the total number of Common Shares issuable pursuant to Sections 2.1(a) and (b), (ii) the aggregate amount of Convertible Subordinated Debentures issuable pursuant to Sections 2.1(a) and (b) and (iii) the aggregate amount of Dissenter Debentures issuable pursuant to Section 2.1(c), in each case in exchange for the Units (such share certificates, Convertible Subordinated Debentures and Dissenter Debentures, together with any dividends or distributions with respect thereto, and payments of cash in lieu of fractional shares being hereinafter referred to as the "Exchange Fund"). Promptly after the Effective Time, Lexington shall cause the Exchange Agent to mail to each holder a form letter of transmittal (the "Transmittal Letter") specifying that delivery shall be effected only upon proper execution and delivery to the Exchange Agent of an assignment of interest of the Unit or such other documents as Lexington or Net 3 may reasonably require (the "Transfer Document"), and instructions for use in effecting the surrender of the Units in exchange for the applicable Merger Consideration. Subject to the delivery to the Exchange Agent of a duly executed Transfer Document and Transmittal Letter, promptly after the Effective Time, the Exchange Agent shall issue to each holder of Units delivering such Transfer Document and Transmittal Letter such holder's Merger Consideration calculated in accordance with Section 2.1 in exchange for its Units. Until such Transfer Document and Transmittal Letter are delivered as contemplated by this Section 2.3, each Unit shall be deemed at any time after the Effective Time to constitute only the right to receive, upon such delivery, such Merger Consideration.

     SECTION 2.4 Payments with Respect to Unexchanged Units. No (i) distributions with respect to Common Shares with a record date after the Effective Time or (ii) amounts otherwise payable with respect to the Convertible Subordinated Debentures or Dissenter Debentures shall be paid to any holder of Units until the delivery of a Transfer Document and Transmittal Letter in respect of such Units in accordance with Section 2.3. Following delivery of a Transfer Document and Transmittal Letter in respect of such Units in accordance with Section 2.3, Lexington shall pay to the holder of such Unit (the "Unexchanged Units"), the Accrued Amounts attributable to such Unexchanged Units. "Accrued Amounts" with respect to Unexchanged Units shall mean those amounts which are payable (i) with respect to the Common Shares, (a) at the time of such delivery, the amount of dividends from Lexington with a record date after the Effective Time theretofore paid with respect to the number of whole Common Shares into which the Units immediately prior to the Effective Time were converted pursuant to Section 2.1, and (b) at the appropriate payment date, the amount of dividends from Lexington with a record date after the Effective Time, but prior to such delivery, and with a payment date subsequent to such delivery, payable with respect to such whole Common Shares, and (ii) with respect to the Convertible Subordinated Debentures or Dissenter Debentures, (a) at the time of delivery of such Unexchanged Units, the amount of interest and principal payable by Lexington with a record date after the Effective Time theretofore paid with respect to the Convertible Subordinated Debentures or Dissenter Debentures into which the Units immediately prior to the Effective Time were converted pursuant to Section 2.1, and (b) at the appropriate payment date, the amount of interest and principal payable from Lexington with a record date after the Effective Time, but prior to such delivery, and with a payment date subsequent to such delivery, payable with respect to such whole Convertible Subordinated Debentures or Dissenter Debentures.

     SECTION 2.5 Rights of Former Holders of Units. At the Effective Time, the unit transfer books of Net 2 shall be closed as to holders of Units immediately prior to the Effective Time and no transfer of Units by any such holder shall thereafter be made or recognized.

                                  ARTICLE III

                         REPRESENTATIONS AND WARRANTIES

     SECTION 3.1 Representations and Warranties of Lexington. Lexington represents and warrants to Net 2 as follows:

          (a) Organization, Standing and Power. Lexington is a statutory real estate investment trust duly created, validly existing and in good standing under the laws of the State of Maryland and has the requisite trust power and authority to carry on its business as now being conducted, except where failure to do so would not have a Lexington Material Adverse Effect. Each of Lexington's Subsidiaries (other than Net 3) is a corporation or partnership duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation or organization, has the requisite power and authority to own its properties and to carry on its business as it is now being conducted, and is duly qualified to do business and is in good standing in each jurisdiction in which the ownership of its property or the conduct of its business requires such qualification, except for jurisdictions in which such failure to be so qualified or to be in good standing would not have a Lexington Material Adverse Effect. Lexington and its Subsidiaries have obtained all licenses, permits and other authorizations and have taken all actions required by applicable law or governmental regulations in connection with their business as now conducted, where the failure to obtain any such item or to take any such action would have a Lexington Material Adverse Effect. Copies of the Subsidiaries' organizational documents and partnership and Joint Venture agreements have been or will be prior to the Closing, delivered or made available to Net 2 and were or will be true and correct when delivered or made available. For purposes of this Agreement, the term "Lexington Material Adverse Effect" means any material adverse effect with respect to Lexington or its Subsidiaries, taken as a whole, or any change of effect that adversely, or is reasonably expected to adversely affect (i) the business, assets, results from operations or condition (financial or otherwise) of Lexington and its Subsidiaries, or (ii) the ability of Lexington to consummate the transactions contemplated by this Agreement in any material respect or materially impair or delay Lexington's ability to perform its obligations hereunder. For the purposes of this Section 3.1, the term "Subsidiaries" shall include the entities set forth in the
     Schedule 3.1(a), which are all of Lexington's Subsidiaries.

          (b) Authority. Lexington has the requisite power and authority to enter into this Agreement and to consummate the transactions contemplated by this Agreement and all other documents, agreements and instruments related to the transactions contemplated by this Agreement to which it is a party (the "Lexington Ancillary Agreements"). The execution, delivery and performance of this Agreement by Lexington of the transactions contemplated hereby have been duly authorized by all necessary action on the part of Lexington. Subject only to the approval of the Merger by the holders of a majority of the outstanding voting shares of Lexington, the consummation by Lexington of this Agreement, the Lexington Ancillary Agreements and the transactions contemplated hereby and thereby have been duly authorized by all requisite action on the part of Lexington.

          (c) Enforceability. This Agreement has been duly executed and delivered by Lexington and, assuming this Agreement constitutes the valid and binding agreement of Net 2 and Net 3, constitutes a valid and binding obligation of Lexington, enforceable against Lexington in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws affecting creditors' rights and remedies and to general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity).

          (d) Noncontravention. The execution and delivery of this Agreement do not, and the consummation of the transactions contemplated by this Agreement and compliance with the provisions hereof will not, (i) conflict with any of the provisions of the declaration of trust or bylaws of Lexington, (ii) conflict with, result in a breach of or default (with or without notice or lapse of time, or both) under, or give rise to a right of first refusal, termination, cancellation or acceleration of any obligation (including to pay any sum of money) or loss of a benefit under, or require the consent of any person under, any indenture or other agreement, permit, concession, ground lease, franchise, license or similar instrument or undertaking to which Lexington is a party or by Lexington or any of its assets is bound, result in the creation or imposition of a material lien or other restriction or encumbrance on any material asset of Lexington, which, singly or in the aggregate, would have a Lexington Material Adverse Effect, or (iii) violate any domestic or foreign law, rule or regulation or any order, writ, judgment, injunction, decree, determination or award currently in effect except for such violations, which, singly or in the aggregate, would only have an immaterial effect. To Lexington's actual acknowledge, neither Lexington nor any of its Subsidiaries (other than Net 3) is in violation of any order of any court, governmental authority or arbitration board or tribunal, or any law, ordinance, governmental rule or regulation to which Lexington or any of its Subsidiaries (other than Net 3) or any of their respective properties or assets are subject, where such violation would have a Lexington Material Adverse Effect. Lexington and its Subsidiaries (other than Net 3) have obtained all licenses, permits and other authorizations and have taken all actions required by applicable law or governmental regulations in connection with their business as now conducted, where the failure to obtain any such item or to take any such action would have a Lexington Material Adverse Effect.

          (e) Consents. Other than the filings provided for in this Agreement to effect the Merger, any filings required under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), the Securities Act of 1933, as amended (the "Securities Act"), or applicable state securities and "Blue Sky" laws (collectively. the "Regulatory Filings"), no consent, approval or authorization of, or declaration or filing with, or notice to, any domestic or foreign governmental agency or regulatory authority (a "Governmental Entity") or any third party which has not been received or made, is required by or with respect to Lexington or in connection with the execution and delivery of this Agreement by Lexington or the consummation by Lexington of the transactions contemplated hereby, except for (i) the filing of the Certificate of Merger with the Secretary of State of the State of Delaware and the State Department of Assessments and Taxation of the State of Maryland and (ii) consents, approvals, authorizations, declarations, filings and notices that, if not obtained or made, will not, individually or in the aggregate, result in a Lexington Material Adverse Effect.

          (f) Capitalization. As of September 30, 2000, the authorized capital of Lexington consisted of Forty Million (40,000,000) Common Shares and Ten Million (10,000,000) preferred shares of Lexington, $0.0001 par value per share (the "Preferred Shares"). As of September 30, 2000, Seventeen Million One Hundred Sixty Two Thousand Nine Hundred Seventy (17,162,970) Common Shares were outstanding and Two Million (2,000,000) Preferred Shares were outstanding. Except as disclosed in the Lexington Reports, Lexington has no outstanding bonds, debentures, notes or other obligations, the holders of which have the right to vote (or which are convertible into or exercisable for securities having the right to vote) with the shareholders of Lexington on any matter. All such issued and outstanding Common Shares are duly authorized, validly issued, fully paid, nonassessable and free of preemptive rights. Except as disclosed in the Lexington Reports, there are not any existing options, warrants, calls, puts, subscriptions, convertible securities, or other rights, agreements or commitments which obligate Lexington or any of its subsidiaries to issue, transfer, acquire or sell any shares or other equity interest of Lexington or any of its Subsidiaries, except under any employee incentive plan approved by Lexington's shareholders. There are no agreements or understandings to which Lexington is a party with respect to the voting of any Common Shares or which restrict the transfer of any such shares, except in order to protect its REIT status.

          (g) Subsidiaries. Except as set forth in Schedule 3.1(a), Lexington owns directly or indirectly each of the outstanding shares of capital stock or all of the partnership or other equity interests of each of

     Lexington's Subsidiaries (except those Joint Venture interests as many be disclosed in Schedule 3.1(a)) and such interests are free and clear of all Encumbrances other than liens imposed by local law which are not material.

          (h) Other Interests. Except as disclosed in Schedule 3.1(a), Lexington does not own directly or indirectly any interest or investment (whether equity or debt) in any corporation, partnership, Joint Venture, business, trust or entity (other than investments in short-term investments securities).

          (i)  SEC Documents.

             (i) Lexington has made available or will make available to Net 2 prior to the Closing, registration statements of Lexington filed with the SEC in connection with public offerings of Lexington's securities since 1995 and all exhibits, amendments and supplements thereto (the "Lexington Registration Statements"), and each report, proxy statement or information statement and all exhibits thereto prepared by it or relating to its properties since the effective date of the latest Lexington Registration Statement, each in the form (including exhibits and any amendments thereto) filed with the SEC (collectively, the "Lexington Reports").

             (ii) To Lexington's actual knowledge, as of their respective dates, the Lexington Reports (i) complied as to form in all material respects with the applicable requirements of the Securities Laws and
        (ii) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements made therein, in the light of the circumstances under which they were made, not misleading. To Lexington's actual knowledge, each of the consolidated balance sheets of Lexington included in or incorporated by reference into the Lexington Reports (including the related notes and schedules) fairly presents the consolidated financial position of Lexington and its Subsidiaries as of its date and each of the consolidated statements of income, retained earnings and cash flows of Lexington included in or incorporated by reference into the Lexington Reports (including any related notes and schedules) fairly presents the results of operations, retained earnings or cash flows, as the case may be, of Lexington and its Subsidiaries for the periods set forth therein (subject, in the case of unaided statements, to normal year-end audit adjustments which would not be material in amount or effect), in each case in accordance with generally accepted accounting principles consistently applied during the periods involved, except as may be noted therein and except, in the case of the unaided statements, as permitted by the Securities Laws.

             (iii) Except as and to the extent set forth on the consolidated balance sheet of Lexington and its Subsidiaries at June 30, 2000, including all notes thereto, or as set forth in the Lexington Reports, neither Lexington nor any of its Subsidiaries has any material liabilities or obligations of any nature (whether accrued, absolute, contingent or otherwise) that would be required to be reflected on, or reserved against in, a balance sheet of Lexington or in the notes thereto, prepared in accordance with generally accepted accounting principles consistently applied, except liabilities arising in the ordinary course of business since such date which would not have a Lexington Material Adverse Effect.

          (j) Litigation. To Lexington's actual knowledge, there are (i) no continuing orders, injunctions or decrees of any court, arbitrator or governmental authority to which Lexington or any of its Subsidiaries is a party or by which any of its properties or assets are bound or, to which any of its trustees, directors, officers, or affiliates is a party or by which any of their properties or assets are bound and (ii) no actions, suits or proceedings pending against Lexington or any of its Subsidiaries or, to the knowledge of Lexington, against any of its trustees, officers or affiliates or, to the knowledge of Lexington, threatened against Lexington or any of its Subsidiaries or against any of its trustees, directors, officers, or affiliates, at law or in equity, or before or by any federal or state commission, board, bureau, agency or instrumentality that in the case of clauses (i) or (ii) above are reasonably likely, individually or in the aggregate, to have a Lexington Material Adverse Effect.

          (k) Absence of Certain Changes. Except as disclosed in the Lexington Reports filed with the SEC prior to the date hereof, (a) Lexington and its Subsidiaries have conducted their business only in the ordinary course of such business (which, for purposes of this Section only, shall include all acquisitions of real estate properties and financing arrangement's made in connection therewith); (b) there has not been any Lexington Material Adverse Effect; (c) there has not been any declaration, setting aside or payment of any dividend or other distribution with respect to the Common Shares (other than such payments which are consistent with past practice); and (d) there has not been any material change in Lexington's accounting principles, practices or methods.

          (1)  Taxes.

             (i)  Lexington and each of its Subsidiaries:

                (1) has timely filed all federal and state tax returns including, without limitation, information returns and reports required to be filed by any of them for tax periods ended prior to the date of this Agreement or requests for extensions have been timely filed and any such request has been granted and has not expired and all such returns are absolute and complete in all material respects,

                (2) has paid or accrued all taxes shown to be due and payable on such returns or which have become due and payable pursuant to any assessment, deficiency notice, 30-day letter or other notice received by it and

                (3) has properly accrued all taxes for such periods subsequent to the periods covered by such returns. Neither Lexington nor any of its Subsidiaries has received notice that the federal, state and local income and franchise tax returns of Lexington or any such Subsidiary has been or will be examined by any taxing authority. Neither Lexington nor any of its Subsidiaries has executed or filed with the Internal Revenue Service ("IRS") or any other taxing authority any agreement now in effect extending the period for assessment or collection of any income or other taxes.

                (4) neither Lexington nor any of its Subsidiaries is a party to any pending action or proceedings by any governmental authority for assessment or collection of taxes, and no claim for assessment or collection of taxes has been asserted against it. True, correct and complete copies of all federal, state and local income or franchise tax returns filed by Lexington and each of its Subsidiaries and all communications relating thereto have been delivered to Net 2 or made available to representatives of Net 2 or will be so delivered or made available prior to the Closing. Lexington has (A) qualified to be taxed as a REIT pursuant to Sections 856 through 859 of the Code for its taxable years ended December 31, 1993 through 1999. inclusive;
           (B) operated, and intends to continue to operate, in such a manner as to qualify to be taxed as a REIT pursuant to Sections 856 through 859 of the Code for its taxable year in which the Effective Date occurs; and (C) not taken or omitted to take any action which could result in a challenge to its status as a REIT. Lexington represents that each of its Subsidiaries is a qualified REIT subsidiary as defined in
           Section 856(i) of the Code.

          (m) Books and Records. The books of account and other financial records of Lexington and its Subsidiaries are in all material respects true, complete and correct, have been maintained in accordance with good business practices, and are accurately reflected in all materials respects in the financial statements included in the Lexington Reports.

          (n) Properties. (i) Except as disclosed on Schedule 3.1(n), Lexington and its Subsidiaries own, and each Joint Venture to which Lexington or any of its Subsidiaries is a party owns, fee simple title to each of the real properties reflected on the most recent balances sheet of Lexington included in the Lexington Reports (the "Lexington Properties"), which are all of the real estate properties owned by them, such Lexington Properties which are subject to Encumbrances are so subject only to the extent disclosed in the Lexington Reports and such Lexington Properties which are free and clear of Encumbrances are listed as such on Schedule 3.1(n) hereto. To Lexington's actual knowledge, Lexington's Properties are not subject to any rights of way, written agreements, laws, ordinances and regulations affecting building use or occupancy, or reservations of an interest in title (collectively,

     "Property Restrictions"), except for (1) Encumbrances and Property Restrictions set forth in the Lexington Reports; (2) Property Restrictions imposed or promulgated by law or any governmental body or authority with respect to real property, including zoning regulations that do not materially adversely affect the current use of the property; (3) Encumbrances and Property Restrictions disclosed on existing title reports or surveys (in either case copies of which title reports and surveys have been or will be delivered or made available to Net 2 prior to the Closing); and (4) mechanics', carriers', workmen's, repairmen's liens and other Encumbrances, Property Restrictions and other limitations of any kind, if any, which have heretofore been bonded (and that are disclosed in the Lexington Reports) or which individually or in the aggregate, do not exceed $100,000, do not materially detract from the value of or materially interfere with the present use of any of Lexington Properties subject thereto or affected thereby, and do not otherwise materially impair business operations conducted by Lexington and its Subsidiaries and which have arisen or been incurred only in its construction activities or in the ordinary course of business.

          (ii) Valid policies of title insurance have been issued insuring Lexington's or any of its Subsidiaries' fee simple title to Lexington Properties, subject only to the matters disclosed above and such policies are, at the date hereof, in full force and effect and no material claim has been made against any such policy. To Lexington's actual knowledge (1) there is no certificate, permit or license from any governmental authority having jurisdiction over any of Lexington Properties or any agreement, easement or other right which is necessary to permit the lawful use and operation of the buildings and improvements on any of Lexington Properties or which is necessary to permit the lawful use and operation of all driveways, roads and other means of egress and ingress to and from any of Lexington Properties that has not been obtained and is not in full force and effect, or any pending threat of modification or cancellation of any of same; (2) neither Lexington nor its Subsidiaries has received written notice of any material violation of any federal, state or municipal law, ordinance, order, regulation or requirement affecting any portion of any of Lexington Properties issued by any governmental authority; (3) there are no structural defects relating to Lexington Properties and no Lexington Properties whose building systems are not in working order in any material respect; and (4) there is (A) no physical damage to any Lexington Property in excess of $100,000 for which there is no insurance in effect covering the cost of the restoration, (B) no current renovation to any Lexington Property for which Lexington is responsible, the cost of which exceeds $100,000 and (C) no current restoration (excluding tenant improvements) on any of Lexington Property the cost of which exceeds $100,000.

          (iii) Neither Lexington nor its Subsidiaries have received notice to the effect that and there are any (1) condemnation or rezoning proceedings that are pending or threatened with respect to any of Lexington Properties or (2) any zoning, building or similar laws, codes, ordinances, orders or regulations that are or will be violated by the continued maintenance, operation or use of any buildings or other improvements on any of Lexington Properties or by the continued maintenance, operation or use of the parking areas in any material respect. All work to be performed, payments to be made and actions to be taken by Lexington or its Subsidiaries prior to the date hereof pursuant to any agreement entered into with a governmental body or authority in connection with a site approval, zoning reclassification or other similar action relating to Lexington Properties has been performed, paid or taken, as the case may be, and Lexington is not aware of any planned proposed work, payments or actions that may be required after the date hereof pursuant to such agreements.

          (o) Environmental Matters. To the actual knowledge of Lexington, none of Lexington, any of its Subsidiaries or any other person, has caused or permitted (i) the unlawful presence of any Hazardous Material on any of Lexington Properties, or (ii) any unlawful spills, releases, discharges or disposal of Hazardous Materials to have occurred or be presently occurring on or from Lexington Properties as a result of any construction on or operation and use of such properties, which presence or occurrence would, individually or in the aggregate, have a Lexington Material Adverse Effect; and in connection with the construction on or operation and use of Lexington Properties, Lexington and its Subsidiaries have not failed to comply, in any material respect, with any applicable local, state and federal environmental laws, regulations, ordinances and administrative and judicial orders relating to the generation, recycling, reuse, sale, storage, handling, transport and disposal of any Hazardous Materials.

          (p) Labor Materials. Neither Lexington nor any of its Subsidiaries is a party to, or bound by, any collective bargaining agreement, contract or other agreement or understanding with a labor union or labor union organization. There is no unfair labor practice or labor arbitration proceeding pending or, to the knowledge of the executive officers of Lexington, threatened against Lexington or its Subsidiaries relating to their business, except for any such proceeding which would not have Lexington Material Adverse Effect. To the knowledge of Lexington, there are no organizational efforts with respect to the formation of a collective bargaining unit presently being made or threatened involving employees of Lexington or any of its Subsidiaries.

          (q) No Brokers. Lexington has not entered into any contract, arrangement or understanding with any person or firm which may result in the obligation of Net 2 to pay any finder's fee, brokerage or agent's commissions or other like payments in connection with the negotiations leading to this Agreement or the consummation of the transactions contemplated hereby. Lexington is not aware of any claim for payment of any finder's fee, brokerage or agent's commissions or other like payments in connection with the negotiations leading to this Agreement or the consummation of the transactions contemplated hereby.

          (r) Common Shares. The issuance and delivery by Lexington of the Common Shares in connection with the Merger and this Agreement have been duly and validly authorized by all necessary action on the part of Lexington, except for the approval of its shareholders of the Merger contemplated by this Agreement. The Common Shares to be issued in connection with the Merger and this Agreement, when issued in accordance with the terms of this Agreement, will be validly issued, fully paid and nonassessable, except that shareholders may be subject to further assessment with respect to certain claims for tort, contract, taxes, statutory liability and otherwise in some jurisdictions to the extent such claims are not satisfied by Lexington.

          (s) The Debentures. The issuance and delivery by Lexington of the Convertible Subordinated Debentures and the Dissenter Debentures in connection with the Merger and this Agreement have been duly and validly authorized by all necessary action on the part of Lexington, except for the approval of its shareholders of the Merger as contemplated by this Agreement. The Convertible Subordinated Debentures and the Dissenter Debentures to be issued in connection with the Merger and this Agreement, when issued in accordance with the terms of this Agreement, will constitute binding obligations of Lexington enforceable in accordance with their terms, subject to the laws respecting debtor rights generally.

          (t) Convertible Securities. Lexington has no outstanding options, warrants or other securities exercisable for, or convertible into, Common Shares, the terms of which require any anti-dilution adjustments by reason of the consummation of the transactions contemplated hereby.

          (u) Contracts and Commitments. The Lexington Reports disclose (i) all unsecured notes or other obligations of Lexington and its Subsidiaries which individually may result in total payments in excess of $100,000, (ii) notes, debentures, bonds and other evidence of indebtedness which are secured or collateralized by mortgages, deeds of trust or other security interests in Lexington Properties or personal property of Lexington and its Subsidiaries and (iii) each commitment entered into by Lexington or any of its Subsidiaries which individually may result in total payments or liability in excess of $100,000. Copies of the foregoing have been or will be made available to Net 2 prior to the Closing and will be materially true and correct when delivered or made available. None of Lexington or any of its Subsidiaries has received any notice of a default that has not been cured under any of the documents described in clauses (i) or (ii) above or is in default respecting any payment obligations thereunder beyond any applicable grace periods. There are no options of Lexington or any of its Subsidiaries to purchase real property. All Joint Venture agreements to which Lexington or any of its Subsidiaries is a party are disclosed in the Lexington Reports and Lexington or its Subsidiaries are not in default with respect to any obligations, which individually or in the aggregate are material, thereunder.

          (v) Developmental Rights. Set forth in Schedule 3.1(v) is a list of all material agreements entered into by Lexington relating to the development, rehabilitation, capital improvement or construction of office buildings, industrial facilities or other real estate properties, which development or construction has not been substantially completed as of the date of this Agreement. Such agreements have not been modified and are valid and binding in accordance with their respective terms.

     SECTION 3.2 Representations and Warranties of Net 3. Net 3 represents and warrants to Net 2 as follows:

          (a) Organization, Standing and Power. Net 3 is a limited partnership duly created, validly existing and in good standing under the laws of the State of Delaware, and has all requisite power and authority to own, lease and operate its properties and to carry on its business as now being conducted, except where the failure to do so would not have, individually or in the aggregate, a Lexington Material Adverse Effect.

          (b) Authority. Net 3 has the requisite power and authority to enter into this Agreement and to consummate the transactions contemplated by this Agreement. The execution, delivery and performance by Net 3 of this Agreement and the consummation of the Merger by Net 3 has been duly authorized by all necessary action on the part of Net 3.

          (c) Enforceability. This Agreement has been duly executed and delivered by Net 3 and, assuming this Agreement constitutes the valid and binding agreement of Lexington and Net 2, constitutes a valid and binding obligation of Net 3, enforceable against such party in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws affecting creditors' rights and remedies and to general principles of equity.

          (d) Noncontravention. Except as set forth in Schedule 3.2(d), the execution and delivery of this Agreement do not, and the consummation of the transactions contemplated by this Agreement and compliance with the provisions of this Agreement, will not (i) conflict with the limited partnership agreement of Net 3, (ii) conflict with, result in a breach of or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation or loss of a material benefit under, or require the consent of any person under, any indenture, or other material agreement, permit, concession, franchise, license or similar instrument or undertaking to which Net 3 is a party or by which Net 3 or any of their assets are bound or affected, or (iii) contravene any law, rule or regulation, or any order, writ, judgment, injunction, decree, determination or award binding on or applicable to Net 3 and currently in effect, which, in the case of clauses
     (ii) and (iii) above, singly or in the aggregate, would have a Lexington Material Adverse Effect. To the General Partner's actual knowledge, Net 3 is not in violation of any order of any court, governmental authority or arbitration board or tribunal, or any law, ordinance, governmental rule or regulation to which Net 3 or any of its properties or assets are subject, where such violation would have a Lexington Material Adverse Effect. Net 3 has obtained all licenses, permits and other authorizations and has taken all actions required by applicable law or governmental regulations in connection with its business as now conducted, where the failure to obtain any such item or to take any such action would have a Lexington Material Adverse Effect.

     SECTION 3.3 Representations and Warranties of Net 2. Net 2 represents and warrants to Lexington and Net 3 as follows:

          (a) Organization, Standing and Power. Net 2 is a limited partnership duly created, validly existing and in good standing under the laws of the State of Delaware, and has all requisite power and authority to own, lease and operate its properties and to carry on its business as now being conducted, except where the failure to do so would not have, individually or in the aggregate, a Net 2 Material Adverse Effect. Each of Net 2's subsidiaries is a corporation, limited liability company or partnership duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation or organization, has the requisite power and authority to own its properties and to carry on its business as it is now be conducted, and is duly qualified to do business and is in good standing in each jurisdiction in which the ownership of its property or the conduct of its business requires such qualification. except for jurisdictions in which such failure to be so qualified or to be in good standing would not have a Net 2 Material Adverse Effect. Net 2 and its subsidiaries have obtained all licenses, permits and other authorizations and have taken all actions required by applicable law or governmental regulations in connection with their business as now conducted, where the failure to obtain any such item or to take any such action would have a Net 2 Material Adverse Effect. Copies of each of Net 2's subsidiaries' organizational documents and partnership and Joint Venture agreements have been or will be prior to the Closing, delivered or made available to Lexington and were or will be true and correct when delivered or made available. For purposes of this Agreement, the term "Net 2 Material Adverse Effect" means any material adverse effect with respect to Net 2 or its subsidiaries, taken as a whole, or any change of effect that adversely, or is reasonably expected to adversely affect, (i) the business, assets, results from operations or condition (financial or otherwise) or (ii) the ability of Net 2 to consummate the transactions contemplated by this Agreement in any material respect or materially impair or delay Net 1's ability to perform its obligations hereunder.

          (b) Authority. Net 2 has the requisite power and authority to enter into this Agreement and to consummate the transactions contemplated by this Agreement. The execution, delivery and performance by Net 2 of this Agreement and the consummation of the Merger by Net 2 has been duly authorized by all necessary action on the part of Net 2. Subject only to the approval of the Merger by the holders of a majority of the outstanding partnership interests of Net 2, the consummation by Net 2 of this Agreement, the Net 2 Ancillary Agreements and the transactions contemplated hereby and thereby have been duly authorized by all requisite action on the part of Net 2.

          (c) Enforceability. This Agreement has been duly executed and delivered by Net 2 and, assuming this Agreement constitutes the valid and binding agreement of Lexington and Net 3, constitutes a valid and binding obligation of Net 2, enforceable against Net 2 in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws affecting creditors' rights and remedies and to general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity).

          (d) Noncontravention. The execution and delivery of this Agreement do not, and the consummation of the transactions contemplated by this Agreement and compliance with the provisions of this Agreement, will not
     (i) conflict with the limited partnership agreement of Net 2, (ii) conflict with, result in a breach of or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation or loss of a material benefit under, or require the consent of any person under, any indenture, or other material agreement, permit, concession, franchise, license or similar instrument or undertaking to which Net 2 is a party or by which Net 2 or any of their assets are bound or affected, or (iii) contravene any law, rule or regulation, or any order, writ, judgment, injunction, decree, determination or award binding on or applicable to Net 2 and currently in effect. which, in the case of clauses (ii) and (iii) above, singly or in the aggregate, would have a Net 2 Material Adverse Effect. To the General Partner's actual knowledge, Net 2 is not in violation of any order of any court, governmental authority or arbitration board or tribunal, or any law, ordinance, governmental rule or regulation to which Net 2 or any of its properties or assets are subject, where such violation would have a Net 2 Material Adverse Effect. Net 2 has obtained all licenses, permits and other authorizations which it is required to have and has taken all actions required by applicable law or governmental regulations in connection with its business as now conducted, where the failure to obtain any such item or to take any such action would have a Net 2 Material Adverse Effect.

          (e) Consents. Other than the filings provided for in this Agreement to effect the Merger, any Regulatory Filings required under the Exchange Act, the Securities Act, or applicable State Securities and "Blue Sky" laws, no consent, approval or authorization of, or declaration or filing with, or notice to, any Governmental Entity which has not been received or made is required by or with respect to Net 2 in connection with the execution and delivery of this Agreement by Net 2 or the consummation by Net 2 of any of the transactions contemplated by this Agreement, except for
     (i) the filing of the Certificate of Mergers with the Secretary of State of the State of Delaware and the State Department of Assessments and Taxation of the State of Maryland, (ii) such other consents, approvals, authorizations, filings or notices as are set forth in Schedule 3.3(e) and (iii) consents, approvals, authorizations, declarations, filings and notices that, if not obtained or made, will not, individually or in the aggregate, result in a Net 2 Material Adverse Effect.

          (f) Capitalization. As of September 30, 2000, Net 2's outstanding partnership interests consisted of Four Hundred Seventy Seven Thousand One Hundred Sixty Seven (477,167) Units and a general partnership interest equal to 1 of the partnership interests. Net 2 has no outstanding bonds, debentures, notes or other obligations, the holders of which have the right to vote (or which are convertible into or exercisable for securities having the right to vote) with the partners of Net 2 on any matter. All such outstanding partnership interests are duly authorized, validly issued, fully paid, nonassessable and free of preemptive rights. There are no existing options, warrants, calls, puts, subscriptions, convertible securities, or other rights, agreements or commitments which obligate Net 2 or any of its subsidiaries to issue, transfer, acquire or sell any shares or other equity interest of Net 2 or any of its subsidiaries. There are no agreements or understandings to which Net 2 is a party with respect to the voting of any partnership interests or which restrict the transfer of any such partnership interests.

          (g) Other Interests. Except as set forth in Schedule 33(o). Net 2 does not own, directly or indirectly, any interest or investment (whether equity or debt) in any corporation, partnership, Joint Venture, business, trust or entity (other than investments in short-term investment securities).

          (h)  SEC Documents.

             (i) Net 2 has made available or will make available to Lexington prior to the Closing, registration statements of Net 2 filed with the SEC in connection with public offerings of Net 2's securities since 1995 and all exhibits, amendments and supplements thereto (the "Net 2 Registration Statements"), and each report, proxy statement or information statement and all exhibits thereto prepared by it or relating to its properties since the effective date of the latest Net 2 Registration Statement, each in the form (including exhibits and any amendments thereto) filed with the SEC (collectively, the "Net 2 Reports").

             (ii) To Net 2 GP's actual knowledge, as of their respective dates, the Net 2 Reports (i) complied as to form in all material respects with the applicable requirements of the Securities Laws and (ii) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements made therein, in the light of the circumstances under which they were made, not misleading. To Net 2's actual knowledge, each of the consolidated balance sheets of Net 2 included in or incorporated by reference into the Net 2 Reports (including the related notes and schedules) fairly presents the consolidated financial position of Net 2 and its subsidiaries as of its date and each of the consolidated statements of income, retained earnings and cash flows of Net 2 included in or incorporated by reference into the Net 2 Reports (including any related notes and schedules) fairly presents the results of operations, retained earnings or cash flows, as the case may be, of Net 2 and its subsidiaries for the periods set forth therein (subject, in the case of unaided statements, to normal year-end audit adjustments which would not be material in amount or effect), in each case in accordance with generally accepted accounting principles consistently applied during the periods involved, except as may be noted therein and except, in the case of the unaided statements, as permitted by the Securities Laws.

             (iii) Except as and to the extent set forth on the consolidated balance sheet of Net 2 and its subsidiaries at June 30, 2000, including all notes thereto, or as set forth in the Net 2 Reports, neither Net 2 nor any of its subsidiaries has any material liabilities or obligations of any nature (whether accrued, absolute, contingent or otherwise) that would be required to be reflected on, or reserved against in, a balance sheet of Net 2 or in the notes thereto, prepared in accordance with generally accepted accounting principles consistently applied, except liabilities arising in the ordinary course of business since such date which would not have a Net 2 Material Adverse Effect.

          (i) Litigation. To the Net 2 GP's actual knowledge, there are (a) no continuing orders, injunctions or decrees of any court, arbitrator or governmental authority to which Net 2 is a party or by which any of its properties or assets are bound or to which the Net 2 GP is a party or by which any of his/its properties or assets are bound and (b) no actions, suits or proceedings pending against Net 2 or against the Net 2 GP or, to the actual knowledge of the Net 2 GP, threatened against Net 2 or against the Net 2 GP, at law or in equity, or before or by any federal or state commission, board, bureau, agency or instrumentality that in the case of clauses (a) or (b) above are reasonably likely, individually or in the aggregate, to have a Net 2 Material Adverse Effect.

          (j) Absence of Certain Changes. Except as disclosed in the Net 2 Reports, (a) Net 2 has conducted its business only in the ordinary course of such business (which for purposes of this Section 3.3 only, shall include all acquisitions of real estate properties and financing arrangements made in connection therewith); (b) there has not been any Net 2 Material Adverse Effect; (c) there has not been any distribution, setting aside or payment of any distribution with respect to any Partner interest in Net 2; and (d) there has not been any material change in Net 2's accounting principles, practices or methods.

          (k) Taxes. (i) Net 2 (A) has timely filed all federal and state tax returns including, without limitation, information returns and reports required to be filed by it for tax periods ended prior to the date of this Agreement or requests for extensions have been timely filed and any such request has been granted and has not expired and all such returns are accurate and complete in all material respects, (B) has paid or accrued all taxes shown to be due and payable on such returns or which have become due and payable pursuant to any assessment, deficiency notice, 30-day letter or other notice received by it and (C) has properly accrued all taxes for such periods and periods subsequent to the periods covered by such returns. Net 2 has not received notice that the federal, state and local income and franchise tax returns of Net 2 have been or will be examined by any taxing authority. Net 2 has not executed or filed with the IRS or any other taxing authority any agreement now in effect extending the period for assessment or collection of any income or other taxes.

          (ii) Net 2 is not a party to any pending action or proceeding by any governmental authority for assessment or collection of taxes, and no claim for assessment or collection of taxes has been asserted against it. True, correct and complete copies of all federal, state and local income or franchise tax returns filed by Net 2 since its inception and all communications relating thereto have been delivered to Lexington or made available to representatives of Lexington or will be so delivered or made available prior to the Closing. Net 2 does not hold any asset (i) the disposition of which could be subject to rules similar to Section 1374 of the Code, as a result of an election under IRS Notice 88-19 or (ii) that is subject to a consent filed pursuant to Section 341 (f) of the Code and regulations thereunder. For purposes of this Section 3.3(k), "taxes" includes any interest, penalty or additional amount payable with respect to any tax.

          (1) Books and Records. The books of account and other financial records of Net 2 are in all material respects true, complete and correct, have been maintained in accordance with good business practices, and are accurately reflected in all material respects in Net 2 financial statements.

          (m)  Properties.

             (i) Net 2 owns fee simple title to each of the real properties reflected on the June 30, 2000 balance sheet of Net 2 (such properties, the "Net 2 Properties"), which are all of the real estate properties owned by it, and such Lexington Properties are subject to Encumbrances only to the extent disclosed in the Lexington Reports and such Lexington Properties that are free and clear of Encumbrances are listed as such on
        Schedule 3.3(m)(i). To the Net 2 GP's actual knowledge, the Net 2 Properties are not subject to any Property Restrictions, except for (1) Encumbrances and Property Restrictions disclosed in the Net 2 Reports,
        (2) Property Restrictions imposed or promulgated by law or any governmental body or authority with respect to real property, including zoning regulations that do not materially adversely affect the current use of the property, (3) Encumbrances and Property Restrictions disclosed on existing title reports or current surveys (in either case copies of which title reports and surveys have been or will be delivered or made available to Lexington prior to the Closing) and/or (4) mechanics', carriers', workmen's, repairmen's liens and other Encumbrances, Property Restrictions and other limitations of any kind, if any, which have heretofore been bonded (which individually or in the aggregate do not exceed $10,000), do not materially detract from the value of or materially interfere with the present use of any of the Net 2 Properties subject thereto or affected thereby, and do not otherwise materially impair business operations conducted by Net 2 and which have arisen or been incurred only in its construction activities or in the ordinary course of business.

             (ii) Valid policies of title insurance have been issued insuring Net 2's fee simple title to the Net 2 Properties subject only to the matters disclosed above and such policies are, at the date hereof, in full force and effect and no claim has been made against any such policy. To the Net 2 GP's actual knowledge: (i) there is no certificate, permit or license from any governmental authority having jurisdiction over any of the Net 2 Properties or any agreement, easement or other right which is necessary to permit the lawful use and operation of the buildings and improvements on any of the Net 2 Properties or which is necessary to permit the lawful use and operation of all driveways, roads and other means of egress and ingress to and from any of the Net 2 Properties that has not been obtained and is not in full force and effect, or any pending threat of modification or cancellation of any of the same; (ii) Net 2 has not received written notice of any material violation of any federal, state or municipal law, ordinance, order, regulation or requirement affecting any portion of any of the Net 2 Properties issued by any governmental authority; (iii) there are no structural defects relating to the Net 2 Properties and no Net 2 Properties whose building systems are not in working order in any material respect; and (iv) there is (A) no physical damage to any Net 2 Property in excess of $10,000 for which there is no insurance in effect covering the cost of the restoration, (B) no current renovation to any Net 2 Property the cost of which exceeds $10,000 and (C) no current restoration (excluding tenant improvements) of any Net 2 Property, the cost of which exceeds $10,000.

             (iii) Net 2 has not received notice to the effect that and there are no (i) condemnation or rezoning proceedings that are pending or threatened with respect to any of the Net 2 Properties or (ii) zoning, building or similar laws, codes, ordinances, orders or regulations that are or will be violated by the continued maintenance, operation or use of any buildings or other improvements on any of the Net 2 Properties or by the continued maintenance, operation or use of the parking areas. All work to be performed, payments to be made and actions to be taken by Net 2 pursuant to any agreement entered into with a governmental body or authority in connection with a site approval, zoning reclassification or other similar action relating to the Net 2 Properties has been performed, paid or taken, as the case may be, and the Net 2 GP is not aware of any planned or proposed work, payments or actions that may be required pursuant to such agreements, except as set forth in Schedule 3.3(m)(iii).

          (n) Environmental Matters. To the Net 2 GP's actual knowledge, neither Net 2 nor any other person has caused (a) the unlawful presence of Hazardous Materials on any of the Net 2 Properties. or (b) any unlawful spills, releases, discharges or disposal of Hazardous Materials to have occurred or be presently occurring on or from the Net 2 Properties as a result of any construction on or operation and use of such properties, which presence or occurrence would, individually or in the aggregate, have a Net 2 Material Adverse Effect; and in connection with the construction on or operation and use of The Net 2 Properties, Net 2 has not failed to comply, in any material respect, with any applicable local, state and federal environmental laws, regulations, ordinances and administrative and judicial orders relating to the generation, recycling, reuse, sale, storage, handling, transport and disposal of any Hazardous Materials.

          (o) Subsidiaries and Joint Ventures. Except as disclosed on Schedule 3.3(o), Net 2 has no subsidiaries, and Net 2 does not own, directly or indirectly, any outstanding capital stock or equity interest in any corporation, partnership, Joint Venture or other entity. For purposes of this Agreement, (a) "subsidiary" means, with respect to any entity, any corporation of which securities or other ownership interests have an ordinary voting power to elect a majority of the board of directors of other persons performing similar functions are directly or indirectly owned by such entity and (b) "Joint Venture" means, with respect to any entity, any corporation or organization (other than such entity and any subsidiary thereof) of which such entity or any subsidiary thereof is, directly or indirectly, the beneficial owner of 40% or more of any class of equity securities or equivalent profit participation interest.

          (p) Labor Matters. Net 2 is not a party to, or bound by, any collective bargaining agreement, contract or other agreement or understanding with a labor union or labor union organization. There is no unfair labor practice or labor arbitration proceeding pending or, to the actual knowledge of the Net 2 GP, threatened against Net 2 relating to its business, except for any such proceeding which would not have a Net 2 Material Adverse Effect. To the actual knowledge of the Net 2 GP, there are no organizational efforts with respect to the formation of a collective bargaining unit presently being made or threatened involving employees of Net 2.

          (q) No Brokers. Net 2 has not entered into any contract, arrangement or understanding with any person or firm which may result in the obligation of Net 2 or Lexington to pay any finder's fees, brokerage or agent's commissions or other like payments in connection with the negotiations leading to this Agreement or the consummation of the transactions contemplated hereby. Net 2 is not aware of any claim for payment of any finder's fees, brokerage or agent's commissions or other like payments in connection with the negotiations leading to this Agreement or the consummation of the transactions contemplated hereby.

          (r) Related Party Transactions. Except as set forth in the Net 2 Reports, there are no arrangements, agreements or contracts entered into by Net 2 with (a) any consultant, (b) any person who is an officer, director or affiliate of Net 2 or the General Partner, any relative of any of the foregoing or any entity of which any of the foregoing is an affiliate, or
     (c) any person who acquired Units in a private placement.

          (s) Contracts and Commitments. The Net 2 Reports disclose (i) all unsecured notes or other obligations of Net 2 which individually may result in total payments in excess of $10,000, (ii) all notes, debentures, bonds and other evidence of indebtedness which are secured or collateralized by mortgages, deeds of trust or other security interests in The Net 2 Properties or personal property of Net 2, and (iii) each commitment entered into by Net 2 which may result in total payments or liability in excess of $10,000. Net 2 has not received any notice of a default that has not been cured under any of the documents described in clause (i) above or is in default respecting any payment of obligations thereunder beyond any applicable grace periods. All options of Net 2 to purchase real property are set forth in the Net 2 Reports and such options and Net 2's rights thereunder are in full force and effect.

          (t) Developmental Rights. There are no material agreements entered into by Net 2 relating to the development, rehabilitation, capital improvement or construction of office buildings, industrial facilities or other real estate properties, which development or construction has not been substantially completed as of the date of this Agreement.

          (u) Convertible Securities. To the General Partner's actual knowledge, Net 2 has no outstanding options, warrants or other securities exercisable for, or convertible into, Units or other interests of Net 2, the terms of which would require any anti-dilution adjustments by reason of the consummation of the transactions contemplated hereby.

                                   ARTICLE IV

                             ADDITIONAL AGREEMENTS

     SECTION 4.1 Reasonable Best Efforts. Upon the terms and subject to the conditions and other agreements set forth in this Agreement, each of the parties agrees to use its reasonable best efforts to take, or cause to be taken, all actions, and to do, or cause to be done, and to assist and cooperate with the other parties in doing, all things necessary, proper or advisable to consummate and make effective, in the most expeditious manner practicable, the Merger and the other transactions contemplated by this Agreement, including the satisfaction of the respective conditions set forth in Article V.

     SECTION 4.2 Public Announcements. Lexington and Net 3, on the one hand, and Net 2, on the other hand, will consult with each other before issuing, and provide each other the opportunity to review and comment upon, any press release or other public statements with respect to the transactions contemplated by this Agreement, including the Merger, and shall not issue any such press release or make any such public statement prior to such consultation, except as may be required by applicable law, court process or by obligations pursuant to any listing agreement with any national securities exchange or automated quotation system.

     SECTION 4.3 Consents, Approvals and Filings. (i) Net 2 and Lexington will make and cause their respective Subsidiaries to make all necessary filings, as soon as practicable, in order to facilitate prompt consummation of the Merger and the other transactions contemplated by this Agreement. In addition, Net 2 and Lexington will each use their reasonable best efforts, and will cooperate fully with each other (a) to comply as promptly as practicable with all governmental requirements applicable to the Merger and the other transactions contemplated by this Agreement; and (b) to obtain as promptly as practicable all necessary permits, orders or other consents of Governmental Entities and consents of all third parties necessary for the consummation of the Merger and the other transactions contemplated by this Agreement. Each of Net 2 and Lexington shall use reasonable best efforts to provide such information and communications to Governmental Entities as such Governmental Entities may reasonably request.

     (ii) Each of the parties shall provide to the other party copies of all applications in advance of filing or submission of such applications to Governmental Entities in connection with this Agreement, and copies of all correspondence with such Governmental Entities, and shall keep all the parties timely apprised of the status of the foregoing.

     SECTION 4.4 State Takeover Laws. Lexington, Net 3 and Net 2 shall take all necessary steps to exempt the transactions contemplated by this Agreement from, or if necessary to challenge the validity or applicability of, any state takeover law, if any.

     SECTION 4.5 No Solicitation by Net 2. (i) Net 2 shall not, directly or indirectly. through any officer, director, employee, representative or agent of Net 2. or any of its subsidiaries, solicit or encourage (including by way of furnishing information) the initiation of any inquiries or proposals regarding any merger, amalgamation, take-over bid, reorganization, sale of substantial assets, sale of Units (including, without limitation, by way of a tender offer) or similar transaction involving Net 2 or its subsidiaries with any party other than Lexington and its Subsidiaries (any of the foregoing inquiries or proposals being referred to herein as an "Acquisition Proposal"); provided, however, that nothing contained in this Agreement shall prevent the Net 2 GP, in its capacity as the general partner of Net 2, after consultation with its financial advisors, and after receiving advice from outside counsel to the effect that the Net 2 GP, in its capacity as the general partner of Net 2, is required to do so in order to discharge properly its fiduciary duties, from considering, negotiating, approving and recommending to the holders of Units an unsolicited bona fide Acquisition Proposal which the Net 2 GP, in its capacity as the general partner of Net 2, determines in good faith would result in a transaction more favorable to the holders of Units than the transaction contemplated by this Agreement (any such Acquisition Proposal being referred to herein as a "Superior Proposal").

     (ii) Net 2 shall immediately notify Lexington after receipt of any Acquisition Proposal or any request for nonpublic information relating to Net 2 in connection with an Acquisition Proposal or for access to the properties, books or records of Net 2 by any person that informs the Net 2 GP that it is considering making, or has made, an Acquisition Proposal. Such notice to Lexington shall be made orally and in writing and shall indicate in reasonable detail the identity of the offeror and the terms and conditions of such proposal, inquiry or contract.

     (iii) If the Net 2 GP, in its capacity as the general partner of Net 2, receives a request for material nonpublic information by a person who makes a bona fide Acquisition Proposal and the Net 2 GP, in its capacity as the general partner of Net 2, determines that such proposal is a Superior Proposal, then, and only in such case, Net 2 may, subject to the execution of a confidentiality agreement, provide such party with access to information regarding Net 2.

     (iv) The Net 2 GP, in its capacity as the general partner of Net 2, shall immediately cease and cause to be terminated any existing discussions or negotiations with any parties (other than with Lexington or Net 3) conducted heretofore with respect to any of the foregoing.

     (v) The Net 2 GP, in its capacity as the general partner of Net 2, shall ensure that any investment banker or other advisor or representative retained by Net 2 are aware of the restrictions described in this Section 4.5, and shall be responsible for any breach of this Section by such bankers, advisors and representatives.

     SECTION 4.6 Conduct of Businesses. (a) Prior to the Effective Time, except as may be set forth in the Schedule 4.6(a) or as contemplated by this Agreement, unless the other party has consented in writing thereto, Lexington, Net 3 and Net 2:

          (i) Shall use their reasonable best efforts, and shall cause each of their respective subsidiaries to use their reasonable best efforts, to preserve intact their business organizations and goodwill and keep available the services of their respective officers and employees;

          (ii) Shall confer on a regular basis with one or more representatives of the other to report material operational matters and, subject to Section 4.5, any proposals to engage in material transactions; and

          (iii) Shall promptly notify the other of any material change in the condition (financial or otherwise) of the business, properties, assets or liabilities, or any material governmental complaints, investigations or hearings (or communications indicating that the same may be contemplated), or the breach in any material respect of any representation, warranty, covenant or agreement contained herein.

     (b) Prior to the Effective Time, except as may be set forth in Schedule 4.6(b), unless Lexington has consented (such consent not to be unreasonably withheld or delayed) in writing thereto, Net 2:

          (i) Shall conduct its operations according to its usual, regular and ordinary course in substantially the same manner as heretofore conducted;

          (ii)  Shall not amend its limited partnership agreement;

          (iii) Shall not (A) except pursuant to the exercise of options, warrants, conversion rights and other contractual rights existing on the date hereof and disclosed pursuant to this Agreement, issue any Units or other interests in Net 2, make any distribution (other than in accordance with past practice), effect any recapitalization or other similar transaction, or (B) grant, confer or award any option, warrant, conversion right or other right not existing on the date hereof to acquire any Units;

          (iv) Shall not sell or otherwise dispose of (A) any Net 2 Properties, or (B) except in the ordinary course of business, any of its other assets which are material, individually or in the aggregate, provided, however, it is understood and agreed that Net 2 shall distribute out any excess cash, after payment of Net 2 Transaction Costs, prior to consummation of the Merger;

          (v) Shall not make any loans, advances or capital contributions to, or investments in, any other person;

          (vi) Shall not enter into any commitment which individually may result in total payments or liability by or to it in excess of Ten Thousand Dollars ($10,000.00) in the case of any one commitment or in excess of Fifty Thousand Dollars ($50,000.00) for all commitments;

          (vii)  Shall not enter into or terminate any lease.

     (c) Prior to the Effective Time, except as may be set forth in Schedule 4.6(c), unless Net 2 has consented (such consent not to be unreasonably withheld or delayed) in writing thereto, Lexington:

          (i) Shall, and shall cause each of its Subsidiaries to, conduct its operations according to their usual, regular and ordinary course in substantially the same manner as heretofore conducted;

          (ii) Shall not amend it Declaration of Trust except as contemplated by this Agreement;

          (iii) Shall not (A) except pursuant to the exercise of options, warrants, conversion rights and other contractual rights (including Lexington's existing dividend reinvestment plan) existing on the date hereof and disclosed pursuant to this Agreement, issue any of its capital shares, share dividend, recapitalization or other similar transaction, or
     (B) grant, confer or award any option, warrant, conversion right to or

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

     other right not existing on the date hereof to acquire any of its capital shares (except pursuant to any employee incentive plan approved by shareholders),

          (iv) Except as set forth in Schedule 4.6(c), shall not, and shall not permit any of its Subsidiaries to, sell or otherwise dispose of any Lexington Properties or any of its capital stock of or other interests in Subsidiaries, except in the ordinary course of business;

          (v) Shall not, and shall not permit any of its Subsidiaries to (except in the ordinary course of business), make any loans, advances or capital contributions to, or investments in, any other person other than in connection with the sale of properties;

          (vi) Shall not, and shall not permit any of its Subsidiaries to, enter into any commitment which individually may result in total payments or liability by or to it in excess of One Hundred Thousand Dollars ($100,000.00) in the case of any one commitment or in excess of One Hundred Thousand Dollars ($100,000.00) for all commitments, except for those commitments in connection with the acquisition and/or development of property disclosed in Schedule 3.1(v);

          (vii)  Shall not enter or terminate any lease.

     SECTION 4.7 Approvals of Shareholder and Limited Partners. Lexington will take all action necessary in accordance with applicable law and its organizational documents to convene a meeting of its shareholders as promptly as practicable to consider and vote upon or otherwise to obtain the consent of its shareholders to approve this Agreement and the transactions contemplated hereby. Net 2 will take all action necessary in accordance with applicable law and its organizational documents to obtain the consent of its limited partners to approve this Agreement and the transactions contemplated hereby. The Board and the Net 2 GP shall each recommend such approval and Lexington and Net 2 shall each take all lawful action to solicit such approval, including, without limitation, timely mailing the Proxy Statement; provided, however, that such recommendation or solicitation is subject to any action taken by, or upon authority of, the Board and Net 2 GP, as the case may be, in the exercise of its good faith judgment as to its fiduciary duties to its shareholders or partners, as applicable. imposed by law as advised by counsel.

     SECTION 4.8 Inspection of Records. From the date hereof to the Effective Time, Net 2 and Lexington shall allow all designated officers, attorneys, accountants and other representatives of the other access at all reasonable times to the records and files, correspondence, audits and properties, as well as to all information relating to commitments, contracts, titles and financial position, or otherwise pertaining to the business and affairs of Net 2 and Lexington and their respective subsidiaries.

     SECTION 4.9 Regulatory Filings. Lexington, Net 3 and Net 2 shall cooperate and promptly prepare and Lexington shall file with the SEC under the Securities, as soon as practicable a Registration Statement on Form S-4 (the "Registration Statement"), which will include a Joint Proxy and Consent Solicitation Statement/Prospectus in connection with the Merger (the "Proxy Statement"). The respective parties will cause the Registration Statement and the Proxy Statement to comply as to form in all material respects with the applicable provisions of the Securities Act, the Exchange Act and the rules and regulations promulgated thereunder. Lexington and Net 2 shall use reasonable best efforts, and each will cooperate with the other, to have the Registration Statement declared effective by the SEC as promptly as practicable. Lexington and Net 2 shall use their respective best efforts to obtain, prior to the effectiveness of the Registration Statement, any necessary state securities law or "Blue Sky" permits or approvals required to carry out the transactions contemplated by this Agreement. Lexington and Net 2 both agree that, with respect to information within the scope of their knowledge, the Registration Statement and the Proxy Statement and each amendment or supplement thereto, at the time it is filed or becomes effective, will not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that the foregoing shall not apply to the extent that any such untrue statement of a material fact or omission to state a material fact was made by either Lexington or Net 2 in reliance upon and in conformity with written information concerning the other party furnished to by such other party specifically for use in the Registration Statement. Lexington and Net 2 both agree that the written information provided by them specifically for inclusion in the Registration Statement and each amendment or supplement thereto, at the time it is filed or becomes effective, will not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. Lexington will advise Net 2, promptly after it receives notice thereof, of the time when the Registration Statement may be filed or any supplement or amendment has been filed or when the Registration Statement will become effective, the issuance of any stop order, the suspension of the qualification of the Merger Consideration issuable in connection with the Merger for offering or sale in any jurisdiction, or any request by the SEC for amendment of the Proxy Statement or comments thereon and responses thereto or requests by the SEC for additional information.

     SECTION 4.10 Expenses. Net 2 shall pay all of the Net 2 Transaction Costs and Lexington shall pay all of the Lexington Transaction Costs.

     SECTION 4.11 REIT Status. From and after the date and until the Effective Time, neither Lexington, Net 3 nor Net 2 nor any of their respective subsidiaries or other affiliates shall (a) knowingly take any action, or knowingly fail to take any action, that would jeopardize qualification of Lexington as a REIT within the meaning of Sections 856 through 859 of the Code; or (b) enter into any contract, agreement, commitment or arrangement with respect to the foregoing.

     SECTION 4.12 Appraisals. The parties acknowledge that Net 2 is obligated to obtain an appraisal of the Net 2 Properties in accordance with the Net 2 partnership agreement. Net 2 agrees to engage Robert A. Stanger & Company to conduct such appraisal as of December 31, 2000 and to furnish such appraisal to Lexington and Net 3 as soon as practicable after December 31, 2000.

     SECTION 4.13 Termination Fees. Net 2 shall pay a termination fee to Lexington equal to 4% of the aggregate value of the Merger Consideration to be received by the holders of Units if this Agreement is terminated in any of the following circumstances: (a) the Net 2 GP accepts, solicits or recommends, a Superior Proposal (b) the Net 2 GP withdraws or adversely modifies its recommendation of the Merger; (c) the Net 2 GP makes any positive or neutral recommendation regarding any Superior Proposal; (d) Net 2 enters into any agreement which would result in a Superior Proposal occurring; or (e) the Net 2 GP authorizes any of the above. Lexington shall pay a termination fee to Net 2 equal to 4% of the aggregate value of the Merger Consideration to be received by the holders of Units if this Agreement is terminated in any of the following circumstances: (a) Lexington accepts a proposal for an Alternative Acquisition Transaction; (b) the Board withdraws or adversely modifies its recommendation of the Merger; (c) the Board makes any positive or neutral recommendation regarding any proposal for an Alternative Acquisition Transaction; (d) Lexington enters into any agreement which would result in an Alternative Acquisition Transaction occurring: or (e) the Board authorizes any of the above. An "Alternative Acquisition Transaction" is any merger, amalgamation, take-over bid, reorganization, sale of substantial assets, sale of Common Shares (including, without limitation, by way of a tender offer) or similar transaction involving Lexington and its Subsidiaries with any party other than Net 2 and its subsidiaries which would prevent Lexington from consummating the Merger with Net 2.

                                   ARTICLE V

                              CONDITIONS PRECEDENT

     SECTION 5.1  Conditions to Each Party's Obligation to Effect the
Merger. The respective obligation of each party to effect the Merger is subject to the satisfaction or written waiver on or prior to the Closing Date of the following conditions:

          (a) Limited Partner and Shareholder Approval. This Agreement, and the consummation of the transactions contemplated hereby, including the Merger and the issuance of the Merger Consideration shall have been duly adopted and approved by the requisite vote of the holders of Units and Lexington shareholders.

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

          (b) Dissenters Debentures. Subject to waiver by Lexington, the absence of holders of Units and holders of limited partnership interests in Net 1 electing to receive Dissenter Debentures with an aggregate principal amount in excess of $20 million.

          (c) Concurrent Closings. The closing of the Net 1 Merger, the Net 2 GP Contribution, and the Net 1 GP Contribution shall occur concurrently with the Closing hereunder.

          (d) No Injunctions or Restraints. No statute, rule, regulation, temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal restraint or prohibition preventing the consummation of the Merger shall be in effect; provided, however, that the party invoking this condition shall use its best efforts to have any such temporary restraining order, injunction, order, restraint or prohibition vacated.

          (e) Governmental and Regulatory Consents. All material filings required to be made prior to the Effective Time with, and all material consents, approvals, permits and authorizations required to be obtained prior to the Effective Time from, Governmental Entities, in connection with the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby by Net 2 and Lexington will have been made or obtained (as the case may be).

          (f) Exchange Listing. The Common Shares issuable pursuant to the Merger shall have been approved for listing on the New York Stock Exchange.

          (g) Registration Statement. The Registration Statement shall be effective under the Securities Act, no stop orders suspending the effectiveness of the Registration Statement shall have been issued, no action, suit, proceeding or investigation by the Securities and Exchange Commission to suspend the effectiveness thereof shall have been initiated and be continuing, and all necessary approvals under state securities laws, or the Securities Act or the Exchange Act relating to the issuance or trading of the Common Shares issuable pursuant to the Merger shall have been received.

          (h) Tax Opinion. The receipt by each of Lexington and Net 2 of an opinion from Paul, Hastings, Janofsky & Walker LLP, in form reasonably satisfactory to Net 2 and to Lexington as to various tax consequences of the Merger to the holders of Units and certain "REIT" matters including the continuing status of Lexington as a REIT following completion of the Merger.

     SECTION 5.2 Conditions to Obligations of Net 2. The obligations of Net 2 to effect the Merger are further subject to the satisfaction or written waiver on or prior to the Closing Date of the following conditions:

          (a) Representations and Warranties. The representations and warranties of Lexington and Net 3 set forth in Sections 3.1 and 3.2 that are qualified as to materiality or Lexington Material Adverse Effect shall be true and correct and the representations and warranties of Lexington and Net 3 set forth in Sections 3.1 and 3.2 that are not so qualified shall be true and correct in all material respects, in each case as of the date of this Agreement and as of the Closing Date as though made on and as of the Closing Date, except to the extent such representations and warranties speak as of an earlier date. In addition, all such representations and warranties shall be true and correct as of the date hereof and as though made on and as of the Closing Date, except to the extent such representation or warranty speaks of an earlier date (without regard to any qualifications for materiality or Lexington Material Adverse Effect) except to the extent that any such failure to be true and correct (other than any such failure the effect of which is immaterial) individually and in the aggregate with all such other failures would not have a Lexington Material Adverse Effect, and Net 2 shall have received a certificate signed on behalf of Lexington by an authorized officer of Lexington to the effect set forth in this paragraph.

          (b) Performance of Obligations of Lexington and Net 3. Lexington and Net 3 shall have performed in all material respects all obligations required to be performed by them under this Agreement at or prior to the Closing Date, and Net 2 shall have received a certificate signed on behalf of Lexington by an authorized officer of Lexington to such effect and a certificate signed on behalf of Net 3 by its general partner to such effect.

          (c) No Material Adverse Effect. From and after the date of this Agreement, there shall not have been any changes or events which, individually or in the aggregate, have had or reasonably would be expected to have a Lexington Material Adverse Effect.

          (d) Consents. All consents of third parties set forth in Schedule 5.2(d) shall have been obtained.

          (e) Bring-down of Fairness Opinion. Net 2 shall have received a bring-down of its Fairness Opinion dated as of or immediately prior to the date of mailing of the Proxy Statement to holders of Units.

     SECTION 5.3 Conditions to Obligations of Lexington and Net 3. The obligation of Lexington and Net 3 to effect the Merger is further subject to the satisfaction or written waiver on or prior to the Closing Date of the following conditions:

          (a) Representations and Warranties. The representations and warranties of Net 2 and the Net 2 GP set forth in Sections 3.3 that are qualified as to materiality or Net 2 Material Adverse Effect shall be true and correct and the representations and warranties of Net 2 and the Net 2 GP set forth in Sections 3.3 that are not so qualified shall be true and correct in all material respects, in each case as of the date of this Agreement and as of the Closing Date as though made on and as of the Closing Date. In addition, all such representations and warranties shall be true and correct as of the date hereof and as though made on and as of the Closing Date, except to the extent such representation or warranty speaks of an earlier date (without regard to any qualifications for materiality or Net 2 Material Adverse Effect) except to the extent that any such failure to be true and correct (other than any such failure the effect of which is immaterial) individually and in the aggregate with all such other failures would not have a Net 2 Material Adverse Effect, and Lexington and Net 3 shall have received a certificate signed on behalf of Net 2 by the Net 2 GP to the effect set forth in this paragraph.

          (b) Performance of Obligations of Net 2 and the Net 2 GP. Net 2 and the Net 2 GP shall have performed in all material respects all obligations required to be performed by them under this Agreement at or prior to the Closing Date, and Lexington and Net 3 shall have received a certificate signed on behalf of Net 2 by the Net 2 GP to such effect.

          (c) No Material Adverse Effect. From and after the date of this Agreement, there shall not have been any changes or events which, individually or in the aggregate, have had or reasonably would be expected to have a Net 2 Material Adverse Effect.

          (d) Consents. All consents of third parties set forth in Schedule 5.3(d) shall have been obtained.

          (e) Amendment of Net 2's Limited Partnership Agreement. Immediately prior to the Effective Time, Net 2 shall have amended its limited partnership agreement to the extent required to permit the Merger and other transactions contemplated by this Agreement to be consummated.

          (f) Bring-down of Fairness Opinion. Lexington shall have received a bring-down of its Fairness Opinion dated as of or immediately prior to the date of mailing of the Proxy Statement to holders of its Common Shares.

     SECTION 5.4 Frustration of Closing Conditions. None of Lexington, Net 3 nor Net 2 may rely on the failure of any condition set forth in Section 5.1, 5.2 or 5.3, as the case may be, to be satisfied if such failure was caused by such party's failure to use reasonable best efforts to commence or complete the Merger and the other transactions contemplated by this Agreement.

                                   ARTICLE VI

                       TERMINATION, AMENDMENT AND WAIVER

     SECTION 6.1 Termination. This Agreement may be terminated and the transactions contemplated hereby may be abandoned at any time prior to the Effective Time, in any one of the following circumstances:

          (a) By Lexington or Net 2 if the Merger has not been completed by December 31, 2001. However, no party may terminate this Agreement if its breach is the reason that the Merger has not been completed.

          (b) By Lexington or Net 2 if a law or final court order prohibits the Merger.

          (c) By Lexington or Net 2 if the December 31, 2000 Appraisal Value is greater than one hundred and five percent (105%) or less than ninety-five percent (95%) of the Deemed Value.

          (d) By Lexington or Net 2 if the requisite holders of the Units vote not to approve the Merger.

          (e) By Lexington or Net 2 if the requisite equity holders of Lexington shares do not approve the Merger.

          (f) By Lexington or Net 2, if (x) any statute, rule or regulation shall have been promulgated by any Governmental Entity prohibiting or restricting the Merger or (y) any federal or state court of competent jurisdiction or other Governmental Entity shall have issued an order, decree or ruling, or taken any other action permanently restraining, enjoining or otherwise prohibiting the Merger and such order, decree, ruling or other action shall have become final and non-appealable; provided, that a party may not terminate this Agreement pursuant to this clause (f) if it has not complied with its obligations under Section 4.3.

          (g) By Lexington or Net 2, if (A) the other party shall have failed to comply in any material respect with any of the covenants and agreements (or in any respect with regard to covenants and agreements qualified by materiality) contained in this Agreement to be complied with or performed by such party at or prior to such date of termination, and such failure continues for thirty (30) Business Days after the actual receipt by such party of a written notice from the other party setting forth in detail the nature of such failure, or (B) a representation or warranty of the other party contained in this Agreement shall be untrue in any material respect or a representation or warranty qualified as to materiality or Material Adverse Effect, as the case may be, shall be untrue in any respect.

          (h) By Net 2, if any of the conditions set forth in Section 5.2 shall have become incapable of being fulfilled and shall not have been waived by Net 2. or by Lexington and Net 3 if any of the conditions set forth in
     Section 5.3 shall have become incapable of being fulfilled and shall not have been waived by Lexington.

          (i) By Lexington or Net 3, if the Net 2 GP shall have (a) withdrawn or modified, in accordance with Section 4.7, in any manner adverse to Lexington or Net 3, its approval or recommendation of the Merger or this Agreement or (b) entered into, approved or recommended, a Superior Proposal.

          (j) By Net 2, if Lexington shall have (a) withdrawn or modified, in accordance with Section 4.7, in any manner adverse to Net 2, its approval or recommendation of the Merger or this Agreement or (b) entered into, approved or recommended an Alternative Acquisition Transaction.

     SECTION 6.2 Effect of Termination. In the event of the termination and abandonment of this Agreement pursuant to Section 6.1, this Agreement (except for the provisions of Sections 4.13 (with respect to a termination pursuant to Section 6.1(i) or (j)), this Section 6.2 and Article VII) shall forthwith become void and have no effect, without any liability on the part of any party hereto or its trustees, officers or shareholders; provided, however, that nothing in this Section 6.2 shall relieve any party to this Agreement of liability for any willful or intentional breach of this Agreement.

     SECTION 6.3 Amendment. To the extent permitted by law, this Agreement may be amended by a subsequent writing signed by each of the parties upon the approval of the Net 2 GP and the Board, whether

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

before or after Net 2 Limited partner's or the Lexington shareholders' approval of this Agreement has been obtained; provided, that after any such approval by the Net 2 limited partners or the Lexington shareholders, as the case may be, there shall be made no amendment that requires further approval by such limited partners or shareholders without the further approval of such limited partners or shareholders.

     SECTION 6.4 Extension; Waiver. At any time prior to the Effective Time, the parties may (a) extend the time for the performance of any of the obligations or other acts of the other parties, (b) waive any inaccuracies in the representations and warranties of the other parties contained in this Agreement or in any document delivered pursuant to this Agreement or (c) subject to Section 6.3, waive compliance with any of the agreements or conditions of the other parties contained in this Agreement. Any agreement on the part of a party to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party. The failure of any party to this Agreement to assert any of its rights under this Agreement or otherwise shall not constitute a waiver of such rights.

                                  ARTICLE VII

                               GENERAL PROVISIONS

     SECTION 7.1 Nonsurvival of Representations and Warranties. None of the representations and warranties in this Agreement or in any instrument delivered pursuant to this Agreement shall survive the Effective Time. This Section 7.1 shall not limit any covenant or agreement of the parties which by its terms contemplates performance after the Effective Time.

     SECTION 7.2 Definitions. For purposes of this Agreement of the following terms shall have the following meanings:

          (a)  "Acquisition Proposal" shall have the meaning set forth in
     Section 4.5 of this Agreement.

          (b) "Adjusted Net Asset Value" means Thirty Nine Million One Hundred Five Thousand Dollars ($39,105,000.00), which represents 99% of (1) the Deemed Value less (2) Net 2's liabilities, determined in accordance with GAAP, consistently applied, and (3) Net 2 Liquidation Costs.

          (c) "Agreement" shall have the meaning set forth in the preamble to this Agreement.

          (d) "Aggregate Transaction Costs" means the total costs associated with consummating the Mergers, but excluding the fees and expenses of Prudential Securities Incorporated and the fees and expenses of Cohen & Steers Capital Advisors LLC.

          (e) "Alternative Acquisition Transaction" shall have the meaning set forth in Section 4.13 of this Agreement.

          (f) "Average Closing Price" means the average closing price on the New York Stock Exchange of the Common Shares for the 20-day period preceding, but not including, the Closing Date; provided, however, that the Average Closing Price shall not exceed $13.00 per Common Share, nor be less than $11.00 per Common Share.

          (g) "Board" shall have the meaning set forth in the recitals to this Agreement.

          (h) "Business Day" means any day other than Saturday, Sunday or any other day on which banks in the City of New York are required or permitted to close.

          (i) "Closing" shall have the meaning set forth in Section 1.2 of this Agreement.

          (j) "Closing Date" shall have the meaning set forth in Section 1.2 of this Agreement.

          (k)  "Code" means the Internal Revenue Code of 1986, as amended.

          (1) "Common Share" shall have the meaning set forth in Section 2.1(a) of this Agreement.

          (m) "Convertible Subordinated Debentures" shall have the meaning set forth in Section 2.1(a) of this Agreement.

          (n) "December 31, 2000 Appraisal Value" means the value of the Net 2's properties as established by the December 31, 2000 appraisals to be conducted by Robert A. Stanger & Company.

          (o) "Deemed Value" means One Hundred One Million Five Hundred Sixty Two Thousand Ten Dollars ($101,562,010.00), representing the value of the Net 2 Properties as agreed upon by the parties.

          (p)  "Dissenter Debentures" shall have the meaning set forth in
     Section 2.1(c) of this Agreement.

          (p) "DRUPLA" shall have the meaning set forth in Section 1.1 of this Agreement.

          (q) "Effective Time" shall have the meaning set forth in Section 1.3 of this Agreement.

          (r) "Encumbrances" means liens, mortgages, deeds of trust, claims against title, charges which are liens or security interests.

          (s)  "Exchange Act" shall have the meaning set forth in Section 3.1
     (e) of this Agreement.

          (t) "Exchange Agent" shall have the meaning set forth in Section 2.3 of this Agreement.

          (u) "Exchange Fund" shall have the meaning set forth in Section 2.3 of this Agreement.

          (v) "GAAP" means generally accepted accounting principles, as in effect in the United States.

          (w) "Governmental Entity" shall have the meaning set forth in Section 3.1(e) of this Agreement.

          (x) "Hazardous Materials" means any hazardous substance, hazardous materials, toxic substances or waste materials.

          (y) "IRS" shall have the meaning set forth in Section 3.3(k) of this Agreement.

          (z) "Joint Venture" shall have the meaning set forth in Section 3.3(o) of this Agreement.

          (aa) "Lexington" shall have the meaning set forth in the preamble to this Agreement.

          (bb) "Lexington Ancillary Agreements" shall have the meaning set forth in Section 3.1(b) of this Agreement.

          (cc) "Lexington Material Adverse Effect" shall have the meaning set forth in Section 3.1(a) of this Agreement.

          (dd)  "Lexington Properties" shall have the meaning set forth in
     Section 3.1(n)(i) of this Agreement.

          (ee) "Lexington Registration Statements" shall have the meaning set forth in Section 3.1(i)(i) of this Agreement.

          (ff) "Lexington Reports" shall have the meaning set forth in Section 3.1(i)(i) of this Agreement.

          (gg) "Lexington Transaction Costs" shall mean one-third of the Aggregate Transaction Costs plus all of the fees and expenses of Prudential Securities Incorporated.

          (hh) "Merger" shall have the meaning set forth in the recitals to this Agreement.

          (ii)  "Mergers" means, collectively, the Merger and the Net 1 Merger.

          (jj)  "Merger Consideration" shall have the meaning set forth in
     Section 2.1 of this Agreement.

          (kk) "MGCL" shall have the meaning set forth in Section 1.1 of this Agreement.

          (ll) "Net 2" shall have the meaning set forth in the preamble to this Agreement.

          (mm) "Net 2 Contribution Agreement" shall have the meaning set forth in the preamble to this Agreement.

          (nn) "Net 2 GP" shall have the meaning set forth in the recitals to this Agreement.

          (oo) "Net 2 Material Adverse Effect" shall have the meaning set forth in Section 3.3(a) of this Agreement.

          (pp) "Net 2 Properties" shall have the meaning set forth in Section 3.3(m)(i) of this Agreement.

          (qq) "Net 2 Liquidation Costs" means Four Million Two Hundred Sixteen Thousand ($4,216,000.00), which represents the expected costs of liquidating the real properties of Net 2 and related costs and expenses of winding up the affairs Net 2 in order to effectuate a distribution of all proceeds from such liquidation to the partners of Net 2.

          (rr) "Net 2 Transaction Costs" shall mean one-third of the Aggregate Transaction Costs plus one-half of the fees and expenses of Cohen & Steers Capital Advisors LLC attributable to services rendered to Net 2 pursuant to an engagement letter, dated July 6, 2000, by and between Netl, Net 1 and Cohen & Steers Capital Advisors LLC.

          (ss) "Net 1" shall have the meaning set forth in the preamble to this Agreement.

          (tt) "Net 1 Merger" means the merger contemplated by the Net 1 Merger Agreement.

          (uu) "Net 1 Merger Agreement" means the Agreement and Plan of Merger dated the date hereof among Lexington, Net 3 and Net 1.

          (vv) "Net 3" shall have the meaning set forth in the preamble to this Agreement.

          (ww) "Per Unit Adjusted Net Value" means the amount obtained by dividing (1) the Adjusted Net Asset Value by (2) the total number of Units.

          (xx)  "Property Restrictions" shall have the meaning set forth in
     Section 3.1(n) of this Agreement.

          (yy)  "Proxy Statement" shall have the meaning set forth in Section
     4.9 of this Agreement.

          (zz)  "Registration Statement" shall have the meaning set forth in
     Section 4.9 of this Agreement.

          (aaa)  "Regulatory Filings" shall have the meaning set forth in
     Section 3.1(e) of this Agreement.

          (bbb) "Securities Act" shall have the meaning set forth in Section 3.1(e) of this Agreement.

          (ccc) "subsidiary" shall have the meaning set forth in Section 3.3(o)(a) of this Agreement.

          (ddd) "Subsidiaries" shall have the meaning set forth in Section 3.1(a) of this Agreement.

          (eee)  "Superior Proposal" shall have the meaning set forth in Section
     4.5 of this Agreement.

          (fff)  "Surviving Entity" shall have the meaning set forth in Section
     1.1 of this Agreement.

          (ggg)  "Transfer Document" shall have the meaning set forth in Section
     2.3 of this Agreement.

          (hhh)  "Transmittal Letter" shall have the meaning set forth in
     Section 2.3 of this Agreement.

             (iii) "Units" shall have the meaning set forth in Section 2.1 of this Agreement.

     SECTION 7.3 Notices. All notices, requests, claims, demands and other communications under this Agreement shall be in writing and shall be deemed given if delivered personally or sent by overnight courier (providing proof of delivery) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

     (i)   if to Lexington, to

           Lexington Corporate Properties Trust
           355 Lexington Avenue
           New York, New York 10017
           Attention: T. Wilson Eglin
           Telecopy: (212) 986-6972

           with a copy (which shall not constitute notice) to:

           Paul, Hastings, Janofsky & Walker LLP
           399 Park Avenue
           New York, New York 10022
           Attention: Mark Schonberger, Esq.
           Telecopy: (212) 319-4090

     (ii)   If to Net 3, to

            C/o Lexington Corporate Properties Trust
            355 Lexington Avenue
            New York, New York 10017
            Attention: Patrick Carroll
            Telecopy: (212) 986-6972

            with a copy (which shall not constitute notice) to:

            Paul, Hastings, Janofsky & Walker LLP
            399 Park Avenue
            New York, New York 10022
            Attention: Mark Schonberger, Esq.
            Telecopy: (212) 319-4090

     (iii)  If to Net 2, to

            C/o Lepercq Net 2 L.P.
            355 Lexington Avenue
            New York. New York 10017
            Attention: E. Robert Roskind
            Telecopy: (212) 986-6972

            with a copy (which shall not constitute notice) to:

            Solomon, Zauderer, Ellenhorn, Frishcer & Sharp
            45 Rockefeller Plaza
            New York, NY 10111
            Telecopy: (212) 956-3700

     SECTION 7.4 Interpretation. When a reference is made in this Agreement to a Section or Schedule, such reference shall be to a Section of, or a Schedule to, this Agreement unless otherwise indicated. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words "include", "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation".

     SECTION 7.5 Counterparts. This Agreement may be executed in two or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties.

     SECTION 7.6 Entire Agreement; Third-Party Beneficiaries. This Agreement constitutes the entire agreement, and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter of this Agreement. This Agreement is not intended to confer upon any person other than the parties hereto and the third party beneficiaries referred to in the following sentence, any rights or remedies.

     SECTION 7.7 GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, REGARDLESS OF THE LAWS THAT MIGHT OTHERWISE GOVERN UNDER APPLICABLE PRINCIPLES OF CONFLICTS OF LAWS THEREOF.

     SECTION 7.8 Assignment. Neither this Agreement nor any of the rights, interests or obligations under this Agreement shall be assigned, in whole or in part, by operation of law or otherwise by any of the parties without the prior written consent of the other parties, and any such assignment that is not consented to shall be null and void. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of, and be enforceable by, the parties and their respective successors and assigns.

     SECTION 7.9 Enforcement. The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in any federal or state court located in the State of New York, County of New York, this being in addition to any other remedy to which they are entitled at law or in equity.

     SECTION 7.10 Severability. Whenever possible, each provision or portion of any provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law but if any provision or portion of any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party, such invalidity, illegality or unenforceability will not affect any other provision or portion of any provision in such jurisdiction, and this Agreement will be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision or portion of any provision had never been contained herein.

                            [signature page follows]

     IN WITNESS WHEREOF, Lexington, Net 3, and Net 2 have caused this Agreement to be signed by their respective officers thereunto duly authorized, all as of the date first written above.

                                          LEXINGTON CORPORATE PROPERTIES TRUST

                                          By: /s/ T. WILSON EGLIN
                                            ------------------------------------
                                              Name: T. Wilson Eglin
                                              Title:  President

                                          NET 3 ACQUISITION L.P.

                                          By: Lex GP-1, Inc., its general
                                          partner

                                          By: /s/ PATRICK CARROLL
                                            ------------------------------------
                                              Name: Patrick Carroll
                                              Title:  Vice President

                                          NET 2 L.P.

                                          By: Lepercq Net 2 L.P., its general
                                          partner
                                          By: Lepercq Net 2 Inc., its general
                                          partner

                                          By: /s/ E. ROBERT ROSKIND
                                            ------------------------------------
                                              Name: E. Robert Roskind
                                              Title:  President

              [SIGNATURE PAGE TO LEXINGTON NET 2 MERGER AGREEMENT]

                                                                       EXHIBIT A

                TERMS OF CONVERTIBLE SUBORDINATED DEBENTURES AND
                              DISSENTER DEBENTURES

TERMS OF THE CONVERTIBLE SUBORDINATED DEBENTURES

Principal Amount..............    Up to $64.35 million. The exact amount of the
                                  Convertible Subordinated Debentures to be issued will be determined at the closing of the Transaction based upon the number of Units held by limited partners who elect to receive
                                  Dissenter Debentures and the number of limited partners who elect to receive a greater proportion of their merger consideration in Convertible Subordinated Debentures.

Interest......................    8.5% per annum on a day-to-day basis (based
                                  upon a 365-day year and actual days elapsed) from the closing of the Transaction and will be paid semi-annually in cash in arrears.

Repayment of Principal........    Due in one installment at maturity on
                                              , 2009.

Seniority.....................    Expressly subordinated in right and priority
                                  of payment to the Dissenter Debentures, all institutional indebtedness of Lexington outstanding on the closing of the Transaction and any other indebtedness of Lexington issued in the future which is not by its terms, expressly subordinated to the Convertible
                                  Subordinated Debentures. The Convertible
                                  Subordinated Debentures are senior in right and priority of payment to Lexington's existing Class A Senior Cumulative Convertible
                                  Preferred Shares and to all other classes of Lexington's capital shares currently authorized or authorized in the future.

Prepayment....................    No prepayment or redemption, in whole or in
                                  part, prior to the fifth anniversary of
                                  issuance. Following the fifth anniversary of issuance and in the event that the Common
                                  Shares trade at a price above $14.00 per share for a period of thirty consecutive calendar days. Lexington may repay or redeem, at any time thereafter in cash or in Common Shares, the Convertible Subordinated Debentures in whole (but not in part). The $14.00 price is subject to anti-dilution adjustments for stock splits, stock dividends, other securities dividends, reclassification, exchanges, substitutions, reorganizations, mergers and consolidations.

Conversion....................    Subject to prepayment by Lexington, holders
                                  may convert all or a portion of their
                                  Convertible Subordinated Debentures commencing on the fourth anniversary of the closing of the Transaction into such number of Common
                                  Shares as is obtained by dividing the
                                  aggregate principal amount of all Convertible
                                  Subordinated Debentures being converted by the conversion price of $14.00 per share, subject to anti-dilution adjustments for stock splits, stock dividends, other securities dividends, reclassifications, exchanges, substitutions, reorganizations, mergers and consolidations.

Remedies......................    If an event of default occurs and is
                                  continuing, holders of Convertible
                                  Subordinated Debentures will have the
                                  following remedies (a) the rate of interest on the Convertible Subordinated Debentures will increase to 10%, provided that if such event of default is cured or waived, the rate of interest will be reduced from the date of such cure or wavier, to 8.5%, (b) automatic acceleration with respect to bankruptcy defaults, and (c) acceleration upon vote by majority of holders upon non-bankruptcy defaults.

TERMS OF THE DISSENTER DEBENTURES

Principal Amount..............    Up to $20 million, subject to waiver by
                                  Lexington. The exact principal amount of the Dissenter Debentures will be determined at the closing of the Transaction based upon the number of Units held by limited partners who elect to receive Dissenter Debentures and will be subject to the waiver by Lexington of the limit on the amount of Dissenter Debentures to be issued.

Interest......................    8.5% per annum, on a day-to-day basis (based
                                  upon a 365-day year and actual days elapsed) from the closing of the Transaction and will be paid semi-annually in cash in arrears.

Repayment of Principal........    Principal on the Dissenters Debentures is due
                                  in one installment on             , 2009,
                                  provided, however, that 80% of the net
                                  proceeds of any taxable sale or refinancing of the assets previously owned by either Net
                                  Partnership, as applicable, will be used to prepay the Dissenter Debentures.

Prepayment....................    Prepayable in whole or in part at any time.

Seniority.....................    Senior to the Convertible Subordinated
                                  Debentures and expressly subordinated in right and priority of payment to all institutional indebtedness of Lexington outstanding on the closing of the Transaction and any other indebtedness of Lexington issued in the future which is not, by its terms, expressly subordinated to the Dissenter Debentures. The
                                  Dissenter Debentures are also senior in right and priority of payment to Lexington's existing Class A Senior Cumulative Convertible
                                  Preferred Shares and to all other classes of Lexington's capital shares currently authorized or authorized in the future.

Remedies......................    Same as for the Convertible Subordinated
                                  Debentures.

                                   ANNEX A-3

        CONTRIBUTION AGREEMENT AND AMENDMENT BETWEEN NET 3 AND NET 1 GP

                                AMENDMENT NO. 1
                                       TO
                             CONTRIBUTION AGREEMENT
                                    BETWEEN
                               LEPERCQ NET 1 L.P.
                                      AND
                             NET 3 ACQUISITION L.P.

     This AMENDMENT NO. 1 TO CONTRIBUTION AGREEMENT (this "Amendment") is entered into as of July 19, 2001, by and between Lepercq Net 1, L.P., a Delaware limited partnership ("Lepercq") and Net 3 Acquisition L.P., a Delaware limited partnership ("Net 3"). The parties to this Amendment are collectively referred to as the "Parties."

                              W I T N E S S E T H:

     WHEREAS, the Parties have entered into a Contribution Agreement dated as of November 13, 2000 (the "Agreement");

     WHEREAS, the Parties desire, and have agreed, subject to the terms and conditions set forth herein, to amend the Agreement in the manner set forth in this Amendment to reflect Lepercq's agreement to accept additional Units (defined below) in substitution for the Class B Units that were otherwise payable to Lepercq under the Agreement (in order to reflect the substitution of cash for the portion of the Merger Consideration otherwise payable to a Comparable Holder in Convertible Subordinated Debentures); and

     WHEREAS, capitalized terms used herein and not defined shall have the meanings ascribed to such terms in the Agreement.

     NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:

                                   AMENDMENTS

1. FIRST AMENDMENT. The Agreement is hereby amended to delete the present text of the third recital thereof in its entirety, and to insert in its place the following:

     "WHEREAS, Lexington and Net 3 have entered into a merger agreement with Net 1 (the "Merger Agreement"), pursuant to which, if consummated, Net 1 shall be merged with and into Net 3, such that the existing limited partners of Net 1 shall receive merger consideration ("Merger Consideration") in the form of Lexington common shares (the "Common Shares") and cash (the "Cash"), or, under limited circumstances, senior subordinated debentures ("Dissenter Debentures"); and"

2. SECOND AMENDMENT. The Agreement is hereby amended to delete the present text of the fifth recital thereof in its entirety, and to insert in its place the following:

     "WHEREAS, it is the intent of the parties that Lepercq receive consideration in the Merger that is economically no better those which will be received by a holder of a 1% limited partnership interest who received 50% of its Merger Consideration as Common Shares and 50% as Cash (a "Comparable Holder"), such that Lepercq will receive (i) distributions that equal the distributions on Common Shares actually received by a Comparable Holder and,
(ii) instead of Cash, additional Units (defined below) based upon the Average Closing Price (as defined in the Merger Agreement); and"

3. THIRD AMENDMENT. The Agreement is hereby amended to delete the present text of the sixth recital thereof in its entirety, and to insert in its place the following:

     "WHEREAS, in connection with the consummation of the Merger, Lepercq will contribute the Partnership Interest to Net 3 in return for units of limited partnership interest in Net 3 (the "Units") which will entitle the holder (i) to have economic rights comparable to the economic rights attributable to the

Common Shares to be issued as part of the Merger Consideration and (ii) to convert the Units after 5 years into an equal number of Common Shares; and"

4. FOURTH AMENDMENT. The Agreement is hereby amended to delete the present text of the Section 1 thereof in its entirety, and to insert in its place the following:

     "1. Contribution of the Partnership Interest by Lepercq. Lepercq agrees that, immediately prior to the Effective Time of the Merger, Lepercq will contribute, transfer and assign to Net 3 all of its right, title and interest in and to the Partnership Interest, for which Lepercq does and shall have good, valid and marketable title, free and clear of restraints on or conditions to transfer or assignment (other than those that will be released or terminated prior to or concurrent with the closing of the Merger) and free and clear of all liens, mortgages, pledges, encumbrances, security interests, or charges of any kind. Immediately prior to the Effective Time of the Merger, Net 3 will, upon the transfer of the Partnership Interest, issue to Lepercq, in exchange for such contribution, the number of Units based on the Average Closing Price equal to the Merger Consideration being received by a Comparable Holder."

                                 MISCELLANEOUS

5. COUNTERPARTS. This Amendment may be executed in one or more counterparts, each of which shall be deemed an original but all of which together will constitute one and the same instrument.

6. ORIGINAL DOCUMENT. Except as amended hereby, the Agreement is in all respects ratified, reaffirmed and confirmed and all of its terms shall remain in full force and effect.

7. ENTIRE AGREEMENT. This Amendment and the Agreement constitute the entire agreement between the Parties and supersede all prior understandings, agreements, or representations by or between the Parties, written or oral, to the extent they related in any way to the subject matter hereof or thereof.

8. SUCCESSION AND ASSIGNMENT. This Amendment shall be binding upon and inure to the benefit of the Parties and their respective successors and permitted assigns. No Party may assign either this Amendment or any of its rights, interests, or obligations hereunder without the prior written approval of the other Party hereto.

9. WAIVERS. Failure of any Party at any time to require the performance by the other Party of any provision of this Amendment or any related agreement shall in no way affect the right to require full performance of such provision thereafter. Furthermore, the waiver by any Party of a breach of any provision of this Amendment or any related agreement will not be held to be a waiver of any other provision of this Amendment or any related agreement.

10. SEVERABILITY. The invalidity or unenforceability of any term or provision of this Amendment or any related agreement shall not affect the validity or enforceability of the remaining terms and provisions hereof or thereof.

                  [REMAINDER OF PAGE LEFT INTENTIONALLY BLANK]

     IN WITNESS WHEREOF, the parties hereto have caused this Amendment No. 1 to the Contribution Agreement to be duly executed and made and entered into as of the date first set forth above.

                                          LEPERCQ NET 1 L.P.

                                          By: Lepercd Net 1 Inc., its general
                                              partner

                                          By: /s/ E. ROBERT ROSKIND
                                            ------------------------------------
                                              Name: E. Robert Roskind
                                              Title:   President

                                          NET 3 ACQUISITION L.P.

                                          By: Lex GP-1, Inc., its general
                                              partner

                                          By: /s/ PATRICK CARROLL
                                            ------------------------------------
                                              Name: Patrick Carroll
                                              Title:   Vice President

       [SIGNATURE PAGE TO AMENDMENT NO 1 TO NET 1 CONTRIBUTION AGREEMENT]

                             CONTRIBUTION AGREEMENT

                                    BETWEEN

                               LEPERCQ NET 1 L.P.

                                      AND

                             NET 3 ACQUISITION L.P.

                            DATED NOVEMBER 13, 2000

                             CONTRIBUTION AGREEMENT

     THIS CONTRIBUTION AGREEMENT, dated November 13, 2000 (this "Agreement"), is entered into between Lepercq Net 1 L.P., a Delaware limited partnership ("Lepercq") and Net 3 Acquisition L.P., a Delaware limited partnership ("Net 3").

                              W I T N E S S E T H:

     WHEREAS, Lepercq is the general partner of Net 1 L.P., a Delaware limited partnership ("Net 1") and is the holder of the sole general partnership interest in Net 1 representing 1% of the partnership interests in Net 1 (the "Partnership Interest"); and

     WHEREAS, Net 3 is a wholly owned subsidiary of Lexington Corporate Properties Trust, a Maryland real estate investment trust ("Lexington"); and

     WHEREAS, Lexington and Net 3 have entered into a merger agreement with Net 1 (the "Merger Agreement"), pursuant to which, if consummated, Net 1 shall be merged with and into Net 3, such that the existing limited partners of Net 1 shall receive merger consideration ("Merger Consideration") in the form of Lexington common shares (the "Common Shares") and convertible subordinated debentures (the "Convertible Subordinated Debentures"), or, under limited circumstances, senior subordinated debentures ("Dissenter Debentures"); and

     WHEREAS, Lexington will file an S-4 registration statement (the "Registration Statement") with the Securities and Exchange Commission setting forth the terms and conditions of the merger of Net 1 with and into Net 3 (the "Merger"); and

     WHEREAS, it is the intent of the parties that Lepercq receive levels of distributions and interest payments after the Merger that are economically the equivalent of those which will be received by a holder of a 1% limited partnership interest who elected to receive 50% of its Merger Consideration as Common Shares and 50% as Convertible Subordinate Debentures (a "Comparable Holder"), such that Lepercq will receive distributions that equal the distributions on Common Stock actually received by a Comparable Holder ("Equity Distributions"), and distributions that equal the interest payments on Convertible Subordinated Debentures ("Debenture Distributions"); and

     WHEREAS, in connection with the consummation of the Merger, Lepercq will contribute the Partnership Interest to Net 3 in return for operating partnership units in Net 3 which will have economic rights comparable to the economic rights attributable to the Merger Consideration, such that (a) one half of the Net 3 operating partnership units will be Class A units (the "Class A Units") which will entitle the holder to receive the Equity Distributions and to convert after 5 years into an equal number of Common Shares as Comparable Holder received (other than those to be received upon conversion of the Convertible Subordinated Debenture), and (b) the other half will be Class B units ("Class B Units") which will entitle the holder to distributions equal to 8.5% on a notional amount equal to the amount of principal of Convertible Subordinated Debentures which would have been received by a Comparable Holder and having such other conversion rights, subject to an eight year lockout period, which are attributed to the Convertible Subordinate Debentures (the Class A Units and the Class B Units, together the "Net 3 Units"); and

     WHEREAS, the proposed exchange of the Partnership Interest for the Net 3 Units is intended to qualify as a tax-free transfer under Section 721 of the Internal Revenue Code of 1986, as amended (the "Code"); and

     NOW, THEREFORE, in consideration of the foregoing and of the mutual covenants and agreements hereinafter set forth, the parties hereto hereby agree as follows:

          1. Contribution of the Partnership Interest by Lepercq. Lepercq agrees that, immediately prior to the Effective Time of the Merger, Lepercq will contribute, transfer and assign to Net 3 all of its right, title and interest in and to the Partnership Interest, for which Lepercq does and shall have good, valid and marketable title, free and clear of restraints on or conditions to transfer or assignment (other than those that will be released or terminated prior to or concurrent with the closing of the Merger) and free and clear of all liens, mortgages, pledges, encumbrances, security interests, or charges of any kind. Immediately prior to the Effective Time of the Merger, Net 3 will, upon the transfer of the Partnership Interest, issue to Lepercq, in exchange for such contribution, Class A Units and Class B Units in numbers and/or notional amount equivalent to those received by a Comparable Holder.

          2. Parties in Interest. Nothing in this Agreement, whether express or implied, is intended to confer any rights or remedies under or by reason of this Agreement on any persons or entities other than the parties to it and their respective successors and assigns, nor is anything in this Agreement intended to relieve or discharge the obligations or liabilities of any third persons or entities which are not a party to this Agreement, nor shall any provision of this Agreement give any third persons or entities any rights of subrogation or action over against any party to this Agreement.

          3. Entire Agreement. This Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof, supersedes all prior and contemporaneous agreements, representations and understandings of the parties with respect thereto, and may not be modified, amended or otherwise changed in any manner except by a writing executed by a duly authorized representative of the party to be charged.

          4. Counterparts; Further Assurances. This Agreement may be executed in multiple counterparts. The parties agree to execute such documents, stock powers and instruments of assignment and assumption as may be necessary or expedient to carry out the transactions contemplated by this Agreement.

          5. Miscellaneous. This Agreement shall be governed by the laws of the State of New York without regard to the principles of conflicts of laws.

                            [Signature page follows]

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement on or as of the date first above written.

                                          LEPERCQ NET 1 L.P.

                                          By: Lepercq Net 1 Inc., its general
                                          partner

                                          By: /s/ E. ROBERT ROSKIND
                                            ------------------------------------
                                          Name: E. Robert Roskind
                                          Title: President

                                          NET 3 ACQUISITION L.P.

                                          By: Lex GP-1, Inc., its general
                                          partner

                                          By: /s/ PATRICK CARROLL
                                            ------------------------------------
                                          Name: Patrick Carroll
                                          Title: Vice President

                [SIGNATURE PAGE TO NET 1 CONTRIBUTION AGREEMENT]

                                   ANNEX A-4

        CONTRIBUTION AGREEMENT AND AMENDMENT BETWEEN NET 3 AND NET 2 GP

                                AMENDMENT NO. 1
                                       TO
                             CONTRIBUTION AGREEMENT
                                    BETWEEN
                               LEPERCQ NET 2 L.P.
                                      AND
                             NET 3 ACQUISITION L.P.

     THIS AMENDMENT NO. 1 TO CONTRIBUTION AGREEMENT (this "Amendment") is entered into as of July 19, 2001, by and between Lepercq Net 2, L.P., a Delaware corporation ("Lepercq") and Net 3 Acquisition L.P., a Delaware limited partnership ("Net 3"). The parties to this Amendment are collectively referred to as the "Parties."

                              W I T N E S S E T H:

     WHEREAS, the Parties have entered into a Contribution Agreement dated as of November 13, 2000 (the "Agreement");

     WHEREAS, the Parties desire, and have agreed, subject to the terms and conditions set forth herein, to amend the Agreement in the manner set forth in this Amendment to reflect Lepercq's agreement to accept additional Units (defined below) in substitution for the Class B Units that were otherwise payable to Lepercq under the Agreement (in order to reflect the substitution of cash for the portion of the Merger Consideration otherwise payable to a Comparable Holder in Convertible Subordinated Debentures); and

     WHEREAS, capitalized terms used herein and not defined shall have the meanings ascribed to such terms in the Agreement.

     NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:

                                   AMENDMENTS

 1. FIRST AMENDMENT. The Agreement is hereby amended to delete the present text of the third recital thereof in its entirety, and to insert in its place the following:

     "WHEREAS, Lexington and Net 3 have entered into a merger agreement with Net 2 (the "Merger Agreement"), pursuant to which, if consummated, Net 2 shall be merged with and into Net 3, such that the existing limited partners of Net 2 shall receive merger consideration ("Merger Consideration") in the form of Lexington common shares (the "Common Shares") and cash (the "Cash"), or, under limited circumstances, senior subordinated debentures ("Dissenter Debentures"); and"

 2. SECOND AMENDMENT. The Agreement is hereby amended to delete the present text of the fifth recital thereof in its entirety, and to insert in its place the following:

     "WHEREAS, it is the intent of the parties that Lepercq receive consideration in the Merger that is economically no better those which will be received by a holder of a 1% limited partnership interest who received 50% of its Merger Consideration as Common Shares and 50% as Cash (a "Comparable Holder"), such that Lepercq will receive (i) distributions that equal the distributions on Common Shares actually received by a Comparable Holder and,
(ii) instead of Cash, additional Units (defined below) based upon the Average Closing Price (as defined in the Merger Agreement); and"

 3. THIRD AMENDMENT. The Agreement is hereby amended to delete the present text of the sixth recital thereof in its entirety, and to insert in its place the following:

     "WHEREAS, in connection with the consummation of the Merger, Lepercq will contribute the Partnership Interest to Net 3 in return for units of limited partnership interest in Net 3 (the "Units") which will entitle the holder (i) to have economic rights comparable to the economic rights attributable to the

Common Shares to be issued as part of the Merger Consideration and (ii) to convert the Units after 5 years into an equal number of Common Shares; and"

 4. FOURTH AMENDMENT. The Agreement is hereby amended to delete the present text of the Section 1 thereof in its entirety, and to insert in its place the following:

     "1. Contribution of the Partnership Interest by Lepercq. Lepercq agrees that, immediately prior to the Effective Time of the Merger, Lepercq will contribute, transfer and assign to Net 3 all of its right, title and interest in and to the Partnership Interest, for which Lepercq does and shall have good, valid and marketable title, free and clear of restraints on or conditions to transfer or assignment (other than those that will be released or terminated prior to or concurrent with the closing of the Merger) and free and clear of all liens, mortgages, pledges, encumbrances, security interests, or charges of any kind. Immediately prior to the Effective Time of the Merger, Net 3 will, upon the transfer of the Partnership Interest, issue to Lepercq, in exchange for such contribution, the number of Units based on the Average Closing Price equal to the Merger Consideration being received by a Comparable Holder."

                                 MISCELLANEOUS

 5. COUNTERPARTS. This Amendment may be executed in one or more counterparts, each of which shall be deemed an original but all of which together will constitute one and the same instrument.

 6. ORIGINAL DOCUMENT. Except as amended hereby, the Agreement is in all respects ratified, reaffirmed and confirmed and all of its terms shall remain in full force and effect.

 7. ENTIRE AGREEMENT. This Amendment and the Agreement constitute the entire agreement between the Parties and supersede all prior understandings, agreements, or representations by or between the Parties, written or oral, to the extent they related in any way to the subject matter hereof or thereof.

 8. SUCCESSION AND ASSIGNMENT. This Amendment shall be binding upon and inure to the benefit of the Parties and their respective successors and permitted assigns. No Party may assign either this Amendment or any of its rights, interests, or obligations hereunder without the prior written approval of the other Party hereto.

 9. WAIVERS. Failure of any Party at any time to require the performance by the other Party of any provision of this Amendment or any related agreement shall in no way affect the right to require full performance of such provision thereafter. Furthermore, the waiver by any Party of a breach of any provision of this Amendment or any related agreement will not be held to be a waiver of any other provision of this Amendment or any related agreement.

10. SEVERABILITY. The invalidity or unenforceability of any term or provision of this Amendment or any related agreement shall not affect the validity or enforceability of the remaining terms and provisions hereof or thereof.

                  [REMAINDER OF PAGE LEFT INTENTIONALLY BLANK]

     IN WITNESS WHEREOF, the parties hereto have caused this Amendment No. 1 to the Contribution Agreement to be duly executed and made and entered into as of the date first set forth above.

                                          LEPERCQ NET 2 L.P.

                                          By: Lepercq Net 2 Inc., its general
                                          partner

                                          By: /s/ E. ROBERT ROSKIND
                                            ------------------------------------
                                              Name: E. Robert Roskind
                                              Title:   President

                                          NET 3 ACQUISITION L.P.

                                          By: Lex GP-1, Inc., its general
                                          partner

                                          By: /s/ PATRICK CARROLL
                                            ------------------------------------
                                              Name: Patrick Carroll
                                              Title:   Vice President

       [SIGNATURE PAGE TO AMENDMENT NO I TO NET 2 CONTRIBUTION AGREEMENT]

                             CONTRIBUTION AGREEMENT

                                    BETWEEN

                               LEPERCQ NET 2 L.P.

                                      AND

                             NET 3 ACQUISITION L.P.

                            DATED NOVEMBER 13, 2000

                             CONTRIBUTION AGREEMENT

     THIS CONTRIBUTION AGREEMENT, dated November 13, 2000 (this "Agreement"), is entered into between Lepercq Net 2 L.P., a Delaware limited partnership ("Lepercq") and Net 3 Acquisition L.P., a Delaware limited partnership ("Net 3").

                              W I T N E S S E T H:

     WHEREAS, Lepercq is the general partner of Net 2 L.P., a Delaware limited partnership ("Net 2") and is the holder of the sole general partnership interest in Net 2 representing 1% of the partnership interests in Net 2 (the "Partnership Interest"); and

     WHEREAS, Net 3 is a wholly owned subsidiary of Lexington Corporate Properties Trust, a Maryland real estate investment trust ("Lexington"); and

     WHEREAS, Lexington and Net 3 have entered into a merger agreement with Net 2 (the "Merger Agreement"), pursuant to which, if consummated, Net 2 shall be merged with and into Net 3, such that the existing limited partners of Net 2 shall receive merger consideration ("Merger Consideration") in the form of Lexington common shares (the "Common Shares") and convertible subordinated debentures (the "Convertible Subordinated Debentures"), or, under limited circumstances, senior subordinated debentures ("Dissenter Debentures"); and

     WHEREAS, Lexington will file an S-4 registration statement (the "Registration Statement") with the Securities and Exchange Commission setting forth the terms and conditions of the merger of Net 2 with and into Net 3 (the "Merger"); and

     WHEREAS, it is the intent of the parties that Lepercq receive levels of distributions and interest payments after the Merger that are economically the equivalent of those which will be received by a holder of a 1% limited partnership interest who elected to receive 50% of its Merger Consideration as Common Shares and 50% as Convertible Subordinate Debentures (a "Comparable Holder"), such that Lepercq will receive distributions that equal the distributions on Common Stock actually received by a Comparable Holder ("Equity Distributions"), and distributions that equal the interest payments on Convertible Subordinated Debentures ("Debenture Distributions"); and

     WHEREAS, in connection with the consummation of the Merger, Lepercq will contribute the Partnership Interest to Net 3 in return for operating partnership units in Net 3 which will have economic rights comparable to the economic rights attributable to the Merger Consideration, such that (a) one half of the Net 3 operating partnership units will be Class A units (the "Class A Units") which will entitle the holder to receive the Equity Distributions and to convert after 5 years into an equal number of Common Shares as Comparable Holder received (other than those to be received upon conversion of the Convertible Subordinated Debenture), and (b) the other half will be Class B units ("Class B Units") which will entitle the holder to distributions equal to 8.5% on a notional amount equal to the amount of principal of Convertible Subordinated Debentures which would have been received by a Comparable Holder and having such other conversion rights, subject to an eight year lockout period, which are attributed to the Convertible Subordinate Debentures (the Class A Units and the Class B Units, together the "Net 3 Units"); and

     WHEREAS, the proposed exchange of the Partnership Interest for the Net 3 Units is intended to qualify as a tax-free transfer under Section 721 of the Internal Revenue Code of 1986, as amended (the "Code"); and

     NOW, THEREFORE, in consideration of the foregoing and of the mutual covenants and agreements hereinafter set forth, the parties hereto hereby agree as follows:

          1. Contribution of the Partnership Interest by Lepercq. Lepercq agrees that, immediately prior to the Effective Time of the Merger, Lepercq will contribute, transfer and assign to Net 3 all of its right, title and interest in and to the Partnership Interest, for which Lepercq does and shall have good, valid and marketable title, free and clear of restraints on or conditions to transfer or assignment (other than those that will be released or terminated prior to or concurrent with the closing of the Merger) and free and clear of all liens, mortgages, pledges, encumbrances, security interests, or charges of any kind. Immediately prior to the Effective Time of the Merger, Net 3 will, upon the transfer of the Partnership Interest, issue to Lepercq, in exchange for such contribution, Class A Units and Class B Units in numbers and/or notional amount equivalent to those received by a Comparable Holder.

          2. Parties in Interest. Nothing in this Agreement, whether express or implied, is intended to confer any rights or remedies under or by reason of this Agreement on any persons or entities other than the parties to it and their respective successors and assigns, nor is anything in this Agreement intended to relieve or discharge the obligations or liabilities of any third persons or entities which are not a party to this Agreement, nor shall any provision of this Agreement give any third persons or entities any rights of subrogation or action over against any party to this Agreement.

          3. Entire Agreement. This Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof, supersedes all prior and contemporaneous agreements, representations and understandings of the parties with respect thereto, and may not be modified, amended or otherwise changed in any manner except by a writing executed by a duly authorized representative of the party to be charged.

          4. Counterparts; Further Assurances. This Agreement may be executed in multiple counterparts. The parties agree to execute such documents, stock powers and instruments of assignment and assumption as may be necessary or expedient to carry out the transactions contemplated by this Agreement.

          5. Miscellaneous. This Agreement shall be governed by the laws of the State of New York without regard to the principles of conflicts of laws.

                            [Signature page follows]

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement on or as of the date first above written.

                                          LEPERCQ NET 2 L.P.

                                          By: Lepercq Net 2 Inc., its general
                                          partner

                                          By: /s/ E. ROBERT ROSKIND
                                            ------------------------------------
                                              Name: E. Robert Roskind
                                              Title:  President

                                          NET 3 ACQUISITION L.P.

                                          By: Lex GP-1, Inc., its general
                                          partner

                                          By: /s/ PATRICK CARROLL
                                            ------------------------------------
                                              Name: Patrick Carroll
                                              Title:  Vice President

                [SIGNATURE PAGE TO NET 2 CONTRIBUTION AGREEMENT]

                                   ANNEX A-5

           ARTICLES OF AMENDMENT TO LEXINGTON'S DECLARATION OF TRUST

                      LEXINGTON CORPORATE PROPERTIES TRUST
                                    FORM OF
                             ARTICLES OF AMENDMENT
                                     OF THE
                              DECLARATION OF TRUST

                                October   , 2001

     Lexington Corporate Properties Trust, a Maryland real estate investment trust having its principal office in Baltimore City, Maryland (the "Trust"), hereby certifies to the State of Maryland Department of Assessments and Taxation that:

          FIRST: The Trust desires to amend its Declaration of Trust as currently in effect (the "Declaration of Trust").

          SECOND: The Declaration of Trust is hereby amended by replacing Article SIXTH (a) with the following:

             "The total number of shares of beneficial interest of all classes which the Trust has authority to issue is 130,000,000 shares of beneficial interest (par value $.0001 per share), of which shares 80,000,000 are classified as "Common Stock" 40,000,000 are classified as "Excess Stock" and 10,000,000 are classified as "Preferred Stock." The Board of Trustees may classify and reclassify any unissued shares of beneficial interest by setting or changing, in any one or more respects, the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends, qualifications or terms or conditions of redemption of such shares of beneficial interest."

          THIRD: (a) As of immediately before the above amendment, the total number of shares of beneficial interest of all classes which the Trust had authority to issue was 90,000,000 shares (par value $.0001 per share), of which 40,000,000 shares were classified as "Common Stock," 40,000,000 were classified as "Excess Stock" and 10,000,000 shares were classified as "Preferred Stock."

          (b) As amended, the total number of shares of beneficial interest of all classes which the Trust has authority to issue is 130,000,000 shares (par value $.0001 per share), of which 80,000,000 shares are classified as "Common Stock," 40,000,000 are classified as "Excess Stock" and 10,000,000 shares are classified as "Preferred Stock."

          (c) The aggregate par value of all shares was $90,000 before the above amendment and is $130,000 as amended.

          (d) The shares of beneficial interest of the Trust are divided into classes, but the descriptions of each class of beneficial interest of the Trust are not changed by the amendment.

          FOURTH: The Board of Trustees, by unanimous written consent on August 27, 2001, approved the above amendment, adopted a resolution which sets forth the above amendment to the Declaration of Trust, and declared that said amendment was advisable.

          FIFTH: The above amendment was approved by the holders of record on
               , 2001 of a majority of all outstanding shares of beneficial interest of the Trust entitled to vote on the above amendment at a special
     meeting of the shareholders of the Trust held on           , 2001.

          SIXTH: The above amendment to the Declaration of Trust shall be
     effective on           , 2001.

     IN WITNESS WHEREOF, Lexington Corporate Properties Trust has caused these presents to be signed in its name and on its behalf by its President and witnessed by its Secretary as of the date first above written.

WITNESS:                                                 LEXINGTON CORPORATE
                                                         PROPERTIES TRUST
                                                         By:
-----------------------------------------------------         -------------------------------------------
Paul R. Wood                                                  T. Wilson Eglin
Secretary                                                     President

     THE UNDERSIGNED, T. Wilson Eglin, President of Lexington Corporate Properties Trust, who executed on behalf of the Trust the foregoing Amendment of which this certificate is made a part and having been authorized by at least a majority of the Board of Trustees of the Trust, hereby acknowledges in the name and on behalf of said Trust the foregoing Amendment to be the act of said Trust and hereby certifies that to the best of his knowledge, information, and belief the matters and facts set forth therein with respect to the authorization and approval thereof are true in all material respects under the penalties of perjury.

                                          --------------------------------------
                                          T. Wilson Eglin
                                          President

                                    ANNEX B

                 OPINION OF PRUDENTIAL SECURITIES INCORPORATED

[PRUDENTIAL LOGO]                PRUDENTIAL SECURITIES INCORPORATED
                                 One New York Plaza, New York, NY 10292
                                 (212) 778-1000

July 30, 2001

The Board of Trustees
Lexington Corporate Properties Trust
355 Lexington Avenue
14th Floor
New York, NY 10017

Members of the Board:

     We understand Lexington Corporate Properties Trust, a Maryland real estate investment trust ("Lexington," or the "Company"), and Net 1 L.P. and Net 2 L.P. (together, the "Net Partnerships"), have entered into an Amendment to the Agreement and Plan of Merger dated November 13, 2000 (the "Agreement"). Pursuant to the Amendment to the Agreement, the Net Partnerships shall be merged with and into Lexington (the "Merger"). At the effective time of the Merger, merger consideration (the "Merger Consideration") of $65.0 million will be paid to the limited partners (the "Limited Partners") and general partners (the "General Partners") of the Net Partnerships. The portion of the Merger Consideration to be paid to the Limited Partners, who own 99.0% of the Net Partnerships, is payable 50% in Lexington's common shares (the "Common Shares") and 50% in cash. The portion of the Merger Consideration to be paid to the General Partners, who have a 1.0% interest in the Net Partnerships, is payable 100% in Lexington operating partnership units, exchangeable into Common Shares on a one-for-one basis.

     You have requested our opinion as to the fairness from a financial point of view of the Merger Consideration to the shareholders of the Company. In conducting our analysis and arriving at the opinion expressed herein, we have reviewed such materials and considered such financial and other factors as we deemed relevant under the circumstances, including:

       (i) the Agreement and Plan of Merger dated November 13, 2000 and the Amendment to the Agreement dated July 19, 2001 (which amends the earlier Agreement and Plan of Merger that provided for the portion of the Merger Consideration payable to the Limited Partners to be paid 50% in Common Shares and 50% in Lexington's convertible debentures);

      (ii) certain publicly-available historical financial and operating data of the Company including, but not limited to, (a) the Annual Report to Shareholders and Annual Report on Form 10-K of the Company for the three fiscal years ended December 31, 2000, 1999 and 1998, (b) the Quarterly Report on Form 10-Q for the quarter ended March 31, 2001, (c) the Proxy Statement for the Annual Meeting of Shareholders held on May 23, 2001, and (d) the Prospectus dated April 3, 1998 and the Prospectus Supplement dated July 20, 2001;

      (iii) certain publicly-available historical financial and operating data for the Net Partnerships including, but not limited to, (a) the Annual Report on Form 10-K fox the three fiscal years ended December 31, 2000, 1999 and 1998 and (b) the Quarterly Report on Form 10-Q for the quarter ended March 31, 2001;

      (iv) certain information relating to the Company and the Net Partnerships, including financial forecasts for the Company for the fiscal years ending December 31, 2001 through December 31, 2004, and financial forecasts for the Net Partnerships for the fiscal years ending December 31, 2001 through December 31, 2005, prepared by management of the Company and the Net Partnerships and a schedule of future investment projects, acquisitions and dispositions of the Company;

[PRUDENTIAL LOGO]                      PRUDENTIAL SECURITIES INCORPORATED

       (v) publicly available financial, operating and stock market data concerning certain companies engaged in businesses we deemed comparable to the Company and the Net Partnerships, respectively, or otherwise relevant to our inquiry;

      (vi) the financial terms of certain recent comparable transactions we deemed relevant to our inquiry;

      (vii) the historical stock prices and trading volumes of the Lexington Common Shares; and

     (viii) such other financial studies, analyses and investigations as we deemed appropriate.

     We have met with the senior management of the Company and the General Partners of the Net Partnerships to discuss (i) their operations and historical financial statements; (ii) the prospects for their respective businesses; (iii) their estimates of such businesses' future financial performance; (iv) the financial impact of the Merger on the respective companies; and (v) such other matters as we deemed relevant.

     In connection with our review and analysis and in arriving at our opinion, we have relied upon the accuracy and completeness of the financial and other information provided to us by the Company and the Net Partnerships and have not undertaken any independent verification of such information nor have we undertaken or obtained any independent valuation or appraisal of any of the assets or liabilities of the Company or the Net Partnerships. With respect to certain financial forecasts provided to us by the management of Net Partnerships and the Company, we have assumed such information (and the assumptions and basis therefor) represents the best currently available estimates and judgments of the Net Partnership's and the Company's respective management as to the future financial performance of the Net Partnerships and Lexington. Our opinion is predicated on the Merger qualifying as a tax-free reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986. Further, our opinion is necessarily based on economic, financial, and market conditions as they exist and can only be evaluated as of the date hereof.

     Our opinion does not address nor should it be construed to address the relative merits of the Merger and alternative business strategies. In addition, this opinion does not in any manner address the prices at which the shares of Lexington will actually trade following consummation of the Merger.

     As you know, we have been retained by the Company to render this opinion in connection with the Merger and will receive a fee for such services. In the ordinary course of business we may actively trade the shares of Lexington common stock for our own account and for the accounts of customers and we may, therefore, at any time hold a long or short position in such securities.

     This letter and the opinion expressed herein are for the use of the Board of Trustees of the Company. This opinion does not constitute a recommendation to the shareholders of the Company as to how such shareholders should vote or as to any other action such shareholders should take regarding the Merger or any other action such holders should take regarding these transactions. This opinion may not be reproduced, summarized, excerpted from or otherwise publicly referred to or disclosed in any manner, without our prior written consent, except that the Company may include this opinion in its entirety in any proxy statement or information statement relating to the Merger sent to the Company's shareholders.

[PRUDENTIAL LOGO]                      PRUDENTIAL SECURITIES INCORPORATED

     Based upon and subject to the foregoing, we are of the opinion, as of the date hereof, that the Merger Consideration is fair to the shareholders of the Company from a financial point of view.

                           Very truly yours,

                                 /s/ PRUDENTIAL SECURITIES INCORPORATED
                            ----------------------------------------------------
                           PRUDENTIAL SECURITIES INCORPORATED

                                    ANNEX C

                 OPINION OF COHEN & STEERS CAPITAL ADVISORS LLC

[COHEN LOGO]
July 19, 2001

NET 2 L.P.
355 Lexington Avenue
New York, NY 10017

Dear Sirs:

     We understand that NET 2 L.P. (the "Company") and Lexington Corporate Properties Trust ("Lexington") have entered into an agreement and plan of merger dated November 13, 2000 (the "Merger Agreement") providing for a business combination of the Company and Net 1 L.P., on the one hand, and Lexington, on the other hand. We also understand that the Company and Lexington propose to amend the terms of the Merger Agreement in order to, among other things, provide for cash consideration in substitution for subordinated convertible debentures of Lexington in the merger and to change the minimum and maximum number of shares of common stock of Lexington (the "Lexington Common Stock") issuable to the Limited Partners (as defined below) in exchange for their LP Interests (as defined below). The business combination of the Company and Lexington pursuant to the Merger Agreement as so amended is referred to herein as the "Merger."

     In the Merger, (i) except to the extent the holders of the issued and outstanding limited partnership interests in the Company (the "Limited Partners") may elect to receive alternative consideration in accordance with the Merger Agreement (the "Alternative Consideration"), (ii) based on the closing price of Lexington's Common Stock as of the last trading date preceding the date of this opinion letter, and (iii) subject to recalculation as hereinafter described, the Limited Partners will have the right to elect to receive for each of their limited partnership interests (the "LP Interests") (a) 2.71 shares of Lexington Common Stock and (b) $40.98 in cash, hereinafter referred to as the "Merger Consideration."

     The number of shares of Lexington Common Stock to be issued will be recalculated based upon an average of the closing prices thereof during a 20 day period preceding, but not including, the closing date of the Merger, with the number of shares issuable in exchange for each LP Interest to be limited to a maximum of 2.93 shares (corresponding to an average price of $14.00 per share of Lexington Common Stock) and a minimum of 2.56 shares (corresponding to an average price of $16.00 per share of Lexington Common Stock).

     Although we were not engaged to act as financial advisors to, or as an agent or fiduciary of, or otherwise to represent the General Partner or the Limited Partners in connection with formulating, structuring or negotiating the Merger Consideration or any other aspect of the Merger Agreement, the Company has requested our opinion as to the fairness, from a financial point of view, of the Merger Consideration to the Limited Partners.

     In arriving at our opinion expressed herein, we have, among other things:

          (i) reviewed certain publicly available financial statements and other business and financial information of the Company and Lexington, respectively;

          (ii) reviewed certain internal financial and operating data, including financial forecasts for the Company and Lexington, prepared by the general partner of the Company and the management of Lexington, respectively;

          (iii) reviewed the recent restated prices and trading activity for the Lexington Common Stock;

          (iv) discussed the past and current operations and financial condition and the prospects of the Company and Lexington, with the general partner of the Company and senior management of Lexington, respectively;

[COHEN LOGO]

          (v)  reviewed the executed Merger Agreement;

          (vi)  reviewed a draft of the proposed amendment to the Merger
     Agreement;

          (vii) performed various financial analyses, as we deemed appropriate, using generally accepted analytical valuation methodologies, including (a) the application of the public trading multiples of triple-net REITs reasonably comparable to the Company, to the financial results of the Company; (b) a review of the reported prices and trading activity of Lexington's common shares; (c) a discounted projected cash flow analysis of the Company; (d) an analysis of the net asset value of the Company; and (e) an analysis with respect to the liquidation of the Company's portfolio assets; and

          (viii) conducted such other financial studies, analyses and financial investigations as we deemed appropriate.

     We assumed, at your direction, that the form of the amendment to the Merger Agreement which we reviewed will conform in all material respects to the amendment to the Merger Agreement as executed and delivered. We also assumed, at your direction, that the Merger Agreement, as proposed to be amended, will conform in all material respects to the Merger Agreement as executed and delivered other than the substitution of cash for subordinated convertible debentures of Lexington as part of the Merger Consideration and the changing of the minimum and maximum number of shares of Lexington Common Stock issuable to the Limited Partners in exchange for their LP Interests, each as described above. We assumed further, at your direction, that at the closing of the Merger, the Lexington Common Stock will have been duly registered with the Securities and Exchange Commission and will have been duly listed for trading on the New York Stock Exchange, upon receipt of notice of issuance, and that all other material conditions to the closing of the Merger will have been satisfied.

     We were not requested to and, therefore, did not verify independently the accuracy or completeness of any information furnished by the Company or Lexington or any publicly available information which we reviewed in arriving at our opinion expressed herein. At your direction, we assumed and relied, without independent verification, upon the accuracy and completeness of all information furnished or otherwise communicated to us and upon the assurance of the Company that it was not aware of any information or facts that would make the information provided to us materially incomplete or misleading. At your direction, we assumed further that the financial and operating forecasts reviewed by us were reasonably prepared on a basis reflecting the best current estimates and good faith judgments of the respective managements of the Company and Lexington as to their anticipated future financial condition and operating results, and we express no opinion with respect to such forecasts.

     We were not engaged to conduct a physical inspection of any properties or make an independent valuation or appraisal of any assets or liabilities, contingent or otherwise, of the Company. Although we reviewed and considered historical appraisals of certain of the Company's properties, in rendering our opinion expressed herein, we express no opinion with respect to the estimated value of the Company indicated by such appraisals. We were not engaged to review any legal, accounting or tax aspects of the Merger. Except as we may have agreed in writing to do so, we do not intend to conduct any review or analysis with respect to the Merger after the date of this letter, and we accept no responsibility to update or revise our opinion based on events or circumstances occurring after the date hereof.

     Our opinion herein is necessarily based on our assessment of economic, monetary, market, regulatory and other conditions, including the financial condition of Lexington as of such date, as they exist and which can be evaluated on the date hereof. We express no opinion concerning what the value of the Lexington Common Stock actually will be when issued to the Limited Partners pursuant to the Merger Agreement. We express no opinion concerning the future financial condition and operating results of Lexington or the price or trading range at which Lexington Common Stock may trade following the date hereof. Our opinion does not address and we hereby make no recommendation as to the Company's underlying decision to proceed with the Merger

[COHEN LOGO]

or the relative merits of its decision not to proceed with any alternative financial strategies that may be available to the Company.

     We express no opinion herein concerning the fairness of any Alternative Consideration involved in the Merger or the consideration to be received in the Merger by Limited Partners who qualify as dissenters.

     Our opinion expressed herein is provided at the Company's request and for its use in connection with evaluating the Merger Consideration, and for no other purpose. As noted above, we have not been engaged as an agent or fiduciary of the Company, the General Partner or the Limited Partners. Our opinion is addressed only to the Company and only addresses the fairness, from a financial point of view, of the Merger Consideration to the Limited Partners. Our opinion does not constitute a recommendation concerning any action the Limited Partners should take concerning the Merger or any alternative thereto (including whether to consent to, approve of or vote in favor of the Merger or take or refrain from taking any other action) and should not be relied upon as such, and does not confer any rights or remedies upon the Limited Partners. At your direction, we express no opinion with respect to the desirability of pursuing any alternative to the Merger.

     We have not been requested to and, at your direction, we express no opinion as to whether the value of the Merger Consideration, as contemplated by the proposed amendment to the Merger Agreement, is the same as, more, or less than the merger consideration contemplated by the executed Merger Agreement. We also express no opinion as to the relative merits, implicit valuation or desirability of the Merger Consideration compared to the merger consideration contemplated by the executed Merger Agreement.

     Neither this letter nor our opinion expressed herein may be reproduced, summarized, excerpted, quoted from, referred to or disclosed in any filing, report, document, release or other communication, whether written or oral, made, prepared, issued or transmitted by the Company or Lexington without our prior written approval; provided, however, that this letter may be submitted to and filed with the Securities and Exchange Commission in connection with its review of the Merger, and may be reproduced without alteration in the definitive proxy statement disseminated to the Limited Partners relating to the Merger and referred to in such proxy statement if reproduced without alteration therein.

     Based upon and subject to the foregoing, we are of the opinion that, as of the date hereof, the Merger Consideration, taken as a whole, is fair, from a financial point of view, to the Limited Partners.

                                          Very truly yours,

                                          /s/ COHEN & STEERS CAPITAL ADVISORS
                                          LLC

[Cohen & Steers logo]

July 19, 2001
NET 1 L.P.
355 Lexington Avenue
New York, NY 10017

Dear Sirs:

     We understand that NET 1 L.P. (the "Company") and Lexington Corporate Properties Trust ("Lexington") have entered into an agreement and plan of merger dated November 13, 2000 (the "Merger Agreement") providing for a business combination of the Company and Net 2 L.P., on the one hand, and Lexington, on the other hand. We also understand that the Company and Lexington propose to amend the terms of the Merger Agreement in order to, among other things, provide for cash consideration in substitution for subordinated convertible debentures of Lexington in the merger and to change the minimum and maximum number of shares of common stock of Lexington (the "Lexington Common Stock") issuable to the Limited Partners (as defined below) in exchange for their LP Interests (as defined below). The business combination of the Company and Lexington pursuant to the Merger Agreement as so amended is referred to herein as the "Merger."

     In the Merger, (i) except to the extent the holders of the issued and outstanding limited partnership interests in the Company (the "Limited Partners") may elect to receive alternative consideration in accordance with the Merger Agreement (the "Alternative Consideration"), (ii) based on the closing price of Lexington's Common Stock as of the last trading date preceding the date of this opinion letter, and (iii) subject to recalculation as hereinafter described, the Limited Partners will have the right to elect to receive for each of their limited partnership interests (the "LP Interests") (a) 27.15 shares of Lexington Common Stock and (b) $410.19 in cash, hereinafter referred to as the "Merger Consideration."

     The number of shares of Lexington Common Stock to be issued will be recalculated based upon an average of the closing prices thereof during a 20 day period preceding, but not including, the closing date of the Merger, with the number of shares issuable in exchange for each LP Interest to be limited to a maximum of 29.30 shares (corresponding to an average price of $14.00 per share of Lexington Common Stock) and a minimum of 25.64 shares (corresponding to an average price of $16.00 per share of Lexington Common Stock).

     Although we were not engaged to act as financial advisors to, or as an agent or fiduciary of, or otherwise to represent the General Partner or the Limited Partners in connection with formulating, structuring or negotiating the Merger Consideration or any other aspect of the Merger Agreement, the Company has requested our opinion as to the fairness, from a financial point of view, of the Merger Consideration to the Limited Partners.

     In arriving at our opinion expressed herein, we have, among other things:

          (i) reviewed certain publicly available financial statements and other business and financial information of the Company and Lexington, respectively;

          (ii) reviewed certain internal financial and operating data, including financial forecasts for the Company and Lexington, prepared by the general partner of the Company and the management of Lexington, respectively;

          (iii) reviewed the recent restated prices and trading activity for the Lexington Common Stock;

          (iv) discussed the past and current operations and financial condition and the prospects of the Company and Lexington, with the general partner of the Company and senior management of Lexington, respectively;

[Cohen & Steers logo]

          (v)  reviewed the executed Merger Agreement;

          (vi)  reviewed a draft of the proposed amendment to the Merger
     Agreement;

          (vii) performed various financial analyses, as we deemed appropriate, using generally accepted analytical valuation methodologies, including (a) the application of the public trading multiples of triple-net REITs reasonably comparable to the Company, to the financial results of the Company; (b) a review of the reported prices and trading activity of Lexington's common shares; (c) a discounted projected cash flow analysis of the Company; (d) an analysis of the net asset value of the Company; and (e) an analysis with respect to the liquidation of the Company's portfolio assets; and

          (viii) conducted such other financial studies, analyses and financial investigations as we deemed appropriate.

     We assumed, at your direction, that the form of the amendment to the Merger Agreement which we reviewed will conform in all material respects to the amendment to the Merger Agreement as executed and delivered. We also assumed, at your direction, that the Merger Agreement, as proposed to be amended, will conform in all material respects to the Merger Agreement as executed and delivered other than the substitution of cash for subordinated convertible debentures of Lexington as part of the Merger Consideration and the changing of the minimum and maximum number of shares of Lexington Common Stock issuable to the Limited Partners in exchange for their LP Interests, each as described above. We assumed further, at your direction, that at the closing of the Merger, the Lexington Common Stock will have been duly registered with the Securities and Exchange Commission and will have been duly listed for trading on the New York Stock Exchange, upon receipt of notice of issuance, and that all other material conditions to the closing of the Merger will have been satisfied.

     We were not requested to and, therefore, did not verify independently the accuracy or completeness of any information furnished by the Company or Lexington or any publicly available information which we reviewed in arriving at our opinion expressed herein. At your direction, we assumed and relied, without independent verification, upon the accuracy and completeness of all information furnished or otherwise communicated to us and upon the assurance of the Company that it was not aware of any information or facts that would make the information provided to us materially incomplete or misleading. At your direction, we assumed further that the financial and operating forecasts reviewed by us were reasonably prepared on a basis reflecting the best current estimates and good faith judgments of the respective managements of the Company and Lexington as to their anticipated future financial condition and operating results, and we express no opinion with respect to such forecasts.

     We were not engaged to conduct a physical inspection of any properties or make an independent valuation or appraisal of any assets or liabilities, contingent or otherwise, of the Company. Although we reviewed and considered historical appraisals of certain of the Company's properties, in rendering our opinion expressed herein, we express no opinion with respect to the estimated value of the Company indicated by such appraisals. We were not engaged to review any legal, accounting or tax aspects of the Merger. Except as we may have agreed in writing to do so, we do not intend to conduct any review or analysis with respect to the Merger after the date of this letter, and we accept no responsibility to update or revise our opinion based on events or circumstances occurring after the date hereof.

     Our opinion herein is necessarily based on our assessment of economic; monetary, market, regulatory and other conditions, including the financial condition of Lexington as of such date, as they exist and which can be evaluated on the date hereof. We express no opinion concerning what the value of the Lexington Common Stock actually will be when issued to the Limited Partners pursuant to the Merger Agreement. We express no opinion concerning the future financial condition and operating results of Lexington or the price or trading range at which Lexington Common Stock may trade following the date hereof. Our opinion does not address and we hereby make no recommendation as to the Company's underlying decision to proceed with the Merger

[Cohen & Steers logo]

or the relative merits of its decision not to proceed with any alternative financial strategies that may be available to the Company.

     We express no opinion herein concerning the fairness of any Alternative Consideration involved in the Merger or the consideration to be received in the Merger by Limited Partners who qualify as dissenters.

     Our opinion expressed herein is provided at the Company's request and for its use in connection with evaluating the Merger Consideration, and for no other purpose. As noted above, we have not been engaged as an agent or fiduciary of the Company, the General Partner or the Limited Partners. Our opinion is addressed only to the Company and only addresses the fairness, from a financial point of view, of the Merger Consideration to the Limited Partners. Our opinion does not constitute a recommendation concerning any action the Limited Partners should take concerning the Merger or any alternative thereto (including whether to consent to, approve of or vote in favor of the Merger or take or refrain from taking any other action) and should not be relied upon as such, and does not confer any rights or remedies upon the Limited Partners. At your direction, we express no opinion with respect to the desirability of pursuing any alternative to the Merger.

     We have not been requested to and, at your direction, we express no opinion as to whether the value of the Merger Consideration, as contemplated by the proposed amendment to the Merger Agreement, is the same as, more, or less than the merger consideration contemplated by the executed Merger Agreement. We also express no opinion as to the relative merits, implicit valuation or desirability of the Merger Consideration compared to the merger consideration contemplated by the executed Merger Agreement.

     Neither this letter nor our opinion expressed herein may be reproduced, summarized, excerpted, quoted from, referred to or disclosed in any filing, report, document, release or other communication, whether written or oral, made, prepared, issued or transmitted by the Company or Lexington without our prior written approval; provided, however, that this letter may be submitted to and filed with the Securities and Exchange Commission in connection with its review of the Merger, and may be reproduced without alteration in the definitive proxy statement disseminated to the Limited Partners relating to the Merger and referred to in such proxy statement if reproduced without alteration therein.

     Based upon and subject to the foregoing, we are of the opinion that, as of the date hereof, the Merger Consideration, taken as a whole, is fair, from a financial point of view, to the Limited Partners.

                            Very truly yours,

                            /s/    COHEN & STEERS CAPITAL ADVISORS LLC
                            ----------------------------------------------------

                                    ANNEX D

                         ROBERT A. STANGER & CO., INC.
                              PORTFOLIO APPRAISAL
                            AS OF DECEMBER 31, 2000

-----------------------------------------------------------------------------------------
                                                                        1129 Broad Street
                                                                Shrewsbury, NJ 07702-4314
ROBERT A. STANGER & CO., INC.
                                                                            (732)389-3600
       INVESTMENT BANKING
                                                                       FAX: (732)389-1751
                                                                            (732)544-0779
-----------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------

                      SUMMARY REAL ESTATE APPRAISAL REPORT
                           NINE PROPERTY PORTFOLIO OF
                                   NET 1 L.P.
                         SIXTEEN PROPERTY PORTFOLIO OF
                                   NET 2 L.P.
                                  MAY 21, 2001

ROBERT A. STANGER & CO., INC.

                               TABLE OF CONTENTS

                                                               PAGE
                                                               ----
Letter of Transmittal.......................................     1
Identification of Subject Portfolios........................     3
Property Ownership and History..............................     3
Purpose of Appraisals.......................................     3
Function of Appraisals......................................     3
Scope of Appraisals.........................................     3
Date of Valuation...........................................     4
Value Definition............................................     4
Valuation Methodology.......................................     5
  Site Inspections and Data Gathering.......................     6
  Lease Review..............................................     6
  Market Rental Rates.......................................     6
  Highest and Best Use......................................     7
  Operational Projections...................................     7
  Reversion Value...........................................     7
  Selection of Discount Rates...............................     8
Portfolio Value Conclusions.................................     9
Portfolio Properties
     Net 1 L.P. Portfolio...................................    10
     Net 2 L.P. Portfolio...................................    11
Assumptions and Limiting Conditions.........................    12

-----------------------------------------------------------------------------------------
                                                                        1129 Broad Street
                                                                Shrewsbury, NJ 07702-4314
ROBERT A. STANGER & CO., INC.                                               (732)389-3600
          INVESTMENT BANKING                                           FAX: (732)389-1751
                                                                            (732)544-0779
-----------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------

Net 1 L.P.
Net 2 L.P.
355 Lexington Avenue
New York, NY 10017

Gentlemen:

     You have engaged Robert A. Stanger & Co., Inc. ("Stanger") to update its prior valuation, contained in the summary appraisal report dated February 10, 2000, of the real property portfolios (the "Portfolios") owned by Net 1 L.P. and Net 2 L.P. (hereinafter the "Partnerships"). Such updated appraisal reflects the estimated market value of the leased fee or, where applicable, fee simple interests in the portfolios of real property owned by the Partnerships (the "Portfolio Valuations") as of December 31, 2000.

     This report is prepared in accordance with agreements between Robert A. Stanger & Co., Inc. and the Partnerships dated October 19, 2000. Pursuant to those agreements, Stanger has been engaged to perform the appraisals on a limited scope basis using a summary report format in conformity with the departure provisions of the Uniform Standards of Professional Appraisal Practice of the Appraisal Institute, relying solely upon the Income Approach to value. We have been engaged to deliver to the Partnerships a summary appraisal report format that is not designed to meet the requirements of Title XI of the Financial Institutions Reform, Recovery, and Enforcement Act of 1989 ("FIRREA") This summary report is not intended to serve as a substitute for a selfcontained report and certain background data and analysis has been retained in our files.

     Due to the type of real estate owned by the Partnerships and the nature of the lease terms, the engagement calls for these assets to be valued utilizing a discounted cash flow analysis, subject to existing leases. We have therefore valued the net cash flows related to the leases with reversion to underlying real estate value only after the primary lease term and any renewal options deemed favorable to the tenant and likely to be exercised have been exhausted.

     Our valuation has been based in part upon information supplied to us by the Partnerships including but not limited to: lease abstracts; renewal and purchase option status; information relating to the creditworthiness of tenants; current lease rates, expenses and sales levels, where applicable; property descriptive information, physical condition of improvements and prior appraisals; and, where appropriate, proposed sales terms, sales agreements and supporting documentation. We have also interviewed relevant property and Partnership management personnel. We have relied upon such information and have assumed that the information provided by property management and the Partnerships is accurate and complete. We have not attempted to independently verify such information.

     We are advised by the Partnerships that the purpose of the appraisals is to estimate the value of the leased fee or, where applicable, fee simple interests in the Portfolios under market conditions as of the appraisal date and subject to existing leases, and that the Portfolio Valuations may be used in connection with a proposed transaction (the "Transaction") in which interest in or assets owned by the Partnerships, including the Portfolios, will be transferred to Lexington Corporate Properties, Inc. ("LCPI") in exchange for securities of LCPI. Stanger agrees to the use of the appraisal for this purpose subject to the terms and conditions of the agreements related thereto.

     This summary appraisal report was prepared stating our opinion as to the market value of the Portfolios as of December 31, 2000. The attached summary appraisal report should be reviewed in its entirety and is subject

ROBERT A. STANGER & CO., INC.

to the assumptions and limiting conditions contained herein. Background information and analysis upon which value conclusions are based has been retained in our files.

     Our review was undertaken solely for the purpose of providing an opinion of value, and we make no representation as to the adequacy of such review for any other purpose. Our opinion is expressed with respect to the total value of the Portfolios, assuming existing lease contracts, in which each Partnership has an interest and not with respect to any joint venture participations or to limited partners' allocations. Stanger has no present or contemplated future interest in the Portfolios' properties, the Partnerships, or LCPI and any of its affiliates.

     The appraisal is only an estimate of the aggregate market value of the leased fee or, were applicable, fee simple interests in the Portfolios as of the date of valuation and should not be relied upon as being the equivalent of the price that would necessarily be received in the event of a sale or other disposition of the Portfolios' properties. Changes in corporate financing rates generally, changes in individual tenant creditworthiness, changes in tenant motivation with respect to the exercise of renewal or purchase options, or changes in real estate property markets may result in higher or lower values of real property. The use of other valuation methodologies might produce a higher or lower value. However, in our opinion, the use of the discounted cash flow methodology is reasonable. Our opinion is subject to the assumptions and limiting conditions set forth herein. We have used methods and assumptions deemed appropriate in our professional judgment; however, future events may demonstrate that the assumptions were incorrect or that other, different methods or assumptions may have been more appropriate.

     This summary appraisal report provides our value conclusion with respect to each of the Portfolios, definitions of value, discussions of the valuation methodology employed, assumptions, and limiting conditions.

                                          Sincerely,

                                          /s/ ROBERT A. STANGER & CO., INC.
                                          --------------------------------------
                                          Robert A. Stanger & Co., Inc.

Shrewsbury, New Jersey
May 21, 2001

ROBERT A. STANGER & CO., INC.

                      IDENTIFICATION OF SUBJECT PORTFOLIOS

     The subjects of this summary appraisal report are the real property portfolios (the "Portfolios") in which Net 1 L.P. and Net 2 L.P. (the "Partnerships") own leased fee or, in the case of the vacant Everest & Jennings property, fee simple interests. The Net 1 Portfolio is comprised of nine properties (including office, office/warehouse, R&D, retail, a fitness center and a bus terminal) located in seven states. The Net 2 Portfolio is comprised of sixteen properties (including retail, office, office/warehouse and manufacturing/warehouse properties) located in eleven states. (A listing of the properties in each Portfolio is provided in the "Portfolio Properties" section herein.)

                         PROPERTY OWNERSHIP AND HISTORY

     All the properties in the Net 1 Portfolio are owned by Net 1 L.P. The properties were purchased by Net 1 L.P. between 1988 and 1997, with the exception of the Bull HN Information Systems property in Phoenix, AZ, which was purchased in September 1999 for $11,390,000, the Cymer property in San Diego, CA, which was purchased in September 1999 for $8,605,000, and the Corporate Express property in Henderson, NC, which was purchased in April 2000 for $7,436,000.

     All the properties in the Net 2 Portfolio are owned by Net 2 L.P. The properties were purchased by Net 2 L.P. between 1989 and 1997, with the exception of the Best Buy properties located in Canton, Ohio and Spartanburg, South Carolina which were purchased in July 1998 for $5,150,000 and $4,375,000, respectively, the Hollywood Entertainment property located in Wilsonville, Oregon which was purchased in September 1998 for $13,700,000, the Associated Grocers property located in Ocala, FL, which was purchased in January 1999 for $19,500,000, the Wal-Mart property in Jacksonville, AL, which was purchased in June 1999 for $2,135,000, the Stone Container property in Columbia, SC, which was purchased in August 1999 for $4,750,000, the Johnson Controls property in Plymouth, MI, which was purchased in May 2000 for $7,815,000, and the Nextel Communications property in Hampton, VA, which was purchased in March 2000 for $11,960,000.

                             PURPOSE OF APPRAISALS

     The purpose of the appraisals is to estimate the market value of the leased fee or, where applicable, fee simple interests in the Portfolios of real property owned by Net 1 L.P. and Net 2 L.P. subject to existing leases in place under market conditions as of December 31, 2000.

                             FUNCTION OF APPRAISALS

     The function of the appraisal is to provide a current estimate of market value of each Portfolio for use by the Partnerships in connection with the Transaction. No representation is made as to the adequacy of the appraisal for any other purpose.

                              SCOPE OF APPRAISALS

     The Portfolio Valuations have been prepared on a limited scope basis using a summary report format in conformity with the departure provisions of the Uniform Standards of Professional Appraisal Practice of the Appraisal Institute, in accordance with agreements between Robert A. Stanger & Co., Inc. and each of the Partnerships dated October 19, 2000. Pursuant to those agreements, Stanger has relied solely upon the income approach to value and did not employ the cost or sales comparison approaches (as described below).

     In estimating the value of a property, appraisers typically consider three approaches to value: the cost approach, the sales comparison (or "market data") approach, and the income approach. The value estimate by the cost approach incorporates separate estimates of the value of the unimproved site under its highest and best use and the value of the improvements less observed accrued depreciation resulting from physical wear and tear and functional and/or economic obsolescence. The sales comparison approach involves a comparative analysis of the subject property with other similar properties that have sold recently or that are currently

ROBERT A. STANGER & CO., INC.

offered for sale in the market. The income approach involves an economic analysis of the property based on its potential to provide future net annual income. With respect to leased and income producing properties, a discounted cash flow analysis ("DCF") is commonly utilized. The DCF method ascribes a present value to the future cash flows associated with operating the property and the ultimate reversion value of the property, based upon a discount rate commensurate with the risks inherent in ownership of the property and with rates of return offered by alternative investment opportunities.

     Pursuant to the terms of our engagement, the Portfolio Valuations were performed solely using the income approach. Since a primary buyer group for properties of the type appraised herein is investors, the income approach was deemed a reasonable valuation methodology. Further, given the primary criteria used by buyers of properties of the type appraised herein and the existence of generally long-term net leases on the properties, the cost approach was considered less reliable than the income approach. The sales comparison approach was also considered less reliable than the income approach given the primary criteria used by buyers of properties of the type appraised herein, the existence of generally long-term net leases on the properties, and the relative lack of sufficient reliable data from recent transactions involving properties comparable to the subject properties. Consequently, given these factors, the income approach was considered the most reliable approach to value the subject Portfolios.

     In addition, the properties have been valued utilizing a discounted cash flow analysis subject to existing leases. We have therefore valued net cash flows related to the lease without reversion to underlying real estate value until the primary lease term and any renewal or purchase options deemed favorable to the tenant and likely to be exercised have been exhausted. Changes in corporate financing rates generally, in individual tenant creditworthiness, in tenant motivation with respect to the exercise of renewal options, or in real estate property markets may result in higher or lower values of real property. The use of other valuation methodologies might produce a higher or lower value. Our opinion is subject to the assumptions and limiting conditions set forth herein.

     Departures -- Uniform Standards of Professional Practice -- With respect to limited appraisals. the departure provisions of the Uniform Standards of Professional Appraisal Practice permit departures from the specific guidelines of Standard 1. In this report the following departures were taken:

Standard Rule 1-4(a)(b)  The cost and sales comparison approaches are excluded and the conclusions are based solely on the income approach. The sales comparison approach and cost approach are not considered applicable given the long term net leases encumbering most of the properties within the Portfolios. (See Valuation
                         Methodology.)

                               DATE OF VALUATION

     The date of valuation for the Portfolios is December 31, 2000.

                                VALUE DEFINITION

     Market value, as used in this report and defined by the Appraisal Institute, is the most probable price as of a specified date, in cash, in terms equivalent to cash, or in other precisely revealed terms, for which the specified property rights should sell after reasonable exposure in a competitive market under all conditions requisite to a fair sale, with the buyer and seller each acting prudently, knowledgeably and for self-interest, and assuming that neither is under undue duress.

     Implicit in this definition is the consummation of a sale as of a specified date and the passing of title from seller to buyer under conditions whereby:

          (a)  buyer and seller are typically motivated;

          (b) both parties are well informed or well advised, and each acts in a manner he considers in his own best interest;

          (c)  a reasonable time is allowed for exposure in the open market;

ROBERT A. STANGER & CO., INC.

          (d) payment is made in terms of cash in U.S. dollars or in terms of financial arrangements comparable thereto; and

          (e) the price represents the normal consideration for the property sold unaffected by special or creative financing or sales concessions granted by anyone associated with the sale.
---------------
(Source: The Appraisal of Real Estate, 11(th) Edition.)

     The property rights appraised in this report are leased fee or, in the case of the vacant Everest & Jennings property, fee simple interests. Leased fee interest is defined as an ownership interest held by a landlord with the right to use and occupancy conveyed by lease to others and usually consists of the right to receive rent and the right to repossession at the termination of the lease. Fee simple interest is defined as absolute ownership, unencumbered by any other interest or estate, subject only to the limitations of eminent domain, escheat, police power and taxation.

     The appraisal includes the value of land, land improvements such as paving, fencing, on-site sewer and water lines, and the buildings as of December 31, 2000. The appraisal does not include supplies, materials on hand, inventories, furniture, equipment or other personal property, company records, or current or tangible assets that may exist. The appraisal pertains only to items considered as real estate.

                             VALUATION METHODOLOGY

     Pursuant to the terms of this engagement, Stanger has estimated the aggregate value of each Partnership's leased fee or, in the case of the vacant Everest & Jennings property, fee simple interests in their respective Portfolio of properties based solely on the income approach to valuation. Appraisers typically consider three approaches in valuing real property: the cost approach, the income approach, and the sales comparison, or market data, approach. The type and age of a property, the nature of the leases, market conditions and the quantity and quality of data affect the applicability of each approach in a specific appraisal situation.

     The income approach is based on the assumption that the value of a property or portfolio of properties can be represented by the present worth of future cash flows. In these Portfolio Valuations, a discounted cash flow ("DCF") analysis is used to determine the value of the leased fee or, in the case of the vacant Everest & Jennings property, fee simple interests in each portfolio of properties based upon the lease that encumbers each property. In the case of the vacant Everest & Jennings property, the property was assumed to be re-leased at existing market net-lease rates and terms, and held for a ten-year period, with a reversion value determined as discussed below. The indicated value by the income approach represents the amount an investor would probably pay for the expectation of receiving the net cash flow from the Portfolio properties during the subject lease terms and the proceeds from the ultimate sale of the Portfolio properties.

     Unless otherwise noted, in applying the DCF analysis, we utilized pro forma statements of operations for each of the Portfolio properties prepared in accordance with the leases which currently encumber the properties. The properties are assumed to be sold after the expiration of the initial lease term and any renewal terms deemed favorable to the tenant and likely to be exercised by the tenants (e.g., where the tenant has an option to renew at a rental rate materially below the projected market rate rent at the time of the renewal option, it is assumed that such option will be exercised and a renewal-probability weighted value is determined).

     The reversion value of the properties which can be realized upon sale is calculated based on the current economic rental rate deemed reasonable for each property, escalated at a rate indicative of current expectations in the marketplace for the property. The market-rate net income of the properties at the year of sale is then capitalized at an appropriate rate reflecting the age and anticipated functional and economic obsolescence and competitive position of the properties to determine the reversion value of the properties. Where properties were deemed to have reached the limit of functional utility and useful life at the time of

ROBERT A. STANGER & CO., INC.

lease expiration, the reversion is computed based on estimated escalated land value. Net proceeds of sale are determined by deducting appropriate costs anticipated to be incurred at the time of sale.

     Finally, the discounted present value of the cash flow stream from operations and the discounted present value of the net proceeds from sale are summed to arrive at a total estimated value for the properties.

     The following describes more fully the steps involved in the valuation methodology.

SITE INSPECTIONS & DATA GATHERING

     In conducting the Portfolio Valuations, representatives of Stanger performed site inspections of the Portfolio properties during October 2000 through December 2000. In the course of these site visits, the physical facilities of each property were inspected, current market rental rates for competing properties were investigated, information on the local market was gathered, and where possible, the tenant's facilities manager was interviewed concerning the property, its role in company operations, and other factors. Information gathered during the site inspection was supplemented by telephonic surveys, a review of published information and by information provided by management.

     In conducting the Portfolio Valuations, Stanger also interviewed and relied upon Partnership and property management personnel to obtain information relating to the condition of each property, including any deferred maintenance, capital budgets, known environmental conditions, status of on-going or newly planned property additions, reconfigurations, improvements, and other factors affecting the physical condition of the property improvements.

     Stanger also interviewed the Partnerships' management personnel regarding competitive conditions in net lease property markets, tenant credit trends affecting the properties, certain lease factors, and historical and anticipated lease revenues and expenses.

     In addition, Stanger reviewed the acquisition criteria and parameters used by real estate investors. Such reviews included a search of real estate data sources and publications concerning real estate buyer's criteria and interviews with sources deemed appropriate in certain local markets (including local appraisers and real estate brokers).

     Stanger also compiled data on actual transactions involving net leased properties, from which acquisition criteria and parameters were extracted. Information on actual property transactions was also obtained during the site inspections and from direct telephonic interviews of local appraisers and real estate brokers, and/or investors, owners and managers of net leased properties. In addition, Stanger reviewed data provided by the Partnerships and management on acquisitions of properties involving the Partnerships.

LEASE REVIEW

     Lease abstracts and updates, if applicable, were provided by the Partnerships and were relied upon in the preparation of operational projections for each property (as discussed below). Stanger reviewed such lease abstracts and updates and interviewed Partnership management personnel to ascertain any renegotiated terms and modifications and the status of any options and other factors. Provisions considered and incorporated into the operational projections included current lease rate, escalation factors, percentage rent provisions, renewal options and terms, and purchase options and terms.

MARKET RENTAL RATES

     During the course of the property site inspections available data on rental rates at competing properties in each local or regional market was collected. Information gathered during the site inspection was supplemented by telephonic surveys.

ROBERT A. STANGER & CO., INC.

HIGHEST AND BEST USE

     The term "highest and best use," as used in this report, is defined as follows:

     "The reasonably probable and legal use of vacant land or an improved property, which is physically possible, appropriately supported, financially feasible, and that results in the highest value."
---------------
(Source: Appraisal Institute, The Appraisal of Real Estate, 11(th) Edition.)

     The four criteria that highest and best use must meet are legal permissibility, physical possibility, financial feasibility, and maximum productivity.

     In conformity with the provisions of this engagement, a land use feasibility study was not performed and Stanger evaluated each site's highest and best use as currently improved. Based upon the property site inspection, the highest and best use of each of the properties remains as currently improved, unless otherwise noted.

OPERATIONAL PROJECTIONS

     Based on the lease and market rent analysis, rental revenue projections were developed for each property in each of the Portfolios based on the terms of existing leases. Where lease terms included percentage rent provisions, available sales data were reviewed for each property and sales levels were projected based on escalation factors deemed appropriate in light of the current level of sales, area trends and parameters utilized by buyers of similar properties. Percentage rents were then calculated based on the resulting sales levels and contract provisions relating to sales breakpoints and percentage rent participations.

     Lease renewals were analyzed based on escalated current market rental rates. The annual market rent escalation rate utilized was based on local market conditions in the area of each property, inflation rates, and rental rate growth parameters applied by investors in similar type properties. Where projected market rental rates at the time of a renewal option materially exceeded the contractual lease renewal rate, the renewal option was assumed to be exercised and a renewal probability weighted value was determined.

     A property management fee deemed appropriate for retaining a professional real estate organization to manage net-leased properties was included in the projections. The fee utilized was one percent of rental revenues. Expenses relating solely to partnership administration, investor reporting and accounting were excluded.

     Finally, where the lease required the owner to be responsible for certain unreimbursed costs or where a capital expense reserve, deferred maintenance or extraordinary capital expenditures were required for an individual property, the cash flows and value were adjusted accordingly.

REVERSION VALUE

     In the course of performing the appraisal, Stanger reviewed available sales transactions of similar investment properties as well as available market data relating to overall capitalization rates for properties similar to the properties in the Portfolios. As described above, acquisition criteria used by buyers of similar properties were also reviewed. Based upon these reviews and considering such factors as age, quality, anticipated functional and economic obsolescence, competitive position of the property, the projected date of sale, and buyers' acquisition criteria, appropriate terminal capitalization rates were selected. Where properties were deemed to have reached the limit of functional utility and useful life at the time of lease expiration, the reversion value was computed based on escalated current land value.

     Based upon current market rate rents, estimated escalation factors, the estimated vacancy rate, if applicable, and other property operating expenses incurred by the owner, net operating income during the twelve months following the lease expiration was estimated. The resulting net operating income estimate was capitalized to determine a reversion value. The reversion value was discounted to a present value, after deducting appropriate costs likely to be incurred at the time of the sale (including probability-weighted costs of releasing the property at the time of lease expiration). The discount rate employed was based on current

ROBERT A. STANGER & CO., INC.

acquisition criteria and target rates of return among investors in properties such as those held by the Partnerships.

     Where any property lease included a purchase option for the lessee, the purchase option price was compared to the projected value of the property based on projected market rental rates (and where appropriate, contractual rent under the lease agreement). Where the purchase option price was projected to provide a material financial benefit to the tenant, the purchase option was deemed exercised; otherwise the purchase option was deemed expired.

SELECTION OF DISCOUNT RATES

     Distinct discount rates were then applied to the operating cash flow projections and the reversion values.

     OPERATING CASH FLOW -- The selection of the appropriate discount rate for determining the present value of future operating cash flow streams from each net leased property was based primarily upon such factors as the creditworthiness of the tenant, the length of the lease term, and the general interest rate environment.

     Specifically, Stanger investigated each tenant's/guarantor's corporate debt rating, if any, issued by a Nationally Recognized Statistical Rating Organization (NRSRO) (for example, Standard & Poors and/or Moody's). For tenants/guarantors without NRSRO credit ratings, Stanger conducted an analytical review of the available financial statements of each of the tenants/guarantors under the subject leases. In the course of this review, Stanger analyzed the most recent available financial statements of the tenants/guarantors, focusing primarily on the balance sheet, profit and loss statement, cash flow statement and management's discussion of capital resources and liquidity. Various measures of financial strength were derived and reviewed to evaluate the tenant's ability to fulfill the lease obligation. These factors encompassed size, leverage, capital structure, profitability, cash flow, debt service and fixed charges coverage and liquidity.

     Stanger also reviewed the interest rate environment as of the date of the Portfolio Valuations, including long-term corporate bond yields. In particular, data sources were screened to determine the yield-to-maturity among corporate bonds based on various maturities and credit ratings. This analysis was conducted to establish a base discount rate, determined by the marketplace, to reflect the risk of holding corporate debt with credit quality commensurate with the lease guarantor's creditworthiness and a term approximately equal to the remaining lease term for each property. Premiums deemed appropriate were then added to the base discount rate to reflect the risks associated with real estate and, where appropriate, above-market lease rates or factors unique to the individual lease, tenant or property. In particular, where contract rent exceeded market rent, the base discount rate used to value the operating cash flow stream was adjusted to reflect the risk associated in realizing such excess rent.

     Where operating cash flows were comprised of base rent and percentage rent components, distinct discount rates were applied to the base rent and percentage rent reflective of the relative risk associated with each cash flow stream.

     REVERSION VALUE -- To determine appropriate discount rates to apply to the reversion value of the real estate upon final lease expiration, the acquisition criteria and projection parameters in use in the marketplace by real estate investors for various property types (e.g. industrial/warehouse, retail, office, etc.) were reviewed (as described above). Discount rates deemed appropriate for the property type were applied to the reversion value of each property after adjusting for any unique property-related factors.

     The resulting discounted present value of operating cash flows and the discounted present value of net sale proceeds were then added to arrive at a final value for the properties.

ROBERT A. STANGER & CO., INC.

                          PORTFOLIO VALUE CONCLUSIONS

     Based upon the review as described above, it is our opinion that the market value of the leased fee or, where applicable, fee simple interests in the portfolio of properties owned by Net 1 L.P. and Net 2 L.P., as encumbered by existing lease agreements, as of December 31, 2000 are as follows:

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                              NET 1 L.P. PORTFOLIO

                                  $47,470,000

                             ---------------------

           FORTY-SEVEN MILLION FOUR HUNDRED SEVENTY THOUSAND DOLLARS

                             ---------------------

                              NET 2 L.P. PORTFOLIO

                                  $102,375,000

                             ---------------------

      ONE HUNDRED-TWO MILLION THREE HUNDRED SEVENTY-FIVE THOUSAND DOLLARS

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

ROBERT A. STANGER & CO., INC.

                                   NET 1 L.P.

                              PORTFOLIO PROPERTIES

                                                                                     VALUE
PROPERTY NAME                                   ADDRESS                TYPE       CONCLUSION
-------------                                   -------                ----       ----------
Circuit City Stores                  2832 Chandler Mountain Rd        Retail      $   830,000
                                     Lynchburg, VA
Greyhound Lines                      121 S. Center Street               Bus       $ 1,350,000
                                     Stockton, CA                    Terminal
Scandinavian Swim & Fitness          12235 N. Cave Creek Rd           Health      $ 5,860,000
                                     Phoenix, AZ                       Club
Wal-Mart                             853 Broad Street                 Retail      $ 4,430,000
                                     Sumter, SC
Wal-Mart                             2275 Browns Bridge Road          Retail      $ 2,740,000
                                     Gainesville, GA
Wal-Mart                             1045 Mexico Boulevard            Retail      $ 3,540,000
                                     Brownsville, TX
Bull HN Information Systems          13430 N. Black Canyon Freeway    Office      $11,910,000
                                     Phoenix, AZ
Cymer                                16275 Technology Drive           Office/     $ 9,060,000
                                     San Diego, CA                   Research
                                                                         &
                                                                     Development
Corporate Express                    1133 Poplar Creek Road           Office/     $ 7,750,000
                                     Henderson, NC                   Warehouse    -----------
TOTAL VALUE OF NET 1 L.P. PORTFOLIO                                               $47,470,000
                                                                                  ===========

ROBERT A. STANGER & CO., INC.

                                   NET 2 L.P.

                              PORTFOLIO PROPERTIES

                                                                                    VALUE
PROPERTY NAME                                  ADDRESS                TYPE        CONCLUSION
-------------                                  -------                ----       ------------
A Copy                               183 Plains Road                 Office/     $  2,950,000
                                     Milford, CT                    Warehouse
Ameritech                            300 McCormick Blvd.             Office/     $  1,660,000
                                     Columbus, OH                   Warehouse
Everest & Jennings (vacant)*         3601 Rider Trail South          Office/     $  4,175,000
                                     Earth City, MO                 Warehouse
Kohis Department Stores, Inc.        3711 Gateway Drive              Retail      $  4,480,000
                                     Eau Claire, WI
Robin Cable Systems of Tucson        1440 East 15th Street           Office/     $  3,420,000
                                     Tucson, AZ                     Warehouse
The Tranzonic Companies              730 W. Fairmont Drive           Office/     $  1,970,000
                                     Tempe, AZ                      Warehouse
The Tranzonic Companies              670 Alpha Drive                 Office/     $  6,580,000
                                     Highland Heights, OH           Warehouse
Sam's Club                           35400 Cowan Road                Retail      $  7,520,000
                                     Westland, MI
Best Buy                             4831 Whipple Avenue             Retail      $  4,600,000
                                     Canton, OH
Best Buy                             399 Peachwood Centre Drive      Retail      $  4,340,000
                                     Spartangburg, SC
Hollywood Entertainment              9275 SW Peyton Lane             Office      $ 13,880,000
                                     Wilsonville, OR
Associated Grocers of Florida        8305 S.E. 58th Street          Industrial   $ 19,800,000
                                     Ocala, FL
Wal-Mart                             1555 S. Pelham Rd. (Hwy. 21)    Retail      $  2,040,000
                                     Jacksonville, AL
Stone Container                      128 Crews Drive                Industrial   $  4,830,000
                                     Columbia, SC
Johnson Controls                     46600 Port Street              Industrial   $  7,980,000
                                     Plymouth, MI
Nextel Communications                400 Butler Farm Road            Office      $ 12,150,000
                                     Hampton, VA                                 ------------
TOTAL VALUE OF NET 2 L.P. PORTFOLIO                                              $102,375,000
                                                                                 ============

---------------

* This property is not currently leased.

ROBERT A. STANGER & CO., INC.

                      ASSUMPTIONS AND LIMITING CONDITIONS

     The appraisal is subject to the assumptions and limiting conditions as set forth below.

          1. No responsibility is assumed for matters of a legal nature affecting the portfolio properties or the titles thereto. Titles to the properties are assumed to be good and marketable and the properties are assumed free and clear of all liens unless otherwise stated.

          2. The Portfolio Valuations assume (a) responsible ownership and competent management of the properties; (b) there are no hidden or unapparent conditions of the properties' subsoil or structures that render the properties more or less valuable (no responsibility is assumed for such conditions or for arranging for engineering studies that may be required to discover them); (c) full compliance with all applicable federal, state and local zoning, access and environmental regulations and laws, unless noncompliance is stated, defined and considered in the appraisal; and (d) all required licenses, certificates of occupancy and other governmental consents have been or can be obtained and renewed for any use on which the value estimates contained in the Portfolio Valuations are based.

          3. The Appraiser shall not be required to give testimony or appear in court because of having made the appraisals with reference to the portfolios in question unless arrangements have been previously made therefore.

          4. The information contained in the Portfolio Valuations or upon which the Portfolio Valuations are based has been provided by or gathered from sources assumed to be reliable and accurate. Some of such information has been provided by the owners of the properties. The Appraiser shall not be responsible for the accuracy or completeness of such information, including the correctness of estimates, opinions, dimensions, exhibits and other factual matters. The Portfolio Valuations and the opinion of value stated therein are as of the date stated in the Portfolio Valuations. Changes since that date in the portfolio properties, external and market factors can significantly affect property values.

          5. Disclosure of the contents of the appraisal report is governed by the Bylaws and Regulations of the professional appraisal organization with which the Appraiser is affiliated.

          6. Neither all, nor any part of the content of the report, or copy thereof (including conclusions as to the portfolios' values, the identity of the Appraiser, professional designations, reference to any professional appraisal organizations, or the firm with which the Appraiser is connected) shall be used for any purpose by anyone other than the client specified in the report, including, but not limited to, the mortgagee or its successors and assignees, mortgage insurers, consultants, professional appraisal organizations, any state or federally approved financial institution, any department, agency or instrumentality without the previous written consent of the Appraiser; nor shall it be conveyed by anyone to the public through advertising, public relations, news sales or other media, without the written consent and approval of the Appraiser.

          7. On all appraisals subject to completion, repairs or alterations, the appraisal report and value conclusions are contingent upon completion of the improvements in a workmanlike manner.

          8. The physical condition of the improvements considered by the Portfolio Valuations is based on visual inspection by the Appraiser or other representatives of Stanger and on representations by the owner. Stanger assumes no responsibility for the soundness of structural members or for the condition of mechanical equipment, plumbing or electrical components. The Appraiser has made no survey of the portfolio properties.

          9. The projections of income and expenses and the valuation parameters utilized are not predictions of the future. Rather, they are the Appraiser's best estimate of current market thinking relating to future income and expenses. The Appraiser makes no warranty or representations that these projections will materialize. The real estate market is constantly fluctuating and changing. It is not the Appraiser's task to predict or in any way warrant the conditions of a future real estate market; the

ROBERT A. STANGER & CO., INC.

     Appraiser can only reflect what the investment community, as of the date of the Appraisal, envisions for the future in terms of rental rates, expenses, supply and demand. We have used methods and assumptions deemed appropriate in our professional judgment; however, future events may demonstrate that the assumptions were incorrect or that other different methods or assumptions may have been more appropriate.

          10. The Portfolio Valuations represent a normal consideration for the portfolio properties sold based on a cash, or financial arrangement comparable thereto, purchase and unaffected by special terms, services, fees, costs, or credits incurred in the transaction.

          11. The Appraiser is not qualified to detect the existence of hazardous materials which may or may not be present on the portfolio properties. The presence of substances such as asbestos, urea-formaldehyde foam insulation, oil spills, or other potentially hazardous materials may affect the value of the portfolios. The portfolio value estimates are predicated on the assumption that there is no such material on or in the portfolio properties that would cause a loss of value. No responsibility is assumed for such conditions, or for any expertise or engineering knowledge required to discover them. The client is urged to retain an expert in this field, if desired.

          12. For purposes of this report, it is assumed that each property is free of any negative impact with regard to the Environmental Cleanup Responsibility Act (ECRA) or any other environmental problems or with respect to non-compliance with the Americans with Disabilities Act (ADA). No investigation has been made by the Appraiser with respect to any potential environmental or ADA problems. Environmental and ADA compliance studies are not within the scope of this report.

          13. Pursuant to the Engagement Agreements, the Portfolio Valuations have been prepared on a limited scope basis using a summary report format in conformity with the departure provisions of the Uniform Standards of Professional Appraisal Practice and the Standards of Professional Appraisal Practice of the Appraisal Institute, relying solely on the income approach to value utilizing discounted cash flow analysis assuming existing leases in place. Further, the engagement calls for delivery of a summary appraisal report in which the content has been limited to that data presented herein. As such, the summary appraisal report is not designed to meet the requirements of Title XI of the Federal Financial Institutions Reform, Recovery and Enforcement Act of 1989 and is not intended to serve as a substitute for a self-contained report. Therefore, federally regulated institutions should not rely on this report for financing purposes.

          14. The Portfolio Valuations reported herein may not reflect the premium or discount a potential buyer may assign to an assembled portfolio of properties or to a group of properties in a particular local market. In addition, where properties are owned jointly with affiliated entities, minority interest discounts were not applied.

          15. The appraisal is solely for the purpose of providing our opinion of the value of the Portfolios, and we make no representation as to the adequacy of such a review for any other purpose. The properties in the portfolios are generally leased to corporate tenants under long-term triple net leases. The owner has directed that the leased fee interests be valued (except for the vacant Everest & Jennings property for which the fee simple interest was valued) based on existing lease contracts using a discounted cash flow analysis applied to cash flow assuming the properties are free and clear of any debt. The use of other valuation methodologies might produce a higher or lower value.

          16. In addition to these general assumptions and limiting conditions, assumptions and conditions applicable to specific properties have been retained in our files.

                      LEXINGTON CORPORATE PROPERTIES TRUST

                      2001 SPECIAL MEETING OF SHAREHOLDERS

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF TRUSTEES

     As a holder of common shares of Lexington Corporate Properties Trust, I hereby appoint Patrick Carroll and Paul R. Wood proxies, with full power of substitution and with power to act without the other, and hereby authorize them to represent and to vote, as designated below, all the common shares held of record by me on October 12, 2001 at the Special Meeting of Shareholders to be held on November 28, 2001, and at any adjournments thereof, as if I were present and voting at the meeting.






 ................................................................................
                             -FOLD AND DETACH HERE-

-------------------------------------------------------------------------------
THE BOARD OF TRUSTEES OF LEXINGTON CORPORATE PROPERTIES TRUST RECOMMENDS THAT YOU VOTE "FOR" APPROVAL OF EACH OF THE PROPOSALS SET FORTH BELOW

                                                                 Please mark [x]
                                                                 your votes as
                                                                 indicated in
                                                                 this example

1. MERGER AGREEMENTS. APPROVAL AND ADOPTION OF THE AGREEMENT AND PLAN OF MERGER, AS AMENDED, PURSUANT TO WHICH EACH OF NET 1 L.P. AND NET 2 L.P., RESPECTIVELY, WILL MERGE INTO NET 3 ACQUISITION L.P., IN EXCHANGE FOR A SPECIFIED NUMBER OF COMMON SHARES OF LEXINGTON CORPORATE PROPERTIES TRUST AND A SPECIFIED AGGREGATE AMOUNT OF CASH.

                    FOR       AGAINST     ABSTAIN
                    [ ]         [ ]         [ ]

2. ARTICLES OF AMENDMENT OF DECLARATION OF TRUST. APPROVAL AND ADOPTION OF THE ARTICLES OF AMENDMENT PURSUANT TO WHICH THE DECLARATION OF TRUST OF LEXINGTON CORPORATE PROPERTIES TRUST WILL BE AMENDED TO INCREASE THE NUMBER OF COMMON SHARES WHICH LEXINGTON CORPORATE PROPERTIES TRUST HAS THE AUTHORITY TO ISSUE FROM 40,000,000 COMMON SHARES TO 80,000,000 COMMON SHARES.

                    FOR       AGAINST     ABSTAIN
                    [ ]         [ ]         [ ]

3. ADJOURNMENT OF MEETING. TO CONSIDER AND VOTE UPON A PROPOSAL TO ADJOURN THE SPECIAL MEETING TO PERMIT FURTHER SOLICITATION OF PROXIES IF THERE ARE NOT SUFFICIENT VOTES AT THE TIME OF THE SPECIAL MEETING TO APPROVE THE PROPOSED MERGERS AND THE PROPOSED AMENDMENT OF THE DECLARATION OF TRUST.

                    FOR       AGAINST     ABSTAIN
                    [ ]         [ ]         [ ]

4. OTHER BUSINESS. TO TRANSACT SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE SPECIAL MEETING OR ANY ADJOURNMENTS OF THE SPECIAL MEETING.

                    FOR       AGAINST     ABSTAIN
                    [ ]         [ ]         [ ]

I hereby revoke any other proxy or proxies heretofore given to vote or act with respect to my common shares of Lexington Corporate Properties Trust, and hereby ratify and confirm all action the herein named proxies, their substitutes, or any of them may lawfully take by virtue of this proxy.

If property executed, the common shares represented by this proxy will be voted as directed by the shareholder. Where no direction is given when the duly executed proxy is returned, such shares will be voted "For" the proposals set forth on this proxy.

Whether or not you expect to attend the meeting, you are urged to execute and return this proxy, which may be revoked at any time prior to its use. Faxed and mailed proxies will be received until the commencement of the special meeting, or any adjourned meeting.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE. VOTES MUST BE INDICATED (X) IN BLACK OR BLUE INK.

Signature ____________________ Signature __________________________ Date ______

NOTE: Signatures should agree with the names stenciled hereon. When signing as executor, administrator, trustee, guardian or attorney, please give the title as such. For joint accounts or co-fiduciaries, all joint owners or co-managers should sign.

--------------------------------------------------------------------------------

                           *  FOLD AND DETACH HERE  *

                                   NET 1 L.P.
                LIMITED PARTNER CONSENT/DISSENTERS ELECTION FORM

           THIS CONSENT IS SOLICITED ON BEHALF OF THE GENERAL PARTNER
                                 OF NET 1 L.P.


     Each limited partner of Net 1 L.P. is hereby solicited to complete, date, sign and return this Consent/Dissenters Election Form prior to expiration of the solicitation period. Faxed and mailed forms must be returned by 12:00 midnight, New York time, November 27, 2001 unless extended by the general partner.

     THE GENERAL PARTNER RECOMMENDS THAT YOU "CONSENT" TO EACH OF THE PROPOSALS SET FORTH BELOW.

     PLEASE MARK, SIGN, DATE AND RETURN THIS FORM PROMPTLY USING THE ENCLOSED ENVELOPE. VOTES MUST BE INDICATED (X) IN BLACK OR BLUE INK.

                             PROPOSALS TO BE VOTED

1. CONSENT TO TRANSACTION: TO APPROVE AND ADOPT THE AGREEMENT AND PLAN OF MERGER, AS AMENDED, PURSUANT TO WHICH NET 1 L.P., WILL MERGE INTO NET 3 ACQUISITION L.P., IN EXCHANGE FOR A SPECIFIED NUMBER OF COMMON SHARES OF LEXINGTON CORPORATE PROPERTIES TRUST AND A SPECIFIED AGGREGATE AMOUNT OF CASH. CONSENT INCLUDES CONSENT TO ALL ACTIONS NECESSARY TO CONSUMMATE THE TRANSACTION, INCLUDING ANY REQUIRED AMENDMENTS TO THE NET 1 L.P. PARTNERSHIP AGREEMENT. CONSENT ALSO INCLUDES CONSENT TO TREATMENT OF THE MERGER AS A DIRECT SALE OF YOUR NET 1 L.P. UNITS TO NET 3 ACQUISITION L.P. FOR TAX PURPOSES. IF YOU ABSTAIN FROM VOTING OR DO NOT VOTE ON THE TRANSACTION, YOU WILL BE DEEMED TO CONSENT TO TREATMENT OF THE MERGER AS A DIRECT SALE FOR TAX PURPOSES. IF YOU DO NOT WISH TO CONSENT TO THIS TAX TREATMENT, YOU MUST DENY CONSENT AND ELECT TO RECEIVE DISSENTER DEBENTURES BELOW.

           CONSENT / /         DENY CONSENT / /         ABSTAIN / /

2. EXTENSION OF CONSENT SOLICITATION PERIOD: TO EXTEND THE PERIOD FOR THE SOLICITATION OF CONSENTS IF NET 1 L.P. HAS NOT RECEIVED THE AFFIRMATIVE CONSENT OF THE HOLDERS OF A SUFFICIENT NUMBER OF LIMITED PARTNERSHIP UNITS TO APPROVE PROPOSAL NUMBER ONE.

           EXTEND  / /        DO NOT EXTEND / /         ABSTAIN / /


                          DISSENTER DEBENTURE ELECTION

You may elect to receive your merger consideration in Dissenter Debentures in lieu of Common Shares of Lexington Corporate Properties Trust and Cash. In order to make the election you must BOTH deny consent to Proposal Number One AND affirmatively elect to receive the Dissenter Debentures by checking the box below.

     I ELECT TO RECEIVE DISSENTER DEBENTURES / /

     If you return a duly executed Consent/Dissenters Election Form but abstain or fail to indicate whether you consent or deny consent to the Transaction, you will be counted as having consented to Proposal Number One. If Net 1 approves the Transaction, you will receive Common Shares of Lexington Corporate Properties Trust and Cash as indicated in Proposal Number One.

     If you do not return your Consent/Dissenters Election Form, you will be deemed to have DENIED consent to the Transaction.

                              NOTE: Signatures should agree with the names stenciled hereon. When signing as executor, administrator, trustee, guardian or attorney, please give the title as such. For joint accounts or co-fiduciaries, all joint owners or co-managers should sign.

                              Dated:____________________________________, 2001

                              ________________________________________________

                              ________________________________________________

                                                CONTROL NUMBER

                              ________________________________________________
                              |                                              |
                              |                                              |
                              |                                              |
                              |______________________________________________|

                                   NET 2 L.P.
                LIMITED PARTNER CONSENT/DISSENTERS ELECTION FORM

           THIS CONSENT IS SOLICITED ON BEHALF OF THE GENERAL PARTNER
                                 OF NET 2 L.P.

     Each limited partner of Net 2 L.P. is hereby solicited to complete, date, sign and return this Consent/Dissenters Election Form prior to expiration of the solicitation period. Faxed and mailed forms must be returned by 12:00 midnight, New York time, November 27, 2001 unless extended by the general partner.

     THE GENERAL PARTNER RECOMMENDS THAT YOU "CONSENT" TO EACH OF THE PROPOSALS SET FORTH BELOW.

     PLEASE MARK, SIGN, DATE AND RETURN THIS FORM PROMPTLY USING THE ENCLOSED ENVELOPE. VOTES MUST BE INDICATED (X) IN BLACK OR BLUE INK.

                             PROPOSALS TO BE VOTED

1. CONSENT TO TRANSACTION: TO APPROVE AND ADOPT THE AGREEMENT AND PLAN OF MERGER, AS AMENDED, PURSUANT TO WHICH NET 2 L.P. WILL MERGE INTO NET 3 ACQUISITION L.P., IN EXCHANGE FOR A SPECIFIED NUMBER OF COMMON SHARES OF LEXINGTON CORPORATE PROPERTIES TRUST AND A SPECIFIED AGGREGATE AMOUNT OF CASH. CONSENT INCLUDES CONSENT TO ALL ACTIONS NECESSARY TO CONSUMMATE THE TRANSACTION, INCLUDING ANY REQUIRED AMENDMENTS TO THE NET 2 L.P. PARTNERSHIP AGREEMENT. CONSENT ALSO INCLUDES CONSENT TO TREATMENT OF THE MERGER AS A DIRECT SALE OF YOUR NET 2 L.P. UNITS TO NET 3 ACQUISITION L.P. FOR TAX PURPOSES. IF YOU ABSTAIN FROM VOTING OR DO NOT VOTE ON THE TRANSACTION, YOU WILL BE DEEMED TO CONSENT TO TREATMENT OF THE MERGER AS A DIRECT SALE FOR TAX PURPOSES. IF YOU DO NOT WISH TO CONSENT TO THIS TAX TREATMENT, YOU MUST DENY CONSENT AND ELECT TO RECEIVE DISSENTER DEBENTURES BELOW.

                CONSENT   [ ]  DENY CONSENT   [ ]  ABSTAIN   [ ]

2. EXTENSION OF CONSENT SOLICITATION PERIOD: TO EXTEND THE PERIOD FOR THE SOLICITATION OF CONSENTS IF NET 2 L.P. HAS NOT RECEIVED THE AFFIRMATIVE CONSENT OF THE HOLDERS OF A SUFFICIENT NUMBER OF LIMITED PARTNERSHIP UNITS TO APPROVE PROPOSAL NUMBER ONE.

                EXTEND    [ ]  DO NOT EXTEND  [ ]  ABSTAIN   [ ]

                          DISSENTER DEBENTURE ELECTION

You may elect to receive your merger consideration in Dissenter Debentures in lieu of Common Shares of Lexington Corporate Properties Trust and Cash. In order to make the election you must BOTH deny consent to Proposal Number One AND affirmatively elect to receive the Dissenter Debentures by checking the box below.

     I ELECT TO RECEIVE DISSENTER DEBENTURES [ ]

     If you return a duly executed Consent/Dissenters Election Form but abstain or otherwise fail to indicate whether you wish to consent or deny consent to Proposal Number One, you will be counted as having CONSENTED to Proposal Number One. If Net 2 approves Proposal Number One, you will receive Common Shares in Lexington Corporate Properties Trust and Cash as indicated in Proposal Number One.

     If you do not return your Consent/Dissenters Election Form, you will be deemed to have DENIED consent to Proposal Number One.

                    NOTE: Signatures should agree with the names stenciled hereon. When signing as executor, administrator, trustee, guardian or attorney, please give the title as such. For joint accounts or co-fiduciaries, all joint owners or co-managers should sign.

                    Dated:                                             , 2001
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